                                  SCHEDULE 14A
                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
                    PROXY STATEMENT PURSUANT TO SECTION 14(a)
                     OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

FILED BY THE REGISTRANT [X]

FILED BY A PARTY OTHER THAN THE REGISTRANT [ ]

CHECK THE APPROPRIATE BOX:

[ ] PRELIMINARY PROXY STATEMENT
[ ] CONFIDENTIAL, FOR USE OF THE COMMISSION ONLY (AS PERMITTED BY RULE
    14a-6(e)(2))
[X] DEFINITIVE PROXY STATEMENT
[ ] DEFINITIVE ADDITIONAL MATERIALS
[ ] SOLICITING MATERIAL PURSUANT TO SECTION 240.14a-11(c) OR SECTION 240.14a-12

                        PIA MERCHANDISING SERVICES, INC.
--------------------------------------------------------------------------------
                (NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)

                                       N/A
--------------------------------------------------------------------------------
    (NAME OF PERSON(S) FILING PROXY STATEMENT, IF OTHER THAN THE REGISTRANT)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):

[ ]     NO FEE REQUIRED
[X]     FEE COMPUTED ON TABLE BELOW PER EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11.

1)      TITLE OF EACH CLASS OF SECURITIES TO WHICH TRANSACTION APPLIES:
        SPAR ACQUISITION, INC. ("SAI")
        ------------------------------------------------------------------------

2)      AGGREGATE NUMBER OF SECURITIES TO WHICH TRANSACTION APPLIES:
        12,970,978(a)
        ------------------------------------------------------------------------

3) PER UNIT PRICE OR OTHER UNDERLYING VALUE OF TRANSACTION COMPUTED PURSUANT TO EXCHANGE ACT RULE 0-11 (SET FORTH THE AMOUNT ON WHICH THE FILING FEE IS CALCULATED AND STATE HOW IT WAS DETERMINED): $ 43,237(b)
        ------------------------------------------------------------------------

4)      PROPOSED MAXIMUM AGGREGATE VALUE OF TRANSACTION:
        $ 43,237(b)
        ------------------------------------------------------------------------

5)      TOTAL FEE PAID:
        $ 9.00(c)
        ------------------------------------------------------------------------

        (a) BASED ON 12,970,978 THE ESTIMATED MAXIMUM NUMBER OF SHARES OF SAI COMMON STOCK AND SHARES OF SAI COMMON STOCK UNDERLYING OPTIONS TO PURCHASE SAI COMMON STOCK THAT WILL BE OUTSTANDING IMMEDIATELY PRIOR TO THE MERGER.

        (b) CALCULATED PURSUANT TO EXCHANGE ACT RULES 0-11(c)(1)(i) AND 0-11(a)(4), BASED UPON ONE THIRD OF THE PAR VALUE OF SAI COMMON STOCK TO BE ACQUIRED.

        (c) PURSUANT TO EXCHANGE ACT RULES 14a-6(i)(1) AND 0-11, THE FILING FEE REPRESENTS 1/50TH OF ONE PERCENT OF THE VALUE OF THE SAI SECURITIES TO BE ACQUIRED BY THE REGISTRANT IN THE PROPOSED TRANSACTION.

[X]     FEE PAID PREVIOUSLY WITH PRELIMINARY MATERIALS.
[ ] CHECK BOX IF ANY PART OF THE FEE IS OFFSET AS PROVIDED BY EXCHANGE ACT RULE 0-11(a)(2) AND IDENTIFY THE FILING FOR WHICH THE OFFSETTING FEE WAS PAID PREVIOUSLY. IDENTIFY THE PREVIOUS FILING BY REGISTRATION STATEMENT NUMBER, OR THE FORM OR SCHEDULE AND THE DATE OF ITS FILING.
        ------------------------------------------------------------------------

1)      AMOUNT PREVIOUSLY PAID:
        ------------------------------------------------------------------------

2)      FORM, SCHEDULE OR REGISTRATION STATEMENT NO.:
        ------------------------------------------------------------------------

3)      FILING PARTY:
        ------------------------------------------------------------------------

4)      DATE FILED:
        ------------------------------------------------------------------------

                        PIA MERCHANDISING SERVICES, INC.

                      19900 MACARTHUR BOULEVARD, SUITE 900
                            IRVINE, CALIFORNIA 92612

Dear Stockholder:


     You are cordially invited to attend an Annual Meeting of the stockholders of PIA Merchandising Services, Inc. ("PIA"), which will be held at 9:00 a.m., Pacific Time on Thursday, July 8, 1999 (the "Annual Meeting"), at PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612.


     At the Annual Meeting, you will be asked to consider and vote upon proposals to:

          1. Approve (i) the issuance of shares of PIA common stock to Robert G. Brown and William H. Bartels (together, the "SAI Principals"), and the other stockholders (collectively with the SAI Principals, the "SAI Stockholders") of SPAR Acquisition, Inc. ("SAI"), and (ii) the issuance of options ("Substitute Options") to purchase 134,114 shares of PIA common stock to holders of SAI options, in exchange for their respective SAI shares and SAI options (collectively, the "Share/Option Issuance") as consideration for the merger (the "Merger") of a subsidiary of PIA with and into SAI;

          2. Amend PIA's Certificate of Incorporation to increase the number of authorized shares of PIA common stock from 15 million to 47 million ("Charter Amendment No. 1");

          3. Amend PIA's Certificate of Incorporation to delete the prohibition on stockholder action by written consent without a meeting under Delaware law ("Charter Amendment No. 2");

          4. Amend PIA's Certificate of Incorporation to change the name of PIA Merchandising Services, Inc. to "SPAR Group, Inc." ("Charter Amendment No. 3" and together with Charter Amendment Nos. 1 and 2, the "Pre-Merger Charter Amendments");

          5. Authorize an amendment, if deemed necessary by the PIA Board of Directors (the "PIA Board") in its sole discretion, to PIA's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of PIA common stock, on the basis of one of the following ratios: one share in exchange for every two issued and outstanding shares, one share in exchange for every three issued and outstanding shares or one share in exchange for every four issued and outstanding shares, with the PIA Board having the discretion to determine the appropriate ratio to use immediately prior to effecting the reverse stock split (the "Reverse Split Proposal");

          6. Amend PIA's Amended and Restated 1995 Stock Option Plan, subject to the consummation of the Merger, to increase the number of shares of PIA common stock reserved for issuance upon exercise of stock options granted thereunder from 1.3 million to 3.5 million (the "Option Plan Amendment"); and

          7. Elect seven directors to serve on the PIA Board until the consummation of the Merger, or if the Merger is not consummated, until such time as their successors are duly elected and qualified. In connection with the consummation of the Merger, however, if elected, each of the nominees for director other than Messrs. Patrick W. Collins and J. Christopher Lewis has agreed to resign from the PIA Board, and Messrs. Collins and Lewis will appoint the two SAI Principals (Robert G. Brown and William H. Bartels) and Robert O. Aders to fill three of the five remaining vacancies on the PIA Board.

     Each of these proposals is described more fully in the accompanying Notice of Annual Meeting of Stockholders and Proxy Statement. The PIA Board believes that the Merger and the transactions contemplated thereby will provide certain benefits to PIA stockholders but will also be subject to certain risks as more fully described in the Proxy Statement. For a discussion of the anticipated benefits of the Merger please refer to the section entitled "PIA's Reasons for the Merger" contained in the description of Proposal I in the Proxy Statement. For a description of the material risks associated with the Merger and the transactions contemplated thereby please refer to the section entitled "Risk Factors" contained in the Proxy Statement.

     The Merger will result in a change in control of PIA. The Merger will also have a significant dilutive effect on the aggregate voting power of the existing PIA stockholders. Upon the consummation of the Merger, existing PIA stockholders will hold approximately 30% of the PIA common stock then outstanding and the

SAI Stockholders and holders of Substitute Options (assuming full exercise thereof) will hold an aggregate of approximately 70% of the PIA common stock then outstanding.

     In connection with the Merger, one share of PIA common stock will be issued in exchange for each share of SAI common stock outstanding immediately prior to the consummation of the Merger. In addition, PIA will assume all of SAI's outstanding options to purchase SAI common stock (the "SAI Options") and will issue Substitute Options to purchase an aggregate of 134,114 shares of PIA common stock. Each Substitute Option will have an exercise price of $0.01 per share.

     Although the exact number of shares to be issued to the SAI Stockholders in connection with the Merger will not be determined until immediately prior to the closing of the Merger, the number of shares will equal (a) 2 1/3 times the total number of outstanding shares of PIA common stock on the business day prior to the closing of the Merger, minus (b) 134,114 (the number of Substitute Options). Immediately following the Merger and assuming full exercise of all Substitute Options and without regard to vesting (i) the SAI Stockholders and the holders of Substitute Options will hold an aggregate of approximately 70% of the PIA common stock then outstanding and (ii) the holders of PIA common stock immediately prior to the Merger will hold an aggregate of approximately 30% of the PIA common stock then outstanding. The total number of shares of PIA common stock to be issued to the SAI Stockholders and to be covered by the Substitute Options issued to SAI Option holders pursuant to the Merger is estimated to be approximately 12.8 million.


     While dollar fluctuations in the market price of PIA common stock will not affect the number of shares of PIA common stock and Substitute Options to be issued in the Merger, they would change the aggregate value of the shares of PIA common stock and Substitute Options issued in the Merger. Based on the number of shares of PIA common stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA common stock to the SAI Stockholders and Substitute Options covering an aggregate of 134,114 shares of PIA common stock to the holders of SAI Options. Such shares of PIA common stock would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA common stock as reported on the Nasdaq National Market on June 7, 1999.


     If the requisite approval of the stockholders of PIA is received and all other conditions to closing are satisfied or waived, the Merger is anticipated to close in July 1999. Either PIA or SPAR may, to the extent permitted by law, waive any condition to closing.

     YOUR BOARD OF DIRECTORS HAS CAREFULLY REVIEWED AND CONSIDERED THE TERMS AND CONDITIONS OF THE MERGER, THE SHARE/OPTION ISSUANCE, EACH OF THE PRE-MERGER CHARTER AMENDMENTS, THE REVERSE SPLIT PROPOSAL AND THE OPTION PLAN AMENDMENT AND HAS DETERMINED THAT THE MERGER, THE SHARE/OPTION ISSUANCE, EACH OF THE PRE-MERGER CHARTER AMENDMENTS, THE REVERSE SPLIT PROPOSAL AND THE OPTION PLAN AMENDMENT ARE FAIR TO, AND IN THE BEST INTERESTS OF, PIA AND THE PIA STOCKHOLDERS. YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THE MERGER, THE SHARE/OPTION ISSUANCE, EACH OF THE PRE-MERGER CHARTER AMENDMENTS AND THE OPTION PLAN AMENDMENT. IN ADDITION, YOUR BOARD OF DIRECTORS HAS UNANIMOUSLY APPROVED THAT THE REVERSE SPLIT PROPOSAL BE INCLUDED IN THE PROXY STATEMENT FOR YOUR CONSIDERATION AND APPROVAL. ACCORDINGLY, YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE SHARE/OPTION ISSUANCE, EACH OF THE PRE-MERGER CHARTER AMENDMENTS, THE REVERSE SPLIT PROPOSAL AND THE OPTION PLAN AMENDMENT. YOUR BOARD OF DIRECTORS ALSO RECOMMENDS THAT STOCKHOLDERS VOTE FOR ELECTION OF THE SEVEN NOMINEES TO SERVE AS DIRECTORS OF PIA UNTIL SUCH TIME AS THE MERGER MAY BE CONSUMMATED, OR IF THE MERGER IS NOT CONSUMMATED, UNTIL SUCH TIME AS THEIR SUCCESSORS ARE DULY ELECTED AND QUALIFIED.

     Your vote is important regardless of how many shares you own. Please take a few minutes now to review the Proxy Statement and to sign and date your proxy and return it in the envelope provided. You may attend the meeting and vote in person even if you have previously returned your proxy.

                                          Sincerely,
                                          /s/ Terry R. Peets
                                          Chief Executive Officer, President and
                                          Director

                        PIA MERCHANDISING SERVICES, INC.
                      19900 MACARTHUR BOULEVARD, SUITE 900
                            IRVINE, CALIFORNIA 92612
                            ------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 8, 1999


TO THE STOCKHOLDERS OF PIA MERCHANDISING SERVICES, INC.:


     NOTICE IS HEREBY GIVEN that the 1999 Annual Meeting of Stockholders (the "Annual Meeting") of PIA Merchandising Services, Inc, a Delaware corporation ("PIA") will be held at 9:00 a.m., Pacific Time, on Thursday, July 8, 1999 at PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612, for the following purposes, all as more fully described in the attached Proxy Statement:


     1. To consider and vote upon a proposal to approve the issuance of (i) shares (the "Merger Shares") of common stock, $.01 par value per share of PIA (the "PIA Common Stock") to Robert G. Brown and William H. Bartels (together, the "SAI Principals") and the other stockholders (collectively with the SAI Principals, the "SAI Stockholders") of SPAR Acquisition, Inc., a Nevada corporation ("SAI"), and (ii) the issuance of options ("Substitute Options") to purchase 134,114 shares of PIA Common Stock to holders (each, an "SAI Option Holder") of SAI options ("SAI Options"), in exchange for their respective SAI shares (the "SAI Shares") and SAI Options as consideration for the merger of a subsidiary of PIA with and into SAI.

        The Merger Shares and the Substitute Options will be issued as consideration pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999, as amended (the "Merger Agreement"), among PIA, PIA Merchandising Co., Inc., a California corporation and wholly owned subsidiary of PIA ("PIA California"), SG Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of PIA ("PIA Acquisition"), SAI, SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), and SPAR Trademarks, Inc., a Nevada corporation ("STM"), whereby, among other things, PIA Acquisition will merge with and into SAI (the "Merger"). The issuance of the Merger Shares and the Substitute Options pursuant to the terms of the Merger Agreement is referred to as the "Share/Option Issuance."

        The Merger will result in a change in control of PIA. The Merger will also have a significant dilutive effect on the aggregate voting power of the existing PIA stockholders. Upon the consummation of the Merger, existing PIA stockholders will hold approximately 30% of the PIA Common Stock then outstanding and the SAI Stockholders and holders of Substitute Options (assuming full exercise thereof) will hold an aggregate of approximately 70% of the PIA Common Stock then outstanding.

        As a result of the Merger, each share of common stock, $.01 par value per share of SAI (the "SAI Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive one share of PIA Common Stock. The Merger Agreement also provides for the assumption by PIA of all outstanding options to purchase SAI Common Stock. Pursuant to the Merger Agreement, PIA will issue Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Each Substitute Option shall provide for the same terms and conditions (including an exercise price of $0.01 per share) and right to purchase the same number of shares as the surrendered SAI Option.

        Although the exact number of Merger Shares to be issued to the SAI Stockholders in connection with the Merger will not be determined until immediately prior to the closing of the Merger, the number of such shares will equal (a) 2 1/3 times the total number of outstanding shares of PIA Common Stock on the business day prior to the closing of the Merger, minus (b) 134,114 (the number of Substitute Options). Immediately following the Merger (and assuming full exercise of all Substitute Options and without regard to vesting), (i) the SAI Stockholders and the holders of Substitute Options will hold an aggregate of approximately 70% of the PIA Common Stock then outstanding and (ii) the holders of PIA Common Stock immediately prior to the Merger will hold an aggregate of approximately 30% of the PIA Common Stock then outstanding. The total number of shares of PIA Common Stock to be issued to the SAI Stockholders and to be covered by the Substitute Options issued to the SAI Option Holders pursuant to the Merger is estimated to be approximately 12.8 million.


        While dollar fluctuations in the market price of PIA Common Stock will not affect the number of shares of PIA Common Stock and Substitute Options to be issued in the Merger, such changes in market price would change the aggregate value of shares of PIA Common Stock and Substitute Options issued in the Merger. Based on the number of shares of PIA common stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA Common Stock to the SAI Stockholders and Substitute Options covering 134,114 shares of PIA Common Stock to the holders of SAI Options. Such Merger Shares would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA Common Stock as reported on the Nasdaq National Market on June 7, 1999. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement.


        If the requisite approval of the stockholders of PIA is received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close in July 1999. Either PIA or SPAR may, to the extent permitted by law, waive any condition to closing.

     2. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to increase the number of authorized shares of PIA Common Stock from 15 million to 47 million ("Charter Amendment No. 1"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-1 to the Proxy Statement.

     3. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to delete the prohibition on stockholder action by written consent without a meeting under Delaware law ("Charter Amendment No. 2"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-2 to the Proxy Statement.

     4. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to change the name of PIA Merchandising Services, Inc. to "SPAR Group, Inc." ("Charter Amendment No. 3"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-3 to the Proxy Statement. Charter Amendment No. 1, Charter Amendment No. 2 and Charter Amendment No. 3 are collectively referred to as the "Pre-Merger Charter Amendments."

     5. To consider and vote upon a proposal to authorize an amendment, if deemed necessary by the PIA Board of Directors (the "PIA Board") in its sole discretion, to PIA's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of PIA Common Stock, on the basis of one of the following ratios: one share in exchange for every two issued and outstanding shares, one share in exchange for every three issued and outstanding shares or one share in exchange for every four issued and outstanding shares, with the PIA Board having the discretion to determine the appropriate ratio to use immediately prior to effecting the reverse stock split (the "Reverse Split Proposal"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-4 to the Proxy Statement.

     6. To consider and vote upon a proposal to amend PIA's Amended and Restated 1995 Stock Option Plan (the "1995 Option Plan"), subject to the consummation of the Merger, to increase the number of shares of PIA Common Stock reserved for issuance upon exercise of stock options granted thereunder from 1.3 million to 3.5 million (the "Option Plan Amendment"). The Option Plan Amendment will be effected only if the Merger is consummated. The full text of the 1995 Option Plan, as amended by the Option Plan Amendment, is attached as Annex C to the Proxy Statement.

     7. To elect seven directors of PIA to serve on the PIA Board until the consummation of the Merger or, if the Merger is not consummated, until such time as their successors are duly elected and qualified. In connection with the consummation of the Merger, however, if elected, each of the nominees for director other than Messrs. Patrick W. Collins and J. Christopher Lewis has agreed to resign from the PIA Board, and Messrs. Collins and Lewis will appoint the two SAI Principals (Robert G. Brown and William H. Bartels) and Robert O. Aders to fill three of the five remaining vacancies on the PIA Board.

     8. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Approval of each of the Pre-Merger Charter Amendments and the Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of PIA Common Stock entitled to vote thereon at the Annual Meeting. Approval of each of the Share/Option Issuance and the Option Plan Amendment requires the affirmative vote of a majority of the votes cast with respect to each such proposal. Approval of the Share/ Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment (collectively, the "Merger Proposals") is required for the Merger to be consummated. Unless all six Merger Proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The director nominees that receive the greatest number of votes at the Annual Meeting will be elected to serve on the PIA Board until such time as the Merger may be consummated, or if the Merger is not consummated, until such time as their successors are duly elected and qualified.

     The PIA Board unanimously recommends that stockholders vote FOR approval and adoption of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal and FOR election of the seven nominees for director of PIA.


     The PIA Board has fixed the close of business on June 7, 1999, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. Only holders of record of PIA Common Stock at the close of business on June 7, 1999 are entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof. The enclosed Proxy Statement and form of proxy to be used at the Annual Meeting are being mailed or delivered to the stockholders of PIA on or about June 28, 1999.


     YOU ARE URGED TO VOTE UPON THE MATTERS PRESENTED AND TO SIGN, DATE AND PROMPTLY RETURN THE ENCLOSED PROXY IN THE ENVELOPE PROVIDED. IT IS IMPORTANT FOR YOU TO BE REPRESENTED AT THE ANNUAL MEETING. PROXIES ARE REVOCABLE AT ANY TIME AND THE EXECUTION OF YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ARE PRESENT AT THE ANNUAL MEETING.

                                          By Order of the Board of Directors
                                          /s/ CATHY L. WOOD

                                          Cathy L. Wood

                                          Secretary


June 28, 1999

Irvine, California
                            ------------------------

     REQUESTS FOR ADDITIONAL COPIES OF PROXY MATERIALS SHOULD BE ADDRESSED TO CATHY L. WOOD, EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL OFFICER AND SECRETARY, AT THE OFFICES OF PIA MERCHANDISING SERVICES, INC., 19900 MACARTHUR BOULEVARD, SUITE 900, IRVINE, CALIFORNIA 92612.

                        PIA MERCHANDISING SERVICES, INC.
                      19900 MACARTHUR BOULEVARD, SUITE 900
                            IRVINE, CALIFORNIA 92612
                            ------------------------

                                PROXY STATEMENT
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD ON JULY 8, 1999



     This Proxy Statement and the accompanying form of proxy are furnished in connection with the solicitation of proxies by the Board of Directors (the "PIA Board") of PIA Merchandising Services, Inc., a Delaware corporation ("PIA"), for use in voting at the 1999 Annual Meeting of Stockholders (the "Annual Meeting") to be held on Thursday, July 8, 1999 at 9:00 a.m., Pacific Time, at PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612, and any adjournment thereof. This Proxy Statement and the form of proxy to be used at the Annual Meeting were mailed or delivered to the stockholders of PIA on or about June 28, 1999.


     At the Annual Meeting, the stockholders of PIA will be asked:

     1. To consider and vote upon a proposal to approve the issuance of (i) shares (the "Merger Shares") of common stock, $.01 par value per share of PIA (the "PIA Common Stock") to Robert G. Brown and William H. Bartels (together, the "SAI Principals") and the other stockholders (collectively with the SAI Principals, the "SAI Stockholders") of SPAR Acquisition, Inc., a Nevada corporation ("SAI"), and (ii) the issuance of options ("Substitute Options") to purchase 134,114 shares of PIA Common Stock to holders (each, an "SAI Option Holder") of SAI options ("SAI Options"), in exchange for their respective SAI shares (the "SAI Shares") and SAI Options as consideration for the merger of a subsidiary of PIA with and into SAI.

        The Merger Shares and the Substitute Options will be issued as consideration pursuant to the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999, as amended (the "Merger Agreement"), among PIA, PIA Merchandising Co., Inc., a California corporation and wholly owned subsidiary of PIA ("PIA California"), SG Acquisition, Inc., a Nevada corporation and wholly owned subsidiary of PIA ("PIA Acquisition"), SAI, SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), and SPAR Trademarks, Inc., a Nevada corporation ("STM"), whereby, among other things, PIA Acquisition will merge with and into SAI (the "Merger"). The issuance of the Merger Shares and the Substitute Options pursuant to the terms of the Merger Agreement is referred to as the "Share/Option Issuance."

        The Merger will result in a change in control of PIA. The Merger will also have a significant dilutive effect on the aggregate voting power of the existing PIA stockholders. Upon the consummation of the Merger, existing PIA stockholders will hold approximately 30% of the PIA Common Stock then outstanding and the SAI Stockholders and holders of Substitute Options (assuming full exercise thereof) will hold an aggregate of approximately 70% of the PIA Common Stock then outstanding.

        As a result of the Merger, each share of common stock, $.01 par value per share of SAI (the "SAI Common Stock") outstanding immediately prior to the consummation of the Merger will be converted into the right to receive one share of PIA Common Stock. The Merger Agreement also provides for the assumption by PIA of all outstanding options to purchase SAI Common Stock. Pursuant to the Merger Agreement, PIA will issue Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Each Substitute Option shall provide for the same terms and conditions (including an exercise price of $0.01 per share) and right to purchase the same number of shares as the surrendered SAI Option.

        Although the exact number of Merger Shares to be issued to the SAI Stockholders in connection with the Merger will not be determined until immediately prior to the closing of the Merger, the number of such shares will equal (a) 2 1/3 times the total number of outstanding shares of PIA Common Stock on the business day prior to the closing of the Merger, minus (b) 134,114 (the number of Substitute Options). Immediately following the Merger (and assuming full exercise of all Substitute Options and without regard to vesting), (i) the SAI Stockholders and the holders of Substitute Options will hold an aggregate of approximately 70% of the PIA Common Stock then outstanding and (ii) the holders of PIA Common Stock immediately prior to the Merger will hold an aggregate of approximately 30% of the PIA Common Stock then outstanding. The total number of shares of PIA Common Stock to be issued to the SAI Stockholders and to be covered by the Substitute Options issued to the SAI Option Holders pursuant to the Merger is estimated to be approximately 12.8 million.


        While dollar fluctuations in the market price of PIA Common Stock will not affect the number of shares of PIA Common Stock and Substitute Options to be issued in the Merger, such changes in market price would change the aggregate value of shares of PIA Common Stock and Substitute Options issued in the Merger. Based on the number of shares of PIA common stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA Common Stock to the SAI Stockholders and Substitute Options covering 134,114 shares of PIA Common Stock to the holders of SAI Options. Such Merger Shares would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA Common Stock as reported on the Nasdaq National Market on June 7, 1999. A copy of the Merger Agreement is attached as Annex A to the Proxy Statement.


        If the requisite approval of the stockholders of PIA is received and all other conditions to the Merger are satisfied or waived, the Merger is anticipated to close in July 1999. Either PIA or SPAR may, to the extent permitted by law, waive any condition to closing.

     2. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to increase the number of authorized shares of PIA Common Stock from 15 million to 47 million ("Charter Amendment No. 1"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-1 to the Proxy Statement.

     3. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to delete the prohibition on stockholder action by written consent without a meeting under Delaware law ("Charter Amendment No. 2"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-2 to the Proxy Statement.

     4. To consider and vote upon a proposal to amend PIA's Certificate of Incorporation to change the name of PIA Merchandising Services, Inc. to "SPAR Group, Inc." ("Charter Amendment No. 3"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-3 to the Proxy Statement. Charter Amendment No. 1, Charter Amendment No. 2 and Charter Amendment No. 3 are collectively referred to as the "Pre-Merger Charter Amendments."

     5. To consider and vote upon a proposal to authorize an amendment, if deemed necessary in the sole discretion of the PIA Board of Directors (the "PIA Board"), to PIA's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of PIA Common Stock, on the basis of one of the following ratios: one share in exchange for every two issued and outstanding shares, one share in exchange for every three issued and outstanding shares or one share in exchange for every four issued and outstanding shares, with the PIA Board having the discretion to determine the appropriate ratio to use immediately prior to effecting the reverse stock split (the "Reverse Split Proposal"). A copy of such proposed amendment to PIA's Certificate of Incorporation is attached as Annex B-4 to the Proxy Statement.

     6. To consider and vote upon a proposal to amend PIA's Amended and Restated 1995 Stock Option Plan (the "1995 Option Plan"), subject to the consummation of the Merger, to increase the number of shares of PIA Common Stock reserved for issuance upon exercise of stock options granted thereunder from 1.3 million to 3.5 million (the "Option Plan Amendment"). The Option Plan

       Amendment will be effected only if the Merger is consummated. The full text of the 1995 Option Plan, as amended by the Option Plan Amendment, is attached as Annex C to the Proxy Statement.

     7. To elect seven directors of PIA to serve on the PIA Board until the consummation of the Merger or, if the Merger is not consummated, until such time as their successors are duly elected and qualified. In connection with the consummation of the Merger, however, if elected, each of the nominees for director other than Messrs. Patrick W. Collins and J. Christopher Lewis has agreed to resign from the PIA Board, and Messrs. Collins and Lewis will appoint the two SAI Principals (Robert G. Brown and William H. Bartels) and Robert O. Aders to fill three of the five remaining vacancies on the PIA Board.

     8. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

     Approval of each of the Pre-Merger Charter Amendments and the Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of PIA Common Stock entitled to vote thereon at the Annual Meeting. Approval of each of the Share/Option Issuance and the Option Plan Amendment requires the affirmative vote of a majority of the votes cast with respect to each such proposal. Approval of the Share/ Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment (collectively, the "Merger Proposals") is required for the Merger to be consummated. Unless all six Merger Proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The director nominees that receive the greatest number of votes at the Annual Meeting will be elected to serve on the PIA Board until such time as the Merger may be consummated, or if the Merger is not consummated, until such time as their successors are duly elected and qualified.


     The PIA Board has obtained an opinion from its financial advisor, ING Baring Furman Selz LLC ("ING Barings"), that, taking into account the number of SAI Shares and SAI Options to be outstanding immediately prior to the Merger and the number of Merger Shares and Substitute Options to be received, the Initial Exchange Ratio (as defined below) in connection with the Merger is fair, from a financial point of view, to the holders of PIA Common Stock. The exchange ratio referred to by ING Barings in its opinion was based upon PIA issuing an aggregate of approximately 12.3 million shares of PIA Common Stock to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) which represented approximately 69.3% (the "Initial SPAR Percentage") of the outstanding shares of PIA Common Stock or approximately 2.25 times (the "Initial SPAR Multiplier") the number of shares of PIA Common Stock outstanding on February 28, 1999. References in this Proxy Statement to the "Initial Exchange Ratio" are to the one-to-one exchange ratio referred to by ING Barings in its opinion, a copy of which is attached hereto as Annex D and should be read in its entirety, and based upon the Initial SPAR Percentage and Initial SPAR Multiplier. The Merger Agreement was subsequently amended to increase the consolidated net worth of SPAR required under the agreement from $500,000 to $1,436,000 (in each case, after giving effect to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and an increase in the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger was made from 69.3% to 70% (the "Final SPAR Percentage") or 2 1/3 times (the "Final SPAR Multiplier") the number of shares of PIA Common Stock outstanding which represents an aggregate of approximately 12.8 million shares of PIA Common Stock (based on the number of shares of PIA Common Stock outstanding as of June 7, 1999). References in this Proxy Statement to the "Amended Exchange Ratio" are to the one-to-one exchange ratio contained in the Merger Agreement as amended and based on the Final SPAR Percentage and Final SPAR Multiplier. While the Initial Exchange Ratio referred to in the ING Barings opinion and the Amended Exchange Ratio are each one-to-one, the number of shares of PIA Common Stock issuable is greater with the Amended Exchange Ratio than with the Initial Exchange Ratio, and, accordingly, the Initial SPAR Percentage is less than the Final SPAR Percentage, and the Initial SPAR Multiplier is less than the Final SPAR Multiplier. Therefore, the Initial Exchange Ratio and the Amended Exchange Ratio are not equivalent. The PIA Board determined that the amendment to the Merger Agreement would not materially affect the fairness of the Merger to PIA and its stockholders from a financial point of view and determined that an updated fairness opinion was not necessary. ING Barings rendered an opinion as of its date on the Initial Exchange Ratio, based on the Initial SPAR Percentage and the Initial SPAR Multiplier, but did not render an opinion on the Amended Exchange Ratio. ING Barings disclaims any inference or implication that may be drawn or suggest that the Amended

Exchange Ratio is equivalent to the Initial Exchange Ratio or that the Amended Exchange Ratio is fair from a financial point of view or otherwise to PIA or its stockholders. There can be no assurance that PIA would be able to obtain a fairness opinion with respect to the Amended Exchange Ratio, the Final SPAR Percentage and/or the Final SPAR Multiplier.

     The PIA Board unanimously recommends that the stockholders of PIA vote "FOR" the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment and FOR election of the seven nominees to serve as directors of PIA. In connection with the Merger, Clinton E. Owens, a PIA director, and RVM/PIA, a California limited partnership, who own approximately 40.7% of the outstanding voting securities of PIA as of the Record Date (as defined below), in the aggregate, have executed a voting agreement to vote all PIA Common Stock over which they have voting control in favor of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment.

     Holders of PIA's voting securities will not be entitled to any dissenters' or appraisal rights in connection with the Merger.

     All proxies that are properly completed, signed and returned prior to the Annual Meeting will be voted. Any proxy given by a stockholder may be revoked at any time before it is exercised, by filing with the Secretary of PIA an instrument revoking it, by delivering a duly executed proxy bearing a later date or by the stockholder attending the Annual Meeting and voting his or her shares in person.

     PIA's executive offices are located at PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612.


     The PIA Board has fixed the close of business on June 7, 1999 as the record date (the "Record Date") for the determination of stockholders entitled to vote at the Annual Meeting and any adjournment thereof. As of the Record Date, there were 5,480,966 shares of PIA Common Stock issued and outstanding.

                               TABLE OF CONTENTS


                                                              PAGE
                                                              ----
FORWARD-LOOKING STATEMENTS..................................    1
SUMMARY.....................................................    1
RISK FACTORS................................................   15
THE ANNUAL MEETING..........................................   25
PROPOSAL I: SHARE/OPTION ISSUANCE...........................   27
BUSINESS OF PIA.............................................   53
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF PIA..........................   61
QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET
  RISK......................................................   70
MARKET AND DIVIDEND INFORMATION FOR PIA.....................   72
BUSINESS OF SPAR............................................   73
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
  AND RESULTS OF OPERATIONS OF SPAR.........................   80
MARKET AND DIVIDEND INFORMATION FOR SPAR....................   87
UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION..........   87
NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL
  STATEMENTS................................................   92
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF PIA PRIOR
  TO THE MERGER.............................................   97
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF THE
  COMBINED COMPANY FOLLOWING THE MERGER.....................   99
PROPOSAL II: CHARTER AMENDMENT NO. 1........................  100
PROPOSAL III: CHARTER AMENDMENT NO. 2.......................  101
PROPOSAL IV: CHARTER AMENDMENT NO. 3........................  102
PROPOSAL V: REVERSE SPLIT PROPOSAL..........................  102
PROPOSAL VI: OPTION PLAN AMENDMENT..........................  106
PROPOSAL VII: ELECTION OF DIRECTORS.........................  110
EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION OF
  PIA.......................................................  113
COMPANY PERFORMANCE.........................................  121
DESCRIPTION OF PIA'S CAPITAL STOCK..........................  122
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE.....  123
INDEPENDENT ACCOUNTANTS.....................................  123
SUBMISSION OF STOCKHOLDER PROPOSALS.........................  124
AVAILABLE INFORMATION.......................................  124
PIA'S ANNUAL REPORT.........................................  124
OTHER MATTERS...............................................  124
PROXIES AND SOLICITATION....................................  124
INDEX TO FINANCIAL STATEMENTS...............................  F-1


    Annex A  -- Agreement and Plan of Merger

     Annex B-1 -- Form of Amendment to Certificate of Incorporation of PIA
                  Merchandising Services, Inc. for Charter Amendment No. 1

     Annex B-2 -- Form of Amendment to Certificate of Incorporation of PIA
                  Merchandising Services, Inc. for Charter Amendment No. 2

     Annex B-3 -- Form of Amendment to Certificate of Incorporation of PIA
                  Merchandising Services, Inc. for Charter Amendment No. 3

     Annex B-4 -- Form of Amendment to Certificate of Incorporation of PIA
                  Merchandising Services, Inc. for Reverse Split Proposal

Annex C -- PIA Merchandising Services, Inc. Amended and Restated 1995 Stock Option Plan

Annex D  -- Opinion of ING Baring Furman Selz LLC

Annex E  -- Glossary

Annex F  -- Form of Proxy

                   PIA AND ALL ITS WHOLLY OWNED SUBSIDIARIES
                        PRE-MERGER ORGANIZATIONAL CHART*

                                    [CHART]

                                SPAR COMPANIES*
                        PRE-MERGER ORGANIZATIONAL CHART
                  (AFTER THE SPAR REORGANIZATION TRANSACTIONS)

                                    [CHART]
---------------

* All interests are held beneficially and of record as indicated. In addition, all interests are held solely in Common Stock.

                                 SPAR GROUP, INC.
                        POST-MERGER ORGANIZATIONAL CHART*

                                     [CHART]
  -----------------

* All interests are held beneficially and of record as indicated. In addition, all interests are held solely in Common Stock.

                           FORWARD-LOOKING STATEMENTS

     Certain statements contained in this Proxy Statement constitute "forward-looking statements." The reasons for the Merger discussed under the caption "Proposal I: Share/Option Issuance," statements about the expected impact of the Merger on the businesses, financial performance and condition, accounting and tax treatment of the PIA Companies, the SPAR Companies and the Combined Company (each as defined below), the extent of the charges to be incurred by PIA related to the Merger and the strategy of the Combined Company after the Merger are forward-looking statements. Further, any statements contained herein that are not statements of historical fact may be deemed to be forward-looking statements. Without limiting the foregoing, the words "projects," "believes," "anticipates," "plans," "expects," "may," "might," "will," "continue," "intends" or the negative thereof or other variations thereon or comparable and similar expressions are intended to identify forward-looking statements. There are a number of important factors that could cause the results of the PIA Companies and the SPAR Companies following the effective time of the Merger (collectively, the "Combined Company") to differ materially from those indicated by such forward-looking statements, including, but not limited to: (i) factors related to the Merger, including the risks that anticipated synergies will not be realized, the significant transaction charges and the substantial dilutive effect to holders of PIA Common Stock that will result from the Merger, and of the effect of the Merger on customers and partners of the PIA Companies and the SPAR Companies, and (ii) factors related to the respective businesses of the PIA Companies and the SPAR Companies, including history of operating losses and uncertain profitability, significant fluctuations in operating results, uncertainty of commission income, concentrated client base, loss of business, potential employment tax liability, the ability to recruit, train and retain qualified sales and other personnel, as well as those additional factors set forth in this Proxy Statement under the caption "Risk Factors." Readers are cautioned not to place undue reliance on the forward-looking statements contained in this Proxy Statement. Unless otherwise required by applicable securities laws, the PIA Companies and the SPAR Companies have no obligation to publicly release the results of any revisions to these forward-looking statements to reflect events or circumstances after the date of this filing.

                                    SUMMARY

     The following is a summary of certain information contained elsewhere in this Proxy Statement and the Annexes hereto. This summary does not contain a complete statement of all material features of the proposals to be voted on and is qualified in its entirety by reference to the full text of this Proxy Statement and the Annexes. Stockholders are urged to read this Proxy Statement and the Annexes in their entirety. See the glossary at Annex E for a description of certain terms that are used throughout this Proxy Statement.

THE PARTIES TO THE MERGER

     PIA

     The PIA Companies (as defined in the next paragraph) are suppliers of in-store merchandising and sales services in the United States and Canada. The PIA Companies provide these services primarily on behalf of consumer product manufacturers and retailers at approximately 17,000 retail grocery stores, 6,000 mass merchandisers and 8,800 drug stores. The PIA Companies currently provide three principal types of services: shared services, where an associate represents multiple clients; dedicated services, where associates work for one specific client; and project services, where associates perform special in-store activities.

     PIA, organized in 1943, initially provided merchandising services in retail grocery chains on behalf of manufacturers. In mid-1988, PIA's management determined that a national merchandising company could capitalize on developments within the retail grocery industry by providing merchandising services to a variety of manufacturers in the industry. Until 1989, PIA operated exclusively in retail grocery chains in California and Arizona. In 1990, PIA implemented a national expansion strategy to cover the grocery trade. In 1993, PIA expanded its focus to address additional retail channels, including mass merchandiser, chain drug and discount drug stores. In 1994, PIA began offering dedicated services to retailers and manufacturers. In 1997, PIA established a corporate and division infrastructure for its project services business. The PIA Companies currently perform their services primarily on behalf of approximately 805 consumer product manufacturers. PIA, PIA California and PIA Acquisition are sometimes collectively referred to as the "PIA Parties" and individually, as a "PIA Party." PIA, PIA California and all of PIA California's subsidiaries are sometimes collectively referred to as the "PIA Companies" and individually as a "PIA Company."

     The PIA Companies' principal executive offices are located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612, and its telephone number is (949) 476-2200.

     PIA ACQUISITION

     PIA Acquisition was incorporated in the State of Nevada in February 1999, solely for the purpose of consummating the Merger. PIA Acquisition has limited assets and has no business and has not carried on any activities other than those which are directly related to its formation and its execution of the Merger Agreement. Its principal executive offices are located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612 and its telephone number is (949) 476-2200.

     SPAR

     SAI was organized as a holding company in December 1998. The SAI Stockholders own all of the issued and outstanding capital stock of SAI. The SAI Principals also own all of the issued and outstanding capital stock of each of SMI, SMF, SINC, SBRS, SIM, SMCI, SMNEV, and STM. SMF, SINC, SBRS and SMNEV may be referred to individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies." SAI, SIM, SMCI, SMI, the SPAR Marketing Companies and STM may be referred to individually as a "SPAR Company" and collectively as the "SPAR Companies" or "SPAR." The SAI Principals have agreed to effect certain reorganization transactions (the "SPAR Reorganization Transactions") immediately prior to the closing of the Merger. After the completion of the SPAR Reorganization Transactions, SAI will be the parent holding company and the sole stockholder of each of SMI, SIM and STM, SIM will be the sole stockholder of SMCI, and SMI will be the sole stockholder of each of the SPAR Marketing Companies.

     Since the founding of SINC in 1979, the SPAR Marketing Companies have grown to provide nationwide retail merchandising and marketing services to home video, consumer goods and food products companies. The SPAR Marketing Companies currently operate in all 50 states and provide a broad range of in-store merchandising and other marketing services to many of the nation's leading companies, including Warner Bros. and General Motors Corporation. The SPAR Marketing Companies provide their services through approximately 3,062 part-time employees, which are supported by approximately 169 full-time office employees, and approximately 2,300 independent contractors pursuant to the SPAR Marketing Companies' agreement (the "Field Service Agreement") with SPAR Marketing Services, Inc. ("SMS"), a related company not being acquired by PIA or SPAR. See "Business of SPAR -- Certain Relationships and Related Party Transactions" and "Risk Factors -- The SPAR Marketing Companies May Be Held Liable for the Tax Liability of SMS."

     The services provided by the SPAR Marketing Companies include retail merchandising (increasing the visibility, availability and sales of products on-site), test market research (testing promotion alternatives, new products and advertising campaigns, as well as packaging, pricing, and location changes, at store level), mystery shopping (calling anonymously on retail outlets to check on distribution or display of a brand and to evaluate products, services, clients or employees), database marketing (managing proprietary information to permit easy access, analysis and manipulation), data collection (systematically gathering information for analysis and interpretation), and teleservices (inbound and outbound calling to strengthen customer relationships, solicit new programs and collect consumer business services or retail or product information).

     In January 1999, SMCI acquired substantially all the assets and liabilities of MCI Performance Group, Inc., a Texas corporation ("MCI"), the predecessor-in-interest of which was founded in 1987. This acquisition is referred to as the "MCI Acquisition." SMCI had no operations prior to the MCI Acquisition. SMCI specializes in designing and implementing premium incentives and managing group travel and meetings for clients throughout the United States. SMCI provides a wide variety of consulting, creative, program administration and travel and merchandise fulfillment services to companies seeking to motivate employees, salespeople, dealers, distributors, retailers and consumers toward certain actions or objectives. SMCI employs approximately 100 persons.

     SPAR's principal executive offices are located at 303 South Broadway, Suite 140, Tarrytown, New York 10591. The telephone number of its principal executive offices is (914) 332-4100.

OPERATIONS AFTER THE MERGER

     OVERVIEW OF THE SPAR REORGANIZATION, MERGER AND POST-MERGER DIVISIONS

     SPAR currently provides merchandising and marketing services to leading entertainment, consumer goods, food products and retail companies through SPAR's two existing operating divisions (the "Existing SPAR Divisions"): (i) merchandising and marketing services through SMI and the SPAR Marketing Companies (the "SPAR Merchandising Division"); and (ii) premium incentives through SIM and SMCI (the "SPAR Incentive Division"). Immediately prior to the effective time of the Merger (the "Effective Time"), SAI will acquire all of the stock of the SPAR Merchandising Division, the SPAR Incentive Division and STM from the SAI Principals pursuant to the Reorganization Agreement dated as of February 28, 1999, among SAI, the SPAR Companies and the SAI Principals (the "Reorganization Agreement"). SAI's acquisition of such stock and the other transactions under the Reorganization Agreement are referred to as the SPAR Reorganization Transactions. After the completion of the SPAR Reorganization Transactions, SAI will be the parent holding company and the sole stockholder of each of the other SPAR Companies in the SPAR Merchandising Division and the SPAR Incentive Division and of STM.

     At the Effective Time, PIA Acquisition will merge into and with SAI, and SAI will be the surviving corporation and a wholly owned subsidiary of PIA. Following the Merger, the Combined Company intends to conduct its businesses through three divisions: (i) the SPAR Merchandising Division; (ii) the SPAR Incentive Division; and (iii) PIA California and its subsidiaries (the "PIA Division," and together with the Existing SPAR Divisions, the "Divisions").

     OPERATING STRATEGY POST-MERGER

     PIA and SPAR intend to (i) leverage their current client relationships by cross-selling the range of services offered by the Divisions after the Merger,
(ii) achieve operating efficiencies within the Divisions through utilization of their existing field force and technology infrastructure to support additional customers and revenue, and by combining certain administrative functions, and
(iii) utilize computer, Internet and other technology to enhance their efficiency and ability to provide real-time data to their customers and to respond to customers' needs and implement programs more rapidly. PIA and SPAR intend that management of each Division will conduct their day-to-day operations, sales representation and potential customer identification on a decentralized basis, while a company-wide team of senior management will provide the Divisions with strategic oversight and guidance with respect to acquisitions, financing, marketing, operations and cross-selling opportunities. The operational autonomy of the Divisions will be complemented by equity and other incentive compensation through which the Combined Company intends to motivate division managers to focus on company-wide performance.

     ACQUISITION STRATEGY

     PIA and SPAR intend to acquire businesses across the United States and Canada that offer marketing services in which each of the Divisions operates and to consolidate the sectors of the marketing services they serve. PIA and SPAR also believe that there are numerous other attractive sectors within the marketing services industry, such as ad specialty, direct marketing, database marketing, sales promotions, information/research, sampling and consumer demonstrations. As part of its acquisition strategy, SPAR is actively exploring and considering a number of potential acquisition candidates in both the business of the Existing SPAR Divisions and in other sectors of the marketing services industry. However, neither PIA nor SPAR has entered into any definitive agreement with respect to any contemplated or desired acquisition.

THE ANNUAL MEETING

     PURPOSE

     At the Annual Meeting, PIA stockholders will be asked to: (i) approve the Share/Option Issuance; (ii) approve each of the Pre-Merger Charter Amendments;
(iii) approve the Reverse Split Proposal;

(iv) approve the Option Plan Amendment; (v) elect seven directors to the PIA Board; and (vi) transact any other business that may properly come before the meeting or any adjournments or postponements thereof.

     TIME, PLACE AND DATE


     The Annual Meeting will be held at PIA Merchandising Services, Inc. located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612 on Thursday, July 8, 1999 at 9:00 a.m. Pacific Time.


     RECORD DATE; QUORUM; VOTES REQUIRED


     Holders of shares of PIA Common Stock as of the close of business on June 7, 1999, which has been set as the "Record Date," will be entitled to vote at the Annual Meeting. The presence in person or by proxy of a majority of the outstanding shares of PIA Common Stock at the Annual Meeting constitutes a quorum, thus enabling the stockholders to transact business at the Annual Meeting. In connection with the Merger, Clinton E. Owens, a PIA director, and RVM/PIA, a California limited partnership, who own approximately 40.7% of the outstanding voting securities of PIA in the aggregate as of the Record Date, have executed a voting agreement to vote all PIA Common Stock over which they have voting control in favor of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment.


     Approval of each of the Pre-Merger Charter Amendments and the Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of PIA Common Stock entitled to vote thereon at the Annual Meeting. Approval of each of the Share/Option Issuance and the Option Plan Amendment requires the affirmative vote of a majority of the votes cast with respect to each such proposal. Approval of each of the Merger Proposals is required for the Merger to be consummated. Unless all six Merger Proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The director nominees that receive the greatest number of votes at the Annual Meeting will be elected to serve on the PIA Board until such time as the Merger may be consummated, or if the Merger is not consummated, until such time as their successors are duly elected and qualified.

THE MERGER

     STRUCTURE


     Pursuant to the Merger Agreement, PIA Acquisition, a wholly owned subsidiary of PIA will be merged with and into SAI. Following the Merger, SAI shall continue as the surviving corporation (sometimes also referred to herein as the "Surviving Corporation") and will be a wholly owned subsidiary of PIA, and PIA Acquisition shall cease to exist. If the PIA stockholders approve each of the Merger Proposals, it is contemplated that the Merger will become effective no later than two business days after certain regulatory approvals are obtained and the other conditions to the closing (the "Closing") of the transactions contemplated by the Merger are satisfied or, to the extent permitted by law, waived by either PIA or SPAR. On June 21, 1999, PIA received confirmation of the early termination of all applicable waiting periods under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act") with respect to the Merger. The Merger will become effective on the date and time of filing of the Articles of Merger with the Nevada Secretary of State or at such later time as may be specified for effectiveness in the Articles of Merger. The date on which the Closing occurs is referred to as the "Closing Date."


     MERGER CONSIDERATION

     Each share of SAI Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive one share of PIA Common Stock, provided that any holder of SAI Common Stock entitled to receive a fractional share of PIA Common Stock will receive cash in lieu of such fractional share. PIA will also assume all outstanding options to purchase SAI Common Stock and issue Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Each Substitute Option shall provide for the same terms and conditions (including an exercise price of $0.01 per share) and right to purchase the same number of shares as the surrendered SAI Options. The shares of PIA Common Stock and the Substitute Options to be issued in connection with the Merger are referred to collectively as the "Merger Consideration." Based on the number of shares of PIA Common Stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA common stock to the SAI Stockholders and Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Such shares of PIA Common Stock would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA Common Stock as reported on the Nasdaq National Market on June 7, 1999.


     MANAGEMENT AFTER THE MERGER

     The Merger Agreement provides that the members of the PIA Board will have taken all necessary action to cause the PIA Board, from and after the Effective Time until such time as their successors are duly elected and qualified, to be comprised of seven members and to cause the following persons to be elected as directors of the PIA Board: Messrs. Robert O. Aders, William H. Bartels, Robert
G. Brown, Patrick W. Collins, and J. Christopher Lewis. Accordingly, at the Effective Time, the existing directors of PIA other than Messrs. Collins and Lewis have agreed to resign, and Messrs. Collins and Lewis will appoint Messrs. Aders, Brown and Bartels to fill three of the five remaining vacancies on the PIA Board.

     Pursuant to the Merger Agreement, the PIA Board will take all necessary action to cause the following persons to be appointed to the offices indicated as of the Effective Time (current positions with PIA and SPAR are also shown):

                             POSITION WITH THE COMBINED
           NAME               COMPANY AFTER THE MERGER    CURRENT POSITION WITH PIA OR SPAR
           ----              ---------------------------  ---------------------------------
Robert G. Brown............  Chairman, Chief Executive    Chairman, Chief Executive
                               Officer, President (other    Officer, President (other than
                               than SMCI) and Director      SMCI) and Director of each of
                                                            the SPAR Companies
William H. Bartels.........  Vice Chairman and Director   Vice Chairman, Senior Vice
                                                            President, Treasurer, Secretary
                                                            and Director of each of the
                                                            SPAR Companies
Patrick W. Collins.........  Director                     Director of PIA
Robert O. Aders............  Director                     None
J. Christopher Lewis.......  Director                     Director of PIA
Terry R. Peets.............  Vice Chairman                Chief Executive Officer,
                                                            President and Director of PIA
James H. Ross..............  Treasurer                    Chief Financial Officer of each
                                                            of the SPAR Companies
Cathy L. Wood..............  Executive Vice President,    Executive Vice President, Chief
                               Chief Financial Officer      Financial Officer and Secretary
                               and Secretary                of PIA

     CONDITIONS TO THE CLOSING OF THE MERGER


     The consummation of the Merger is subject to the satisfaction of certain conditions including among other things the: (i) approval of the Share/Option Issuance, each of the Pre-Merger Charter Amendments and the Reverse Split Proposal by the requisite vote of PIA's stockholders; (ii) absence of any legal restraints or prohibitions preventing the consummation of the Merger; (iii) authorization for listing of the PIA Common Stock to be issued in the Merger on the Nasdaq National Market; and (iv) filing of a Certificate of Amendment to PIA's Certificate of Incorporation to effectuate the Pre-Merger Charter Amendments. There are a number of other conditions that must be satisfied, or to the extent permitted by law, waived by either PIA or SPAR before the Merger can occur. Although the Merger Agreement does not require PIA to resolicit stockholder votes in the event any condition to the closing of the Merger is waived, if a party waives a material condition that results in a material change to the terms of the Merger Agreement, PIA and SPAR will evaluate whether it is necessary to resolicit proxies to provide an informed vote. See "Proposal I: Share/ Option Issuance -- Merger Agreement -- Conditions to the Merger."

     INDEMNIFICATION

     In connection with the Merger Agreement, each of the SAI Principals, jointly and severally, has agreed to indemnify the PIA Parties and certain SPAR Companies against matters arising out of (i) certain tax litigation involving SMS, and (ii) potential claims arising under a contingent subordinated promissory note (the "ADVO Note") in the maximum principal amount of $3 million made by SMF in favor of ADVO Investment Company, Inc., ADVO, Inc., and Stighen, Inc. The SAI Principals have also agreed to deposit an aggregate of ten percent of the shares of PIA Common Stock that they and their family members receive in the Merger in escrow as security for such stockholders' indemnification obligations. See "Proposal I: Share/ Option Issuance -- Merger Agreement -- Indemnification."

     TERMINATION; BREAKUP FEE

     In general, the transactions contemplated by the Merger may be terminated by either PIA or SAI if the Merger is not consummated on or prior to June 30, 1999, and in certain other instances. There can be no assurance that SPAR will not exercise its right to terminate the Merger Agreement pursuant to the terms of the Merger Agreement. In addition, the transactions contemplated by the Merger may be terminated by PIA if PIA accepts an acquisition proposal from a third party and pays the SPAR Companies a termination fee equal to 3.5% of the value of the consideration in connection with such acquisition proposal as determined by the Merger Agreement and the amount of the SPAR Companies' and the SAI Stockholders' reasonable expenses in connection with the Merger. See "Proposal I: Share/Option Issuance -- Merger Agreement -- Termination" and "Risk Factors -- If the Merger with SPAR is Not Consummated PIA May Have to Make Changes in Operations and Seek Additional Financing."

     NO SOLICITATION

     Pursuant to the Merger Agreement, the PIA Parties, in general, have agreed not to solicit, initiate, or encourage any inquiries in the making, submission or announcement of any alternate acquisition proposal other than in connection with an unsolicited acquisition proposal. See "Proposal I: Share/Option Issuance -- Merger Agreement -- No Solicitation."

REASONS FOR THE MERGER

     Each of the PIA Board and the SAI Board has identified potential mutual benefits of the Merger that they believe may contribute to the success of the Combined Company. These potential benefits may include the following:

          (i) As a significantly larger company than either PIA or SPAR alone, with greater revenue and a broader geographic scope, the Combined Company may be able to more effectively compete in the highly competitive marketing services industry with respect to the pricing of its products and services and its product offerings.

          (ii) The complementary businesses of PIA and SPAR may lead to "operating synergies" and efficiencies, improved technology, and better customer relationships for the Combined Company that, if achieved, will allow investors to participate in the anticipated future growth of a consolidator of the marketing services industry. "Operating synergies" refer to PIA's belief that when PIA and SPAR are merged, the Combined Company will produce total results that are greater than the sum of each company's individual contributions.

          (iii) The Combined Company may be a more attractive public investment than PIA alone and may be more closely followed by securities analysts and investors.

          (iv) The Combined Company's access to capital in the private and public markets may be enhanced and it could use its public stock as a form of currency to partially finance potential future acquisitions.

     In light of the above and the other factors described in this Proxy Statement, the PIA Board believes that the terms of the Merger are fair to, and in the best interest of, PIA and the PIA stockholders. See "Proposal I:
Share/Option Issuance -- Background of the Merger," "-- PIA's Reasons for the Merger -- Potential Benefits from the Merger" and "-- SPAR's Reasons for the Merger."

POTENTIAL NEGATIVE FACTORS ASSOCIATED WITH THE MERGER

     The PIA Board has also identified and considered the following potentially negative factors associated with the Merger:

          (a) The risk that some, if not all, of the potential benefits of the Merger will not be fully realized,

          (b) The risks and costs associated with integrating the businesses and operations of PIA and SPAR,

          (c) The possibility that the Merger may not be consummated resulting in significant accrued transaction costs,

          (d) The potentially adverse effects of the announcement of the Merger, or its failure to be consummated, on PIA's customers and employees, and

          (e) Dilution of the voting power of PIA stockholders and the potential reduction in book value of PIA Common Stock.

     For a discussion of the material risks associated with the Merger and the transactions contemplated thereby and other related information see "Risk Factors" and "Proposal I: Share/Option Issuance -- Background of the Merger" and "-- PIA's Reasons for the Merger -- Potential Negative Factors Associated with the Merger."

RECOMMENDATION OF THE PIA BOARD OF DIRECTORS

     The PIA Board unanimously recommends that the stockholders approve the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal and vote FOR the election of each of the nominees named herein as directors of PIA.

FAIRNESS OPINION


     ING Barings, the financial advisor retained by the PIA Board in connection with the Merger, has rendered its opinion that the Initial Exchange Ratio in connection with the Merger is fair, from a financial point of view, to the stockholders of PIA. The Initial Exchange Ratio referred to by ING Barings in its opinion was based upon PIA issuing an aggregate of approximately 12.3 million shares of PIA Common Stock to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) which represented approximately 69.3% of the outstanding shares of PIA Common Stock or approximately 2.25 times the number of shares of PIA Common Stock outstanding on February 28, 1999. The Merger Agreement was subsequently amended to increase the consolidated net worth of SPAR required under the agreement from $500,000 to $1,436,000 (in each case, after giving effect to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and an increase in the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger was made from 69.3% to 70% or 2 1/3 times the number of shares of PIA Common Stock outstanding which represents an aggregate of approximately 12.8 million shares of PIA Common Stock (based on the number of shares of PIA Common Stock outstanding as of June 7, 1999). While the Initial Exchange Ratio referred to in the ING Barings opinion and the Amended Exchange Ratio are each one-to-one, the number of shares of PIA Common Stock issuable is greater with the Amended Exchange Ratio than with the Initial Exchange Ratio, and, accordingly, the Initial SPAR Percentage is less than the Final SPAR Percentage, and the Initial SPAR Multiplier is less than the Final SPAR Multiplier. Therefore, the Initial Exchange Ratio and the Amended Exchange Ratio are not equivalent. ING BARINGS HAS NOT BEEN RETAINED TO RENDER ANY OPINION ON THE AMENDED EXCHANGE RATIO. ING BARINGS DISCLAIMS ANY INFERENCE OR IMPLICATION THAT MAY BE DRAWN OR SUGGESTED THAT THE AMENDED EXCHANGE RATIO IS EQUIVALENT TO THE INITIAL EXCHANGE RATIO OR THAT THE AMENDED EXCHANGE RATIO IS FAIR FROM A FINANCIAL POINT OF VIEW OR OTHERWISE TO PIA OR ITS STOCKHOLDERS. ING BARINGS HAS NOT BEEN RETAINED TO REVIEW THE AMENDED EXCHANGE RATIO WITH A VIEW TO RENDER AN OPINION THEREON.

     For ING Barings' services, PIA has agreed to pay ING Barings a transaction fee equaling the greater of $800,000 or 1.7% of the first $60 million of consideration plus 0.8% of any consideration in excess of $60 million, a portion of which will be paid only upon consummation of the Merger as described in the next two sentences. Upon ING Barings rendering its opinion, PIA has agreed to pay $500,000 of such fee (the "$500,000 Amount") which will be credited against such transaction fee. As of the date of this Proxy Statement, PIA has not paid the $500,000 Amount. In addition, PIA will be required to pay a minimum of $200,000 ($300,000 minus a $100,000 retainer fee previously paid by PIA) of such fee, with the exact amount based on the value of the Merger Consideration as of the date of the Merger, only if the Merger is consummated. See "Proposal I:
Share/Option Issuance -- Opinion of Financial Advisor."

STOCK OWNERSHIP FOLLOWING THE MERGER

     PIA estimates that it will issue approximately 12.7 million shares of PIA Common Stock to the SAI Stockholders and Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock in the Merger assuming no exercise of existing PIA options or warrants. Immediately following the Merger, and assuming full exercise of all Substitute Options and without regard to vesting, (i) the SAI Stockholders and the SAI Option Holders will hold an aggregate of approximately 70% of the PIA Common Stock outstanding, and (ii) the holders of PIA Common Stock immediately prior to the Merger will hold an aggregate of approximately 30% of the PIA Common Stock outstanding. PIA does not anticipate the exercise of any options or warrants prior to the Merger because the per share exercise price of the majority of existing PIA options exceeds the closing price of PIA Common Stock as of the business day immediately prior to the date of this Proxy Statement. In the event any PIA options are exercised prior to the Merger, the actual number of shares of PIA Common Stock issuable to the SAI Stockholders will increase, so that the SAI Stockholders and SAI Option Holders (assuming full exercise of all Substitute Options) will still receive an aggregate of approximately 70% of the PIA Common Stock outstanding post-Merger. See "Security Ownership of Certain Beneficial Owners of the Combined Company Following the Merger."

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the respective recommendations of the PIA Board with respect to the Merger and the Share/Option Issuance, the PIA stockholders should be aware that certain members of the PIA Board and certain executive officers of PIA have interests in the Merger that are in addition to, or different from, the interests of the PIA stockholders generally. These matters include, among other matters, provisions in the Merger Agreement relating to (a) indemnification to the fullest extent permitted by law of the former directors and the seven nominees for directors of PIA set forth herein and officers holding a title of Senior Vice President or higher with PIA, PIA California or any of PIA California's subsidiaries as of February 28, 1999 and (b) arrangements regarding acceleration of vesting of PIA stock options for the benefit of employees, officers and directors of PIA, including the current chief executive officer and the chief financial officer. In addition, all employees and officers of PIA may receive severance payments if they are terminated following the Merger. See "Proposal I: Share/Option Issuance -- Interests of Certain Persons in the Merger."

NO APPRAISAL RIGHTS FOR DISSENTERS

     Under Delaware law, holders of PIA Common Stock will not be entitled to appraisal rights in connection with the Merger or the Share/Option Issuance.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger of SAI and PIA Acquisition is intended to be a "tax-free reorganization," for Federal income tax purposes under Section 368 of the Internal Revenue Code of 1986, as amended (the "Code"). Neither PIA nor SAI will recognize any gain or loss in the Merger and neither the PIA stockholders nor the SAI Stockholders will recognize any gain or loss in the Merger, except to the extent the SAI Stockholders receive cash in lieu of fractional shares.

ACCOUNTING TREATMENT

     The Merger will be treated as a purchase of PIA by SPAR. For accounting purposes, SPAR is the accounting acquiror since the holders of SAI Common Stock would hold and have voting power with respect to approximately 70% of the total issued and outstanding voting capital stock of PIA immediately following the Merger. Under purchase accounting, the fair value of all the shares of PIA Common Stock outstanding immediately prior to the Merger will be allocated to the individual PIA assets and liabilities based on their relative fair values. The excess of the purchase price over the fair value of the net assets acquired will be amortized over the estimated period benefitted not to exceed 15 years. The individual allocations are subject to valuations as of the date of the Merger based on appraisal and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected in the unaudited pro forma condensed combined financial information. Notwithstanding this factor, the unaudited pro forma condensed combined financial information reflects SPAR's best estimate based on currently available information as of the date of this Proxy Statement. See "Unaudited Pro Forma Combined Financial Information."

SELECTED CONSOLIDATED FINANCIAL DATA OF PIA

     The following selected consolidated financial data below, for the periods and the dates indicated, has been derived from the audited consolidated financial statements of PIA. The selected consolidated statements of operations data presented below with respect to the three years ended December 31, 1996, December 31, 1997 and January 1, 1999, and the consolidated balance sheet data at December 31, 1997 and January 1, 1999 have been derived from the audited consolidated financial statements of PIA. The consolidated statements of operations data for the years ended December 31, 1994, and 1995, and the consolidated balance sheet data at December 31, 1994, 1995, and 1996, are derived from the audited consolidated financial statements of PIA not included herein.

     The selected financial data of PIA as of April 2, 1999, and for the three months ended April 3, 1998 and April 2, 1999, have been derived from the unaudited financial statements included elsewhere herein. Such selected financial data are not necessarily indicative of the results to be expected for the full year. In the opinion of the management the unaudited financial statements reflect all adjustments, consisting only of normal, recurring accrual adjustments, necessary for a fair presentation of the financial position and results of operations for those periods in accordance with generally accepted accounting principles. The selected financial data presented below are qualified by reference to the PIA consolidated financial statements and should be read in conjunction with such financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of PIA" contained elsewhere in this Proxy Statement.

                                                                                                                 THREE MONTHS
                                                                                                FISCAL YEAR          ENDED
                                                             YEAR ENDED DECEMBER 31,               ENDED      -------------------
                                                     ----------------------------------------   JANUARY 1,    APRIL 3,   APRIL 2,
                                                      1994       1995       1996       1997        1999         1998       1999
                                                     -------   --------   --------   --------   -----------   --------   --------
                                                                        (IN THOUSANDS, EXCEPT PER SHARE DATA)
STATEMENT OF OPERATIONS DATA:
Net revenues.......................................  $80,449   $104,791   $119,940   $128,208    $121,788     $34,739    $21,626
Operating expenses:
  Field services costs.............................   61,876     81,320     94,841    119,830     105,448      29,789     20,069
  Selling expenses.................................    9,028     10,339     11,133     10,482       8,245       2,279      1,555
  General and administrative expenses..............    5,800      6,810      8,081     10,234      11,788       3,548      3,110
  Restructure and other charges....................       --         --         --      5,420          --          --         --
  Depreciation and amortization....................      339        497        595        997       1,129         282        282
                                                     -------   --------   --------   --------    --------     -------    -------
        Total operating expenses...................   77,043     98,966    114,650    146,963     126,610      35,898     25,016
Operating income (loss)............................    3,406      5,825      5,290    (18,755)     (4,822)     (1,159)    (3,390)
Interest income (expense) net......................     (725)      (465)       823        799         462         128         70
Equity in earnings in affiliate....................       --         --         72         96         149          20         20
                                                     -------   --------   --------   --------    --------     -------    -------
Income (loss) before provision (benefit) for income
  taxes............................................    2,681      5,360      6,185    (17,860)     (4,211)     (1,011)    (3,300)
Income tax provision (benefit).....................      101      1,829      2,426     (2,761)         55         (12)       (15)
                                                     -------   --------   --------   --------    --------     -------    -------
Net income (loss)..................................  $ 2,580   $  3,531   $  3,759   $(15,099)   $ (4,266)    $(1,023)   $(3,315)
                                                     =======   ========   ========   ========    ========     =======    =======
Net income (loss) per share -- basic(1)............  $  0.88   $   1.13   $   0.70   $  (2.72)   $  (0.78)    $  (.19)   $  (.61)
                                                     =======   ========   ========   ========    ========     =======    =======
Weighted average shares -- basic(1)................    2,923      3,117      5,370      5,551       5,439       5,593      5,478
                                                     =======   ========   ========   ========    ========     =======    =======
Net income (loss) per share -- diluted(1)..........  $  0.68   $   0.89   $   0.63   $  (2.72)   $  (0.78)    $  (.19)   $  (.61)
                                                     =======   ========   ========   ========    ========     =======    =======
Weighted average shares -- diluted(1)..............    3,895      3,981      5,990      5,551       5,439       5,393      5,478
                                                     =======   ========   ========   ========    ========     =======    =======

                                                                                                          AS OF
                                                              AS OF DECEMBER 31,             --------------------------------
                                                     -------------------------------------   JANUARY 1,   APRIL 3,   APRIL 2,
                                                      1994      1995      1996      1997        1999        1998       1999
                                                     -------   -------   -------   -------   ----------   --------   --------
                                                                                  (IN THOUSANDS)
BALANCE SHEET DATA:
Working capital....................................  $ 3,642   $ 7,131   $32,737   $15,938    $13,844     $14,444    $ 8,797
Total assets.......................................   10,224    16,086    47,672    36,467     26,054      32,331     22,165
Current portion of long-term debt..................      277        --        --        --         --          --         --
Long-term debt, net of current portion.............    3,274     3,400        --        --      2,095          --         90
Total stockholders' equity.........................    2,481     5,988    36,718    18,678     14,724      17,669     11,417

---------------
(1) Net income (loss) per share has been restated for all periods presented in accordance with the adoption of SFAS No. 128 Earnings Per Share.

SELECTED FINANCIAL DATA OF SPAR

     SELECTED COMBINED FINANCIAL DATA OF THE SPAR COMPANIES

     The following selected combined financial data sets forth, for the periods and the dates indicated, selected combined financial data of the SPAR Companies. The selected combined statements of operations data presented below for the years ended March 31, 1996, 1997 and 1998 and the nine month period ended December 31, 1998, and the combined balance sheet data at March 31, 1997, 1998 and December 31, 1998 have been derived from the SPAR Companies audited combined financial statements included elsewhere herein. The combined statements of operations data for the years ended March 31, 1994 and 1995, and the combined balance sheet data at March 31, 1994, 1995 and 1996, are derived from unaudited combined financial statements not included herein.

     The selected combined financial data of the SPAR Companies as of March 31, 1999, for the nine months ended December 31, 1997 and for the three months ended March 31, 1998 and 1999, have been derived from the unaudited combined financial statements included elsewhere herein. Such selected financial data are not necessarily indicative of the results to be expected for the full year. In the opinion of the management of the SPAR Companies, the unaudited financial statements reflect all adjustments, consisting only of normal, recurring accrual adjustments, necessary for a fair presentation of the financial position and results of operations for those periods in accordance with generally accepted accounting principles. The selected financial data presented below are qualified by reference to the SPAR Companies' combined financial statements and should be read in conjunction with such financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of SPAR" contained elsewhere in this Proxy Statement.

                                                  YEAR                         NINE MONTHS ENDED
                                             ENDED MARCH 31,                     DECEMBER 31,      THREE MONTHS ENDED
                             -----------------------------------------------   -----------------   ------------------
                              1994      1995      1996      1997      1998      1997      1998      1998       1999
                             -------   -------   -------   -------   -------   -------   -------   -------   --------
                                                                  (IN THOUSANDS)
SPAR COMPANIES
Statement of Operations
  Data:
  Net revenues.............  $14,144   $18,973   $14,425   $35,574   $36,804   $27,202   $32,601   $9,602    $21,637
  Gross profit.............    6,399     8,669     6,746    13,820    17,387    12,623    16,384    4,764      7,264
  Selling, general and
    administrative.........    5,264     7,922     7,030    13,477    12,248     9,310    10,120    2,938      4,951
  Operating income
    (loss).................    1,135       747      (284)      343     5,139     3,313     6,264    1,826      2,313
  Interest and other
    expense, net...........       39        69        99       766       390       295       155       95        371
  Net income (loss)........  $ 1,096   $   678   $  (383)  $  (423)  $ 4,749   $ 3,018   $ 6,109   $1,731    $ 1,942
                             =======   =======   =======   =======   =======   =======   =======   ======    =======

                                                      AS OF MARCH 31,                                 AS OF
                                      ------------------------------------------------   DEC. 31,   MARCH 31,
                                       1994      1995      1996       1997      1998       1998       1999
                                      ------    ------    -------    ------    -------   --------   ---------
                                                                  (IN THOUSANDS)
Balance Sheet Data:
  Working capital (deficit).........  $ (124)   $  503    $ 1,665    $1,319    $ 3,412   $(2,326)   $(11,993)
  Total assets......................   4,501     3,834     10,129     8,868     10,896    14,965      34,142
  Total long-term debt..............      28       604      1,389       937        828       311       2,338
  Stockholders' equity (deficit)....     731       512      1,017       935      3,142    (1,517)       (337)

     SELECTED COMBINED FINANCIAL DATA OF MCI PERFORMANCE GROUP, INC.

     SMCI acquired substantially all the assets of MCI in January 1999. The following selected financial data sets forth, for the periods and the dates indicated, selected financial data of MCI. The selected statements of operations data presented below with respect to the years ended December 31, 1996, 1997 and 1998, and the balance sheet data at December 31, 1997 and 1998, have been derived from the MCI audited financial statements included elsewhere herein. The statements of operations data for the years ended December 31, 1994 and 1995, and the balance sheet data at December 31, 1994, 1995 and 1996, are derived from unaudited financial statements not included herein. The selected financial data presented below are qualified by reference to the MCI financial statements and should be read in conjunction with such financial statements and related notes thereto and "Management's Discussion and Analysis of Financial Condition and Results of Operations of SPAR" contained elsewhere in this Proxy Statement.

                                                         YEAR ENDED DECEMBER 31,
                                           ---------------------------------------------------
                                            1994       1995       1996       1997       1998
                                           -------    -------    -------    -------    -------
                                                             (IN THOUSANDS)
MCI
Statement of Operations Data:
  Net revenues...........................  $17,449    $25,066    $33,161    $42,294    $33,196
  Gross profit...........................    4,168      6,714      7,010     10,572      7,088
  Selling, general and administrative....    4,770      6,842      6,571      9,757      6,781
  Operating income (loss)................     (602)       (98)       439        815        307
  Interest and other (income) expense,
     net.................................       56         51         (4)        43        (77)
  Net income (loss)......................     (658)      (149)       443        771        383
                                           =======    =======    =======    =======    =======

                                                            AS OF DECEMBER 31,
                                            --------------------------------------------------
                                             1994       1995       1996       1997       1998
                                            -------    -------    -------    -------    ------
                                                              (IN THOUSANDS)
Balance Sheet Data:
  Working capital.........................  $(2,035)   $(2,318)   $(1,802)   $(1,860)   $ (769)
  Total assets............................  $ 4,191    $ 6,252    $ 7,829    $11,921    $8,718
  Total long-term debt....................       70         --         --      1,219        --
  Stockholders' equity (deficit)..........   (1,289)    (2,003)    (1,560)      (789)     (406)

SELECTED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following selected financial data sets forth certain unaudited pro forma combined financial data for PIA, the SPAR Companies and MCI. The data gives effect to the MCI Acquisition and the Merger under the purchase method of accounting. The unaudited pro forma statement of operations data for the year ended December 31, 1998 and the three-month period ended March 31, 1999 give effect to the MCI Acquisition and Merger as if they had occurred at the beginning of the periods. The unaudited pro forma balance sheet data gives effect to the Merger as if it had occurred March 31, 1999. The unaudited pro forma financial information has been prepared based on a number of assumptions that are directly attributed to the MCI Acquisition and Merger and which are expected to have a continuing impact on the operations of the Combined Company. For further information on the manner in which the summary pro forma data was derived, see "Unaudited Pro Forma Combined Financial Information." The following data should be read in conjunction with the consolidated financial statements of PIA contained elsewhere herein, and the consolidated financial statements of the SPAR Companies, the financial statements of MCI, and the pro forma combined financial information regarding the MCI Acquisition and Merger, appearing elsewhere in this Proxy Statement.

     The unaudited pro forma combined statements of operations exclude a one-time, non-cash non-tax deductible charge which will be based on the stock price on the Effective Date (approximately $752,000, or $0.04 per combined pro forma share, based on an average closing price of $2.25 over the six day trading period ending on May 19, 1999) resulting from the grant of 134,114 options and issuance of 200,000 shares of SAI Common Stock to a consultant to SPAR prior to the Merger. The 134,114 options and 200,000 shares of SAI Common Stock are included in determining the pro forma basic and diluted weighted average number of shares.

     The unaudited pro forma combined financial information is presented for illustrative purposes only and is not necessarily indicative (a) of the operating results that would have occurred if the MCI Acquisition and Merger had been consummated as of such dates and (b) the financial position if the Merger had been consummated as of March 31, 1999, nor is it necessarily indicative of future operating results or financial position.

                                                                                    THREE MONTHS
                                                                 YEAR ENDED            ENDED
                                                              DECEMBER 31, 1998    MARCH 31, 1999
                                                              -----------------    --------------
SPAR/PIA -- PRO FORMA
Statement of Operations Data:
  Net Revenues..............................................     $   197,186        $    44,028
  Gross Profit..............................................          44,576              9,083
  Selling, general and administrative.......................          41,326             10,103
  Goodwill amortization.....................................           1,622                371
  Operating income (loss)...................................           1,628             (1,391)
  Interest and other expense................................             824                330
  Net income (loss).........................................     $       212        $    (1,736)
                                                                 ===========        ===========
  Net income (loss) per share:
     Basic..................................................     $      0.01        $     (0.10)
                                                                 ===========        ===========
     Diluted................................................     $      0.01        $     (0.10)
                                                                 ===========        ===========
  Shares used in computing pro forma net income (loss) per
     share
     Basic..................................................      18,135,773         18,135,773
                                                                 ===========        ===========
     Diluted................................................      18,135,773         18,135,773
                                                                 ===========        ===========

                                                              DECEMBER 31,
                                                                  1998
                                                              ------------
Balance Sheet Data:
  Working capital (deficit).................................    $  8,857
  Total assets..............................................      66,649
  Total long-term debt......................................       4,428
  Stockholders' equity......................................      13,761

COMPARATIVE PER SHARE DATA

     The following tables present certain historical, pro forma and pro forma equivalent per share data for PIA, the SPAR Companies and MCI. The pro forma data do not purport to be indicative of the results of future operations or the results that would have occurred had the Merger been consummated at the beginning of the periods presented. The information presented herein should be read in conjunction with the Unaudited Pro Forma Combined Financial Information, including the notes thereto, appearing elsewhere in this Proxy Statement. Neither PIA, nor any SPAR Company, nor MCI has paid cash dividends on their respective common stock for the periods presented. The SPAR Companies and MCI have made, and prior to the Merger may make in certain instances, S corporation distributions to shareholders for, among other things, tax obligations and reinvestments in affiliate operations.

                                                                 YEAR ENDED      THREE MONTHS ENDED
                                                              JANUARY 1, 1999      APRIL 2, 1999
                                                              ----------------   ------------------
PIA -- HISTORICAL
Loss per share:
  Basic.....................................................       $(0.78)             $(0.61)
  Diluted...................................................        (0.78)              (0.61)
  Book value per common stock at end of period (excludes
     507,000 shares of Treasury stock)......................         2.96                2.08

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 1998     MARCH 31, 1999
                                                              -----------------   ------------------
SPAR COMPANIES/MCI -- PRO FORMA
Income (loss) per share:
  Basic.....................................................        $0.29               $ 0.09
  Diluted...................................................         0.29                 0.09
  Book value per common stock at end of period..............          N/A                (0.03)

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 1998     MARCH 31, 1999
                                                              -----------------   ------------------
SPAR/PIA -- PRO FORMA
Income (loss) per share:
  Basic.....................................................        $0.01               $(0.10)
  Diluted...................................................         0.01                (0.10)
  Book value per common stock at end of period..............          N/A                 0.76

                                                                 YEAR ENDED       THREE MONTHS ENDED
                                                              DECEMBER 31, 1998     MARCH 31, 1999
                                                              -----------------   ------------------
PIA -- EQUIVALENT PRO FORMA
Income (loss) per share:
  Basic.....................................................        $0.01               $(0.10)
  Diluted...................................................         0.01                (0.10)
  Book value per common stock at end of period..............          N/A                 1.77

MARKET PRICE DATA


     The PIA Common Stock is traded on the Nasdaq National Market under the symbol "PIAM." On February 26, 1999, the last trading day for which bid and ask information is available prior to the public announcement of the execution and delivery of the Merger Agreement, the ask and the bid prices of the PIA Common Stock were $4 1/8 and $3 7/8, respectively (there were no sales on February 26,
1999). On June 24, 1999, the most recent date for which it was practicable to obtain market price information prior to the printing of this Proxy Statement, the high and low sales prices were $3 15/16 and $3 13/16, respectively. There is no public market for the capital stock of SAI or any other SPAR Company.

                                  RISK FACTORS

     Statements contained in this Proxy Statement using forward-looking terminology, such as "may," "might,"will," "expect," "anticipate," "estimate," "believe," "seek" or "continue" or the negative thereof or other variations thereon or comparable terminology, are forward-looking statements. The discussions set forth below constitute cautionary statements identifying important factors with respect to such forward-looking statements, including risks and uncertainties, that could cause actual results to differ materially from results referred to in the forward-looking statements. There can be no assurance that PIA's or SPAR's expectations regarding any of these matters will be fulfilled. PIA stockholders should carefully read these risk factors before voting their shares of PIA Common Stock.

RISKS RELATING TO THE MERGER

     AN INCREASE IN THE MARKET PRICE OF PIA COMMON STOCK PRIOR TO THE EFFECTIVE TIME MAY EFFECTIVELY RESULT IN A HIGHER PURCHASE PRICE FOR SPAR

     The Amended Exchange Ratio is fixed and will not be adjusted in the event of any increase or decrease in the market price of PIA Common Stock. While dollar fluctuations in the market price of PIA Common Stock will not affect the Amended Exchange Ratio, they may change the aggregate value of the shares of PIA Common Stock and Substitute Options issued in the Merger. The aggregate value, or the purchase price for SPAR, may, therefore, increase if the market price for PIA Common Stock increases. The market price of PIA Common Stock at the Effective Time may vary from its price on the date of this Proxy Statement and on the date of the Annual Meeting. Such variations may be the result of changes in the business, operations or prospects of PIA, market assessments of the likelihood that the Merger will be consummated, the timing thereof, the prospects of post-Merger operations, regulatory considerations, general market and economic conditions and other factors. Because the Effective Time will occur at a date later than the Annual Meeting, there can be no assurance that the market price of PIA Common Stock on the date of such meeting will be indicative of its price at the Effective Time. The Merger Agreement provides that the Effective Time will occur no later than two business days following the satisfaction or, to the extent permitted by law, the waiver by either PIA or SPAR of all other conditions set forth in the Merger Agreement. PIA stockholders are urged to obtain current market quotations for PIA Common Stock in order to determine the current market price of the Merger Consideration. See "Proposal I:
Share/Option Issuance -- Merger Agreement."

     ING BARINGS HAS NOT RENDERED, AND PIA MAY NOT BE ABLE TO OBTAIN, A FAIRNESS OPINION ON THE AMENDED EXCHANGE RATIO, THE FINAL SPAR PERCENTAGE OR THE FINAL SPAR MULTIPLIER


     ING Barings did not provide an updated opinion after the Merger Agreement was amended to take into account the Final SPAR Percentage and/or the Final SPAR Multiplier. The fairness opinion, therefore, only addresses the fairness of the Initial Exchange Ratio to the PIA stockholders from a financial point of view in accordance with the terms of the Merger Agreement before it was amended. The Initial Exchange Ratio referred to by ING Barings in its opinion was based upon PIA issuing an aggregate of approximately 12.3 million shares of PIA Common Stock to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) which represented approximately 69.3% of the outstanding shares of PIA Common Stock or approximately 2.25 times the number of shares of PIA Common Stock outstanding on February 28, 1999. The Merger Agreement was subsequently amended to increase the consolidated net worth of SPAR required under the agreement from $500,000 to $1,436,000 (in each case, after giving effect to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and an increase in the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger was made from 69.3% to 70% or 2 1/3 times the number of shares of PIA Common Stock outstanding which represents an aggregate of approximately 12.8 million shares of PIA Common Stock (based on the number of shares of PIA Common Stock outstanding as of June 7, 1999). While the Initial Exchange Ratio referred to in the ING Barings opinion and the Amended Exchange Ratio are each one-to-one, the number of shares of PIA Common Stock issuable is greater with the Amended Exchange Ratio than with the Initial Exchange Ratio, and, accordingly, the Initial SPAR Percentage is less than the Final SPAR Percentage, and the Initial SPAR Multiplier is less than the Final SPAR Multiplier. Therefore, the Initial Exchange Ratio and the Amended Exchange Ratio are not equivalent. ING Barings has not been retained to render any opinion on the Amended Exchange Ratio. ING

Barings disclaims any inference or implication that may be drawn or suggests that the Amended Exchange Ratio is equivalent to the Initial Exchange Ratio or that the Amended Exchange Ratio is fair from a financial point of view or otherwise to PIA or its stockholders. ING Barings has not been retained to review the Amended Exchange Ratio with a view to rendering an opinion thereon. There can be no assurance that PIA would be able to obtain a fairness opinion with respect to the Amended Exchange Ratio, the Final SPAR Percentage and/or the Final SPAR Multiplier.

     INTEGRATING THE OPERATIONS OF PIA AND SPAR MAY BE DIFFICULT AND EXPECTED BENEFITS MAY NOT OCCUR

     PIA and SPAR believe that the Merger will result in long-term strategic benefits. However, the realization of these benefits will depend on whether management of the Combined Company can integrate the operations of the SPAR Companies and the PIA Companies in an efficient and effective manner. Based upon a number of factors, the Combined Company may encounter difficulties integrating the operations of the SPAR Companies and the PIA Companies. The Combined Company may also experience the loss of key personnel. Although both the PIA Companies and the SPAR Companies have substantial in-store merchandising activities, PIA and SPAR use different strategies and technologies, target different client segments and also offer different services. The integration of the PIA Companies and the SPAR Companies, which have previously operated independently, will require substantial effort from the Combined Company, including the coordination of their sales and marketing efforts and integration of their product lines and personnel. Further, the SPAR Marketing Companies are still in the process of integrating certain of their operations with those of SMCI, which acquired substantially all of the assets of MCI in January 1999. There can be no assurance that the benefits expected from the integration of PIA and SPAR will be realized.

     The Combined Company may not be successful as an integrated provider of in-store merchandising or other outsourced marketing services. In addition, its targeted clients may not accept the Combined Company as a provider of such services. If management's attention is diverted by any difficulties encountered in the transition process (such as the interruption of, or a loss of momentum in, the activities of the SPAR Companies and the PIA Companies, problems associated with integration of management information and reporting systems, and delays in implementation of consolidation plans) the Combined Company may be unable to realize anticipated benefits from the Merger.

     THE COMBINED COMPANY MAY FAIL TO ACHIEVE BENEFICIAL SYNERGIES FROM THE
     MERGER

     SPAR and PIA management have entered into the Merger Agreement with the expectation that the Merger will result in beneficial synergies to the Combined Company. Achieving these anticipated synergies will depend on a number of factors, including, without limitation, the successful integration of SPAR's and PIA's operations and general and industry-specific economic factors. If these benefits are not achieved, the revenues of the Combined Company could decline. Among the expected benefits during 1999 are savings of (1) approximately $.4 million from improved rates for telecommunications due to volume discounts and the use of SPAR's infrastructure, (2) approximately $.7 million from centralized recruiting and salary and benefit expense management, (3) approximately $1.2 million in reduced travel related expenses due to the larger pool of employees located in more geographic regions, (4) approximately $1.8 million from streamlining PIA field management through the use of SPAR's Internet-based and other technology, and (5) approximately $1.1 million from the elimination of redundant equipment, facilities and related expenses. Even if the Combined Company is able to integrate the technological systems and other operations of the PIA Companies and the SPAR Companies, and economic conditions remain stable, there can be no assurance that any of the anticipated synergies will be achieved. See "-- PIA and SPAR Have a History of Losses and the Combined Company May Be Unprofitable in the Future."

     THE COMBINED COMPANY WILL INCUR SIGNIFICANT TRANSACTION CHARGES AS A RESULT OF THE MERGER WHICH MAY OFFSET ANY ANTICIPATED GAINS

     The parties expect to incur aggregate costs of approximately $12.0 million (a portion of which has already been incurred as of the date of this Proxy Statement) primarily for investment banking, legal and accounting fees and severance payments incurred in connection with the Merger and other costs and expenses associated with combining the operations of the two companies, including restructuring costs. These costs will be recorded by the Combined Company as part of the purchase price at the time the Merger is consummated. There can be no assurance that combining the businesses of the SPAR Companies and the PIA Companies, even if achieved in an efficient and effective manner, will result in combined results of operations and financial condition superior to what would have been achieved by either company independently. In accordance with purchase accounting rules, the historical book values of the assets and liabilities of PIA will be adjusted to their fair values. The costs incurred to complete the Merger plus the excess of the fair value of the consideration paid over the adjusted fair values of the assets and liabilities of the Combined Company will be recorded by it as goodwill, which will be amortized over approximately 15 years resulting in additional expenses of approximately $0.8 million per year.

     THE PIA STOCKHOLDERS WILL SUFFER IMMEDIATE AND SUBSTANTIAL DILUTION TO THEIR VOTING POWER WHICH MAY LOWER THE MARKET PRICE OF THE PIA COMMON STOCK

     The issuance of PIA Common Stock in connection with the Merger could reduce the market price of the PIA Common Stock unless the market perceives that the combined revenues, assets and business or potential growth, cost savings and other business synergies are sufficient to offset the effect of such issuance. In addition, as a result of the Merger, any given PIA stockholder's percentage ownership of PIA Common Stock prior to the Merger will decrease substantially. The percentage ownership of all pre-Merger PIA stockholders will decrease from 100% of the issued and outstanding capital stock of PIA immediately prior to the Merger to approximately 30% of the issued and outstanding capital stock of PIA immediately following the Merger (assuming full exercise of all Substitute Options and without regard to vesting). As a result, PIA stockholders immediately prior to the Merger will experience an immediate reduction in their voting power and could experience a material reduction in their interest in PIA with respect to earnings per share, liquidation and book and market value per share in connection with the Merger.

     THE CURRENT PIA STOCKHOLDERS WILL SUFFER FURTHER DILUTION IF OPTIONS GRANTED TO SPAR EMPLOYEES ARE EXERCISED

     If the Option Plan Amendment is approved by the PIA stockholders, options covering approximately 2.1 million shares of PIA Common Stock will be granted to SPAR employees in connection with the Merger, representing approximately 97% of the additional 2.2 million shares which will be reserved for issuance under the 1995 Option Plan. If all such options are exercised, the ownership interests and voting power of the current PIA stockholders will be further reduced. See "Proposal I: Share/Option Issuance -- Additional Grants to SPAR Employees and Other Individuals" and "Proposal VI: Option Plan Amendment."

    SAI STOCKHOLDERS WILL CONTROL THE COMBINED COMPANY AND COULD DETER A FUTURE TAKEOVER

     Upon the consummation of the Merger, the SAI Principals will beneficially own approximately 67.6% of the outstanding PIA Common Stock in the aggregate and the SAI Stockholders and SAI Option Holders together will beneficially own approximately 70% of the outstanding PIA Common Stock in the aggregate (based on the number of shares outstanding as of the Record Date assuming full exercise of all Substitute Options, but no exercise of any other PIA options or warrants). As a result, such persons, if they act together, generally will be able to elect all directors, exercise control over the business, policies and affairs of the Combined Company and will have the power to approve or disapprove most actions requiring stockholder approval, including amendments to the Combined Company's charter and bylaws, certain mergers or similar transactions, sales of all or substantially all of the Combined Company's assets, and the power to prevent or cause a change in control of the Combined Company. In the future, this situation could make the acquisition of control of the Combined Company and the removal of management more difficult.

     THE COMBINED COMPANY MAY LOSE CUSTOMERS WHO COMPETE AGAINST EACH OTHER

     Several significant customers of SPAR prohibit SPAR from working with their competitors without the customer's prior written consent. Similarly, several significant customers of PIA prohibit PIA from working with their competitors (who may be customers of SPAR) without their prior consent. The Combined Company may lose one or more of these customers (who compete against each other) pending or following the Merger. No assurance can be given that measures contemplated to alleviate these concerns (i.e., maintaining the competing customers' business in separate Divisions, or obtaining consents from each competing customer) will be effective.

    IF THE MERGER WITH SPAR IS NOT CONSUMMATED PIA MAY HAVE TO MAKE CHANGES IN OPERATIONS AND SEEK ADDITIONAL FINANCING

     The consummation of the Merger depends upon the approval of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal at the Annual Meeting. Failure to obtain such approval could result in termination by SAI of the Merger Agreement. If the Merger with SAI does not occur, PIA may need to find additional financing and undergo significant restructuring in order to continue its operations. If the Merger Agreement is terminated by PIA because it accepts an acquisition proposal from a third party, PIA will be obligated to pay to SPAR a termination fee in an amount equal to approximately 3.5% of the value of the consideration in connection with such acquisition proposal, plus the reasonable expenses incurred by SPAR in connection with the Merger.

     INVESTORS MAY HAVE DIFFICULTY TRADING AND THE COMBINED COMPANY MAY HAVE DIFFICULTY RAISING CAPITAL IF THE COMBINED COMPANY IS UNABLE TO MAINTAIN A LISTING OF THE PIA COMMON STOCK ON NASDAQ


     PIA received a letter dated May 7, 1999 from the Nasdaq National Market stating that the staff of the Nasdaq National Market believes that the consummation of the Merger will result in a change in control and change in financial structure of PIA, and therefore will require PIA to comply with the Nasdaq National Market's initial listing criteria. On May 20, 1999, PIA submitted a letter to the Nasdaq National Market contesting this determination. On June 21, 1999, PIA received a letter from the Nasdaq National Market confirming its position that PIA must comply with the Nasdaq National Market's initial listing criteria and on June 22, 1999 PIA submitted a letter to the Nasdaq National Market requesting a hearing to appeal this determination. If the hearings panel does not find in PIA's favor, PIA will be required to submit an initial listing application. As of the date of this Proxy Statement, PIA did not meet the Nasdaq National Market $5.00 minimum bid price requirement for initial listing. Even if the Combined Company is successful in satisfying the initial listing criteria, it must continue to meet the Nasdaq National Market's maintenance criteria. There is no assurance that PIA will be able to meet such criteria and/or that the Nasdaq National Market will continue to list the PIA Common Stock. If the PIA Common Stock were delisted from the Nasdaq National Market, the Combined Company may attempt to list the PIA Common Stock on another stock exchange, the Nasdaq SmallCap Market or on the OTC Bulletin Board. In such case, an investor in the Combined Company may find it more difficult to dispose of, or to obtain accurate quotations as to the market value of the PIA Common Stock. This lack of liquidity may also cause the Combined Company to have difficulty raising capital for its operations or making acquisitions in the future. In addition, listing on the Nasdaq National Market of the shares of PIA Common Stock to be issued in the Merger is a condition to the closing of the Merger. PIA cannot assure that it will be able to comply with, or that SPAR will agree to waive this condition. See "Proposal V: Reverse Split
Proposal -- Reasons for the Reverse Split."


     OFFICERS AND DIRECTORS OF PIA WILL RECEIVE BENEFITS THAT ARE CONTRARY TO THE INTERESTS OF OTHER STOCKHOLDERS

     In considering the recommendations in favor of the Merger by the PIA Board, PIA stockholders should be aware that certain directors and executive officers of PIA may be entitled to specific benefits if the Merger is consummated. Accordingly, their interests in the Merger may be contrary to those of the PIA stockholders. Under certain employee benefit plans or contracts created by PIA, some officers of PIA, including, Terry R. Peets, the chief executive officer and Cathy L. Wood, the chief financial officer, are entitled to accelerated vesting of their options and other benefits as well as severance benefits if their employment is terminated in certain circumstances within a specified period after the Merger. Further, each of PIA's directors and officers will benefit from PIA's and SPAR's commitments to provide indemnification for PIA's officers and directors, and directors' and officers' liability insurance for a period of six years after the consummation of the Merger. The PIA Board considered these interests, together with other relevant factors, in deciding to recommend that PIA stockholders approve the Merger. See "Proposal I -- The Share/Option Issuance -- Interests of Certain Persons in the Merger."

     THE VOTING INTERESTS OF THE PIA STOCKHOLDERS MAY BE DILUTED AS A RESULT OF THE ISSUANCE OF PIA COMMON STOCK UNDER THE MCI NOTE

     Under the promissory note dated as of January 15, 1999, from SMCI to MCI, MCI may elect to receive up to $3 million of the final installment payment in unregistered shares of common stock of any publicly traded company holding, directly or indirectly, all of the issued and outstanding stock of SMCI, valued at the average public trading price for the 30 day period preceding the maturity date. If MCI makes this election following the consummation of the Merger), it will receive shares of PIA Common Stock valued accordingly. This will result in a decrease in percentage of ownership and voting power of the PIA stockholders.

OTHER RISKS RELATING TO PIA, SPAR AND THE COMBINED COMPANY

     THE COMBINED COMPANY MAY BE UNABLE TO MEET ITS CAPITAL NEEDS OR OBTAIN ADDITIONAL FINANCING

     To satisfy the obligations it will incur in connection with the Merger and for the future operation of its business, the Combined Company will require substantial capital, which it may not be able to obtain. As of March 31, 1999, on a pro forma basis, the Combined Company had total current liabilities of $48.5 million and a working capital deficit of $8.9 million. A portion of such current liabilities were incurred in connection with the MCI Acquisition. The MCI Acquisition was financed in part through the issuance of a promissory note in the aggregate original principal amount of approximately $12.4 million (plus the amount of any earnout payment required to be made in connection therewith) which matures on September 15, 1999. The amount owed under this note is estimated to be $10.8 million as of March 31, 1999 (inclusive of an approximate $2 million net worth adjustment in SMCI's favor as estimated by SMCI and exclusive of earn-out payments, if any). In addition, the SAI Principals loaned SPAR $2,958,000 to facilitate the MCI Acquisition. If this indebtedness is not repaid before the Merger is consummated, the Combined Company will assume these obligations along with other liabilities of the SPAR Companies. The Combined Company will also incur Merger related expenses (including accounting, legal and investment banking fees and severance payments) estimated to be approximately $5.4 million as of the date of this Proxy Statement. PIA is in discussions with major banks to increase its credit line to enable it to meet its cash needs in connection with the Merger and for the operation of the business of the Combined Company (including future acquisitions). Failure to obtain such financing would have a material adverse affect on the business, results of operations or financial condition of the Combined Company.

    A STOCKHOLDER'S OWNERSHIP INTEREST AND VOTING POWER MAY DECREASE AS A RESULT OF NEW EQUITY ISSUANCES TO FINANCE ACQUISITIONS

     In addition to funds needed by the Combined Company for working capital and payment of Merger related expenses and indebtedness, in order to pursue the Combined Company's operating strategy after the Merger, the Combined Company may need to raise funds for any acquisitions or other expansion or to acquire new technologies. If funds are raised through the issuance of equity securities of the Combined Company, the percentage ownership of the Combined Company's stockholders, and their voting power, will be reduced or the holders of such equity securities may have rights, preferences or privileges senior to those of the holders of PIA Common Stock. There can be no assurance that financing will be available when needed on terms favorable to the Combined Company or at all. If adequate funds are not available or are not available on acceptable terms, the Combined Company may be unable to pursue its acquisitions, develop or enhance its services, take advantage of future opportunities or respond to competitive pressures, which could have a material adverse effect on the Combined Company's business, financial condition and results of operations. See "-- The Combined Company May Be Unable to Finance Future Acquisitions to Grow Its Business."

     PIA AND SPAR HAVE A HISTORY OF LOSSES AND THE COMBINED COMPANY MAY BE UNPROFITABLE IN THE FUTURE

     PIA has incurred losses in seven of the eight quarters during fiscal 1997 and 1998, resulting in a total net loss of $15.1 million for the year ended December 31, 1997 ("fiscal 1997"), and $4.3 million for the year ended January 1, 1999 ("fiscal 1998"). PIA also incurred a net loss of $3.3 million for the three months ended April 2, 1999. The SPAR Companies and MCI also incurred net losses in certain prior periods. For each of the years ending March 31, 1996 and 1997, the SPAR Companies incurred a net loss of $0.4 million. There can be no assurance that the Combined Company will not sustain losses after the Merger or that the Combined Company can offset its accumulated losses with future income. See "Management's Discussion and Analysis of Financial Condition and Results of Operations of PIA" and "Management's Discussion and Analysis of Financial Condition and Results of Operations of SPAR."

     THE CONTINUED LOSS OR REDUCTION OF BUSINESS WILL HURT THE COMBINED COMPANY'S FINANCIAL PERFORMANCE

     The business mix of the PIA Companies has changed significantly over the last year, and is expected to continue to change during 1999 in response to client needs and the evolving outsourced retail merchandising industry. Due in part to the completion of a major dedicated client program, and the loss of several shared service clients, sales have declined over the last 18 months and no sizeable new dedicated business has been able to compensate for these losses. PIA has reduced its dedicated management and personnel infrastructure accordingly.

     INDUSTRY CONSOLIDATION HAS ADVERSELY AFFECTED PIA'S BUSINESS

     The retail and manufacturing industries are undergoing consolidation processes that result in larger but fewer retailers and suppliers. The Combined Company's success depends in part upon its ability to maintain the existing clients of the PIA Companies and the SPAR Companies and to obtain new clients. As a result of industry consolidation, PIA has lost certain clients, and this trend could continue to have a negative effect on the Combined Company's client base and results of operations.

     PIA'S AND SPAR'S REVENUES DEPEND LARGELY ON A FEW CLIENTS

     PIA's ten largest clients generated approximately 69% and 75% of PIA's net revenues for fiscal 1997 and fiscal 1998, respectively. During these periods, none of PIA's manufacturer or retail clients accounted for greater than 10% of net revenues, other than Buena Vista Home Entertainment and Eckerd Drug Stores, which respectively accounted for 16.0% and 13.6% of net revenues for fiscal 1997, and Eckerd Drug Stores, CVS Pharmacy Incorporated and Buena Vista Home Entertainment, which accounted for 15.6%, 12.6% and 10.6% of net revenues, respectively, for fiscal 1998.

     The SPAR Marketing Companies' ten largest clients generated approximately 63.4% and 68.4% of the SPAR Marketing Companies' net revenues for fiscal 1997 and fiscal 1998, respectively. During these periods, none of the SPAR Marketing Companies' manufacturer or retail clients accounted for greater than 10% of net revenues, other than Warner Home Video, Buena Vista Home Video and General Motors Corporation, which accounted for 15.0%, 15.3% and 10.0% of net revenues in fiscal 1997 and 24.6%, 13.6% and 13.7% of net revenues in fiscal 1998, respectively.

     MCI's ten largest clients generated approximately 70% and 63.0% of MCI's net revenues for fiscal 1997 and fiscal 1998, respectively. During these periods, none of MCI's manufacturer or retail clients accounted for greater than 10% of net revenues, other than MCI WorldCom (including its divisions), a company not related to or affiliated with MCI, and Taco Bell Corp., which accounted for 29% and 12% of net revenues for fiscal 1997, and 30% and 16% of net revenues for fiscal 1998, respectively.

     The majority of PIA's contracts with its clients for shared services have multi-year terms. PIA and SPAR believe that the uncollectibility of amounts due from any of their large clients, a significant reduction in business from such clients, or the inability to attract new clients, could have a material adverse effect on the Combined Company's business, financial condition and results of operations.

     THE BUSINESS AND GROWTH OF THE COMBINED COMPANY DEPENDS IN LARGE PART ON THE TREND TOWARD OUTSOURCING OF MARKETING SERVICES WHICH MAY NOT CONTINUE

     PIA and SPAR believe that the current trend in the outsourcing of marketing services has resulted from the consolidation of retailers and manufacturers, as well as their desire to seek outsourcing specialists and to reduce fixed operating expenses. There can be no assurance that this trend in outsourcing will continue, as companies may elect to perform such services internally. A significant change in the direction of this trend generally, or a trend in the retail manufacturer or business services industry not to use, or to reduce the use of, outsourced marketing services such as those provided by the Combined Company, would materially adversely affect the Combined Company's business, financial condition and results of operations.

     THE MARKETING SERVICES INDUSTRY IS HIGHLY COMPETITIVE AND THE COMBINED COMPANY MAY BE UNABLE TO COMPETE AGAINST LARGER COMPANIES WITH GREATER RESOURCES

     Competition in the marketing services industry arises from a number of enterprises that are national in scope. As the marketing services industry continues to evolve, additional competitors with greater resources than the Combined Company may enter the marketing services industry or particular sectors thereof. The PIA Companies and the SPAR Companies compete with (1) a large number of relatively small enterprises with specific client, channel or geographic coverage, (2) the internal marketing and merchandising operations of their clients and prospective clients, (3) independent brokers and (4) smaller regional providers. In addition, in the premium promotion and travel incentive sector, SMCI competes with Carlson Marketing Group Inc., Maritz Inc. and BI Services, each of which have significantly greater financial and marketing resources than the Combined Company, as well as with Exceed Motivation, Incentive Associates and regional and local suppliers. Although no industry-wide study has been published, SPAR management believes that there are at least one hundred competitors in the premium incentive industry. PIA management believes there are over 150 competitors in the merchandising industry based upon information recently posted on the web site of the National Association for Retail Merchandising Services.

     The Combined Company's clients with internal marketing and merchandising capacity may choose to conduct more of their own merchandising services or premium incentive programs. Furthermore, remaining competitive in the highly competitive marketing services industry requires that the Combined Company monitor and respond to trends in all industry sectors. There can be no assurance that the Combined Company will be able to anticipate and respond successfully to such trends in a timely manner.

     The marketing services industry generally does not require significant initial capital expenditures and thus the barriers to entry in this industry are low. However, advanced technology has become a significant competitive advantage. If certain competitors were to combine in integrated marketing services companies, additional marketing service companies were to enter into this market, or existing participants in this industry were to become more competitive, the Combined Company's business, financial condition and results of operations could be materially adversely affected.

     PIA'S OPERATING RESULTS MAY FLUCTUATE BECAUSE ITS COMMISSION INCOME IS UNCERTAIN

     Approximately 15% of PIA's net revenues for fiscal 1998 were earned under commission-based contracts. These contracts provide for commissions based on a percentage of the client's net sales of certain of its products to designated retailers. Under certain of these contracts, PIA generally receives a draw on a monthly or quarterly basis, which is then applied against commissions earned. Adjustments are made on a monthly or quarterly basis upon receipt of reconciliations between commissions earned from the client and the draws previously received. The reconciliations typically result in commissions owed to PIA in excess of previous draws; however, PIA cannot predict with accuracy the level of its clients' commission-based sales. Accordingly, the amount of commissions in excess of or less than the draws previously received will fluctuate and can significantly affect PIA's operating results in any quarter.

    PROVISIONS IN PIA'S CHARTER DOCUMENTS AND DELAWARE LAW MAY DETER POTENTIAL ACQUISITION BIDS, INCLUDING BIDS THAT MAY BENEFIT STOCKHOLDERS

     After the Effective Time, the Certificate of Incorporation of PIA, including any amendments thereto, will remain the Certificate of Incorporation of the Combined Company. The PIA Board has the authority to issue up to 3,000,000 shares of preferred stock and to determine the price, rights, preferences, privileges and restrictions, including voting rights, of those shares without any further vote or action by the stockholders. The rights of the holders of PIA Common Stock will be subject to, and may be adversely affected by, the rights of the holders of any preferred stock that may be issued in the future. The issuance of preferred stock could have the effect of making it more difficult for a third party to acquire a majority of the outstanding voting stock of the Combined Company. In addition, the Combined Company will be subject to the anti-takeover provisions of Section 203 of the Delaware General Corporation Law ("DGCL"), which prohibits the Combined Company from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless the business combination is approved in a prescribed manner. The application of Section 203 also could have the effect of delaying or preventing a change in control of the Combined Company. Further, certain provisions of the Combined Company's bylaws (e.g., the requirement that the holder of shares entitled to cast no less than 30% of the votes at a special meeting of stockholders may call such a special meeting) and of the DGCL could delay or impede a merger, tender offer or proxy contest involving the Combined Company, which could adversely affect the market price of the PIA Common Stock.

    THE COMBINED COMPANY MAY BE UNABLE TO IDENTIFY, ACQUIRE AND INTEGRATE ADDITIONAL MARKETING SERVICES BUSINESSES ESSENTIAL TO ITS BUSINESS STRATEGY

     Key components of the Combined Company's growth strategy are the acquisition of businesses across the United States and Canada that offer marketing or incentive services in which each of the Combined Company's Divisions operates, as well as acquisitions in numerous other attractive sectors within or related to the marketing services industry. After the Merger, the successful implementation of this strategy depends upon the Combined Company's ability to identify suitable acquisition candidates, acquire such businesses on acceptable terms and integrate their operations successfully with those of the Divisions of the Combined Company. There can be no assurance of the availability of such candidates or, if such candidates are available, of the Combined Company's ability to identify, acquire or integrate acquired businesses successfully. In addition, in pursuing acquisition opportunities, the Combined Company may compete with other entities with similar growth strategies, which competitors may be larger and have greater financial and other resources than the Combined Company. Competition for these acquisition targets could also result in increased prices of acquisition targets and a diminished pool of companies available for acquisition.

    THE COMBINED COMPANY MAY BE UNABLE TO FINANCE FUTURE ACQUISITIONS TO GROW ITS BUSINESS

     After the consummation of the Merger, a significant portion of the Combined Company's resources may be used for acquisitions. The timing, size and success of such acquisition efforts and any associated capital commitments cannot be readily predicted. If the Merger is consummated, future acquisitions may be financed by issuing shares of PIA Common Stock, cash or a combination of PIA Common Stock and cash. If the PIA Common Stock does not maintain a sufficient market value, or if potential acquisition candidates are otherwise unwilling to accept PIA Common Stock as part of the consideration for the sale of their businesses, the Combined Company may be required to utilize more of its cash resources, if available, in order to initiate and maintain its acquisition program. If the Combined Company does not have sufficient cash resources, its growth could be limited unless it is able to obtain additional capital through debt or equity financings. There can be no assurance that the Combined Company will be able to obtain additional financing it may need for its acquisitions on terms that the Combined Company deems acceptable. To the extent PIA Common Stock is used for all or a portion of the consideration to be paid for future acquisitions, dilution may be experienced by existing stockholders. See "-- The Combined Company May Be Unable to Meet Its Capital Needs or Obtain Additional Financing."

     THE COMBINED COMPANY MAY FAIL TO IMPLEMENT ITS OPERATING STRATEGY

     There are several key elements to the Combined Company's operating strategy, including capitalizing on cross-selling opportunities, achieving operating efficiencies at its Divisions, operating on a decentralized basis and implementing technology. After the Merger, the Combined Company's ability to improve profitability through this operating strategy will be affected by various factors, many of which are beyond its control, and such strategy may not be successful. The Combined Company's failure to implement any part of its operating strategy could materially adversely affect the Combined Company's overall profitability and thus its business, financial condition and results of operations. See "Business of SPAR -- Business Strategy," "Business of PIA" and "Proposal I: Share/Option Issuance -- Strategy of the Combined Company." There can be no assurance that the Combined Company will be able to cross-sell its services successfully. The Combined Company's ability to achieve operating efficiencies will be affected by various factors, including the availability of, and the cost associated with the hiring and training of, retail merchandisers, as well as its ability to leverage its corporate overhead over its existing infrastructure. Moreover, the Combined Company may not be able to realize sufficient concentration of clients in some geographic areas, which would limit the efficiency and productivity of its labor force, as well as its ability to reduce variable costs. If the Combined Company does not implement proper overall business controls, the decentralized operating strategy could result in inconsistent operating and financial practices at the Combined Company's subsidiaries and any subsequently acquired businesses. With respect to technology, the Combined Company may not be able to deploy SPAR's Internet and other technology across divisional lines to enhance the services the PIA Division will provide. Moreover, there can be no assurance that products or technologies developed by others will not render the Combined Company's services uncompetitive or obsolete.

     THE COMBINED COMPANY'S QUARTERLY OPERATING RESULTS MAY VARY AND MAKE FUTURE PROFITABILITY UNCERTAIN

     The PIA Companies and the SPAR Companies have experienced, and the Combined Company may continue to experience in the future, fluctuations in quarterly operating results. There can be no assurance that the Combined Company's results of operations will be profitable for any given fiscal period. See "Manage ment's Discussion and Analysis of Financial Condition and Results of Operations of SPAR" and "Manage ment's Discussion and Analysis of Financial Condition and Results of Operations of PIA." Factors that may cause the Combined Company's quarterly operating results to vary include the number of active customer projects, the requirements of customer projects, the termination of major customer projects, the loss of major customers, the timing of new engagements and the timing of personnel cost increases. In particular, the timing of revenues is difficult to forecast for the motion picture industry customers of PIA and SMF because they can be dependent on the commercial success of movies or home video releases of particular customers. In addition, SMCI's operating results are subject to fluctuation because it recognizes revenues at the completion of programs but expenses direct costs of projects as such costs are incurred. Because of this policy, the timing of the commencement or completion of a project, particularly at or near the end of any quarter, can cause significant variations in operating results from quarter to quarter and could result in losses for any particular period.

     THE SAI PRINCIPALS HAVE POTENTIAL CONFLICTS OF INTEREST WITH THE COMBINED COMPANY ARISING FROM SERVICES PROVIDED BY SMS AND SIT

     Mr. Robert G. Brown, who will be a director and the Chairman and Chief Executive Officer of the Combined Company, and Mr. William H. Bartels, who will be a director and a Vice Chairman of the Combined Company, are the sole stockholders and executive officers and directors of SMS, SPAR Infotech, Inc., a Nevada corporation ("SIT"), and certain other companies that are not parties to the Merger Agreement and will not be included in the Combined Company.

     SMS provides substantial field representative and field management services to the SPAR Marketing Companies on a cost-plus basis. SIT provides computer programming services to SMF on an hourly fee basis. See "-- The SPAR Marketing Companies May Be Held Liable for the Tax Liability of SMS" and "Business of
SPAR -- Certain Relationships and Related Party Transactions."

     In the event of any dispute in the business relationships between the Combined Company and SMS or SIT, or in the course of pursuing SMS's independent contractor/employee dispute with the Internal Revenue Service ("IRS"), it is possible that Messrs. Brown and Bartels may have one or more conflicts of interest with respect to these relationships and dispute that could have a material adverse effect on the Combined Company. See "Business of SPAR -- Related Party Contingent Tax Liability," "Business of SPAR -- Certain Relationships and Related Party Transactions" and "Notes to the Combined Financial Statements of SPAR."

     THE SPAR MARKETING COMPANIES MAY BE HELD LIABLE FOR THE TAX LIABILITY OF
     SMS

     The SPAR Marketing Companies currently receive, and in the past have received, from SMS various field representative and field management services. SMS is engaged in a dispute with the IRS concerning the status of certain of SMS's independent contractors, which the IRS has asserted should be classified as employees for federal employment tax purposes. SMS has informed SPAR that SMS could owe the U.S. Treasury on a worst case basis up to approximately $6.6 million in employment taxes (including withholding for income taxes), penalties and interest if the IRS were to prevail in full in its dispute with SMS (assuming none of the independent contractors ever paid any of his or her self-employment taxes). Although SMS is not a party to the Merger Agreement or SPAR Reorganization Agreement and SPAR has not entered into any tax sharing or tax indemnification arrangement with SMS, there can be no assurance that the IRS will not attempt to collect these employment taxes from the SPAR Marketing Companies, as a result of their common control and business relationships with SMS during the period such liabilities were incurred. See "Business of SPAR -- Related Party Contingent Tax Liability."

     Messrs. Brown and Bartels, the SAI Principals, are the owners, directors and officers of SMS and, prior to the acquisition of the SPAR Companies by SAI in the SPAR Reorganization Transactions, directly owned all the stock of the SPAR Companies. SMS is a separate corporation and is not being acquired by any of the SPAR Companies or PIA Companies. See "Risk Factors -- The SAI Principals Have Potential Conflicts of Interest With the Combined Company Arising From Services Provided by SMS and SIT."

     In performing field and other services for the SPAR Marketing Companies, SMS has informed the SPAR Marketing Companies that SMS has treated, and expects to continue to treat, a substantial number of merchandising service providers and other field representatives as independent contractors, not employees. There can be no assurance, however, that the IRS will agree with SMS's characterization, or that SMS will be able to favorably settle with the IRS. See "Business of SPAR -- Related Party Contingent Tax Liability."

     Accordingly, if SMS is unable to pay such taxes or otherwise prevail in or settle its dispute with the IRS, the IRS might seek to collect all or a portion of such tax liability from the SPAR Marketing Companies. If SMS is unsuccessful in its challenge against the IRS's adverse independent contractor determination, and the IRS were to assert successfully that one or more of the SPAR Marketing Companies are legally responsible for all or a portion of such liability, it could have a material adverse effect on the Combined Company's business, financial condition and results of operations. In addition, if SMS's field representatives are required to be treated as employees, the additional cost of such reclassification is passed on to the Combined Company, and the Combined Company is unable to obtain these services elsewhere, the Combined Company may incur significant additional operating costs which could have a material adverse effect on the Combined Companies' business, financial condition and results of operations.

     THE COMBINED COMPANY WILL DEPEND ON ITS FUTURE PERFORMANCE TO SATISFY ITS SIGNIFICANT DEBTS AND LIABILITIES

     As of March 31, 1999, on a pro forma basis, the Combined Company had approximately $54.7 million in liabilities, with approximately $48.5 million of such liabilities representing current liabilities and approximately $4.5 million representing long-term debt. The Combined Company's ability to make scheduled payments on or to refinance its obligations will depend on its financial and operating performance, which is subject to prevailing industry and economic conditions and to financial, business and other factors beyond its control. In the event the Combined Company is unable to meet its obligations with respect to its existing debt, it may be required to refinance all or a portion of its existing debt or to obtain additional financing. There can be no assurance that the Combined Company would have the ability to obtain such financing. Failure to obtain such financing would have a material adverse effect on the business, financial condition and results of operations of the Combined Company. Moreover, Mr. Bartels and Mr. Brown have pledged their shares of SMCI to MCI as security for the note to MCI. If such indebtedness to MCI is not repaid, MCI may foreclose on the securities which would have a material adverse effect on the business, financial condition and results of operations of the Combined Company. Lastly, PIA is negotiating with its existing lender to increase the amount it may borrow under its existing credit facility for the Combined Company. This debt may limit the Combined Company's ability to obtain additional financing on acceptable terms.

     YEAR 2000 ISSUES MAY AFFECT PIA'S ABILITY TO EFFICIENTLY DEPLOY ITS STAFF

     The most reasonably likely worst case scenario for PIA with respect to Year 2000 involves Year 2000 problems experienced by PIA's staffing suppliers. In such a scenario, PIA's ability to efficiently deploy the necessary staff to service its clients' needs could be negatively affected. Other than hiring additional employees to reduce its dependence on these suppliers, PIA has not, and does not intend to, develop a contingency plan for potential Year 2000 problems.

     The extent and magnitude of the Year 2000 problem as it will affect PIA, both before and after January 1, 2000, is difficult to predict or quantify for a number of reasons. These include the lack of control over systems that are used by third parties, the complexity of testing inter-connected networks and applications that depend on third party networks and the uncertainty surrounding how others will deal with liability issues raised by Year 2000 related failures. If any of these third parties experience Year 2000 problems, it could have a material adverse effect on PIA.

     SPAR'S REVENUES AND PROFITS MAY DECREASE DUE TO THIRD PARTIES' YEAR 2000 NONCOMPLIANCE

     SPAR believes that the most reasonably likely worst case scenario facing SPAR with respect to the Year 2000 problems is a lack of compliance on the part of third parties with which it deals, which may result in lost revenue and profits. These include delays in deliveries to and from clients due to supply, processing and/or transmission problems, utility failures, and customer non-compliance (such that customers are unable to make normal use of SPAR's services and/or are unable to make payments to SPAR within their normal payment practices).

     SPAR's management believes that it may not be possible to determine with any certainty (i) that all Year 2000 issues affecting SPAR have been identified or corrected, (ii) how or when any particular Year 2000 related failure will occur, or (iii) the severity, duration, or financial consequences of any Year 2000 related failure. Accordingly, there can be no assurance that SPAR will not suffer from operational inconveniences and inefficiencies or even serious system failures caused by SPAR's Year 2000 problems or those of its clients. Such problems may divert management's time, attention and resources from its ordinary business activities which could have a material adverse effect on SPAR.

                               THE ANNUAL MEETING


     PIA is furnishing this Proxy Statement to holders of PIA Common Stock in connection with the solicitation of proxies by the PIA Board for use at the Annual Meeting. This Proxy Statement and accompanying form of proxy are first being mailed to the stockholders of PIA on or about June 28, 1999.


PURPOSE, TIME AND PLACE


     At the Annual Meeting, holders of PIA Common Stock will be asked to vote upon the proposals (collectively, the "PIA Proposals") to approve the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal, to elect seven directors to the PIA Board and to transact such other matters as may properly come before the Annual Meeting. The Annual Meeting will be held at PIA Merchandising Services, Inc. located at 19900 MacArthur Boulevard, Suite 900, Irvine, California 92612 on Thursday, July 8, 1999, at 9:00 a.m., Pacific Time.


     The PIA Board has unanimously determined that the approval of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal are in the best interests of PIA and the stockholders of PIA, and the PIA Board has approved the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the inclusion of the Reverse Split Proposal in the Proxy Statement. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS OF PIA VOTE "FOR" APPROVAL OF THE SHARE/OPTION ISSUANCE, EACH OF THE PRE-MERGER CHARTER AMENDMENTS, THE OPTION PLAN AMENDMENT AND THE REVERSE SPLIT PROPOSAL AND "FOR" THE ELECTION OF THE SEVEN NOMINEES SET FORTH HEREIN TO THE PIA BOARD.

     For a discussion of the potential interests that certain officers of PIA may have with respect to the Share/ Option Issuance and the Merger that are different from, or in addition to, the interests of stockholders of PIA generally, see "Proposal I: The Share/Option Issuance -- Interests of Certain Persons in the Merger." Such interests, together with other relevant factors, including the financial analysis contained in the opinion of ING Barings which is attached as Annex D, were considered by the PIA Board in making its recommendation.

VOTING RIGHTS; VOTES REQUIRED FOR APPROVAL; QUORUM


     The PIA Board has fixed the close of business on June 7, 1999, as the Record Date for voting at the Annual Meeting. Only holders of record of shares of PIA Common Stock on the Record Date are entitled to notice of and to vote at the Annual Meeting. On the Record Date, there were 5,480,966 shares of PIA Common Stock outstanding and entitled to vote at the Annual Meeting, held by approximately 870 stockholders of record. Each holder of record of PIA Common Stock, as of the Record Date, is entitled to cast one vote per share. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of PIA

Common Stock at the Annual Meeting shall constitute a quorum at the Annual Meeting. In the event that a quorum is not present at the Annual Meeting, it is expected that such meeting will be adjourned or postponed to solicit additional proxies.


     As of the Record Date, PIA's directors, executive officers and their affiliates beneficially owned shares of PIA Common Stock representing approximately 44.3% of the outstanding PIA Common Stock. Pursuant to the terms of a voting agreement (the "Voting Agreement") executed in connection with the Merger, each of Mr. Owens, a director of PIA, and RVM/PIA, a California limited partnership have agreed to vote all their shares of PIA Common Stock, which represents an aggregate of approximately of 40.7% of the outstanding PIA Common Stock as of the Record Date, in favor of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment. In addition, each of PIA's executive officers and other directors and their affiliates intend to vote their shares of PIA Common Stock beneficially owned by them for approval of each of the Pre-Merger Charter Amendments, the Share/ Option Issuance, the Reverse Split Proposal and the Option Plan Amendment. The SPAR Principals have also executed the Voting Agreement and agreed to vote their shares of SAI in favor of the Merger.


     Approval of each of the Pre-Merger Charter Amendments and the Reverse Split Proposal requires the affirmative vote of a majority of the outstanding shares of PIA Common Stock entitled to vote thereon at the Annual Meeting. Approval of each of the Share/Option Issuance and the Option Plan Amendment requires the affirmative vote of a majority of the votes cast with respect to each such proposal. Approval of each of the Merger Proposals is required for the Merger to be consummated. Unless all six Merger Proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The director nominees that receive the greatest number of votes at the Annual Meeting will be elected to serve on the PIA Board until such time as the Merger may be consummated, or if the Merger is not consummated, until such time as their successors are duly elected and qualified.

SHARE OWNERSHIP OF MANAGEMENT


     At the close of business on the Record Date, PIA's directors, executive officers and their affiliates, as a group, were the beneficial owners of an aggregate of approximately 2,636,699 shares (approximately 44.3%) of the PIA Common Stock then outstanding.


PROXIES

     All shares of PIA Common Stock represented by properly executed proxies received prior to or at the Annual Meeting and not revoked will be voted in accordance with the instructions indicated in such proxies. If no instructions are indicated on a properly executed returned proxy, such proxy will be voted FOR the approval of the PIA Proposals. A properly executed proxy marked "ABSTAIN" will not be voted, although it will be counted for purposes of determining whether there is a quorum and for purposes of determining the aggregate voting power and number of shares represented and entitled to vote at the Annual Meeting. Therefore, abstentions are treated as votes cast against a PIA Proposal except in the case of election of directors where abstentions have no legal effect. The affirmative vote of a majority of the shares of PIA Common Stock outstanding as of the Record Date on each of the Pre-Merger Charter Amendments and the Reverse Split Proposal is required to approve such proposals. The affirmative vote of a majority of the votes cast with respect to the Share/Option Issuance and the Option Plan Amendment is required to approve such proposals. The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the PIA Board. Votes against a candidate and votes withheld have no legal effect. Therefore, a "broker non-vote" (i.e., shares held by brokers or nominees which are represented at a meeting but with respect to which the broker or nominee is not empowered to vote on a particular proposal) will not be counted as a vote cast on any of the PIA proposals. Shares represented by "broker non-votes" will, however, be counted in determining whether there is a quorum at the Annual Meeting.

     The PIA Board is not currently aware of any business to be acted upon at the Annual Meeting other than as described herein. If, however, other matters are properly brought before the Annual Meeting, or any adjournments or postponements thereof, the persons appointed as proxies will have discretion to vote or act thereon according to their judgment. Such adjournments may be for the purpose of soliciting additional proxies in the absence of a quorum at the Annual Meeting.

     A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of PIA, an instrument revoking it, by delivering a duly executed proxy bearing a later date or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in itself constitute the revocation of a proxy.

     The cost of the solicitation of proxies will be paid by PIA. In addition to solicitation by mail, arrangements will be made with brokerage houses and other custodians, nominees and fiduciaries to send proxy materials to beneficial owners, and PIA will, upon request, reimburse them for their reasonable expenses. To the extent necessary in order to ensure sufficient representation at the Annual Meeting, PIA, through its officers and regular employees, who will receive no compensation in excess of their regular salaries for their services, may request by telephone or telegram the return of proxy cards. The extent to which this will be necessary depends entirely upon how promptly proxy cards are returned. Stockholders are urged to send in their proxies without delay.

     PIA STOCKHOLDERS DO NOT NEED TO TAKE ANY ACTION WITH RESPECT TO THEIR STOCK CERTIFICATES, WHICH WILL CONTINUE TO EVIDENCE THE SAME NUMBER OF SHARES OF PIA COMMON STOCK FOLLOWING THE MERGER.

                       PROPOSAL I: SHARE/OPTION ISSUANCE

     The following is a brief summary of certain aspects of the Share/Option Issuance, the Merger Agreement and the Merger contemplated thereby. This summary does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached hereto as Annex A and incorporated herein by reference. Stockholders of PIA are urged to read the Merger Agreement in its entirety.

THE SHARE/OPTION ISSUANCE


     The Share/Option Issuance contemplates the issuance by PIA of approximately
12.7 million shares of PIA Common Stock in exchange for all of the outstanding SAI Common Stock and the issuance of Substitute Options to purchase an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options under the Merger Agreement, pursuant to which PIA Acquisition will merge with and into SAI. Based on the number of shares of PIA Common Stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA Common Stock to the SAI Stockholders and Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Such shares of PIA Common Stock would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA Common Stock as reported on the Nasdaq National Market on June 7, 1999. Following the Merger, SAI will become the Surviving Corporation and a wholly owned subsidiary of PIA and PIA Acquisition will cease to exist. Although the DGCL does not require that the stockholders of PIA approve the Share/Option Issuance, under the rules of the Nasdaq Stock Market, PIA must obtain stockholder approval prior to the issuance of the Merger Consideration.


GENERAL EFFECT ON RIGHTS OF EXISTING PIA STOCKHOLDERS

     Under Delaware law, the Merger Shares will have rights and privileges identical to those of the currently outstanding PIA Common Stock. The Merger Shares will be subject, however, to resale restrictions imposed by the Securities Act of 1933, as amended (the "Securities Act"). The issuance of the Merger Shares will have no effect on the rights and privileges of the outstanding PIA Common Stock except for effects incidental to increasing the number of shares of PIA Common Stock outstanding after the Merger such as a reduction in voting power and a possible material reduction in their interest in PIA with respect to earnings per share, liquidation and book and market value per share in connection with the Merger.

EFFECTIVE TIME


     The Merger will become effective upon the filing of the Articles of Merger with the Nevada Secretary of State. It is expected that such filing will take place no later than two business days after the approval by the PIA stockholders of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment and the satisfaction or waiver of the other conditions to the Merger, including obtaining necessary regulatory approvals. On June 21, 1999, PIA received confirmation of the early termination of all applicable waiting periods under the HSR Act with respect to the Merger. The time of the filing of the Articles of Merger (or such later time as may be specified for effectiveness of the Merger in the Articles of Merger) is referred to as the Effective Time.


BACKGROUND OF THE MERGER

     The terms of the Merger Agreement are the result of arm's length negotiations between executive officers and representatives of PIA and SPAR. The following is a brief description of the background of these negotiations and the Merger.

     Initiation of discussions between PIA and SPAR was principally a result of PIA management's efforts to maximize stockholder value. During fiscal 1997 PIA experienced net losses in each quarter, with an aggregate net loss of $15.1 million for the year. This resulted primarily from the loss of shared clients which resulted in margin reductions, higher overhead costs as a percentage of revenue and, in addition, inefficiencies in field labor execution. During 1998, PIA scaled back its operations, reduced administrative costs, laid-off employees and closed several offices. Despite these efforts, PIA continued to incur net losses in 1998. Because PIA's revenues did not support its cost structure, PIA determined that the best way to continue to provide the same level of service that its customers demand and maximize stockholder value was to achieve cost savings and other synergies through a consolidation of PIA with a suitable candidate. In order to implement this strategy, in the third quarter of 1998, PIA's management retained the services of ING Barings to advise PIA on possible transactions through which PIA could engage in potential acquisition transactions, such as a merger or sale of the company.

     On September 16, 1998, following a special meeting of the PIA Board, representatives of ING Barings made an informal presentation to the PIA Board concerning PIA's strategic alternatives. The PIA Board instructed representatives of ING Barings and PIA management to generate a list of potential strategic partners. Seventeen potential candidates were subsequently identified and ING Barings as well as Mr. Peets, Chief Executive Officer of PIA, made informal contact with all 17 potential candidates regarding a business combination with PIA. Out of such 17 candidates, nine entered into confidentiality agreements with PIA.

     On September 30, 1998, at a special meeting of the PIA Board, representatives of ING Barings summarized the strategic alternatives discussed at the informal presentation following the September 16, 1998 Board meeting, and reviewed the various strategic alternatives available to PIA. The PIA Board acknowledged that some of the possible alternatives would include a sale of the company or a majority interest in the company. ING Barings and PIA management reported on their discussions with the potential candidates. The PIA Board authorized PIA management to continue negotiating with potential candidates.

     On October 1, 1998, Mr. Peets and Cathy Wood, Chief Financial Officer of PIA, met with Mr. Brown, Chief Executive Officer and co-founder of SPAR, and Mr. Bartels, Senior Vice President and co-founder of SPAR, in ING Barings' office in San Francisco. Mr. Peets provided Messrs. Brown and Bartels information regarding PIA's business, service offerings, markets, financials and management.

     On October 28, 1998, at a regular meeting of the PIA Board, Mr. Peets and representatives of ING Barings reviewed the status of discussions held between PIA management and other potential strategic partners (including SPAR) and management's continuing efforts to identify other candidates regarding a possible business combination with PIA. The PIA Board authorized ING Barings to continue its analysis of, and its discussions with, SPAR and any other possible strategic partners and acquirors.

     On November 3, 1998, Mr. Peets, Ms. Wood, John Colwell, a director of PIA, and representatives of ING Barings met with Messrs. Brown and Bartels and James
H. Ross, Chief Financial Officer of SPAR, at ING Barings office in New York. At the meeting, PIA representatives obtained information regarding SPAR's business, service offerings, markets, profitability and management for presentation to the PIA Board.

Messrs. Brown and Bartels also informed Mr. Peets and Ms. Wood that SPAR was negotiating with MCI to acquire its assets. The parties also discussed the operating philosophies of the two companies and possible synergies and benefits of a merger of PIA and SPAR. PIA also provided SPAR with additional information regarding PIA.

     On November 19, 1998, Mr. Peets, Ms. Wood and representatives of ING Barings and Riordan & McKinzie, PIA's legal counsel, met with Mr. Brown in Las Vegas. At the meeting, the parties negotiated preliminary terms of a proposed transaction and discussed the financial structure for such a transaction. Mr. Brown indicated to Mr. Peets that the acquisition of MCI would probably occur prior to any proposed business combination between SPAR and PIA. During these discussions, Mr. Peets negotiated a business combination that would result in the SPAR stockholders owning between 69% and 70% of the combined companies and PIA's stockholders owning between 30% and 31% of the combined companies. This ratio was based on MCI being acquired prior to any combination of PIA and SPAR. As part of the financial structure, Messrs. Peets and Brown also discussed PIA granting options to SPAR employees. The parties agreed to proceed with further negotiations, subject to further due diligence and PIA Board approval.

     On November 25, 1998, at a special PIA Board meeting with representatives from ING Barings and Riordan & McKinzie, Mr. Peets apprised the PIA Board of the discussions between PIA and SPAR. Mr. Peets provided the PIA Board with background information regarding SPAR's business, products, markets, financial situation and management. The PIA Board also reviewed the results of the discussions Mr. Peets and representatives of ING Barings had engaged in with other companies regarding a possible business combination with PIA. The PIA Board also discussed the general terms for the transaction that Messrs. Peets and Brown had discussed in Las Vegas during the previous week. Following these discussions, the PIA Board authorized the officers of PIA to conduct a thorough due diligence investigation regarding SPAR and to negotiate the terms of a definitive merger agreement, subject to PIA Board approval. The PIA Board also authorized its officers to continue negotiations with other interested parties until the execution of a definitive agreement with SPAR.

     On December 7, 1998, and December 8, 1998, representatives from ING Barings and Riordan & McKinzie and PIA's accountants met with Mr. Ross and James Segreto, Controller for SPAR and representatives from SPAR's legal counsel, Parker Chapin Flattau & Klimpl, LLP ("Parker Chapin"), at SPAR's corporate offices in New York at which the management of SPAR made a series of presentations regarding SPAR. On-site financial and legal due diligence related to SPAR, including a review of SPAR's accounting and legal papers, was conducted by PIA and its legal, financial and accounting representatives.

     On December 9, 1998, representatives from ING Barings and Riordan & McKinzie and PIA's accountants met with John H. Wile, founder of MCI, Mark A. Whitney, Chief Executive Officer of MCI, Gary W. Oakley, intended President of SPAR Incentive, and Edward Loos, Chief Financial Officer of MCI at MCI's offices in Dallas. The meeting focused on financial and legal due diligence related to MCI and included a review of MCI's accounting and legal papers. Subsequently, PIA's legal, financial and accounting representatives reported the results of its due diligence investigation to PIA management.

     On December 9, 1998, and December 10, 1998, Messrs. Ross and Segreto met Ms. Wood at Riordan & McKinzie's office in Costa Mesa, California, together with representatives of Ernst & Young LLP, and Messrs. Ross and Segreto conducted certain financial due diligence review of PIA.

     On December 14, 1998 and December 15, 1998, Mr. Peets, Ms. Wood, Mr. Colwell, John Bain, Executive Vice President, Operations of PIA, Larry Dorr, Senior Vice President, Operations of PIA, Don Holman, Executive Vice President, Sales and Marketing of PIA and a representative from ING Barings met with representatives from SPAR. The parties discussed potential synergies of a business combination as well as customer information, financial information and proposed integration plans.

     On January 6, 1999, Mr. Peets met with Mr. Brown in Dallas. The parties discussed the number of PIA options to be granted to SPAR employees in connection with the business combination.

     On January 14, 1999, at a special meeting with Ms. Wood and representatives from ING Barings and Riordan & McKinzie also present, the PIA Board reviewed the status of the discussions with SPAR and two potential strategic partners that had recently expressed interest in PIA. A representative from ING Barings identified certain key issues that were still unresolved. A representative from Riordan & McKinzie described the proposed structure of the merger and described several important provisions in the proposed merger agreement. Mr. Peets then described the status of discussions with two other potential strategic partners. The PIA Board directed Mr. Peets to pursue discussions with the two parties and SPAR. Preliminary discussions were subsequently held with the two parties but such parties expressed no further interest and made no offers.

     On January 23, 1999, Mr. Peets and representatives from ING Barings and Riordan & McKinzie met with Messrs. Brown, Bartels, and Ross and representatives of Parker Chapin at Parker Chapin's offices in New York. The parties continued to negotiate the terms of the merger agreement.

     On February 9, 1999, Mr. Peets, Ms. Wood and representatives from ING Barings met with Mr. Brown at Riordan & McKinzie's office in Costa Mesa to continue to finalize the terms of the merger agreement, which included discussions regarding the number of PIA options to be granted to SPAR employees and the closing net worth of SPAR.

     On February 11, 1999, the PIA Board met in a special meeting to discuss the proposed transaction with Ms. Wood and representatives of ING Barings and Riordan & McKinzie also present. Mr. Peets provided the PIA Board with an overview of SPAR's business and the results of PIA's due diligence. A representative from ING Barings reviewed for the PIA Board the activities undertaken by PIA and ING Barings over the past several months to identify potential strategic opportunities for PIA and informed the PIA Board that all discussions with third parties had been terminated other than the ongoing negotiations with SPAR. He also described the recent acquisition by SMCI of the assets of MCI, and reviewed certain material features of the proposed combination with SPAR, including a discussion of PIA option grants to be made in connection with the transaction. Mr. Peets led the PIA Board in a discussion of the merits and risks of the proposed transaction. PIA's legal counsel discussed a number of legal matters and described the legal structure of the transaction including the principal terms of the legal documents to effectuate the proposed transaction.

     On February 18, 1999, Mr. Peets and Mr. Holman met with Mr. Brown at SPAR's offices in Minneapolis. The parties discussed synergies and integration plans.

     On February 25, 1999 at a special telephonic meeting of the PIA Board, which included Ms. Wood and representatives of Riordan & McKinzie and ING Barings, Mr. Peets summarized the status of the discussions with SPAR. A representative of Riordan & McKinzie reviewed the fiduciary duties of the PIA Board in considering the merger and several provisions of the merger agreement, and related documents, draft copies of which had been delivered to all PIA Board members. In addition, representatives of ING Barings made a presentation to the PIA Board which included its detailed financial analysis and other information with respect to the companies, and indicated that it would be in a position to render its opinion that the proposed Initial Exchange Ratio was fair to the PIA stockholders from a financial point of view upon completion of the negotiations with SPAR, subject to a review of the final merger agreement. The PIA Board authorized PIA's officers to continue the negotiations with SPAR and scheduled a PIA Board meeting for February 28, 1999 to review any further changes to the Merger Agreement, to receive the final ING Barings fairness opinion and to provide final authorization for the transaction.

     On the morning of February 28, 1999, the PIA Board met at a special telephonic meeting which included Ms. Wood and representatives of Riordan & McKinzie and ING Barings. Mr. Peets informed the PIA Board that the negotiations concerning the proposed combination of PIA with the SPAR Companies were substantially concluded, and that the Merger Agreement and related agreements were being prepared for signature. Representatives of Riordan & McKinzie reviewed for the PIA Board the issues that had been resolved in the negotiations since the February 25, 1999 Board meeting and answered questions from the PIA Board. Representatives of ING Barings confirmed that they had reviewed the final draft of the Merger Agreement and the related agreements, copies of which had been provided to the PIA Board members. After answering questions from the PIA Board, representatives from ING Barings indicated that ING Barings was prepared to deliver its written opinion to the PIA Board dated February 28, 1999, to the effect that, as of such date, the Initial Exchange Ratio was fair from a financial point of view to PIA's stockholders. The PIA Board then unanimously approved the Merger Agreement and the transactions contemplated thereby. PIA then received ING Barings' oral opinion, PIA executed the Merger Agreement and ING Barings subsequently confirmed its oral opinion in writing. In addition, Mr. Owens and RVM/PIA, a California limited partnership, executed the Voting Agreement.

     Execution of the Merger Agreement was announced on March 1, 1999, by issuance of a joint press release.


     During early May 1999, Mr. Brown and Mr. Peets discussed PIA's results of operations for the first quarter of 1999. The parties noted that PIA incurred a net loss of $3.3 million for the three months ended April 2, 1999. In an effort to assure that the Combined Company has sufficient cash upon the consummation of the Merger, Mr. Peets and Mr. Brown discussed ways in which the Combined Company could retain more cash for operations. Those discussions led to the eventual amendment of the Merger Agreement to increase the consolidated net worth of SPAR required under the agreement from $500,000 to $1,436,000 (with the consolidated net worth calculated in each case after giving effect to the exclusion of certain charges and other costs as set forth in the Merger Agreement). In connection with the increase in net worth, the parties negotiated a proposed increase in the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substituted Options (assuming full exercise thereof) in the Merger from 69.3% to 70% (2 1/3 times the number of shares of PIA Common Stock outstanding representing an aggregate of approximately 12.8 million shares of PIA Common Stock based on the number of shares of PIA Common Stock outstanding as of June 7, 1999).


     Members of the PIA Board reviewed PIA's quarterly financial statements for the quarter ended April 2, 1999, PIA's working capital position and other results of PIA's operations. Although the proposed amendment would result in additional dilution to PIA stockholders, the increase in over $.9 million in the net worth of the Combined Company would benefit its working capital position. The PIA Board determined by unanimous written consent dated as of May 14, 1999 that PIA should enter into an amendment to the Merger Agreement to increase the consolidated net worth required of SPAR thereunder from $500,000 to 1,436,000 (subject in each case to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and to increase the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger from 69.3% to 70% (2 1/3 times the number of outstanding shares of PIA Common Stock).

     The PIA Board determined the amendment to the Merger Agreement would not materially affect the fairness of the Merger to PIA and its stockholders from a financial point of view and that consequently, it was not necessary to obtain an updated fairness opinion from ING Barings. The PIA Board also determined that the Merger, on the amended terms, is fair to PIA and its stockholders.

     PIA and SPAR then executed an amendment to the Merger Agreement which increased the consolidated net worth of SPAR required therewith from $500,000 to 1,436,000 (subject in each case to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and increased the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger from 69.3% to 70% (2 1/3 times the number of outstanding shares of PIA Common Stock).

PIA'S REASONS FOR THE MERGER

     The PIA Board believes that the Merger and the Share/Option Issuance are in the best interest of PIA and PIA's stockholders. Accordingly, the PIA Board has unanimously approved the Merger and the Share/ Option Issuance.

     POTENTIAL BENEFITS FROM THE MERGER

     In reaching its decision, the PIA Board consulted with PIA management as well as its financial and legal advisors, and considered a number of factors, including, without limitation, the following:

          (i) The significant opportunity for PIA stockholders to own shares in a larger company with improved financial strength and flexibility.

          (ii) Ownership in the Combined Company will allow PIA stockholders to participate in the long-term growth and appreciation that may result from the Combined Company's future participation in the consolidation of the marketing services industry and from the Combined Company's more diversified product offerings.

          (iii) SPAR's sophisticated Internet-based technology will allow PIA to dramatically improve its technological capabilities and infrastructure for collecting and distributing store level information to customers and managing the activities in its field force.

          (iv) The opportunity for PIA to become a broad-based marketing services company instead of remaining a single-service company.

          (v) The strategic fit between PIA and SPAR and the complementary nature of their respective businesses and similar customer base which could strengthen existing, and develop new, customer relationships through the marketing capabilities of the Combined Company.

          (vi) Anticipated significant operating synergies, cost savings and other operating efficiencies including those with respect to reduced field costs and administrative expenses resulting from the consolidation of sales, corporate, administrative and support functions. "Operating synergies" refer to PIA's belief that when PIA and SPAR are merged, the Combined Company will produce total results that are greater than the sum of each company's individual contributions.

          (vii) Information with respect to the business, operations, financial condition, earnings and prospects of SPAR, on an historical and a prospective basis.

          (viii) The tax-free nature of the Merger.

          (ix) The financial analysis provided by ING Barings and ING Barings' opinion that the Initial Exchange Ratio is fair, from a financial point of view, to the PIA stockholders.

          (x) The terms of the Merger Agreement which permit PIA, under certain limited circumstances, to negotiate with third parties and to accept more favorable proposals, if any are received.

     In the course of its deliberations, the PIA Board reviewed, among other things, the following information relevant to the Merger: (a) the financial presentation and analysis of ING Barings prepared in connection with its fairness opinion; (b) reports from PIA's management and legal advisers on specific terms of the Merger Agreement; (c) reports from PIA management regarding the financial performance, conditions, business operations and prospects of SPAR; and (d) the proposed terms, timing and structure of the Merger and the final form of the Merger Agreement.

     The PIA Board believes that merging the PIA Companies and SPAR Companies will create a more efficient Combined Company capable of achieving greater cost savings, a broader customer base and more positive operating results than either company could achieve on its own. The synergistic benefits of the Merger were estimated by applying SPAR's proprietary labor cost, deployment and organizational structure models to PIA. Such models were based on the following assumptions: (i) selected SPAR expenses to revenue percentages as of December 31, 1998 could be applied to PIA's revenue to derive expected savings estimates for these expense categories and (ii) the Merger would be consummated on or about June 30, 1999. Based on these assumptions, PIA expects savings during 1999 of approximately $.4 million from volume discounts for telecommunications services, approximately $1.2 million from reduced travel related expenses due to the larger pool of employees located in more geographic regions, approximately $.7 million from centralized recruiting and salary and benefit expense management, and approximately $1.1 million by eliminating redundant equipment and facilities and approximately $1.8 million from streamlining PIA field management through the use of SPAR's Internet based and other technology. The PIA Board believes that all of the factors listed above, as well as the opinion of ING Barings, support the fairness of the Merger and the Share/Option Issuance to PIA and its stockholders and that the Merger and the Share/Option Issuance are in the best interests of PIA and its stockholders.

     POTENTIAL NEGATIVE FACTORS ASSOCIATED WITH THE MERGER

     The PIA Board also considered the following potentially negative factors in its deliberation concerning the Merger:

          (a) The risk that some, if not all, of the potential benefits of the Merger will not be fully realized.

          (b) The risks and costs associated with integrating the businesses and operations of PIA and SPAR.

          (c) The possibility that the Merger may not be consummated resulting in significant accrued transaction costs.

          (d) The potentially adverse effects of the announcement of the Merger, or its failure to be consummated, on PIA's customers and employees.

          (e) Dilution of the voting power of PIA stockholders and the potential reduction in book value of PIA Common Stock.

     The foregoing discussion of information and factors considered by the PIA Board is not intended to be exhaustive. While the PIA Board did not assign relative weight to the specific factors considered, it did believe that the opportunity to improve PIA's financial strength, combined with the potential cost savings and the technological capabilities gained through the use of SPAR's Internet-based technology, were the most significant factors in determining that the positive factors outweighed any potentially negative factors in connection with the transaction.

     THE PIA BOARD BELIEVES THAT THE TERMS OF THE MERGER AND THE SHARE/OPTION ISSUANCE ARE FAIR TO, AND IN THE BEST INTERESTS OF, PIA AND THE HOLDERS OF PIA COMMON STOCK. ACCORDINGLY, THE PIA BOARD HAS APPROVED THE MERGER AGREEMENT, THE SHARE/OPTION ISSUANCE AND THE TRANSACTIONS CONTEMPLATED THEREBY AND APPROVED THE MERGER. THE PIA BOARD RECOMMENDS TO THE HOLDERS OF PIA COMMON STOCK THAT THEY VOTE FOR THE SHARE/OPTION ISSUANCE AND THE APPROVAL OF THE TRANSACTIONS CONTEMPLATED THEREBY. SEE "-- INTERESTS OF CERTAIN PERSONS IN THE MERGER."

SPAR'S REASONS FOR THE MERGER

     SPAR has concluded that the Merger offers the SPAR Companies and their respective stockholders a significant opportunity to create a combined organization that will be:

          (i) significantly larger than either PIA or the SPAR Companies alone, with more trained and experienced field managers and a much larger field force and improved efficiency,

          (ii) better able to be (and remain) competitive in its pricing and services in an increasingly competitive industry, through increased use of Internet and other technological efficiencies, and through increased leverage over suppliers and other cost controls, and

          (iii) strategically positioned to become a leading provider of in-store merchandising and other outsourced marketing services, and differentiated marketing and sales solutions through a single point of contact.

     The Merger could provide the Combined Company with immediate access to additional financial resources, including public stock that can be used as currency to accelerate its growth and implement its acquisition strategy, as well as provide access to the public markets for further capital, if necessary.

     SPAR believes that the Combined Company can grow and become a leading provider of in-store merchandising and other outsourced marketing services through the acquisition and consolidation of other marketing, merchandising and incentive companies and related providers in other sectors of this industry, such as ad specialty (using free promotional items to stimulate corporate remembrance), direct marketing (marketing to or soliciting orders from consumers via mail and telephone), database marketing (direct marketing using lists developed by marketers with proprietary data), sales promotions (marketing activities to encourage purchases in support of or in lieu of advertising), information/research (collecting and reselling data on consumers and consumer preferences), sampling (distributing free product to consumers to promote awareness) and demonstrations (live exhibitions, typically in-store, of how a product works).

STRATEGY OF THE COMBINED COMPANY AFTER THE MERGER

     MARKETING SERVICES INDUSTRY OVERVIEW

     According to industry sources such as PROMO Magazine, Brand Marketing and Advertising Age, in 1997, the marketing services industry generated over $79 billion in revenue. Merchandising services represented approximately $13.5 billion of the market, of which approximately $1.3 billion was outsourced to third-party retail merchandising businesses. The premium incentive market, which includes merchandise fulfillment and travel fulfillment companies, generated over $20.0 billion in revenues.

     PIA and SPAR believe, based on industry sources and the collective experience of its management, that the highly fragmented nature of the marketing services industry, together with the consolidation of retailers and manufacturers, is driving the growth and consolidation of the industry. This consolidation has created retailers which are larger, have broader geographic reach, and more centralized procurement and administration functions than many mid-size retailers. As a result, many retailers and manufacturers have started to choose third-party marketing service providers with broader capabilities in order to achieve consistent and simultaneous execution of certain of their retail marketing strategies across a larger geographic area and to customize the scope of certain other services performed on their behalf. In addition, PIA and SPAR believe that the increasing use of information technology by retailers and manufacturers for inventory control, product shelf placement and off-shelf displays, will create demand for third-party expertise in the selection, deployment and management of such technologies.

     Merchandising. PIA and SPAR believe that merchandising services bring added value to retailers, manufacturers and other businesses. Retail merchandising services enhance sales by making a product more visible and available to consumers. These services primarily include shelf maintenance, display placement, reconfiguring product on store shelves, replenishing product and placing orders and other services such as test market research, mystery shopping, teleservices, database marketing and promotion planning and analysis.

     Merchandising services previously undertaken by retailers, manufacturers and independent brokers have been increasingly outsourced to third parties. Historically, retailers staffed their stores as needed to ensure inventory levels, the advantageous display of new items on shelves, and the maintenance of shelf schematics. Manufacturers deployed their own sales representatives to ensure that their products were displayed on the shelves and were properly spaced and positioned. Independent brokers performed similar services on behalf of the manufacturers they represented. In an effort to improve their margins, retailers are increasing their reliance on manufacturers and brokers to perform such services. Initially, manufacturers attempted to satisfy their needs for merchandising services in retail stores by utilizing their own sales representatives. Manufacturers discovered that using its own sales representatives for this purpose was expensive and inefficient, however, and outsourced their needs for merchandising services to third parties capable of operating at a lower cost by serving multiple manufacturers simultaneously.

     Another significant trend impacting the merchandising segment is a significant tendency of consumers to make product purchase decisions once inside the store. Accordingly, merchandising services and in-store product promotions have proliferated and diversified. Retailers are continually re-merchandising and remodeling entire stores to respond to new product developments and changes in consumer preferences. PIA and SPAR estimate that these activities have doubled in frequency over the last five years, such that most stores are re-merchandised and remodeled every twenty-four months. Both retailers and manufacturers are seeking third parties to help them meet the increased demand for these labor-intensive services.

     Premium Incentive. SPAR believes that American companies are increasingly using third party incentive providers as a more efficient and cost effective means to increase the productivity of their employees. Third party incentive premium providers can offer a customized, unique turnkey solution specifically tailored to a company's needs. Additionally, incentive premium providers are able to capitalize on supplier relationships and to realize volume discounts, particularly on travel and merchandise.

     Premium incentives are performance-determined rewards used to motivate employees, salespeople, dealers and consumers, as well as to differentiate a product, service or store. According to the Incentive Federation Survey, only 26.0% of American businesses are using premium incentives to motivate employees and that the majority of these businesses are large companies (with over 1,000 employees). SPAR anticipates that this market segment will grow as additional companies realize the value of using incentives to motivate employees, sales forces and consumers.

     The three most commonly used incentives are cash, travel and merchandise. While consumer promotions, including direct premium offers (using travel or merchandise in conjunction with a purchase of a product or service), sweepstakes (promotions that require only chance to win) and self-liquidating premiums (offering travel or merchandise premiums to consumers at a price that totally covers the marketer's costs) generate the most attention, most incentive expenditures are for trade incentives to motivate salespeople to sell and retailers to buy and display products. Recent trends include the growth of retail certificates or debit or cash cards in the merchandise fulfillment sector (the segment of the premium incentive sector concerned with providing merchandise as rewards in incentive programs), while the travel fulfillment sector (the segment of the premium incentive sector concerned with providing travel as rewards in incentive programs) has seen growth in individual travel and meetings involving registration services (fee-based services used to simplify the process of signing up individuals to attend a meeting or seminar).

     Other Marketing Services Sectors. The other marketing services sectors, such as ad specialty, point-of-purchase displays, direct marketing, database marketing, sales promotions, information/research, sampling and demonstrations, generated over $54 billion in revenues in 1997. PIA and SPAR believe that these sectors are highly fragmented and represent significant opportunities for consolidation.

     BUSINESS STRATEGY

     As the marketing services industry continues to grow and consolidate, large retailers and manufacturers are increasingly outsourcing their marketing needs to third-party providers. PIA and SPAR believe that offering marketing services in multi-use sectors on a national basis will provide PIA and SPAR with a competitive advantage. Moreover, PIA and SPAR believe that developing a sophisticated technology infrastructure is key to providing clients with a high level of customer service. PIA and SPAR's objective is to become such a national integrated provider by pursuing both an operating and acquisition- driven strategy, as described below.

     OPERATING STRATEGY POST MERGER

     Capitalize on Cross-Selling Opportunities. PIA and SPAR intend to leverage their current client relationships by cross-selling the range of services offered by the Divisions after the Merger. For example, PIA and SPAR believe that their retail merchandising and database marketing services can be packaged with their premium incentive services to provide a high level of customer services, and that additional cross-selling opportunities will increase if, as management intends, the Combined Company acquires businesses in other sectors of the marketing services industry.

     Achieve Operating Efficiencies. PIA and SPAR intend to achieve operating efficiencies within the Divisions. For example, as new businesses are acquired within the SPAR Merchandising Division, PIA and SPAR believe their existing field force and technology infrastructure can support additional customers and revenue. In the SPAR Incentive Division, PIA and SPAR believe they can similarly realize volume purchasing advantages with respect to travel and merchandise fulfillment. At the corporate level, the Combined Company will also seek to combine certain administrative functions, such as accounting and finance, insurance, strategic marketing and legal support.

     Leverage Divisional Autonomy. PIA and SPAR intend to conduct their operations on a decentralized basis whereby management of each Division will be responsible for its day-to-day operations, sales relationships and the identification of additional acquisition candidates in their respective sectors. A company-wide team of senior management will provide the Divisions with strategic oversight and guidance with respect to acquisitions, financing, marketing, operations and cross-selling opportunities. PIA and SPAR believe that a decentralized management approach will result in better customer service by allowing management of each Division the flexibility to implement policies and make decisions based on the needs of customers. The operational autonomy of the Divisions will be complemented by equity and other incentive compensation through which the Combined Company intends to motivate division managers to focus on company-wide performance.

     Implement Technology. PIA and SPAR intend to utilize computer, Internet and other technology to enhance their efficiency and ability to provide real-time data to its customers. Industry sources indicate that customers are increasingly relying on marketing service providers to supply rapid, value-added information regarding the results of marketing expenditures on sales and profits. The SPAR Merchandising Division owns proprietary Internet software technology that allows it to communicate with its field representatives over the Internet, to schedule its field operations more efficiently, to receive field representative reports over the Internet and incorporate their data immediately, to quantify the benefits of its services to customers more quickly and to respond to customers' needs and implement programs more rapidly. PIA and SPAR believe that this technology is a competitive advantage, and that the PIA Division and SPAR Incentive Division can utilize portions of this technology to enhance the services they now provide.

     ACQUISITION STRATEGY

     Acquire Complementary Businesses. PIA and SPAR intend to acquire businesses across the United States and Canada that offer marketing services in which each of the Divisions operates to consolidate the sectors of the marketing services they serve. PIA and SPAR believe that adding geographic breadth and increasing its presence within geographic regions will allow it to service its clients more efficiently and cost effectively. As their customers' industries continue to consolidate, PIA and SPAR believe that national coverage and operational technology capabilities and efficiencies will become increasingly important.

     As part of its acquisition strategy, SPAR is actively exploring and considering a number of potential acquisition candidates, however, there can be no assurance that any of the acquisitions will occur or whether, if completed, the consolidation of the sectors of the marketing services industry will be successful. Neither PIA nor SPAR has entered into any definitive and binding arrangements with respect to any contemplated acquisition.

     Acquire Strategic New Businesses. PIA and SPAR believe that there are numerous other attractive sectors within the marketing services industry. PIA and SPAR plan to acquire strategic new businesses in other marketing services areas and from new divisions. Some of the areas are ad specialty (using free promotional items to stimulate corporate remembrance), direct marketing (marketing to or soliciting orders from consumers via mail and telephone), database marketing (direct marketing using lists developed by marketers with proprietary data), sales promotions (marketing activities to encourage purchases in support of or in lieu of advertising), information/research (collecting and reselling data on consumers and consumer preferences), sampling (distributing free product to consumers to promote awareness) and demonstrations (live exhibitions, typically in-store, of how a product works). By entering any one or more of these sectors, the Combined Company may realize additional operating and revenue synergies across the Divisions, and may leverage existing relationships with manufacturers, retailers and other businesses to create cross-selling opportunities.

OPINION OF FINANCIAL ADVISOR


     The Initial Exchange Ratio referred to by ING Barings in its opinion was based upon PIA issuing an aggregate of approximately 12.3 million shares of PIA Common Stock to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) which represented approximately 69.3% of the outstanding shares of PIA Common Stock or approximately 2.25 times the number of shares of PIA Common Stock outstanding on February 28, 1999. References in this Proxy Statement to the "Initial Exchange Ratio" are to the one-to-one Exchange Ratio referred to by ING Barings in its opinion, a copy of which is attached hereto as Annex D, and based upon the Initial SPAR Percentage and Initial SPAR Multiplier. The Merger Agreement was subsequently amended to increase the consolidated net worth of SPAR required under the agreement from $500,000 to $1,436,000 (in each case, after giving effect to the exclusion of certain charges and other costs as set forth in the Merger Agreement) and an increase in the percentage of shares of PIA Common Stock to be issued to the SAI Stockholders and the holders of Substitute Options (assuming full exercise thereof) in the Merger was made from 69.3% to 70% or 2 1/3 times the number of shares of PIA Common Stock outstanding which represents an aggregate of approximately 12.8 million shares of PIA Common Stock (based on the number of shares of PIA Common Stock outstanding as of June 7, 1999). While the Initial Exchange Ratio referred to in the ING Barings opinion and the Amended Exchange Ratio are each one-to-one, the number of shares of PIA Common Stock issuable is greater with the Amended Exchange Ratio than with the Initial Exchange Ratio, and, accordingly, the Initial SPAR Percentage is less than the Final SPAR Percentage, and the Initial SPAR Multiplier is less than the Final SPAR Multiplier. Therefore, the Initial Exchange Ratio and the Amended Exchange Ratio are not equivalent. ING BARINGS HAS NOT BEEN RETAINED TO RENDER ANY OPINION ON THE AMENDED EXCHANGE RATIO. ING BARINGS DISCLAIMS ANY INFERENCE OR IMPLICATION THAT MAY BE DRAWN OR SUGGESTED THAT THE AMENDED EXCHANGE RATIO IS EQUIVALENT TO THE INITIAL EXCHANGE RATIO OR THAT THE AMENDED EXCHANGE RATIO IS FAIR FROM A FINANCIAL POINT OF VIEW OR

OTHERWISE TO PIA OR ITS STOCKHOLDERS. ING BARINGS HAS NOT BEEN RETAINED TO REVIEW THE AMENDED EXCHANGE RATIO WITH A VIEW TO RENDERING AN OPINION THEREON.

     On February 28, 1999, ING Barings, financial advisor to PIA, delivered its oral opinion to the PIA Board, which was subsequently confirmed in writing to the effect that, as of such date, and based upon the assumptions made, matters considered and limits of review as set forth in such opinion, the Initial Exchange Ratio is fair to the stockholders of PIA from a financial point of view. The amount of the Merger Consideration was determined pursuant to negotiations between PIA and SPAR with recommendations from ING Barings. No limitations were imposed by PIA on ING Barings and no instructions were given to ING Barings with respect to the investigations made or procedures followed in rendering its opinion. References herein to the "ING Barings Opinion" refer to the written opinion of ING Barings dated as of February 28, 1999. In making its determination to approve the Merger, the PIA Board relied, among other things, on the ING Barings Opinion. See "--Background of the Merger" and "--PIA's Reasons for the Merger."

     A COPY OF THE ING BARINGS OPINION, WHICH SETS FORTH THE ASSUMPTIONS MADE, MATTERS CONSIDERED AND CERTAIN LIMITATIONS ON THE SCOPE OF REVIEW UNDERTAKEN BY ING BARINGS, IS ATTACHED TO THIS PROXY STATEMENT AS ANNEX D. HOLDERS OF PIA COMMON STOCK ARE URGED TO READ THE ING BARINGS OPINION IN ITS ENTIRETY. THE ING BARINGS OPINION IS DIRECTED ONLY TO THE FAIRNESS FROM A FINANCIAL POINT OF VIEW OF THE INITIAL EXCHANGE RATIO PURSUANT TO THE MERGER. THE ING BARINGS OPINION DOES NOT ADDRESS THE MERITS OF THE UNDERLYING DECISION OF PIA TO ENGAGE IN THE MERGER AND DOES NOT CONSTITUTE A RECOMMENDATION TO ANY HOLDER OF PIA COMMON STOCK AS TO HOW SUCH STOCKHOLDER SHOULD VOTE. THE SUMMARY OF THE ING BARINGS OPINION SET FORTH IN THIS PROXY STATEMENT IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF SUCH OPINION.

     In arriving at the ING Barings Opinion, ING Barings, among other things:

          - reviewed a draft of the Merger Agreement as of February 27, 1999, by and between the PIA Parties and the SPAR Companies;

          - reviewed drafts of the other Merger Documents, as defined in the Merger Agreement, as of February 27, 1999;

          - reviewed the SPAR Marketing Companies' audited financial statements for the two fiscal years ended March 31, 1998 and unaudited financial information for the nine months ended December 31, 1998;

          - reviewed the Asset Purchase Agreement (the "MCI Agreement") among MCI, SMCI and John H. Wile (the sole stockholder of MCI) dated December 22, 1998, as amended by a First Amendment dated January 15, 1999;

          - reviewed MCI's audited financial statements for the two fiscal years ended December 31, 1997 and unaudited financial statements for the fiscal year ended December 31, 1998;

          - reviewed PIA's Form 10-Ks and related financial information for the two fiscal years ended December 31, 1997; PIA's Form 10-Q and related unaudited financial statements for the nine months ended October 2, 1998 and unaudited financial information for the fiscal year ended January 1, 1999;

          - reviewed certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of SPAR and PIA, as well as related cost savings and expenses expected to result from the Merger furnished to it by SPAR and PIA, respectively;

          - conducted discussions with members of senior management and representatives of SPAR and PIA concerning their respective businesses and prospects before and after giving effect to the Merger;

          - reviewed the historical and projected results of SPAR and PIA with those of certain companies that it deemed relevant;

          - compared the proposed financial terms of the Merger with the financial terms, to the extent publicly available, of certain other transactions which it deemed to be relevant; and

          - reviewed such other financial studies and analyses and took into account such other matters as it deemed necessary, including its assessment of general economic, market and monetary conditions.

     In arriving at the ING Barings Opinion, ING Barings assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to it or publicly available. With respect to the financial forecast information furnished to or discussed with it by SPAR and PIA, it has assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of SPAR's or PIA's management as to the expected future financial performance of SPAR or PIA, as the case may be. ING Barings recognized, however, that these internal projections may have been prepared or reviewed in the context of the proposed merger and therefore could differ substantially from projections prepared by disinterested third parties outside of such context. It has assumed that the reserves established on the books and records of each of PIA and SPAR are adequate to cover any threatened or pending litigation. ING Barings has also assumed that the deferred payments due pursuant to the MCI Agreement will be paid in cash. It has not assumed any responsibility for independently verifying such information nor has it undertaken an independent evaluation or appraisal of any of the assets or liabilities of SPAR or PIA or been furnished with any such evaluation or appraisal. In addition, it has not conducted any physical inspection of the properties or facilities of SPAR or PIA. It has assumed that the Merger will be consummated on the terms substantially similar to those set forth in the draft of the Merger Agreement as of February 27, 1999, and that no adjustment with respect to the net worth of SPAR will be made, as the amount of such adjustment, if any, is not presently determinable.

     The matters considered by ING Barings in arriving at the ING Barings Opinion are based on numerous macroeconomic, operating and financial assumptions with respect to industry performance, general business and economic conditions, many of which are beyond the control of PIA and SPAR, and involve the application of complex methodologies and educated judgment. Any estimates incorporated in the analyses performed by ING Barings are not necessarily indicative of actual past or future results or values, which may be significantly more or less favorable than such estimates. Estimated values do not purport to be appraisals and do not necessarily reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty. No public company utilized as a comparison is identical to PIA or SPAR, and none of the acquisition comparables or other business combinations utilized as a comparison is identical to the proposed Merger. Accordingly, an analysis of publicly traded comparable companies and comparable business combinations is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and operating characteristics of the comparable companies and other factors that could affect the public trading value of the comparable companies or company to which they are being compared.

     The following is a summary of the material portions of the financial and comparative analyses performed by ING Barings in arriving at the ING Barings Opinion.

     CONTRIBUTION ANALYSIS. ING Barings reviewed and analyzed the pro forma contribution of each of PIA and SPAR to pro forma combined operational and financial information as of and for the calendar year 1997, calendar year 1998 and as projected for the calendar year 1999. For purposes of this analysis, ING Barings used historical and projected operational and financial information for PIA and for SPAR (pro forma for the MCI Acquisition) as of and for the twelve months ended December 31, 1997 (excluding a $5.4 million non-recurring restructuring charge for PIA), 1998 and 1999 provided by management of PIA and SPAR. ING Barings reviewed the estimated contribution of SPAR and PIA, respectively, to the calendar years 1997, 1998 and 1999 revenues, gross profit, earnings before interest, taxes, depreciation and amortization ("EBITDA"), earnings before interest and taxes ("EBIT"), and net income of the Combined Company.

     This analysis yielded the following contribution by SPAR:

                                             1997         1998         1999
                                            ------        -----        -----
Revenues..................................    37.4%        38.1%        49.4%
Gross Profit..............................    76.4%        68.9%        68.9%
EBITDA....................................   100.0%(a)    100.0%(a)     86.0%
EBIT......................................   100.0%(a)    100.0%(a)     89.8%
Net Income................................   100.0%(a)    100.0%(a)     86.5%

---------------
(a) Greater than 100%.

     Based on the Initial Exchange Ratio, the stockholders of SAI and the SAI Option Holders will own, or have the right to acquire, approximately 69.3% of the outstanding shares of PIA after the Merger (excluding options to purchase shares of PIA Common Stock currently outstanding or to be granted upon Closing of the Merger).

     COMPARABLE PUBLIC COMPANIES ANALYSIS. ING Barings compared certain financial and operating information and ratios for SPAR with corresponding publicly available financial and operating information and ratios for a group of publicly traded companies that ING Barings deemed to be relevant. The companies included the following marketing services companies:

     - ADVO Inc.;
     - Catalina Marketing Corp.;
     - Harte-Hanks, Inc.;
     - Snyder Communications, Inc.; and
     - Valassis Communications, Inc.

     The companies also included the following advertising companies:

     - Interpublic Group;
     - Omnicom Group; and
     - WPP Group PLC.

     Collectively, these companies are referred to as the "SPAR Comparable Companies". These companies were selected, among other reasons, because they operate in one or more of the market segments in which SPAR operates.

     ING Barings analyzed the enterprise value of the companies as a multiple of each company's respective latest twelve-month ("LTM") revenues, LTM EBITDA and LTM EBIT, and the equity value of the companies as a multiple of each company's respective book value, calendar 1998 earnings per share ("1998 EPS"), calendar 1999 earnings per share ("1999 EPS") and calendar 2000 earnings per share ("2000 EPS"), (based on earnings estimates from First Call Earnings Estimates). The ranges of the enterprise and equity values as a multiple of LTM revenues, LTM EBITDA, LTM EBIT, book value, 1998 EPS, 1999 EPS and 2000 EPS were as follows:

                                          LOW       HIGH      MEDIAN      MEAN
                                          ----      ----      ------      ----
Enterprise Value to:
  LTM Revenues..........................   0.60x     5.18x      3.15x      2.92x
  LTM EBITDA............................   6.3      23.2       15.1       15.5
  LTM EBIT..............................   8.4      28.3       19.4       19.4
Equity Value to:
  Book Value............................   3.4      11.4        8.8        8.2
  1998 EPS..............................  12.3      39.2       31.6       29.4
  1999 EPS..............................  10.8      34.2       25.3       23.9
  2000 EPS..............................   9.8      29.4       20.7       20.3

     ING Barings then applied the relevant ratios for the SPAR Comparable Companies to SPAR's financial and operating information and determined an implied range of equity values for SPAR, which ranged from a high of $102.2 million to a low of $62.2 million. ING Barings noted that these implied equity values exceeded the equity value implied by the Initial Exchange Ratio pursuant to the Merger Agreement for the PIA stockholders.

     ING Barings also compared certain financial and operating information and ratios for PIA with corresponding publicly available financial and operating information and ratios for a group of publicly traded companies that ING Barings deemed to be relevant. The companies included the following marketing services companies:

     - ADVO Inc.;
     - Catalina Marketing Corp.;
     - Harte-Hanks, Inc.
     - Snyder Communications, Inc.; and
     - Valassis Communications, Inc.

     The companies also included the following specialty staffing companies:

     - Modis Professional Services; and
     - StaffMark, Inc.

     Collectively, these companies are referred to as the "PIA Comparable Companies". These companies were selected, among other reasons, because they operate in one or more of the market segments in which PIA operates.

     ING Barings analyzed the enterprise value of the companies as a multiple of each company's estimated LTM revenues, LTM EBITDA, LTM EBIT, projected 1999 revenues, projected 1999 EBITDA, and projected 1999 EBIT (based on estimates from publicly available equity research), and the equity value of the companies as a multiple of each company's respective book value, calendar 1998 EPS, calendar 1999 EPS and calendar 2000 EPS (based on earnings estimates from First Call Earnings Estimates). The ranges of the enterprise and equity values as a multiple of LTM revenues, LTM EBITDA, LTM EBIT, book value, projected 1999 revenues, projected 1999 EBITDA, projected 1999 EBIT, 1998 EPS, 1999 EPS and 2000 EPS were as follows:

                                          LOW       HIGH      MEDIAN      MEAN
                                          ----      ----      ------      ----
Enterprise Value to:
  LTM Revenues..........................   0.49x     5.18x      2.38x      2.26x
  LTM EBITDA............................   5.4      23.2       11.6       11.6
  LTM EBIT..............................   6.4      28.3       12.6       14.6
  Projected 1999 Revenues...............   0.42      3.85       2.17       1.85
  Projected 1999 EBITDA.................   4.1      12.0        8.0        8.0
  Projected 1999 EBIT...................   4.9      15.8       10.9       10.8
Equity Value to:
  Book Value............................   1.3      11.4        3.4        5.2
  1998 EPS..............................   9.5      37.2       21.0       23.2
  1999 EPS..............................   7.2      25.9       17.0       17.7
  2000 EPS..............................   6.1      21.6       14.4       14.5

     ING Barings then applied the relevant ratios for the PIA Comparable Companies to PIA's financial and operating information and determined an implied range of equity values for PIA, which ranged from a high of $24.1 million to a low of $18.6 million. ING Barings noted that these implied equity values were less than the equity value implied by the Initial Exchange Ratio pursuant to the Merger Agreement for the PIA stockholders.

     COMPARABLE TRANSACTIONS ANALYSIS. ING Barings reviewed and analyzed the following ten selected mergers and acquisitions announced since 1995 of companies in the marketing and business services industries (acquiror/target):

     - Acxiom Corp./May & Speh Inc.;
     - Great Universal Stores PLC/Metromail Corp.;
     - Electronic Data Systems Corp./Neodata Services Inc.;
     - Chancellor Media Group/Katz Media Group;
     - Snyder Communications, Inc./American List Corp.;
     - News Corp./Heritage Media Corporation;
     - FIserv Inc./BHC Financial Inc.;

     - Snyder Communications, Inc./Medical Marketing Detailing, Inc.;
     - Harte-Hanks, Inc./DiMark Inc.; and
     - Heritage Media Corp./DIMAC Corp

     These transactions are referred to as the "Comparable Acquisitions."

     ING Barings compared the enterprise value of the acquired company implied by each of these transactions as a multiple of LTM revenues, LTM EBITDA and LTM EBIT and the equity value of the acquired company implied by each of these transactions as a multiple of LTM net income and one year forward projected earnings per share to certain financial data. The ranges of the enterprise and equity values as a multiple of LTM revenues, LTM EBITDA, LTM EBIT, LTM net income and one year forward projected earnings per share for such acquisitions were as follows:

                                          LOW       HIGH      MEDIAN      MEAN
                                          ----      ----      ------      ----
Enterprise Value to:
  LTM Revenues..........................   1.06x     6.16x      2.23x      2.75x
  LTM EBITDA............................   5.3      22.7       10.9       11.6
  LTM EBIT..............................   5.5      23.7       14.9       13.8
Equity Value to:
  LTM Net Income........................  12.6      38.3       27.4       25.2
  Projected EPS.........................  13.7      30.8       20.9       21.0

     ING Barings then applied the relevant ratios for the Comparable Acquisitions to SPAR's financial and operating information and determined an implied range of equity values for SPAR, which ranged from a high of $87.2 million to a low of $62.2 million. ING Barings noted that these implied equity values exceeded the equity value implied by the Initial Exchange Ratio pursuant to the Merger Agreement for the PIA stockholders.

     ING Barings also applied the relevant ratios for the Comparable Acquisitions to PIA's financial and operating information and determined an implied range of equity values for PIA, which ranged from a high of $25.3 million to a low of $22.6 million. ING Barings noted that these implied equity values were less than the equity value implied by the Initial Exchange Ratio pursuant to the Merger Agreement for the PIA stockholders.

     DISCOUNTED CASH FLOW ANALYSIS. ING Barings calculated ranges of enterprise values for SPAR and PIA based upon the value, discounted to the present, of an estimated four calendar year stream of unlevered free cash flow through 2002 and a projected calendar year 2002 terminal value based on multiples of estimated unlevered net income set forth in the table. ING Barings prepared the estimates of SPAR's and PIA's four calendar year stream of unlevered free cash flow and unlevered net income through 2002 based upon discussions with management of SPAR and PIA, respectively. ING Barings utilized discount rates set forth in the table based on theoretical analyses of the weighted average cost of capital and a range of unlevered net income multiples based on review of the multiples of the SPAR Comparable Companies, the PIA Comparable Companies and the Acquisition Comparables. The range of equity values for SPAR and PIA implied by the discounted cash flow analyses were as follows:

                                     SPAR                         PIA
                           -------------------------    -----------------------
                               MULTIPLES OF 2002           MULTIPLES OF 2002
                             UNLEVERED NET INCOME        UNLEVERED NET INCOME
                           -------------------------    -----------------------
      DISCOUNT RATE        10.0X    12.0X     14.0X     7.0X     8.5X     10.0X
      -------------        -----    ------    ------    -----    -----    -----
12.0%....................  $96.8    $115.3    $133.8    $54.9    $61.4    $67.8
14.0%....................   89.1     106.4     123.6     52.5     58.5     64.5
16.0%....................   82.1      98.2     114.3     50.2     55.8     61.5

     Based on such analyses, the implied equity value of SPAR ranged from a high of $133.8 million to a low of $82.1 million and the implied equity value of PIA ranged from a high of $67.8 million to a low of $50.2 million. ING Barings noted that the implied equity values of PIA exceed the equity value implied by the Initial Exchange Ratio for the PIA stockholders and that the implied equity values of SPAR were less than the equity values implied by the Initial Exchange Ratio in cases where the midpoint ($59.0 million) to the high ($67.8 million) of the PIA implied equity value ranges were compared to the midpoint ($108.0 million) to the low ($82.1 million) of the SPAR implied equity value ranges. In virtually all other cases reviewed, the implied equity values of SPAR exceeded the equity value implied by the Initial Exchange Ratio for the PIA stockholders and the implied equity values of PIA were less than the equity values implied by the Initial Exchange Ratio for the PIA stockholders.

     The Merger Agreement does not include a condition to closing that requires ING Barings to update its opinion as of any subsequent date. In the event an amendment is made to the Merger Agreement which causes a materially significant change to the Merger Agreement, PIA will obtain a revised fairness opinion. Significant events that may affect the ING Barings Opinion if it were redetermined based on a subsequent date include, among others, changes in the business, operations and prospects of SPAR or PIA, or the comparable companies or transactions analyzed. However, the obligation of PIA to consummate the Merger is subject to, among other things, the condition that no material adverse change in the business, operations, prospects, assets, properties or conditions of the SPAR Parties shall have occurred (subject to certain limitations). Therefore, PIA would not be required to close the transaction if such a change had transpired. See "-- Merger Agreement -- Conditions to the Merger."

     The summary set forth above, while containing all material elements of the analyses performed by ING Barings, does not purport to be a complete description of such analyses. Arriving at a fairness opinion is a complex process not necessarily susceptible to partial or summary description. In arriving at its opinion, ING Barings did not attribute any particular weight to any analysis or factors considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. ING Barings believes that its analysis must be considered as a whole and that selecting portions of its analyses and of the factors considered by it, without considering all such factors and analyses, particularly with respect to the projections provided by management of PIA and SPAR, could create a misleading view of the process underlying its analyses set forth in the ING Barings Opinion.

     The PIA Board selected ING Barings to render a fairness opinion on the basis of ING Barings' reputation as an internationally recognized investment banking firm with substantial experience and expertise in transactions similar to the Merger and because it had a historical investment banking relationship with PIA and was familiar with PIA and its business. As part of its investment banking business, ING Barings is continually engaged in the valuation of businesses and their securities in connection with mergers and acquisitions. For ING Barings' services, PIA has agreed to pay ING Barings a transaction fee equaling the greater of $800,000 or 1.7% of the first $60 million of consideration plus 0.8% on any consideration in excess of $60 million. Upon rendering the ING Barings Opinion, PIA has agreed to pay $500,000, which will be credited against such transaction fee. In addition, PIA agreed to reimburse ING Barings for its reasonable out-of-pocket expenses (including reasonable fees and expenses of its legal counsel) not to exceed $30,000 incurred in connection with its engagement and to indemnify ING Barings and certain related persons against certain liabilities, including liabilities under securities laws, arising out of its engagement.

     ING Barings has also performed various investment banking services for PIA in the past, including advisory service regarding the contemplated private equity offering, and has received customary fees for such services. Since January 1997, the total amount of fees owed or paid to ING Barings by PIA for services rendered was approximately $600,000, all of which is to be credited against the transaction fee for the Merger described above. In the ordinary course of its securities business, ING Barings may actively trade equity securities of PIA for its own account and the accounts of its customers, and ING Barings therefore may hold a long or short position in such securities.

RECOMMENDATION OF THE BOARD OF DIRECTORS OF PIA

     The PIA Board has unanimously approved the Merger and the Share/Option Issuance and related matters and believes they are fair to, and in the best interests of PIA and PIA's stockholders. The PIA Board unanimously recommends that stockholders approve the Share/Option Issuance.

REGULATORY APPROVAL

     PIA and SPAR must comply with certain federal and state regulatory requirements in order to consummate the Merger, including (i) compliance with applicable federal and state securities laws providing for the issuance of the Merger Consideration in the absence of registration under the Securities Act; and (ii) the listing on the Nasdaq National Market of the Merger Consideration. The consummation of the Merger is also subject to the expiration or termination of the applicable waiting period under the HSR Act. PIA and SPAR filed notification and report forms under the HSR Act and on June 21, 1999 received confirmation of early termination of all applicable waiting periods.


MATERIAL CONTRACTS BETWEEN PIA AND SPAR

     There are no material agreements between any SPAR Company, the SAI Stockholders or their affiliates on the one hand, and any PIA Party or their affiliates on the other hand, other than the Merger Agreement, and agreements executed in connection with the Merger Agreement and the transactions contemplated thereby.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

     In considering the recommendations of the PIA Board with respect to the approval of the Share/Option Issuance and the other proposals contained herein, the holders of PIA Common Stock should be aware that certain members of PIA's management and the PIA Board have interests in the Merger which are different from, or in addition to, the interests of PIA's stockholders generally. The PIA Board was aware of these interests and considered them in approving the Merger, the Share/Option Issuance and the transactions contemplated thereby. See "Risk Factors -- Officers and Directors of PIA will Receive Benefits That are Contrary to the Interests of Other Stockholders."

     INDEMNIFICATION OF OFFICERS AND DIRECTORS OF PIA

     The Merger Agreement provides that for a period of six years from and after the Effective Time, (a) the PIA Parties and the SPAR Companies will not amend any provisions limiting personal liability of any of their present or former directors, officers, employees or agents contained in such party's charter documents as in effect on February 28, 1999, and (b) the PIA Parties will indemnify to the fullest extent permitted by law (i) each of the seven nominees for director set forth under "Proposal VII: Election of Directors," (ii) each person who has served as a director of PIA prior to February 28, 1999, and (iii) each officer holding a title of Senior Vice President or higher with PIA, PIA California or any of PIA California's subsidiaries as of February 28, 1999. In addition, each of the PIA Parties and the SPAR Companies has also agreed to maintain current directors' and officers' liability insurance as in effect on the Closing Date for six years following the Merger for claims arising from events which occurred prior to the Effective Time.

     ACCELERATION OF VESTING OF PIA STOCK OPTIONS

     Pursuant to action taken by the PIA Board, all PIA stock options granted to its non-employee directors will automatically vest in full upon the occurrence of the Merger. In addition, pursuant to PIA Board action, unvested stock options held by any officer or other employee of PIA will be automatically vested in full if an officer is terminated without cause within two years (one year for all other employees) following the Merger, and the vesting schedule for all such PIA options will be automatically accelerated by two years upon the consummation of the Merger.

     SEVERANCE ARRANGEMENTS

     Pursuant to the terms of Mr. Peets' employment agreement, Mr. Peets is entitled to receive his salary for 18 months if the Combined Company terminates his employment "without cause" during the two year period following the Merger, or if Mr. Peets terminates his employment for a "material reason" (each, as defined in his employment agreement) within one year following the Merger. Pursuant to the terms of Ms. Wood's severance agreement with PIA, Ms. Wood is entitled to receive her salary for 18 months if the Combined Company terminates her employment "without cause" during the two year period following the Merger, or if Ms. Wood terminates her employment for "good reason" (each, as defined in her severance agreement) within one year following the Merger.

     PIA has adopted severance policies pursuant to which (i) John Bain and Don Holman will continue to receive their base salary and certain employee benefits for a period of 12 months if they are terminated without cause within two years following the Merger, (ii) Larry Dorr and Mark Hallsman will continue to receive their base salary and certain employee benefits for a period of nine months if they are terminated without cause within two years following the Merger, (iii) other officers will continue to receive their base salary and certain employee benefits for a period equal to the greater of six months or one week for each year of employment with PIA if they are terminated without cause within two years following the Merger, and (iv) all other employees will continue to receive their base salary for a period equal to one week for each year of employment with PIA (with prorated payments for partial years of service) if they are terminated without cause within one year following the Merger.

     PIA currently estimates that it will owe an aggregate of $3.0 million in severance payments following the Merger.

STOCK OWNERSHIP FOLLOWING THE MERGER


     In the Merger, PIA estimates that it will issue approximately 12.7 million shares of PIA Common Stock to the SAI Stockholders and issue Substitute Options to purchase 134,114 shares of PIA Common Stock to the SAI Option Holders assuming no exercise of existing PIA options or warrants prior to the Merger. Based on the number of shares of PIA Common Stock outstanding on June 7, 1999 (5,480,966 outstanding shares), upon the consummation of the Merger, PIA will issue an aggregate of approximately 12,654,806 shares of PIA Common Stock to the SAI Stockholders and Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Such shares of PIA Common Stock would have a value of approximately $45.1 million and the Substitute Options (assuming full exercise thereof and without regard to vesting) would have a value of approximately $480,000, based upon the closing price of PIA Common Stock as reported on the Nasdaq National Market on June 7, 1999. Immediately following the Merger and assuming full exercise of all Substitute Options without regard to vesting, the SAI Stockholders and the holders of Substitute Options will hold an aggregate of approximately 70% of the PIA Common Stock outstanding post-Merger, and the holders of PIA Common Stock immediately prior to the Merger will hold an aggregate of approximately 30% of the PIA Common Stock outstanding post-Merger (assuming full exercise of all Substitute Options and without regard to vesting). PIA does not anticipate the exercise of any options or warrants prior to the Merger because the per share exercise price of the majority of existing PIA options exceeds the closing price of the PIA Common Stock as of the business day immediately prior to the date of this Proxy Statement. In the event any PIA options are exercised prior to the Merger, the actual number of shares of PIA Common Stock issuable to the SAI Stockholders will increase, so that the SAI Stockholders and SAI Option Holders (assuming full exercise of all Substitute Options) will still receive an aggregate of approximately 70% of the PIA Common Stock outstanding post-Merger. See "Security Ownership of Certain Beneficial Owners of the Combined Company Following the Merger."


RESALE OF PIA COMMON STOCK ISSUED IN THE MERGER

     The shares of PIA Common Stock issued to the SAI Stockholders in the Merger will not be registered under the Securities Act. Such shares will be "restricted" securities as that term is defined under Rule 144 promulgated under the Securities Act, and may be resold only pursuant to an effective registration statement under the Securities Act or an applicable exemption from the registration requirements of the Securities Act.

ACCOUNTING TREATMENT

     The Merger will be treated as a purchase of PIA by SPAR. For accounting purposes, SPAR is the accounting acquiror since the holders of SAI Common Stock would hold and have voting power with respect to approximately 70% of the total issued and outstanding voting capital stock of PIA immediately following the Merger. Under purchase accounting, the fair value of all the shares of PIA Common Stock outstanding immediately prior to the Merger will be allocated to the individual PIA assets and liabilities based on their relative fair values. The excess of the purchase price over the face value of the net assets acquired will be amortized over the estimated period benefitted not to exceed 15 years. The individual allocations are subject to valuations as of the date of the Merger based on appraisal and other studies, which are not yet completed. Accordingly, the final allocations will be different from the amounts reflected in the unaudited pro forma condensed combined financial information. Although the final allocations will differ, the unaudited pro forma condensed combined financial information reflects SPAR's best estimate based on currently available information as of the date of this Proxy Statement. See "Pro Forma Condensed Combined Financial Information."

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

     The Merger of SAI and PIA is intended to be a "tax-free reorganization," for Federal income tax purposes under Section 368 of the Code. Neither PIA nor SAI will recognize any gain or loss in the Merger and neither the PIA stockholders nor SAI Stockholders will recognize any gain or loss in the Merger, except to the extent SAI Stockholders receive cash in lieu of fractional shares.

NO APPRAISAL RIGHTS FOR DISSENTERS

     Under Delaware law, PIA's stockholders will not be entitled to appraisal rights in connection with the Merger.

MERGER AGREEMENT

     The description of the Merger Agreement set forth below does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, attached hereto as Annex A and incorporated herein by reference. Stockholders are urged to read the Merger Agreement in its entirety.

     THE MERGER

     On February 28, 1999, PIA, PIA California and PIA Acquisition entered into the Merger Agreement with the SPAR Companies pursuant to which PIA Acquisition will merge with and into SAI with SAI surviving and PIA Acquisition ceasing to exist.

     MERGER CONSIDERATION; NO FRACTIONAL SHARES

     Pursuant to the Merger Agreement, PIA will issue approximately 12.7 million shares of PIA Common Stock to the SAI Stockholders. Under the terms of the Merger Agreement, each share of SAI Common Stock outstanding immediately prior to the Effective Time will be converted into the right to receive one share of PIA Common Stock. The shares of SAI Common Stock are, and will be at Closing, the only outstanding securities of SAI. Each holder of SAI Common Stock entitled to receive a fractional share of PIA Common Stock shall receive a cash payment from PIA in lieu of such fractional share in an amount equal to such fractional proportion multiplied by the closing price of one share of PIA Common Stock on the Closing Date. PIA will also assume all outstanding options to purchase SAI Common Stock and issue Substitute Options covering an aggregate of 134,114 shares of PIA Common Stock to the holders of SAI Options. Each Substitute Option shall provide for the same terms and conditions (including an exercise price of $0.01 per share) and right to purchase the same number of shares as the surrendered SAI Options.

     SUBSTITUTE OPTIONS

     As of the Effective Time, PIA will assume all of the outstanding SAI Options to purchase SAI Common Stock. PIA shall issue to each holder of an outstanding SAI Option, against delivery and cancellation of the agreement evidencing such outstanding SAI Option, a Substitute Option under PIA's Special Purpose Stock Option Plan. Each Substitute Option shall entitle the SAI Option Holder to purchase the same number of shares of PIA Common Stock as the number of shares of SAI Common Stock that could have been purchased under the SAI Option (reflecting the one-to-one Amended Exchange Ratio) and shall otherwise be issued upon the same terms and conditions as set forth in the written agreement evidencing the SAI Option so surrendered, including (without limitation) the same per share exercise price and the same vesting as the surrendered SAI Option. All SAI Options have, and each Substitute Option will have, an exercise price of $0.01 per share and will vest immediately upon the Merger. In addition, PIA has undertaken to prepare and file with the Commission a registration statement which shall cover the shares of PIA Common Stock issuable upon exercise of the Substitute Options. PIA shall use its reasonable efforts to maintain the effectiveness of such registration statement so long as any options covered thereby remain outstanding and unexercised. THE FOREGOING DISCUSSION DOES NOT ADDRESS ANY TAX CONSEQUENCES ASSOCIATED WITH THE SAI OPTIONS OR THE SUBSTITUTE OPTIONS.

     REPRESENTATIONS AND WARRANTIES

     The Merger Agreement contains various representations and warranties of the SPAR Companies, on the one hand, and the PIA Parties, on the other hand, relating to, among other things: (i) due organization and similar corporate matters; (ii) capital structure; (iii) authorization, execution, delivery, performance and enforceability of the Merger Agreement and related matters; (iv) absence of any conflict with their respective charter documents, bylaws and material contracts and any applicable laws; (v) governmental or regulatory approvals and consents of third parties required to consummate the Merger; (vi) their respective financial statements; (vii) the absence of certain material events and changes since the date of their respective financial statements; and
(viii) various matters relating to their respective assets, and the operations and conduct of their respective businesses.

     CERTAIN COVENANTS

     Pursuant to the Merger Agreement, the SPAR Companies, on the one hand, and the PIA Parties, on the other hand, have agreed that during the period from the date of the Merger Agreement through the Closing Date, and except as permitted by the Merger Agreement, each will, among other things: (i) conduct its business in the ordinary course and consistent in all material respects with past practice; (ii) maintain and service their respective properties and assets in order to preserve their value and usefulness in the conduct of their respective business consistent with past practice and commercially reasonable standards;
(iii) keep available the services of their current employees and agents and maintain their relations and goodwill with suppliers, customers, distributors and any others with whom or with which they have business relations; (iv) comply in all material respects with all laws, ordinances, rules, regulations and orders; (v) cause all of the conditions to the consummation of the transactions contemplated by the Merger Agreement to be satisfied on or prior to the Closing Date; and/or (vi) provide the other party reasonable access to all of their premises, properties, assets, records, contracts and related materials and permit the other party to consult with the employees and agents of such party.

     In addition, no PIA Company and no SPAR Company shall: (i) enter into any agreement or other arrangement for the acquisition or proposed acquisition of any other corporation, business or entity, whether by means of an asset purchase, stock purchase, merger or otherwise; (ii) except as expressly contemplated by the Merger Agreement or upon the exercise of stock options outstanding on February 28, 1999, issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock; (iii) increase the compensation payable or to become payable to any officer or director except in accordance with employment agreements or benefit plans in effect as of February 28, 1999 and except for increases consistent with past practice; (iv) adopt or enter into any employee benefit or compensation plan, agreement or arrangement except for individual employment agreements and arrangements in the ordinary course of business consistent with past practice; (v) make any loan or advance to, or enter into any non-employment contract, lease or commitment with, any officer or director; (vi) assume, guarantee, endorse or otherwise become responsible for any material obligations of any other individual, firm or corporation or make any material loans or advances to any individual, firm or corporation (other than pursuant to existing agreements or as otherwise disclosed to the other in the Merger Agreement); (vii) modify or amend in any material respect or take any action to voluntarily terminate any material contract or any amendment to the Field Service Agreement; (viii) waive, release, grant or transfer any rights of material value except in the ordinary course of business or as contemplated by the Merger Agreement or the agreement to effect the SPAR Reorganization Transactions; (ix) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice; (x) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by generally accepted accounting principles ("GAAP"); (xi) settle or compromise any material federal, state, local or foreign income tax proceeding or audit with respect to such party; or
(xii) enter into an agreement to do any of the foregoing.

     The SPAR Companies have agreed to use their reasonable best efforts to ensure that the consolidated net worth of SPAR as determined by a post-closing audit pursuant to the terms of the Merger Agreement is not less than $1,436,000 (after giving effect to the exclusion of certain charges and other costs as set forth therein) and the SAI Principals, at their option, will either pay PIA the amount of any shortfall or reduce the amounts owed by SMCI to the SAI Principals by a corresponding amount. The SPAR Companies also will cause the

SPAR Reorganization Transactions to be consummated prior to the Effective Time. In addition, the SPAR Companies and the PIA Parties have agreed not to amend any provision limiting personal liability of PIA's present or former directors, officers, employees and agents contained in PIA's charter documents and to indemnify PIA's current and former directors and certain of its officers to the fullest extent permitted by law. See "-- Interests of Certain Persons in the Merger."

     CONDITIONS TO THE MERGER


     The obligations of each of the parties to the Merger to effect the Merger are subject to the satisfaction (or to the extent permitted by law, the waiver by either PIA or SPAR) of a number of conditions, including: (i) approval of the Share/Option Issuance and each of the Pre-Merger Charter Amendments by the requisite vote of PIA's stockholders; (ii) the absence of any legal restraints or prohibitions preventing the consummation of the Merger; (iii) the listing on the Nasdaq National Market of the PIA Common Stock to be issued in the Merger and the continued listing of existing shares of PIA Common Stock; (iv) the filing of the Certificate of Amendment to PIA's Certificate of Incorporation to effectuate each of the Pre-Merger Charter Amendments; (v) the execution of a software ownership agreement by SMF, SMS and SIT with respect to Internet job scheduling software jointly developed by such parties; (vi) receipt by STM of an assignment of the SPAR trademark registrations in the U.S. and Canada; (vii) a license agreement among SIT, SMS and STM whereby STM will grant non-exclusive royalty-free licenses to SIT and SMS for the use of the name "SPAR" and certain other trademarks and related rights owned by STM; and (viii) the SPAR Companies and the PIA Companies shall have executed an indemnification agreement (the "Limited Indemnification Agreement") with the SAI Principals with respect to such stockholders' obligations regarding the SMS tax litigation and ADVO Note and an escrow agreement (the "Indemnity Escrow Agreement") to place an aggregate of 10% of the shares of PIA Common Stock to be issued to the SAI Principals and their family members in the Merger in escrow as security for such indemnification obligations. PIA may need to obtain a waiver from SPAR for condition (iii) above, which SPAR is under no obligation to provide.


     In addition, the obligations of the SPAR Companies to consummate the Merger are subject to, among other things, the satisfaction or waiver by PIA of the following conditions: (i) the representations and warranties of the PIA Parties shall be accurate in all material respects as of the Closing Date, subject to certain limitations; (ii) all terms, covenants and conditions required by the Merger Agreement to be performed by the PIA Parties by the Closing shall have been complied with and performed in all material respects; (iii) since December 31, 1998, no material adverse change in the business, operations, assets, properties, or condition of the PIA Companies taken as a whole shall have occurred, and the PIA Companies shall not have suffered any uninsured material loss or damage to any of their properties or assets, that would be reasonably likely to materially affect or impair the ability of the PIA Companies to conduct their business; and (iv) the persons set forth under the "-- Board of Directors and Management After the Merger" shall have been elected or appointed as directors and officers of PIA.

     In addition to the conditions set forth in the first paragraph of this section, the obligation of the PIA Parties to consummate the Merger are subject to, among other things, the satisfaction or waiver by SPAR of the following conditions: (i) the representations and warranties of the SPAR Companies shall be accurate in all material respects as of the Closing Date, subject to certain limitations; (ii) all terms, covenants and conditions required by the Merger Agreement to be performed by the SPAR Companies by the Closing shall have been complied with and performed in all material respects; (iii) since December 31, 1998, no material adverse change in the business, operations, assets, properties, prospects or condition of the SPAR Companies taken as a whole shall have occurred, and the SPAR Companies shall not have suffered any uninsured material loss or damage to any of their properties or assets, that would be reasonably likely to materially affect or impair the ability of the SPAR Companies to conduct their business; (iv) all property and assets currently used by any SPAR Company in the conduct of its business as of the date of the Merger Agreement which are not owned by, licensed to or leased by a SPAR Company shall have been transferred or assigned to a SPAR Company without the payment of any consideration therefor; and (v) the SAI Stockholders shall have delivered a mutual release releasing each SPAR Company from any claims of the SAI Stockholders against each SPAR Company for matters preceding the Closing Date.

     TERMINATION

     The transactions contemplated by the Merger may be terminated under the following limited circumstances: (i) by mutual written consent of PIA and SAI;
(ii) by either PIA or SAI if, without fault of such terminating party, the Merger is not consummated on or prior to June 30, 1999; (iii) by PIA, if there is a breach of any of the representations and warranties of any SPAR Company, subject to certain limitations, or if any SPAR Company fails to comply after notice with any of its covenants or agreements contained in the Merger Agreement, which breaches or failures are, in the aggregate, material in the context of the transactions contemplated by the Merger Agreement and cannot reasonably be anticipated to be cured within thirty days of the date of such notice; (iv) by SAI, if there is a breach of any of the representations and warranties of any PIA Party, subject to certain limitations, or if any PIA Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures are, in the aggregate, material in the context of the transactions contemplated by the Merger Agreement and cannot reasonably be anticipated to be cured within thirty days of the date of such notice; (v) by PIA on written notice to SAI, if (A) an Acquisition Proposal (as defined below) has been made and not withdrawn, (B) a majority of disinterested members of the PIA Board determines in good faith (with the advice of independent financial advisors and legal counsel) that such Acquisition Proposal is superior for PIA's stockholders to the transaction contemplated by the Merger Agreement, (C) PIA has notified SAI in writing of the determination described in clause (B) above, (D) at least five (5) business days have elapsed following receipt by SAI of such written notice and (taking into account any revised proposal made by SAI since receipt of such written notice) such Acquisition Proposal remains an Acquisition Proposal and a majority of the disinterested directors of the PIA Board has again made the determination referred to in clause (B) above, (E) the PIA Board concurrently approves, and (F) PIA concurrently enters into, a definitive agreement providing for the implementation of such Acquisition Proposal subject to payment of the breakup fee and expense reimbursement described below; (vi) by either PIA or SAI on written notice to the other, if a governmental entity shall have enacted any law, rule, regulation, injunction or other order which is in effect and has the effect of making illegal or otherwise prohibiting the transactions contemplated by the Merger Agreement; and (vii) by SAI or PIA, if PIA's stockholders do not approve either the Share/Option Issuance or any of the Pre-Merger Charter Amendments by the requisite vote as described in this Proxy Statement.

     BREAKUP FEE

     If PIA terminates the Merger Agreement and enters into a definitive agreement implementing an Acquisition Proposal (as described in the above paragraph), PIA shall pay the SPAR Companies a breakup fee equal to 3.5% of the value of the consideration in connection with such Acquisition Proposal as determined by the Merger Agreement and the amount of the reasonable costs and expenses of the SPAR Companies and the SAI Stockholders incurred in connection with the preparation, negotiation, execution and performance of the Merger Agreement.

     NO SOLICITATION

     Each PIA Party has agreed not to direct or cause its respective directors, officers, employees, representatives or agents to initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving: (i) the acquisition of a majority of the outstanding equity securities of any PIA Company, (ii) the issuance by any PIA Company of equity securities which would represent upon issuance a majority of the outstanding equity securities of any PIA Party, or (iii) the acquisition of a majority of the consolidated assets of any PIA Company (any such proposal or offer being referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that the PIA Board may furnish information (a) to, or enter into discussions or negotiations with, any person or entity that makes an unsolicited bona fide Acquisition Proposal or (b) as required by securities laws.

     INDEMNIFICATION

     As a condition to the Closing of the Merger, the SAI Principals, jointly and severally, pursuant to the Limited Indemnification Agreement will agree to indemnify the PIA Parties and the SPAR Companies against (a) any taxes or losses incurred on or before the Closing Date for certain employment tax and employee benefit matters relating to litigation involving SMS and the reclassification by the IRS of SMS' independent contractors as employees and or (b) any amounts due under the ADVO Note ($3 million in maximum principal amount).

     As a condition to the Closing of the Merger and pursuant to the Indemnity Escrow Agreement, the SAI Principals will deposit an aggregate of ten percent of the shares of PIA Common Stock issued to them and their family members in the Merger in escrow as security for such stockholders' indemnification obligations. Any claim for indemnification must be made on or prior to February 28, 2004. If there are no unsatisfied or disputed claims for matters regarding the SMS tax litigation made against the escrowed shares, one-half of the escrowed shares will be released on March 31, 2000. In addition, the PIA Board will evaluate the amount of collateral reasonably necessary to continue to secure the SAI Principals' indemnification obligations on or before the second, third and fourth anniversary dates of the Merger Agreement and release any escrowed shares in excess of such amounts, provided that there are no unsatisfied or disputed claims for matters regarding the SMS litigation.

     The SAI Principals have also agreed to reimburse PIA for any short-fall to the extent the consolidated net worth of SPAR as determined by a post-closing audit pursuant to the terms of the Merger Agreement is less than one million four hundred thirty six thousand dollars ($1,436,000) (after giving effect to the exclusion of certain charges and other costs as set forth therein) or to reduce the amount of the obligation owed by SMCI to the SAI Principals by the amount of such shortfall.

LICENSE OF SPAR NAME AND OTHER INTELLECTUAL PROPERTY AGREEMENTS

     As a condition to the Closing of the Merger, STM will enter into a Trademark License Agreement (the "Trademark Agreement") with SIT and SMS. Under the terms of the Trademark Agreement, STM will grant licenses to SIT and SMS to use (i) certain trademarks in the United States and Canada in connection with the products and services claimed in the registrations for such trademarks and
(ii) the name "SPAR." In addition, SIT will enter into a Software Ownership Agreement (the "Software Agreement") with SMF and SMS. Under the terms of the Software Agreement, each party agrees that each other party to the Software Agreement is a co-owner of certain confidential information and software and program documentation created jointly by SIT, SMF and SMS.

OBLIGATIONS IN CONNECTION WITH THE MCI ACQUISITION

     MCI ACQUISITION. On January 15, 1999, SMCI acquired all of the business and substantially all of the assets of MCI, pursuant to the MCI Agreement. See "Business of SPAR -- Premium Incentive Division -- MCI Acquisition." The MCI Acquisition was financed in part through the issuance by SMCI of a promissory note dated as of January 15, 1999 (the "MCI Note"), to MCI in an aggregate original principal amount equal to $12,422,189 plus the amount of the Earn-Out Consideration (as defined in the MCI Agreement). The MCI Agreement provides that MCI is generally entitled to Earn-Out Consideration equal to the earnings before taxes, subject to certain adjustments ("EBT"), of MCI for the period from April 1, 1998, through January 15, 1999, and of SMCI thereafter through March 31, 1999, but MCI is not entitled to any Earn-Out Consideration if the EBT for such combined periods does not exceed $3,500,000.

     The MCI Note is payable in monthly installments of $400,000, subject to possible reductions, and is due in full on September 15, 1999. The payment of $250,000 of each monthly installment is limited to Available Cash and such installments are automatically reduced (with the reductions deferred to maturity) if there is insufficient Available Cash. The MCI Note defines "Available Cash" as "the cash and cash equivalents of SMCI in excess of $1,500,000 at the time of payment and calculation (after giving effect to the payment of interest to accompany such installment)." MCI may elect to receive up to $3,000,000 of the final installment payment in unregistered shares of common stock of any publicly traded company holding, directly or indirectly, all of the issued and outstanding stock of SMCI (i.e., in shares of PIA Common Stock), valued at the average public trading price for the 30 day period preceding the maturity date. In connection with the note to MCI, Messrs. Brown and Bartels pledged their shares of SMCI stock to secure SMCI's obligations under the MCI Note. Under the terms of an hypothecation agreement, MCI will be entitled to foreclose on the SMCI securities if the MCI
Note is accelerated or if the debt is not paid in full upon maturity.

     Based upon the unaudited balance sheet of MCI as of January 15, 1999, SMCI estimates that a net worth adjustment in the amount of approximately $2 million is due to SMCI from MCI. Neither the net worth adjustment nor the Earn Out Consideration calculation has been agreed to by MCI, and MCI is believed to be reviewing whether SMCI's net worth calculation is accurate and any Earn Out Consideration is due. If the parties cannot agree upon such amounts, legal proceedings may ensue with respect to this matter.

BOARD OF DIRECTORS AND MANAGEMENT AFTER THE MERGER

     The following table sets forth certain information in connection with each person who will be an executive officer or director of PIA immediately after the Effective Time of the Merger other than each of Messrs. Peets, Collins and Lewis whose business experience is described in "Proposal VII: Election of Directors--Information Concerning Nominees to PIA Board" and Ms. Wood whose business experience is described in "Executive Officers' Compensation and Other Information of PIA." Ages are as of May 1, 1999.

                                                                            POSITION WITH THE
                                                                          COMBINED COMPANY AFTER
            NAME              AGE   CURRENT POSITION WITH PIA OR SPAR           THE MERGER
            ----              ---   ---------------------------------  ----------------------------
Robert G. Brown.............  54    Chairman, Chief Executive          Chairman, Chief Executive
                                    Officer, President and Director    Officer, President and
                                    of each of the SPAR Companies      Director
William H. Bartels..........  55    Vice Chairman, Senior Vice         Vice Chairman and Director
                                    President, Treasurer, Secretary
                                    and Director of each of the SPAR
                                    Companies
Patrick W. Collins..........  70    Director of PIA                    Director
Robert O. Aders.............  71    None                               Director
J. Christopher Lewis........  43    Director of PIA                    Director
Terry R. Peets..............  55    Chief Executive Officer,           Vice Chairman
                                    President and Director of PIA
James H. Ross...............  66    Chief Financial Officer of each    Treasurer
                                    of the SPAR Companies
Cathy L. Wood...............  51    Executive Vice President, Chief    Executive Vice President,
                                    Financial Officer and Secretary    Chief Financial Officer and
                                    of PIA                             Secretary

     Robert G. Brown will become the Chairman, Chief Executive Officer and Director of the Combined Company upon consummation of the Merger. Mr. Brown has been the Chairman, President and Chief Executive Officer of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993, and SMF since SMF acquired its assets and business from ADVO in 1996).

     William H. Bartels will become the President of the SPAR Merchandising Division, the President of the SPAR Marketing Companies, and a Vice Chairman and Director of the Combined Company upon consummation of the Merger. Mr. Bartels has served as the Vice-Chairman, Secretary, Treasurer and Senior Vice President-Corporate of the SPAR Marketing Companies (SBRS since 1994, SINC since 1979, SMNEV since November 1993, and SMF since SMF acquired its assets and business from ADVO in 1996), and has been responsible for SPAR's sales and marketing efforts, as well as for overseeing joint ventures and acquisitions.

     Robert O. Aders will become a director of the Combined Company upon the consummation of the Merger. Mr. Aders has served as Chairman of The Advisory Board, Inc., an international consulting organization since 1993, as President Emeritus of the Food Marketing Institute ("FMI") since 1993, and as counsel to Collier, Shannon, Rill & Scott, a Washington, D.C. law firm since 1993. Immediately prior to his election to the presidency of FMI in 1976, Mr. Aders was Acting Secretary of Labor in the Ford Administration. Mr. Aders was the Chief Executive Officer of FMI from 1976 to 1993. He also served in the

Kroger Co., in various executive positions and was Chairman of the Board from 1970 to 1974. Mr. Aders also serves as a director of FMI, the Stedman Nutrition Foundation at Duke Medical Center, Checkpoint Systems, Inc., Coinstar, Inc., Source Information Systems and Telepanel Systems, Inc., and as a trustee of The National Urban League, Food Industry Crusade Against Hunger and St. Joseph Academy of Food Marketing.

     James H. Ross will become the Treasurer of the Combined Company upon consummation of the Merger. Mr. Ross has been the Chief Financial Officer of the SPAR Marketing Companies since 1991, and the General Manager of SBRS since 1994.

     If the Merger is not consummated, the current directors of PIA will continue to serve as directors of PIA until their successors are duly elected and qualified, and the current executive officers of PIA will continue to serve in their current positions until the end of their present employment terms as set forth in their existing employment agreements, or if no such agreement exists, as determined by the PIA Board.

CURRENT BOARD OF DIRECTORS AND MANAGEMENT OF PIA

     Set forth in the table below are the names, ages and positions of the current directors and executive officers of PIA. Ages are as of May 1, 1999. Executive officers are elected by and serve at the discretion of the PIA Board. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of PIA.

                 NAME                   AGE              POSITION WITH PIA
                 ----                   ---    --------------------------------------
Clinton E. Owens......................  57     Chairman of the Board and Director
Patrick W. Collins....................  70     Director
John A. Colwell.......................  48     Director
Joseph H. Coulombe....................  68     Director
Patrick C. Haden......................  46     Director
J. Christopher Lewis..................  43     Director
Terry R. Peets........................  55     Chief Executive Officer, President and
                                                 Director
Cathy L. Wood.........................  51     Executive Vice President, Chief
                                               Financial Officer and Secretary
Donald H. Holman......................  42     Executive Vice President -- Marketing
                                                 and Sales
John R. Bain..........................  52     Executive Vice President -- Operations
Mark J. Hallsman......................  44     Senior Vice President -- Field
                                               Logistics and Operations Planning

ADDITIONAL OPTION GRANTS TO SPAR EMPLOYEES AND OTHER INDIVIDUALS

     Subject to the consummation of the Merger and the approval of the Option Plan Amendment, the PIA Board has agreed to grant options covering an aggregate of up to 2,133,744 shares of PIA Common Stock under the 1995 Option Plan to employees of SPAR and other individuals providing valuable services to SPAR. The date of grant of such stock options shall be the Closing Date, and the exercise price of such stock options shall be the last sale price as reported on the Nasdaq National Market on the Closing Date.

REASON FOR AUTHORIZATION

     The rules of the Nasdaq National Market require stockholder approval in connection with the acquisition of the stock or assets of another company if the number of shares of PIA Common Stock to be issued in the transaction would equal or exceed 20% of the number of shares of PIA Common Stock outstanding immediately prior to such issuance or if the issuance of the PIA Common Stock would result in a change of control of PIA.

VOTE REQUIRED

     The rules of the Nasdaq National Market require the affirmative vote of a majority of the votes cast in person or by proxy at the Annual Meeting to approve the Share/Option Issuance. The PIA Board has unanimously determined that the Merger and the Share/Option Issuance are in the best interests of PIA and the stockholders of PIA, and has approved the Merger Agreement and the Share/Option Issuance. Approval of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Option Plan Amendment and the Reverse Split Proposal is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE STOCKHOLDERS VOTE "FOR" APPROVAL OF THE SHARE/OPTION ISSUANCE.

                                BUSINESS OF PIA

     This section and other parts of this Proxy Statement contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. Actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors." See the glossary at Annex E for a description of certain terms that are used throughout this Proxy Statement.

GENERAL

     PIA is a supplier of in-store merchandising and sales services in the United States and Canada. PIA provides these services primarily on behalf of consumer product manufacturers, consumer service companies and retailers at approximately 17,000 retail grocery stores, 6,000 mass merchandiser and 8,800 drug stores.

     PIA currently provides three principal types of services: shared services, where an associate represents multiple clients; dedicated services, where associates work for one specific client; and project services, where associates perform specified in-store activities.

     Shared services consist of regularly scheduled, routed merchandising services provided at the stores for multiple manufacturers, primarily under multi-year contracts. Shared services may include activities such as: ensuring that client's products authorized for distribution are in stock and on the shelf, adding in new products that are approved for distribution but not present on the shelf, setting category shelves in accordance with approved store schematics, ensuring that shelf tags are in place, checking for the overall salability of clients' products and selling new product and promotional items.

     In 1998, PIA developed a new strategy for routed merchandising services. The stores are selected for routed merchandising services based on two sets of criteria. The first is the store's weekly All Commodity Volume ("ACV"). The higher the sales volume of a store, the greater the need for merchandising services and more frequent visits to the store are required. The second criterion is based on retailer discipline. This is a subjective determination and therefore based on retail conditions, schematic discipline and competitive activity. This new market strategy provides PIA's clients with an added focused approach to meeting their merchandising needs.

     Dedicated services generally consist of merchandising services as described above except that dedicated services are performed for a specific retailer or manufacturer by a dedicated organization. The merchandisers and management team work exclusively for that retailer or manufacturer. These services are normally provided under multi-year contracts.

     For both shared service clients and dedicated service clients, PIA also performs project services. Project services consist primarily of specific in-store services initiated by retailers and manufacturers, such as new product launches, special seasonal or promotional merchandising, focused product support and product recalls. These services typically are used for large-scale implementations over 30 days. PIA also performs other project services, such as new store sets and existing store resets, re-merchandising, remodels and category implementations, under shared service contracts or stand-alone project contracts.

     As part of its shared and dedicated services, PIA also collects and provides to certain clients a variety of merchandising data that is category, product and store specific.

     PIA, organized in 1943, initially provided merchandising services in grocery retail chains on behalf of manufacturers. In mid-1988, it was determined that a national merchandising company could capitalize on developments within the retail grocery industry by providing merchandising services to a variety of manufacturers in the industry. Until 1989, PIA operated exclusively in grocery retail chains in California and Arizona. In 1990, PIA implemented a national expansion strategy to cover the grocery trade. In 1993, PIA expanded to address additional retail channels, including mass merchandiser, chain drug and discount drug stores. In 1994, PIA began offering dedicated services to retailers and manufacturers. In 1997, PIA established a corporate and division infrastructure for its project services business. PIA currently performs its services primarily on behalf of approximately 805 consumer product manufacturers.

INDUSTRY OVERVIEW

     A number of trends have impacted the retail industry and have created a demand for providers of third party merchandising services such as those offered by PIA.

SHIFT OF MERCHANDISING SERVICES

     Historically, employees of retailers, consumer product manufacturers and food brokers principally performed merchandising functions. Retailers staffed their stores as needed to ensure in-stock conditions, the placement of new items on shelves, and the maintenance of shelf schematics to approved standards. Manufacturers typically deployed their own sales people in an effort to ensure that their products were in distribution and properly positioned on the shelves. However, the primary function of these sales people was to sell the manufacturers' products and promotions, and not to perform significant in-store services at the shelf level. In addition, food brokers performed retail merchandise services on behalf of the manufacturer in conjunction with their sales efforts. Brokers also often performed work at the shelf level at the request of the retailer and their principal client, the manufacturer.

     The average grocery store carries approximately 22,000 items. In an effort to maintain or improve their margins, grocery retailers have broadened their product offerings and services from traditional grocery, household and health and beauty care products to include new product categories such as general merchandise and service departments such as bakery, deli and prepared fast foods. PIA believes that, as a result, these retailers have shifted employee hours away from the traditional maintenance of packaged goods in order to support these new categories and service departments. PIA further believes retailers have converted many hours of basic merchandising work from full-time professionals to part-time labor, who are generally less skilled and trained. These trends have caused poorer shelf conditions and an increasing number of out-of-stock items, resulting in lost sales. As a result, retailers are increasingly relying on manufacturers and food brokers, among others, to support their in-store needs such as new store sets and existing store resets, re-merchandising, remodels and category implementations. Initially, manufacturers deployed their sales professionals to perform these retailer-mandated services. However, manufacturers found the deployment of sales professionals to perform retail-merchandising services were expensive and not an effective use of their resources. As manufacturers' costs to perform these services grew and shelf integrity declined, manufacturers began to outsource these merchandising activities to third parties such as PIA.

     The outsourcing trend to third party merchandisers has resulted in an increasing number of organizations providing services to manufacturers and retailers. Certain retailers and manufacturers have chosen to consolidate in order to reduce the number of third parties they have to manage, to achieve consistent execution of their retail merchandising strategies, and to customize the scope of services performed on their behalf.

RETAILER CONSOLIDATION

     As retailer-mandated activities have continued to increase in both number and type, with a corresponding increase in the amount of labor required to complete them, manufacturers have increased their use of third party suppliers. For example, additional category implementation activities are required to effect retailers' in-store schematics. Schematics are changing more frequently as the result of a growing number of new product introductions each year. Retailers continue to require numerous resets, re-merchandising, and remodels in response to the increasing number of changes in the product mix. PIA estimates that these activities have doubled over the last five years, so that most stores are currently re-merchandised or remodeled every 24 months. In certain areas of the country and with certain retailers, these activities are conducted annually.

INCREASE IN MERCHANDISING SERVICES REQUIRED IN OTHER RETAIL CHANNELS

     Unlike the merchandising services performed for grocery retailers, work performed by manufacturers in mass merchandiser, chain drug and other retail formats has historically been much less demanding. In these retail channels, retailers performed most of their own merchandising work. However, PIA believes that as these retailers become more competitive, they are attempting to maintain their margins by requesting more support from the manufacturer community to provide merchandising services similar to those provided to the grocery retailers. These retailers have become increasingly important to manufacturers, causing manufacturers to provide greater retail focus and support to ensure out-of-stock conditions are reduced, authorized items are available, and general product conditions are good. Manufacturers have become particularly sensitive to the requirements of seasonal and promotional activities, which require rapid and effective in-store support in order to maximize sales.

INCREASE IN USE OF INFORMATION TECHNOLOGIES

     Information technology is playing an increasingly important role in the retail industry, particularly in light of industry initiatives towards efficient consumer response ("ECR") and category management. Retailers and manufacturers have expanded their use of information technology to manage product distribution in stores, item placements on the shelves, and off-shelf displays. In particular, retailers and manufacturers are increasingly looking for causal data (e.g., display, pricing and product adjacency information) that is category and store specific. Both retailers and manufacturers use this information to make decisions regarding ECR category management, shelf management, and new product promotion plans. It also gives retailers the ability to tailor their stores to regional demographics.

BUSINESS STRATEGY

     PIA believes the increasing demand for national solutions to manufacturers' diverse merchandising requirements, together with the consolidation of the retail industry, has increased the growth of outsourcing. The increase in required merchandising services, and the increased use of information technology, will foster the growth of those companies that can provide these solutions, have the flexibility to respond to the changing retail environment and have the financial resources to provide rapid deployment of merchandising resources. PIA has developed a strategy it believes will address these industry trends. The major components of PIA's strategy are as follows:

     POSITION PIA AS A NATIONAL, FULL SERVICE RETAIL SOLUTIONS COMPANY

     PIA's objective is to strengthen its position as a leading national supplier of retail solutions by expanding the services it will offer including category management, data gathering, interpretation and management, to both its existing and prospective manufacturer clients and its newer and prospective retailer clients, and to offer its existing and newer services in additional retail channels.

     SERVE EMERGING DEMAND FOR DEDICATED SERVICES

     PIA believes certain retailers and manufacturers will increasingly prefer merchandising service on a dedicated basis, and the significant size of such contracts requires substantial financial, recruitment, deployment, reporting and management capabilities. PIA believes it is well positioned to serve this emerging need for dedicated services.

     INCREASE PIA'S UTILIZATION OF INFORMATION TECHNOLOGY

     PIA has been focusing information technology resources on applications which help improve productivity of field merchandisers. PIA believes a commitment to technology will provide a long term competitive advantage. PIA believes the technology it develops will present increased opportunities for PIA on project specific requests from manufacturers. PIA also expects to use technology to expand its informational services and consulting capabilities. Additionally, PIA will continue to provide its proprietary software program, Merchandisers Toolbox, to certain retailers. This program is designed to manage the deployment of manufacturer supplied labor, to measure their performance against the retailers' in-store plans and to develop databases that include a "blueprint" of a store by category. PIA also expects that its key account managers will continue to use various shelf technology programs which PIA licenses from A.C. Nielsen, IRI and Intactix.

     DESCRIPTION OF SERVICES

     PIA provides a broad array of merchandising services on a national, regional and local basis to manufacturers and retailers. PIA believes its full-line capability of developing plans at one centralized headquarters location, executing chain wide, fully integrated national solutions and implementing rapid, coordinated responses to needs on a real time basis differentiates PIA from its competitors. PIA also believes its centralized decision-making ability, local follow-through, ability to recruit, train and supervise merchandisers, ability to perform large-scale initiatives on short notice and strong retailer relationships provide it with a competitive advantage over local, regional or retailer specific competitors.

     PIA provides its merchandising and sales services primarily on behalf of consumer product manufacturers at approximately 17,000 retail grocery, 6,000 mass merchandiser and 8,800 drug stores. PIA currently provides three principal types of merchandising and sales services: shared services, dedicated services and project services.

     SHARED SERVICES

     Shared services consist of regularly scheduled, routed merchandising services provided at the store level for manufacturers. PIA's shared services are performed for multiple manufacturers including, in some cases, manufacturers whose products are in the same product category. Shared services may include activities such as:

     - Ensuring that client's products authorized for distribution are in stock and on the shelf;

     - Adding in new products that are approved for distribution but not present on the shelf;

     - Setting category shelves in accordance with approved store schematics;

     - Ensuring that shelf tags are in place;

     - Checking for the overall salability of clients' products; and

     - Selling new product and promotional items.

     PIA's shared services are performed principally by full-time retail sales merchandisers, retail sales specialists and key account managers, along with district and division manager supervision.

     RETAIL SALES MERCHANDISERS

     PIA's retail sales merchandisers ("RSM") perform shared service coverage at the store level. These services include a review of the retailer's shelves and the appropriate store (or chain) prepared shelf schematic to ensure all clients' approved products are available for sale in the store, that such products have the approved shelf placement and number of facings (the horizontal and vertical space occupied by a package front) on the shelf, and the approved shelf tag is in position. If a product is not in distribution, the RSM adds the product to the shelf if it is available in the store's product storage area. If a product is unavailable, the RSM prepares a place on the shelf for this product and a shelf tag. The presence of a shelf tag is critical to a store's ability to reorder an individual stock-keeping unit ("SKU") from the distribution center. The RSM checks for the presence of and replaces, if necessary, the shelf tags for all client SKUs. The RSM also reviews all SKUs for product freshness, if appropriate, and for general salability.

     KEY ACCOUNT MANAGERS

     On behalf of its manufacturer clients, PIA selectively deploys key account managers ("KAMs") inside of the major retail chains. These KAMs, assigned exclusively to a single retailer, work with that retailer's headquarters staff in the execution of category management initiatives and in the development and implementation of shelf schematics. The KAMs provide both the manufacturer and PIA with a headquarters' perspective of the retailer and its primary objectives at the store level. The KAMs work with manufacturer clients to develop and achieve their merchandising goals, including those related to product distribution, shelf placement, the number of facings for particular products, and product adjacencies. The KAMs also work with manufacturer clients to gain retailer authorization for new products and approval of new category schematics that are compatible with the retailer's own category management strategies. PIA generally attempts to position its KAMs within the retailer's organization in a leadership capacity, both in category management and vendor deployment activities. The KAMs typically are placed within the retailer's shelf technology department and are equipped with the specific shelf technology software utilized by the retailer. The KAMs work with the retailer in the development of new shelf schematics, category layouts and, in some cases, total store space plans. PIA is also training its KAMs in category management in order to provide further value to both PIA's manufacturer clients and to the retailer.

     DEDICATED SERVICES

     Dedicated services consist of merchandising services, generally as described above, that are performed for a specific retailer or manufacturer by a dedicated organization, including a management team, working exclusively for that retailer or manufacturer. These services provided are primarily based on agreed hourly rates and fixed management fees under multi-year contracts.

     PIA believes it pioneered the concept of dedicated service in 1994 with a program designed for Thrifty-PayLess Drug Stores. The program covered 995 stores, and PIA was responsible for implementing product selection changes and resetting all categories to meet Thrifty-PayLess' category management plans. In implementing the program, PIA was able to ensure placement of new products on the shelf within five days of availability and completed section changes within ten days. In 1996, Rite Aid acquired Thrifty-PayLess and the contract was not renewed beyond December 1996.

     In 1997, PIA started a dedicated program with CVS/Revco to convert Revco stores to the CVS format. The conversion project was a total re-merchandising of all Revco stores to the new CVS format. PIA moved gondolas, built new gondolas, and installed new fixtures and re-planogramed all categories to the CVS conversion plan. In 1999, PIA will be responsible for new store set ups and special projects for CVS/Revco in the state of Ohio.

     PIA has not expanded the dedicated service concept during fiscal year 1998. Net revenues have decreased from 34.6% in 1997 to 31.9% in 1998, primarily due to project completions of the CVS/Revco conversions.

     PROJECT SERVICES

     Project services consist primarily of specific in-store services initiated by retailers and manufacturers, such as new product launches, special seasonal or promotional merchandising, focused product support and product recalls. These services are used typically for large-scale implementations over 30 days. PIA also performs other project services, such as new store sets and existing store resets, re-merchandising, remodels and category implementations, under shared service contracts or stand-alone project contracts.

RELATED SERVICES

INFORMATION TECHNOLOGY SERVICES

     PIA has been focusing information systems resources on applications, which help improve productivity of field merchandisers. The Labor Tracking System ("LTS") was introduced to PIA's 12 service centers in 1998. This proprietary application records actual time spent on each work initiative. The benefits of the system include real-time reporting, improved client billing, and more efficient management of the field labor.

     In August 1998, the Work Generator System was implemented. This system schedules shared services and project work from a central system. It reduces the travel time by coordinating shared service work with project work. The system provides associates with a daily schedule of work assignments and expected completion times.

     In September 1998, PIA began using Symbol scanners to capture inventory and returned inventory data for Buena Vista Home Entertainment ("BVHE"). BVHE retrieves the scanner information daily via the Internet from PIA's server. This information is used for daily updates to BVHE's vendor managed inventory system.

     PIA also expanded the use of its Interactive Voice Response ("IVR") system. Hourly status updates can now be provided to clients on critical new item launches, such as BVHE's video releases. The IVR system can process 2,500 calls per day. This gives PIA the ability to give clients up-to-the-minute status on any work that uses the IVR system.

TELEMARKETING SERVICES

     PIA owns 20% of Ameritel, Inc., a company that performs inbound and outbound telemarketing services, including those on behalf of certain of PIA's manufacturer clients. Ameritel provides telemarketing sales services for manufacturers that sell directly into smaller, independent retail stores. PIA believes that its affiliation with Ameritel provides an additional merchandising solution for some packaged product manufacturers and retailer clients. PIA, in conjunction with Ameritel, developed an automated interface between the Ameritel Vantive system and the LTS. PIA associates now telephone work assignment completion information to Ameritel. PIA associates are able to report hours, mileage, and other completion information for each work assignment on a daily basis. The information is used to update the LTS the next day. This provides the 12 service centers with daily, detailed tracking of work completion.

RETAIL AND SECONDARY HEADQUARTERS SELLING SERVICES

     PIA deploys retail sales specialists ("RSS") to provide product selling support for certain manufacturers at the retail store and secondary retailer's headquarters buying offices. These services are performed principally for manufacturers that choose to outsource their sales function for calls on wholesaler-supplied individual stores or small chains. Sales services performed by the RSS include product sales, selling point of sale promotions, discount and allowance programs and shelf merchandising plans.

SALES AND MARKETING

     PIA's sales efforts are structured to develop new business in national and local markets. At the national level, PIA's corporate business development team directs its efforts toward the senior management of prospective clients. At the regional level, sales efforts are principally guided through PIA's 12 service center offices located nationwide.

     PIA's corporate account executives play an important role in PIA's new business development efforts within its existing manufacturer client base. The corporate account executives are generally located in the clients' corporate headquarters. The corporate account executives plan merchandising and product introductions with the manufacturer so that PIA can achieve the objectives of such clients' major new product and promotional initiatives. In addition, the corporate account executives present PIA's services to the sales and marketing executives of these clients, and utilize marketing data provided by IRI, A.C. Nielsen and others in an effort to ascertain additional market opportunities for such clients at the local level. Client service managers are part of PIA's geographic division teams and work with the local management of PIA's clients. The client service manager's primary responsibility is to work with the client to establish specific, measurable objectives for PIA, and to market additional services. As part of this process, the division account executive is responsible for developing retail merchandising solutions for such objectives.

     As part of retailer consolidation, retailers are centralizing most administrative functions, including operations, procurement and category management. In response to this centralization and the growing importance of large retailers, many manufacturers have reorganized their selling organizations around a retailer team concept that focuses on a particular retailer. PIA has also responded to this emerging trend by establishing client service offices that are fully staffed to provide the PIA client and the retailer with access to all of PIA's services. PIA currently has retailer teams in place at three discount and drug stores.

     PIA's business development process encompasses a due diligence period to determine the objectives of the prospective client, the work to be performed to satisfy those objectives and the market value of the work to be performed. PIA employs a formal cost development and proposal process that determines the cost of each element of work required to achieve the prospective client's objectives. These costs, together with an analysis of market rates, are used in the development of a quotation approval form that is presented to PIA's proposal committee for approval. The pricing must meet PIA's objectives for profitability, which are established as part of the business planning process. After approval of this quotation by the proposal committee, a detailed proposal is presented to the prospective client. Following agreement regarding the elements of service and corresponding rates, a contract is prepared and executed. See "-- Customers."

CUSTOMERS

     PIA currently represents approximately 805 manufacturer clients, including approximately 648 branded product manufacturers and approximately 157 private label manufacturers. Before 1993, PIA represented its manufacturer clients primarily in the retail grocery industry. Beginning in 1993, PIA found that additional opportunities to provide its services existed throughout the much broader marketplace. This marketplace included mass merchandiser, chain drug and deep discount drug stores, as well as other retail trade groups such as home improvement centers, computer/electronic stores, toy stores, convenience stores and office supply stores. As a result, PIA has contracted with a number of manufacturers to provide services in several additional retail markets, and has agreed to provide services to a number of retailers directly.

COMPETITION

     The third-party merchandising industry is highly competitive and is comprised of an increasing number of merchandising companies with either specific retailer, retail channel or geographic coverage, as well as food brokers. Based on information posted on the website of the National Association for Retail Merchandising Services, PIA believes there are over 150 competitors in the field of merchandising services. These companies tend to compete with PIA primarily in the retail grocery channel, and some of them may have a greater presence in certain of the retailers in whose stores PIA performs its services. PIA also competes with several companies that are national in scope, such as Powerforce, Alpha One and Pimms. These companies compete with PIA principally in the mass merchandiser, chain drug and deep discount drug retail channels. PIA believes the principal competitive factors within its industry include development of technology breadth and quality of client services, cost, and the ability to execute specific client priorities rapidly and consistently over a wide geographic area.

TRADEMARKS

     PIA(R) is a registered trademark of PIA. In addition, PIA has recently commenced the process of registering the service mark for the term Precision Merchandising. Although PIA believes its trademarks may have value, PIA believes its services are sold primarily based on breadth and quality of service, cost, and the ability to execute specific client priorities rapidly and consistently over a wide geographic area. See "-- Competition."

EMPLOYEES

     As of January 1, 1999, PIA employed approximately 1,109 full-time employees, of whom approximately 83 worked in executive, administrative and clerical capacities at PIA's corporate headquarters, and 1,026 of whom worked in division offices nationwide. In addition, PIA employed 1,030 part-time employees. Approximately 180 of PIA's employees are covered by contracts with labor unions. PIA considers its relations with its employees and its employees' unions to be good. PIA also uses the services of up to 3,000 flextime personnel whose payroll is generated through a company not affiliated with PIA.

PROPERTIES

     PIA maintains its corporate headquarters in approximately 20,000 square feet of leased office space located in Irvine, California, under a lease with a term expiring in February 2000.

     PIA leases certain office and storage facilities for its divisions and subsidiaries under operating leases, which expire at various dates during the next five years. Most of these leases require PIA to pay minimum rents, subject to periodic adjustments, plus other charges including utilities, real estate taxes and common area maintenance.

     The following is a list of the locations where PIA maintains leased facilities for its division offices and subsidiaries:

Scottsdale, Arizona                    Southfield, Michigan
Rogers, Arkansas                       Chesterfield, Missouri
Irvine, California                     Edison, New Jersey
Pleasanton, California                 Blue Ash, Ohio
Englewood, Colorado                    Cranberry Township, Pennsylvania
Tampa, Florida                         Carrollton, Texas
Norcross, Georgia                      Houston, Texas
Oakwood Terrace, Illinois              Bellevue, Washington
Woburn, Massachusetts

     Although PIA believes that its existing facilities are adequate for its current business, new facilities may be added should the need arise in the future. Certain of the above facilities may be closed or subleased as PIA streamlines its operations.

LEGAL PROCEEDINGS

     On February 25, 1998, PIA and its Canadian subsidiary were served with two Statements of Claim in the Ontario court (General Division) of the Province of Ontario, Canada, filed by Merchandising Consultants Associates ("MCA") asserting claims for alleged breach of Confidentiality Agreements dated October 19, 1996 and July 17, 1997. Both of these lawsuits assert that PIA and its subsidiary improperly used confidential information provided by MCA as part of PIA's due diligence concerning its proposed acquisition of MCA, including alleged clientele, contracts, financial statements and business opportunities of MCA. In addition, MCA contends that PIA breached and allegedly reneged upon the terms for acquisition of MCA contained in a Letter of Intent between the parties dated July 17, 1997, which by its express terms was non-binding. The Statements of Claim sought damages totaling $10.2 million.

     PIA has agreed to settle the MCA lawsuit. Both parties have agreed to drop the lawsuit for no compensation and to execute a Full and Final Release, releasing each other from all claims.

          MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION
                        AND RESULTS OF OPERATIONS OF PIA

     The following discussion and analysis of financial condition and results of operations contains statements that constitute forward-looking statements. Such forward-looking statements relate to future events or the future financial performance of PIA and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of PIA to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; PIA's dependence on the trend toward outsourcing; uncertainty regarding and changes in customer preferences; competition; changes in political, social and economic conditions; and various other factors beyond PIA's control. Each holder of PIA Common Stock should specifically consider the various factors identified in this Proxy Statement including the matters set forth under "Risk Factors," which could cause actual results to differ materially from those indicated by such forward-looking statements. PIA undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Proxy Statement will in fact transpire. The following discussion should be read in conjunction with PIA's Consolidated Financial Statements and the related Notes thereto, included elsewhere in this Proxy Statement.

OVERVIEW

     PIA provides merchandising services to manufacturers and retailers principally in grocery, mass merchandiser and chain and discount drug stores. For the quarter ended April 2, 1999, compared to the quarter ended April 3, 1998, PIA generated approximately 67.2% and 64.5% of its net revenues from manufacturer clients and 32.8% and 25.5% from retailer clients, respectively. For the years ended December 31, 1997, and January 1, 1999, PIA generated approximately 74% and 59% of its net revenues from manufacturer clients and 26% and 41% from retailer clients, respectively.

     During the five years that ended January 1, 1999, none of PIA's manufacturer or retailer clients accounted for greater than 10% of PIA's net revenues, other than Thrifty-Payless, which accounted for approximately 13% of net revenues for the year ended December 31, 1995, and BVHE and S.C. Johnson which accounted for 11.7% and 10.3% of net revenues, respectively, for the year ended December 31, 1996, and BVHE and Eckerd Drug Stores which accounted for approximately 16.0% and 13.6% respectively, of net revenues for the year ended December 31, 1997, and Eckerd Drug Stores, CVS Pharmacy, and BVHE which accounted for approximately 15.6%, 12.6%, and 10.6% respectively, of net revenues for the year ended January 1, 1999.

     During fiscal year 1998, PIA continued to experience a decline in its shared services business. Shared services consist of regularly scheduled, routed merchandising services provided at the store level for manufacturers, primarily under multi-year contracts. Due in part to industry consolidation, increased competition, and performance issues, PIA lost a number of shared service clients in the last half of 1996, which has continued through the three months ended April 2, 1999. PIA has historically required a significant fixed management and personnel infrastructure to support shared services. Accordingly, the loss of shared services business, without offsetting gains, had a material adverse effect on PIA's results of operations in fiscal 1997, fiscal 1998 and the three months ended April 2, 1999. These losses have been partially offset with additional project revenue from shared service clients. For fiscal 1997, fiscal 1998 and the three months ended April 2, 1999, shared service and project client's accounted for $83.8, $83.0 and $15.9 million in net revenue and dedicated clients accounted for $44.4 and $38.8 and $5.7 million in net revenue, respectively. PIA believes revenues in fiscal year 1999 from shared service clients will decline as a result of the wind-down of the lost business.

     PIA's profitability has been adversely affected by the loss of its dedicated client services business in 1998. However, this decline was offset by an increase in gross margin from fiscal 1997 to fiscal 1998, both in absolute amount and as a percentage of net revenues, as a result of the effects of improved labor productivity and service cost reduction in the field. Dedicated services consist of merchandising services that are performed for a specific retailer or manufacturer by a dedicated organization, including a management team, working exclusively for that retailer or manufacturer. The net revenues associated with dedicated clients decreased as a percentage of overall net revenues, from 34.6% in fiscal 1997 to 31.9% in fiscal 1998 and from 31.1% in the three months ended April 3, 1998 to 26.9% in the three months ended April 2, 1999. PIA currently anticipates that revenue for the second quarter of 1999 will be lower than the first quarter of 1999 and the comparable prior year period, due to the scheduled completion of several projects, the annualized effect of business lost over the last 18 months and the impact of PIA's internal focus on restructuring operations.

     Due to the change in business mix, and resulting negative impact on margins, PIA realigned its cost structure, and, in the third quarter of 1997, recorded a charge of $5.4 million for restructuring and other costs associated with the realignment of management structure and the organization. PIA continues to review its organizational structure and the fixed and variable costs associated with delivery of its services. During 1998, PIA restructured its operations to address the significant fixed management infrastructure and rationalize the field organization. The restructuring resulted in a field organization that is aligned along functional lines of selling and execution. In addition, PIA believes new scheduled deployment, labor tracking, and work generation systems now in place will continue to have a beneficial impact on managing the direct labor costs. It is anticipated that further organizational changes will take place in fiscal year 1999, as PIA puts structure, programs and processes in place to reduce its fixed overhead in line with lower revenue levels. The following table sets forth certain financial data as a percentage of net revenues for the periods indicated:

                                                                                             THREE MONTHS
                                                                YEARS ENDED                     ENDED
                                                  ----------------------------------------   ------------
                                                  DECEMBER 31,   DECEMBER 31,   JANUARY 1,     APRIL 2,
                                                      1996           1997          1999          1999
                                                  ------------   ------------   ----------   ------------
Net revenues....................................     100.0%         100.0%        100.0%        100.0%
Operating expenses:
  Field services costs..........................      79.1           93.5          86.6          92.8
  Selling expenses..............................       9.3            8.2           6.8           7.2
  General and administrative expenses...........       6.7            8.0           9.7          14.4
  Restructure and other charges.................       0.0            4.2           0.0            --
  Depreciation and amortization.................       0.5            0.8           0.9           1.3
                                                     -----          -----         -----         -----
     Total operating expenses...................      95.6          114.7         104.0         115.7
                                                     -----          -----         -----         -----
Operating income (loss).........................       4.4          (14.7)         (4.0)        (15.7)
Other income....................................       0.8            0.7           0.5           0.4
                                                     -----          -----         -----         -----
Income (loss) before provision (benefit) for
  income taxes..................................       5.2          (14.0)         (3.5)        (15.3)
Provision (benefit) for income taxes............       2.0           (2.2)           --            --
                                                     -----          -----         -----         -----
Net income (loss)...............................       3.2%         (11.8)%        (3.5)%       (15.3)%
                                                     =====          =====         =====

RESULTS OF OPERATIONS

     PIA's quarterly results of operations are subject to certain variability related to the timing of retailer-mandated activity and the receipt of commissions. Retailer-mandated activity is typically higher in the second and third quarters of the year due to retailer scheduling of activity in off-peak shopping periods. In addition, new product introductions increase during such periods which requires the reset of categories as the new products gain distribution. In the dedicated services business, PIA provides each manufacturer or retailer client with an organization, including a management team, which works exclusively for that client.

     The amount of commissions earned by PIA under its commission-based contracts, typically averaging 13% to 19% of total net revenues, varies seasonally, and generally corresponds to the peak selling seasons of the clients that have entered into these types of contracts. Historically, PIA has recognized greater commission income in the second and fourth quarters. See "Risk Factors -- PIA's Operating Results May Fluctuate Because Its Commission Income is Uncertain."

THREE MONTHS ENDED APRIL 2, 1999 COMPARED TO THREE MONTHS ENDED APRIL 3, 1998

NET REVENUES

     Net revenues for the quarter ended April 2, 1999 decreased from the comparable period of 1998 due principally to a decrease in all of PIA's major business segments. For the first quarter of 1999, net revenues were $21.6 million compared to $34.7 million in the first quarter of 1998, a 37.8% decrease.

     The following table sets forth net revenues by client type as a percentage of net revenues for the periods indicated:

                                                                  QUARTER ENDED
                                                   --------------------------------------------
                                                    APRIL 3, 1998      APRIL 2, 1999     CHANGE
                                                   ---------------    ---------------    ------
                                                   AMOUNT      %      AMOUNT      %        %
              (AMOUNTS IN MILLIONS)                ------    -----    ------    -----    ------
Shared service client net revenues...............  $12.0      34.6%   $ 8.3      38.4%   (30.8)%
Project client net revenue.......................   12.4      35.7      7.6      35.2    (38.7)
Dedicated client net revenues....................   10.3      29.7      5.7      26.4    (44.7)
                                                   -----     -----    -----     -----    -----
  Net Revenue....................................  $34.7     100.0%   $21.6     100.0%   (37.8)%
                                                   =====     =====    =====     =====    =====

     PIA's dedicated client net revenues have declined from $10.3 million in the first quarter of 1998 to $5.7 million in the first quarter of 1999, a 44.7% decrease. The decrease in dedicated client net revenues for the first quarter of 1999 compared to the first quarter of 1998 resulted primarily from the completion of a major drug chain's dedicated program in the fourth quarter of 1998. Management expects that net revenues from dedicated clients will decrease in 1999 due to the completion of a $15.0 million project in the last quarter of 1998.

     Shared service client net revenues decreased from $12.0 million in the first quarter of 1998 to $8.3 million in the first quarter of 1999, a 30.8% decrease due to the loss of clients in the first six months of 1998. Shared service client net revenue increased as a percentage of net revenue by 3.8%.

     Project client net revenues have decreased from $12.4 million in the first quarter of 1998 to $7.6 million in the first quarter of 1999, a 38.7%, decrease due to the reduction in project revenue from lost shared service clients and reduced levels of new business.

     The decrease in shared service and project client net revenues for the first quarter of 1999 compared to the first quarter of 1998 resulted from a decrease in revenue of $12.5 million from clients no longer with PIA, offset partially by an increase in revenue from new clients of $2.0 million, and by an increase in revenue from existing shared service and project client accounts of $2.4 million.

OPERATING EXPENSES

     The following table sets forth the operating expenses as a percentage of net revenues for the periods indicated:

                                                                  QUARTER ENDED
                                                   --------------------------------------------
                                                    APRIL 3, 1998      APRIL 2, 1999     CHANGE
                                                   ---------------    ---------------    ------
                                                   AMOUNT      %      AMOUNT      %        %
              (AMOUNTS IN MILLIONS)                ------    -----    ------    -----    ------
Field service costs..............................  $29.8      85.8%   $20.1      93.1%   (32.6)%
Selling expenses.................................    2.3       6.6      1.5       6.9    (34.8)
General & administrative expenses................    3.5      10.2      3.1      14.4    (11.4)
Depreciation & amortization......................    0.3       0.9      0.3       1.3     (0.0)
                                                   -----     -----    -----     -----    -----
          Total Operating Expenses...............  $35.9     103.5%   $25.0     115.7%   (30.4)%
                                                   =====     =====    =====     =====    =====

     For the first quarter of 1999, field service costs decreased $9.7 million, or 32.6%, to $20.1 million, as compared to $29.8 million in the first quarter of 1998. Field service costs are comprised principally of field labor and related costs and overhead expenses required to provide services to both shared and dedicated service clients.

     As a percentage of net revenues, field service costs in the first quarter of 1999 increased to 93.1% from 85.8% in the same period last year. The increase in field service costs as a percentage of net revenues in the first quarter of 1999 was due primarily to the fixed cost component of field service costs. However, total field service costs decreased by $9.7 million due to both declining net revenues and more efficient field deployment.

     For the quarter ended April 2, 1999, selling expenses decreased $0.8 million, or 34.8%, to $1.5 million compared to $2.3 million in the same period last year. This decrease in costs was a result of a reduction in salaries and related expenses resulting from a reduction in personnel. As a percentage of net revenues, selling expenses increased to 6.9% in the first quarter of 1999, compared to 6.6% in the first quarter of 1998.

     General and administrative expenses decreased 11.4% in the first quarter of 1999 to $3.1 million, compared to $3.5 million in the same period of 1998. The decrease in general and administrative costs was due primarily to incentive liabilities recorded in the first two quarters of 1998 and salary and wage staff reductions during the quarter ended April 2, 1999. This decrease was partially offset by a charge for certain severance costs of $0.5 million and pre-merger transaction costs of $0.3 million.

OTHER INCOME

     Interest income decreased in the first quarter of 1999, as compared to the first quarter of 1998, due to lower cash balances available for investment in the first quarter of 1999.

     Interest expense increased in the first quarter of 1999 due to borrowing on the bank revolving line of credit.

     Equity in earnings of affiliate represents PIA's share of the earnings of Ameritel, Inc., a full service telemarketing company.

INCOME TAXES

     The income tax provision in the first quarters of 1999 and 1998 represent minimum state and local taxes.

NET LOSS

     PIA incurred a net loss of $3.3 million in the first quarter of 1999 or $0.61 per basic and diluted share compared to a net loss of approximately $1.0 million, or $0.19 per basic and diluted share, in the first quarter of 1998. The loss in the first quarter of 1999 was primarily a result of a reduction in shared service and project client net revenues partially offset by a reduction in field service costs and a reduction in selling and general and administrative costs.

FINANCIAL MODEL

     PIA developed a financial model to assist in the understanding of the operating results and impact of various cost functions within the organization. This model follows more standard metrics and allows PIA to analyze and manage at the business unit level. The following table illustrates this financial model for the quarters ended April 3, 1998 and April 2, 1999.

                                                                      QUARTER ENDED
                                                            ----------------------------------
                                                             APRIL 3, 1998      APRIL 2, 1999
                                                            ---------------    ---------------
                                                            AMOUNT      %      AMOUNT      %
                                                            ------    -----    ------    -----
                                                                  (AMOUNTS IN MILLIONS)
Net revenues..............................................  $34.7     100.0%   $21.6     100.0%
Direct business unit field expense........................   25.6      73.8     16.4      75.8
                                                            -----     -----    -----     -----
          Gross Margin....................................    9.1      26.2      5.2      24.2
Overhead and Allocated Field Expense......................    6.0      17.3      4.0      18.7
                                                            -----     -----    -----     -----
          Business Unit Margin............................    3.1       8.9      1.2       5.5
Selling, General and Administrative Expenses..............    4.0      11.5      4.3      19.9
                                                            -----     -----    -----     -----
Earnings (loss) before interest, taxes, depreciation and
  amortization (EBITDA)...................................  $(0.9)     (2.6)%  $(3.1)    (14.4)%
                                                            =====     =====    =====     =====

     Management expects to continue to review the business results on the basis of the comparable financial statement format contained in this Proxy Statement.

     Certain amounts within the financial model have been reclassified in prior periods in order to conform to the current period's presentation.

YEAR ENDED JANUARY 1, 1999 COMPARED TO YEAR ENDED DECEMBER 31, 1997

NET REVENUES

     For fiscal year 1998, net revenues were $121.8 million, compared to $128.2 million in 1997, a 5.0% decrease. Shared service and project client net revenues decreased from $83.8 million in 1997 to $83.0 million in 1998, a decrease of $0.8 million or 1.0%. Traditional shared services revenues decreased from $44.9 million in 1997 to $40.1 million in fiscal 1998. This decrease of $4.8 million or 10.7% was due in part to industry consolidation, increased competition and client reorganization of marketing strategy. During the same period project revenues for shared service clients increased by $4.0 million or 10.3% primarily due to a major client switching from a dedicated program to a shared service program. PIA's dedicated client net revenues declined from $44.4 million in 1997 to $38.8 million in 1998, representing a 12.6% decrease. This decrease in dedicated client net revenues resulted primarily from the completion of a major drug chain dedicated program. Management expects that net revenues from dedicated clients will decrease in 1999 due to the completion of a $15.0 million project in the last quarter of 1998.

     The following table sets forth net revenues by client type as a percentage of net revenues for the periods indicated:

                                                                    YEARS ENDED
                                                  ------------------------------------------------
                                                   DECEMBER 31,      JANUARY 1,
                                                       1997             1999            CHANGE
                                                  --------------   --------------   --------------
                                                  AMOUNT     %     AMOUNT     %     AMOUNT     %
                                                  ------   -----   ------   -----   ------   -----
                                                               (DOLLARS IN MILLIONS)
Shared service and project client net
  revenues......................................  $ 83.8    65.4%  $ 83.0    68.1%  $(0.8)    (1.0)%
Dedicated client net revenues...................    44.4    34.6     38.8    31.9    (5.6)   (12.6)
                                                  ------   -----   ------   -----   -----    -----
Net revenues....................................  $128.2   100.0%  $121.8   100.0%  $(6.4)    (5.0)%
                                                  ======   =====   ======   =====   =====    =====

OPERATING EXPENSES

     Field service costs were $105.4 million in fiscal year 1998 compared to $119.8 million in 1997, representing a decrease of $14.4 million, or 12.0%. As a percentage of net revenues, field service costs were 93.5% of net revenues in 1997 versus 86.6% of net revenues in 1998. Field service costs are comprised principally of field labor and related costs and overhead expenses required to provide services to both dedicated and shared service clients. The decrease in field service costs was primarily due to significant labor efficiency savings from new labor deployment systems and controls and a decline in services due to the completion of a dedicated project in the third quarter 1998.

     Selling expenses were $8.2 million in 1998, compared to $10.5 million in the prior year. As a percentage of net revenues, selling expenses were 6.8% in 1998, compared to 8.2% in 1997. This decrease in costs, both in absolute amount and as a percentage of net revenues, is a result of lower staffing and travel expenses.

     General and administrative expenses increased 15.2% in 1998 to $11.8 million, compared to $10.2 million in 1997. This increase was due primarily to consulting and promotional expenses of $1.0 million, salary and salary related expenses of $0.5 million to support technology advancements, office equipment and leases of $0.7 million, offset by a reduction in bad debt provision of $0.8 million due to improved collection of outstanding accounts.

     Restructuring and other charge payments of $5.0 million did not significantly differ from the initial restructuring and other charges expense. In addition, accrued liabilities for restructuring at January 1, 1999 of $0.4 million will be sufficient to pay remaining employee separation costs and special computer equipment under long-term operating leases no longer in use. (See Note 12 to PIA's Consolidated Financial Statements contained elsewhere herein).

     Depreciation and amortization expenses were $1.1 million in 1998 compared to $1.0 million in 1997, an increase of $0.1 million as a result of depreciation, amortization on computer hardware, software development costs for shelf technology and for general business purposes.

OTHER INCOME

     Interest income decreased 42.2% or $0.3 million in 1998 compared to 1997, due to lower cash balances available for investment in 1998.

     Equity in earnings of affiliate represents PIA's share of the earnings of Ameritel, Inc., a full service telemarketing company. Equity of earnings of affiliate increased 55.2% or 0.1 million in 1998 compared to 1997. During 1996, PIA exercised its option to increase its ownership of Ameritel to 20% and is now required for financial reporting purposes to recognize its equity interest in Ameritel's earnings.

INCOME TAXES

     Income tax expense was approximately $0.1 million in 1998, compared to an income tax benefit of $2.8 million in 1997, representing an effective rate of 1.3% and (15.5)%, respectively. The 1998 tax rate differed from the expected federal tax rate of 35% due to a valuation allowance of $1.6 million on PIA's deferred tax asset, caused by a net operating loss carryforward created in 1998 and the uncertainty over the future utilization of such carryforwards. An income tax benefit in 1997 was derived from carrying back net operating losses to previous years and obtaining an income tax refund of $2.9 million.

NET LOSS

     PIA incurred a net loss of approximately $4.3 million in 1998, $0.78 per diluted share, compared to a net loss of approximately $15.1 million, or $2.72 per diluted share, in 1997. The improved performance during 1998 was primarily due to labor efficiency savings from utilizing new labor systems and controls, reduction in field service costs from the implementation of the 1997 restructure programs. The loss incurred in 1998 is primarily a result of margin reductions because of reductions in dedicated clients and higher business unit overhead rates.

FINANCIAL MODEL

     The following table illustrates PIA's financial model described above for the years ended December 31, 1997 and January 1, 1999.

     Management expects to continue to review the business results based on the comparable financial statement format contained in this Proxy Statement.

                                                                        YEARS ENDED
                                                              -------------------------------
                                                               DECEMBER 31,      JANUARY 1,
                                                                   1997             1999
                                                              --------------   --------------
                                                              AMOUNT     %     AMOUNT     %
                                                              ------   -----   ------   -----
                                                                   (DOLLARS IN MILLIONS)
Net revenues................................................  $128.2   100.0%  $121.8   100.0%
  Direct business unit field expense........................    98.7    77.0     88.9    73.0
                                                              ------   -----   ------   -----
Gross margin................................................    29.5    23.0     32.9    27.0
  Overhead and allocated field expense......................    26.6    20.7     20.8    17.1
                                                              ------   -----   ------   -----
Business unit margin........................................     2.9     2.3     12.1     9.9
                                                              ------   -----   ------   -----
  Selling, general and administrative expenses..............    15.3    11.9     15.8    12.9
  Restructure and non-recurring charges.....................     5.4     4.2      0.0     0.0
                                                              ------   -----   ------   -----
Total selling, general and administrative expenses..........    20.7    16.1     15.8    12.9
                                                              ------   -----   ------   -----
Earnings (loss) before interest, taxes, depreciation and
  amortization (EBITDA).....................................   (17.8)  (13.8)    (3.7)   (3.0)
  Depreciation and amortization.............................    (1.0)   (0.8)    (1.1)   (0.9)
  Other income..............................................     0.9     0.7      0.6     0.5
  Income tax benefit (provision)............................     2.8     2.1     (0.1)   (0.1)
                                                              ------   -----   ------   -----
Net loss....................................................  $(15.1)  (11.8)% $ (4.3)   (3.5)%
                                                              ======   =====   ======   =====

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996

NET REVENUES

     For 1997, net revenues were $128.2 million, compared to $119.9 million in 1996, a 6.9% increase. PIA's dedicated client net revenues had grown from $21.9 million in 1996 to $44.4 million in 1997, a 102.7% increase. This increase in dedicated client net revenues resulted from the addition of two major new clients. Shared service and project client net revenues decreased from $98.0 million in 1996 to $83.8 million in 1997, a decrease of $14.2 million or 14.5%. In 1997, the traditional shared services, consisting of regularly scheduled routed merchandising services, decreased from $68.4 million in 1996 to $44.9 million in 1997. Resulting in a decrease of $23.5 million or 34.4%, while project revenues for shared clients increased to $9.3 million or 31.4% The following table sets forth net revenues by client type as a percentage of net revenues for the periods indicated:

                                                               YEARS ENDED
                                          -----------------------------------------------------
                                           DECEMBER 31,       DECEMBER 31,
                                               1996               1997              CHANGE
                                          ---------------    ---------------    ---------------
                                          AMOUNT      %      AMOUNT      %      AMOUNT      %
                                          ------    -----    ------    -----    ------    -----
                                                          (DOLLARS IN MILLIONS)
Shared service and project client net
  revenues............................    $ 98.0     81.7%   $ 83.8     65.4%   $(14.2)   (14.5)%
Dedicated client net revenues.........      21.9     18.3      44.4     34.6      22.5    102.7
                                          ------    -----    ------    -----    ------    -----
Net revenues..........................    $119.9    100.0%   $128.2    100.0%   $  8.3      6.9%
                                          ======    =====    ======    =====    ======    =====

OPERATING EXPENSES

     In 1997, field service costs increased $25.0 million, or 26.3%, to $119.8 million, as compared to $94.8 million in 1996. As a percentage of net revenues, field service costs were 79.1% of net revenues in 1996 versus 93.5% of net revenues in 1997. Field service costs are comprised principally of field labor and their related costs, and overhead expenses required to provide services to both dedicated and shared service clients. The increase in field service costs is due primarily to labor costs required to provide the necessary level of business support for dedicated clients. In addition, PIA did not adequately decrease shared client service labor and overhead costs as the net revenue from this client base decreased.

     Selling expenses were $10.5 million in 1997, compared to $11.1 million in 1996. As a percentage of net revenues, selling expenses were 8.2% in 1997, compared to 9.3% in 1996. This decrease in costs, both in absolute amount and as a percentage of net revenues, is a result of lower staffing and travels.

     General and administrative expenses increased 25.9% in 1997 to $10.2 million, compared to $8.1 million in 1996. The increase in general and administrative expenses was due to increases in expenses that were required to support overall business growth, including a larger dedicated client base. The major increases included executive salaries and salary related expenses of $0.3 million, recruiting, employment and training of $0.3 million, and consulting, legal and office lease expense of $0.6 million. In addition, increased costs were experienced due to termination costs.

     During 1997, PIA experienced declining gross margins, and resultant operating losses, due to service performance issues and the loss of several shared clients. This decline in margins has resulted in insufficient margin dollars to cover the overhead structure, which had developed at the field level and in the general corporate area. In the quarter ended September 30, 1997, PIA began to address these conditions by restructuring its operations. PIA redirected its focus in the quarter ended September 30, 1997, on a more disciplined and functional structure. These strategies resulted in a $5.4 million charge for the restructuring and other additional charges. The restructure and other charges consisted of $1.5 million of identified severance, lease costs in various management and administrative functions and $2.1 million in write-downs and accruals associated with the redirection of PIA's technology strategies. Additional charges consist primarily of $1.3 million of reserves, write-offs related to unprofitable contracts and $0.5 million of costs associated with changes in PIA's service delivery model.

     Depreciation and amortization expenses were $1.0 million in 1997 compared to $0.6 million in 1996. The depreciation and amortization on computer hardware and the software development costs for shelf technology increased this expense $0.4 million.

OTHER INCOME

     Interest income decreased slightly in 1997 compared to 1996, due to lower cash balances available for investment in 1997. Other income included interest income on the net proceeds from PIA's initial public offering, which took place in March 1996.

     Equity in earnings of affiliate represents PIA's share of the earnings of Ameritel, Inc., a full service telemarketing company. Equity in earnings of affiliate increased by 33.3% in 1997 compared to 1996. During 1996, PIA exercised its option to increase its ownership of Ameritel to 20% and is now required for financial reporting purposes to recognize its equity interest in Ameritel earnings.

INCOME TAXES

     Income tax benefit was approximately $2.8 million in 1997, compared to income tax expense of $2.4 million in 1996, representing an effective rate of (15.5%) and 39.2%, respectively. The 1997 tax benefit rates differed from the expected Federal and tax rate of 35% due to a valuation allowance of $3.6 million on PIA's deferred tax asset, caused by a net operating loss carryforward created in 1997.

NET LOSS

     PIA incurred a net loss of approximately $15.1 million in 1997, $2.72 per diluted share, compared to net income of approximately $3.8 million, or $0.63 per diluted share, in 1996. The net loss for 1997 included the net impact, after related tax benefit, of restructure and other charges of $4.6 million, or $0.83 per diluted share. The loss incurred in 1997 is primarily a result of margin reductions due to reductions in shared service clients and start up expenses on dedicated client services, inefficiencies in field labor execution, poor pricing decisions for some client contracts, higher business unit overhead costs and the recognition of restructure charges and other non-reoccurring charges.

LIQUIDITY AND CAPITAL RESOURCES

     PIA had net losses of $15.1 million for the fiscal year ended 1997, $4.3 million for fiscal year 1998 and $3.3 million for the quarter ended April 2, 1999. PIA expects to have further losses for the second quarter of fiscal 1999. The merger with SPAR is expected to reduce fixed costs and increase PIA's profitability and cash flow. Should the Merger not be completed, PIA will be required to significantly reduce its operating costs to minimize the effects of further reductions in revenues and operating losses. PIA cannot guarantee that it will not sustain further losses.


     In December 1998, PIA California and another subsidiary of PIA entered into a loan and security agreement with Mellon Bank, N.A. The agreement provides for a revolving line of credit that allows maximum borrowing of $20.0 million and requires PIA California to borrow and maintain a minimum balance of $2.0 million. The three-year credit facility will be used for working capital purposes and potential acquisitions. At April 2, 1999, PIA California did not comply with the net worth covenant and a forbearance was granted by the bank. PIA California anticipates that it will not be in compliance with future covenants and that bank forbearances will be requested. PIA California cannot guarantee that future forbearances will be granted by the bank. In the event that the bank elects not to grant a forbearance for covenant non-compliance, the bank has the ability to immediately accelerate the maturity of the credit facility which acceleration could have a material adverse effect on PIA.


     On March 1, 1996, PIA completed an initial public offering of PIA Common Stock, raising $26.5 million. Prior to this offering, PIA's primary sources of financing were senior borrowings from a bank under a revolving line of credit and subordinated borrowings from two stockholders. As of April 2, 1999, PIA used the proceeds from the offering to repay bank debt of $3.4 million, to repurchase 507,000 shares of PIA Common Stock for approximately $3.0 million and to fund PIA's operating losses in 1997, 1998, and the quarter ended April 2, 1999.

     Cash and cash equivalents totaled $11.1 million at January 1, 1999, compared with $7.4 million at April 2, 1999. At January 1, 1999 and April 2, 1999 PIA had working capital of $13.8 million and $8.8 million, respectively, and current ratios of 2.5 and 1.8, respectively.

     Net cash used in operating activities for the three months ended April 2, 1999 was $3.6 million, compared with $4.5 million for the comparable period in 1998. This use of cash for operating activities in 1999 resulted primarily from a decrease in accounts payable and other liabilities, and a net operating loss. Net cash used in investing activities for the three months ended April 3, 1998 and April 2, 1999 was $0.2 million and $0.1 million, respectively.

     The above activity resulted in a net decrease in cash and cash equivalents of $3.7 million for the three month period ended April 2, 1999 (resulting from its operating losses and a reduction in accounts payable, that were offset partially by a reduction in accounts receivable), compared to a net decrease of $4.7 million for the comparable period in 1998. However, with the addition of the revolving line of credit (subject to availability), timely collection of receivables, and PIA's positive working capital position, management believes the funding of operations over the next twelve months will be sufficient.

     Cash and cash equivalents and the timely collection of its receivables provide PIA's current liquidity. However, the potential uncollectibility of receivables due from any of PIA's major clients, or a significant reduction in business from such clients, or the inability to acquire new clients would have a material adverse effect on PIA's cash resources and its ongoing ability to fund operations.


     PIA may incur additional indebtedness in 1999 in connection with the merger. SPAR acquired the assets of MCI in January 1999. A portion of the purchase price was paid through the issuance of a promissory note in the aggregate original principal amount of $12,422,189 (plus an earnout, if any) which matures on September 15, 1999. As of March 31, 1999, the amount owed under the note is estimated to be $10.8 million inclusive of an approximate $2 million net worth adjustment in SMCI's favor as estimated by SMCI and excluding the earnout payment, if any. In addition, the SAI Principals loaned SPAR $2,958,000 to facilitate the MCI Acquisition. If this indebtedness is not repaid before the Merger is consummated, the Combined Company will assume these obligations along with other liabilities of the SPAR Companies. See "Risk Factors -- The Combined Company May Be Unable to Meet Its Capital Needs or Obtain Additional Financing." Further, PIA will incur substantial costs in connection with the transaction, including legal, accounting and investment banking fees and severance payments of an aggregate of approximately $5.4 million. PIA is currently negotiating with major banks for a $50 million revolving line of credit to meet cash needs in connection with the merger and future potential acquisitions in 1999. PIA cannot provide any assurance that it will be able to secure a $50 million revolving line of credit. Failure to obtain such credit facility could have a material adverse effect on PIA.

YEAR 2000 SOFTWARE COSTS

     Many currently installed computer systems and software products are coded to accept only two digit entries in the data code field. As a result, many date-sensitive computer applications will fail beginning January 1, 2000 because they are unable to process dates properly beyond December 31, 1999. PIA has reviewed its computer systems to identify areas that could be affected by Year 2000 issues and has implemented a plan to resolve these issues.

     PIA has substantially completed the evaluation of its information technology infrastructure, software, hardware and communications systems. PIA believes that its critical hardware and software applications are currently Year 2000 compliant. Completion of PIA's plan to upgrade all hardware and software applications to be Year 2000 compliant is expected by the third quarter of 1999. Third party vendors are also being reviewed for Year 2000 compliance and PIA expects this risk assessment to be complete by the end of second quarter of 1999. PIA's assessment and evaluation efforts include testing systems, inquiries of third parties and other research. By implementing significant systems upgrades, PIA believes that it has substantially reduced its potential internal exposure to Year 2000 problems.

     The most reasonably likely worst case scenario with respect to Year 2000 issues involves Year 2000 problems experienced by PIA's staffing suppliers. In such a scenario PIA's ability to efficiently deploy the necessary staff to service its clients' needs could be negatively affected. PIA does not anticipate that any such effects would be of a long term nature as it has alternative methods of deploying staff that do not involve the use of such suppliers. In the event that certain systems fail to function properly, manual processes will be implemented.

     PIA will utilize internal resources to reprogram, or replace and test the software for Year 2000 modifications. The total cost of the Year 2000 project is estimated at $67,000 and is being funded through operating cash flows. Of the total project cost, approximately $6,000 was expensed in fiscal year 1998, $20,000 was expensed in the first quarter of 1999, and the remaining $41,000 will be expensed in the last nine months of 1999. It is not expected that these costs will have a material effect on the results of operations.

     The extent and magnitude of the Year 2000 problem as it will affect PIA externally, both before and after January 1, 2000, is difficult to predict or quantify for a number of reasons. These include the lack of control over systems that are used by third parties that are critical to PIA's operation, the complexity of testing inter-connected networks and applications that depend on third party networks. If any of these third parties experience Year 2000 problems, it could have a material adverse effect on PIA. Due to the nature of its business, however, PIA does not believe that its operations are dependent on third party systems. Furthermore, PIA believes that manual processes could be implemented if certain systems failed to function properly. PIA is not currently aware of any material operational issues associated with preparing its internal systems for the Year 2000, or the adequacy of critical third party systems. PIA has not developed a contingency plan in case it does not achieve Year 2000 compliance on or before December 31, 1999. The results of its evaluation and assessment efforts do not indicate a need for contingency planning. PIA intends to continue assessing its Year 2000 compliance, implementing compliance plans and communicating with third parties about their Year 2000 compliance. If PIA's continued efforts indicate that contingency planning is prudent, PIA will undertake appropriate planning at that time.

           QUANTITATIVE AND QUALITATIVE DISCLOSURES ABOUT MARKET RISK

     PIA is exposed to market risk related to the variable interest rate on the line of credit and the variable yield on it's cash and cash equivalent. PIA's accounting policies for financial instruments and disclosures relating to financial instruments require that PIA's consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and long term debt. PIA considers carrying amounts of current assets and liabilities in the consolidated financial statements to approximate the fair value for these financial instruments, because of the relatively short period of time between origination of the instruments and their expected realization. The carrying amounts of long-term debt approximate fair value because the obligation bears interest at a floating rate. PIA monitors the risks associated with interest rates and financial instrument positions based on policies set by arrangement card approved by the Board of Directors. PIA's investment policy objectives require the preservation and safety of the principal, sufficient liquidity to meet expected and unexpected cash requirements, and the maximization of the return on investment based upon the safety and liquidity objectives.

     PIA's revenue derived from international operations is not material and, therefore, the risk related to foreign currency exchange rates is not material.

INVESTMENT PORTFOLIO

     PIA has no derivative financial instruments or derivative commodity instruments in its cash and cash equivalents and investments. PIA invests its cash and cash equivalents in investments in high-quality and highly liquid investments consisting of taxable money market instruments, corporate bonds and some tax-exempt securities. The average yields on PIA's investments in the first quarter ended April 2, 1999 were approximately 4.3% based on outstanding investments which ranged from $6.2 million to $13.1 million. The average yields on PIA's investments in the first quarter ended April 3, 1998 were approximately 5.0% based on outstanding investments which ranged from $9.6 million to $10.9 million. As of April 2, 1999, PIA's cash and cash equivalents and investments totaled $7.5 million and consisted primarily of taxable money market instruments, corporate bonds and tax-exempt securities with maturities of less than one year with an average yield of approximately 4.0%. As of April 3, 1998, PIA's cash and cash equivalents and investments totaled $9.6 million and consisted primarily of taxable money market instruments, corporate bonds and tax-exempt securities with maturities of less than one year and with an average yield of approximately 5.0%. If there were a 10% change in the average yield based upon PIA's outstanding investments of $7.5 million, interest income would increase or decrease by $30,000 per annum.

DEBT

     PIA obtained a line of credit with Mellon Bank N.A. in December 1998 and immediately drew down the minimum borrowing requirement of $2.0 million, and had an outstanding balance of $2.0 million at January 1, 1999. The line of credit requires monthly interest payments based on a variable interest rate applied to the outstanding loan balance. The weighted average interest rate on borrowings for the quarter ended April 2, 1999 was 8.0% and if there were a 10% change in the interest rate based upon PIA's minimum borrowing requirement of $2.0 million interest expense would increase or decrease by $16,000 per annum.

                    MARKET AND DIVIDEND INFORMATION FOR PIA

PRICE RANGE OF COMMON STOCK

     The following table sets forth the reported high and low sales prices of the Common Stock for the quarters indicated as reported on the Nasdaq National Market. PIA is traded on the Nasdaq National Market under the symbol "PIAM".

                                 1997              1998              1999
                           ----------------   ---------------   ---------------
                            HIGH      LOW      HIGH     LOW      HIGH     LOW
                           -------   ------   ------   ------   ------   ------
First Quarter............  $11.000   $5.125   $6.500   $5.000   $5.000   $2.875
Second Quarter...........    7.125    5.375    8.156    3.688
Third Quarter............    8.250    5.125    6.844    4.125
Fourth Quarter...........    9.000    4.875    4.875    2.000


     As of June 7, 1999, there were approximately 870 holders of record of PIA's Common Stock.


     PIA has never declared or paid any cash dividends on its capital stock and does not anticipate paying cash dividends on its Common Stock in the foreseeable future. PIA currently intends to retain future earnings to finance its operations and fund the growth of its business. Any payment of future dividends will be at the discretion of the Board of Directors of PIA and will depend upon, among other things, PIA's earnings, financial condition, capital requirements, level of indebtedness, contractual restrictions in respect to the payment of dividends and other factors that PIA's Board of Directors deems relevant.

                                BUSINESS OF SPAR

     This section (Business of SPAR) and other parts of this Proxy Statement contain, in addition to historical information, forward-looking statements that involve risks and uncertainties. Actual results could differ significantly from the results discussed in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in "Risk Factors." See the glossary at Annex E for a description of certain terms that are used throughout this Proxy Statement.

     SAI was founded on December 31, 1998. Immediately prior to the Effective Time of the Merger, SAI will acquire, directly or indirectly, all of the stock of SMI, SMF, SINC, SBRS, SMNEV, SIM, SMCI and STM from the SAI Principals, pursuant to the Reorganization Agreement. SAI's acquisition of such stock and the other transactions under the Reorganization Agreement will be referred to as the SPAR Reorganization Transactions.

     SPAR currently provides merchandising and marketing services to leading entertainment, consumer goods, food products and retail companies through the Existing SPAR Divisions: (i) merchandising and marketing services through the SPAR Merchandising Division; and (ii) premium incentives through the SPAR Incentive Division. Following the Merger, PIA California and its subsidiaries will form the PIA Division, which will continue to provide merchandising and marketing services.

     PIA and SPAR intend to consolidate the sectors of the marketing services industry that its Divisions will serve through the acquisition of other marketing, merchandising and incentive companies. Additionally, PIA and SPAR intend to pursue acquisitions in other sectors of this industry, such as ad specialty (using free promotional items to stimulate corporate remembrance), direct marketing (marketing to or soliciting orders from consumers via mail and telephone), database marketing (direct marketing using lists developed by marketers with proprietary data), sales promotions (marketing activities to encourage purchases in support of or in lieu of advertising), information/research (collecting and reselling data on consumers and consumer preferences), sampling (distributing free product to consumers to promote awareness) and demonstrations (live exhibitions, typically in-store, of how a product works). As part of its acquisition strategy, SPAR is actively exploring and considering a number of potential acquisition candidates, however, there can be no assurance that any of the acquisitions will occur or whether, if completed, the consolidation of the sectors of the marketing services industry will be successful. Neither PIA nor SPAR has entered into any definitive and binding arrangements with respect to any contemplated acquisition.

     The Existing SPAR Divisions currently operate in all 50 states and serve a broad range of the nation's leading companies. The top ten customers of SPAR in fiscal 1998 (as a percentage of net revenue) were Warner Home Video, General Motors Corporation, Buena Vista Home Video, Gallant Greetings, Procter & Gamble, Canon, Bausch & Lomb, 3M, Valley Media, and Conoco. Warner Home Video, General Motors Corporation, Buena Vista Home Video and Procter & Gamble have accounted for more than ten percent of SPAR's net revenue during its last three fiscal years, as follows:

                 COMPANY NAME                   FISCAL 1998   FISCAL 1997   FISCAL 1996
                 ------------                   -----------   -----------   -----------
                                                           % OF NET REVENUES
Warner Home Video.............................     24.6          15.0             --
General Motors Corporation....................     13.7          10.0             --
Buena Vista Home Video........................     13.6          15.3           11.4
Procter & Gamble..............................       --            --           30.2

     The loss of any of the customers referred to in the foregoing chart would have a material adverse effect upon SPAR. The SPAR Merchandising Division and the SPAR Incentive Division conduct their businesses through approximately 3,300 employees and 2,300 independent contractors, as well as outside service providers.

THE DIVISIONS OF SPAR

SPAR MERCHANDISING DIVISION

     The Original SPAR Group. Since the founding of its predecessor companies in 1967, the SPAR Merchandising Division has become a national marketing services company that provides retail merchandising and other marketing services to home video, consumer goods and food products companies, including Warner Bros., General Motors Corporation, Gallant Greeting and The Procter & Gamble Company. The SPAR Merchandising Division's services include in-store merchandising, test market research, mystery shopping, database marketing and data collection. The SPAR Merchandising Division also provides teleservices (using telecommunications and telemarketers for gathering and soliciting information) within an extensive inbound and outbound call center. The SPAR Merchandising Division offers these services directly through a network of in-store merchandising specialists and teleservices and data entry personnel consisting of approximately 3,000 part-time employees. In addition, the SPAR Merchandising Division currently contracts with SMS to provide the services of approximately 2,300 independent contractors and four regional and 33 district managers who currently oversee and deploy the SMS independent contractors and the SPAR Merchandising Division's part-time employees. See "-- Certain Relationships and Related Party Transactions." By using its part-time employees and contracting with providers of independent contractors, the SPAR Merchandising Division is able to assign work on an as needed basis, which enables the SPAR Merchandising Division to be responsive to client needs on short notice (without incurring fixed costs) and to cover approximately 8,000 stores and 30 chains and make 45,000 client calls per month. Management believes this structure provides the SPAR Merchandising Division with a significant advantage relative to retailers or smaller brokers who generally cannot optimize an employee's time over multiple locations and clients. The SPAR Merchandising Division maintains five offices in the United States, including its headquarters in Tarrytown, New York, and its teleservices center in Rochester Hills, Michigan.

     The SPAR Merchandising Division uses in-store merchandising specialists to provide a variety of retail servicing and merchandising services to clients, including category resets (reorganizing new or existing products on shelves), reordering, shelf stocking, placing and maintenance of shelf tags and stocking video displays plus a full-range of consumer, trade and in-store intelligence (gathering information on store conditions). Market research performed by the SPAR Merchandising Division for its clients includes a full range of consumer, trade and in-store services including test marketing, reporting on in-store conditions and mystery shopping. This information is of particular value to the SPAR Merchandising Division's clients because it provides them with the data necessary to evaluate their advertising and promotional efforts.

     The SPAR Merchandising Division emphasizes the use of information technology, including an interactive voice response system and a teleservices center, to provide value-added marketing services to its clients. Recently, the SPAR Merchandising Division introduced a proprietary Internet-based system called "Business Manager." Through Business Manager, its management can coordinate and evaluate on a real-time basis the services provided through its network of merchandising specialists and quantify the impact of the services on client sales and profit. The SPAR Merchandising Division has tested a field merchandising solution that combines a wearable personal computer with hands-free voice recognition software, a heads-up display, bar-code scanner, digital camera and wireless modem to link to this system. The SPAR Merchandising Division has tested and is presently using hand-held computers through which it collects in-store data for certain customers.

PREMIUM INCENTIVE DIVISION

     MCI ACQUISITION. On January 15, 1999, SMCI acquired all of the business and substantially all of the assets of MCI pursuant to the MCI Agreement. The MCI Acquisition was financed in part through the issuance by SMCI of the MCI Note, to MCI in an aggregate original principal amount equal to $12,422,189 plus the amount of the Earn-Out Consideration (as defined in the MCI Agreement). The MCI Agreement provides that MCI is generally entitled to Earn-Out Consideration equal to the EBT, of MCI for the period from April 1, 1998, through January 15, 1999, and for SMCI thereafter through March 31, 1999, but MCI is not entitled to any Earn-Out Consideration if the EBT for such combined periods does not exceed $3,500,000.

     The MCI Note is payable in monthly installments of $400,000, subject to possible reductions, and is due in full on September 15, 1999. The payment of $250,000 of each monthly installment is limited to Available Cash and such installments automatically reduced (with the reductions deferred to maturity) if there is insufficient Available Cash. MCI may elect to receive up to $3,000,000 of the final installment payment in unregistered shares of common stock of any publicly traded company holding, directly or indirectly, all of the issued and outstanding stock of SMCI (i.e., in shares of PIA Common Stock), valued at the average public trading price for the 30 day period preceding the maturity date.

     Based upon the unaudited balance sheet of MCI as of January 15, 1999, SMCI estimates that a net worth adjustment in the amount of approximately $2 million is due to SMCI from MCI. Neither the net worth adjustment nor the Earn Out Consideration calculation has been agreed to by MCI, and MCI is believed to be reviewing whether SMCI's net worth calculation is accurate and any Earn Out Consideration is due. If the parties cannot agree upon such amounts, legal proceedings may ensue with respect to this matter.

     SPAR MCI. SMCI specializes in designing and implementing premium incentives and managing group travel and meetings for clients throughout the United States, which business MCI began in 1987. The top ten customers of MCI in fiscal 1998 (as a percentage of net revenue) were MCI Worldcom, Taco Bell, Sterling Inc., Triangle Pacific, Source Services/Romac, Sally Beauty, Medeva, Merisel, Viewsonic and CVS/Revco. Both MCI Worldcom (including its divisions) and Taco Bell have accounted for more than ten percent of MCI's net revenue during its last three fiscal years, as indicated in the chart set forth below. The loss of either of those customers would have a material adverse effect upon SMCI.

                                                        FISCAL    FISCAL    FISCAL
                     COMPANY NAME                        1998      1997      1996
                     ------------                       ------    ------    ------
                                                            % OF NET REVENUES
MCI Worldcom..........................................    30        --        --
MCI Business Sales & Service*.........................    --        21        15
MCI Mass Markets*.....................................    --         8        12
Taco Bell.............................................    16        12        --

---------------
* Divisions of MCI WorldCom

     SMCI provides a wide variety of consulting, creative, program administration and travel and merchandise fulfillment services to companies seeking to motivate employees, salespeople, dealers, distributors, retailers and consumers toward certain action or objectives. SMCI's strategy is to allow companies to outsource the entire design, implementation and fulfillment of incentive programs in a one-stop, "umbrella" shopping approach. SMCI consults with a client to design the most effective plan to achieve the client's goals. SMCI then provides services necessary to implement the program, generates detailed efficiency progress reports and reports on the return on investment upon completion of the program. SMCI also provides meeting and convention management travel services to clients. SMCI employs approximately 100 people in its Carrollton, Texas headquarters and maintains additional sales offices in Nashville, Tennessee, and Newport Beach, California.

     SMCI's process typically begins when a client requires assistance in developing a performance improvement program. SMCI's senior consultants work with clients to develop programs to improve productivity by delivering positive reinforcement in ways that are meaningful to employees and supportive of business strategy. A wide range of reward options is available, including cash, travel and merchandise. Most formal compensation programs deliver cash to plan participants, while premium incentives tend to make greater use of non-financial rewards. SMCI has experience in all forms of incentives and therefore can provide its clients with the most appropriate program design. SMCI has a full service agency capability to assist its clients in the writing, designing and printing of the program elements. Teams of creative directors, copywriters, graphic designers and print specialists develop campaigns for incentive programs meetings, trade shows and consumer promotions.

     In addition, SMCI provides its clients with travel or merchandise fulfillment alternatives as well as a series of innovative product specific alternatives. While the majority of SMCI's fulfillment is in the travel area, SMCI provides a wide variety of catalog merchandise awards. Through an informal arrangement with some of the country's largest mass merchandise retailers, SMCI can provide its clients with programs that offer the flexibility of in-home ordering. SMCI also provides to its clients custom merchandise, special catalogs, retail certificates and a Local Purchase Option ("LPO"). The LPO allows winning participants to select and redeem merchandise from a series of participating merchants.

     SMCI has award delivery programs (developed by MCI) in its Ultima Visa Award Card program and Phonovation, a system which utilizes state-of-the-art techniques in interactive voice response. Clients who utilize the card program have participant awards posted to their Visa statement. Like an airline frequent flyer program or a credit card frequency program, participants can redeem awards from any of over 12 million Visa locations worldwide. Using toll free telephone numbers, program participants interact with a computer to reinforce performance, check results or conduct customer or product satisfaction surveys.

     SMCI also provides turnkey program administration for its clients, utilizing technology to administer large, complex programs for its clients. SMCI operates a local area network that enables support staff and program administrators to communicate effectively throughout the United States in support of a client program. SMCI utilizes Oracle databases to custom design and build information tracking systems for its clients including input forms and reports. SMCI uses American Airlines' SABRE system, Sabrevision and Worldview to provide its clients with a wide range of information and reservation alternatives. SMCI believes that its technological resources serve as a competitive advantage.

FACILITIES

     SPAR's corporate offices are located in leased space at 303 South Broadway, Suite 140, Tarrytown, New York 10591. The telephone number of its principal executive offices is (914) 332-4100. In addition to its corporate offices, the SPAR Merchandising Division and SMCI maintain the following facilities:

        COMPANY                LOCATION                        PRINCIPAL USE
        -------          --------------------  ----------------------------------------------
SPAR Merchandising
  Division.............  Tarrytown, NY         Headquarters and Sales Office
                         Mahwah, NJ            SBRS Office
                         Cincinnati, OH        SBRS Office
                         Rochester Hills, MI   Regional Office and Teleservices Center
                                               Regional Office and Information Technology
                         Eden Prairie, MN      Office
SMCI...................  Carrollton, TX        Headquarters
                         Newport Beach, CA     Sales Office
                         Nashville, TN         Sales Office

     SPAR believes that all of the above facilities are adequate for the Existing SPAR Divisions' current and anticipated operations.

     SPAR is entering into a new lease for its executive offices in Tarrytown, New York. In order to provide additional space for their current needs and future expansion, a portion of that space will be sublet by SPAR to its affiliate, SIT, on a month-to-month basis at cost until such time (if ever) as SPAR needs that space.

COMPETITION

     The marketing services industry is highly competitive. Competition in each of the Existing SPAR Divisions arises from a number of enterprises which are national in scope. SPAR also competes in each of the Existing SPAR Divisions with a large number of relatively small enterprises with specific client, channel or geographic coverage, as well as the internal marketing and merchandising operations of its clients and prospective clients. The SPAR Merchandising Division and PIA each competes with independent brokers and smaller, regional providers. In the premium incentive sector, SMCI competes with Carlson Marketing Group, Inc., Maritz Inc. and BI Services, each of which has significantly greater financial and marketing resources than SMCI, as well as Exceed Motivation, Incentive Associates and regional and local suppliers. SPAR believes that it is able to compete effectively in the SPAR Merchandising Division through a national network of employees and other merchandisers, broad service offerings and information technology capabilities, which will augment the strengths of the PIA Division, and in the SPAR Incentive Division through its broad range of products and value-added services and competitive pricing. See "Risk Factors -- The Marketing Services Industry Is Highly Competitive and the Combined Company May Be Unable to Compete Against Larger Companies with Greater Resources."

EMPLOYEES

     As of May 1, 1999, the SPAR Merchandising Division employed approximately 3,231 people, of whom approximately 169 were full-time employees and approximately 3,062 were part-time employees, of which approximately 148 full-time employees were engaged in operations and 14 were engaged in sales. As of May 1, 1999, the SPAR Incentive Division (i.e., SMCI) employed approximately 100 people of whom approximately

98 were full-time employees and approximately 2 were part time employees, of which approximately 93 full-time employees were engaged in operations and 7 were engaged in sales. As of May 1, 1999, PIA employed approximately 2,147 people, of whom approximately 1,105 were full-time employees and approximately 1,042 were part-time employees, of which approximately 999 full-time employees were engaged in operations and 38 were engaged in sales.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

     Mr. Robert G. Brown, a director and the Chairman and Chief Executive Officer of each of the SPAR Companies (and of the Combined Company), and Mr. William H. Bartels, a director and the Vice Chairman, Secretary and Treasurer of each of the SPAR Companies (and a director and the Vice Chairman of the Combined Company), are the sole stockholders and executive officers and directors of SMS, SIT, and certain other companies that are not parties to the Merger Agreement and will not be included in the Combined Company.

     SMS provided field representative (through its independent contractors) and field management services to the SPAR Marketing Companies at a total cost of $6.4 million to the SPAR Marketing Companies in the fiscal year ended March 31, 1998, and at a total cost of $5.1 million to the SPAR Marketing Companies for the nine months ended December 31, 1998. Under the terms of the Field Service Agreement, SMS will continue to provide the services of approximately 2,300 field representatives and 37 regional and district managers to the SPAR Marketing Companies as they may request from time to time, for which the SPAR Companies have agreed to pay SMS for all of its costs of providing those services plus 4%. However, SMS may not charge any SPAR Company for any past taxes or associated costs for which the SAI Principals have agreed to indemnify the SPAR Companies. See "Business of SPAR -- Related Party Contingent Tax Liability," below.

     SIT provided computer programming services to SMF at a total cost of $213,000 to SMF in the fiscal year ended March 31, 1998, and at a total cost of $248,000 to SMF for the nine months ended December 31, 1998. Under the terms of the programming agreement between SMF and SIT effective as of October 1, 1998 (the "Programming Agreement"), SIT continues to provide programming services to SMF as SMF may request from time to time, for which SMF has agreed to pay SIT competitive hourly wage rates and to reimburse SIT's out-of-pocket expenses.

     As a condition to the Merger Agreement, SMF, SMS and SIT will enter into a Software Ownership Agreement with respect to Internet job scheduling software jointly developed by such parties. In addition, STM, SMS and SIT will enter into trademark licensing agreements whereby STM will grant non-exclusive royalty-free licenses to SIT and SMS for the use of the name "SPAR" and certain other trademarks and related rights owned by STM.

     In the event of any material dispute in the business relationships between the Combined Company and SMS or SIT, or in the course of pursuing SMS's independent contractor/employee dispute with the IRS, it is possible that Messrs. Brown and Bartels may have one or more conflicts of interest with respect to these relationships and dispute that could have a material adverse effect on the Combined Company. See "Business of SPAR -- Related Party Contingent Tax Liability" and "Notes to the Combined Financial Statements of SPAR."

LEGAL PROCEEDINGS

     SPAR is, from time to time, a party to litigation or administrative proceedings that arise in the normal course of its business. SPAR does not have pending any litigation that, separately or in the aggregate, if adversely determined, would have a material adverse effect on the business, financial condition or results of operations of SPAR. (See the next paragraphs with respect to certain SPAR affiliate litigation.)

RELATED PARTY CONTINGENT TAX LIABILITY

     The SPAR Marketing Companies contract with SMS, to receive the services of SMS's field representative and field managers pursuant to the Field Service Agreement, and have received such services under similar arrangements in the past. Robert G. Brown and William H. Bartels (the SAI Principals) own all of the stock of SMS, and prior to the acquisition of the SPAR Companies by SAI in the SPAR Reorganization Transactions, have owned all the stock of the SPAR Companies. SMS is a separate corporation and is not being acquired by any of the SPAR Companies or PIA Companies. See "Risk Factors -- Potential Conflicts of Interest Regarding Services Provided by SMS and SIT." Approximately 75% of the in-store merchandising specialists who perform work for the SPAR Marketing Companies are SMS field representatives, while the other 25% are employees of SMF. The information in the following three paragraphs has been provided to the SPAR Marketing Companies by SMS.

     SMS has always treated its field representatives as independent contractors, and in 1986 SMS received a favorable determination letter from the IRS that SMS's field representatives were properly classified as "independent contractors" for Federal employment tax purposes. In connection with the audit of SMS's tax returns for 1991 and 1992, the IRS reversed its earlier position and determined that SMS's field representatives should have been treated as employees, claiming that SMS owed approximately $2,000,000 in federal employment related taxes and interest. This claimed deficiency assumes that the field representatives failed to pay any taxes themselves (even though SMS filed the requisite Form 1099s), as all of the tax payments made by the field representatives respecting their payments from SMS during such years would be credited against any such amount that SMS might owe (and such payments are generally discoverable). If this IRS reversal were to be upheld and be applied to the years 1993 through 1998, SMS could owe up to approximately $6.6 million in additional employment taxes (including withholding for income taxes), penalties and interest (again assuming that the field representatives failed to pay any self-employment taxes themselves). However, SMS is vigorously contesting this determination and contemplates filing suit in Tax Court to challenge it, assuming it is unable to settle the case which is currently under administrative appeal internally at the IRS. Furthermore, SMS believes (based on settlement offers and discussions) that it could settle this matter with little or no payment in employment taxes, penalties and interest if SMS would agree on a prospective basis to classify its field representatives as employees. SMS has refused to settle because it believes that its field representatives satisfy the applicable tax criteria for treatment as independent contractors for federal employment tax purposes and SMS believes that it will ultimately prevail on this issue.

     Similar claims have been filed against SMS by certain states. However, SMS is confident in defending its position against the IRS and these state claims because of prior success in several states, and SMS will continue to vigorously defend its position against any future state claims that may arise. For example, SMS prevailed on a similar claim by the State of California, which had instituted administrative proceedings against SMS. The administrative law judge agreed with SMS's classification of field representatives as independent contractors. The State of California has declined to file a further appeal and has refunded payments made by SMS under protest during the appeal process.

     Although SMS is not a party to the Merger Agreement or SPAR Reorganization Agreement and SPAR has not entered into any tax sharing or tax indemnification arrangement with SMS, there can be no assurance that the IRS will not attempt to collect employment taxes from the SPAR Marketing Companies. Accordingly, if SMS is unable to pay such taxes or otherwise prevail in or settle its dispute with the IRS, the IRS might seek to collect all or a portion of such tax liability from the SPAR Marketing Companies as a result of their common control and business relationship with SMS during the period such liabilities were incurred. In connection with the closing of the Merger, the SAI Principals have agreed to indemnify the SPAR Companies and PIA Companies against such potential tax liability and to place an aggregate of 10% of the shares of PIA Common Stock issued to them and their family members in the Merger (estimated at approximately 1.2 million shares) in escrow as security for such indemnification obligations (and the indemnification obligations of the SAI Principals with respect to the ADVO Note). In the event, however, SMS is unsuccessful in its challenge against the IRS's adverse independent contractor determination, and the IRS were to assert successfully that one or more of the SPAR Marketing Companies are responsible for all or a portion of such liability, there can be no assurance the Combined Company will be able to recover from the SAI Principals any amounts the Combined Company might be required to pay to the IRS.

     As part of its overall business plan, and regardless of the outcome of the SMS tax litigation described above, the Combined Company intends to aggressively seek out alternative sources to provide in-store merchandising specialists at the lowest possible cost. The SPAR Marketing Companies currently perform approximately 75% of their field work through SMF's own employees. There is no assurance, however, that the Combined Company will be able to procure elsewhere (through the employees of SMF, the PIA

Companies or otherwise) replacements for the field representatives currently provided by SMS. To assure that such representatives will be available from SMS, SMF has entered into a Field Service Agreement with SMS pursuant to which SMS field work will be available to SMF on a non-exclusive cost-plus basis. See
'-- Certain Relationships and Related Transactions." If SMS were to settle its independent contractor dispute with the IRS by treating its field representatives as employees in the future, such a settlement could increase the cost to the Combined Company of the SMS field representatives because SMS could pass-through to the Combined Company any additional operating cost associated with having field representatives classified as "employees" rather than "independent contractors." If the SMS in-store merchandising specialists utilized by the Company had to be treated as employees rather than independent contractors, if SMS passed any associated additional costs to the Combined Company, and if the Combined Company was unable to procure the services rendered by these field representatives elsewhere, it is estimated that the Combined Company's aggregate operating costs would increase by approximately 1 1/2 to 2% from 1998.

                    MANAGEMENT'S DISCUSSION AND ANALYSIS OF
                       FINANCIAL CONDITION AND RESULTS OF
                               OPERATIONS OF SPAR

     The following discussion and analysis of financial condition and results of operations contains statements that constitute forward-looking statements. Such forward-looking statements relate to future events or the future financial performance of SPAR and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of SPAR to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. Such factors include, among other things, the following: general economic and business conditions; SPAR's dependence on the trend toward outsourcing; relationship with SMS and potential employment tax liability; uncertainty regarding and changes in customer preferences; competition; changes in political, social and economic conditions; and various other factors beyond SPAR's control. Each holder of PIA Common Stock should specifically consider the various factors identified in this Proxy Statement including the matters set forth under "Risk Factors," which could cause actual results to differ materially from those indicated by such forward-looking statements. SPAR undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks and uncertainties, there can be no assurance that the forward-looking information contained in this Proxy Statement will in fact transpire. The following discussion should be read in conjunction with SPAR's Combined Financial Statements and the related Notes thereto, included elsewhere in this Proxy Statement.

     The SPAR Companies have historically reported financial results on a March 31 fiscal year end. Effective April 1, 1998, the SPAR Companies have elected to report financial results on a calendar year end. MCI and PIA have historically reported financial results on a calendar year end. Because the Combined Company will report financial results on a calendar year end, historical information appearing in this Proxy Statement relating to the SPAR Companies may not be comparable to future results of the Combined Company. The SPAR Companies have elected, by the consent of its stockholders, to be taxed under provisions of subchapter S of the Internal Revenue Code, with the exception of SBRS which is taxed as a C corporation.

     The following discussion of the financial condition and results of operations should be read in conjunction with the SPAR Companies' and MCI's financial statements and the notes thereto appearing elsewhere herein.

THE SPAR COMPANIES

     Since the founding of its predecessor companies in 1967, the SPAR Companies have become a national marketing services company that provides retail merchandising and other marketing services to home video, consumer goods and food products companies. The SPAR Companies' services include in-store merchandising, test market research, mystery shopping, database management and data collection and teleservices. In March 1996, SMF acquired substantially all of the assets of Marketing Force, Inc., a provider of merchandising services primarily to retailers and home video production companies. SMF also performs teleservicing and database services, primarily for divisions of General Motors Corporation. In January, 1999, SMCI acquired substantially all of the assets of MCI, which specializes in designing and implementing premium incentives and managing group travel and meetings for clients throughout the United States.

RESULTS OF OPERATIONS -- SPAR COMPANIES

     The following table sets forth selected financial data and data as a percentage of net revenues for the periods indicated.

                                                YEARS ENDED MARCH 31,                   NINE MONTHS ENDED DECEMBER 31,
                                 ---------------------------------------------------   ---------------------------------
                                      1996              1997              1998              1997              1998
                                 ---------------   ---------------   ---------------   ---------------   ---------------
                                                           (IN THOUSANDS, EXCEPT PERCENTAGES)
Net revenues...................  $14,425   100.0%  $35,574   100.0%  $36,804   100.0%  $27,202   100.0%  $32,600   100.0%
                                 -------   -----   -------   -----   -------   -----   -------   -----   -------   -----
Gross profit...................    6,746    46.8    13,820    38.8    17,387    47.2    12,623    46.4    16,384    50.3
Selling, general and
  administrative expenses......    7,030    48.8    13,477    37.8    12,248    33.2     9,310    34.2    10,120    31.0
                                 -------   -----   -------   -----   -------   -----   -------   -----   -------   -----
Operating income (loss)........     (284)   (2.0)      343     1.0     5,139    14.0     3,313    12.2     6,264    19.2
Other income (expense).........      (99)   (0.7)     (766)   (2.2)     (390)   (1.1)     (295)   (1.1)     (155)    (.4)
                                 -------   -----   -------   -----   -------   -----   -------   -----   -------   -----
Net income (loss)..............  $  (383)   (2.7)% $  (423)   (1.2)  $ 4,749    12.9%  $ 3,018    11.1%  $ 6,109    18.8%
                                 =======   =====   =======   =====   =======   =====   =======   =====   =======   =====

                                                             THREE MONTHS ENDED MARCH 31,
                                                          -----------------------------------
                                                               1998                1999
                                                          ---------------    ----------------
                                                          (IN THOUSANDS, EXCEPT PERCENTAGES)
Net revenues............................................  $9,602    100.0%   $21,637    100.0%
                                                          ------    -----    -------    -----
Gross profit............................................   4,764     49.6      7,264     33.6
Selling, general and administrative expenses............   2,938     30.6      4,951     22.9
                                                          ------    -----    -------    -----
Operating income (loss).................................   1,826     19.0      2,313     10.7
Other income (expense)..................................     (95)   (1.0)       (371)   (1.7)
                                                          ------    -----    -------    -----
Net income (loss).......................................  $1,731     18.0%   $ 1,942      9.0%
                                                          ======    =====    =======    =====

THREE MONTHS ENDED MARCH 31, 1999 COMPARED TO THREE MONTHS ENDED MARCH 31, 1998 -- SPAR COMPANIES

     NET REVENUES. Net revenue increased to $21.6 million in the three months ended March 31, 1999 from $9.6 million in the three months ended March 31, 1998, an increase of $12.0 million or 125%. Net revenues increased $11.4 million, as a result of the additional MCI business acquired by SMCI on January 15, 1998 and $0.6 million or 0.6% in the SPAR Companies.

GROSS PROFIT

     Cost of revenues in the SPAR Companies consist of in-store labor (including travel expenses) and field management. Cost of revenues in the company's premium incentive and managed group travel and meetings business consists of direct labor, independent contractor, food beverage, entertainment and travel costs. The SPAR Companies' gross profit increased to $7.3 million in the three months ended March 31, 1999 from $4.8 million in the three months ended March 31, 1998, an increase of $2.5 million or 52.5%. $2.4 million of the increased gross profit is attributable to the addition during the period of the SMCI business and $0.1 million of the increase is attributable to the SPAR Companies. The gross profit of the SPAR Companies decreased slightly, as a percent of revenue to 47.6% in the three months ended March 31, 1999 from 49.6% in the three months ended March 31, 1998.

SELLING, GENERAL AND ADMINISTRATIVE

     Selling, general and administrative expenses include corporate overhead, project management information systems, executive compensation, human resources expenses, and accounting expenses. Selling, General and Administrative expenses amounted to $4.9 million in the three months ended March 31, 1999 compared to $2.9 million in the three months ended March 31, 1998, an increase of $2.0 million or 68.5%. Of the increase, $1.4 million is attributed to the addition during the period of the MCI business acquired by SMCI and the balance $0.6 million attributed to an increase in the SPAR Companies. Approximately half the $0.6 million increase results from the increase in the Company's business and the balance to higher year end accruals this year compared to the three months ended March 31, 1998.

OPERATING INCOME

     As a result of the factors discussed above, operating income increased to $2.3 million in the three months ended March 31, 1999 from $1.8 million earned in the three months ended March 31, 1998, an increase of $.5 million or 26.7%. The $.5 million increase in operating income results from the addition of $1.0 million operating profit attributable to the addition during the period of the MCI business acquired by SMCI January 15, 1999 and a $.5 million decrease in operating profit for the three months ended March 31, 1999 in the SPAR Companies resulting from the higher selling, general and administrative expenses discussed above.

     OTHER INCOME (EXPENSE). Other expense increased to $(.4) million in the three months ended March 31, 1999 from $(.1) million in the three months ended March 31, 1998, an increase in expense of $(.3) million or 300%. The increase is attributable to the addition of $(.3) million of net interest expense in the three months ended March 31, 1999 from the operations during the period of the MCI business acquired by SMCI January 15, 1999.

     NET INCOME. As a result of the factors discussed above -- net income increased to $1.9 million in the three months ended March 31, 1999 compared to $1.7 million in the three months ended March 31, 1998, an increase of $.2 million or 12.2%. As a percent of revenues, net income in the three months ended March 31, 1999 decreased to 9.2% from the 18% experienced in the three months ended March 31, 1998.

NINE MONTHS ENDED DECEMBER 31, 1998 COMPARED TO NINE MONTHS ENDED DECEMBER 31, 1997 -- SPAR COMPANIES

     NET REVENUES. Net revenues increased to $32.6 million in the nine months ended December 31, 1998 from $27.2 million in the nine months ended December 31, 1997, an increase of $5.4 million, or 19.8%. Net revenues increased due to increased sales of in-store merchandising, predominately in the home video sector.

     GROSS PROFIT. Cost of revenues consists of in-store labor (including travel expenses) and field management. SPAR's gross profit increased to $16.4 million in the nine months ended December 31, 1998 from $12.6 million in the nine months ended December 31, 1997, an increase of $3.8 million, or 30.0%. Gross margin increased slightly to 50.3% in the nine months ended December 31, 1998 from 46.4% in the nine months ended December 31, 1997.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses include corporate overhead, project management, management information systems, executive compensation, human resources expenses and accounting expenses. Selling, general and administrative expenses increased to $10.1 million in the nine months ended December 31, 1998 from $9.3 million in the nine months ended December 31, 1997, a increase of $0.8 million, or 8.7%. As a percentage of net revenues, selling, general and administrative expenses decreased to 31.0% of net revenue in the nine months ended December 31, 1998 from 34.2% in the nine months ended December 31, 1997. This decrease is primarily the result of higher net revenues and continued cost controls and a resultant decrease in selling, general and administrative expenses for the nine months ended December 31, 1998.

     OPERATING INCOME (LOSS). As a result of the factors discussed above, operating income increased to $6.3 million in the nine months ended December 31, 1998 from $3.3 million in the nine months ended December 31, 1997, an increase of $3.0 million, or 90.9%. As a percentage of net revenues, operating income increased to 19.2% of net revenue in the nine months ended December 31, 1998 from 12.2% in the nine months ended December 31, 1997.

     OTHER INCOME (EXPENSE). Other expense decreased to $(0.2) million in the nine months ended December 31, 1998 from $(0.3) million in the nine months ended December 31, 1997. As a percentage of net revenues, other expense decreased to (0.4)% in the nine months ended December 31, 1998 from (1.1)% in the nine months ended December 31, 1997.

     NET INCOME. As a result of the factors discussed above, net income increased to $6.1 million in the nine months ended December 31, 1998 from $3.0 million in the nine months ended December 31, 1997, an increase of $3.1 million, or 96.8%. As a percentage of net revenues, net income increased to 18.7% in the nine months ended December 31, 1998 from 11.1% in the nine months ended December 31, 1997.

YEAR ENDED MARCH 31, 1998 COMPARED TO YEAR ENDED MARCH 31, 1997 -- SPAR
COMPANIES

     NET REVENUES. Net revenues increased to $36.8 million in the year ended March 31, 1998 from $35.6 million in the year ended March 31, 1997, an increase of $1.2 million, or 3.5%. Net revenues increased slightly as a result of new merchandising services customers in the home video sector, offset in large part by the SPAR Companies' exit from certain less profitable business lines, such as in-store demonstrations, acquired by SMF in its 1996 acquisition of Marketing Force, Inc.

     GROSS PROFIT. The SPAR Companies' gross profit increased to $17.4 million in the year ended March 31, 1998 from $13.8 million in the year ended March 31, 1997, an increase of $3.6 million, or 25.8%. Gross margin increased to 47.2% of net revenue in the year ended March 31, 1998 from 38.8% in the year ended March 31, 1997. The increase in gross margin is primarily the result of management's focus on achieving the cost savings envisioned in the combination of the SPAR Companies and SMF and the exit from the less profitable business lines described above.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased to $12.2 million in the year ended March 31, 1998 from $13.5 million in the year ended March 31, 1997, a decrease of $1.2 million, or 9.1%. As a percentage of net revenues, selling, general and administrative expenses decreased to 33.2% in the year ended March 31, 1998 from 37.8% in the year ended March 31, 1997. Selling, general and administrative expenses decreased as a percentage of net revenues due to management's efforts to reduce costs and improve efficiency through the reduction of certain facilities, including the consolidation of SMF's warehousing and teleservices facilities, and the reduction of personnel.

     OPERATING INCOME (LOSS). As a result of the factors discussed above, operating income increased to $5.1 million in the year ended March 31, 1998 from $0.3 million in the year ended March 31, 1997, an increase of $4.8 million, or 1,398.3%. As a percentage of net revenues, operating income increased to 14.0% in the year ended March 31, 1998 from 1.0% in the year ended March 31, 1997.

     OTHER INCOME (EXPENSE). Other expense decreased to $(0.4) million in the year ended March 31, 1998 from $(0.8) in the year ended March 31, 1997, a decrease of $0.4 million, or 49.1%. As a percentage of net revenues, other expense decreased to (1.1)% in the year ended March 31, 1998 from (2.2)% in the year ended March 31, 1997. This decrease in other expense is primarily attributable to nonrecurring charges in 1997 relating to the abandonment of certain assets.

     NET INCOME (LOSS). As a result of the factors discussed above, net income increased to $4.7 million in the year ended March 31, 1998 from a loss of $(0.4) million in the year ended March 31, 1997, an increase of $5.2 million. As a percentage of net revenues, net income increased to 12.9% in the year ended March 31, 1998 from a net loss of (1.2)% in the year ended March 31, 1997.

YEAR ENDED MARCH 31, 1997 COMPARED TO YEAR ENDED MARCH 31, 1996 -- SPAR
COMPANIES

     NET REVENUES. Net revenues increased to $35.6 million in the year ended March 31, 1997 from $14.4 million in the year ended March 31, 1996, an increase of $21.1 million, or 146.6%. This increase was primarily driven by the acquisition of substantially all of the assets of Marketing Force, Inc. by SMF, which accounted for $21.0 million of net revenues in the year ended March 31, 1997, an increase of $18.0 million from the year ended March 31, 1996. The increase was also driven by additional business from other merchandising and marketing services clients of the SPAR Companies which accounted for $14.6 million of net revenues in the year ended March 31, 1997, an increase of $3.2 million from the year ended March 31, 1996.

     GROSS PROFIT. Gross profit increased to $13.8 million in the year ended March 31, 1997 from $6.7 million in the year ended March 31, 1996, an increase of $7.1 million, or 104.9%, primarily as a result of increased revenues. Gross margin decreased as a percentage of net revenue to 38.8% in the year ended March 31, 1997 from 46.8% in the year ended March 31, 1996. The decrease in gross margin as a percentage of net revenue is primarily a result of the acquisition of Marketing Force, Inc. by SMF, which resulted in the temporary duplication of certain costs such as field management and project management.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased to $13.5 million in the year ended March 31, 1997 from $7.0 million in the year ended March 31, 1996, an increase of $6.4 million, or 91.7% primarily a result of the acquisition of Marketing Force, Inc. by SMF and increased personnel costs to support the increase in net revenues. As a percentage of net revenues, selling, general and administrative expenses decreased to 37.8% in the year ended March 31, 1997 from 48.8% in the year ended March 31, 1996 primarily as a result of the elimination of administrative personnel and closure of certain warehousing facilities and regional offices after the acquisition of Marketing Force, Inc. by SMF .

     OPERATING INCOME. As a result of the factors discussed above, operating income (loss) increased to $0.3 million profit in the year ended March 31, 1997 from $(0.3) million profit in the year ended March 31, 1996, an increase of $0.6 million, or 220.8%. As a percentage of net revenues, operating income increased to 1.0% in the year ended March 31, 1997 from (2.0)% in the year ended March 31, 1996.

     OTHER INCOME (EXPENSE). Other expense increased to $(0.8) in the year ended March 31, 1997 from $(0.1) million in the year ended March 31, 1996, an increase of $0.7 million. As a percentage of net revenues, other expense increased to (2.2)% in the year ended March 31, 1997 from (0.7)% in the year ended

March 31, 1996. Other expense increased as a result of higher interest expense associated with increased borrowings and a loss related to the abandonment of certain assets.

     NET INCOME (LOSS). As a result of the factors discussed above, net loss remained constant at $(0.4) million in the year ended March 31, 1997 and in the year ended March 31, 1996. As a percentage of net revenues, net loss decreased to (1.2)% in the year ended March 31, 1997 from (2.7)% in the year ended March 31, 1996.

MCI

     In January 1999, SMCI acquired substantially all of the assets of MCI, a Texas corporation, the predecessor of which was founded in 1987. MCI specialized in designing and implementing premium incentives and managing group travel and meetings for clients throughout the United States. MCI employed approximately 100 people and maintained its headquarters in Carrollton, Texas, as well as sales offices in Nashville, Tennessee and Newport Beach, California.

     MCI's revenues consisted primarily of fees charged for the design and implementation of its programs. Program revenues and related external costs were recognized when a project was completed; a project typically spanned a period of six to twelve months. Because an individual project may have comprised a significant portion of MCI's revenues in any particular quarter, MCI experienced significant variability in its quarterly revenues. Direct costs primarily included labor incurred for the design and implementation of programs and materials used in the program. Because indirect costs for projects are expensed as incurred, MCI's profitability in any particular quarter is highly variable.

     Program revenues were subject to fluctuation depending on the type and timing of completed programs. Although repeat customers were not unusual, MCI was often limited in its ability to estimate the amount of revenues it derived from a particular customer, as the nature and timing of the customer's program needs were likely to vary from year to year. See "Risk Factors -- The Combined Company's Operating Results May Vary and Make Future Profitability Uncertain."

RESULTS OF OPERATIONS -- MCI

     The following table sets forth selected financial data and data as a percentage of net revenues for the periods indicated.

                                                           YEARS ENDED DECEMBER 31,
                                             -----------------------------------------------------
                                                  1996               1997               1998
                                             ---------------    ---------------    ---------------
                                                      (IN THOUSANDS, EXCEPT PERCENTAGES)
Net revenues...............................  $33,361   100.0%   $42,294   100.0%   $33,196   100.0%
                                             -------   -----    -------   -----    -------   -----
Gross profit...............................    7,010    21.0     10,572    25.0      7,088    21.0
Selling, general and administrative
  expenses.................................    6,571    19.7      9,757    23.1      6,781    20.0
                                             -------   -----    -------   -----    -------   -----
Operating income...........................      439     1.3        815     1.9        307     1.0
Other income (expense).....................        4     0.0        (43)   (0.1)        77     0.2
                                             -------   -----    -------   -----    -------   -----
Net income.................................  $   443     1.3%   $   771     1.8%   $   383     1.2%
                                             =======   =====    =======   =====    =======   =====

YEAR ENDED DECEMBER 31, 1998 COMPARED TO YEAR ENDED DECEMBER 31, 1997 -- MCI

     NET REVENUES. Net revenues decreased to $33.2 million in the year ended December 31, 1998 from $42.2 million in the year ended December 31, 1997, a decrease of $9.1 million, or 21.5%.

     GROSS PROFIT. Cost of revenues consists of direct labor, independent contractors, food, beverage, entertainment and travel costs. Gross profit decreased to $7.1 million in the year ended December 31, 1998 from $10.6 million in the year ended December 31, 1997, a decrease of $3.5 million, or 32.9%. As a percentage of net revenues, gross margin decreased to 21% in the year ended December 31, 1998 from 25% in the year ended December 31, 1997. The decrease in gross margin was primarily due to $735,000 of volume discounts, in the form of airline override commissions ("discounts"), received in 1997 pursuant to arrangements with certain airlines, as well as the completion of several low margin and volume discount programs. The discounts are received in the form of airline tickets or cash, depending on the airline's choice, and are recorded at fair market value. By eliminating the $735,000 of discounts, the gross margin would be 23.3% for the year ended December 31, 1997. The balance of the variation is directly related to product mix changes between 1997 and 1998.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses decreased to $6.8 million in the year ended December 31, 1998 from $9.8 million in the year ended December 31, 1997, a decrease of $3.0 million, or 30.5%. As a percentage of net revenues, selling, general and administrative expenses decreased to 20.0% of revenue in the year ended December 31, 1998 from 23.1% in the year ended December 31, 1997. Selling, general and administrative expenses decreased primarily as a result of a salary of $2.2 million paid to the sole stockholder of MCI in 1997 together with a one-time management information service cost incurred in connection with the investigation of new systems for MCI.

     OPERATING INCOME. As a result of the factors discussed above, operating income decreased to $0.3 million in the year ended December 31, 1998 from $0.8 million in the year ended December 31, 1997, a decrease of $0.5 million, or 62.3%. As a percentage of net revenues, operating income decreased to 1.0% in the year ended December 31, 1998 from 1.9% in the year ended December 31, 1997.

     OTHER INCOME (EXPENSE). Other expense increased to $0.1 million in the year ended December 31, 1998, an increase of $0.1 million from the year ended December 31, 1997. Other income as a percentage of net revenues, increased to 0.2% in the year ended December 31, 1998 from (0.1)% in the year ended December 31, 1997. The increase is a result of proceeds received from the settlement of two legal proceedings and other ordinary interest and dividend income.

     NET INCOME. As a result of the factors discussed above, net income for the year ended December 31, 1998 decreased to $0.4 million from $0.8 million in the year ended December 31, 1997, a decrease of $0.4 million or 50.3%. As a percentage of net revenues, net income decreased to 1.2% in the year ended December 31, 1998 from 1.8% in the year ended December 31, 1997.

YEAR ENDED DECEMBER 31, 1997 COMPARED TO YEAR ENDED DECEMBER 31, 1996 -- MCI

     NET REVENUES. Net revenues increased to $42.3 million in the year ended December 31, 1997 from $33.4 million in the year ended December 31, 1996, an increase of $8.9 million, or 26.8%. The increase in net revenues is due to increased sales volume and more programs for existing clients.

     GROSS PROFIT. Gross profit increased to $10.6 million in the year ended December 31, 1997 from $7.0 million in the year ended December 31, 1996, an increase of $3.6 million, or 50.8%, primarily as a result of the increased net revenues. As a percentage of net revenues, gross margin increased to 25.0% in the year ended December 31, 1997 from 21.0% in the year ended December 31, 1996. The increase in gross margin is due primarily to $735,000 of discounts in the form of airline override commissions received pursuant to arrangements with certain airlines. The discounts are received in the form of airline tickets or cash, depending on the airline's choice, and are recorded at fair market value. In addition, during 1997 management sought to service higher margin programs by maintaining increased selling prices and controlling direct labor costs.

     SELLING, GENERAL AND ADMINISTRATIVE. Selling, general and administrative expenses increased to $9.8 million in the year ended December 31, 1997 from $6.6 million in the year ended December 31, 1996, an increase of $3.2 million, or 48.5%. As a percentage of net revenues, selling, general and administrative expenses increased to 23.1% in the year ended December 31, 1997 from 19.7% in the year ended December 31, 1996. In 1997, MCI recorded approximately $2.2 million in salary expense related to the sole stockholder of MCI.

     OPERATING INCOME. As a result of the factors discussed above, operating income increased to $0.8 million in the year ended December 31, 1997 from $0.4 million in the year ended December 31, 1996, an increase of $0.4 million, or 85.4%. As a percentage of net revenues, operating income increased to 1.9% in the year ended December 31, 1997 from 1.3% in the year ended December 31, 1996.

     NET INCOME. As a result of the factors discussed above, net income increased to $0.8 million in the year ended December 31, 1997 from $0.4 million in the year ended December 31, 1996, an increase of $0.4 million, or 74.0%. As a percentage of net revenues, net income increased to 1.8% in the year ended December 31, 1997 from 1.3% in the year ended December 31, 1996.

LIQUIDITY AND CAPITAL RESOURCES -- SPAR COMPANIES AND MCI

     The SPAR Companies' working capital (deficiency) was $(12.0 million), $(2.4) million, $3.4 million and $1.3 million at March 31, 1999, December 31, 1998, March 31, 1998 and 1997, respectively. The SPAR Companies' accounts receivable levels continue to increase primarily due to increases in sales. The deficiency at March 31, 1999 is due to increases in property and equipment and distributions payable to the stockholders.

     The SPAR Companies' cash flows from (used by) operations in the three month period ended March 31, 1999, the nine month period ended December 31, 1998 and the year ended March 31, 1998 have been $(0.8) million, $5.3 million and $2.6 million, respectively. Financing has been provided during such period through a $6.0 million line of credit with an unused balance of approximately $2.1 million at March 31, 1999.

     MCI's working capital (deficiency) was $(0.7) million and $(1.9) million at December 31, 1998 and 1997, respectively. Earnings in 1998 of $.9 million before depreciation contributed to the improvement in the working capital (deficiency). Cash and cash equivalents amounted to $1.2 million at December 31, 1998, compared to $3.7 million at September 30, 1997. Operations for 1998 used cash of $2.0 million, as accounts payable balances decreased significantly at year end.

     The SPAR Companies believe that their available line of credit and cash generated from operations will be sufficient to fund their investments in property and equipment and distributions payable to the SPAR Principals. Such companies believe that the January 15, 1999 purchase of MCI net assets by SMCI and SMCI's 1999 operations will be financed through a new $3.0 million bank facility entered into in March 1999 and additional financing arrangements currently being negotiated.

     The MCI Agreement provides for principal payments to MCI totaling $14.2 million through September 15, 1999. MCI may elect to receive up to $3 million of such consideration in unregistered shares of common stock of any publicly traded company holding, directly or indirectly, all of the issued and outstanding stock of SMCI (i.e., in shares of PIA Common Stock), valued at the average public trading price for the 30 day period preceding September 15, 1999. The MCI Agreement also provides for contingent Earn-Out Consideration equal to the EBT of MCI for the period from April 1, 1998 through January 15, 1999, and of SMCI thereafter through March 31, 1999. MCI is not entitled to any Earn-Out Consideration if the EBT for such combined periods does not exceed $3.5 million. The Earn-Out Consideration, if any, could substantially increase the amount due to MCI.

     The SPAR Companies, including SMCI beginning January 15, 1999, believe that their current level of internally generated funds and their plans for securing financing will be sufficient to meet their working capital requirements in fiscal 1999. SPAR Companies including SMCI have no material commitments for capital expenditures in fiscal 1999 or later. The SPAR Companies, including SMCI, believe that funds generated from operations in 1999 and beyond will be sufficient to service existing financing arrangements as well as those currently under negotiation.

SPAR YEAR 2000 ISSUES

     Throughout the United States and the rest of the world, many currently installed computer systems and software products were constructed or programmed to accept only two digit entries in their date code fields, making it difficult or impossible to distinguish dates beginning on or after January 1, 2000, from dates ending on or prior to December 31, 1999. As a result, in less than a year, computer systems and/or software used by many companies may need to be upgraded to deal with such dates, which is often referred to as "Year 2000" compliance. Significant uncertainty exists concerning the potential effects associated with such compliance.

     SPAR believes that the purchasing patterns of clients and potential clients may be affected by Year 2000 issues in a variety of ways. Many companies are expending significant resources to correct or patch their current software systems for Year 2000 compliance. These expenditures may result in reduced funds available to purchase services such as those offered by SPAR. Furthermore, payments for deliveries of components of supplies to SPAR may be delayed, incomplete, or otherwise unavailable as a consequence of Year 2000 problems affecting clients or suppliers. Any of the foregoing could result in a material adverse effect on the business, financial condition and results of operations of SPAR.

     SPAR is currently assessing the readiness of its systems and the systems of its key customers, suppliers and critical business partners for their compliance with Year 2000 issues and determining the extent to which it may be vulnerable if these third parties fail to address Year 2000 issues. These efforts should be substantially completed during the second half of calendar 1999, which is prior to any anticipated significant impact on operations.

     SPAR currently does not have any contingency plans, but may develop appropriate contingency plans when and if a significant Year 2000 issue is identified in any system of SPAR or any interfacing third-party. Depending on the systems affected, these plans could include accelerated replacement of affected equipment or software, short to medium-term use of backup equipment and software, increased work hours for personnel or use of contract personnel to correct any Year 2000 issues that arise on an accelerated schedule or to provide manual solutions for information system failures, and similar approaches. If SPAR fails to develop any required contingency plan, any such contingency plan is insufficient to deal with the Year 2000 issues, or SPAR is required to implement any of these contingency plans, it could have a material adverse effect on SPAR's business, financial results, or results of operations.

     Both internal and external resources are being used to assess technologies and to reprogram or replace technologies that are not compliant with Year 2000, and to appropriately test Year 2000 modifications. These modifications are being funded through operating cash flows. The total cost associated with required modifications to become compliant with Year 2000 is not expected to be material to the SPAR's financial position. SPAR anticipates expenses of approximately $100,000 will be incurred in the nine months ending December 31, 1999 to substantially complete the effort.

     SPAR believes that its critical internal systems and procedures will be tested and substantially compliant before the Year 2000. SPAR believes that the most reasonably likely worst case scenario facing SPAR with respect to the Year 2000 problems is a lack of compliance on the part of third parties with which it deals, which may result in lost revenue and profits. These include delays in deliveries to and from clients due to supply, processing and/or transmission problems, utility failures, and customer non-compliance (such that customers are unable to make normal use of SPAR's services and/or are unable to make payments to SPAR within their normal payment practices). SPAR does not currently anticipate that any such effects will be of a long-term nature.

     Management hopes to identify and resolve all Year 2000 issues that could have a material adverse effect on SPAR's business or operations in time to avoid any such material adverse effect. However, management believes that it may not be possible to determine with any certainty (i) that all Year 2000 issues affecting SPAR or third parties have been identified or corrected, (ii) how or when any particular Year 2000 related failure will occur, or (iii) the severity, duration, or financial consequences of any Year 2000 related failure. Accordingly, there can be no assurance that SPAR will not suffer from operational inconveniences and inefficiencies for SPAR and its clients that may divert management's time and attention and resources from its ordinary business activities, or even serious system failures that may require significant efforts by SPAR or its clients to prevent or alleviate material business disruptions, as a result of Year 2000 issues.

                    MARKET AND DIVIDEND INFORMATION FOR SPAR

     SAI is privately held and there is no established public trading market for the SAI Common Stock. As of May 1, 1999, SAI had twelve record holders of SAI Common Stock. Holders of SAI Common Stock acquired their shares directly from SAI. SAI has never declared or paid any dividends on its capital stock. The SPAR Marketing Companies and MCI have made, and may in certain instances make, S corporation distributions to shareholders for, among other things, tax obligations and reinvestments in affiliate operations.

               UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

     The following unaudited pro forma combined financial statements for the year ended December 31, 1998 give effect to the January 15, 1999 acquisition by SMCI of substantially all the assets of MCI. The MCI Acquisition has been accounted for using the purchase method of accounting. The following unaudited pro forma combined financial statements also give effect to the SPAR Reorganization Transactions and to the plan of merger between SPAR and PIA, a publicly held company. The SPAR Reorganization Transactions will be accounted for as an exchange of shares between commonly owned companies and the Merger will be accounted for as a reverse merger ("Reverse Merger") with SPAR deemed to be the accounting acquirer.

     The unaudited pro forma combined financial statements reflect the following: (i) the MCI Acquisition, (ii) the SPAR Reorganization Transactions,
(iii) the Reverse Merger, (iv) adjustments to allocate the purchase price based upon the estimated fair value of the assets acquired and the obligations assumed, and (v) a provision for income taxes, as if the SPAR Companies and MCI had been taxed as a C Corporation (statement of operations only).

     The unaudited pro forma combined statements of operations exclude a one-time, non-cash and non-tax deductible charge which will be based on the stock price on the Effective Date (approximately $752,000, or $0.04 per combined pro forma share, based on the average closing price of $2.25 over the six day trading period ending May 19, 1999) resulting from the grant of 134,114 options and issuance of 200,000 shares to a consultant of SPAR prior to the Reverse Merger. The 134,114 options and 200,000 shares are included in determining the pro forma basic and diluted weighted average number of shares.

     The unaudited pro forma combined balance sheet gives effect to the SPAR Reorganization Transactions and the Reverse Merger as if they had occurred on March 31, 1999. The unaudited pro forma combined statement of operations for the year ended December 31, 1998 includes the operating results of the SPAR Companies, MCI and PIA for the year ended December 31, 1998 and gives effect to the MCI Acquisition and the Reverse Merger as if they had occurred at the beginning of the period. The unaudited pro forma combined statement of operations for the three month period ended March 31, 1999, reflects the operating results of the SPAR Companies and PIA for the three months ended March 31, 1999. The SPAR Companies had a fiscal year of March 31. Effective April 1, 1998, the SPAR Companies changed its fiscal year to December 31. MCI had a fiscal year ending December 31. PIA has a fiscal year ending December 31. For purposes of the twelve-month period ended December 31, 1998 unaudited pro forma combined statement of operations, operating results for the SPAR Companies include the nine-month period ended December 31, 1998 plus the three-month period ended March 31, 1998. The SPAR three-month period ended March 31, 1998 included net revenues of $9,602,000 and net income of $1,731,000. The SPAR three-month period ended March 31, 1999 includes the operations of MCI from the date of acquisition, January 15, 1999.

     The pro forma adjustments are based on estimates, available information and certain assumptions and may be revised as additional information becomes available. The pro forma financial data do not purport to represent what SPAR's financial position or results of operations would actually have been if such transactions in fact had occurred on those dates and are not necessarily representative of SPAR's financial position or results of operations for any future period. Since PIA and SPAR were not under common control or management, historical combined results may not be comparable to, or indicative of, future performance. The unaudited pro forma combined financial statements should be read in conjunction with the financial statements and notes thereto included elsewhere in this Proxy Statement or incorporated by reference herein.

                                      SPAR

                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                 MARCH 31, 1999
                                 (IN THOUSANDS)

                                     ASSETS

                                                        SPAR                  PRO FORMA     PRO FORMA
                                                      COMPANIES     PIA      ADJUSTMENTS    COMBINED
                                                      ---------   --------   ------------   ---------
                                                                             (SEE NOTE 5)
Current assets:
  Cash and cash equivalents.........................   $ 1,980    $  7,408     $     --      $ 9,388
  Accounts receivable, net..........................    14,609      11,356           --       25,965
  Prepaid program costs.............................     2,570          --           --        2,570
  Prepaid expenses and other current assets.........       812         691           --        1,503
  Due from affiliates...............................       177          --           --          177
                                                       -------    --------     --------      -------
          Total current assets......................    20,148      19,455           --       39,603
Property and equipment, net.........................     1,552       1,771       (1,671)       1,652
Goodwill, net.......................................    12,140          --       12,013       24,153
Investment in affiliate.............................        --         570           --          570
Other assets........................................       302         369           --          671
                                                       -------    --------     --------      -------
          Total assets..............................   $34,142    $ 22,165     $ 10,342      $66,649
                                                       =======    ========     ========      =======

                                LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable..................................   $ 2,046    $    996     $     --      $ 3,042
  Accrued expenses and other current liabilities....     4,901       7,662        9,434       21,997
  Deferred revenue..................................     4,086          --           --        4,086
  Line of credit and note payable...................     3,187          --           --        3,187
  Other long-term debt, current portion.............     1,376          --           --        1,376
  Distribution and other amounts due to SPAR
     stockholders...................................     7,399          --       (1,773)       5,626
  Due to affiliates.................................       356          --           --          356
  Note payable to MCI...............................     8,790          --           --        8,790
                                                       -------    --------     --------      -------
          Total current liabilities.................    32,141       8,658        7,661       48,460
Line of credit and other long-term debt.............     2,338       2,090           --        4,428
                                                       -------    --------     --------      -------
          Total liabilities.........................    34,479      10,748        7,661       52,888
Shareholders' equity:
  Common stock......................................        --          60          120          180
  Additional paid-in capital........................        --      30,744      (16,074)      14,670
  Accumulated earnings (deficit)....................      (337)    (19,387)      18,635       (1,089)
                                                       -------    --------     --------      -------
          Total liabilities and stockholders'
            equity..................................   $34,142    $ 22,165     $ 10,342      $66,649
                                                       =======    ========     ========      =======

       See Notes to the Unaudited Pro Forma Combined Financial Statements

                                      SPAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                          YEAR ENDED DECEMBER 31, 1998
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                PRO FORMA
                                                 PURCHASE         PRO                                        PRO
                          SPAR                  ACCOUNTING       FORMA                     PRO FORMA        FORMA
                        COMPANIES     MCI      ADJUSTMENTS      COMBINED       PIA        ADJUSTMENTS      COMBINED
                        ---------   -------   --------------   ----------   ----------   --------------   ----------
                                               (SEE NOTE 3)                               (SEE NOTE 6)
Net revenues..........   $42,202    $33,196      $    --       $  75,398    $  121,788      $    --       $  197,186
Cost of revenues......    21,054     26,108           --          47,162       105,448           --          152,610
                         -------    -------      -------       ----------   ----------      -------       ----------
Gross profit..........    21,148      7,088           --          28,236        16,340           --           44,576
Selling, general and
  administrative
  expenses............    13,058      6,781          325          20,164        21,162           --           41,326
Goodwill
  amortization........        --         --          821             821            --          801            1,622
                         -------    -------      -------       ----------   ----------      -------       ----------
Operating income......     8,090        307       (1,146)          7,251        (4,822)        (801)           1,628
Interest expense
  (income)............       399        (77)       1,262           1,584          (462)          --            1,122
Other (income)
  expense.............      (149)        --           --            (149)         (149)          --             (298)
                         -------    -------      -------       ----------   ----------      -------       ----------
Income (loss) before
  income tax
  provision...........     7,840        384       (2,408)          5,816        (4,211)        (801)             804
Income tax provision
  (benefit)...........        --         --        2,146           2,146            55       (1,609)             592
                         -------    -------      -------       ----------   ----------      -------       ----------
Net income (loss).....   $ 7,840    $   384      $(4,554)      $   3,670    $   (4,266)     $   808       $      212
                         -------    -------      -------       ----------   ----------      -------       ----------
Net income (loss) per
  share:
  Basic...............                                         $    0.29    $    (0.78)                   $     0.01
                                                               ==========   ==========                    ==========
  Diluted.............                                         $    0.29    $    (0.78)                   $     0.01
                                                               ==========   ==========                    ==========
Shares used in
  computing pro forma
  net income (loss)
  per share:
  Basic...............                                         12,654,807    5,439,000                    18,135,773
                                                               ==========   ==========                    ==========
  Diluted.............                                         12,788,921    5,439,000                    18,135,773
                                                               ==========   ==========                    ==========

       See Notes to the Unaudited Pro Forma Combined Financial Statements

                                      SPAR

              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                    THREE MONTH PERIOD ENDED MARCH 31, 1999
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                    PRO FORMA
                                                     PURCHASE        PRO                                     PRO
                                 SPAR               ACCOUNTING      FORMA                   PRO FORMA       FORMA
                               COMPANIES    MCI    ADJUSTMENTS     COMBINED       PIA      ADJUSTMENTS     COMBINED
                               ---------   -----   ------------   ----------   ---------   ------------   ----------
                                                   (SEE NOTE 3)                            (SEE NOTE 6)
Net revenues.................   $21,637    $ 765     $    --      $   22,402   $  21,626      $   --      $   44,028
Cost of revenues.............    14,373      503          --          14,876      20,069          --          34,945
                                -------    -----     -------      ----------   ---------      ------      ----------
Gross profit.................     7,264      262          --           7,526       1,557          --           9,083
Selling, general and
  administrative expenses....     4,780      376          --           5,156       4,947          --          10,103
Goodwill amortization........       171       --          --             171          --         200             371
                                -------    -----     -------      ----------   ---------      ------      ----------
Operating income.............     2,313     (114)         --           2,199      (3,390)       (200)          1,391
Interest expense (income)....       416       --          49             465         (90)         --             375
Other (income) expense.......       (45)      --          --             (45)         --          --             (45)
                                -------    -----     -------      ----------   ---------      ------      ----------
Income (loss) before income
  tax provision..............     1,942     (114)        (49)          1,779      (3,300)       (200)         (1,721)
Income tax provision
  (benefit)..................        --       --         657             657          15        (657)             15
                                -------    -----     -------      ----------   ---------      ------      ----------
Net income (loss)............   $ 1,942    $(114)    $  (706)     $    1,122   $  (3,315)     $  457      $   (1,736)
                                =======    =====     =======      ==========   =========      ======      ==========
Net income (loss) per share:
  Basic......................                                     $     0.09   $   (0.60)                 $    (0.10)
                                                                  ==========   =========                  ==========
  Diluted....................                                     $     0.09   $   (0.60)                 $    (0.10)
                                                                  ==========   =========                  ==========
Shares used in computing pro
  forma net income (loss) per
  share
  Basic......................                                     12,654,807   5,480,966                  18,135,773
                                                                  ==========   =========                  ==========
  Diluted....................                                     12,788,921   5,480,966                  18,135,773
                                                                  ==========   =========                  ==========

      See Notes to the Unaudited Pro Forma Combined Financial Statements.

                                      SPAR


           NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS
               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 1. GENERAL

     The historical financial statements reflect the financial position and results of operations of the SPAR Companies, MCI and PIA (individually, the "Company," and collectively, the "Companies") and were derived from the respective Companies' financial statements as indicated. The unaudited pro forma combined financial statements should be read in connection with the audited historical financial statements and notes thereto of the SPAR Companies (nine months ended December 31, 1998), MCI (year ended December 31, 1998) and PIA (year ended December 31, 1998) and the unaudited historical financial statements of SPAR Companies for the three months ended March 31, 1998. The historical financial statements included elsewhere herein for each of the Companies, have been included in accordance with Rule 3-05 of Regulation S-X.

     The historical results of operations of the SPAR Companies for the twelve-month period ended December 31, 1998 includes the nine-month period ended December 31, 1998 plus the three-month period ended March 31, 1998.

     The historical results of operations of the SPAR Companies for the three-month period ended March 31, 1999 includes the operations of SMCI from January 15, 1999, the date of such acquisition. (See Note 2).

     The historical results of operations of MCI for the three-month period ended March 31, 1999 includes the operations of MCI from January 1, 1999 to January 15, 1999, the date of sale to SMCI. (See Note 2).

 2. MCI ACQUISITION

     On January 15, 1999, SMCI acquired substantially all the assets of MCI. The transaction accounted for as a purchase, consisted of consideration of $1,800,000 cash and a $12,422,189 note payable to the seller.

     The purchase price has been allocated to MCI's historical assets and liabilities based on their respective carrying values, as these carrying values are deemed to represent fair market values of these assets and liabilities. Additionally, adjustments have been made for assets not purchased and debt and other liabilities not assumed in the transaction for purposes of determining the excess of the purchase price over the fair value of the net assets acquired. The total purchase consideration does not reflect contingent consideration related to earn-out arrangements included in the MCI Agreement. The MCI Agreement provides for a post-closing adjustment whereby additional contingent consideration will be payable to MCI in the event that EBT exceeds $3,500,000. The allocation of the purchase price is considered preliminary.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 3. MCI UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma combined statement of operations adjustments.

                                                   PURCHASE ACCOUNTING ADJUSTMENTS
                                                  ---------------------------------    PRO FORMA
                                                   (A)     (B)      (C)       (D)     ADJUSTMENTS
                                                  -----   -----   -------   -------   -----------
YEAR ENDED DECEMBER 31, 1998
Net revenues....................................  $  --   $  --   $    --   $    --     $    --
Cost of revenues................................     --      --        --        --          --
Selling, general and administrative expenses....    325      --        --        --         325
Goodwill amortization...........................     --     821        --        --         821
                                                  -----   -----   -------   -------     -------
Operating income (loss).........................   (325)   (821)       --        --      (1,146)
Interest (income) expense.......................     --      --     1,262        --       1,262
Other (income) expense..........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Income (loss) before income tax provision.......   (325)   (821)   (1,262)       --      (2,408)
Income tax provision............................     --      --        --     2,146       2,146
                                                  -----   -----   -------   -------     -------
Net income (loss)...............................  $(325)  $(821)  $(1,262)  $(2,146)    $(4,554)
                                                  =====   =====   =======   =======     =======
THREE-MONTH PERIOD ENDED MARCH 31, 1999
Net revenues....................................  $  --   $  --   $    --   $    --     $    --
Cost of revenues................................     --      --        --        --          --
Selling, general and administrative expenses....     --      --        --        --          --
Goodwill amortization...........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Operating income (loss).........................     --      --        --        --          --
Interest expense................................     --      --        49        --          49
Other (income) expense..........................     --      --        --        --          --
                                                  -----   -----   -------   -------     -------
Income (loss) before income tax provision.......     --      --       (49)       --         (49)
Income tax provision............................     --      --        --       657         657
                                                  -----   -----   -------   -------     -------
Net income (loss)...............................  $  --   $  --   $   (49)  $  (657)    $  (706)
                                                  =====   =====   =======   =======     =======

---------------
(a) Reflects the increase in salaries, bonuses and benefits to new management of MCI as scheduled from the employment agreements that have been entered into or that will be entered into upon consummation of the MCI Acquisition.

(b) Reflects the amortization of goodwill to be recorded as a result of the MCI Acquisition over a 15-year estimated life.

(c) Reflects the increase in interest expense resulting from the increase of outstanding debt and distributions payable by the Company:

                                                                      THREE-MONTH
                                                   YEAR ENDED         PERIOD ENDED
                                                DECEMBER 31, 1998    MARCH 31, 1998
                                                -----------------    --------------
SPAR interest expense at a rate of 7.75% on
  $8,790 note payable to MCI..................       $  681               $25
SPAR interest expense at a rate of 7.75% on
  $7,400 of the amounts due to the owners of
  SPAR........................................          581                24
                                                     ------               ---
                                                     $1,262               $49
                                                     ======               ===

(d) Reflects the incremental provision for federal and state income taxes assuming all entities were subject to federal and state income tax and relating to the other statements of operations' adjustments and for income taxes on S corporation income, assuming a corporate income tax rate of 36.9%.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 4. PIA REVERSE MERGER

     In 1999, SPAR, through SAI, its newly formed parent, will complete the Reverse Merger with PIA. The transaction will be accounted for as a purchase with SPAR being treated as the accounting acquirer.

     The estimated purchase price has been allocated based on the estimated fair value of PIA assets acquired. The allocation of the purchase price is considered preliminary until such time as the closing of the transaction.

 5. PIA UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS

     The following table summarizes unaudited pro forma combined balance sheet adjustments (in thousands).

                                               REVERSE MERGER ADJUSTMENTS
                                               ---------------------------              PRO FORMA
                                                  (A)       (B)      (C)       (D)     ADJUSTMENTS
                                               ---------   ------   ------   -------   -----------
ASSETS
Property and equipment, net..................  $ (1,671)   $  --    $  --    $    --    $ (1,671)
Goodwill, net................................    12,013       --       --         --      12,013
                                               --------    -----    -----    -------    --------
          Total assets.......................  $ 10,342    $  --    $  --    $    --    $ 10,342
                                               ========    =====    =====    =======    ========
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Accrued expenses...........................  $  9,434    $  --    $  --    $    --    $  9,434
  Distribution and other amounts due to SPAR
     Stockholders............................        --       --       --     (1,773)     (1,773)
                                               --------    -----    -----    -------    --------
          Total current liabilities..........     9,434       --       --     (1,773)      7,661
Stockholders' equity:
  Common stock...............................        (5)      --      125         --         120
  Additional paid-in capital.................   (18,474)     752     (125)     1,773     (16,074)
  Retained earnings (deficit)................    19,387     (752)      --         --      18,635
                                               --------    -----    -----    -------    --------
          Total stockholders' equity.........       908       --       --      1,773       2,681
                                               --------    -----    -----    -------    --------
          Total liabilities and stockholders'
            equity...........................  $ 10,342    $  --    $  --    $    --    $ 10,342
                                               ========    =====    =====    =======    ========

(a) Records the purchase accounting for the Reverse Merger of SPAR with PIA. PIA's market value, for purposes of these pro forma adjustments has been established at $12,325. This is based on using the number of shares held prior to and to be retained in the transaction by PIA shareholders multiplied by the average closing market price of PIA's stock over six trading days ending on May 19, 1999. The goodwill that will result from the Reverse Merger is calculated after giving effect to the following: (1) the PIA merger costs that are accrued from April 3, 1999 through closing estimated at $1,388, (ii) restructuring costs that are directly related to the merger estimated at $9,117, plus (iii) any SPAR merger related costs to be incurred through the closing estimated at $600. The amounts allocated on a preliminary basis to goodwill may be allocated to other identifiable intangible assets, such as customer lists, resulting in different amortization periods. However, management does not anticipate such amounts to be material.

     PIA's restructure cost is composed of committed costs that will be eliminated during the integration of the SPAR Companies and PIA's field organizations and the consolidation of administrative functions as required to achieve beneficial synergies and cost savings.

     PIA restructuring costs include $1,671 for assets deemed to be redundant, $2,757 for property and equipment lease settlements, $3,971 for severance pay and other employee benefit obligations and $718 for other termination fees for contracts that are deemed to be redundant. PIA will record any

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 5. PIA UNAUDITED PRO FORMA COMBINED BALANCE SHEET ADJUSTMENTS (CONTINUED) termination costs on its books in accordance with EITF 95-3 Recognition of Liabilities in Connection with a Business Combination.

(b) Records the one-time, non-cash, non-tax deductible charge of approximately $752 (based on average closing market price per share of $2.25 over the six trading day period ending on May 19, 1999) resulting from the grant of 134,114 options at $0.01 per share and issuance of 200,000 shares to a consultant of SPAR prior to this Reverse Merger.

(c) Records the par value of SPAR's shares that are to be issued and outstanding and prior to the Reverse Merger with PIA.

(d) Reflects the minimum net worth of the SPAR Companies at the time of closing as required in the revised merger agreement with PIA.

 6. PIA UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS ADJUSTMENTS

     The following table summarizes unaudited pro forma combined statement of operations adjustments (in thousands).

                                                               REVERSE MERGER
                                                                ADJUSTMENTS
                                                              ----------------     PRO FORMA
                                                               (A)       (B)      ADJUSTMENTS
                                                              -----    -------    -----------
YEAR ENDED DECEMBER 31, 1998

Net revenues................................................  $  --    $    --      $    --
Cost of revenues............................................     --         --           --
Selling, general and administrative expenses................     --         --           --
Goodwill amortization.......................................   (801)        --         (801)
                                                              -----    -------      -------
Operating income (loss).....................................   (801)        --         (801)
Other (income) expense......................................     --         --           --
                                                              -----    -------      -------
Income (loss) before income tax provision...................   (801)        --         (801)
Income tax provision (benefit)..............................     --     (1,609)      (1,609)
                                                              -----    -------      -------
Net income (loss)...........................................  $(801)   $ 1,609      $   808
                                                              =====    =======      =======
THREE-MONTH PERIOD ENDED MARCH 31, 1999
Net revenues................................................  $  --    $    --      $    --
Cost of revenues............................................     --         --
Selling, general and administrative expenses................     --         --           --
Goodwill amortization.......................................    200         --          200
                                                              -----    -------      -------
Operating income (loss).....................................   (200)        --         (200)
Interest expense............................................     --         --           --
Other (income) expense......................................     --         --           --
                                                              -----    -------      -------
Income (loss) before income tax provision...................   (200)        --         (200)
Income tax provision (benefit)..............................     --       (657)        (657)
                                                              -----    -------      -------
Net income (loss)...........................................  $(200)   $   657      $   457
                                                              =====    =======      =======

---------------
(a) Reflects the amortization of goodwill to be recorded as a result of the Reverse Merger over a 15-year estimated life.

(b) Reflects the reversal of the provision for federal and state income taxes assuming the losses of PIA, excluding non-deductible PIA goodwill, would be used to offset the income of SPAR.

                                      SPAR

               (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

 7. PER SHARE DATA

     Pro forma net income (loss) per share, basic and diluted, has been prepared using the following assumptions: (i) the number of shares of PIA Common Stock issued and outstanding at the date of closing is estimated to be approximately 5,480,966; and (ii) the Amended Exchange Ratio (as defined) is based upon the product of 2.3333 times the number of issued and outstanding shares of PIA Common Stock. Therefore, at the date of closing, SAI Stockholders will exchange their SAI shares for approximately 12,654,807 shares of PIA Common Stock and SAI option holders will receive approximately 134,114 options that will be exercisable into PIA Common Stock at $0.01 per share at various dates to be determined.

     For purposes of computing pro forma basic and diluted earnings per share, all SAI stock and SAI options that will be owned by SAI Stockholders immediately prior to the merger transaction have been treated as though they were outstanding from the beginning of the respective period presented in the unaudited pro forma combined statement of operations.

     The diluted weighted average number of shares outstanding does not include any anti-dilutive effects upon conversion of options outstanding.

 8. PIA NONRECURRING CHARGES

     The year ended December 31, 1998 unaudited pro forma combined statement of operations includes $1,038 of nonrecurring charges recorded by PIA. These charges include $839 of purchased consulting services related to the Company's redirection of its technology strategy, and $250 in merger transaction costs.

             SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS OF PIA

                              PRIOR TO THE MERGER


     The following table sets forth certain information regarding beneficial ownership of the PIA Common Stock as of June 7, 1999 by: (i) each person (or group of affiliated persons) who is known by PIA to own beneficially more than 5% of PIA Common Stock; (ii) each of PIA's directors; (iii) each of the executive officers named in the Summary Compensation Table; and (iv) PIA's directors and executive officers as a group. Except as indicated in the footnotes to this table, the persons named in the table, based on information provided by such persons, have sole voting and sole investment power with respect to all shares of PIA Common Stock shown as beneficially owned by them, subject to community property laws where applicable.



                                                                BENEFICIAL OWNERSHIP OF PIA
                                                                        COMMON STOCK
                                                                    PRIOR TO THE MERGER
                                                              --------------------------------
            NAME AND ADDRESS OF BENEFICIAL OWNER              NUMBER OF SHARES      PERCENTAGE
            ------------------------------------              ----------------      ----------
Riordan, Lewis & Haden(1)...................................     1,637,151(2)          29.7%
  300 S. Grand Avenue, 29th Floor
  Los Angeles, California 90071
Clinton E. Owens(3).........................................       615,802(4)          11.0
Heartland Advisors, Inc.....................................     1,423,800(5)          26.0
  790 North Milwaukee Street
  Milwaukee, Wisconsin 53202
California Community Foundation.............................       480,872(6)           8.7
  606 S. Olive Street, Suite 2400
  Los Angeles, California 90014
Terry R. Peets(3)...........................................       165,000(7)           2.0
Cathy L. Wood(3)............................................        63,500(8)             *
Donald H. Holman(3).........................................        18,594(9)             *
John R. Bain(3).............................................         8,750(10)            *
Patrick W. Collins(3).......................................         2,500(11)            *
John A. Colwell(3)..........................................        68,511(12)          1.2
Joseph H. Coulombe(3).......................................        19,810(13)            *
Patrick C. Haden............................................     1,642,651(14)         29.8
  300 S. Grand Avenue, 29th Floor
  Los Angeles, California 90071
J. Christopher Lewis........................................     1,642,651(15)         29.8
  300 S. Grand Avenue, 29th Floor
  Los Angeles, California 90071
All directors and executive officers as a group (11
  persons)..................................................     2,636,699             44.3%


---------------
  *  Less than 1%.

 (1) Shares are owned by RVM/PIA, a California limited partnership managed by Riordan, Lewis & Haden ("RLH").

 (2) Includes 29,729 shares issuable upon exercise of certain warrants to purchase PIA Common Stock owned by RLH.

 (3) The address of such persons is c/o PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92718.


 (4) Includes 498,394 shares held by Clinton E. and Mary Ann Owens as Trustees of The Owens Family Trust dated June 20, 1994, 9,300 shares held by Clinton
     E. Owens as Trustee of the Welch Trust for Marcia Browning and 108,108 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.


 (5) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 4), dated January 28, 1999, filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on February 2, 1999.

 (6) All information regarding share ownership is taken from and furnished in reliance upon Schedule 13G (Amendment No. 2), dated February 12, 1999, filed by California Community Foundation with the

     Securities and Exchange Commission on February 12, 1999. Includes 66,666 shares issuable upon exercise of a warrant to purchase PIA Common Stock.


 (7) Includes 125,000 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.



 (8) Includes 62,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.



 (9) Includes 17,432 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.



(10) Includes 8,750 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.



(11) Includes 2,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999.



(12) Includes 65,706 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 (which is inclusive of 1,500 shares underlying options that are exercisable if Mr. Colwell remains a director of PIA until the Annual Meeting).



(13) Includes 6,905 shares held by Joseph H. Coulombe as Trustee of The Coulombe Family Trust dated July 26, 1980 and 12,905 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 (which is inclusive of 1,500 shares underlying options that are exercisable if Mr. Coulombe remains a director of PIA until the Annual Meeting).



(14) Includes 1,637,151 shares (including 29,729 shares issuable upon exercise of warrants) owned by RLH. Mr. Haden, a director of PIA, may be deemed to share voting and investment power with respect to all such shares as a general partner of RLH. No other person, other than J. Christopher Lewis, a director of PIA, has voting power or investment power with respect to such shares. Also includes 5,500 shares issuable upon the exercise of options held by Mr. Haden which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 (which is inclusive of 1,500 shares underlying options that are exercisable if Mr. Haden remains a director of PIA until the Annual Meeting).



(15) Includes 1,637,151 shares (including 29,729 shares issuable upon exercise of warrants) owned by RLH. Mr. Lewis, a director of PIA, may be deemed to share voting and investment power with respect to all such shares as a general partner of RLH. No other person, other than Patrick C. Haden, a director of PIA, has voting power or investment power with respect to such shares. Also includes 5,500 shares issuable upon the exercise of options held by Mr. Lewis which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 (which is inclusive of 1,500 shares underlying options that are exercisable if Mr. Lewis remains a director of PIA until the Annual Meeting).

                         SECURITY OWNERSHIP OF CERTAIN
         BENEFICIAL OWNERS OF THE COMBINED COMPANY FOLLOWING THE MERGER


     The following table sets forth certain information with respect to the beneficial ownership of PIA Common Stock outstanding as of June 7, 1999, giving effect to the SPAR Reorganization Transactions and the issuance of shares of PIA Common Stock in the Merger and assuming the Merger occurs in July 1999, by: (i) each person who will beneficially own five percent or more of the outstanding shares of PIA Common Stock following the Merger; (ii) each person who will serve as a director of PIA following the Merger; (iii) each person who will serve as an executive officer of the Combined Company following the Merger; and (iv) all persons who will serve as executive officers or directors of the Combined Company following the Merger as a group.



                                                               NUMBER OF SHARES
                                                              OF PIA COMMON STOCK
                                                              BENEFICIALLY OWNED
                  NAME OF BENEFICIAL OWNER                     AFTER THE MERGER      PERCENTAGE
                  ------------------------                    -------------------    ----------
Robert O. Aders.............................................              --              --
Robert G. Brown.............................................       7,554,103(1)         41.7%
William H. Bartels..........................................       4,804,703            26.5
Patrick W. Collins..........................................          11,500(2)            *
J. Christopher Lewis........................................       1,644,151(3)          9.0
Terry R. Peets..............................................         307,500(4)          1.7
James H. Ross...............................................          42,418(5)            *
Cathy L. Wood...............................................         116,000(6)            *
Riordan, Lewis & Haden(7)...................................       1,637,151(8)          9.0
Heartland Advisors, Inc.....................................       1,423,800(9)          7.9
All directors and executive officers as a group(8)..........      14,480,375            77.8%


---------------
 *  Less than 1%.

(1) Includes 1,800,000 shares held by a grantor trust for the benefit of certain family members of Robert G. Brown over which each of Robert G. Brown, James
    R. Brown, Sr. and William H. Bartels is a trustee, and 180,000 shares held by a grantor trust for the benefit of certain other family members of Robert
    G. Brown over which each of Robert G. Brown, James R. Brown, Sr. and William
    H. Bartels is a trustee.

(2) Includes 11,500 shares issuable upon the exercise of options in connection with the Merger (which is inclusive of 1,500 shares underlying options that will be granted to Mr. Collins if he is elected a director at the Annual Meeting).

(3) Includes 1,637,151 shares (including 29,729 shares issuable upon exercise of warrants) owned by RLH. Mr. Lewis, a director of PIA, may be deemed to share voting and investment power with respect to all such shares as a general partner of RLH. No other person, other than Patrick C. Haden, a director of PIA, has voting power or investment power with respect to such shares. Also includes 7,000 shares issuable upon the exercise of options held by Mr. Lewis in connection with the Merger (which is inclusive of 1,500 shares underlying options that will be granted to Mr. Lewis if he is elected a director at the Annual Meeting).


(4) Includes 125,000 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 and an additional 142,500 shares issuable upon exercise of options which exercise date will be accelerated by two years upon the consummation of the Merger.


(5) Includes 42,418 shares issuable upon the exercise of options in connection with the Merger.


(6) Includes 62,500 shares issuable upon the exercise of options which are exercisable as of, or will become exercisable within 60 days of, June 7, 1999 and an additional 52,500 shares issuable upon exercise of options which exercise date will be accelerated by two years upon the consummation of the Merger.


(7) Shares are owned by RVM/PIA, a California limited partnership managed by RLH.

(8) Includes 29,729 shares issuable upon exercise of certain warrants to purchase PIA Common Stock owned by RLH.

(9) All information regarding share ownership is taken from and furnished in reliance upon the Schedule 13G (Amendment No. 4), dated January 28, 1999, filed by Heartland Advisors, Inc. with the Securities and Exchange Commission on February 2, 1999.

                      PROPOSAL II: CHARTER AMENDMENT NO. 1

     The PIA Board has approved and adopted, subject to stockholder approval, Charter Amendment No. 1 which provides for the amendment to PIA's Certificate of Incorporation to increase the number of authorized shares of PIA Common Stock from 15 million to 47 million. The text of Charter Amendment No. 1 is set forth in Annex B-1 to this Proxy Statement; however, such text is subject to change as may be required by the Delaware Secretary of State.

REASONS FOR CHARTER AMENDMENT NO. 1


     Charter Amendment No. 1 is necessary to effectuate the Merger and the Share/Option Issuance. At the close of business on June 7, 1999, the Record Date, there were 5,480,966 shares of PIA Common Stock outstanding and entitled to vote. If the Merger is consummated, then the Combined Company will be required to issue approximately 12,788,920 shares of PIA Common Stock (based on the number of shares outstanding on the Record Date and assuming exercise of all Substitute Options without regard to vesting). Based on such assumptions, if the Share/Option Issuance, each of the Pre-Merger Charter Amendments (including Charter Amendment No. 1) and the Option Plan Amendment are approved, following the Merger, the Combined Company would have available for future issuance approximately 28.7 million authorized shares of PIA Common Stock. Of such authorized but unissued shares, approximately 3.9 million shares of PIA Common Stock (as of the close of business on the Record Date) would be reserved for issuance under the Combined Company's employee benefit plans after giving effect to the Option Plan Amendment (which is inclusive of the shares of PIA Common Stock reserved for issuance for option grants to SPAR employees and other persons providing valuable services for SPAR to be made following the consummation of the Merger).


     PIA currently has an insufficient number of authorized but unissued and unreserved shares of PIA Common Stock to effect the Merger and the Share/Option Issuance pursuant to the Merger Agreement. As a result, the PIA Board believes it is desirable to authorize additional shares of PIA Common Stock so that there will be sufficient shares available for the Share/Option Issuance in the Merger, as well as for issuance after the Merger for purposes that the PIA Board may hereafter determine to be in the best interests of the Combined Company and its stockholders. Such purposes could include the offer of shares for cash, acquisitions, financings, mergers, stock splits or dividends, employee benefit programs and other general corporate purposes. No further action or authorization by the PIA stockholders would be necessary prior to the issuance of additional shares of the PIA Common Stock unless required by the PIA Certificate of Incorporation or by applicable law or regulation. The terms of any future issuance of shares of PIA Common Stock will depend largely on market and financial conditions and other factors existing at the time of issuance.

     Other than in connection with the Share/Option Issuance, and the issuance of a maximum of up to 2,133,744 options to SPAR employees and other persons providing valuable services to SPAR in connection with the Merger and PIA's employee benefit plans, PIA does not have any immediate plans, agreements, arrangements, commitments or understandings with respect to the issuance of any of the additional shares of PIA Common Stock that would be authorized by Charter Amendment No. 1; provided, that the Combined Company may be required to issue shares of PIA Common Stock valued at up to $3 million to MCI as the final installment payment on the MCI Note if such payment is requested by MCI under the terms and provisions of the MCI Note. The number of shares issued to MCI will equal the amount of the final installment payment to MCI (up to $3 million) divided by the average trading price of PIA Common Stock calculated over the 30 trading day period preceding the maturity date (September 15, 1999 at the latest).

PRINCIPAL EFFECTS

     Under Delaware law, the additional shares of PIA Common Stock to be authorized by Charter Amendment No. 1 (including the Merger Shares) would have rights and privileges identical to those of the currently outstanding PIA Common Stock. The Merger Shares, however, will be subject to resale restrictions imposed by the Securities Act. However, as discussed in "Proposal I:
Share/Option Issuance -- Stock Ownership following the Merger," the Merger will increase the number of shares of PIA Common Stock outstanding by over 200% and will result in a change of control of PIA. Other than with respect to the Merger and the Share/Option Issuance, the adoption of Charter Amendment No. 1 would not affect the rights of the holders of currently outstanding PIA Common Stock, except for effects incidental to increasing the number of shares of PIA Common Stock outstanding upon the issuance of newly authorized shares of PIA Common Stock. Charter Amendment No. 1 will increase the total number of authorized shares of PIA Common Stock by an amount substantially greater than that necessary to effect the Share/Option Issuance and the Merger. As a result, PIA stockholders could experience a greater reduction in their interest in PIA with respect to earnings per share, voting, liquidation value and book and market value per share if additional authorized shares of PIA Common Stock are issued. The availability for issuance of additional shares of the PIA Common Stock could also enable the PIA Board to render more difficult or discourage an attempt to obtain control of PIA in the future. For example, the issuance of shares in a public or private sale, merger or similar transaction would increase the number of outstanding shares, thereby possibly diluting the interest of a party attempting to obtain control of PIA. If Charter Amendment No. 1 is approved by the PIA stockholders, it will become effective upon filing of a Certificate of Amendment to PIA's Certificate of Incorporation with the Delaware Secretary of State, which is expected to be filed promptly after the Annual Meeting.

VOTE REQUIRED

     Approval of Charter Amendment No. 1 requires the affirmative vote of a majority of the shares of PIA Common Stock outstanding as of the Record Date. Approval of the Share/Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The PIA Board has unanimously determined that Charter Amendment No. 1 is advisable and in the best interests of PIA and the stockholders of PIA. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE PIA STOCKHOLDERS VOTE "FOR" APPROVAL OF CHARTER AMENDMENT NO. 1.

                     PROPOSAL III: CHARTER AMENDMENT NO. 2

     The PIA Board has approved and adopted, subject to stockholder approval, Charter Amendment No. 2 which provides for the amendment to PIA's Certificate of Incorporation to remove the prohibition on stockholders taking action by written consent without a meeting under Delaware law. The text of Charter Amendment No. 2 is set forth in Annex B-2 to this Proxy Statement; however, such text is subject to change as may be required by the Delaware Secretary of State.

REASONS FOR CHARTER AMENDMENT NO. 2 AND PRINCIPAL EFFECTS

     The Merger Agreement requires that the PIA stockholders approve Charter Amendment No. 2 which provides for the deletion of Article Tenth (which presently states that no action required to be taken or that may be taken at any annual or special meeting of PIA's stockholders may be taken without a meeting, and denies the power of the stockholders to consent in writing, without a meeting, to the taking of any action pursuant to Delaware law).

     PIA and SPAR believe that allowing PIA stockholders to act by written consent avoids the time and expense of calling a meeting each time that the stockholders of the Combined Company seek to act. If such amendment is approved, PIA stockholders may not have the opportunity to approve certain corporate actions, in person or by proxy at a meeting of stockholders. However, any action taken by the stockholders of the Combined Company without a meeting will be required to comply with applicable law, including, without limitation, the General Corporate Law of the State of Delaware and, if applicable, the rules of the Nasdaq National Market then in effect. If Charter Amendment No. 2 is approved by the PIA stockholders, it will become effective upon filing of a Certificate of Amendment to PIA's Certificate of Incorporation with the Delaware Secretary of State, which is expected to be filed promptly after the Annual Meeting.

VOTE REQUIRED

     Approval of Charter Amendment No. 2 requires the affirmative vote of a majority of the shares of PIA Common Stock outstanding as of the Record Date. Approval of the Share/Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The PIA Board has unanimously determined that Charter Amendment No. 2 is advisable and in the best interests of PIA and the stockholders of PIA. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE PIA STOCKHOLDERS VOTE "FOR" APPROVAL OF CHARTER AMENDMENT NO. 2.

                      PROPOSAL IV: CHARTER AMENDMENT NO. 3

     The PIA Board has approved and adopted, subject to stockholder approval, Charter Amendment No. 3 which provides for the amendment to PIA's Certificate of Incorporation to change the name of PIA Merchandising Services, Inc. to "SPAR Group, Inc." The text of Charter Amendment No. 3 is set forth in Annex B-3 to this Proxy Statement; however, such text is subject to change as may be required by the Delaware Secretary of State.

REASONS FOR CHARTER AMENDMENT NO. 3 AND PRINCIPAL EFFECTS

     The Merger Agreement requires that the PIA stockholders approve Charter Amendment No. 3 which provides for PIA to change its name to "SPAR Group, Inc." PIA and SPAR believe that the Combined Companies' new name should reflect that it is the owner of a group of companies operated under the SPAR umbrella. Accordingly, PIA and SPAR have determined that the name of "SPAR Group, Inc." would best accomplish that goal. If Charter Amendment No. 3 is approved by the PIA stockholders, it will become effective upon filing of a Certificate of Amendment to PIA's Certificate of Incorporation with the Delaware Secretary of State, which is expected to be filed promptly after the Annual Meeting.

VOTE REQUIRED

     Approval of Charter Amendment No. 3 requires the affirmative vote of a majority of the shares of PIA Common Stock outstanding as of the Record Date. Approval of the Share/Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The PIA Board has unanimously determined that Charter Amendment No. 3 is advisable and in the best interests of PIA and the stockholders of PIA. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE PIA STOCKHOLDERS VOTE "FOR" APPROVAL OF CHARTER AMENDMENT NO. 3.

                       PROPOSAL V: REVERSE SPLIT PROPOSAL

     The PIA Board has approved this proposal for inclusion into this Proxy Statement which seeks stockholder authorization to effect an amendment, if deemed necessary by the PIA Board in its sole discretion, to PIA's Certificate of Incorporation to effect, at any time within one year following stockholder approval, a reverse stock split (the "Reverse Split") of the PIA Common Stock, on the basis of one of the following ratios: one share in exchange for every two issued and outstanding shares, one share in exchange for every three issued and outstanding shares or one share in exchange for every four issued and outstanding shares, with the PIA Board having the discretion to determine the appropriate ratio immediately prior to effecting the Reverse Split. The PIA Board believes that stockholder approval of the one-for-two, one-for-three and one-for-four exchange ratio (as opposed to approval of one specified ratio) in which the Reverse Split may be effected will provide the PIA Board with the maximum flexibility to achieve the purposes of the Reverse Split and is in the best interests of PIA and its stockholders.

BOARD DISCRETION TO IMPLEMENT REVERSE SPLIT

     If the Reverse Split Proposal is approved by the PIA stockholders, the Reverse Split will be implemented, only if the PIA Board determines that the Reverse Split (in an exchange ratio determined by the PIA Board within the limits set forth in this proposal) is in the best interests of PIA and its stockholders at any time within one year following stockholder approval. The determination by the PIA Board to select one of the three exchange ratios and abandon the others or alternatively, to reject all of the exchange ratios and not effectuate the Reverse Split, will be based upon certain factors including the minimum bid criteria of the Nasdaq National Market (or the Nasdaq SmallCap Market or any other securities exchange, if applicable), the existing and expected marketability and liquidity of the PIA Common Stock, prevailing market conditions and the likely effect on the market price of the PIA Common Stock. The PIA Board may, in its sole discretion, determine not to effect the Reverse Split. If the Reverse Split is not effected within one year following stockholder approval, the Reverse Split will be abandoned without further action by the Stockholders pursuant to Section 242(c) of the DGCL.

REASONS FOR THE REVERSE SPLIT


     The PIA Board believes that the Reverse Split is desirable for several reasons. The Reverse Split may be necessary for PIA to continue to be listed on the Nasdaq National Market. Shares of the PIA Common Stock have been listed and traded on the Nasdaq National Market since March 1996 when PIA completed its initial public offering. On May 7, 1999, PIA received a letter from the Nasdaq National Market expressing its belief that the Merger will require PIA to submit a new initial listing application and to comply with the initial listing criteria for the Nasdaq National Market. PIA responded to the Nasdaq National Market by letter dated May 20, 1999 stating that PIA does not believe that the consummation of the Merger should require PIA to comply with the Nasdaq National Market's initial listing criteria. On June 21, 1999, PIA received a letter from the Nasdaq National Market confirming its position that PIA must comply with the Nasdaq National Market's initial listing criteria and on June 22, 1999 PIA submitted a letter to the Nasdaq National Market requesting a hearing to appeal this determination. If the hearings panel does not find in PIA's favor, PIA will be required to submit an initial listing application. In general, to meet these requirements a company must comply with one of three entry standards relating to its financial condition, results of operations and trading market for its securities. PIA is currently unable, and based on the recent trading history of the PIA Common Stock may continue to be unable, to meet the minimum bid price requirement of each applicable entry standard. PIA believes that if the Reverse Split Proposal is approved by the PIA stockholders and a Reverse Split is effectuated, the PIA Common Stock will likely have a minimum bid price in excess of the $5.00 per share required for initial listing by the Nasdaq National Market. PIA cannot assure its stockholders that it will be successful in (1) obtaining a favorable result from the Nasdaq National Market (whether directly or through the appeals process) or (2) satisfying the initial listing requirements if the Nasdaq National Market determines PIA must comply with such requirements. In addition, the rules of the Nasdaq National Market require a company to satisfy at least one of several alternative maintenance requirements in order to continue to be listed on the Nasdaq National Market. While PIA believes that it currently satisfies all of the applicable maintenance criteria, it is possible that PIA will be unable to continue to satisfy these maintenance criteria in the future.


     If the Reverse Split Proposal is not approved by the PIA stockholders, it is possible, depending on the volatility of the PIA Common Stock and the outcome of the appeals process, if any, that PIA will not meet the requirements for listing on the Nasdaq National Market. The PIA Board has determined that continued listing of the PIA Common Stock on the Nasdaq National Market would be in the best interest of the stockholders. The delisting of the PIA Common Stock from the Nasdaq National Market could adversely affect the liquidity of the PIA Common Stock and the ability of PIA to raise capital. If the PIA Common Stock is delisted from the Nasdaq National Market, management may decide to apply for listing on the American Stock Exchange or Nasdaq SmallCap Market or another securities exchange and the PIA Board may effect the Reverse Split in order to enable PIA to meet any applicable minimum bid requirements. If shares of PIA Common Stock are not approved for listing on the Nasdaq National Market, Nasdaq SmallCap Market or any other securities exchange, the shares of PIA Common Stock would likely be quoted in the over-the-counter market on an electronic bulletin board established for securities or in the "pink sheets." Market interest in the PIA Common Stock may decrease because investors would find it more difficult to obtain accurate quotations for the price of the PIA Common Stock and the spread between the bid and ask price of shares of PIA Common Stock is likely to be greater. If the PIA Common Stock is delisted, it could severely limit the ability of stockholders to trade their PIA Common Stock in the public market.

     The PIA Board also believes that an increased bid price for PIA Common Stock resulting from the Reverse Split may improve the marketability and liquidity of the PIA Common Stock by appealing to a broader market and may encourage interest and trading in the PIA Common Stock. Brokerage commissions on low priced stocks generally represent a higher percentage of the stock prices than those of higher priced stock. The current average market price therefore results in transaction costs that represent a higher percentage of the total share price than if the share price were higher. In addition, due to the volatility of low priced stocks, some brokers are reluctant to or will not recommend that their clients purchase lower priced stocks or will not make a market in such stocks and institutional investors may be prohibited from purchasing such stocks as a matter of policy. These practices may adversely affect the liquidity of the PIA Common Stock and the ability of PIA to raise additional equity capital. The PIA Board believes that additional interest in the PIA Common Stock by the investment community is desirable and, if it occurs as a result of a reverse stock split, could result in a more stable trading market for the PIA Common Stock.

EFFECTS OF THE REVERSE SPLIT ON THE PIA COMMON STOCK

     The effect of a Reverse Split on the market prices for the PIA Common Stock cannot be accurately predicted. Specifically, PIA cannot assure that prices for shares of the PIA Common Stock following the Reverse Split will be proportionately increased by the stock split ratio selected after the Reverse Split occurs. In addition, PIA cannot assure that the Reverse Split will achieve the desired results as outlined above. PIA cannot assure that the Reverse Split will not adversely affect the market price of the PIA Common Stock, or that any increase in the price per share that may occur immediately after the proposed Reverse Split could be sustained for any prolonged period of time.

     Proportionate voting rights and other rights of the holders of PIA Common Stock will not be affected by the Reverse Split (other than as a result of the payment of cash in lieu of fractional shares as described below). For example, a holder of 2% of the voting power of the outstanding shares of PIA Common Stock immediately prior to the effective time of the Reverse Split will continue to hold 2% of the voting power of the outstanding shares of PIA Common Stock after the Reverse Split. Although the Reverse Split will not affect the rights of stockholders or any stockholder's proportionate equity interest in PIA (subject to the treatment of fractional shares), the number of authorized shares of PIA Common Stock will not be reduced. This will increase the ability of the PIA Board to issue such authorized and unissued shares without further stockholder action. For example, PIA may use authorized but unissued shares as consideration for acquisitions as part of its business strategy. The number of stockholders of record will not be affected by the Reverse Split (except to the extent that any stockholder holds only a fractional share interest and receives cash for such interest in connection with the Reverse Split).

     Unless such approval is required by applicable law or regulation, PIA may issue additional authorized but unissued shares of PIA Common Stock without the need to obtain stockholder approval. To the extent additional shares are issued in this manner, the percentage interest of the PIA stockholders and other reserved shares affected by the Reverse Split could be significantly reduced. The effective increase in the number of authorized but unissued shares of PIA Common Stock may be construed as having an antitakeover effect by permitting the issuance of shares to purchasers who might oppose a hostile takeover bid.

     PIA also has outstanding certain stock options and warrants to purchase shares of PIA Common Stock. Under the terms of the outstanding stock options and warrants, the Reverse Split will effect a reduction in the number of shares of PIA Common Stock issuable upon exercise of the stock options and warrants in proportion to the exchange ratio of the Reverse Split and will effect a proportionate increase in the exercise price of the stock options and warrants.

IMPLEMENTATION OF REVERSE SPLIT

     If the stockholders approve the Reverse Split Proposal, a Reverse Split will be effected only upon a determination by the PIA Board that a Reverse Split is in the best interests of PIA and its stockholders. When making this determination, the Board of Directors, in its discretion, will select either the one-for-two, one-for-three or one-for-four Reverse Split ratio and the remaining alternatives will be abandoned by the PIA Board pursuant to Section 242(c) of the DGCL, without any further action by the stockholders of PIA. In the alternative, the PIA Board may determine not to effect a Reverse Split and abandon all alternatives pursuant to Section 242(c) of the DGCL, without any further action by the PIA stockholders.

AMENDMENT EFFECTIVE DATE

     The Reverse Split would become effective at the time of the filing of a certificate of amendment to the PIA Certificate of Incorporation with the Secretary of State of the State of Delaware or at such later time as may be specified therein (the "Amendment Effective Time"). At the Amendment Effective Time, each share of PIA Common Stock issued and outstanding immediately prior to the Amendment Effective Time (the "Old PIA Common Stock") will be automatically and without any further action on the part of the stockholders, reclassified into either 1/2, 1/3 or 1/4 of a share of PIA Common Stock (the "New PIA Common Stock"). For example, if a person held 120 shares of Old PIA Common Stock prior to the Amendment Effective Time, at the Amendment Effective Time such person would hold 60 shares of New PIA Common Stock if a one-for-two ratio were selected, 40 shares of New PIA Common Stock if a one-for-three ratio were selected and 30 shares of New PIA Common Stock if a one-for-four ratio were selected.

PAYMENT FOR FRACTIONAL SHARES

     No fractional shares of New PIA Common Stock will be issued as a result of the Reverse Split. In lieu of any fractional shares, each holder of Old PIA Common Stock who would otherwise receive a fractional share of New PIA Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (1) the closing sales price of the PIA Common Stock on the date of the Amendment Effective Time as reported on the Nasdaq National Market (or, if applicable, the Nasdaq SmallCap Market or any exchange that the PIA Common Stock may be traded on at the time of the Reverse Split) by (2) the number of shares of Old PIA Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

EXCHANGE OF STOCK CERTIFICATES

     As soon as practicable after the Amendment Effective Time, each holder of record of Old PIA Common Stock will receive instructions for the surrender of certificate(s) representing the Old Shares to an exchange agent designated by PIA. The instructions will include a form of transmittal letter to be completed and returned to the exchange agent. Upon proper completion and execution of the letter of transmittal and return thereof to the exchange agent, together with the certificate(s) representing the Old PIA Common Stock into which the surrendered shares have been reclassified along with payment of any amount to be paid in cash in lieu of any fractional shares, a stockholder will be entitled to receive a certificate representing the number of full shares of the New PIA Common Stock. Until surrendered as contemplated herein, each certificate representing Old PIA Common Stock shall be deemed at and after the Reverse Split to represent the corresponding number of full shares of New PIA Common Stock contemplated by the preceding sentence as well as the right to receive cash in lieu of fractional shares.

FEDERAL INCOME TAX CONSEQUENCES OF THE REVERSE SPLIT

     A summary of the federal income tax consequences of the proposed Reverse Split to PIA and to individual stockholders is set forth below. The following discussion is based upon present federal income tax law. The discussion is not intended to be, nor should it be relied on as, a comprehensive analysis of the tax issues arising from or relating to the proposed Reverse Split. In addition, PIA has not and will not seek an opinion of counsel or a ruling from the Internal Revenue Service regarding the federal income tax consequences of the proposed Reverse Split. ACCORDINGLY, STOCKHOLDERS ARE ADVISED TO CONSULT THEIR OWN TAX ADVISORS FOR MORE DETAILED INFORMATION REGARDING THE EFFECTS OF THE PROPOSED REVERSE SPLIT ON THEM UNDER APPLICABLE FEDERAL, STATE, LOCAL AND FOREIGN INCOME TAX LAWS.

          1. Except with respect to any cash received for fractional shares, the Reverse Split will be a tax-free recapitalization for PIA and its stockholders.

          2. The shares of New PIA Common Stock in the hands of a stockholder will have an aggregate basis for computing gain or loss equal to the aggregate basis of shares of Old PIA Common Stock held by that stockholder immediately prior to the Reverse Split, reduced by the basis allocable to any fractional shares which such stockholder is treated as having sold for cash (see paragraph 4 below).

          3. A stockholder's holding period for the New PIA Common Stock will be the same as the holding period of the Old PIA Common Stock exchanged therefor.

          4. Stockholders who receive cash for all of their holdings (as a result of owning fewer than two, three or four shares, depending on the chosen ratio) will recognize a gain or loss for federal income tax purposes as a result of the disposition of their shares of Old PIA Common Stock. Although the tax consequences to other stockholders who receive cash for fractional shares are not entirely certain, such stockholders will probably be treated for federal income tax purposes as having sold their fractional shares and will recognize gain or loss in an amount equal to the difference between the cash received and the portion of their basis for the Old PIA Common Stock allocated to the fractional shares. Stockholders who do not receive any cash for their holdings will not recognize any gain or loss for federal income tax purposes as a result of the Reverse Split.

MISCELLANEOUS

     The PIA Common Stock is currently registered under the Exchange Act and, as a result, PIA is subject to the periodic reporting and other requirements of the Exchange Act. The Reverse Split will not affect the registration of the PIA Common Stock under the Exchange Act. The par value of the PIA Common Stock will not change as a result of the Reverse Split. Accordingly, the PIA Common Stock account on PIA's Consolidated Balance Sheet will be reduced with the Additional Paid-in Capital account being credited with the amount by which the PIA Common Stock account was reduced.

VOTE REQUIRED

     Approval of the Reverse Split Proposal requires the affirmative vote of a majority of the shares of PIA Common Stock outstanding as of the Record Date. Approval of the Share/Option Issuance, each of the three Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The PIA Board has unanimously determined that the Reverse Split Proposal is advisable and in the best interests of PIA and the stockholders of PIA. The PIA Board unanimously recommends that the PIA stockholders vote "FOR" approval of the Reverse Split Proposal.

     IN ACCORDANCE WITH DGCL, NOTWITHSTANDING STOCKHOLDER APPROVAL OF THE REVERSE SPLIT PROPOSAL, AT ANY TIME PRIOR TO THE EFFECTIVENESS OF THE REVERSE SPLIT, THE PIA BOARD MAY ABANDON THE REVERSE SPLIT PROPOSAL WITHOUT FURTHER ACTION BY THE STOCKHOLDERS.

                       PROPOSAL VI: OPTION PLAN AMENDMENT

     At the Annual Meeting, PIA stockholders will be asked to consider and vote upon a proposal to amend PIA's Amended and Restated 1995 Stock Option Plan to increase the number of shares of PIA Common Stock reserved for issuance upon exercise of stock options granted thereunder from 1,300,000 to 3,500,000. In February 1999, the PIA Board adopted such amendment, subject to stockholder approval. Such approval will require the affirmative vote of a majority of the voting power of all outstanding shares of PIA Common Stock present or represented and entitled to vote at the Annual Meeting.


     As of the Record Date, there were options outstanding to purchase 912,757 shares of PIA Common Stock and 385,243 shares remained available for future grants under the 1995 Option Plan (without giving effect to the Option Plan Amendment). The PIA Board approved the Option Plan Amendment primarily to ensure that following the Merger, the Combined Company has an option pool sufficient to attract and retain qualified personnel. In addition, pursuant to the terms of the Merger Agreement, the PIA Board will grant options covering up to a maximum of 2,133,744 shares of PIA Common Stock to SPAR employees and other persons providing valuable services to SPAR effective as of the Closing Date with Mr. Brown, Mr. Bartels and Mr. Oakley currently anticipated to receive options to purchase 795,917, 506,493 and 300,000 shares of PIA Common Stock, respectively, as of the Closing Date; provided that the number of options to be granted to Messrs. Brown and Bartels may be reduced at any time prior to the consummation of the Merger. The date of grant of such stock options shall be the Closing Date, and the exercise price of such stock options shall be the last sale price as reported on the Nasdaq National Market on the Closing Date. The vesting provisions and other terms of such options shall be determined pursuant to the terms of the Merger Agreement. The 2,133,744 shares represent approximately 97% of the additional 2.2 million shares which will be reserved for issuance under the 1995 Option Plan if the Option Plan Amendment is approved by the PIA stockholders. The 1995 Option Plan, as amended by the Option Plan Amendment, and information regarding options granted thereunder is summarized below, but these descriptions are subject to and are qualified in their entirety by the full text of the 1995 Option Plan, as amended by the Option Plan Amendment, which is attached as Annex C to this Proxy Statement.

SUMMARY OF THE 1995 OPTION PLAN

     The 1995 Option Plan was initially adopted by the PIA Board and stockholders of PIA in December 1995, and was amended and restated by the PIA Board in February 1999. Under the 1995 Option Plan, employees, certain directors, officers and consultants (collectively referred to as the "Participants") providing services to PIA or its subsidiaries may be granted certain options ("Options") to purchase shares of PIA Common Stock. The 1995 Option Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Code, and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). Incentive Stock Options may only be granted to employees of PIA or its subsidiaries.

     The purpose of the 1995 Option Plan and of granting Options to specified persons is to promote the interests of PIA and its stockholders, by providing stock-based incentives to certain Participants. Under the 1995 Option Plan, the mutuality of interest between the Participants and PIA is strengthened because the Participants have a proprietary interest in pursuing PIA's long-term growth and financial success. In addition, by allowing the Participants to participate in PIA's success, PIA is better able to attract, retain and reward quality employees, directors, officers and consultants. In selecting the Participants to whom Options may be granted, consideration is given to factors such as employment position, duties and responsibilities, ability, productivity, length of service, morale, interest in PIA and recommendations of supervisors. The maximum number of shares that may be issued to a single Participant is 1,000,000.

     The 1995 Option Plan is administered by the PIA Board or by the Compensation Committee established by the PIA Board. (The entity actually administering the 1995 Option Plan is referred to herein as the "Committee.") The Committee is, when possible, composed of two or more Non-Employee Directors, as defined in Rule 16b-3(b)(3) of the Exchange Act of 1934, as amended (the "Exchange Act") and of persons who are "outside directors" under Section 162(m) of the Code.

     The Committee has full and complete authority, subject to the express provisions of the 1995 Option Plan: (1) to select the Participants, to specify the number of shares of PIA Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (2) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with the 1995 Option Plan, which terms and conditions need not be identical as to the various Options granted; (3) to interpret the 1995 Option Plan; (4) to prescribe, amend and rescind rules relating to the 1995 Option Plan; (5) to authorize any person to execute on behalf of PIA any instrument required to effectuate the grant of an Option previously granted by the Committee; (6) to determine the rights and obligations of Participants under the 1995 Option Plan;
(7) to specify the Option price; (8) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of PIA, and to otherwise accelerate the time or extend the post-termination exercise period during which an Option may be exercised; and (9) to make all other determinations deemed necessary or advisable for the administration of the 1995 Option Plan.

     If this proposal is approved, the number of shares of PIA Common Stock in respect of the options which may be granted under the 1995 Option Plan will increase from 1,300,000 shares to 3,500,000 shares, subject to certain adjustments which may be made by the Committee upon the occurrence of certain changes in PIA's capitalization or structure.

     Each option granted under the Option Plan will be evidenced by a written agreement ("Option Agreement") in a form approved by the Committee and executed by PIA and the Participant to whom the Option is granted. Options will be exercisable at such time(s) and subject to such terms and conditions as may be set forth in the Option Agreement.

     The purchase price of shares of PIA Common Stock subject to each Option which is intended to qualify as an Incentive Stock Option will be equal to the fair market value of such shares (110% of fair market value in the case of a holder of more than 10% of PIA Common Stock) on the date of grant of such Option. The purchase price of any Option which does not qualify as an Incentive Stock Option shall be determined by the Committee, but shall not be less than the fair market value of the PIA Common Stock in the case of an Option granted to an individual who is a "covered employee" under Section 162(m) of the Code in order to preserve the deductibility of the compensation that will be recognized upon the exercise of the Option. The fair market value of such shares is the closing price of the PIA Common Stock on the Nasdaq National Market on the date of grant.

     Options granted under the 1995 Option Plan may be exercised, to the extent vested, by the Participant by payment of the full purchase price therefor in cash, by cashier's or certified check or by surrender of outstanding shares of PIA Common Stock. Options granted to a Participant are not transferable during the individual's lifetime, other than to the employee's immediate family members, a trust for their benefit or a partnership in which such family members are the only partners, and may be transferred in the event of death only by will or the laws of descent and distribution.

     Each option granted under the 1995 Option Plan shall set forth a termination date thereof, which shall not be later than ten years (five years in the case of a holder of more than 10% of PIA Common Stock) from the date such option is granted subject to earlier termination or forfeiture as set forth below, or as otherwise set forth in each particular Option Agreement.

     Unless earlier terminated by the Board, the 1995 Option Plan will terminate on December 4, 2005. The PIA Board may make such further amendments to the 1995 Option Plan as it shall deem advisable.

     Future Participants in the 1995 Option Plan and the amounts of their allotments are to be determined by the Committee subject to any restrictions outlined above or in the text of the 1995 Option Plan or the applicable Option Agreement. Because no such determinations have yet been made, it is not possible to state the terms of any individual awards which may be issued under the 1995 Option Plan or the names or positions of or respective amounts of the allotment to any individual who may participate.

FEDERAL INCOME TAX CONSEQUENCES APPLICABLE TO THE 1995 OPTION PLAN

     Incentive Stock Options. No taxable income will be recognized by a Participant upon the grant or exercise of any Incentive Stock Option under the 1995 Option Plan. The Combined Company will not be entitled to any income tax deduction as the result of the grant or exercise of any incentive stock option.

     Any gain or loss resulting from the subsequent sale of stock acquired upon exercise of an Incentive Stock Option will be long-term capital gain or loss if such sale is made after the later of (a) two years from the date of the grant of the option or (b) one year from the transfer of such stock to the Participant upon exercise, provided that the Participant is an employee of PIA from the date of grant until three months before the date of exercise. This three-month period is extended in the event of the Participant's death or disability prior to exercise of an Incentive Stock Option.

     If the subsequent sale of stock is made prior to the expiration of such two-year or one-year periods, the Participant will recognize ordinary income in the year of sale in an amount equal to the difference between the exercise price and the fair market value of the stock on the date of exercise. Furthermore, if such sale is a transaction in which a loss (if sustained) would have been recognized by the Participant, the amount of ordinary income recognized by the Participant will not exceed the excess (if any) of the amount realized on the sale over the option price. PIA will then be entitled to an income tax deduction of the amount of ordinary income that the Participant recognizes. Any excess gain recognized by the Participant upon such sale would then be taxable as capital gain, either long-term or short-term depending upon whether the stock had been held for more than one year prior to sale.

     If the sale of shares of PIA Common Stock received upon exercise of an option qualifies for long-term capital gain treatment, the capital gain from such sale would be taxed at the current maximum federal tax rate of generally 20% if the PIA Common Stock has been held for more than one year. Ordinary income is currently taxed at the Participant's current maximum federal income tax marginal rate of, which can be as much as 39.6%. The amount by which the fair market value of stock purchased upon exercise of an Incentive

Stock Option exceeds the option price of such stock generally constitutes an item of tax preference which could be subject to the alternative minimum tax in the year that the option is exercised.

     Nonqualified Stock Options. Generally, at the time of the grant of any option under the 1995 Option Plan, no taxable income will be recognized by the Participant and PIA will not be entitled to a deduction. Upon the exercise of such option, the Participant generally will recognize ordinary income, and PIA will then be entitled to a deduction, in the amount by which the then fair market value of the shares of PIA Common Stock issued to such Participant exceeds the option price.

     Income recognized by the Participant upon exercise of a Nonqualified Stock Option will be taxed as ordinary income up to the Participant's current maximum marginal rate, which can be as much as 39.6%. Such income constitutes "wages" with respect to which PIA is required to deduct and withhold federal and state income tax. Such deductions will be made from the wages, salary, bonus or other income to which the Participant would otherwise be entitled and, at PIA's election, the Participant may be required to pay to PIA (for withholding on the Participant's behalf) any amount not so deducted but required to be so withheld. PIA may permit the Participant to elect to surrender, or authorize PIA to withhold, shares of PIA Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of PIA's withholding obligation.

     Upon the subsequent disposition of shares acquired upon the exercise of the Option, the Participant will recognize capital gain or loss in an amount equal to the difference between the proceeds received upon disposition and the fair market value of such shares at the time of exercise. If such shares have been held for more than one year at the time of such disposition, the capital gain or loss will be long-term.

     Exercising Options with Shares of PIA Common Stock. To the extent a Participant pays all or part of the option price by tendering shares of PIA Common Stock owned by the Participant, the tax consequences described above generally would apply. However, the number of shares received (upon exercise) equal to the number of shares surrendered in payment of the aggregate option price will have the same basis and tax holding period as the shares surrendered. The additional shares received upon such exercise will have a tax basis equal to the amount of ordinary income recognized and any cash paid on such exercise and a holding period which commences on the date of exercise.

     If a Participant exercises an option by tendering shares previously acquired on the exercise of an Incentive Stock Option, a disqualifying disposition will occur if the applicable holding period requirements have not been satisfied with respect to the surrendered stock. The consequences of such a disqualifying disposition is that the Participant may recognize ordinary income at the time.

     Acceleration of Stock Options upon a Transfer of Control. If, upon a reorganization, merger, sale or other transaction resulting in a change in control of PIA or of a substantial portion of its assets, the exercisability of stock options held by certain employees (generally officers, stockholders and highly compensated employees of PIA) is accelerated (or payments are made to cancel unexercisable options of such employees), such acceleration or payment will be determined to be a "parachute payment" for federal income tax purposes. If the present value of all of the Participant's parachute payments exceeds three times the Participant's average compensation for the past five years, the Participant will be subject to a 20% excise tax on the amount of such parachute payment which is in excess of the greater of such average compensation of the Participant ("excess parachute payment"). In addition, PIA will not be allowed to deduct such excess parachute payment.

     Limitation on Compensation Deduction. Upon exercise, options granted to a "covered employee" should not be subject to the $1 million deduction cap for compensation paid to certain executives of publicly held corporations such as PIA, if the following conditions are satisfied: (1) each option granted to a covered employee (a) has an option price equal to or greater than the fair market value of the PIA Common Stock on the date of the grant, and (b) was made by a committee consisting solely of two or more "Outside Directors" of PIA, and
(2) the stockholders have approved the 1995 Option Plan.

     Upon exercise, options granted to a covered employee with an option price less than the fair market value of the PIA Common Stock at the time of grant would be subject to the $1 million deduction cap for PIA. A "covered employee" is a Participant who, on the last day of the taxable year of PIA, is the Chief Executive Officer or one of the four other most highly compensated executive officers for proxy disclosure purposes. An

"Outside Director" is a Director who is not (1) a current employee of PIA or related entity, (2) a former employee who is receiving compensation for prior services, (3) a former officer or (4) receiving compensation from PIA for personal services other than regular directors' compensation.

     The foregoing summary of the effects of federal income taxation upon the Participants, and the Combined Company with respect to shares issued under the 1995 Option Plan does not purport to be complete and reference is made to the applicable provisions of the Code.

VOTE REQUIRED

     Approval of the Option Plan Amendment which increases the number of shares of PIA Common Stock reserved for issuance under the 1995 Option Plan from 1,300,000 to 3,500,000 requires the affirmative vote of a majority of the voting power of all outstanding shares of PIA Common Stock present or represented and entitled to vote at the Annual Meeting. Approval of the Share/Option Issuance, each of the Pre-Merger Charter Amendments, the Reverse Split Proposal and the Option Plan Amendment is required for the Merger to be consummated. If any one of the foregoing six proposals is not approved, even if the other five proposals are approved, the Merger cannot be consummated and none of the six proposals will be approved. The PIA Board has unanimously determined that the Option Plan Amendment is advisable and in the best interests of PIA and the stockholders of PIA. THE PIA BOARD UNANIMOUSLY RECOMMENDS THAT THE PIA STOCKHOLDERS VOTE "FOR" APPROVAL OF THE OPTION PLAN AMENDMENT.

                      PROPOSAL VII: ELECTION OF DIRECTORS

     Seven directors are to be elected at the Annual Meeting to serve until the consummation of the Merger, or if the Merger is not consummated, until the next Annual Meeting of Stockholders or until their respective successors have been elected and qualified. In the absence of instructions to the contrary, proxies covering shares of PIA Common Stock will be voted in favor of the election of the persons listed below. In the event that any nominee for election as director should become unavailable to serve, it is intended that votes will be cast, pursuant to the enclosed proxy, for such substitute nominee as may be nominated by PIA. PIA management has no present knowledge that any of the persons named will be unavailable to serve.

     None of the nominees has any family relationship to any other nominee or to any executive officer of PIA. No arrangement or understanding exists between any nominee and any other person or persons pursuant to which any nominee was or is to be selected as a director or nominee other than with respect to Mr. Owens who has a contractual right to be nominated as a director as long as he holds at least 250,000 shares of PIA Common Stock. Mr. Owens has indicated that he will waive his contractual right to be nominated to the PIA Board in connection with the Merger. See "Executives Officers' Compensation and Other Information of
PIA -- Employment Agreement, Severance Arrangements and Change in Control Arrangements." In connection with the consummation of the Merger, each of the nominees other than Messrs. Collins and Lewis has agreed to resign from the PIA Board and Messrs. Collins and Lewis will fill three of the five remaining vacancies with Messrs. Brown, Bartels and Aders. See "Proposal I -- Share/Option Issuance -- Board of Directors and Management After the Merger."

INFORMATION CONCERNING NOMINEES TO PIA BOARD

     Set forth in the table below are the names and ages of the nominees for election as directors. Ages are shown as of May 1, 1999. Each nominee has consented to being named in this Proxy Statement as a nominee for director and has agreed to serve as a director if elected.

               NAME                 AGE                    POSITION WITH PIA
               ----                 ---                    -----------------
Terry R. Peets....................  55     Chief Executive Officer, President and Director
Patrick W. Collins(1).............  70     Director
John A. Colwell...................  48     Director
Joseph H. Coulombe(2).............  68     Director
Patrick C. Haden(1)(2)............  46     Director
J. Christopher Lewis..............  43     Director
Clinton E. Owens..................  57     Chairman of the Board and Director

---------------
(1) Member of the Compensation Committee.

(2) Member of the Audit Committee.

     Set forth below is a brief description of the business experience for the previous five years of all nominees for directors of PIA.

     Mr. Peets joined PIA in August 1997 as Chief Executive Officer, President and Director. Mr. Peets served as Executive Vice President of The Vons Companies, Inc. from 1995 to April 1997. Prior to joining Vons, Mr. Peets served in various sales, marketing and operation roles as Senior Vice President for Ralphs Grocery Company from 1977 to 1994, until he was named Executive Vice President in 1994. Mr. Peets also serves as a director of Supermarkets Online, a division of Catalina Marketing Corporation, a provider of in-store electronic marketing services and Diamond Brands, Inc., a manufacturer and marketer of branded household products.

     Mr. Collins has been a member of the PIA Board since May 1998. Mr. Collins served as Chief Operating Officer of Ralphs Grocery Company for 18 years, 17 of which he served as President and one year as Vice Chairman. Mr. Collins also serves as a director of Catalina Marketing Corporation, a provider of in-store electronic marketing services, and New Bristol Farms, Inc., a gourmet food grocery chain.

     Mr. Colwell has been a member of the PIA Board since March 1991, and currently serves as a consultant to PIA. From February 1997 through August 1997, Mr. Colwell served as interim Vice Chairman of the Board. Mr. Colwell is sole proprietor of a consulting and interim management firm bearing his name, and President of Facility Development Corporation. Since 1991, Mr. Colwell has served as a Managing Director of Lineberger & Co., a private equity investment firm. From November 1991 through February 1997, Mr. Colwell was Senior Vice President of River City Plastics, Inc., a manufacturer of polyvinyl chloride pipe.

     Mr. Coulombe has been a member of the PIA Board since May 1993. Mr. Coulombe is the founder and former Chief Executive Officer of Trader Joe's, a specialty food grocery chain. Mr. Coulombe sold Trader Joe's in 1979 and remained the Chief Executive Officer of Trader Joe's until January 1989. From February 1995 to April 1995, Mr. Coulombe served as President and Chief Executive Officer of Sport Chalet, and served as a director of Sport Chalet from February 1993 to June 1994. From February 1994 to January 1995, Mr. Coulombe served as Chief Executive Officer of Provigo Corp., the Northern California subsidiary of Provigo Inc., of Montreal. From June 1992 to January 1994, Mr. Coulombe served as a member of the Board of Directors of Imperial Bank, a subsidiary of Imperial Bancorp. Mr. Coulombe also serves as a director of Cost Plus World Market, a home furnishings store chain, and New Bristol Farms, Inc., a gourmet food grocery chain.

     Mr. Haden became a member of the PIA Board in August 1988 in connection with PIA's acquisition. Since 1987, Mr. Haden has been a general partner of Riordan, Lewis & Haden (RLH), equity investors in California-based enterprises. RLH's portfolio interests emphasize high growth middle market companies, especially those in the value added service sector. Mr. Haden also serves as a director of Tetra Tech, Inc., an environmental engineering and consulting firm, Data Processing Resources Corporation, a provider of information technology specialty staffing services, and several privately-held companies.

     Mr. Lewis has been a member of the PIA Board since April 1997. Since 1981, Mr. Lewis has been a general partner of Riordan, Lewis & Haden. Mr. Lewis also serves as a director of Tetra Tech, Inc., Data Processing Resources Corporation, SM&A Corporation, California Beach Restaurants, Inc., an owner and operator of restaurants, and several privately-held companies.

     Mr. Owens has been Chairman of PIA since August 1988 and served as Chief Executive Officer of PIA from August 1988 to August 1997. Mr. Owens has over 30 years experience in the merchandising services and packaged goods industries. Mr. Owens previously has served as Senior Vice President of Sales and Marketing of Coca Cola Foods, and has also served in various management positions with RJR Foods and Procter & Gamble, among others.

DIRECTOR COMPENSATION

     During the year ended January 1, 1999, PIA paid to Messrs. Coulombe and Edwin Epstein, a former director, an aggregate of $10,500 and $15,750, respectively, for services as members of the PIA Board and as consultants, and also reimbursed Messrs. Coulombe and Epstein for certain expenses in connection with their attendance at PIA Board and committee meetings. Messrs. Haden and Lewis received no compensation for their services as directors (other than the grant of options as described in the following paragraphs). Commencing April 1, 1998, Mr. Colwell receives an annual salary of $50,000 for consulting services. Mr. Colwell is also entitled to receive a success fee in the event certain transactions (approximately $150,000 in connection with the Merger) are completed by PIA. Prior to April 1, 1998, Mr. Colwell received a monthly salary of $16,667 for his services as a director. During fiscal 1998, PIA paid Mr. Colwell an aggregate of $120,790 for his services as a member of the PIA Board and consultant, and also reimbursed Mr. Colwell for certain expenses in connection with his attendance at PIA Board meetings. In addition, beginning in April 1998, Messrs. Collins and Coulombe receive a $3,000 fee for regular meetings (up to a maximum of four meetings) and a $500 fee for special meetings (including telephonic meetings). Mr. Collins deferred receipt of his compensation until January 1999.

     Under the 1995 Option Plan, on April 8, 1998, PIA granted Messrs. Collins and Coulombe an option to purchase 10,000 shares and 4,000 shares, respectively, of PIA Common Stock at an exercise price of $4.875 per share. Such options vest over four years at an annual rate of 25% beginning on the first anniversary of the date of grant, provided that such option will automatically vest in full upon the consummation of the Merger or another acquisition event as described in the following paragraph.

     1995 Stock Option Plan for Nonemployee Directors. PIA adopted its 1995 Stock Option Plan for Nonemployee Directors in December 1995 (the "Nonemployee Directors Plan"), covering 100,000 shares of PIA Common Stock. Under the Nonemployee Directors Plan, each of Messrs. Coulombe, Haden and Lewis was granted an option to purchase 1,500 shares of PIA Common Stock at an exercise price of $5.32 per share that became fully exercisable on May 12, 1998. Messrs. Colwell, Coulombe, Haden and Lewis were each granted an option to purchase 1,500 shares of PIA Common Stock at an exercise price of $5.125 per share on May 12, 1998, that will become fully exercisable on the date of the Annual Meeting if they serve as a director until the date of the Annual Meeting. Notwithstanding the foregoing, pursuant to action taken by the PIA Board in February 1999, all options granted to nonemployee directors will automatically vest in full upon the occurrence of an acquisition event (such term, as defined by the PIA Board, includes the consummation of the Merger).

     PIA's Compensation Committee administers the Nonemployee Directors Plan. Each member of the PIA Board who is not otherwise an employee or officer of PIA or any subsidiary of PIA (each, an "Eligible Director") is eligible to participate in the Nonemployee Directors Plan. Directors who are consultants of, but not otherwise employees or officers of, PIA are Eligible Directors.

     Under the Nonemployee Directors Plan, an option to purchase 1,500 shares of PIA Common Stock is granted to each Eligible Director immediately following each annual meeting of stockholders of PIA. Each option vests and becomes exercisable in full at the next annual meeting of stockholders, provided that the optionee is reelected as a director of PIA. The maximum term of options granted under the Nonemployee Directors Plan is ten years and one day, subject to earlier termination following an optionee's cessation of service with PIA. The exercise price of stock options granted under the Nonemployee Directors Plan will be the fair market value of the PIA Common Stock on the date of grant.

MEETINGS AND COMMITTEES

     During fiscal 1998, the Board held nine meetings and took various actions by written consent. Each incumbent director attended at least 75% of the aggregate of (i) the total number of meetings held by the Board during fiscal 1998 and (ii) the total number of meetings held by all committees of the Board during that period within which he was a Director or member of such committee of the Board.

     The standing committees of the PIA Board are the Audit Committee (the "Audit Committee") and the Compensation Committee (the "Compensation Committee"). The Audit Committee held two meetings and the Compensation Committee held one meeting during fiscal 1998. PIA does not have a standing nominating committee or any committee performing the functions thereof.

     The Audit Committee presently consists of Messrs. Haden and Coulombe. The Audit Committee makes recommendations concerning the engagement of independent public accountants; reviews with the independent public accountants the plans for and scope of the audit; reviews the results of the audit; approves the professional services provided by the independent public accountants; reviews the independence of the public accountants; and reviews the adequacy and effectiveness of PIA's internal accounting control.

     The Compensation Committee presently consists of Messrs. Haden and Collins. The Compensation Committee determines compensation for PIA's executive officers and administers PIA's stock incentive plans.

VOTE REQUIRED

     The director nominees who receive the greatest number of votes at the Annual Meeting will be elected to the PIA Board. THE PIA BOARD UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE ELECTION OF EACH OF THE NOMINEES SET FORTH ABOVE.

         EXECUTIVE OFFICERS' COMPENSATION AND OTHER INFORMATION OF PIA

EXECUTIVE OFFICERS

     Set forth in the table below are the names, ages and positions of the current directors and executive officers of PIA. Ages are shown as of May 1, 1999. Executive officers are elected by and serve at the discretion of the PIA Board. None of the executive officers has any family relationship to any nominee for director or to any other executive officer of PIA.

               NAME                 AGE                    POSITION WITH PIA
               ----                 ---                    -----------------
Clinton E. Owens..................  57     Chairman of the Board and Director
Terry R. Peets....................  55     Chief Executive Officer, President and Director
Cathy L. Wood.....................  51     Executive Vice President, Chief Financial Officer
                                           and Secretary
Donald H. Holman..................  42     Executive Vice President -- Marketing and Sales
John R. Bain......................  52     Executive Vice President -- Operations
Mark J. Hallsman..................  44     Senior Vice President -- Field Logistics and
                                           Operations Planning

     Set forth below is a brief description of the business experience for the previous five years of all current executive officers of PIA except Messrs. Peets and Owens whose business experience has been previously described. See "Proposal VII -- Election of Directors -- Information Concerning Nominees to PIA Board." In connection with the consummation of the Merger, each of the above executive officers has agreed to resign other than Ms. Wood who will remain in her current position and Mr. Peets who will become Vice Chairman of the Combined Company. Upon the consummation of the Merger, the executive officers of PIA will be as set forth under "Proposal I -- Share/Option Issuance -- Board of Directors and Management After the Merger."

     Ms. Wood joined PIA in August 1997 as Executive Vice President, Chief Financial Officer and Secretary. Ms. Wood served as Vice President and Chief Financial Officer of Giant Group Ltd., a NYSE listed company specializing in acquisitions, from 1995 to 1997. From 1989 to 1995, Ms. Wood served in various capacities at Wherehouse Entertainment, Inc. prior to being named Senior Vice President and Chief Financial Officer in 1993.

     From 1972 to 1989, Ms. Wood served in various credit and lending positions at Mellon Bank, N.A., including from 1982 to 1989, Vice President of Consumer Products and Retail Credit Analysis.

     Mr. Holman joined PIA in June 1992 and has served as Executive Vice President of Marketing and Sales since August 1998. From June 1996 to August 1998, Mr. Holman served as PIA's Vice President of Sales. From January 1995 to June 1996, Mr. Holman served as PIA's Vice President of Business Development and from June 1992 to December 1994, Mr. Holman served as PIA's Vice President Division Manager.

     Mr. Bain joined PIA in November 1997 as Senior Vice President of Operations and became Executive Vice President of Operations in August 1998. Mr. Bain served as Executive Vice President of Shasta Beverages in the Western Division from October 1995 to November 1997. Before joining Shasta Beverages, Mr. Bain served as Vice President of Sales and Marketing for Casablanca Food Company, and Divisional Vice President for Continental Baking Company, from 1992 to 1994.

     Mr. Hallsman joined PIA in August 1993 and has served as Senior Vice President of Field Logistics and Operations Planning since August 1998. From December 1995 to August 1998, Mr. Hallsman served as PIA's Senior Vice President of Human Resources and from August 1993 to December 1995, Mr. Hallsman served as Vice President of Human Resources. From September 1985 to August 1993, Mr. Hallsman served as Director, Human Resources of Con-Way Western Express, a provider of short-haul trucking services.

EXECUTIVE COMPENSATION

     The following table sets forth all compensation received for services rendered to PIA in all capacities for the three fiscal years ended January 1, 1999 by (i) PIA's Chief Executive Officer during fiscal 1998, and (ii) each of the other four most highly compensated executive officers of PIA who were serving as executive officers at the end of fiscal 1998 (collectively, the "Named Executive Officers"):

                           SUMMARY COMPENSATION TABLE

                                                                                LONG TERM
                                                                               COMPENSATION
                                                                                  AWARDS
                                                                               ------------
                                                       ANNUAL COMPENSATION      SECURITIES     ALL OTHER
                                            FISCAL   -----------------------    UNDERLYING    COMPENSATION
       NAME AND PRINCIPAL POSITIONS          YEAR    SALARY($)(1)   BONUS($)    OPTIONS(#)       ($)(2)
       ----------------------------         ------   ------------   --------   ------------   ------------
Terry R. Peets............................   1998      $253,894     $    --       35,000         $7,667
  President and Chief Executive Officer      1997       111,757          --      250,000         10,675
                                             1996            --          --           --             --
Clinton E. Owens..........................   1998       340,833          --           --         13,442
  Chairman of the Board                      1997       400,000          --           --         34,557
                                             1996       400,000      50,000           --         36,820
Cathy L. Wood.............................   1998       202,366          --       65,000             --
  Executive Vice President, Chief
     Financial                               1997        96,692          --      100,000             --
  Officer and Secretary                      1996            --          --           --             --
John R. Bain..............................   1998       160,625          --       45,000          2,463
  Executive Vice President -- Operations     1997        18,750          --       25,000             --
                                             1996            --          --           --             --
Donald H. Holman..........................   1998       168,317          --       52,500          2,966
  Executive Vice President -- Marketing
     and                                     1997       120,118          --       15,000          2,434
     Sales                                   1996       107,056       9,000       10,000          2,174

---------------
(1) For the year ended December 31, 1996, includes $109,500 and $4,347 deferred at the election of Messrs. Owens and Holman, respectively; for the year ended December 31, 1997, includes $2,500, $95,833 and $4,867, deferred at the election of Messrs. Peets, Owens and Holman, respectively; and for the year ended January 1, 1999, includes $10,000, $8,802, $9,850 and $5,933, deferred at the election of Messrs. Peets, Owens, Bain and Holman, respectively; pursuant to PIA's 401(k) Plan and Deferred

    Compensation Arrangement. See "-- Compensation Plans -- 401(k) Plan" and "-- Deferred Compensation Arrangement."

(2) Consists of contributions to the 401(k) Plan made by PIA on behalf of each of Messrs. Peets, Owens, Bain and Holman, respectively. Also includes an aggregate of $4,236 and $2,630 in insurance premiums paid by PIA on behalf of Mr. Peets during the years ended December 31, 1997 and January 1, 1999, respectively, for certain life insurance and disability insurance policies of which Mr. Peets is the sole beneficiary. Also includes an aggregate of $29,820, $14,891 and $9,145 in insurance premiums paid by PIA on behalf of Mr. Owens during the years ended December 31, 1996, December 31, 1997 and January 1, 1999, respectively, for certain life and disability insurance policies of which Mr. Owens is the sole beneficiary.

EMPLOYMENT AGREEMENTS, SEVERANCE ARRANGEMENTS AND CHANGE IN CONTROL ARRANGEMENTS

     Mr. Peets entered into an at-will employment agreement with PIA on June 25, 1997. Such agreement is terminable by PIA at any time, subject to, among other things, severance payments as provided in the employment agreement. From June 25, 1997 through August 9, 1997, Mr. Peets received a salary of $1,200 per day and from August 10, 1997 to August 9, 1998 he received a salary of $20,834 per month. Mr. Peets' employment agreement was amended on October 1, 1998 whereby effective August 10, 1998, Mr. Peets receives a salary of $21,459 per month, subject to annual review by the PIA Board for possible increases, with a minimum increase tied to the Los Angeles-Long Beach-Anaheim consumer price index. Mr. Peets is also entitled to a yearly bonus of up to 100% of his base salary based upon PIA achieving certain operating results. PIA's obligation to pay a pro-rated bonus to Mr. Peets upon an acquisition event (such term, as defined in his employment agreement, includes the consummation of the Merger) is contingent on PIA achieving certain operating results prior to such event. It is currently anticipated that no bonus will be payable to Mr. Peets in connection with the consummation of Merger. The employment agreement also provides for payment of Mr. Peets' salary for 18 months if PIA or the Combined Company, as the case may be, terminates his employment without cause (as defined in his employment agreement) during the two year period following a material corporate event (which term, as defined in his employment agreement, includes the consummation of the Merger) or if Mr. Peets terminates his employment for material reason (as defined in his employment agreement) within one year following such event. His employment agreement further provides that the vesting schedule for Mr. Peets' unvested options (222,500 at January 1, 1999) be accelerated by two years upon the occurrence of an acquisition event. Mr. Peets' employment agreement was amended further to provide that his consent to certain actions taken by the Combined Company following the Merger, including the change in Mr. Peets' title, will not require him to waive his right to resign for material reason, nor will he be deemed to have waived such right.

     Mr. Owens entered into an agreement with PIA on August 10, 1998 that settles all differences arising out of or relating to Mr. Owen's employment with PIA. Pursuant to the agreement, Mr. Owens resigned as an employee of PIA and all its subsidiaries effective November 10, 1998 but continues to serve as Chairman of the Board and a director of PIA. The agreement provides, among other things, for severance payments of $37,500 per month for a period of nine months following the date of his resignation as an employee. In addition, under the terms of the agreement, Mr. Owens has the right to be nominated to serve on the PIA Board as long as he holds at least 250,000 shares of PIA Common Stock. Mr. Owens has indicated that he will waive this right in connection with the Merger.

     Ms. Wood entered into a severance agreement with PIA on February 20, 1998 which was amended and restated on October 1, 1998. Ms. Wood or PIA may terminate the agreement at any time. The agreement provides, among other things, for payment of Ms. Wood's salary for 18 months if PIA or the Combined Company, as the case may be, terminates her employment without cause (as defined in Ms. Wood's severance agreement) during the two year period following a change of control (such term, as defined in her severance agreement, includes the consummation of the Merger) or if Ms. Wood terminates her employment for good reason (as defined in her severance agreement) within one year following such event. The agreement further provides that the vesting schedule for her unvested stock options (140,000 at January 1, 1999) shall be accelerated by two years upon the occurrence of a change of control of PIA (which includes the Merger). Ms. Wood's agreement was further amended to provide that her consent to certain actions by the Combined

Company following the Merger will not require her to waive her right to resign for good reason, nor will she be deemed to have waived such right.

     PIA currently has no written employment or severance contracts with any of the Named Executive Officers other than as described above.

     Messrs. Bain, Holman and Hallsman are entitled to receive severance payments pursuant to PIA's severance policy. Messrs. Bain and Holman will receive their salary for 12 months and Mr. Hallsman will receive his salary for nine months if they are terminated without cause within two years following a material corporate event (such term, as defined by the PIA Board, includes the consummation of the Merger). In addition, pursuant to action taken by the PIA Board, all of the unvested options held by each executive officer of PIA or the Combined Company, as the case may be, will be automatically vested in full if such executive officer is terminated without cause within two years following a material corporate event. The vesting schedule for such options will be accelerated by two years upon the occurrence of an acquisition event (such term, as defined by the PIA Board, includes the consummation of the Merger).

STOCK OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth information regarding each grant of stock options made during the year ended January 1, 1999 to each of the Named Executive Officers. No stock appreciation rights ("SARs") were granted during such period to such persons.

                                                                                    POTENTIAL REALIZABLE
                                                                                           VALUE
                                          INDIVIDUAL GRANTS(1)                       AT ASSUMED ANNUAL
                        --------------------------------------------------------           RATES
                        NUMBER OF      PERCENT OF                                      OF STOCK PRICE
                        SECURITIES    TOTAL OPTIONS                                     APPRECIATION
                        UNDERLYING     GRANTED TO                                      FOR OPTION(2)
                         OPTIONS      EMPLOYEES IN      EXERCISE      EXPIRATION    --------------------
         NAME           GRANTED(#)      PERIOD(%)      PRICE($/SH)       DATE        5%($)       10%($)
         ----           ----------    -------------    -----------    ----------    --------    --------
Terry R. Peets........    35,000          10.2            4.500        09/21/08      99,051     251,014
Clinton E. Owens......        --            --               --              --          --          --
Cathy L. Wood.........    50,000          14.5            5.870        08/02/08     168,765     428,068
                          15,000           4.4            4.500        09/21/08      42,450     107,578
John R. Bain..........    10,000           2.9            4.875        04/07/08      30,659      77,695
                          35,000          10.2            6.250        08/12/08     137,571     348,631
Donald H. Holman......    10,000           2.9            4.875        04/07/08      30,659      77,695
                          32,500           9.4            6.250        08/12/08     127,744     323,729
                          10,000           2.9            4.000        10/28/08      25,156      63,750

---------------
(1) All such options vest over four year periods at an annual rate of 25% beginning on the first anniversary of the date of grant. Notwithstanding the foregoing, the vesting schedule for all such options will accelerate by two years upon the occurrence of an acquisition event (such as the Merger) and all such options will be fully vested for any officer who is terminated without cause within two years following an acquisition event.

(2) The potential realizable value is calculated based on the term of the option (ten years) at its time of grant. It is calculated by assuming that the stock price on the date of grant appreciates at the indicated annual rate, compounded annually for the entire term of the option.

AGGREGATED STOCK OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR END OPTION VALUES

     The following table sets forth the number and value of the exercisable and unexercisable options held by each of the Named Executive Officers at January 1, 1999. None of the Named Executive Officers exercised any options during the fiscal year ended January 1, 1999.

                                                      NUMBER OF SECURITIES
                                                     UNDERLYING UNEXERCISED         VALUE OF UNEXERCISED
                                                        OPTIONS AT FISCAL          IN-THE-MONEY OPTIONS AT
                                                           YEAR-END(#)              FISCAL YEAR-END($)(1)
                                                   ---------------------------   ---------------------------
                      NAME                         EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                      ----                         -----------   -------------   -----------   -------------
Terry R. Peets...................................     62,500        222,500           0              0
Clinton E. Owens.................................    227,026             --           0              0
Cathy L. Wood....................................     25,000        140,000           0              0
John R. Bain.....................................      6,250         63,750           0              0
Donald H. Holman.................................     11,182         68,750           0              0

---------------
(1) All options held by PIA Named Executive Officers were out of the money at January 1, 1999. As of the year ended January 1, 1999 the fair market value of PIA Common Stock (as reported by the Nasdaq National Market) was $2.50 which was less than the exercise price of the outstanding options.

COMPENSATION PLANS

     1990 Stock Option Plan. In June 1990, PIA adopted a stock incentive plan (as amended, the "1990 Option Plan"), covering 810,811 shares of PIA Common Stock that may be granted to certain employees and directors to help them to acquire shares of PIA Common Stock and thereby benefit directly from PIA's growth, development and financial success. As of January 1, 1999, there were 393,031 options outstanding under the 1990 Option Plan at a weighted average exercise price of $6.11 per share, and 95,814 shares of PIA Common Stock had been issued upon exercise of options at a weighted average price of $5.10 per share. In December 1995, the PIA Board determined that no further option grants would be made under the 1990 Option Plan.

     The 1990 Option Plan is administered by PIA's Compensation Committee. Officers, key employees, consultants and directors of PIA and its subsidiaries are eligible to receive grants under the 1990 Option Plan. Stock options granted under the 1990 Option Plan are priced at no less than 85% of the fair market value of the PIA Common Stock on the date of the grant.

     1995 Option Plan. In December 1995, PIA adopted the 1995 Option Plan. The 1995 Option Plan currently covers 1,300,000 shares of PIA Common Stock that may be granted to certain employees, directors, consultants and other persons providing valuable services to PIA. See "Proposal VI: Option Plan Amendment" regarding the proposed increase in the number of shares under the 1995 Option Plan to 3,500,000. As of January 1, 1999, there were 1,016,254 options outstanding under the 1995 Option Plan at a weighted average exercise price of $5.69 per share, and 2,000 shares of PIA Common Stock had been issued upon exercise of options at a weighted average price of $9.87 per share.

     The 1995 Option Plan is administered by PIA's Compensation Committee. Officers, certain directors, key employees and consultants of PIA and its subsidiaries are eligible to receive grants under the 1995 Option Plan. In February 1999, PIA approved the amendment and restatement of the 1995 Option Plan to provide that, among other things, grants may also be made to other persons providing valuable services to PIA. Stock options granted under the 1995 Option Plan are priced at not less than the fair market value of the PIA Common Stock on the date of grant. See "Proposal VI -- Option Plan Amendment."

     Special Purpose Stock Option Plan. In February 1999, PIA adopted the Special Purpose Stock Option Plan (the "Special Plan") to provide solely for the issuance of Substitute Options at the Closing of the Merger. The Special Plan is administered by the PIA Board. All available options to acquire stock under the Special Plan will be granted at the Effective Time and no further Substitute Options may be granted under the Special Plan.

     Employee Stock Purchase Plan. On February 17, 1997, PIA adopted an Employee Stock Purchase Plan ("ESP Plan"). The ESP Plan allows employees of PIA to purchase PIA Common Stock at a discount, without having to pay any commissions on the purchases. The maximum amount that any employee can contribute to the ESP Plan per quarter is $6,250, and the total number of shares which are reserved by PIA for purchase under the ESP Plan is 200,000. As of January 1, 1999, 12,290 shares of PIA Common Stock had been issued at a weighted average price of $3.69 per share.

     401(k) Plan. The PIA Savings and Retirement 401(k) Plan (the "401(k) Plan") covers all PIA employees that do not participate in the pension plans described below. An employee may elect to defer, in the form of Company contributions to the 401(k) Plan on his or her behalf, up to 15% of the total compensation that would otherwise be paid to the employee, not to exceed the amount allowed by applicable IRS guidelines. In addition, PIA makes matching contributions to the 401(k) Plan each year equal to 50% of the participant's elective contributions (not to exceed 4% of the total compensation) for such year, and may also make additional contributions to the 401(k) Plan for one or more plan years to be allocated to eligible participants in proportion to their total compensation (including deferred salary contributions) for the year. Contributions are allocated to each employee's individual account and are invested in a variety of mutual funds according to the directions of the employee. Employee contributions are fully vested and non-forfeitable at all times. Company matching contributions vest over five years.

     Deferred Compensation Arrangement. The Deferred Compensation Arrangement (the "DCA") permits a certain group of highly compensated employees who are designated by the PIA Board to defer the receipt of some or all of their compensation until a subsequent year. Participants are not subject to income tax on the amount of their contributions to the DCA ("Deferrals"), but those amounts are subject to federal employment taxes. PIA will generally make matching contributions on behalf of the contributions made by participants to the DCA and participants will gain a vested interest in the matching contributions, to the same extent as under the 401(k) Plan. Participants always have a fully vested right to their Deferrals. Although no amounts are set aside by PIA to pay the benefits under the DCA, a trust has been established to "informally" fund the benefits under the DCA. Participants can direct the manner in which the amounts held on their behalf under the DCA are invested. Although the DCA is not a tax-qualified retirement plan, under certain circumstances, a participant's Deferrals may be transferred to the 401(k) Plan. A participant's benefit under the DCA will be paid in either a lump sum or in installments, as elected by the participant.

     Exec-U-Care Plan. Under the Exec-U-Care Plan (the "Exec-U-Care Plan"), PIA provides the Chairman and certain other officers of PIA up to $100,000 supplemental medical coverage in addition to the standard medical coverage generally offered to such persons by PIA. The Exec-U-Care Plan requires that the employees covered thereunder have a primary medical insurance plan which meets certain minimum standards of coverage; the Exec-U-Care Plan then covers the deductible and certain other expenses not paid for by the basic medical insurance plan.

     Pension Plans. Certain of PIA's employees are covered by union-sponsored, collectively bargained, multi-employer pension plans. PIA has no current intention of withdrawing from any of these plans.

     Incentive Compensation Plan. PIA has established its Incentive Compensation Plan (the "Incentive Plan") for the compensation of its employees and executives. All payments under the Incentive Plan are contingent on PIA achieving its corporate profit goals, PIA's operating divisions achieving their profit goals, the employee achieving his/her expected performance level, and approval by the PIA Board.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     No member of the Compensation Committee was at any time during the year ended January 1, 1999 or at any other time an officer or employee of PIA. No executive officer of PIA serves as a member of the PIA Board or compensation committee of any other entity, which has one or more executive officers serving as a member of the PIA Board or Compensation Committee.

LIMITATION OF LIABILITY AND INDEMNIFICATION MATTERS

     PIA's Certificate of Incorporation limits the liability of directors to the maximum extent permitted by Delaware law. Delaware law provides that directors of a company will not be personally liable for monetary damages for breach of their fiduciary duties as directors, except for liability (i) for any breach of their duty of loyalty to the company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit. Pursuant to the Merger Agreement, the SPAR Companies and the PIA Parties have agreed not to amend such provisions limiting personal liability in PIA's charter documents for six years following the Merger.

     PIA's bylaws provide that PIA may indemnify its officers, directors, employees and other agents to the fullest extent permitted by law. Pursuant to the Merger Agreement, the PIA Parties and the SPAR Companies have agreed to indemnify to the fullest extent permitted by law (i) each of the seven nominees for director set forth in Proposal VII: Election of Directors, (ii) each person who has served as a director of PIA prior to February 28, 1999, and (iii) each officer holding a title of Senior Vice President or higher with PIA, PIA California or any of PIA California's subsidiaries as of February 28, 1999 for six years following the consummation of the Merger. PIA's bylaws also permit it to secure insurance on behalf of any officer, director, employee or other agent for any liability arising out of his or her actions in such capacity, regardless of whether the bylaws would permit indemnification. PIA currently maintains such insurance and the PIA Parties and the SPAR Companies have also agreed to maintain PIA's current directors' and officers' liability insurance for PIA as in effect on the Closing Date for six years following the Merger.

     At present, there is no pending litigation or proceeding involving any director, officer, employee or agent of PIA in which indemnification will be required or permitted. PIA is not aware of any threatened litigation or proceeding which may result in a claim for such indemnification.

REPORT OF COMPENSATION COMMITTEE REGARDING COMPENSATION

     The Compensation Committee of the PIA Board is comprised of Messrs. Haden and Collins, two non-employee directors, who administer PIA's executive compensation programs and policies. PIA's executive compensation programs are designed to attract, motivate and retain the executive talent needed to optimize stockholder value in a competitive environment. The programs are intended to support the goal of increasing stockholder value while facilitating the business strategies and long-range plans of PIA.

     The following is the Compensation Committee's report submitted to the PIA Board addressing the compensation of PIA's executive officers for 1998.

COMPENSATION POLICY

     PIA's executive compensation policy is (i) designed to establish an appropriate relationship between executive pay and PIA's annual performance, its long-term growth objectives and its ability to attract and retain qualified executive officers; and (ii) based on the belief that the interests of the executives should be closely aligned with PIA's stockholders. The Compensation Committee attempts to achieve these goals by integrating competitive annual base salaries with (i) annual incentive bonuses based on corporate performance and individual contribution, and (ii) stock options through the 1995 Option Plan. The Compensation Committee believes that cash compensation in the form of salary and performance-based incentive bonuses provides Company executives with short term rewards for success in operations, and that long-term compensation through the award of stock options encourages growth in management stock ownership which leads to expansion of management's stake in the long-term performance and success of PIA. The Compensation Committee considers all elements of compensation and the compensation policy when determining individual components of pay.

EXECUTIVE COMPENSATION COMPONENTS

     As discussed below, PIA's executive compensation package is primarily comprised of three components: base salary, annual incentive bonuses and stock options.

     Base Salary. In establishing base salary levels for executive officer positions the Committee and PIA's Chief Executive Officer consider levels of compensation at comparable companies, levels of responsibility and internal issues of consistency and fairness. In determining the base salary of a particular executive, the Committee and the Chief Executive Officer consider individual performance, including the accomplishment of short- and long-term objectives, and various subjective criteria including initiative, contribution to overall corporate performance and leadership ability. The Compensation Committee reviews executive officer salaries annually and exercises its judgment based on all the factors described above. No specific formula is applied to determine the weight of each criterion.

     Annual Incentive Bonuses. For 1998, the Compensation Committee approved the 1998 Incentive Compensation Plan (the "ICP") which is based upon PIA's 1998 Business Plan (the "Business Plan"). Under the ICP, specified bonuses would have been payable in the event PIA's earnings per share equaled or exceeded a specified target amount. No bonuses were paid to executive officers in 1998 and the ICP was terminated.

     Stock Options. Stock options encourage and reward effective management, which results in long-term corporate financial success, as measured by stock price appreciation. Stock options covering 197,500 shares were granted to the executive officers of PIA and stock options covering 133,000 shares were granted to other employees of PIA during 1998 under the 1995 Option Plan. The number of options that each executive officer or employee was granted was based primarily on the executive's or employee's ability to influence PIA's long-term growth and profitability. The Compensation Committee believes that option grants afford a desirable long-term compensation method because they closely ally the interests of management with stockholder value and that grants of stock options are the best way to motivate executive officers to improve long-term stock market performance. The vesting provisions of options granted under the 1995 Option Plan are designed to encourage longevity of employment with PIA and generally extend over a four-year period.

COMPENSATION OF CHIEF EXECUTIVE OFFICER

     The Compensation Committee believes that its current Chief Executive Officer, Terry R. Peets provides valuable services to PIA and that his compensation should therefore be competitive with that paid to executives at comparable companies. In addition, the Compensation Committee believes that an important portion of his compensation should be based on PIA's performance. Mr. Peets' base salary and bonus are determined pursuant to his employment agreement, as described under "-- Employment Agreements, Severance Agreements and Change in Control Arrangements." In 1998, Mr. Peets' base salary was $253,894 and he did not receive a bonus for his performance in 1998.

INTERNAL REVENUE CODE SECTION 162(M)

     Under Section 162(m) of the Code, with certain exceptions, the amount of compensation paid to certain executives that is deductible with respect to PIA's corporate taxes is limited to $1,000,000 annually. It is the current policy of the Compensation Committee to maximize, to the extent reasonably possible, PIA's ability to obtain a corporate tax deduction for compensation paid to executive officers of PIA to the extent consistent with the best interests of PIA and its stockholders.

                                          COMPENSATION COMMITTEE

                                          Patrick C. Haden
                                          Patrick W. Collins

                              COMPANY PERFORMANCE

     The following graph shows a comparison of cumulative total returns for PIA, the NASDAQ Stock Market (U.S. Companies) Index and the NASDAQ Stocks (SIC 7380-7389 U.S. Companies) Miscellaneous Business Services Index for the period during which PIA Common Stock has been registered under the Exchange Act. The graph assumes that the value of an investment in PIA Common Stock and in each such index was $100 on February 29, 1996 (the date PIA Common Stock was registered under the Exchange Act), and that all dividends have been reinvested.

     The comparison in the graph below is based on historical data and is not intended to forecast the possible future performance of PIA's Common Stock.

                     COMPARISON OF CUMULATIVE TOTAL RETURN*
                AMONG PIA, NASDAQ STOCK MARKET (U.S. COMPANIES)
              AND THE NASDAQ STOCKS (SIC 7380-7389 U.S. COMPANIES)
                     MISCELLANEOUS BUSINESS SERVICES INDEX

                                                           PIA                 NASDAQ STOCK MARKET         NASDAQ STOCKS (SIC
                                                           ---                  (U.S. COMPANIES)        7380-7389 U.S. COMPANIES)
                                                                               -------------------       MISCELLANEOUS BUSINESS
                                                                                                                SERVICES
                                                                                                        -------------------------
'3/1/96'                                                 100.0                        100.0                       100.0
'12/31/96'                                                67.7                        119.5                       121.6
'12/31/97'                                                32.3                        146.4                        87.2
'1/1/99'                                                  16.1                        206.3                       106.3

* Assumes $100 invested on March 1, 1996 in stock or index. Total return assumes reinvestment of dividends. Fiscal year ending December 31, 1996, December 31, 1997 and January 1, 1999.

                       DESCRIPTION OF PIA'S CAPITAL STOCK

     The authorized capital stock of PIA consists of 15,000,000 shares of PIA Common Stock, $.01 par value, and 3,000,000 shares of preferred stock, $.01 par value (the "PIA Preferred Stock").

     The following summary of certain provisions of the PIA Common Stock and the PIA Preferred Stock does not purport to be complete and is subject to, and qualified in its entirety by, the PIA Certificate of Incorporation and the bylaws of PIA and by the provisions of applicable law.

COMMON STOCK


     As of June 7, 1999, there were 5,480,966 shares of PIA Common Stock outstanding held of record by approximately 870 stockholders.



     The holders of PIA Common Stock are entitled to one vote for each share held of record. There are no provisions for cumulative voting for election of directors. Additionally, the PIA Board is not classified and all directors are elected at each annual meeting. Subject to preferences that may be applicable to any then outstanding PIA Preferred Stock, holders of PIA Common Stock are entitled to receive ratably such dividends as may be declared by the PIA Board out of funds legally available therefor. In the event of a liquidation, dissolution or winding up of PIA, holders of PIA Common Stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any then outstanding PIA Preferred Stock. Holders of PIA Common Stock have no preemptive rights and no right to enter their PIA Common Stock into any other securities. There are no redemption or sinking fund provisions applicable to the PIA Common Stock. All outstanding shares of PIA Common Stock are, and all shares of PIA Common Stock to be issued in the Merger, will be fully paid and nonassessable. The shares of PIA Common Stock to be issued in the Merger will not be registered under the Securities Act and will be subject to resale restrictions.


PREFERRED STOCK

     There are no shares of PIA Preferred Stock outstanding. However, the PIA Board has the authority without further stockholder approval, to issue shares of PIA Preferred Stock in one or more series and to determine the dividend rights, any conversion rights or rights of exchange, voting rights, rights and terms of redemption (including sinking fund provisions), liquidation preferences and any other rights, preferences, privileges and restrictions of any series of Preferred Stock, and the number of shares constituting such series and the designation thereof.

     The issuance of PIA Preferred Stock may have the effect of delaying, deferring or preventing a change in control of PIA, making removal of the present management of PIA more difficult, or resulting in restrictions upon the payment of dividends and other distributions to the holders of PIA Common Stock.

WARRANTS

     As of January 1, 1999, PIA had outstanding warrants providing for the purchase of an aggregate of 96,395 shares of its PIA Common Stock (the "Warrants"). The exercise price of the Warrants range from $2.78 to $8.51 per share, and the Warrants expire at various dates from 2002 through 2004. Under one of the Warrants, the holder may elect to receive shares equal to the value of the Warrant or the portion thereof being exercised ("Net Issue Exercise"). If the holder elects Net Issue Exercise, the holder will receive the number of shares of PIA Common Stock equal to the product of (a) the number of shares of PIA Common Stock purchasable under the Warrant, or portion thereof being exercised, and (b) the fair market value of one share of PIA Common Stock minus the exercise price for one share, divided by (c) the fair market value of one share of the PIA Common Stock.

REGISTRATION RIGHTS

     Pursuant to that certain Registration Rights Agreement dated as of January 21, 1992, to which PIA and the holders of 1,641,067 shares of Common Stock are subject (the "Registration Rights Agreement"), such holders are entitled to certain rights with respect to the registration of such shares under the Securities Act. Subject to certain limitations, if PIA registers any of its securities under the Securities Act, either for its own account or the account of other security holders, such holders are entitled to written notice of the registration and are entitled to include (at PIA's expense) such shares therein; provided, among other conditions, that the underwriters of any such offering have the right to limit the number of such shares included in the registration. In addition, holders of at least 80% of the Registerable Securities (as defined therein) can require PIA, at any time six months after PIA completes a sale of shares of PIA Common Stock pursuant to a registration statement under the Securities Act, and on not more than two occasions, to file a registration statement under the Securities Act with respect to such shares, and PIA is required to use its best efforts to effect such registration, subject to certain conditions and limitations. All fees, costs and expenses of such registrations (other than underwriting discounts, commissions and transfer taxes, and other than legal and accounting expenses of such holders) will be borne by PIA. Further, on not more than two occasions, such holders may require PIA (at PIA's expense) to register their shares on Form S-3 when such form becomes available to PIA, subject to certain conditions and limitations.

BUSINESS COMBINATIONS

     Generally, Section 203 of the DGCL prohibits a publicly held Delaware corporation from engaging in a "business combination" with an "interested stockholder" for a period of three years after the date of the transaction in which the person became an interested stockholder, unless (i) prior to the date of the business combination, the transaction is approved by the board of directors of the corporation, (ii) upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the outstanding voting stock, or (iii) on or after such date the business combination is approved by the board and by the affirmative vote of at least 66 2/3% of the outstanding voting stock which is not owned by the interested stockholder at an annual or Annual Meeting of the stockholders. A "business combination" includes mergers, assets, sales and other transactions resulting in a financial benefit to the stockholder at an annual or Annual Meeting of stockholders. An "interested stockholder" is a person who, together with affiliates and associates, owns (or within three years, did own) 15% or more of the corporation's voting stock.

TRANSFER AGENT AND REGISTRAR

     The transfer agent and registrar for the PIA Common Stock is U.S. Stock Transfer Corporation.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act ("Section 16(a)") requires PIA's directors and certain of its officers and persons who own more than 10% of PIA Common Stock (collectively, "Insiders"), to file reports of ownership and changes in their ownership of PIA Common Stock with the Commission. Insiders are required by Commission regulations to furnish PIA with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons that no Forms 5s were required for those persons, PIA believes that its Insiders complied with all applicable Section 16(a) filing requirements for fiscal 1998, with the exception of Messrs. Bain, Colwell, Haden, Holman, Lewis, Owens and Peets and Ms. Wood, each of which filed a late Form 5 reporting one transaction and Mr. Coulombe who filed a late Form 5 reporting two transactions.

                            INDEPENDENT ACCOUNTANTS


     PIA has engaged the independent accounting firm of Deloitte & Touche LLP as the auditors of PIA for its fiscal year ending January 1, 1999 who have issued their opinion dated February 18, 1999. PIA has not selected its auditors for fiscal 2000. PIA will make such determination based upon whether the Merger is consummated. PIA anticipates selecting Ernst & Young LLP as its auditors for fiscal 2000, provided that if the Merger is not consummated, PIA anticipates selecting Deloitte & Touche LLP as its auditors. A representative of Deloitte & Touche LLP is not expected to be present at the Annual Meeting. If such representative is present at the Annual Meeting, such representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders. A representative of Ernst & Young LLP is not expected to be present at the Annual Meeting. If such representative is present at the Annual Meeting, such representative will have the opportunity to make a statement if such representative desires to do so and will be available to respond to appropriate questions from stockholders.

                      SUBMISSION OF STOCKHOLDER PROPOSALS

     Any stockholder who wishes to present a proposal for action at PIA's 2000 Annual Meeting of Stockholders (the "2000 Annual Meeting") of PIA and who wishes to have it set forth in the corresponding proxy statement and identified in the corresponding form of proxy prepared by management in accordance with Rule 14a-8 under the Exchange Act must notify PIA no later than December 2, 1999 in such form as required under the rules and regulations promulgated by the Commission. A stockholder proposal that is not submitted by the December 2, 1999 deadline required by Rule 14a-8 is not required to be included in PIA's form of proxy for its 2000 Annual Meeting. However, even if a stockholder proposal is not included in the form of proxy for the 2000 Annual Meeting, the proposal may be brought as business at the 2000 Annual Meeting if a stockholder gives PIA appropriate notice in accordance with the requirements under the Exchange Act on or prior to February 15, 2000. In such a case, PIA representatives may vote the proxies they hold on such matters in their discretion only if (i) PIA includes, in its proxy statement, advice on the nature of the matter and how PIA management intends to exercise its discretion to vote on such matter and (ii) the stockholder submitting the proposal does not give notice to PIA by February 15, 2000 of its intent to make, and then conduct, its own proxy solicitation with regard to at least the percentage of stockholders required under applicable law to approve the proposal. With respect to any stockholder proposal submitted after February 15, 2000, PIA's representatives may vote all proxies held by them in their sole discretion on such matter.

                             AVAILABLE INFORMATION

     PIA is subject to the informational requirements of the Exchange Act, and accordingly, files reports, proxy statements and other information with the Commission. Such reports, proxy statements and other information filed with the Commission are available for inspection and copying at the public reference facilities maintained by the Commission at Room 1024, Judiciary Plaza, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the Commission's Regional Offices located at Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661 and at Seven World Trade Center, Suite 1300, New York, New York 10048. Please call the Commission at 1-800-SEC-0330 for further information on the public reference rooms. PIA's public filings are also available to the public from commercial document retrieval services and at the Internet World Wide Web site maintained by the Commission at "http://www.sec.gov."

                              PIA'S ANNUAL REPORT

     A copy of the 1998 Annual Report to Stockholders (which includes PIA's Annual Report on Form 10-K) is being mailed to each PIA stockholder of record together with this Proxy Statement. PIA has also filed with the Commission its Annual Report on Form 10-K for the fiscal year ended January 1, 1999. This report contains information concerning PIA and its operations. A COPY OF THIS REPORT WILL BE FURNISHED TO PIA STOCKHOLDERS WITHOUT CHARGE UPON REQUEST IN WRITING TO: Cathy L. Wood, Executive Vice President, Chief Financial Officer and Secretary, PIA Merchandising Services, Inc., 19900 MacArthur Boulevard, Suite 900, Irvine, California 92718; telephone number (949) 474-3504.

                                 OTHER MATTERS

     The PIA Board knows of no matter which will be presented for consideration at the Annual Meeting other than the matters referred to in this Proxy Statement. All shares represented by PIA proxies will be voted in favor of the proposals of PIA described herein unless otherwise indicated on the form of proxy. Should any other matter properly come before the Annual Meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment.

                            PROXIES AND SOLICITATION

     Proxies for the Annual Meeting are being solicited by mail directly and through brokerage and banking institutions. PIA will pay all expenses in connection with the solicitation of proxies. In addition to the use of mails, proxies may be solicited by directors, officers and regular employees of PIA personally or by telephone.

PIA will reimburse banks, brokers custodians, nominees and fiduciaries for any reasonable expenses in forwarding proxy materials to beneficial owners.

     All stockholders are urged to complete, sign and promptly return the enclosed proxy card.

                                          By Order of the Board of Directors,
                                          /s/ Cathy L. Wood

                                          Cathy L. Wood

                                          Secretary

Irvine, California

June 28, 1999

                         INDEX TO FINANCIAL STATEMENTS


                                                              PAGE
                                                              ----
AUDITED CONSOLIDATED FINANCIAL STATEMENTS -- PIA
  MERCHANDISING SERVICES, INC.
INDEPENDENT AUDITORS' REPORT................................   F-2
FINANCIAL STATEMENTS:
Consolidated balance sheets as of December 31, 1997 and
  January 1, 1999...........................................   F-3
Consolidated statements of operations for each of the three
  years in the period ended January 1, 1999.................   F-4
Consolidated statements of stockholders' equity for each of
  the three years in the period ended January 1, 1999.......   F-5
Consolidated statements of cash flows for each of the three
  years in the period ended January 1, 1999.................   F-6
Notes to consolidated financial statements for each of the
  three years in the period ended January 1, 1999...........   F-7

UNAUDITED INTERIM CONSOLIDATED FINANCIAL STATEMENTS -- PIA
  MERCHANDISING SERVICES, INC.
Condensed Consolidated Balance sheets as of January 1, 1999
  and April 2, 1999 (Unaudited).............................  F-18
Condensed Consolidated Statements of Operations Quarter
  Ended April 3, 1998 (Unaudited) and April 2, 1999
  (Unaudited)...............................................  F-19
Condensed Consolidated Statements of Cash Flows Quarter
  Ended April 3, 1998 (Unaudited) and April 2, 1999
  (Unaudited)...............................................  F-20
Notes to Condensed Consolidated Financial Statements
  (Unaudited)...............................................  F-21

COMBINED FINANCIAL STATEMENTS -- SPAR GROUP
Report of Independent Auditors..............................  F-24
Combined Balance Sheets.....................................  F-25
Combined Statements of Operations...........................  F-26
Combined Statement of Stockholders' Equity..................  F-27
Combined Statements of Cash Flows...........................  F-28
Notes to Combined Financial Statements......................  F-29

FINANCIAL STATEMENTS -- MCI PERFORMANCE GROUP, INC.
Report of Independent Auditors..............................  F-36
Balance Sheets..............................................  F-37
Statements of Income........................................  F-38
Statements of Stockholder's Equity (Deficit)................  F-39
Statements of Cash Flows....................................  F-40
Notes to Financial Statements...............................  F-41

                          INDEPENDENT AUDITORS' REPORT

To the Board of Directors and Stockholders of PIA Merchandising Services, Inc.:

     We have audited the accompanying consolidated balance sheets of PIA Merchandising Services, Inc. and subsidiaries (the Company) as of December 31, 1997 and January 1, 1999, and the related consolidated statements of operations, stockholders' equity and cash flows for each of the three years in the period ended January 1, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, such consolidated financial statements present fairly, in all material respects, the consolidated financial position of PIA Merchandising Services, Inc. and subsidiaries as of December 31, 1997 and January 1, 1999, and the results of their operations and their cash flows for each of the three years in the period ended January 1, 1999 in conformity with generally accepted accounting principles.

/s/ Deloitte & Touche LLP

Costa Mesa, California
February 18, 1999
(Except for Note 14, as to which the date is February 28, 1999)

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                          CONSOLIDATED BALANCE SHEETS
                       (IN THOUSANDS, EXCEPT SHARE DATA)

                                     ASSETS

                                                              DECEMBER 31,    JANUARY 1,
                                                                  1997           1999
                                                              ------------    ----------
CURRENT ASSETS:
Cash and cash equivalents...................................    $ 12,987       $ 11,064
Accounts receivable, net (Note 3)...........................      16,053         11,222
Income tax refund receivable (Note 6).......................       2,905             81
Prepaid expenses and other current assets...................         816            712
                                                                --------       --------
          Total current assets..............................      32,761         23,079
PROPERTY AND EQUIPMENT, NET (NOTE 3)........................       2,416          1,991
INVESTMENTS AND OTHER ASSETS:
Investment in affiliate (Note 4)............................         418            553
Other assets................................................         872            431
                                                                --------       --------
          Total investments and other assets................       1,290            984
                                                                --------       --------
          Total assets......................................    $ 36,467       $ 26,054
                                                                ========       ========
                          LIABILITIES AND STOCKHOLDERS' EQUITY
CURRENT LIABILITIES:
Accounts payable............................................    $  3,442       $  1,194
Other current liabilities (Note 3)..........................      13,334          7,951
Income taxes payable (Note 6)...............................          47             90
                                                                --------       --------
          Total current liabilities.........................      16,823          9,235
LINE OF CREDIT AND LONG-TERM LIABILITIES (NOTE 5)...........         966          2,095
COMMITMENTS AND CONTINGENCIES (NOTE 8)
STOCKHOLDERS' EQUITY (NOTES 10 AND 11):
Preferred stock, $.01 par value; 3,000,000 shares
  authorized; none issued and outstanding
Common stock, $.01 par value; 15,000,000 shares authorized;
  5,392,558 and 5,477,846 shares issued and outstanding as
  of December 31, 1997 and January 1, 1999, respectively....          59             60
Additional paid-in capital..................................      33,429         33,740
Accumulated deficit.........................................     (11,806)       (16,072)
Less treasury stock at cost (507,000 shares at December 31,
  1997 and January 1, 1999).................................      (3,004)        (3,004)
                                                                --------       --------
          Total stockholders' equity........................      18,678         14,724
                                                                --------       --------
          Total liabilities and stockholders' equity........    $ 36,467       $ 26,054
                                                                ========       ========

                See notes to consolidated financial statements.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF OPERATIONS
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                                    YEARS ENDED
                                                      ----------------------------------------
                                                      DECEMBER 31,   DECEMBER 31,   JANUARY 1,
                                                          1996           1997          1999
                                                      ------------   ------------   ----------
NET REVENUES (NOTE 13)..............................    $119,940       $128,208      $121,788
OPERATING EXPENSES:
Field service costs.................................      94,841        119,830       105,448
Selling expenses....................................      11,133         10,482         8,245
General and administrative expenses (Notes 7, 8 and
  9)................................................       8,081         10,234        11,788
Restructuring and other charges (Note 2)............                      5,420
Depreciation and amortization.......................         595            997         1,129
                                                        --------       --------      --------
          Total operating expenses..................     114,650        146,963       126,610
                                                        --------       --------      --------
OPERATING INCOME (LOSS).............................       5,290        (18,755)       (4,822)
OTHER INCOME:
Interest expense....................................         (46)                         (25)
Interest income.....................................         869            799           487
Equity in earnings of affiliate (Note 4)............          72             96           149
                                                        --------       --------      --------
          Total other income........................         895            895           611
                                                        --------       --------      --------
INCOME (LOSS) BEFORE PROVISION (BENEFIT) FOR INCOME
  TAXES.............................................       6,185        (17,860)       (4,211)
INCOME TAX PROVISION (BENEFIT) (NOTE 6).............       2,426         (2,761)           55
                                                        --------       --------      --------
NET INCOME (LOSS)...................................    $  3,759       $(15,099)     $ (4,266)
                                                        ========       ========      ========
BASIC EARNINGS (LOSS) PER SHARE (NOTE 12)...........    $   0.70       $  (2.72)     $  (0.78)
                                                        ========       ========      ========
DILUTED EARNINGS (LOSS) PER SHARE (NOTE 12).........    $   0.63       $  (2.72)     $  (0.78)
                                                        ========       ========      ========
WEIGHTED AVERAGE COMMON SHARES -- BASIC.............       5,370          5,551         5,439
                                                        ========       ========      ========
WEIGHTED AVERAGE COMMON SHARES -- DILUTED...........       5,990          5,551         5,439
                                                        ========       ========      ========

                See notes to consolidated financial statements.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
           YEARS ENDED DECEMBER 31, 1996 AND 1997 AND JANUARY 1, 1999
                                 (IN THOUSANDS)

                                                                                             RETAINED
                                          COMMON STOCK      TREASURY STOCK    ADDITIONAL     EARNINGS         TOTAL
                                        ----------------   ----------------    PAID-IN     (ACCUMULATED   STOCKHOLDERS'
                                        SHARES   AMOUNT    SHARES   AMOUNT     CAPITAL       DEFICIT)        EQUITY
                                        ------   -------   ------   -------   ----------   ------------   -------------
BALANCE, JANUARY 1, 1996..............  3,564    $ 6,454     --     $    --    $    --       $   (466)      $  5,988
Change in stated par value of shares
  from no par to $.01.................            (6,418)                        6,418
Stock issued to the public............  2,138         21                        26,499                        26,520
Stock options exercised...............     58          1                           334                           335
Tax benefit related to exercise of
  stock options.......................                                             116                           116
Cashless exercise of warrants (Note
  11).................................    131
Net income............................                                                          3,759          3,759
                                        -----    -------    ---     -------    -------       --------       --------
BALANCE, DECEMBER 31, 1996............  5,891         58                        33,367          3,293         36,718
Stock options exercised...............      9          1                            62                            63
Repurchase of common stock............   (507)              507      (3,004)                                  (3,004)
Net loss..............................                                                        (15,099)       (15,099)
                                        -----    -------    ---     -------    -------       --------       --------
BALANCE, DECEMBER 31, 1997............  5,393         59    507      (3,004)    33,429        (11,806)        18,678
Stock options exercised...............     30                                       88                            88
Employee stock purchases..............     12                                       45                            45
Shares issued as bonus (Note 10)......     43          1                           178                           179
Net loss..............................                                                         (4,266)        (4,266)
                                        -----    -------    ---     -------    -------       --------       --------
BALANCE, JANUARY 1, 1999..............  5,478    $    60    507     $(3,004)   $33,740       $(16,072)      $ 14,724
                                        =====    =======    ===     =======    =======       ========       ========

                See notes to consolidated financial statements.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                     CONSOLIDATED STATEMENTS OF CASH FLOWS
                                 (IN THOUSANDS)

                                                                         YEARS ENDED
                                                          ------------------------------------------
                                                          DECEMBER 31,    DECEMBER 31,    JANUARY 1,
                                                              1996            1997           1999
                                                          ------------    ------------    ----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss).......................................    $  3,759        $(15,099)      $(4,266)
Adjustments to reconcile net income (loss) to net cash
  used in operating activities:
  Depreciation and amortization.........................         595             997         1,129
  Equity in earnings of affiliate.......................         (72)            (96)         (149)
  Deferred income taxes, net............................        (167)            360
  Provision for doubtful receivables and other, net.....         105             918          (270)
  Restructuring and other charges (Note 2)..............                       5,420
  Changes in assets and liabilities:
     Accounts receivable................................     (10,522)          5,659         5,101
  Income tax refund receivable..........................                      (2,905)        2,824
     Prepaid expenses and other current assets..........          74            (252)          104
     Other assets.......................................         213            (744)          441
     Accounts payable...................................      (1,066)          2,670        (2,248)
     Other current liabilities..........................       5,657             173        (5,204)
     Income taxes payable...............................        (228)            (64)           43
     Other liabilities..................................                         131          (871)
                                                            --------        --------       -------
          Net cash used in operating activities.........      (1,652)         (2,832)       (3,366)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment.....................        (332)           (759)         (516)
Capitalization of software development costs............      (1,987)                         (174)
Investment in affiliate.................................        (150)
                                                            --------        --------       -------
          Net cash used in investing activities.........      (2,469)           (759)         (690)
CASH FLOWS FROM FINANCING ACTIVITIES:
Principal payments on long-term debt....................      (3,400)             --            --
Proceeds from long-term debt............................                                     2,000
Proceeds from issuance of common stock to the public....      26,520
Proceeds from issuance of common stock..................         335              63           133
Repurchase of common stock..............................                      (3,004)
                                                            --------        --------       -------
          Net cash provided by(used in) financing
            activities..................................      23,455          (2,941)        2,133
                                                            --------        --------       -------
NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS....      19,334          (6,532)       (1,923)
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD..........         185          19,519        12,987
                                                            --------        --------       -------
CASH AND CASH EQUIVALENTS, END OF PERIOD................    $ 19,519        $ 12,987       $11,064
                                                            ========        ========       =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION --Cash
  paid (refunded) during the year for:
  Interest..............................................    $     69        $     --       $    25
                                                            ========        ========       =======
  Income taxes..........................................    $  2,853        $    129       $(2,753)
                                                            ========        ========       =======

See Notes 10 and 11 to consolidated financial statements for description of noncash transactions.

                See notes to consolidated financial statements.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

 1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     Company Description -- PIA Merchandising Services, Inc. and subsidiaries ("Company") provides in-store merchandising services primarily on behalf of branded product manufacturers at retail grocery stores, mass merchandisers, drug stores and discount drug stores. The Company's in-store services include checking for authorized distribution of client products, cutting in products approved for distribution but not present on the shelf, setting category shelves in accordance with approved store schematics, ensuring shelf tags are in place, checking for the overall salability of clients' products, and performing new product and promotion selling. The Company also performs special in-store projects, such as new store sets and existing store resets, remerchandisings, remodels and category implementations, and executes and maintains point of purchase displays and materials. In addition, the Company collects and provides to certain clients a variety of merchandising data that is category and store-specific. The Company is also a supplier of regularly scheduled, shared merchandising services in the United States. The Company's management has evaluated the allocation of resources in assessing performance and determined the Company operates in three operating segments, dedicated services, shared services, and project services (Note 13).

     Principles of Consolidation -- The consolidated financial statements include the accounts of PIA Merchandising Services, Inc. and its wholly owned subsidiaries. All significant intercompany accounts and transactions have been eliminated in consolidation. The equity method of accounting is used for the Company's investment in affiliate (Note 4).

     Cash Equivalents -- The Company considers all highly liquid short-term investments with original maturities of three months or less to be cash equivalents.

     Accounts Receivable and Credit Risk -- During the ordinary course of the Company's business, the Company grants trade credit to its clients, which consist primarily of packaged goods manufacturers and retailers. The Company's ten largest clients generated approximately 57.0%, 69.0% and 75.0% of the Company's net revenues for the fiscal years ended December 31, 1996, December 31, 1997 and January 1, 1999, respectively.

     During the fiscal year ended January 1, 1999, three of the Company's clients accounted for 15.6%, 12.6% and 10.6% of the Company's net revenues. During 1997, two clients accounted for 16.0% and 13.6% of the Company's net revenues. Given the significant amount of net revenues derived from certain clients, collectibility issues arising from financial difficulties of any of these clients or the loss of any such clients could have a material adverse effect on the Company's business. Unbilled accounts receivable represent merchandising services performed that are pending billing until the requisite documents have been processed or projects have been completed (Note 3).

     Property and Equipment -- Property and equipment are stated at cost and depreciated on the straight-line method over estimated useful lives, ranging from three to seven years. Leasehold improvements are amortized over the estimated useful life of the asset or the term of the lease, whichever is shorter.

     The Company has chosen to early adopt Statement of Position ("SOP") No. 98-1, Accounting for the Costs of Computer Software Developed or Obtained for Internal Use as of January 1, 1998. The SOP provides guidance in accounting for the costs of computer software developed or obtained for internal use. The effects of the adoption of the SOP have been reflected in the 1998 consolidated financial statements and are not material.

     Other Assets -- Other assets consist primarily of refundable deposits.

     Deferred Revenue -- Client payments received in advance of merchandising services performed are classified as deferred revenue (Note 3).

     Amounts Held on Behalf of Third Parties -- Amounts held on behalf of third parties arise from agreements with retailers to provide services for their private label manufacturers' products and represent

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

amounts to be utilized for certain future services including merchandising-related expenditures on behalf of the retailers (Note 3). These agreements renew annually and are cancelable on December 31 of each year or upon ninety-day written notice by either party.

     Revenue Recognition -- The Company's services are provided under various types of contracts, which consist primarily of fixed fee and commission-based arrangements. Under fixed fee arrangements, revenues are recognized monthly based on a fixed fee per month over a service period of typically one year, as defined in the contract.

     The Company's commission-based contracts provide for commissions to be earned based on a specified percentage of the client's net sales of certain products to designated retail chains. In conjunction with these commission arrangements, the Company receives draws on a monthly basis, which are to be applied against commissions earned. These draws approximate estimated minimum revenue to be earned on the contract and are recognized on a monthly basis, over a service period of typically one-year. The Company recognizes adjustments on commission-based sales in the period such amounts become determinable. Commissions are usually owed to the Company in excess of draws received.

     The Company also performs services on a specific project basis. Revenues related to these projects are recognized as services are performed or costs are incurred. Certain of the Company's contracts are to perform project work over a specified period ranging from one to twelve months. Revenue under these types of contracts is recognized essentially on the percentage of completion method. Provisions for estimated losses on uncompleted contracts are recorded in the period in which such losses are determinable.

     Field Service Costs -- Field service costs are comprised principally of field labor and related costs and expenses required to provide shared services, project activities, key account management and related technology costs, as well as field overhead required to support the activities of these groups of employees.

     Accounting for Stock-Based Compensation -- Statement of Financial Accounting Standards (SFAS) No. 123, Accounting for Stock-Based Compensation, requires disclosure of fair value method of accounting for stock options and other equity instruments. Under the fair value method, compensation cost is measured at the grant date based on the fair value of the award and is recognized over the service period, which is usually the vesting period. The Company has chosen, under the provisions of SFAS No. 123, to continue to account for employee stock-based transactions under Accounting Principles Board (APB) Opinion No. 25, Accounting for Stock Issued to Employees. The Company has disclosed in Note 11 to the consolidated financial statements pro forma diluted net income (loss) and net income (loss) per share as if the Company had applied the fair value method of accounting.

     Income Taxes -- Income taxes are provided for the tax effects of transactions reported in the financial statements and consist of taxes currently due plus deferred taxes related primarily to differences between the basis of assets and liabilities for financial and tax reporting. The deferred tax assets and liabilities represent the future tax return consequences of those differences, which will either be taxable or deductible when the assets and liabilities are recovered or settled. Deferred taxes are also recognized for operating losses that are available to offset future taxable income and tax credits that are available to offset future income taxes. In the event the future consequences of differences between financial reporting bases and tax bases of the Company's assets and liabilities result in deferred tax assets, an evaluation of the probability of being able to realize the future benefits indicated by such asset is required. A valuation allowance is provided when it is more likely than not that some portion or the entire deferred tax asset will not be realized.

     Comprehensive Income -- The Company has adopted SFAS No. 130, Reporting Comprehensive Income. For the years ended January 1, 1999, December 31, 1997 and December 31, 1996, the Company has no reported differences between net income
(loss) and comprehensive income (loss). Therefore, statements of comprehensive income (loss) have not been presented.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

     Earnings Per Share -- The Company has adopted SFAS No. 128, Earnings per Share, which replaces the presentation of "Primary" earnings per share with "Basic" earnings per share and the presentation of "Fully Diluted" earnings per share with "Diluted" earnings per share. Prior periods have been restated to reflect the change in presentation.

     Basic earnings per share amounts are based upon the weighted-average number of common shares outstanding. Diluted earnings per share amounts are based upon the weighted-average number of common and potential common shares for each period presented. Potential common shares include stock options, using the treasury stock method.

     Vendor Concentration -- In addition to the Company's own employees, the Company utilizes a force of trained merchandisers employed by a third-party payrolling company engaged principally in the performance of retailer-mandated and project activities. For the fiscal years ended December 31, 1996, December 31, 1997 and January 1, 1999, the Company paid this payrolling company approximately $31,145,000, $38,936,000 and $32,213,000, respectively (Note 3).

     Use of Estimates -- The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from these estimates.

     Fair Value of Financial Instruments -- The Company's consolidated balance sheets include the following financial instruments: cash and cash equivalents, accounts receivable, accounts payable and long term debt. The Company considers carrying amounts of current assets and liabilities in the consolidated financial statements to approximate the fair value for these financial instruments, because of the relatively short period of time between origination of the instruments and their expected realization. The carrying amounts of long-term debt approximate fair value because the obligation bears interest at a floating rate.

     Change in Fiscal Year -- Effective January 1, 1998, the Company changed its fiscal year end for financial statement purposes from a calendar year to a 52/53-week fiscal year. Beginning with fiscal year 1998, the Company's fiscal year will end on the Friday closest to December 31. The years ended December 31, 1997 and January 1, 1999 each consist of approximately 52 weeks. The Company does not believe that this change has a material impact on the financial statements.

     New Accounting Pronouncements -- The Company has adopted SFAS No. 131. Disclosure About Segments of an Enterprise and Related Information. In accordance with SFAS No. 131, the Company has disclosed in Note 13 certain information about the Company's products and major customers.

     In June 1998, the Financial Accounting Standards Board (the "FASB") issued SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities, which the Company is required to adopt effective in its fiscal year 2000. SFAS No. 133 will require the Company to record all derivatives on the balance sheet at fair value. The Company does not currently engage in hedging activities and will continue to evaluate the effect of adopting SFAS No. 133. The Company is expected to adopt SFAS No. 133 in its fiscal year 2000.

 2. RESTRUCTURING AND OTHER CHARGES

     During 1997, the Company experienced declining gross margins and resultant operating losses, due to service performance issues and the loss of several shared clients. This decline in margins has resulted in insufficient margin dollars to cover the overhead structure, which had developed at the field level and in the general corporate area. In the quarter ended September 30, 1997, the Company addressed these conditions by restructuring its operations, focusing on a more disciplined and functional operational structure, and redirecting its technology strategies, resulting in a $5,420,000 charge for restructuring and other charges. The

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

restructuring charges consist of $1,522,000 identified severance of corporate and field employees and lease costs in various management and administrative functions. The restructuring charges also include $2,121,000 in the write downs and accruals associated with the abandonment of certain internally developed software and specialized computer equipment under long-term operating leases due to a redirection of the Company's technology strategies (Note 3). Other charges consisted primarily of $1,297,000 of reserves and write offs related to unprofitable contracts, and $480,000 of costs associated with changes in the Company's service delivery model. At January 1, 1999, $428,000 is remaining in accrued liabilities in the accompanying consolidated balance sheet consisting of $410,000 to specialized computer equipment under long-term operating leases no longer in use and $18,000 to employee separation costs.

     The following table displays a rollforward of the liabilities for restructuring and other charges from December 31, 1996 to January 1, 1999 (in thousands):

                                                   INITIAL
                                                RESTRUCTURING                DECEMBER 31,                JANUARY 1,
                                                  AND OTHER        1997          1997          1998         1999
                 TYPE OF COST                      CHARGES      DEDUCTIONS     BALANCE      DEDUCTIONS    BALANCE
                 ------------                   -------------   ----------   ------------   ----------   ----------
Employee Separation...........................     $1,372        $  (885)       $  487       $  (469)       $ 18
  Facility Closing............................        150                          150          (150)
  Technology writedown and related operating
    leases....................................      2,121         (1,086)        1,035          (625)        410
  Unprofitable Contracts......................      1,297           (797)          500          (500)
  Other.......................................        480           (338)          142          (142)
                                                   ------        -------        ------       -------        ----
                                                   $5,420        $(3,106)       $2,314       $(1,886)       $428
                                                   ======        =======        ======       =======        ====

     Management believes that the remaining reserves for restructuring are adequate to complete its plan.

 3. SUPPLEMENTAL BALANCE SHEET INFORMATION

     Accounts receivable, net, consist of the following (in thousands):

                                                       DECEMBER 31,    JANUARY 1,
                                                           1997           1999
                                                       ------------    ----------
Trade................................................    $15,411        $ 9,511
Unbilled.............................................      2,034          2,358
Non-trade............................................         59            174
                                                         -------        -------
                                                          17,504         12,043
Allowance for doubtful accounts and other............     (1,451)          (821)
                                                         -------        -------
                                                         $16,053        $11,222
                                                         =======        =======

     Property and equipment, net, consist of the following (in thousands):

                                                       DECEMBER 31,    JANUARY 1,
                                                           1997           1999
                                                       ------------    ----------
Equipment............................................    $ 3,680        $ 3,873
Furniture and fixtures...............................        662            719
Leasehold improvements...............................        160            165
Capitalized software development costs...............        902          1,076
                                                         -------        -------
                                                           5,404          5,833
Less accumulated depreciation and amortization.......     (2,988)        (3,842)
                                                         -------        -------
                                                         $ 2,416        $ 1,991
                                                         =======        =======

     During 1997, the Company recorded certain restructuring charges (Note 2). In connection with the restructuring, the Company recorded a charge of approximately $1,000,000 for the impairment of capitalized software costs.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

     Other current liabilities consist of the following (in thousands):

                                                       DECEMBER 31,    JANUARY 1,
                                                           1997           1999
                                                       ------------    ----------
Accrued salaries and other related costs.............    $ 1,237         $1,123
Accrued payroll to third party.......................      2,847          1,557
Accrued medical and compensation insurance...........      1,456          1,906
Deferred revenue.....................................      1,039            426
Amounts held on behalf of third parties..............      1,116            641
Accrued rebate.......................................      2,200
Restructuring costs..................................      1,475            428
Other................................................      1,964          1,870
                                                         -------         ------
                                                         $13,334         $7,951
                                                         =======         ======

4. INVESTMENT IN AFFILIATE

     During 1996, the Company increased its voting ownership in Ameritel Corporation, a full-service telemarketing company, to 20%. Accordingly, the Company changed its method of carrying the investment from cost to equity as required by generally accepted accounting principles. The change in method was not material to the carrying value of the investment in the accompanying financial statements.

     Following is a summary of condensed unaudited financial information pertaining to Ameritel Corporation (in thousands):

                                                       DECEMBER 31,    JANUARY 1,
                                                           1997           1999
                                                       ------------    ----------
Current assets.......................................     $1,545         $2,816
Noncurrent assets....................................      1,252          3,786
Current liabilities..................................      1,443          1,827
Long-term liabilities................................        128          2,803
Stockholders' equity.................................      1,226          1,972
Net income for the year..............................        523            746

 5. LINE OF CREDIT

     On December 10, 1998, the Company entered a long-term revolving line of credit agreement a bank to provide an asset-based credit facility with maximum borrowing up to $20.0 million. Under this agreement, the line is to expire on December 7, 2001. All revolving credit loans bear interest at the agent bank's prime rate plus 0.25 % (7.75% at January 1, 1999, or 8.0%), or the London Interbank Offered Rate ("LIBOR") plus 2.75% (5.06% at January 1, 1999, or 7.81%) at the Company's option. As of January 1, 1999, the outstanding balance on the line of credit was $2,000,000. The Company's available borrowing is the sum of 80% of all eligible accounts receivable, plus 100% of eligible cash collateral less outstanding revolving credit loan.

     Under the terms of the long-term debt agreement, the Company is subject to certain financial covenants. Key covenants require the Company to maintain a minimum current ratio, total liabilities to tangible net worth ratio, tangible net worth, working capital, and net income. At January 1, 1999, the Company complied with all such covenants. As of January 1, 1999, available borrowings were $4,796,000.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

 6. INCOME TAXES

     The provision (benefit) for income taxes is summarized below for the years ended December 31, 1996, December 31, 1997 and January 1, 1999 (in thousands):

                                                                    YEARS ENDED
                                                      ----------------------------------------
                                                      DECEMBER 31,   DECEMBER 31,   JANUARY 1,
                                                          1996           1997          1999
                                                      ------------   ------------   ----------
Current income taxes:
  Federal...........................................     $2,163        $(3,082)      $    --
  State.............................................        430            (19)           55
                                                         ------        -------       -------
                                                          2,593         (3,101)           55
  Deferred income taxes:
     Federal........................................       (135)        (2,846)       (1,554)
     State..........................................        (32)          (380)           (1)
                                                         ------        -------       -------
                                                           (167)        (3,226)       (1,555)
  Increase in valuation allowance...................                     3,566         1,555
                                                         ------        -------       -------
  Provision (benefit) for income taxes..............     $2,426        $(2,761)      $    55
                                                         ======        =======       =======

     Reconciliation between the provision (benefit) for income taxes as required by applying the federal statutory rate of 35% to that included in the financial statements is as follows (in thousands):

                                                                    YEARS ENDED
                                                      ----------------------------------------
                                                      DECEMBER 31,   DECEMBER 31,   JANUARY 1,
                                                          1996           1997          1999
                                                      ------------   ------------   ----------
  Provision (benefit) for income taxes at federal
     statutory rate.................................     $2,165        $(6,251)      $(1,473)
  State income taxes, net of federal benefit........        259            (12)           14
  Other permanent differences.......................        (31)
  Change in valuation allowance.....................                     3,566         1,555
  Other.............................................         33            (64)          (41)
                                                         ------        -------       -------
  Provision (benefit) for income taxes..............     $2,426        $(2,761)      $    55
                                                         ======        =======       =======

     Deferred taxes consist of the following (in thousands):

                                                              DECEMBER 31,   JANUARY 1,
                                                                  1997          1999
                                                              ------------   ----------
Net operating loss carryforwards............................    $ 1,877       $ 3,880
State tax provision.........................................       (270)         (146)
Accrued compensation........................................        131           229
Accrued insurance...........................................        427           793
Allowance for doubtful accounts and other receivable........      1,158           312
Depreciation................................................       (180)          (52)
Other.......................................................        423           105
                                                                -------       -------
Deferred tax assets.........................................      3,566         5,121
Valuation allowance.........................................     (3,566)       (5,121)
                                                                -------       -------
Net deferred taxes..........................................    $    --       $    --
                                                                =======       =======

     At January 1, 1999, the Company has net operating loss carry forwards of $10,688,000 available to reduce future federal taxable income and $3,815,000 available to reduce future California State taxable income. The Company has Federal and California net operating loss carry forwards which begin expiring in the year 2012

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

and 2002, respectively. The Company has established a full valuation allowance for the deferred tax assets due to its continuing losses.

 7. EMPLOYEE BENEFITS

     Pension Plans -- Certain of the Company's employees are covered by union-sponsored, collectively bargained, multi-employer pension plans. Pension expense related to these plans was approximately $172,000, $178,000 and $202,000 for the years ended December 31, 1996, December 31, 1997 and January 1, 1999, respectively. The administrators have advised the Company that there were no withdrawal liabilities as of December 1990, the most recent date for which an analysis was made. The Company has no current intention of withdrawing from any of these plans.

     Retirement Plan -- The Company has a 401(k)-retirement plan covering all employees not participating in the pension plans. Eligible employees, as defined by the 401(k) plan, may elect to contribute up to 15% of their total compensation; not to exceed the amount allowed by the Internal Revenue Service code guidelines. The Company makes matching contributions to the 401(k) plan each year equal to 50% of the employee contributions, not to exceed 4% of the total compensation, and can also make discretionary matching contributions. Employee contributions are fully vested at all times, and the Company's matching contributions vest over five years. The Company's matching contributions were approximately $468,000, $506,000 and $471,000 for the years ended December 31, 1996, December 31, 1997 and January 1, 1999, respectively.

 8. COMMITMENTS AND CONTINGENCIES

     The Company leases its facilities under operating leases and leases certain computer and office equipment under two- to five-year operating lease agreements. Total rent expense relating to these leases was approximately $2,756,000, $6,369,000 and $5,646,000 for the years ended December 31, 1996,
December 31, 1997 and January 1, 1999, respectively, with sublease income of $101,000 in fiscal year 1998.

     The following table sets forth future minimum lease payments under noncancelable operating leases as of January 1, 1999 (in thousands):

                  FISCAL YEAR:                      RENT     SUBLEASE    TOTAL
                  ------------                     ------    --------    ------
  1999...........................................  $4,038     $(261)     $3,777
  2000...........................................   1,882                 1,882
  2001...........................................   1,238                 1,238
  2002...........................................     903                   903
  2003...........................................     147                   147
                                                   ------     -----      ------
  Total future minimum lease payments............  $8,208     $(261)     $7,947
                                                   ======     =====      ======

 9. RELATED-PARTY TRANSACTIONS

     The Company receives legal services from a law firm previously affiliated with its principal stockholder and paid approximately $516,000, $189,000 and $114,000 for such legal services during the years ended December 31, 1996, December 31, 1997 and January 1, 1999, respectively.

     The Company has an investment in an affiliate, which provides telemarketing and related services (Note 4). The Company paid approximately $524,000 and $898,000 during the years ended December 31, 1997 and January 1, 1999, respectively. Approximately $50,000 was payable to the affiliate at January 1, 1999.

10. STOCK TRANSACTIONS AND WARRANTS

     In March 1996, the Company completed an initial stock offering and sold 1,788,000 shares of its common stock, at a net price of $13.02 per share. An additional 349,800 shares of common stock were sold also at a net

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

$13.02 per share, pursuant to an underwriters over-allotment provision. The net proceeds of the approximately $26.5 million raised by the Company were used, in part, to repay existing bank debt.

     During the three fiscal years 1996, 1997 and 1998, the Company issued the following shares of common stock, 57,798 shares, 8,107 shares, and 30,328 shares, respectively as a result of options that were exercised (Note 11). The income tax effect of any difference between the market price of the Company's common stock at the grant date and the market price at the exercise date is credited to additional paid-in capital, as required.

     On February 17, 1997, the Company adopted an Employee Stock Purchase Plan ("ESP Plan"). The ESP Plan allows employees of the Company to purchase common stock at a discount, without having to pay any commissions on the purchases. The discount is the greater of 15% of the fair market value ("FMV") at the end of the reportable period or the difference between the FMV at the beginning and end of the reportable period. The maximum amount that any employee can contribute to the ESP Plan per quarter is $6,250, and the total number of shares reserved by the Company for purchase under the ESP Plan is 200,000. During 1998, the Company issued 12,290 shares of common stock, at a weighted average price of $3.69 per share.

     In May 1998, the Company issued 42,670 shares of common stock to two employees as compensation for services and recorded $179,000 of compensation expense.

     During February 1996, 100,000 warrants issued in conjunction with a 1992 line of credit for the purchase of 152,405 shares of common stock at $1.82 per share, were exercised through a cashless exercise, based on the estimated fair market value of the Company's common stock, at the date of exercise of $14.00, reduced the number of shares issued to 87,000. During October 1996, the remaining warrants to purchase 52,405 shares of common stock at $1.82 per share were exercised through a cashless exercise, based on the estimated fair value of the Company's common stock at the date of exercise of $12.75, reduced the number of shares issued to 44,924.

11. STOCK OPTIONS

     The Company has three stock option plans: the 1990 Stock Option Plan (1990
Plan), the 1995 Stock Option Plan (1995 Plan), and the 1995 Director's Plan (Director's Plan).

     The 1990 Plan is a nonqualified option plan providing for the issuance of up to 810,811 shares of common stock to officers, directors and key employees. The options have a term of 10 years and one week and are either fully vested or will vest ratably no later than five years from the grant date. During 1995, the Company elected to no longer grant options under this plan.

     The 1995 Plan provides for the granting of either incentive or nonqualified stock options to specified employees, consultants and directors of the Company for the purchase of up to 1,300,000 shares of the Company's common stock. The options have a term of ten years, except in the case of incentive stock options granted to greater than ten-percent stockholders of the Company, for which the term is five years. The exercise price of nonqualified stock options must be equal to at least 85% of the fair market value of the Company's common stock at the date of grant; the exercise price of incentive stock options must be equal to at least the fair market value of the Company's common stock at the date of grant. At January 1, 1999, options to purchase 281,746 shares were available for grant under this plan.

     The Director's Plan is a stock option plan for nonemployee directors and provides for the purchase of up to 100,000 shares of the Company's common stock. An option to purchase 1,500 shares of the Company's common stock shall be granted automatically each year to each director, following the Company's annual stockholders' meeting. The exercise price of options issued under this plan shall be not less than the fair market value of the Company's common stock on the date of grant. Each option under this plan shall vest and become exercisable in full on the first anniversary of its grant date, provided the optionee is reelected as a director of the Company. The maximum term of options granted under the plan is ten years and one day,

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

subject to earlier termination following an optionee's cessation of service with the Company. At January 1, 1999, options to purchase 89,500 shares were available for grant under this plan.

     The Company has adopted the disclosure-only provisions of SFAS No. 123, Accounting for Stock-Based Compensation. No compensation cost has been recognized for the stock option plans. The impact of stock options granted prior to 1995 has been excluded from the pro forma calculation; accordingly, the 1996, 1997 and 1998 pro forma adjustments may not be indicative of future period pro forma adjustments, when the calculation will apply to all applicable future stock options. Had compensation cost for the Company's option plans been determined based on the fair value at the grant date for awards in 1996, 1997 and 1998 consistent with the provisions of SFAS No. 123, the Company's net income (loss) and net income (loss) per share would have been reduced to the pro forma amounts indicated below:

                                                                            YEARS ENDED
                                                              ----------------------------------------
                                                              DECEMBER 31,   DECEMBER 31,   JANUARY 1,
                                                                  1996           1997          1999
                                                              ------------   ------------   ----------
Net income (loss), as reported (in thousands)...............     $3,759        $(15,099)     $(4,266)
Net income (loss), pro forma (in thousands).................     $3,564        $(15,808)     $(5,420)
Basic net income (loss) per share, as reported..............     $ 0.70        $  (2.72)     $ (0.78)
Basic net income (loss) per share, pro forma................     $ 0.66        $  (2.85)     $ (1.00)
Diluted net income (loss) per share, as reported............     $ 0.63        $  (2.72)     $ (0.78)
Diluted net income (loss) per share, pro forma..............     $ 0.60        $  (2.85)     $ (1.00)

     The fair value of each option grant is estimated based on the date of grant using the Black-Scholes option-pricing model, using the return on a ten year treasury bill, with the following weighted-average assumptions used for grants in 1998: dividend yield of 0%; expected volatility of 104.6%; risk-free interest rate of 4.7%; and expected lives of six years. The following weighted-average assumptions were used for grants in 1997: dividend yield of 0%; expected weighted-average volatility of 79.5%; risk-free interest rate of 6.2%; and expected lives of six years. The following assumptions were used for grants in 1996: dividend yield of 0%; expected volatility of 101.7%; risk-free interest rate of 6.3%; and expected lives of six years.

     The following table summarizes activity under the Company's 1990 Plan, 1995 Plan and Directors' Plan:

                                                                  YEARS ENDED
                                      -------------------------------------------------------------------
                                         DECEMBER 31,           DECEMBER 31,             JANUARY 1,
                                             1996                   1997                    1999
                                      -------------------   ---------------------   ---------------------
                                                WEIGHTED-               WEIGHTED-               WEIGHTED-
                                                 AVERAGE                 AVERAGE                 AVERAGE
                                                EXERCISE                EXERCISE                EXERCISE
                                      SHARES      PRICE      SHARES       PRICE      SHARES       PRICE
                                      -------   ---------   ---------   ---------   ---------   ---------
Options outstanding, beginning of
  year..............................  791,356    $ 6.76       883,202    $ 8.12     1,526,851     $6.10
Options granted.....................  234,540    $13.57       938,325    $ 5.55       350,500     $5.49
Options exercised...................  (57,798)   $ 5.85        (8,107)   $ 7.77       (30,328)    $2.91
Options canceled or expired.........  (84,896)   $ 9.25      (286,569)   $10.45      (408,738)    $6.51
                                      -------               ---------               ---------
Options outstanding, end of year....  883,202    $ 8.12     1,526,851    $ 6.10     1,438,285     $5.91
                                      =======               =========               =========
Option price range at end of year...    $2.78 to $14.00        $2.78 to $14.00         $2.78 to $14.00
Option price range for exercised
  shares............................    $2.78 to $9.81         $7.40 to $8.51          $2.78 to $5.32
Weighted-average fair value of
  options granted during the year...   $11.18                   $4.01                   $5.49

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

     The following table summarizes information about fixed-price stock options outstanding at January 1, 1999:

                             OPTIONS OUTSTANDING
                   ----------------------------------------      OPTIONS EXERCISABLE
                                     WEIGHTED-                --------------------------
                       NUMBER         AVERAGE     WEIGHTED-       NUMBER       WEIGHTED-
                   OUTSTANDING AT    REMAINING     AVERAGE    EXERCISABLE AT    AVERAGE
    RANGE OF         JANUARY 1,     CONTRACTUAL   EXERCISE      JANUARY 1,     EXERCISE
EXERCISE PRICES         1999           LIFE         PRICE          1999          PRICE
----------------   --------------   -----------   ---------   --------------   ---------
          $ 2.78       129,729         3.17        $ 2.78        129,729        $ 2.78
  $3.69 - $ 6.25     1,005,119         8.91        $ 5.51        208,537        $ 5.55
  $7.40 - $ 9.81       263,302         5.09        $ 7.75        261,275        $ 7.74
          $14.00        40,135         7.51        $14.00         35,135        $14.00
                     ---------                                   -------
 $2.78 to $14.00     1,438,285         7.65        $ 5.91        634,676        $ 6.35
                     =========                                   =======

     Outstanding warrants are summarized below:

                                                              SHARES SUBJECT   EXERCISE PRICE
                                                               TO WARRANTS       PER SHARE
                                                              --------------   --------------
Balance, January 1, 1996....................................      248,800      $1.82 - $8.51
  Exercised.................................................     (152,405)              $1.82
                                                                 --------
  Balance, December 31, 1996................................       96,395      $2.78 - $8.51
                                                                 --------
  Balance, December 31, 1997................................       96,395      $2.78 - $8.51
                                                                 --------
  Balance, January 1, 1999..................................       96,395      $2.78 - $8.51
                                                                 ========

     The above warrants expire at various dates from 2002 through 2004.

12. EARNINGS PER SHARE

                                                                            YEARS ENDED
                                                              ----------------------------------------
                                                              DECEMBER 31,   DECEMBER 31,   JANUARY 1,
                                                                  1996           1997          1999
                                                              ------------   ------------   ----------
                                                               (IN THOUSANDS, EXCEPT PER SHARE DATA)
Basic:
  Weighted-average common shares outstanding................      5,370           5,551        5,439
  Net income (loss).........................................     $3,759        $(15,099)     $(4,266)
                                                                 ======        ========      =======
Basic earnings per share....................................     $ 0.70        $  (2.72)     $ (0.78)
                                                                 ======        ========      =======
Diluted:
  Weighted-average common shares -- basic...................      5,370           5,551        5,439
  Potential common shares...................................        620
                                                                 ------        --------      -------
  Weighted-average common shares -- diluted.................      5,990           5,551        5,439
                                                                 ======        ========      =======
Net income (loss)...........................................     $3,759        $(15,099)     $(4,266)
                                                                 ======        ========      =======
Diluted earnings per share..................................     $ 0.63        $  (2.72)     $ (0.78)
                                                                 ======        ========      =======

13. SUPPLEMENTAL INFORMATION

     The Company's primary line of business is merchandising and sales services. The Company does not have separate segment (line service) managers or discrete financial information for its three primary lines of services. Therefore, management considers its merchandising and sales services a single operating segment.

               PIA MERCHANDISING SERVICES, INC. AND SUBSIDIARIES

        FOR EACH OF THE THREE YEARS IN THE PERIOD ENDED JANUARY 1, 1999

The information reported in the following table includes revenues for the Company's three primary merchandising and sales service line (in thousands):

                                                                        SERVICE LINES
                                                       ------------------------------------------------
                                                       DEDICATED   SHARED SERVICE   PROJECTS    TOTAL
                                                       ---------   --------------   --------   --------
Fiscal year 1998
  Net revenues.......................................   $38,766       $40,216       $42,806    $121,788
                                                        =======       =======       =======    ========
Fiscal year 1997
  Net revenues.......................................   $44,423       $44,932       $38,853    $128,208
                                                        =======       =======       =======    ========
Fiscal year 1996
  Net revenues.......................................   $21,894       $68,446       $29,600    $119,940
                                                        =======       =======       =======    ========

     During the years ended January 1, 1999, December 31, 1997 and December 31, 1996, sales to two major customers (three major customers for year ended January 1, 1999) totaled $47.3 million, 38.0 million and $26.4 million, respectively.

     Dedicated services generally consist of regularly scheduled, routed merchandising services performed for a specific retailer or manufacturer by a dedicated organization. The merchandisers and management team work exclusively for that retailer or manufacturer. These services are normally provided under multi-year contracts.

     Shared services consist of regularly scheduled, routed merchandising services provided at the stores for multiple manufacturers, primarily under multi-year contracts. Shared services may include activities such as ensuring that client's products authorized for distribution are in stock and on the shelf, adding in new products that are approved for distribution but not present on the shelf, setting category shelves in accordance with approved store schematics, ensuring that shelf tags are in place, checking for the overall salability of clients' products and selling new product and promotional items.

     Project services consist primarily of specific in-store services initiated by retailers and manufacturers, such as new product launches, special seasonal or promotional merchandising, focused product support, and product recalls. These services are used typically for large-scale implementations over 30 days. The Company also performs other project services, such as new store sets and existing store resets, re-merchandising, remodels and category implementations, under shared service contracts or stand-alone project contracts.

14. SUBSEQUENT EVENT

     On February 28, 1999, the Company signed a definitive agreement with the SPAR Group to merge in a stock transaction involving the issuance of PIA stock to the shareholders of the SPAR Group. The transaction is subject to shareholder and regulatory approval. After the merger, SPAR Group shareholders will control PIA. The merger agreement currently provides that either party may terminate the agreement, subject to certain conditions, if the merger is not consummated on or before June 30, 1999.

                        PIA MERCHANDISING SERVICES, INC.


                     CONDENSED CONSOLIDATED BALANCE SHEETS
                                 (IN THOUSANDS)

                                     ASSETS

                                                              JANUARY 1,    APRIL 2,
                                                                 1999         1999
                                                              ----------    --------
CURRENT ASSETS:
Cash and cash equivalents...................................   $ 11,064     $  7,408
Accounts receivable, net of allowance for doubtful accounts
  and other of $821 and $701 for January 1 and April 2,1999,
  respectively..............................................     11,222       11,356
Prepaid expenses and other current assets...................        793          691
                                                               --------     --------
          TOTAL CURRENT ASSETS..............................     23,079       19,455
PROPERTY AND EQUIPMENT, NET (NOTE 3)........................      1,991        1,771
                                                               --------     --------
INVESTMENTS AND OTHER ASSETS:
Investment in affiliate.....................................        553          570
Other assets................................................        431          369
                                                               --------     --------
          TOTAL INVESTMENTS AND OTHER ASSETS................        984          939
                                                               --------     --------
          TOTAL ASSETS......................................   $ 26,054     $ 22,165
                                                               ========     ========

                        LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Accounts payable............................................   $  1,194     $    996
Other current liabilities...................................      8,041        7,662
Line of Credit (note 5).....................................         --        2,000
                                                               --------     --------
          TOTAL CURRENT LIABILITIES.........................      9,235       10,658
LINE OF CREDIT & LONG-TERM LIABILITIES (NOTE 5).............      2,095           90
                                                               --------     --------
          TOTAL LIABILITIES.................................     11,330       10,748
                                                               --------     --------
STOCKHOLDERS' EQUITY:
Common stock and additional paid-in-capital.................     33,800       30,804
Accumulated deficit.........................................    (16,072)     (19,387)
Less treasury stock at cost.................................     (3,004)          --
                                                               --------     --------
          TOTAL STOCKHOLDERS' EQUITY........................     14,724       11,417
                                                               --------     --------
          TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY........   $ 26,054     $ 22,165
                                                               ========     ========

                            See accompanying notes.

                        PIA MERCHANDISING SERVICES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
             FOR THE QUARTER ENDED APRIL 3, 1998 AND APRIL 2, 1999
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)
                                  (UNAUDITED)

                                                                 QUARTER ENDED
                                                              --------------------
                                                              APRIL 3,    APRIL 2,
                                                                1998        1999
                                                              --------    --------
NET REVENUES................................................  $34,739     $21,626
                                                              -------     -------
Operating Expenses:
  Field service costs.......................................   29,789      20,069
  Selling expenses..........................................    2,279       1,555
  General and administrative expenses.......................    3,548       3,110
  Depreciation and amortization.............................      282         282
                                                              -------     -------
          Total operating expenses..........................   35,898      25,016
                                                              -------     -------
OPERATING LOSS..............................................   (1,159)     (3,390)
Other income, net...........................................      148          90
                                                              -------     -------
Loss Before Provision for Income Taxes......................   (1,011)     (3,300)
Provision for Income Taxes..................................      (12)        (15)
                                                              -------     -------
NET LOSS....................................................  $(1,023)    $(3,315)
                                                              =======     =======
BASIC AND DILUTED EARNINGS PER SHARE........................  $ (0.19)    $ (0.61)
                                                              =======     =======
BASIC AND DILUTED WEIGHTED AVERAGE COMMON SHARES............    5,393       5,478
                                                              =======     =======

                            See accompanying notes.

                        PIA MERCHANDISING SERVICES, INC.

                CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
             FOR THE QUARTER ENDED APRIL 3, 1998, AND APRIL 2, 1999
                                  (UNAUDITED)
                                 (IN THOUSANDS)

                                                                 QUARTER ENDED
                                                              --------------------
                                                              APRIL 3,    APRIL 2,
                                                                1998        1999
                                                              --------    --------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss....................................................  $(1,023)    $(3,315)
Adjustments to reconcile net loss to net cash used in
  operating activities:
     Depreciation and amortization..........................      282         282
     Provision for doubtful receivables & other, net........      694          15
     Equity in earnings of affiliate........................      (20)        (20)
  Changes in operating assets and liabilities:
     Accounts receivable....................................   (3,416)       (149)
     Prepaid expenses and other.............................    2,691         164
     Accounts payable and other liabilities.................   (3,718)       (582)
                                                              -------     -------
     Net cash used in operating activities..................   (4,510)     (3,605)
CASH FLOWS FROM INVESTING ACTIVITIES:
  Capital expenditures......................................     (188)        (59)
                                                              -------     -------
     Net cash used in investing activities..................     (188)        (59)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock, net.................       15           8
                                                              -------     -------
     Net cash provided by financing activities..............       15           8
NET DECREASE IN CASH AND
  CASH EQUIVALENTS..........................................   (4,683)     (3,656)
CASH AND CASH EQUIVALENTS,
  Beginning of period.......................................   12,987      11,064
                                                              -------     -------
  End of period.............................................  $ 8,304     $ 7,408
                                                              =======     =======
SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION:
Cash paid for income taxes..................................  $    10     $    95
                                                              =======     =======
Cash paid for interest......................................  $    --     $    50
                                                              =======     =======

                            See accompanying notes.

                        PIA MERCHANDISING SERVICES, INC.


              NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
                                  (UNAUDITED)

 1. BASIS OF PRESENTATION

     The accompanying unaudited condensed consolidated financial statements have been prepared in accordance with generally accepted accounting principles for interim financial information and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. This financial information should be read in conjunction with the consolidated financial statements and notes thereto for the year ended January 1, 1999, included in the Company's Annual Report on Form 10-K/A for the year ended January 1, 1999. The results of operations for the interim periods are not necessarily indicative of the operating results for the year.

     Certain amounts have been reclassified in the prior years' consolidated financial statements in order to conform to the current year's presentation.

 2. CHANGE IN ACCOUNTING PERIODS

     Effective January 1, 1998, the Company changed its accounting period for financial statement purposes from a calendar year to a 52/53-week fiscal year. Beginning with fiscal year 1998, the Company's fiscal year ends on the Friday closest to December 31. Interim fiscal quarters end on the Friday closest to the calendar quarter end. The Company does not believe that this change has a material impact on the financial statements.

 3. PROPERTY AND EQUIPMENT

     Property and equipment consist of the following (in thousands):

                                                              JANUARY 1,    APRIL 2,
                                                                 1999         1999
                                                              ----------    --------
Equipment...................................................   $ 3,873      $ 3,932
Furniture and fixtures......................................       719          720
Leasehold improvements......................................       165          165
Capitalized software development costs......................     1,076        1,076
                                                               -------      -------
                                                                 5,833        5,893
Less: Accumulated depreciation and amortization.............    (3,842)      (4,122)
                                                               -------      -------
                                                               $ 1,991      $ 1,771
                                                               =======      =======

 4. RECENT ACCOUNTING PRONOUNCEMENTS

     Comprehensive Income -- The Company has adopted SFAS No. 130, Reporting Comprehensive Income. For the quarter ended April 3, 1998 and April 2, 1999, the Company has no reported differences between net income (loss) and comprehensive income (loss). Therefore, statements of comprehensive income (loss) have not been presented.

     Disclosure About Segments of an Enterprise and Related Information -- The Company has adopted SFAS No. 131, Disclosure About Segments of an Enterprise and Related Information. In accordance with SFAS No. 131, the Company has disclosed in Note 7 certain information about the Company's products and major customers.

     New Accounting Pronouncements -- In the quarter ended April 2, 1999, the Company adopted SFAS No. 133, Accounting for Derivative Instruments and Hedging Activities. SFAS No. 133 requires the Company to record all derivatives on the balance sheet at fair value. The Company does not currently engage in hedging activities.

                        PIA MERCHANDISING SERVICES, INC.

 5. LINE OF CREDIT

     On December 10, 1998, the Company entered a long-term revolving line of credit agreement with a bank to provide an asset-based credit facility with maximum borrowing up to $20.0 million. Under this agreement, the line is to expire on December 7, 2001. All revolving credit loans bear interest at the agent bank's prime rate plus 0.25% (7.75% at April 2, 1999, or 8.0%), or the London Interbank Offered Rate ("LIBOR") plus 2.75% (4.94% at April 2, 1999, or 7.69%) at the Company's option. As of April 2, 1999, the outstanding balance on the line of credit was $2,000,000. The Company's available borrowing is the sum of 80% of all eligible accounts receivable, plus 100% of eligible cash collateral less outstanding revolving credit loan.

     Under the terms of the long-term debt agreement, the Company is subject to certain financial covenants. Key covenants require the Company to maintain a minimum current ratio, total liabilities to tangible net worth ratio, tangible net worth, working capital, and net income. At April 2, 1999, the Company did not comply with the tangible net worth covenant and a forbearance to the agreement was granted by the bank. The Company anticipates that it will not be in compliance with future covenants and that bank forbearances will be requested. As of April 2, 1999, the line of credit has been reclassified to current liabilities, and available borrowings were $4,636,000.

 6. RESTRUCTURING AND OTHER CHARGES

     During 1997, the Company experienced declining gross margins and resultant operating losses, due to service performance issues and the loss of several shared clients. This decline in margins has resulted in insufficient margin dollars to cover the overhead structure, which had developed at the field level and in the general corporate area. In the quarter ended September 30, 1997, the Company addressed these conditions by restructuring its operations, focusing on a more disciplined and functional operational structure, and redirecting its technology strategies, resulting in a $5,420,000 charge for restructuring and other charges. The restructuring charges consist of $1,522,000 identified severance of corporate and field employees and lease costs in various management and administrative functions. The restructuring charges also include $2,121,000 in the write downs and accruals associated with the abandonment of certain internally developed software and specialized computer equipment under long-term operating leases due to a redirection of the Company's technology strategies. Other charges consisted primarily of $1,297,000 of reserves and write offs related to unprofitable contracts, and $480,000 of other costs associated with implementing and communicating the restructure program. At April 2, 1999, $237,000 remains in accrued liabilities in the accompanying consolidated balance sheet consisting of specialized computer equipment under long-term operating leases no longer in use.

     The following table displays a rollforward of the liabilities for restructuring and other charges from initial recording to April 2, 1999 (in thousands):

                                          INITIAL
                                       RESTRUCTURING     1997 AND     JANUARY 1,                  APRIL 2,
                                         AND OTHER         1998          1999          1999         1999
            TYPE OF COST                  CHARGES       DEDUCTIONS     BALANCE      DEDUCTIONS    BALANCE
            ------------               -------------    ----------    ----------    ----------    --------
Employee Separation..................     $1,372         $(1,354)        $ 18         $ (18)        $ --
Facility Closing.....................        150            (150)
Technology writedown and related
  operating leases...................      2,121          (1,711)         410          (173)         237
Unprofitable Contracts...............      1,297          (1,297)
Other................................        480            (480)
                                          ------         -------         ----         -----         ----
                                          $5,420         $(4,992)        $428         $(191)        $237
                                          ======         =======         ====         =====         ====

     Management believes that the remaining reserves for restructuring are adequate to complete its plan.

                        PIA MERCHANDISING SERVICES, INC.

 7. SEGMENTS

     The Company's primary line of business is merchandising and sales services. The Company does not have separate segment (service line) managers or discrete financial information for its three primary lines of services. Therefore, management considers its merchandising and sales services a single operating segment. The information reported in the following table includes revenues for the Company's three primary merchandising and sales service line (in thousands):

     During the quarters ended April 2, 1999 and April 3, 1998, sales to two major customers totaled $7.2 million and $9.3 million, respectively.

                                                                  BUSINESS SEGMENTS
                                                  --------------------------------------------------
                                                  DEDICATED    SHARED SERVICE    PROJECTS     TOTAL
                                                  ---------    --------------    --------    -------
First Quarter 1999
  Net revenues..................................   $ 5,761        $ 8,284        $ 7,581     $21,626
                                                   =======        =======        =======     =======
First Quarter 1998
  Net revenues..................................   $10,292        $12,017        $12,430     $34,739
                                                   =======        =======        =======     =======

     Dedicated services generally consist of regularly scheduled, routed merchandising services performed for a specific retailer or manufacturer by a dedicated organization. The merchandisers and management team work exclusively for that retailer or manufacturer. These services are normally provided under multi-year contracts.

     Shared services consist of regularly scheduled, routed merchandising services provided at the stores for multiple manufacturers, primarily under multi-year contracts. Shared services may include activities such as ensuring that client's products authorized for distribution are in stock and on the shelf, adding in new products that are approved for distribution but not present on the shelf, setting category shelves in accordance with approved store schematics, ensuring that shelf tags are in place, checking for the overall salability of clients' products and selling new product and promotional items.

     Project services consist primarily of specific in-store services initiated by retailers and manufacturers, such as new product launches, special seasonal or promotional merchandising, focused product support and product recalls. These services are used typically for large-scale implementations over 30 days. The Company also performs other project services, such as new store sets and existing store resets, re-merchandising, remodels and category implementations, under shared service contracts or stand-alone project contracts.

               REPORT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


To the Board of Directors and Stockholders of SPAR Companies

     We have audited the accompanying combined balance sheets of SPAR Companies as of March 31, 1997 and 1998 and December 31, 1998 and the related combined statements of operations, stockholders' equity and cash flows for each of the three years in the period ended March 31, 1998 and the nine month period ended December 31, 1998. These combined financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these combined financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the combined financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the combined financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the combined financial statements referred to above present fairly, in all material respects, the financial position of SPAR Companies at March 31, 1997 and 1998 and December 31, 1998, and the combined results of its operations and its cash flows for each of the three years in the period ended March 31, 1998 and the nine month period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
May 19, 1999

                                 SPAR COMPANIES

                            COMBINED BALANCE SHEETS

                                     ASSETS

                                                 MARCH 31,
                                         -------------------------    DECEMBER 31,     MARCH 31,
                                            1997          1998            1998           1999
                                         ----------    -----------    ------------    -----------
                                                                                      (UNAUDITED)
Current assets:
  Cash.................................  $  519,604    $ 1,919,076    $   909,971     $ 1,980,677
  Accounts receivable, less allowance
     $321,000 and $568,000 and $605,000
     at March 31, 1997 and 1998 and
     December 31, 1998, respectively...   7,565,421      8,049,491     10,627,098      14,608,996
  Prepaid expenses and other current
     assets............................      98,080        310,277        707,684         811,686
  Prepaid program costs................          --             --             --       2,569,757
  Due from stockholder.................          --             --      1,500,000              --
  Due from affiliates..................     132,181         60,000             --         177,120
                                         ----------    -----------    -----------     -----------
          Total current assets.........   8,315,286     10,338,844     13,744,753      20,148,236
Property and equipment, net............     218,470        226,961        827,332       1,552,213
Goodwill, net..........................          --             --             --      12,140,067
Other assets...........................     334,577        330,124        292,558         301,581
                                         ----------    -----------    -----------     -----------
          Total assets.................  $8,868,333    $10,895,929    $14,864,643     $34,142,097
                                         ==========    ===========    ===========     ===========
                              LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
  Line of credit.......................  $2,054,962    $ 2,400,990    $ 4,149,403     $ 3,187,179
  Accounts payable.....................     879,255        630,250      1,533,675       2,045,648
  Accrued expenses.....................   2,321,007      1,755,020      2,808,357       4,900,614
  Due to affiliate.....................     618,086        262,271        205,219         355,413
  Deferred revenue.....................     466,919             --             --       4,086,457
  Distributions payable to
     stockholders......................          --      1,203,000      6,577,000       7,399,111
  Current portion of long-term debt due
     to affiliates.....................     155,959        375,000        375,000              --
  Note payable to MCI..................          --             --             --       8,790,386
  Current portion of other long-term
     debt..............................     500,000        300,000        310,000       1,375,991
                                         ----------    -----------    -----------     -----------
          Total current liabilities....   6,996,188      6,926,531     15,958,654      32,140,799
Long-term debt due to affiliates, less
  current portion......................     402,374        592,500        311,250              --
Other long-term debt, less current
  portion..............................     535,000        235,000             --       2,338,260
Stockholders' equity (deficit).........     934,771      3,141,898     (1,405,261)       (336,962)
                                         ----------    -----------    -----------     -----------
          Total liabilities and
            stockholders' equity.......  $8,868,333    $10,895,929    $14,864,643     $34,142,097
                                         ==========    ===========    ===========     ===========

                            See accompanying notes.

                                 SPAR COMPANIES

                       COMBINED STATEMENTS OF OPERATIONS

                                                                         NINE MONTHS ENDED          THREE MONTHS ENDED
                                    YEAR ENDED MARCH 31,                   DECEMBER 31,                  MARCH 31,
                           ---------------------------------------   -------------------------   -------------------------
                              1996          1997          1998          1997          1998          1998          1999
                           -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                     (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
Net revenues.............  $14,424,502   $35,574,316   $36,804,398   $27,202,398   $32,600,786   $9,602,000    $21,636,548
Cost of revenues.........    7,678,650    21,753,915    19,417,492    14,579,492    16,216,559    4,838,000     14,372,765
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Gross profit.............    6,745,852    13,820,401    17,386,906    12,622,906    16,384,227    4,764,000      7,263,783
Selling, general and
  administrative
  expenses...............    7,029,830    13,476,964    12,248,137     9,310,137    10,120,118    2,938,000      4,950,644
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Operating (loss)
  income.................     (283,978)      343,437     5,138,769     3,312,769     6,264,109    1,826,000      2,313,139
Other income (expense):
  Other income
    (expense)............           --      (252,746)      (36,354)      (36,354)      148,832           --         45,032
  Interest income........       23,085            --            --            --            --           --             --
  Interest expense.......     (122,523)     (513,658)     (353,363)     (258,363)     (304,004)     (95,000)      (415,809)
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
                               (99,438)     (766,404)     (389,717)     (294,717)     (155,172)     (95,000)      (370,777)
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
Net (loss) income........  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $1,731,000    $ 1,942,362
                           ===========   ===========   ===========   ===========   ===========   ==========    ===========
Unaudited pro forma
  information:
  Net (loss) income
    before income tax
    provision............  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $1,731,000    $ 1,942,362
  Pro forma income tax
    (benefit)
    provision............     (132,493)       (6,350)    1,751,101     1,112,836     2,252,526      638,265        716,200
                           -----------   -----------   -----------   -----------   -----------   ----------    -----------
  Pro forma net (loss)
    income (see Note
    2)...................  $  (250,923)  $  (416,617)  $ 2,997,951   $ 1,905,216   $ 3,856,411   $1,092,735    $ 1,226,162
                           ===========   ===========   ===========   ===========   ===========   ==========    ===========

                            See accompanying notes.

                                 SPAR COMPANIES

                   COMBINED STATEMENT OF STOCKHOLDERS' EQUITY

                                                                  TOTAL
                                                              STOCKHOLDERS'
                                                                 EQUITY
                                                              -------------
Balance at March 31, 1995...................................  $    512,472
  Net loss..................................................      (383,416)
  Net contributions from stockholders.......................       887,678
                                                              ------------
Balance at March 31, 1996...................................     1,016,734
  Net income................................................      (422,967)
  Net contributions from stockholders.......................       341,004
                                                              ------------
Balance at March 31, 1997...................................       934,771
  Net income................................................     4,749,052
  Net distributions to stockholders.........................    (2,541,925)
                                                              ------------
Balance at March 31, 1998...................................     3,141,898
  Net income................................................     6,108,937
  Net distributions to stockholders.........................   (10,656,096)
                                                              ------------
Balance at December 31, 1998................................  $ (1,405,261)
  Net income (unaudited)....................................     1,942,362
  Net distributions to stockholders (unaudited).............      (874,063)
                                                              ------------
Balance at March 31, 1999 (unaudited).......................  $   (336,962)
                                                              ============

                            See accompanying notes.

                                 SPAR COMPANIES

                       COMBINED STATEMENTS OF CASH FLOWS

                                                                                NINE MONTHS ENDED          THREE MONTHS ENDED
                                           YEAR ENDED MARCH 31,                   DECEMBER 31,                  MARCH 31
                                  ---------------------------------------   -------------------------   -------------------------
                                     1996          1997          1998          1997          1998          1998          1999
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
                                                                            (UNAUDITED)                 (UNAUDITED)   (UNAUDITED)
OPERATING ACTIVITIES
Net (loss) income...............  $  (383,416)  $  (422,967)  $ 4,749,052   $ 3,018,052   $ 6,108,937   $ 1,731,000   $ 1,942,362
Adjustments to reconcile net
  (loss) income to net cash
  provided by operating
  activities:
    Loss on disposal of property
      and equipment.............           --       228,533            --            --            --            --            --
    Depreciation................      157,121       186,012       151,816       112,000       130,696            --        66,292
    Amortization................       33,729        41,455         9,376         7,200        11,250            --       178,671
    Changes in operating assets
      and liabilities:
      Accounts receivable.......      201,315       102,616      (484,070)   (3,016,918)   (2,577,607)    2,532,648    (2,284,301)
      Note receivable...........     (253,000)      253,000            --            --            --            --            --
      Prepaid expenses and other
        current assets..........       32,993      (168,451)     (217,120)       (4,622)     (371,091)     (203,122)      603,366
      Prepaid program cost......           --            --            --            --            --            --      (195,124)
      Due from affiliates.......     (429,481)      582,357        72,181        89,830        60,000       (17,649)     (177,120)
      Accounts payable..........      311,306        67,037      (249,005)      (23,866)      903,425      (225,139)      511,973
      Accrued expenses..........      268,667     1,216,401      (565,987)     (541,260)    1,053,337       (24,727)    2,092,257
      Due to affiliates.........      181,237       436,849      (355,815)      (87,654)      (57,052)     (268,161)      150,194
      Deferred revenue..........       46,020       420,899      (466,919)     (245,675)           --      (221,244)   (3,668,767)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net cash provided by (used in)
  operating activities..........      166,491     2,943,741     2,643,509      (692,913)    5,261,895     3,303,806      (780,197)
INVESTING ACTIVITIES
Purchases of property and
  equipment.....................      (91,217)     (104,845)     (160,307)      (71,335)     (731,067)      (56,356)     (279,840)
Purchase of business, net of
  cash acquired.................   (4,669,717)           --            --            --            --                     738,240
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net cash used in investing
  activities....................   (4,760,934)     (104,845)     (160,307)      (71,335)     (731,067)      (56,356)      458,400
FINANCING ACTIVITIES
Net (payments of) proceeds from
  line of credit................  $ 3,523,734   $(2,498,772)  $   346,028   $ 2,128,508   $ 1,748,413   $(1,782,480)  $  (962,224)
Net (payments of) proceeds from
  long-term debt due to Spar
  Marketing Services, Inc.......     (249,999)     (145,835)      409,167       505,417      (281,250)      (96,250)     (686,250)
Due to (from) stockholders......      300,000            --    (1,297,000)     (432,750)   (1,500,000)    1,635,750     2,322,111
Payments of note payable to
  MCI...........................           --            --            --            --            --            --    (1,625,340)
Payment of other long-term
  debt..........................           --      (675,000)     (500,000)     (375,000)     (225,000)     (125,000)           --
Contributions by (distributions
  to) stockholders..............      887,678       341,004       (41,925)     (589,680)   (5,282,096)   (1,952,245)     (874,063)
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Proceeds from other long-term
  debt..........................           --            --            --            --            --            --     3,218,269
Net cash provided by (used in)
  financing activities..........    4,461,413    (2,978,603)   (1,083,730)    1,236,495    (5,539,933)   (2,320,225)    1,392,503
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Net (decrease) increase in
  cash..........................     (133,030)     (139,707)    1,399,472       472,247    (1,009,105)      927,225     1,070,706
Cash at beginning of year.......      792,341       659,311       519,604       519,604     1,919,076       991,851       909,971
                                  -----------   -----------   -----------   -----------   -----------   -----------   -----------
Cash at end of year.............  $   659,311   $   519,604   $ 1,919,076   $   991,851   $   909,971   $ 1,919,076   $ 1,980,677
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION
Interest paid...................  $   122,523   $   513,658   $   353,363   $   266,051   $   300,204   $    87,312   $   280,809
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========
Non-cash transactions:
  Distributions payable to
    stockholders................  $        --   $        --   $ 2,500,000   $        --   $ 6,577,000   $        --   $ 2,500,000
                                  ===========   ===========   ===========   ===========   ===========   ===========   ===========

                            See accompanying notes.

                                 SPAR COMPANIES


                     NOTES TO COMBINED FINANCIAL STATEMENTS
                                 MARCH 31, 1998

 1. BUSINESS AND ORGANIZATION

     The SPAR Companies ("SPAR" or the "Company") is a national marketing services company that provides retail merchandising and other marketing services to home video, consumer goods and food products companies, SPAR's services include in-store merchandising, test market research, mystery shopping, database management and data collection. SPAR offers these services directly through a network of in-store merchandising specialists. SPAR also provides teleservices within an extensive inbound and outbound call center.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

CHANGE OF FISCAL YEAR END

     Effective April 1, 1998, the SPAR Companies changed their year end to December 31.

BASIS OF PRESENTATION

     The combined financial statements include the following operating companies owned by the same two stockholders. The companies included in the SPAR Companies are:

        Spar, Inc. ("SINC") (formerly Spar/Burgoyne Information Services,
        Inc.) -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers.

        Spar/Burgoyne Retail Services, Inc. ("SBRS") -- provides information gathering and consumer and trade research services and operates nationwide product retrieval service, performing and conducting consumer and trade surveys.

        Spar Marketing Force, Inc. ("SMF") -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers. Spar Marketing Force, Inc. also provides services for an international automobile manufacturer.

        Spar Marketing, Inc. (Nevada, "SMNEV") -- provides merchandising services to manufacturers and distributors, across most retail trade classes such as mass merchandise, food, drug and home centers.

        Spar Acquisition, Inc. ("SAI") -- a holding company formed in contemplation of a proposed reorganization. The Company will own SIM, STM and SMID after completion of the proposed reorganization.

        Spar MCI Performance Group, Inc. ("SMCI") -- the wholly-owned subsidiary of SIM that purchased the assets of Dallas-based MCI Performance Group on January 15, 1999.

        Spar Marketing, Inc. (Delaware "SMI") -- a holding Company formed in contemplation of a proposed reorganization. The Company will own SI, SBRS, SMF and SMIN after completion of the proposed reorganization.

     Unaudited additional companies, newly formed in 1999 and included in March 31, 1999 combined financial results:

        Spar Incentives Marketing, Inc. ("SIM") -- a holding Company formed in February 1999 in contemplation of a proposed reorganization. The Company will own SMCI after completion of the proposed reorganization.

        Spar Trademarks, Inc. ("STM") -- a newly formed corporation in February 1999 to hold the trademarks of the SPAR Companies.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
REVENUE RECOGNITION

     Revenues are recognized as services are performed in accordance with contract terms. All operating expenses are charged to operations as incurred.

AGENCY FUNDS

     Cash balances available for the administration of a customer's bonus program are deposited in accounts with financial institutions in which the Company acts as agent for a customer pending payment settlement. These funds are considered neither an asset nor liability of the Company. The balance of funds held in agency accounts totaled approximately $612,000, $997,000 and $35,264,000 as of March 31, 1997 and 1998 and December 31, 1998, respectively.

PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease term, using the straight-line method.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the years ended March 31, 1996, 1997 and 1998 and the nine month period ended December 31, 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     At March 31, 1997 and 1998 and December 31, 1998, the fair value of the Company's cash, accounts receivable, and accounts payable approximates carrying amounts due to the short-term maturities of such instruments. The carrying amount of notes payable approximates fair value since the current effective rates reflect the market rate for debt with similar terms and remaining maturities.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and accounts receivable. The Company places its cash with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure.

     Three customers approximated 38% and 51% of net revenues for the years ended March 31, 1997 and 1998, respectively and 50% for the nine month period ended December 31, 1998. Additionally, three customers approximated 37%, 49% and 50% of accounts receivable at March 31, 1997 and 1998 and December 31, 1998, respectively.

INCOME TAXES

     Historically, the companies in the SPAR Companies have elected, by the consent of its stockholders, to be taxed under the provisions of subchapter S of the Internal Revenue Code (the "Code") with the exception of Spar/Burgoyne Retail Services, Inc. which is taxed as a C corporation. Under the provisions of the Code, the stockholders of the subchapter S companies include the Company's corporate income in their personal

                                 SPAR COMPANIES

                                 MARCH 31, 1998

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) income tax returns. Accordingly, these subchapter S companies were not subject to federal corporate income tax during the period for which they were S Corporations. Certain states in which these subchapter S companies do business do not accept certain provisions under subchapter S of the Code and, as a result, income taxes in these states are a direct responsibility of the Company. Spar/Burgoyne Retail Services, Inc. did not recognize income tax expense for the year ended March 31, 1996 as the Company had net operating loss carryforwards to offset any tax liability. In the years ended March 31, 1997 and 1998 and the nine months ended December 31, 1998, Spar/Burgoyne Retail Services, Inc. recognized an income tax provision of approximately $52,000, $12,000 and $-0-, respectively. This expense is recorded in other expenses.

     The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for the all periods presented.

USE OF ESTIMATES

     The preparation of the combined financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the combined financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

INTERNAL USE SOFTWARE DEVELOPMENT COSTS

     In March 1998, the AICPA issued SOP 98-1, Accounting For the Costs of Computer Software Developed For or Obtained For Internal Use, (the "SOP"). The SOP is effective for the Company beginning on January 1, 1999. The SOP will require the capitalization of certain costs incurred after the date of adoption in connection with developing or obtaining software for internal use. The Company currently expenses such costs as incurred. The Company has not yet assessed what the impact of the SOP will be on the Company's financial position or results of operations.

 3. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                         MARCH 31
                                                   --------------------    DECEMBER 31,
                                                     1997        1998          1998
                                                   --------    --------    ------------
Computer equipment and programs..................  $320,924    $399,310     $  987,650
Furniture and equipment..........................    38,212      38,212        124,540
Leasehold improvements...........................    30,752          --         73,901
                                                   --------    --------     ----------
                                                    389,888     437,522      1,186,091
Less accumulated depreciation....................   171,418     210,561        358,759
                                                   --------    --------     ----------
                                                   $218,470    $226,961     $  827,332
                                                   ========    ========     ==========

 4. LINE OF CREDIT

     Spar Marketing Force, Inc. ("SMF") has a line of credit with a bank, wherein SMF can borrow up to $6,000,000 based on eligible accounts receivable. Borrowings under the line of credit are due on demand with interest payable at the bank's "alternate base rate" plus 2.0% (9.75% at December 31, 1998). The balance outstanding on the line of credit was $2,054,962, $2,400,990 and $1,519,161 at March 31, 1997 and 1998 and December 31, 1998, respectively. The line of credit is secured by the assets of SMF.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

 5. LONG-TERM DEBT DUE TO AFFILIATE

     The Company's affiliate, Spar Marketing Service, Inc. ("SMS"), had a long-term loan dated August 1994 with an original balance of $1,000,000 and a line of credit in the amount of $500,000. SMS refinanced and replaced these loans with a single facility, long-term loan, on October 29, 1996. The replacement term loan in the amount of $1,500,000 was due in 48 consecutive monthly principal installments of $31,250 and interest at the bank's fluctuating announced rate plus 1.25%. The Company has borrowed these same funds from SMS and has agreed to repay the amounts borrowed using the same terms contained within the loan agreement between the bank and SMS. The bank loan was repaid in its entirety by the SPAR Companies in 1998.

 6. COMMON STOCK

     Common stock of the companies included in the SPAR Companies at December 31, 1998 is as follows:

                                                                   SHARES
                                                     SHARES      ISSUED AND
                                                   AUTHORIZED    OUTSTANDING    PAR VALUE
                                                   ----------    -----------    ---------
Spar Inc.........................................       2,500        72           None
Spar/Burgoyne Retail Services, Inc...............       2,500        72           None
Spar Marketing Force, Inc........................       2,500        72           None
Spar Marketing, Inc..............................         100        72           None
Spar Acquisition, Inc............................  50,000,000        72           $.01
Spar MCI Performance Group, Inc..................       2,500        72           None
Spar Marketing, Inc. (Delaware)..................       1,000        72           $.01

 7. COMMITMENTS AND CONTINGENCIES

LEASE COMMITMENTS

     The Company leases equipment and certain office space in several cities, under non-cancelable operating lease agreements. Certain leases contain escalation clauses and require the Company to pay its share of any increases in operating expenses and real estate taxes. Rent expense was approximately $331,000, $816,000 and $871,000 for the years ended March 31, 1996, 1997 and
1998, respectively, and $754,000 for the nine months ended December 31, 1998. At December 31, 1998, future minimum commitments under all non-cancelable operating lease arrangements are as follows:

1999.....................................  $  854,500
2000.....................................     185,500
2001.....................................     170,200
2002.....................................     135,400
2003.....................................      67,700
                                           ----------
                                           $1,413,300
                                           ==========

LEGAL MATTERS

     SMS, a related party, has been audited by the Internal Revenue Service with respect to whether certain field representatives should be classified as independent contractors or employees for federal employment tax purposes for the tax years ended December 31, 1991 and 1992. The dispute has worked its way through the Internal Revenue Service appeals process and SMS intends to file a petition with the Federal District Court. If it is found that the field representatives should be classified as employees, SMS could be liable for employment taxes and related penalties and interest. The outcome of this dispute and the amount of the contingent liability are not determinable at this time. If a liability is assessed and SMS is unable to pay, the

                                 SPAR COMPANIES

                                 MARCH 31, 1998

 7. COMMITMENTS AND CONTINGENCIES (CONTINUED)
IRS may seek to collect all or a portion of the tax liability from the Company due to its common control and business relationship with SMS. Accordingly, the Company believes an adequate provision for the contingent liability has been made in the accompanying combined financial statements as of March 31, 1997 and 1998 and December 31, 1998, respectively. Similar claims have been filed against SMS by certain states. However, SMS is confident defending its position against these state claims because of prior success in several states, and SMS will continue to vigorously defend its position against any future state claims that may arise. For example, SMS prevailed on a similar claim by the state of California, which had instituted administrative proceedings against SMS. The administrative law judge agreed with SMS's classification of field representatives as independent contractors. The State of California has declined to file a further appeal and has refunded payments made by SMS under protest during the appeal process.

     The Company is a party to various legal actions and administrative proceedings arising in the normal course of business. In the opinion of Company's management, dispositions of these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

 8. PROFIT SHARING PLAN

     The SPAR Companies have a 401(k) Profit Sharing Plan covering substantially all full-time employees. Employer contributions of approximately $31,200, $31,600 and $37,000 were made to the plan during the years ended March 31, 1996, 1997 and 1998, respectively, and $14,400 for the nine months ended December 31, 1998.

 9. PHANTOM STOCK PLAN

     The SPAR Companies have a phantom stock plan covering certain members of management. Phantom shares are granted at the discretion of the Board of Directors and vest over four years. The Company has accrued approximately $110,000 related to the phantom stock plan as of December 31, 1998. All liabilities under the plan are subordinated to bank debt.

10. ACCRUED EXPENSES

     The accrued expense balance includes approximately $950,000, $600,000 and $1,867,000 for salaries and bonus amounts payable at March 31, 1997 and 1998 and December 31, 1998, respectively.

11. RELATED PARTY TRANSACTIONS

     The SPAR Companies are affiliated through common ownership with Spar Retail Services, Inc. (formerly Spar/Servco, Inc.), Spar Marketing Services, Inc., Spar/Burgoyne, Inc., Spar Group, Inc., IDS Spar Pty, Ltd. (Aust.), Spar Ltd., (U.K.), Garden Island, Inc., Spar Marketing Pty Ltd. (Aust.), Spar/ Burgoyne Information Services, Inc., WR Services, Inc., Spar Services Inc., Infinity Insurance Ltd. and Spar Infotech, Inc.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

11. RELATED PARTY TRANSACTIONS (CONTINUED)
     The following transactions occurred between the SPAR Companies and the above affiliates:

                                                                             NINE MONTHS
                                              YEAR ENDED MARCH 31,              ENDED
                                      ------------------------------------   DECEMBER 31,
                                         1996         1997         1998          1998
                                      ----------   ----------   ----------   ------------
Marketing services provided by
  affiliates:
  Independent contractor services...  $4,077,621   $6,250,321   $3,232,500    2,763,222
                                      ==========   ==========   ==========    =========
  Field management services.........  $1,820,000   $3,002,905   $2,964,246    2,049,172
                                      ==========   ==========   ==========    =========
Services provided to affiliates:
  Management services...............  $  620,000   $  597,509   $  576,147      417,403
                                      ==========   ==========   ==========    =========

     Through the services of Infinity Insurance, Ltd., the Company purchased insurance coverage for its casualty and property insurance risk, for approximately $321,000 and $318,000 during the years ended March 31, 1997 and 1998, respectively, and $375,000 for the nine months ended December 31, 1998. No services were provided during the year ended March 31, 1996.

                                                     MARCH 31,
                                           ------------------------------   DECEMBER 31,
                                             1996       1997       1998         1998
                                           --------   --------   --------   ------------
Balance due from affiliates:
  Spar Marketing Services, Inc...........  $113,538   $     --   $ 60,000     $     --
  Spar Group, Inc........................   600,000    132,181         --           --
                                           --------   --------   --------     --------
                                           $713,538   $132,181   $ 60,000     $     --
                                           ========   ========   ========     ========
Balance due to affiliates:
  Spar Marketing Services, Inc...........  $     --   $576,820   $261,771     $205,219
  Spar/Burgoyne, Inc.....................        --         --        500           --
  Spar Group, Inc........................    39,500     41,266         --           --
  Spar/Burgoyne Information Services,
     Inc.................................   185,824         --         --           --
                                           --------   --------   --------     --------
                                           $225,324   $618,086   $262,271     $205,219
                                           ========   ========   ========     ========

12. ACQUISITION

     SPAR Marketing Force, Inc. was organized in late fiscal 1996 to acquire substantially all of the assets of Marketing Force, Inc. The March 1, 1996 acquisition has been accounted for by the purchase method of accounting. Accordingly, the purchase price was allocated to the net assets acquired based on their estimated fair values. The fair value of tangible assets acquired and liabilities assumed was $7,950,033 and $2,950,033, respectively. The purchase consisted of (a) $5,000,000 in cash, financed through a revolving bank credit line and security agreement, and (b) a subordinated promissory note not to exceed $12,000,000 payable to Marketing Force, Inc. and its affiliate, ADVO, Inc.

     The purchase agreement provided for a post closing adjustment to the purchase price in the event of a deficiency in the closing business values. The final assessment of net asset values has resulted in a restructuring of the subordinated promissory note up to $3,000,000 which is payable only in the event that SPAR Marketing Force, Inc. completes a public offering of its shares prior to the year 2000. The consideration related to the subordinated promissory note will be recorded as additional purchase price when paid.

                                 SPAR COMPANIES

                                 MARCH 31, 1998

13. EVENTS (UNAUDITED) SUBSEQUENT TO DATE OF INDEPENDENT AUDITORS' REPORT

MCI PERFORMANCE GROUP, INC.

     On January 15, 1999, SMCI completed the purchase of substantially all of the assets and assumed certain liabilities of Dallas based, MCI Performance Group, Inc. (MCI). The transaction, to be accounted for as a purchase, consisted of $1,800,000 cash and an $12,422,189 note payable to the seller. The excess purchase price over the fair value of the net assets acquired has been allocated to goodwill. The operations of SMCI from January 15, 1999 have been included in the Spar Companies' results of operations for the three months ended March 31, 1999. The purchase agreement provides for post closing adjustments whereby the seller has guaranteed a minimum net worth of $1,500,000 for MCI at the date of closing and additional contingent consideration will be payable in the event that SMCI and MCI achieve $3,500,000 in earnings before taxes for the twelve month period ending March 31, 1999. Additional consideration paid, if any, will be recorded as an increase to goodwill.

AMENDED REVOLVING LINE OF CREDIT/SECURITY AGREEMENT

     In March 1999, the Company amended its revolving line of credit/security agreement with its bank, to include a $3,000,000 term loan due in monthly installments of $83,334 through March, 2002.

PIA MERCHANDISING SERVICES, INC.

     In May 1999, the Company entered into an amended Plan of Merger with Irvine, California based, PIA Merchandising Services, Inc. (PIA). The transaction, to be accounted for as a reverse merger, will consist of a stock exchange. Prior to the merger, the Companies in the Spar Companies will be reorganized as direct or indirect subsidiaries of SPAR Acquisition, Inc. (SAI). Each share of capital stock of Spar Acquisition, Inc. will be converted into its right to receive one share of PIA stock and each option to acquire one share of Spar Acquisition, Inc. stock will be converted into a corresponding right to acquire one share of PIA stock. Initial converted shares and converted options (if exercised) will together represent 70% of the outstanding shares of PIA immediately following the merger. The agreement with PIA is subject to PIA shareholder approval, and is anticipated to be completed in the second calendar quarter of 1999.

     In connection with the merger agreement, the shareholders of the SPAR Companies have agreed to indemnify PIA stockholders with respect to the independent contractor contingent liability discussed in Note 7 and the subordinated promissory note discussed in Note 12.

     The affiliate arrangements as described in Notes 5 and 11 will be amended upon consummation of the merger discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

                         REPORT OF INDEPENDENT AUDITORS


To the Board of Directors and Stockholder of MCI Performance Group, Inc.

     We have audited the accompanying balance sheets of MCI Performance Group, Inc. as of December 31, 1997 and 1998 and the related statements of income, stockholder's equity (deficit) and cash flows for each of the three years in the period ended December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

     We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

     In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of MCI Performance Group, Inc. at December 31, 1997 and 1998, and the results of its operations and its cash flows for each of the three years in the period ended December 31, 1998 in conformity with generally accepted accounting principles.

                                          /s/ Ernst & Young LLP

Minneapolis, Minnesota
February 22, 1999

                          MCI PERFORMANCE GROUP, INC.

                                 BALANCE SHEETS

                                     ASSETS

                                                                    DECEMBER 31,
                                                              -------------------------
                                                                 1997           1998
                                                              -----------    ----------
                                                              (RESTATED)
Current assets:
  Cash and cash equivalents.................................  $ 3,709,298    $1,194,288
  Accounts receivable, less allowance of $162,000 and
     $219,000 at December 31, 1997 and 1998, respectively...    3,424,812     1,385,895
  Employee advances.........................................      457,404       522,798
  Note receivable...........................................           --       750,000
  Due from stockholder......................................           --     2,296,272
  Prepaid program costs.....................................    1,064,292     1,423,879
  Prepaid expenses and other current assets.................      975,595       780,526
                                                              -----------    ----------
          Total current assets..............................    9,631,401     8,353,658
  Property and equipment, net...............................    2,275,717       349,635
  Other assets..............................................       14,297        14,225
                                                              -----------    ----------
          Total assets......................................  $11,921,415    $8,717,518
                                                              ===========    ==========

                    LIABILITIES AND STOCKHOLDER'S EQUITY (DEFICIT)
Current liabilities:
  Accounts payable..........................................  $ 4,772,530    $  631,662
  Accrued expenses and other current liabilities............    1,819,758     1,402,541
  Deferred revenue..........................................    4,438,418     5,558,924
  Due to stockholder........................................      460,269     1,530,000
                                                              -----------    ----------
          Total current liabilities.........................   11,490,975     9,123,127
Long-term debt, less current portion........................    1,219,500            --
Stockholder's equity (deficit) Common stock, $1 par value;
  100,000 shares authorized, 3,500 shares issued and
  outstanding...............................................        3,500         3,500
Retained earnings (deficit).................................     (792,560)     (409,109)
                                                              -----------    ----------
          Total stockholder's equity (deficit)..............     (789,060)     (405,609)
                                                              -----------    ----------
          Total liabilities and stockholder's equity
            (deficit).......................................  $11,921,415    $8,717,518
                                                              ===========    ==========

                            See accompanying notes.

                          MCI PERFORMANCE GROUP, INC.

                              STATEMENTS OF INCOME

                                                       YEAR ENDED DECEMBER 31,
                                              -----------------------------------------
                                                 1996           1997           1998
                                              -----------    -----------    -----------
                                                             (RESTATED)
NET REVENUES................................  $33,361,277    $42,294,074    $33,195,765
Cost of revenues............................   26,351,322     31,722,284     26,107,705
                                              -----------    -----------    -----------
Gross profit................................    7,009,955     10,571,790      7,088,060
OPERATING EXPENSES
Selling, general and administrative
  expenses..................................    6,570,962      9,757,239      6,781,306
                                              -----------    -----------    -----------
Operating income............................      438,993        814,551        306,754
OTHER INCOME (EXPENSE)
Interest income (expense), net..............        3,899        (43,374)        76,697
                                              -----------    -----------    -----------
Net income..................................  $   442,892    $   771,177    $   383,451
                                              ===========    ===========    ===========
UNAUDITED PRO FORMA INFORMATION
Net income before income tax provision......  $   442,892    $   771,177    $   383,451
Pro forma income tax provision..............           --             --             --
                                              -----------    -----------    -----------
Pro forma net income (See Note 2)...........  $   442,892    $   771,177    $   383,451
                                              ===========    ===========    ===========

                            See accompanying notes.

                          MCI PERFORMANCE GROUP, INC.

                  STATEMENTS OF STOCKHOLDER'S EQUITY (DEFICIT)

                                                                                 TOTAL
                                            COMMON STOCK       RETAINED      STOCKHOLDER'S
                                          ----------------     EARNINGS         EQUITY
                                          SHARES    AMOUNT     (DEFICIT)       (DEFICIT)
                                          ------    ------    -----------    -------------
Balance at December 31, 1995............  3,500     $3,500    $(2,006,629)    $(2,003,129)
  Net income............................     --         --        442,892         442,892
                                          -----     ------    -----------     -----------
Balance at December 31, 1996............  3,500      3,500     (1,563,737)     (1,560,237)
  Net income (Restated).................     --         --        771,177         771,177
                                          -----     ------    -----------     -----------
Balance at December 31, 1997
  (Restated)............................  3,500      3,500       (792,560)       (789,060)
  Net income............................     --         --        383,451         383,451
                                          -----     ------    -----------     -----------
Balance at December 31, 1998............  3,500     $3,500    $  (409,109)    $  (405,609)
                                          =====     ======    ===========     ===========

                            See accompanying notes.

                          MCI PERFORMANCE GROUP, INC.

                            STATEMENTS OF CASH FLOWS

                                                               YEAR ENDED DECEMBER 31,
                                                      -----------------------------------------
                                                         1996           1997           1998
                                                      -----------    -----------    -----------
                                                                     (RESTATED)
OPERATING ACTIVITIES
Net income..........................................  $   442,892    $   771,177    $   383,451
Adjustments to reconcile net income (loss) to net
  cash provided by (used in) operating activities:
     Depreciation...................................      123,577        155,802        497,980
     Changes in operating assets and liabilities:
       Accounts receivable..........................      611,622     (2,244,377)     2,038,917
       Employee advances............................       13,158       (363,144)       (65,395)
       Prepaid program costs........................      (77,588)     2,047,996       (359,587)
       Prepaid expenses and other current assets....          502       (822,903)       195,142
       Accounts payable.............................      732,651      2,400,031     (4,140,868)
       Accrued expenses and other current
          liabilities...............................      626,481        409,833       (417,217)
       Due to/from stockholder......................   (1,555,859)     1,276,654     (1,226,541)
       Deferred revenue.............................      575,999     (1,168,272)     1,120,506
                                                      -----------    -----------    -----------
Net cash provided by (used in) operating
  activities........................................    1,493,435      2,462,797     (1,973,612)

INVESTING ACTIVITIES
Net proceeds from disposal of property and
  equipment.........................................           --             --        839,839
Purchases of property and equipment.................      (54,270)    (2,204,277)      (161,737)
                                                      -----------    -----------    -----------
Net cash used in investing activities...............      (54,270)    (2,204,277)       678,102

FINANCING ACTIVITIES
Proceeds from note payable..........................           --      1,219,500             --
Payment of note payable.............................      (58,033)            --     (1,219,500)
                                                      -----------    -----------    -----------
Net cash (used in) provided by financing
  activities........................................      (58,033)     1,219,500     (1,219,500)
                                                      -----------    -----------    -----------
Net increase (decrease) in cash and cash
  equivalents.......................................    1,381,132      1,478,020     (2,515,010)
Cash and cash equivalents at beginning of period....      850,146      2,231,278      3,709,298
                                                      -----------    -----------    -----------
Cash and cash equivalents at end of period..........  $ 2,231,278    $ 3,709,298    $ 1,194,288
                                                      ===========    ===========    ===========
SUPPLEMENTAL SCHEDULE OF NONCASH FINANCING
  ACTIVITIES
Proceeds from sale of the property and equipment
  received in the form of a note receivable.........  $        --    $        --    $   750,000
                                                      ===========    ===========    ===========

                            See accompanying notes.

                          MCI PERFORMANCE GROUP, INC.


                         NOTES TO FINANCIAL STATEMENTS
                               DECEMBER 31, 1998

 1. BUSINESS AND ORGANIZATION

     MCI Performance Group, Inc. ("MCI" or the "Company"), incorporated in Texas in 1987, specializes in designing and implementing premium incentives and managing meetings and group travel for clients throughout the United States. MCI provides a wide variety of consulting, creative, program administration and travel and merchandise fulfillment services to companies seeking to motivate employees, salespeople, dealers, distributors, retailers and consumers toward certain action or objectives.

     The Company changed its name from MCI Planners, Inc. to MCI Performance Group, Inc. effective January 30, 1998.

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

REVENUE RECOGNITION

     The Company records revenues at the completion of the program. External direct costs and cash received in advance of the program are deferred until the program occurs. The programs are short-term in nature, typically one to six months in duration from contract signing to event occurrence. Generally, a non-refundable deposit is received from the customer upon contract execution. The customer is billed periodically during the program preparation and the remaining amount owed for services is payable upon the completion of the program. Costs typically incurred in the months prior to the program are labor costs to develop the program plan and to make necessary reservations and deposits for facilities, transportation, and other required entertainment activities. Reimbursable travel expenditures are netted against reimbursable receipts and are therefore excluded from the statements of operations. Revenues may vary significantly, from period to period, depending upon the type of programs and the timing of when programs are completed. If a client cancels a program after costs have been expensed, the client is billed for work performed and expenses incurred through the date of cancellation.

     The Company has entered into incentive commission program agreements with certain airlines which provide for incentive payments ("override") based upon the Company's achievement of stated targets. The override is payable in cash or airline tickets, at the airline's option, and is recorded as revenue at the time there is sufficient information, provided by the airline, to relate actual performance to the targets to determine the amount earned. Override payable in tickets is recorded at the fair market value of the tickets received. Override revenue of approximately $440,000, $1,142,000 and $400,000 was recorded during the years ended December 31, 1996, 1997 and 1998, respectively.

ADVERTISING COSTS

     Advertising costs are expensed as incurred.

CASH EQUIVALENTS

     The Company considers all highly liquid instruments purchased with maturities of three months or less to be cash equivalents.

     The Company maintains its cash and cash equivalents in bank deposit accounts which, at times, may exceed federally insured limits. The Company has not experienced any losses in such accounts.

     The Company is required, by the airlines, to maintain a certificate of deposit to guarantee payment of tickets booked by the Company. At December 31, 1997 and 1998, the Company had placed $77,740 and $81,370, respectively, in a short-term investment account.

                          MCI PERFORMANCE GROUP, INC.

                               DECEMBER 31, 1998

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED)
PROPERTY AND EQUIPMENT

     Property and equipment, including leasehold improvements, are stated at cost. Depreciation and amortization is calculated on a straight-line basis over estimated useful lives of the related assets, which range from five to seven years. Leasehold improvements are amortized over the shorter of their estimated useful lives or lease term, using the straight-line method.

IMPAIRMENT OF LONG-LIVED ASSETS

     The Company reviews the recoverability of long-lived assets, whenever events or changes in circumstances indicate that the carrying amounts may not be recoverable, in accordance with criteria established by Statement of Financial Accounting Standards No. 121, "Accounting for the Impairment of Long-Lived Assets." A loss is recognized for the difference between the carrying amount and the estimated fair value of the asset. The Company made no adjustment to the carrying values of the assets during the years ended December 31, 1997 and 1998.

FAIR VALUE OF FINANCIAL INSTRUMENTS

     The Company believes that the carrying amount of its assets and liabilities reported in the balance sheets approximates fair value.

CONCENTRATION OF CREDIT RISK AND OTHER RISKS

     Financial instruments which potentially subject the Company to concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company places its cash and cash equivalents with high credit quality financial institutions and investment grade short-term investments, which limit the amount of credit exposure. For accounts receivable, the Company does not require collateral; however, the Company monitors its exposure for credit losses and maintains allowances for anticipated losses.

     The Company may also be exposed to risk of loss with respect to credit card transactions. The Company's risk relates to returned transactions, merchant and fraud and transmissions of erroneous information. The Company has not incurred significant losses for these risks to date.

     One customer in 1996 and two customers in each of 1997 and 1998 represented approximately 39%, 39% and 36% of net revenues, respectively.

INCOME TAXES

     Historically, the Company has elected, by the consent of its stockholder, to be taxed under the provisions of Subchapter S of the Internal Revenue Code (the "Code"). Under the provisions of the Code, the stockholder includes the Company's corporate income in his personal income tax returns. Accordingly, the Company was not subject to corporate income tax during periods for which it was an S Corporation.

     The unaudited pro forma income tax information included in the statements of operations is presented in accordance with Statement of Financial Accounting Standards No. 109, "Accounting for Income Taxes," as if the Company had been subject to federal and state income taxes for all periods presented. There would be no income tax expense on a pro forma basis for any of the years presented because of the availability of pro forma net operating loss carrybacks.

USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and

                          MCI PERFORMANCE GROUP, INC.

                               DECEMBER 31, 1998

 2. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (CONTINUED) liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

 3. RELATED PARTY TRANSACTIONS

     The Company leases office space from a partnership that is owned by the Company's stockholder. The total amount of rent expense related to this lease was $450,000, $456,000 and $450,000, during 1996, 1997 and 1998, respectively.

     The Company's due to/from stockholder accounts are settled periodically and are classified as a current asset or liability. Employee advances are also settled periodically and are classified as a current asset. There are no formal terms of settlement or interest expense associated with these accounts.

 4. PROPERTY AND EQUIPMENT

     Property and equipment consists of the following:

                                                                   DECEMBER 31
                                                            --------------------------
                                                               1997           1998
                                                            -----------    -----------
Furniture and fixtures....................................  $   360,202    $   376,176
Equipment.................................................    1,564,595      1,579,408
Property held under capital leases........................      164,916        164,916
Automobiles...............................................       53,564         20,778
Charter yacht.............................................    1,960,846         25,000
Leasehold improvements....................................      718,582        752,948
                                                            -----------    -----------
                                                              4,822,705      2,919,226
Less accumulated depreciation and amortization............   (2,546,988)    (2,609,590)
                                                            -----------    -----------
                                                            $ 2,275,717    $   309,636
                                                            ===========    ===========

 5. LEASE COMMITMENTS

OPERATING LEASES

     The Company leases certain facilities under non-cancelable operating lease agreements. Rent expense, including rent paid to the former stockholder, was approximately $479,000, 470,000 and $535,000 for the years ended December 31, 1996, 1997 and 1998, respectively. At December 31, 1998, future minimum commitments under non-cancelable operating lease arrangements are as follows:

1999.......................................  $44,000
2000.......................................   20,000
                                             -------
                                             $64,000
                                             =======

                          MCI PERFORMANCE GROUP, INC.

                               DECEMBER 31, 1998

 5. LEASE COMMITMENTS (CONTINUED)
CAPITAL LEASES

     The Company leases certain office and computer equipment under capital leases. The assets and liabilities under capital leases are recorded at the lower of the present value of the minimum lease payments or the fair market value of the assets. Included in property and equipment are the following assets held under capital leases:

                                                            DECEMBER 31,
                                                        ---------------------
                                                          1997        1998
                                                        --------    ---------
Computer equipment....................................  $164,916    $ 164,916
Less accumulated depreciation.........................   (91,517)    (131,201)
                                                        --------    ---------
                                                        $ 73,399    $  33,715
                                                        ========    =========

 6. LONG-TERM DEBT

     Long-term debt consisted of the following:

                                                              DECEMBER 31,
                                                           ------------------
                                                              1997       1998
                                                           ----------    ----
Note payable to bank in monthly installments at 8.5%
  interest, collateralized by a charter yacht. The yacht
  was sold in 1998.......................................  $1,261,580     $--
Less current portion.....................................     (42,080)    --
                                                           ----------     --
Long-term debt, less current portion.....................  $1,219,500     $--
                                                           ==========     ==

 7. EMPLOYEES' SAVINGS PLAN

     Employees become eligible after attaining the age 20 1/2 years and having been employed by the Company for six months. Employees may contribute up to 25% of their annual compensation subject to limitations set forth in the Internal Revenue Code. Employees' contributions vest immediately. The Company maintains a 401(k) plan under which the Company may contribute 25% of an employee's eligible contributions up to the first 5% of annual compensation. The matching contribution vests 20% after 3 years and in increments of 20% each additional year. The Company's contributions for the years ended December 31, 1996, 1997 and 1998 were $12,576, $63,704 and $17,361, respectively.

 8. CONTINGENCIES

LEGAL

     The Company is a party to the various legal actions and administrative proceedings arising in the normal course of business. In the opinion of Company's management, dispositions of these matters are not anticipated to have a material adverse effect on the financial position, results of operations or cash flows of the Company.

 9. YEAR 2000 READINESS DISCLOSURE (UNAUDITED)

     The Company has conducted an assessment of its computer systems to identify the systems that could be affected by the "Year 2000" issue. The problem results from computer programs having been written to define the applicable year using two digits rather than four digits. The Company believes, with modifications to existing software, the Year 2000 issue will not pose significant operational problems for its computer systems. The Company plans to complete any Year 2000 modifications by December 31, 1999. At present, the Company anticipates the total costs to complete the Year 2000 project will be minimal. Further, the Company is confident its planning efforts are adequate to ensure there are no adverse effects on the Company's core business operations and that the transactions with business partners are fully supported.

                          MCI PERFORMANCE GROUP, INC.

                               DECEMBER 31, 1998

10. SUBSEQUENT EVENT

SALE OF BUSINESS

     On January 15, 1999, the Company completed the sale of substantially all of the assets and certain liabilities to SPAR MCI Performance Group, Inc. The transaction consisted of $1,800,000 cash and an $12,422,189 note receivable from the buyer. The sale agreement provides for post closing adjustments whereby the Company has guaranteed a minimum net worth of $1,500,000 for the Company at the date of closing and additional contingent consideration will be receivable in the event that the Company achieves $3,500,000 earning before taxes for the twelve month period ending March 31, 1999.

     The affiliate arrangements as described in Note 3 have been amended upon consummation of the asset sale discussed above so that all continuing obligations will be similar to terms and conditions of agreements/arrangements with unaffiliated third parties.

11. RESTATEMENT

     The Company has restated its 1997 financial statements to reflect costs related to programs completed in 1997. The restatement resulted in an $841,000 reduction of previously reported net income, an $841,000 increase to accrued expenses and a corresponding decrease to shareholders' equity.

                                    ANNEX A

                                   AGREEMENT
                                      AND
                                 PLAN OF MERGER
                                     AMONG
                       PIA MERCHANDISING SERVICES, INC.,
                             SG ACQUISITION, INC.,
                          PIA MERCHANDISING CO., INC.,
                            SPAR ACQUISITION, INC.,
                  SPAR MARKETING INC., A DELAWARE CORPORATION,
                          SPAR MARKETING FORCE, INC.,
                  SPAR MARKETING, INC., A NEVADA CORPORATION,
                                  SPAR, INC.,
                      SPAR/BURGOYNE RETAIL SERVICES, INC.,
                        SPAR INCENTIVE MARKETING, INC.,
                        SPAR MCI PERFORMANCE GROUP, INC.
                                      AND

                             SPAR TRADEMARKS, INC.

                         DATED AS OF FEBRUARY 28, 1999
                         AND AS AMENDED ON MAY 14, 1999

                               TABLE OF CONTENTS

                                   ARTICLE I

                                   THE MERGER


                                                                               PAGE
                                                                               ----
SECTION 1.01.    The Merger..................................................     3
SECTION 1.02.    Closing; Effective Time of the Merger.......................     3
SECTION 1.03.    Name, Certificate of Incorporation, Bylaws, Board of
                 Directors and Officers of the Surviving Corporation.........     3
SECTION 1.04.    Effects of the Merger.......................................     3
SECTION 1.05.    Tax Consequences............................................     4
SECTION 1.06.    Further Assurances..........................................     4
                                    ARTICLE II
                               MERGER CONSIDERATION
SECTION 2.01.    Conversion of Capital Stock, Etc. ..........................     4
SECTION 2.02.    Exchange Procedures.........................................     4
SECTION 2.03.    No Fractional Shares........................................     4
SECTION 2.04.    SAI Option Assumption and Exchange..........................     4
SECTION 2.05.    Granting of New Stock Options under the PIA Stock Option
                 Plan........................................................     5
SECTION 2.06.    Reservation and Registration of Option Shares...............     5
SECTION 2.07.    Transfer Taxes..............................................     5
                                    ARTICLE III
                REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES
SECTION 3.01.    Corporate Existence.........................................     6
SECTION 3.02.    Authorization and Enforceability............................     6
SECTION 3.03.    Capital Stock of the SPAR Parties...........................     7
SECTION 3.04.    No Violations...............................................     7
SECTION 3.05.    Financial Statements........................................     8
SECTION 3.06.    Permits.....................................................     9
SECTION 3.07.    Real and Personal Property..................................     9
SECTION 3.08.    Contracts and Commitments...................................     9
SECTION 3.09.    Insurance...................................................    10
SECTION 3.10.    Employees...................................................    10
SECTION 3.11.    Employee Benefit Plans and Arrangements.....................    11
SECTION 3.12.    Compliance with Law.........................................    13
SECTION 3.13.    Transactions With Affiliates................................    13
SECTION 3.14.    Litigation..................................................    13
SECTION 3.15.    Taxes.......................................................    13
SECTION 3.16.    Intellectual Property Matters...............................    14
SECTION 3.17.    Existing Condition..........................................    15
SECTION 3.18.    Books of Account............................................    16
SECTION 3.19.    Environmental Matters.......................................    17
SECTION 3.20.    No Illegal Payments.........................................    18

                                                                               PAGE
                                                                               ----
SECTION 3.21.    Brokers.....................................................    18
SECTION 3.22.    No Misrepresentation by the SPAR Marketing Companies........    18
                                    ARTICLE IV
                 REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES
SECTION 4.01.    Corporate Existence.........................................    18
SECTION 4.02.    Authorization and Enforceability............................    19
SECTION 4.03.    Capital Stock of the PIA Parties............................    19
SECTION 4.04.    No Violations...............................................    20
SECTION 4.05.    Financial Statements........................................    20
SECTION 4.06.    Permits.....................................................    21
SECTION 4.07.    Real and Personal Property..................................    21
SECTION 4.08.    Contracts and Commitments...................................    21
SECTION 4.09.    Insurance...................................................    22
SECTION 4.10.    Employees...................................................    22
SECTION 4.11.    Employee Benefit Plans and Arrangements.....................    22
SECTION 4.12.    Compliance with Law.........................................    24
SECTION 4.13.    Transactions With Affiliates................................    25
SECTION 4.14.    Litigation..................................................    25
SECTION 4.15.    Taxes.......................................................    25
SECTION 4.16.    Intellectual Property Matters...............................    26
SECTION 4.17.    Existing Condition..........................................    26
SECTION 4.18.    Books of Account............................................    27
SECTION 4.19.    Environmental Matters.......................................    27
SECTION 4.20.    No Illegal Payments.........................................    28
SECTION 4.21.    Brokers.....................................................    28
SECTION 4.22.    SEC Filings.................................................    28
SECTION 4.23.    No Misrepresentation by the PIA Parties.....................    28
SECTION 4.24.    Board Action; Opinion of Financial Advisor..................    28
                                     ARTICLE V
                                     COVENANTS
SECTION 5.01.    PIA Proxy Statement; Stockholders Meeting...................    29
SECTION 5.02.    Conduct Prior to the Closing Date...........................    29
SECTION 5.03.    Consummation of the SPAR Reorganization Transactions; SPAR
                 Stockholder Action..........................................    30
SECTION 5.04.    Access......................................................    30
SECTION 5.05.    Negotiations................................................    30
SECTION 5.06.    Press Releases and Other Communications.....................    31
SECTION 5.07.    Third Party Approvals.......................................    31
SECTION 5.08.    Notice to Bargaining Agents.................................    31
SECTION 5.09.    Notification of Certain Matters.............................    31
SECTION 5.10.    Closing Net Worth...........................................    31
SECTION 5.11.    Post Merger Indemnification of Officers and Directors by
                 Parties.....................................................    31
SECTION 5.12.    Further Assurances..........................................    32
                                    ARTICLE VI
                               CONDITIONS PRECEDENT
SECTION 6.01.    Conditions to Each Party's Obligations......................    32

                                                                               PAGE
                                                                               ----
SECTION 6.02.    Conditions Precedent to the Obligations of the SPAR
                 Parties.....................................................    33
SECTION 6.03.    Conditions Precedent to the Obligations of the PIA
                 Parties.....................................................    34
                                    ARTICLE VII
                 CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS
SECTION 7.01.    SPAR Closing Net Worth......................................    35
SECTION 7.02.    Survival of Representations and Warranties..................    36
                                   ARTICLE VIII
                             TERMINATION OF AGREEMENT
SECTION 8.01.    Termination.................................................    36
SECTION 8.02.    Effect of Termination.......................................    37
SECTION 8.03.    Breakup Fee.................................................    37
                                    ARTICLE IX
                                      GENERAL
SECTION 9.01.    Successors and Assigns; Assignment..........................    38
SECTION 9.02.    No Third Party Rights.......................................    38
SECTION 9.03.    Counterparts................................................    38
SECTION 9.04.    Expenses....................................................    38
SECTION 9.05.    Notices.....................................................    38
SECTION 9.06.    Governing Law...............................................    39
SECTION 9.07.    Consent to Jurisdiction, Etc. ..............................    39
SECTION 9.08.    Waiver of Jury Trial........................................    40
SECTION 9.09.    Exercise of Rights and Remedies.............................    40
SECTION 9.10.    Reformation and Severability................................    40
SECTION 9.11.    Remedies Cumulative.........................................    40
SECTION 9.12.    Captions....................................................    40
SECTION 9.13.    Amendments..................................................    40
SECTION 9.14.    Entire Agreement............................................    40


EXHIBITS:
---------
A           Articles of Merger..........................................  A-1
B           Special Purpose Stock Option Plan...........................  B-1
C           Trademark License Agreement.................................  C-1
D           Business Manager Agreement..................................  D-1
E           Certificate of Amendment of Certificate of Incorporation of
            PIA Merchandising Services, Inc. ...........................  E-1
E-1         Form of Reverse Split Amendment to PIA Delaware Certificate
            of Incorporation............................................  E-2
F           Amended and Restated 1995 Stock Option Plan.................  F-1
G           Limited Indemnification Agreement...........................  G-1
H           Indemnity Escrow Agreement..................................  H-1

                          AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger, dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is made by and among PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), PIA Merchandising Co., Inc., a California corporation ("PIA California"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), and SPAR Trademarks, Inc., a Nevada corporation ("STM"). SMF, SINC and SBRS are sometimes referred to herein individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies". SMI and the SPAR Marketing Companies are sometimes referred to herein individually as a "SPAR Marketing Party" and collectively as the "SPAR Marketing Parties". SIM and SMCI are sometimes referred to herein individually as a "SPAR Incentive Party" and collectively as the "SPAR Incentive Parties". SAI, STM, the SPAR Marketing Parties and the SPAR Incentive Companies are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties". PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties". The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. ROBERT G. BROWN and WILLIAM H. BARTELS (each a "SPAR Principal", and collectively the "SPAR Principals") own a majority of all of the outstanding shares of common stock of SAI, par value $0.01 per share ("SAI Stock"), and all of the outstanding capital stock of the other SPAR Parties as of the date hereof. The SPAR Principals together with other owners of SAI Stock are sometimes referred to herein individually as a "SPAR Stockholder" and collectively as the "SPAR Stockholders". Options to acquire shares of common stock of SAI (each a "SAI Option" and collectively the "SAI Options") will be held by certain employees of the SPAR Parties, certain others providing services to the SPAR Parties and certain other persons (each a "SAI Option Holder" and collectively the "SAI Option Holders") in the aggregate amount and on the terms described in the SPAR Disclosure Letter.

     B. The SPAR Principals also own all of the outstanding shares of capital stock, and are officers and directors, of: (i) SPAR Marketing Services, Inc., a Nevada Corporation ("SMS"), which provides certain field services pursuant to Service Agreement dated as of January 4, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Field Service Agreement"); (ii) SPAR InfoTech, Inc. ("SIT"), a startup venture that provides certain programming services to the SPAR Marketing Parties; and (iii) SPAR Group, Inc. ("SGI"), a Delaware corporation that will change its name prior to the Effective Time. SMS, SIT, STM, SGI and any other companies owned by the SPAR Principals (other than the SPAR Parties) and their respective assets and properties are not part of the proposed merger transactions.

     C. On January 15, 1999, SMCI purchased substantially all of the assets and assumed certain liabilities (the "MCI Acquisition") of MCI Performance Group, Inc., a Texas corporation ("MCI"), pursuant to an Asset Purchase Agreement dated as of December 22, 1998, among MCI, John H. Wile (the "MCI Stockholder") and SMCI, as amended by a First Amendment dated as of January 15, 1999 (as amended, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Purchase Agreement"), under which SGI is a guarantor. The MCI Acquisition was financed in part by SMCI's issuance of its Promissory Note to MCI dated as of January 15, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Note"), which MCI Note is secured by the pledge to MCI of all of the stock of SMCI pursuant to the Hypothecation Agreement from the SPAR Principals dated as of January 15, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "MCI Hypothecation"). The MCI Purchase Agreement contains certain representa-tions, warranties and indemnifications of MCI and the MCI Stockholder with respect to the assets, business and liabilities of MCI acquired by SMCI thereunder.

     D. The SPAR Principals have entered into an agreement with the SPAR Parties dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "SPAR Reorganization Agreement"), pursuant to which (i) the SPAR Principals have agreed to contribute to SAI all of their shares of STM, the SPAR Marketing Parties and SPAR Incentive Parties in return for the issuance to them of additional shares of SAI Stock as provided therein, and (ii) SAI would then contribute the capital stock of SMCI to SIM and the capital stock of the SPAR Marketing Companies to SMI, such that SAI will be the sole stockholder of STM, SIM and SMI, SIM will be the sole stockholder of SMCI, and SMI will be the sole stockholder of the SPAR Marketing Companies. The transactions to be effected pursuant to the Reorganization Agreement will be referred to as the "SPAR Reorganization Transactions" and collectively with the MCI Acquisition will be referred to as the "SPAR Premerger Transactions". The MCI Purchase Agreement, the MCI Note and related documents and the SPAR Reorganization Agreement may be referred to individually as a "SPAR Premerger Agreement" and collectively as the "SPAR Premerger Agreements".

     E. Pursuant to the SPAR Reorganization Agreement, SAI will issue to the SPAR Principals sufficient additional shares of SAI Stock such that (after such issuance and including shares previously issued to them) they will then together own shares of SAI Stock equal in number to (i) the product of (A) two and one-third (2 1/3) times (B) the total number of shares of PIA Delaware Stock (as hereinafter defined) issued and outstanding as of the close of business on the Business Day preceding the Closing Date (as defined in the Reorganization Agreement), minus (ii) the sum of the number of shares of SAI Stock issuable upon exercise of the SAI Options (without regard to the vesting provisions thereof) plus shares of SAI Stock owned by stockholders other than the SPAR Principals.

     F. The SPAR Principals and the respective Boards of Directors of the SPAR Parties have approved the SPAR Premerger Transactions.

     G. PIA Acquisition and PIA California each is a direct wholly owned subsidiary of PIA Delaware.

     H. The respective Boards of Directors of the PIA Parties and of the SPAR Parties deem it advisable and in the best interests of such corporations and their respective stockholders that, following the consummation of the SPAR Reorganization Transactions, PIA Acquisition merge with and into SAI (the "Merger") pursuant to this Agreement and the applicable provisions of the General Corporation Law of the State of Nevada (the "NGCL"). SAI and PIA Acquisition are sometimes collectively referred to as the "Constituent Corporations" and SAI, following the Merger, is sometimes referred to as the "Surviving Corporation".

     I. As provided herein, (i) as a result of the Merger, each outstanding share of SAI Common Stock will be converted into the right to receive one share of common stock of PIA Delaware, par value $0.01 per share ("PIA Delaware Stock"), and (ii) following the Merger, each SAI Option Holder will receive a Substitute Option (as hereinafter defined) to purchase the same number of shares of PIA Delaware Stock on the same terms as the number of shares of SAI Stock that such SAI Option Holder was entitled to purchase under such SAI Option. Immediately following the Merger, (A) the SPAR Stockholders will hold and the SAI Option Holders will have the right to acquire upon exercise (without regard to vesting) shares of PIA Delaware Stock that, in the aggregate, will represent approximately 70% of the sum of (1) the total number of shares of PIA Delaware Stock issued and outstanding immediately after the Merger plus (2) the total number of shares of PIA Delaware Stock issuable upon exercise of the Substitute Options (without regard to vesting), and (B) the shares of PIA Delaware Stock held by stockholders of PIA Delaware immediately prior to the Merger will represent approximately 30% of such post-Merger sum.

     J. The respective Boards of Directors of PIA Delaware, PIA Acquisition and SAI have approved the Merger on the terms and subject to the conditions set forth herein.

     K. The Parties intend the Merger to qualify as a tax-free reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

                                   ARTICLE I

                                   THE MERGER

     SECTION 1.01. The Merger. Upon the terms and conditions hereinafter set forth and in accordance with the NGCL, at the Effective Time (as defined in Section 1.02), PIA Acquisition shall be merged with and into SAI, and thereupon the separate existence of PIA Acquisition shall cease, and SAI, as the Surviving Corporation, shall continue to exist under and be governed by the NGCL.

     SECTION 1.02. Closing; Effective Time of the Merger. The consummation of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Parker Chapin Flattau & Klimpl, LLP, in New York, New York, at 10:00 a.m. on a date to be designated by mutual agreement of PIA Delaware and SAI (the "Closing Date"), which shall be no later than the second business day after the satisfaction (or, to the extent permitted by law, the waiver) of the conditions set forth in Article VI. Concurrently with or as soon as practicable after the Closing, PIA Delaware, PIA Acquisition and SAI will cause the Articles of Merger in substantially the form of Exhibit A attached hereto (the "Articles of Merger") to be executed and filed with the Secretary of State of the State of Nevada as provided in Section 92A.200 of the NGCL. The Merger shall become effective immediately upon such filing of the Articles of Merger with the Secretary of State of the State of Nevada or at such other time as PIA Acquisition and SAI shall agree and specify in the Articles of Merger. The time of the effectiveness of the Merger is sometimes referred to as the "Effective Time."

     SECTION 1.03. Name, Certificate of Incorporation, Bylaws, Board of Directors and Officers of the Surviving Corporation. Upon the effectiveness of the Merger:

          (a) the name of the Surviving Corporation shall be "SPAR Acquisition, Inc."

          (b) the Certificate of Incorporation of the Surviving Corporation shall be the Certificate of Incorporation of SAI until thereafter duly amended or restated;

          (c) the Bylaws of the Surviving Corporation shall be the Bylaws of SAI until thereafter duly amended or restated;

          (d) the directors of SAI shall serve as the directors of the Surviving Corporation until their respective successors have been duly elected and qualified; and

          (e) the officers of SAI shall serve as the officers of the Surviving Corporation in the same capacity or capacities until their respective successors have been duly appointed.

     SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 92A.250 of the NGCL. Without in any way limiting such effects, at and after the Effective Time (a) the Constituent Corporations shall merge and become and continue as part of a single corporation, SAI, which is the Surviving Corporation, and (b) the Surviving Corporation shall (to the same extent and with the same effect as was the case with the applicable Constituent Corporation): (i) own and possess any and all (A) financial assets, accounts, documents, instruments, equipment, inventory, intellectual property, contracts, general intangibles, real property and improvements, and other assets and properties of each Constituent Corporation, and (B) rights, powers, privileges, security or other entitlements, licenses, franchises and other interests of each Constituent Corporation, all of which will be automatically vested in the Surviving Corporation at the Effective Time (subject to any existing liens or encumbrances thereon, which shall continue unimpaired), and none of which shall be impaired or otherwise adversely affected by the Merger; and (ii) be liable for all of the debts, liabilities, obligations and duties of each Constituent Corporation, all of which will continue unimpaired and may be enforced against the Surviving Corporation to the same extent as it would have been enforceable against the applicable Constituent Corporation.

     SECTION 1.05. Tax Consequences. The Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code for federal income tax purposes, and the Parties will take all commercially reasonable steps in furtherance thereof, including (without limitation) the making of all required filings and the keeping of all required records. The parties to this Agreement hereby adopt this Agreement as a "plan of reorganization" within the meaning of ss.ss.1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

     SECTION 1.06. Further Assurances. If, at any time after the Effective Time, the Surviving Corporation shall consider or be advised that any further deeds, assignments or assurances in law or any other acts are necessary, desirable or proper to vest, perfect or confirm, of record or otherwise, in the Surviving Corporation, the title to any property or right of the Constituent Corporations acquired or to be acquired by reason of, or as a result of, the Merger, or otherwise to carry out the purposes of this Agreement, the Surviving Corporation and its proper officers and directors (on behalf of PIA Acquisition or SAI) shall execute and deliver all such deeds, assignments and assurances in law and do all acts necessary, desirable or proper to vest, perfect or confirm title to such property or right in the Surviving Corporation and otherwise to carry out the purposes of this Agreement, and the proper officers and directors of the Surviving Corporation are fully authorized to take any and all such action.

                                   ARTICLE II

                              MERGER CONSIDERATION

     SECTION 2.01. Conversion of Capital Stock, Etc. At the Effective Time and without any further action on the part of the holder thereof:

          (a) each share of SAI Stock that is issued and outstanding immediately prior to the Effective Time shall automatically be converted into the right to receive one (1) fully paid and nonassessable share of PIA Delaware Stock (which 1:1 ratio will be referred to as the "Exchange Ratio"); and

          (b) each share of common stock of PIA Acquisition, par value $.01 per share, that is issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of PIA Delaware as the holder thereof, be converted into and become one (1) share of common stock of the Surviving Corporation, par value $.01 per share.

     SECTION 2.02. Exchange Procedures. Following the Effective Time, upon surrender to PIA Delaware of stock certificates representing outstanding shares of SAI Stock (the "Certificates"), each holder of SAI Stock shall be entitled to receive, in exchange therefor, one or more new stock certificates representing, in the aggregate, that number of whole shares of PIA Delaware Stock which such holder has the right to receive pursuant to Section 2.01(a) in respect of the shares of SAI Stock evidenced by the Certificate surrendered, and each Certificate so surrendered shall forthwith be canceled; provided, however, that PIA Delaware shall cause ten percent (10%) of the shares which each SPAR Principal and their Family Members (as hereinafter defined) would otherwise have had the right to receive pursuant to Section 2.01(a) (the "Share Escrow Amount") to be registered in the name of, and delivered to, the Indemnity Escrow Agent (as such term is defined in Section 6.01(g) hereof) to be held in accordance with the provisions of the Limited Indemnification Agreement and the Indemnity Escrow Agreement (as such terms are defined in Section 6.01(g) hereof); and provided further that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members.

     SECTION 2.03. No Fractional Shares. Notwithstanding any other provision of this Article II, no fractional shares of PIA Delaware Stock shall be issued in connection with the Merger and any holder of SAI Stock entitled hereunder to receive a fractional share of PIA Delaware Stock but for this Section shall be entitled to receive from PIA Delaware a cash payment (rounded to the nearest whole cent) equal to the product of such fraction multiplied by the last sale price of PIA Delaware Stock as reported on the Nasdaq National Market on the Closing Date.

     SECTION 2.04. SAI Option Assumption and Exchange. As of the Effective Time, PIA Delaware shall be deemed to have assumed all of the outstanding SAI Options, in each case on the terms and conditions set forth in the written option agreements (copies of which have been provided to PIA Delaware). PIA Delaware shall issue to each holder of an outstanding SAI Option, against delivery and cancellation of the agreement evidencing such outstanding SAI Option, a new substitute option (a "Substitute Option") under PIA Delaware's Special Purpose Stock Option Plan substantially in the form of Exhibit B hereto, together with such changes therein as may be made with the approval of the PIA Delaware Board and SAI (the "PIA Special Purpose Plan"). Each Substitute Option shall entitle the SAI Option Holder to purchase the same number of shares of PIA Delaware Stock as the number of shares of SAI Stock that could have been purchased under the SAI Option (reflecting the 1:1 Exchange Ratio) and shall otherwise be issued upon the same terms and conditions as set forth in the written agreement evidencing the SAI Option so surrendered, including (without limitation) the same per share exercise price and the same vesting (if any) as the surrendered SAI Option. Each SAI Option so surrendered shall forthwith be canceled.

     SECTION 2.05. Granting of New Stock Options under the PIA Stock Option Plan. Subject to the consummation of the Merger and the approval by the stockholders of PIA Delaware of the Proposed Plan Amendment (as hereinafter defined), effective as of the close of business on the date on which the Merger is consummated, PIA Delaware shall issue, subject to the availability of shares under PIA Delaware's Amended and Restated 1995 Stock Option Plan (the "PIA Stock Option Plan"), stock options under the PIA Stock Option Plan (each a "New PIA Option") to the persons and in the amounts (which may include unallocated amounts for later allocation by SAI) listed in the letter of even date herewith delivered to PIA Delaware (the "New Option Schedule") or in the terms of the agreement governing such options, which stock options shall cover an aggregate of 2,133,744 shares of PIA Delaware Stock). Except as otherwise indicated on the New Option Schedule or in the terms of the agreements governing such options, each New PIA Option shall (i) vest (become exercisable) in four equal annual installments, (ii) have an exercise price equal to the last sale price for the PIA Delaware Stock as reported on the Nasdaq National Market on the date of issuance and (iii) have such other terms and conditions consistent with the PIA Stock Option Plan as the Board of Directors of PIA Delaware may determine. The New Option Schedule may be amended by SAI (by written notice to PIA Delaware) at any time prior to the issuance of the affected New PIA Options to add or delete names or to increase or decrease the number of shares to be covered by any unissued proposed New PIA Option; provided, however, that the aggregate number of shares of PIA Delaware Stock issuable upon exercise of all New PIA Options (without regard to the vesting provisions thereof) shall not exceed 2,133,744 shares without the prior written consent of PIA Delaware; and provided further that the terms and conditions of any New PIA Option indicated on the New Option Schedule as of the date hereof may not be materially improved (other than a reallocation of shares or allocation of previously unallocated shares to any employee or other recipient permitted under the PIA Stock Plan) without the prior written consent of PIA Delaware.

     SECTION 2.06. Reservation and Registration of Option Shares. PIA Delaware shall take all corporate action necessary to reserve for issuance a sufficient number of shares of PIA Delaware Stock for delivery upon exercise of the Substitute Options and the New PIA Options. As soon as practicable after the Effective Time, to the extent such form is available therefor, PIA Delaware shall file a registration statement on Form S-8 (or any successor form) with respect to the shares of PIA Delaware Stock subject to the Substitute Options and the New PIA Options (and any other PIA Options that the PIA Board may wish to treat similarly). PIA Delaware shall use commercially reasonable efforts to maintain the effectiveness of such registration statement(s) so long as any options covered thereby remain outstanding and unexercised.

     SECTION 2.07. Transfer Taxes. PIA Delaware shall pay any and all transfer taxes incurred in connection the Merger and the stock and option issuances and other transactions contemplated hereunder.

                                  ARTICLE III

               REPRESENTATIONS AND WARRANTIES OF THE SPAR PARTIES

     Except as otherwise disclosed in that certain letter of even date herewith delivered to PIA Delaware prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the

Sections hereof to which the information in such letter relates) (the "SPAR Disclosure Letter"), each SPAR Party, jointly and severally, represents and warrants to the PIA Parties as follows:

     SECTION 3.01. Corporate Existence. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) Each SPAR Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. Each SPAR Party is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the SPAR Parties taken as a whole (a "SPAR Material Adverse Effect").

          (b) As of the date hereof, neither SAI, SIM nor SMI has any assets or liabilities or has conducted any business operations except in anticipation of and in connection with the SPAR Reorganization Transactions and the other transactions contemplated by the SPAR Reorganization Agreement and this Agreement.

          (c) As of the date of this Agreement, no SPAR Party has any subsidiary or owns, of record or beneficially, or controls, directly or indirectly, any other capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity. However, the Parties acknowledge and understand that immediately prior to the Effective Time, upon the terms and subject to the conditions set forth in the Reorganization Agreement, the Reorganization Transactions described in the Recitals hereto will occur.

          (d) The SPAR Disclosure Letter sets forth a list of (i) the names of all predecessor companies of each SPAR Marketing Company, (ii) the names of all entities from which any SPAR Party previously acquired any significant assets, and (iii) all sales (other than in the ordinary course of business) and spinoffs of significant assets by any SPAR Marketing Company since March 31, 1996.

     SECTION 3.02. Authorization and Enforceability. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) Each SPAR Party has the corporate power, authority and legal right to execute, deliver and perform (i) the SPAR Reorganization Agreement, (ii) this Agreement, and (iii) to the extent a party thereto (A) the Business Manager Agreement to be delivered pursuant to Section 6.01(f)(i) hereof,
     (B) the Trademark License Agreements to be delivered pursuant to Section 6.01(f)(ii) hereof, (C) the Limited Indemnification Agreement and the Indemnity Escrow Agreement to be delivered pursuant to Section 6.01(g) hereof, and (D) the releases from SPAR Principals to be delivered pursuant to Section 6.03(g) (together with the SPAR Reorganization Agreement and this Agreement, each a "Merger Document" and collectively the "Merger Documents"). The execution, delivery and performance of the SPAR Reorganization Agreement, this Agreement and the other Merger Documents by each SPAR Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any SPAR Party is necessary to authorize the SPAR Premerger Agreements to which it is a party or this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby.

          (b) The SPAR Premerger Agreements and this Agreement (i) have been duly executed and delivered on behalf of each SPAR Party (to the extent it is a party thereto) and (ii) constitute legal, valid and binding obligations of such SPAR Party, enforceable in accordance with their respective terms, except as may be limited by (A) applicable bankruptcy, insolvency, fraudulent conveyance or transfer, reorganization or other laws affecting any rights, powers, privileges, remedies and interests of creditors generally, (B) rules or principles of equity or public policy affecting the enforcement of obligations generally, whether at law, in equity or otherwise, including (without limitation) those pertaining to materiality, reasonableness, unconscionability, impossibility of performance, redemption or other cure, surety rights or defenses, waiver, latches, estoppel, or judicial deference, or (C) discretionary powers of any court or other authority before which may be brought any proceeding seeking equitable or other remedies, in each case whether at law, in equity or otherwise (the "Bankruptcy Exceptions").

     SECTION 3.03. Capital Stock of the SPAR Parties. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) As of the date of this Agreement, the authorized SAI Stock consists of 50,000,000 shares of capital stock of SAI, which may be issued as either common or preferred stock. The SPAR Disclosure Letter sets forth
     (i) the issued and outstanding capital stock of SAI as of the date of this Agreement and (ii) the names of each proposed SAI Option Holder and the number of shares of SAI Stock purchasable pursuant to their respective SAI Options as of the date hereof. The PIA Parties acknowledge and agree that the schedule of SAI Options may be amended by SAI (by written notice to PIA Delaware) to add or delete names or to increase or decrease the number of shares to be covered by any proposed SAI Option at any time prior to (1) the mailing of the PIA Proxy Statement in the case of any individual whose present or future holdings of shares of PIA Delaware Stock or options to acquire such shares are disclosed in the PIA Proxy Statement, or (2) the Effective Time in the case of any other person. Each of the SAI Options will be evidenced by a written option agreement, copies of which have been provided to PIA Delaware. The SPAR Disclosure Letter sets forth the authorized and the issued and outstanding capital stock of each other SPAR Party as of the date of this Agreement. As of the date of this Agreement, all of the issued and outstanding shares of the capital stock of each SPAR Party are owned beneficially and of record by the SPAR Stockholders in the case of SAI and by the SPAR Principals in the case of all other SPAR Parties, free and clear of all Restrictions (as hereinafter defined), and have been validly issued and are fully paid and nonassessable. "Restrictions" shall mean any and all material liens, security interests, pledges, charges, voting trusts, equities, restrictions, encumbrances and claims of every kind, except for (A) restrictions on sale or resale under the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Securities Act"), or state securities laws, (B) in the case of the SMCI shares, the pledge of the SMCI shares pursuant to the MCI Hypothecation, and (C) in the case of the SPAR Parties that certain Agreement dated December 14, 1992, by and between Robert G. Brown, William H. Bartels and Donald R. Young as escrow agent (as amended, the "Buy-Sell Agreement").

          (b) Upon the consummation of the SPAR Reorganization Transactions upon the terms and subject to the conditions set forth in the Reorganization Agreement, (i) the outstanding shares of SAI Stock will be equal to the number described in the Recitals, above, and will have been validly issued and will be fully paid and nonassessable, (ii) the SPAR Stockholders will own beneficially and of record all of the shares of capital stock of SAI in the amounts indicated in the SPAR Disclosure Letter, free and clear of all Restrictions, (iii) SAI will acquire all of the capital stock of the SPAR Marketing Companies and the SPAR Incentive Companies (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), (iv) SIM will acquire all of the capital stock of SMCI (subject to the pledge of the SMCI shares pursuant to the MCI Hypothecation), and (v) SMI will acquire all of the capital stock of the SPAR Marketing Companies.

          (c) Other than the proposed SAI Options or in connection with the SPAR Reorganization Transactions or this Agreement, as of the date hereof: (i) there are no outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements of any kind pursuant to which any SPAR Party is required to issue any of its authorized but unissued capital stock; and (ii) no SPAR Party has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereof.

     SECTION 3.04. No Violations. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Party (to the extent it is a party thereto) do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under, (i) any existing applicable law, ordinance, or governmental rule or regulation ("Applicable Law") to which any SPAR Party or any SPAR Principal is subject, (ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity (as defined in Section 3.04(d) hereof) that is applicable to any SPAR Party or any SPAR Principal (each a "SPAR Court Order"), (iii) the charter documents of any SPAR Party, or (iv) any SPAR Contract (as defined in Section 3.08), SPAR Realty Lease (as defined in

     Section 3.07(a)), material SPAR Personalty Lease (as defined in Section 3.07(b)) or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any SPAR Marketing Company or any SPAR Principal is a party, by which any SPAR Marketing Company or any SPAR Principal has any rights or by which any of the properties or assets of any SPAR Marketing Company is bound or subject (each a "Material SPAR Document").

          (b) The execution, delivery and performance of the SPAR Premerger Agreements and this Agreement by each SPAR Marketing Company (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material SPAR Document or
     (B) termination, modification or other change in any material respect of the existing rights and obligations of any SPAR Marketing Company under such Material SPAR Document.

          (c) No SPAR Marketing Company, and to the knowledge of each SPAR Marketing Company, no other party thereto, is in default in any material respect under any Material SPAR Document, and to the knowledge of each SPAR Marketing Company, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

          (d) Other than the filing of a pre-merger notification report under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder (the "HSR Act") and in connection with or in compliance with the provisions of the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder (as the same may be supplemented, modified, amended, restated or replaced from time to time, the "Exchange Act"), and the Securities Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of the SPAR Premerger Agreements or this Agreement by any SPAR Party or any SPAR Principal and the performance of the transactions contemplated hereunder and thereunder. As used herein, the term "Governmental Entity" means any court, administrative or regulatory agency or commission, or other governmental authority or instrumentality, domestic, foreign or supranational.

     SECTION 3.05. Financial Statements. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) The SPAR Parties have delivered to PIA Delaware copies of (i) the combined balance sheets of the SPAR Marketing Companies at March 31, 1998 (the "Audited SPAR Marketing Balance Sheet Date"), and March 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited SPAR Marketing Financial Statements"); (ii) the unaudited (but reviewed) combined balance sheets of the SPAR Marketing Companies at December 31, 1998 (the "Interim SPAR Marketing Balance Sheet Date"), and the related combined statements of income and cash flows for the nine month period then ended (the "Interim SPAR Marketing Financial Statements" and together with the Audited SPAR Marketing Financial Statements, the "SPAR Marketing Financial Statements"); and (iii) the balance sheets of MCI at December 31, 1998 (the "Audited MCI Balance Sheet Date"), and December 31, 1997, and the related combined statements of income, cash flows and changes in stockholders' equity for the fiscal years then ended, together with the report of Ernst & Young, LLP thereon (the "Audited MCI Financial Statements"), in each case adjusted to exclude the MCI assets not acquired by SMCI and the other pro forma adjustments contemplated by the MCI Purchase Agreement. The SPAR Marketing Financial Statements have been prepared in accordance with generally accepted accounting principles ("GAAP") consistently applied throughout the periods involved and fairly present the combined financial position and the combined results of operations of the SPAR Marketing Companies as of the dates and for the periods indicated, subject in the case of the Interim SPAR Marketing Financial Statements to nonrecurring year end audit adjustments, which adjustments would not in the aggregate be materially adverse to the financial condition of the SPAR Marketing Companies. To the knowledge of the SPAR Parties, based upon such audit, the Audited MCI Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the pro forma financial position and the results of operations of MCI as of the dates and for the periods indicated.

          (b) The Interim SPAR Marketing Financial Statements contain all adjustments of a normal recurring nature, based upon historical operations of the SPAR Marketing Companies and reporting determinations made with respect to the most recent Audited SPAR Marketing Financial Statements, necessary to present fairly the financial position for the periods then ended.

     SECTION 3.06. Permits. Except as otherwise set forth in the SPAR Disclosure
Letter:

          (a) Each SPAR Marketing Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such SPAR Marketing Company in the conduct of its business (each a "SPAR Permit" and collectively the "SPAR Permits").

          (b) Each SPAR Permit is valid and in full force and effect, and no SPAR Permit will be terminated or impaired in any material respect or become terminable as a result of the SPAR Premerger Transactions, the Merger or any other transaction contemplated by this Agreement.

     SECTION 3.07. Real and Personal Property. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) All buildings, leasehold improvements, structures, facilities, and fixtures used in any material respect by any SPAR Marketing Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "SPAR Premises") (i) are leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Realty Lease" and collectively the "SPAR Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) are used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all SPAR Realty Leases is set forth in the SPAR Disclosure Letter. No SPAR Marketing Company owns any real estate.

          (b) All items of equipment and other tangible property and assets used in any material respect by any SPAR Marketing Company in the conduct of its business (i) are either (A) owned by any SPAR Marketing Company, or (B) leased by any SPAR Marketing Company pursuant to a valid lease (each a "SPAR Personalty Lease" and collectively the "SPAR Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their construction, use and operation. A list of all SPAR Personalty Leases is set forth in the SPAR Disclosure Letter.

     SECTION 3.08. Contracts and Commitments. The SPAR Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each SPAR Marketing Company (the "SPAR Contracts"), to which any SPAR Marketing Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

          (a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

          (b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

          (c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

          (d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a SPAR Marketing Company;

          (e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a SPAR Marketing Company;

          (f) agreement, contract, commitment or other legally binding arrangement containing a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

          (g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a SPAR Permit);

          (h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any SPAR Marketing Company;

          (i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

          (j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

          (k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any SPAR Marketing Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any SPAR Marketing Company, any employee of any SPAR Marketing Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

          (l) agreement, contract, commitment or other legally binding arrangement of any SPAR Marketing Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof);

in each case excluding the SPAR Premerger Agreements, the SPAR Realty Leases, the SPAR Personalty Leases, the SPAR Trademark Licenses, the SPAR Permits and this Agreement (which are not intended, and shall not be deemed or construed, to be SPAR Contracts). Except as otherwise set forth in the SPAR Disclosure Letter:
(A) each of the SPAR Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions; (B) each SPAR Marketing Company is, and to the knowledge of such SPAR Marketing Company, all other parties thereto are, in material compliance with the provisions thereof in all material respects; and (C) no SPAR Marketing Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

     SECTION 3.09. Insurance. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the assets, properties and operations of each SPAR Marketing Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts that are adequate in the judgment of the SPAR Marketing Companies in relation to the business and assets of such SPAR Marketing Company; (b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received, and to the knowledge of the SPAR Marketing Companies, with respect to any such policy, there is no existing default or event that with the giving of notice or lapse of time (or both), would constitute a material default under any such policy; and (c) no SPAR Marketing Company has been refused any insurance, nor has any SPAR Marketing Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

     SECTION 3.10. Employees. Except as otherwise set forth in the SPAR Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the SPAR Marketing Companies, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees;
(c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the SPAR Marketing Companies, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the employees of the SPAR Marketing Companies are not covered by any collective bargaining agreement; and (e) each SPAR Marketing Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

     SECTION 3.11. Employee Benefit Plans and Arrangements. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) The SPAR Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants, or directors of any SPAR Marketing Company (a "SPAR Benefit Plan"). As used in this Agreement: "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time; "Pension Plan" of a referenced party shall mean each "employee pension benefit plan" (as defined in Section 3(2) of ERISA) of the referenced party; "Welfare Plan" of a referenced party shall mean each "employee welfare benefit plan" (as defined in Section 3(i) of ERISA) of the referenced party; "Other ERISA Benefit" of a referenced party shall mean any plan or agreement governed by ERISA or the Code of the referenced party relating to deferred compensation, bonus and performance compensation (other than salesmen commissions), stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday fringe benefits, personnel policy, reimbursement program, insurance, welfare or similar plan, program, policy or arrangement; and "Benefit Plan" of a referenced party shall mean each Pension Plan, Welfare Plan and Other ERISA Benefit of the referenced party; in each case to the extent maintained or contributed to, or required to be maintained or contributed to, by or for which there otherwise is any liability as of the Effective Time, of such party or its respective affiliates or any other person or entity that, together with such party, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (each, together with such party, a "Commonly Controlled Entity") for the benefit of any present or former officer, employee, consultant or director.

          (b) Each SPAR Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such SPAR Benefit Plan. Each SPAR Benefit Plan that is a Pension Plan and intended to be qualified under Section 401(a) of the Code (each a "SPAR Pension Plan") has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the SPAR Marketing Companies, no condition exists or has occurred that would adversely affect any such determination. Neither any SPAR Benefit Plan, nor any SPAR Marketing Company, nor to the knowledge of any SPAR Marketing Company any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by
     Section 406 of ERISA or Section 4975 of the Code (i) for which an exemption is not applicable, or (ii) that would be reasonably likely to subject any SPAR Marketing Company to a material amount of tax or penalty imposed by
     Section 4975 of the Code or Section 502 of ERISA. To the knowledge of the SPAR Marketing Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the SPAR Marketing Companies, no condition exists that would be reasonably likely to subject any SPAR Marketing Company to a material amount of penalty under Section 4071 of ERISA.

          (c) Neither any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company is or has ever been party to any "multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of (i) the most recent annual report (Form 5500 series) and any attached schedules for each SPAR Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each SPAR Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each SPAR Pension Plan have been provided to PIA Delaware.

          (d) With respect to each SPAR Benefit Plan, there are no actions, suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of Section 414(p) of the Code) pending or, to the knowledge of the SPAR Marketing Companies, overtly threatened against any SPAR Benefit Plan, any SPAR Marketing Company, any Commonly Controlled Entity of any SPAR Marketing Company or any trustee or agent of any SPAR Benefit Plan, nor to the knowledge of the SPAR Marketing Companies, is there any reasonable basis for such claims.

          (e) With respect to each SPAR Benefit Plan to which any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such SPAR Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of
     Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any SPAR Pension Plan, and no condition exists that would be reasonably expected to result in any SPAR Marketing Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any SPAR Marketing Company. All premiums payable to the Pension Benefit Guaranty Corporation (the "PBGC") have been paid prior to becoming overdue. Neither the PBGC nor any SPAR Marketing Company nor any Commonly Controlled Entity of any SPAR Marketing Company has instituted proceedings to terminate any SPAR Pension Plan that is subject to Title IV of ERISA, and the PBGC has not informed any SPAR Marketing Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company was required to have paid as a contribution to any SPAR Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the SPAR Pension Plans ended prior to the date of this Agreement), and none of the SPAR Pension Plans has incurred any material amount of "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such SPAR Pension Plan ended prior to the date of this Agreement.

          (f) No SPAR Pension Plan is a defined benefit pension plan. Each SPAR Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no SPAR Marketing Company has received any claim or notice that any such SPAR Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No SPAR Marketing Company and no Commonly Controlled Entity of any SPAR Marketing Company is in default in any material respect in performing any of its contractual obligations under any SPAR Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any SPAR Benefit Plan other than liabilities for benefits to be paid to participants in any SPAR Benefit Plan and their beneficiaries in accordance with the terms of such SPAR Benefit Plan. Each SPAR Benefit Plan may be amended or modified or terminated by the applicable SPAR Marketing Company or a Commonly Controlled Entity of a SPAR Marketing Company at any time without liability except under any defined pension benefit plan. No SPAR Benefit Plan other than a SPAR Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

          (g) The consummation of the transactions contemplated by the SPAR Premerger Agreements and this Agreement will not: (A) entitle any employee of any SPAR Marketing Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee;
     (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any SPAR Marketing Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

          (h) With respect to each SPAR Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

          (i) Each SPAR Benefit Plan that constitutes a "welfare benefit plan" (within the meaning of Section 3(i) of ERISA) for which contributions are claimed by any SPAR Marketing Company or any Commonly Controlled Entity of any SPAR Marketing Company as deductions under any provision of the Code is in material compliance with all applicable requirements pertaining to such deduction. With respect to any "welfare benefit fund" (within the meaning of Section 419 of the Code) related to such a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under
     Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination.

          (j) No SPAR Marketing Company has any Benefit Plan outside of the United States.

          (k) All persons classified by any SPAR Marketing Company as independent contractors or "leased employees" within the meaning of Section 414(n) of the Code ("SPAR Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each SPAR Marketing Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No SPAR Marketing Company has any obligation to provide benefits with respect to such independent contractors or SPAR Leased Employees under any SPAR Benefit Plan or otherwise.

     SECTION 3.12. Compliance with Law. Except as otherwise set forth in the SPAR Disclosure Letter: each SPAR Marketing Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such SPAR Marketing Company's business, operations, assets or properties are subject.

     SECTION 3.13. Transactions With Affiliates. Except as otherwise set forth in the SPAR Disclosure Letter: (a) no stockholder and no director, officer or employee of any SPAR Marketing Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such SPAR Marketing Company; and
(b) the SPAR Disclosure Letter includes a complete list as of the date hereof of all amounts owed by any SPAR Marketing Company to any SPAR Principal (other than salary and expense reimbursements in the normal course) or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course) or owed on account of any loan or advance to any SPAR Marketing Company by any SPAR Principal or any affiliate of any SPAR Principal (other than for goods purchased or services rendered in the normal course).

     SECTION 3.14. Litigation. Except as otherwise set forth in the SPAR Disclosure Letter, as of the date hereof: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity, is pending (or to the knowledge of the SPAR Marketing Companies) overtly threatened against any SPAR Marketing Company, other than litigation that (i) is not reasonably likely to be adversely determined or (ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a SPAR Material Adverse Effect; and
(b) no SPAR Marketing Company is a party to or subject to the provisions of any SPAR Court Order.

     SECTION 3.15. Taxes. Except as otherwise set forth in the SPAR Disclosure
Letter:

          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any SPAR Marketing Company (the "SPAR Tax Returns") with respect to any material federal, state, local or foreign taxes, assessments, interest, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, withholding, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition, and interest and penalties therein, under the Applicable Laws of the United States or any state or Municipal or political subdivision thereof or any foreign country or political subdivision thereon ("Taxes") have been timely filed with the appropriate governmental agencies in all jurisdictions in which such SPAR Tax Returns are required to be filed, and all such SPAR Tax Returns are true, complete and correct in all material respects and fairly reflect the liabilities of the SPAR Marketing Companies for Taxes for the periods, property or events covered thereby.

          (b) All Taxes, including (without limitation) those called for by the SPAR Tax Returns, required to be paid or withheld by any SPAR Marketing Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith, and other than those being contested, if any, as set forth in the SPAR Disclosure Letter) have been timely paid or withheld.

          (c) The accruals for Taxes contained in the Interim SPAR Marketing Financial Statements for the Tax liabilities of the SPAR Marketing Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time), except that no accruals have been made for income Taxes for SINC and SBRS, which are Subchapter S corporations under the Code. SMF utilizes the accrual method of accounting for income tax purposes, SINC and SBRS utilize the cash method of accounting for income tax purposes, and none of them has changed its method of accounting for income tax purposes in the past five years. Each SPAR Marketing Company that has filed SPAR Tax Returns under Subchapter S of the Code has made a timely and effective election to be taxed under the provisions of Subchapter S of the Code and has at no time been taxable under the provisions of Subchapter C of the Code. No such SPAR Marketing Company has any net unrealized built-in gain that has not been recognized within the meaning of Section 1374 of the Code.

          (d) No SPAR Marketing Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no SPAR Marketing Company has assumed any Tax liability of any other person or entity under contract.

          (e) No SPAR Marketing Company has received any notice of assessment or proposed assessment in connection with any SPAR Tax Returns, other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any SPAR Marketing Company or any of its assets or properties. No SPAR Marketing Company has extended, or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes.

          (f) There are now, and as of immediately following the Effective Time there will be, no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any SPAR Marketing Company relating to or attributable to Taxes. To the knowledge of the SPAR Marketing Companies, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any SPAR Marketing Company or otherwise have a SPAR Material Adverse Effect.

          (g) None of the SPAR Marketing Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the SPAR Marketing Companies, have been fully and properly paid, withheld, accrued or recorded.

     SECTION 3.16. Intellectual Property Matters. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) The SPAR Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any SPAR Marketing Company in the conduct of its business (the "SPAR Intellectual Property"), excluding, however, all readily commercially available software programs licensed to a SPAR Marketing Company (for example, without limitation, Windows, Windows NT, MS Word, MS Excel, and MS Explorer) ("Commercial Software"), which Commercial Software need not be set forth on such schedule. All of the SPAR Intellectual Property is (or will be as of the Effective Time) owned by or licensed to STM or one of the SPAR Marketing Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien, and except for the SPAR Trademark Licenses and the Business Manager Agreement). At or before the Closing, (i) SIT and SMS will enter into non-exclusive perpetual royalty free licenses with STM respecting their use of the name "SPAR" and certain other trademarks and related rights owned or to be owned by STM (the "SPAR Trademark Licenses") such agreement to be substantially in the form attached as Exhibit C hereto, and (ii) SMF, SMS and SIT will enter into a Software Ownership Agreement with respect to the Internet job scheduling software (called "Business Manager") jointly developed and owned by them, such agreement to be substantially in the form attached as Exhibit D hereto (the "Business Manager Agreement").

          (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements from any SPAR Marketing Company as a licensor, pertaining to the current use of the SPAR Intellectual Property, except as may be applicable under the Commercial Software, the SPAR Trademark Licenses and the Business Manager Agreement.

          (c) No SPAR Marketing Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the SPAR Marketing Companies, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any SPAR Marketing Company. None of the SPAR Intellectual Property is subject to any outstanding order, decree or judgment. No SPAR Marketing Company has agreed to indemnify any person or entity for or against any infringement of or by the SPAR Intellectual Property. Except for (i) the SPAR Intellectual Property licensed or to be licensed to SMS and SIT by STM, (ii) the common ownership of the software reflected in the Business Manager Agreement, and (iii) the ownership of and director and officer positions in the SPAR Marketing Companies, SGI, SMS, SIT, STM and the SPAR Parties, no present or former employee of any SPAR Marketing Company, and no person or entity other than SGI, SMS, SIT, STM and the SPAR Parties (and the SPAR Principals solely as the officers and shareholders thereof), directly or indirectly owns or has any proprietary, financial or other interest in, in whole or in part, any SPAR Intellectual Property.

          (d) All SPAR Intellectual Property in the form of computer software that is utilized by any SPAR Marketing Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the SPAR Marketing Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

     SECTION 3.17. Existing Condition. Except as otherwise set forth in the SPAR Disclosure Letter, since the Interim SPAR Marketing Balance Sheet Date, no SPAR Marketing Company has:

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice (including, without limitation, advances under its commitments and lines of credit), the liabilities contemplated under the SPAR Premerger Agreements;

          (b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice (including, without limitation, repayments under its commitments and lines of credit), or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any SPAR Material Adverse Effect;

          (c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any SPAR Marketing Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice, and except for the transactions contemplated under the SPAR Premerger Agreements and this Agreement;

          (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever, other than (i) in the ordinary course of business (including, without limitation, future advances and floating liens under existing, increased or replacement credit facilities), or (ii) in connection with the financing of the MCI Acquisition;

          (e) made or suffered any early cancellation or termination of any Material SPAR Document (other than in the ordinary course of business with a vendor to a SPAR Marketing Company); or amended, modified or waived any substantial debts or claims held by it under any Material SPAR Document other than in the ordinary course of business;

          (f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any of shares of its capital stock or its other ownership interests;

          (g) suffered any damage, destruction or loss that has had or will have
     (i) a SPAR Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

          (h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

          (i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the SPAR Marketing Companies taken as a whole;

          (j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a SPAR Material Adverse Effect;

          (k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a SPAR Material Adverse Effect);

          (l) changed any of the accounting principles followed by it or the methods of applying such principles, other than the contemplated change for certain of the SPAR Marketing Companies from "subchapter s" status to "subchapter c" status for federal income tax purposes (to be effected shortly before the Effective Time) and other changes in implementing the SPAR Premerger Transactions;

          (m) except as contemplated by the SPAR Premerger Agreements or this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

          (n) except as contemplated by the SPAR Premerger Agreements or this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

          (o) agreed to take any of the actions referred to above.

     SECTION 3.18. Books of Account. Except as otherwise set forth in the SPAR Disclosure Letter: (a) the books, records and accounts of each SPAR Marketing Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such SPAR Marketing Company; and (b) no SPAR Marketing Company has engaged in any transaction, maintained any bank account or used any of the funds of such SPAR Marketing Company except for transactions, bank accounts and funds that have been and are fairly reflected in the normally maintained books and records of the business.

     SECTION 3.19. Environmental Matters. Except as otherwise set forth in the SPAR Disclosure Letter:

          (a) Each SPAR Marketing Company has secured, and is in compliance in all material respects with, all Environmental Permits (as such term is defined below), with respect to any premises on which its business is operated. Each SPAR Marketing Company is in compliance in all material respects with all applicable Environmental Laws (as hereinafter defined).

          (b) As used herein: (i) "Environmental Laws" shall mean any and all treaties, laws, regulations, ordinances, enforceable requirements, binding determinations, orders, decrees, judgments, injunctions, permits, approvals, authorizations, licenses or binding agreements issued, promulgated or entered into by any Governmental Entity, relating to the environment, preservation or reclamation of natural resources, or to the management, Release (as defined below) or overtly threatened Release of or exposure to Hazardous Substances (as such term is defined below), including, CERCLA (as such term is defined below), the Resource Conservation and Recovery Act. 42 U.S.C. Section 6901 et seq., the Federal Water Pollution Control Act, 33 U.S.C. Section 1251 et seq., the Clean Air Act, 42 U.S.C. Section 7401 et seq., the Toxic Substances Control Act, 15 U.S.C. Section 2601 et seq., the Occupational Safety and Health Act, 29 U.S.C. Section 651 et seq., the Emergency Planning and Community Right-to-Know Act of 1986, 42 U.S.C. Section 11001 et. seq., the Safe Drinking Water Act, 42 U.S.C. Section 300(f) et seq., the Hazardous Materials Transportation Act, 49 U.S.C. Section 1801 et seq., and any similar or implementing state or local law and all amendments or regulations promulgated thereunder; (ii) "Release" shall mean any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration of any Hazardous Substance in, into, onto or through the environment (including ambient air, surface water, ground water, soils, land surface, subsurface strata, workplace or structure); (iii) "CERCLA" shall mean the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. Section 9601 et seq.;
     (iv) "Hazardous Substances" shall mean any waste or other substance that is listed, defined, designated, or classified as, or otherwise determined to be, hazardous, radioactive, or toxic under or pursuant to any Environmental Law, including any admixture or solution thereof, and specifically including petroleum and all derivatives thereof or synthetic substitutes therefor and asbestos or asbestos-containing materials; and (v) the term "Environmental Permits" means all permits, licenses, approvals or authorizations from any Governmental Entity required under Environmental Laws.

          (c) No SPAR Marketing Company has: (x) received any written communication from any Governmental Entity that alleges that any SPAR Marketing Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no SPAR Marketing Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect; or (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the SPAR Marketing Companies, overtly threatened to or against any material assets or properties of any SPAR Marketing Company pursuant to any Environmental Law.

          (d) To the knowledge of the SPAR Marketing Companies: (i) there has been no unlawful treatment, storage, disposal or release by any SPAR Marketing Company or any of its representatives of any Hazardous Substance on any SPAR Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any SPAR Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any SPAR Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any SPAR Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no polychlorinated biphenyls ("PCBs") leaking from any article, container or equipment located on or under any SPAR Premises, and there are no such articles, containers or equipment containing leaking PCBs; and (vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any SPAR Premises.

     SECTION 3.20. No Illegal Payments. No SPAR Marketing Company and, to the knowledge of the SPAR Marketing Companies, no affiliate, officer, agent or employee of any SPAR Marketing Company, has directly or indirectly on behalf of or with respect to any SPAR Marketing Company during the past five years, (a) made any unlawful domestic or foreign political contributions, (b) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (c) received any payment or services that were unlawful in any material respect for the payer or the provider of such services to make or provide, or (d) made any payment to any person or entity, or agent or employee thereof, in connection with any SPAR Contract to induce such person or entity to enter into such SPAR Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive. No SPAR Marketing Company has during the past five years,
(i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP in any material respect, or (ii) had any off-book bank or cash accounts or "slush funds" related to any SPAR Marketing Company.

     SECTION 3.21. Brokers. The SPAR Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any SPAR Marketing Company or (to the knowledge of any SPAR Marketing Company) any SPAR Principal has paid or will be obligated to pay in connection with the transactions contemplated by the SPAR Premerger Agreements or this Agreement.

     SECTION 3.22. No Misrepresentation by the SPAR Marketing Companies. The representations and warranties of the SPAR Marketing Companies made or contained in this Agreement (whether with respect to any SPAR Marketing Company or otherwise), and the information contained in the SPAR Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any SPAR Marketing Company in connection with the transactions contemplated by this Agreement (whether with respect to any SPAR Marketing Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

                                   ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF THE PIA PARTIES

     Except as otherwise disclosed in that certain letter of even date herewith delivered to the SPAR Parties prior to the execution hereof (which letter shall contain appropriate references and cross references to identify the Sections hereof to which the information in such letter relates) (the "PIA Disclosure Letter"), each PIA Party, jointly and severally, represents and warrants to the SPAR Parties as follows:

     SECTION 4.01. Corporate Existence. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) Each PIA Party is a corporation duly organized, validly existing and in good standing under the laws of its state of incorporation. PIA Delaware has no subsidiaries other than PIA California. The PIA Disclosure Letter sets forth a complete list of the subsidiaries of PIA California (individually, a "PIA Subsidiary" and collectively, the "PIA Subsidiaries") and the owner of each.

          (b) Each PIA Subsidiary is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation. PIA Delaware, PIA California, and the PIA Subsidiaries are sometimes collectively referred to individually as a "PIA Company" and collectively as the "PIA Companies".

          (c) Each PIA Company is duly qualified to conduct business and is in good standing as a foreign corporation in each jurisdiction in which the conduct of its business requires it to be so qualified, except where the failure to be so qualified would not have a material adverse effect on the business, operations, properties, assets or financial condition of the PIA Companies taken as a whole (a "PIA Material Adverse Effect").

          (d) As of the date of this Agreement, except to the extent it is the sole stockholder of another PIA Company, no PIA Company owns, of record or beneficially, or controls, directly or indirectly, any capital stock, any securities convertible into capital stock or any other equity interest in any corporation, association or other business entity or is, directly or indirectly, a participant in any joint venture, partnership or other non-corporate entity.

     SECTION 4.02. Authorization and Enforceability. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) Each PIA Party has the corporate power, authority and legal right to execute, deliver and perform this Agreement and the other Merger Documents to which it is a party.

          (b) The execution, delivery and performance of this Agreement and each of the other Merger Documents by each PIA Party (to the extent it is a party thereto) have been duly authorized by all necessary corporate action and no further corporate action on the part of any PIA Party is necessary to authorize this Agreement or any other Merger Document to which it is a party or the performance of the transactions contemplated hereby or thereby; provided however, that the issuance of the shares of PIA Delaware Stock pursuant to Section 2.01(a) (the "Share Issuance") (i) must be approved by the stockholders of PIA Delaware in accordance with Rule 4310(c)(25) of The Nasdaq Stock Market (the "Nasdaq Rules") and (ii) cannot be effected prior to the approval of the Proposed PIA Certificate of Amendment (as defined in Section 4.03(b) hereof) by the stockholders of PIA Delaware as required by the General Corporation Law of the State of Delaware (the "DGCL").

          (c) This Agreement has been duly executed and delivered on behalf of each PIA Party and constitutes a legal, valid and binding obligation of each PIA Party, enforceable in accordance with its terms, except as may be limited by the Bankruptcy Exceptions.

     SECTION 4.03. Capital Stock of the PIA Parties. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) As of the date of this Agreement, the authorized capital stock of PIA Delaware consists of (i) 15,000,000 shares of PIA Delaware Stock, of which 5,478,458 shares are issued and outstanding and fully paid and non assessable, and (ii) 3,000,000 shares of preferred stock, $0.01 par value per share, of which none have been issued or are outstanding. All of the issued and outstanding shares of capital stock of PIA California are owned beneficially and of record by PIA Delaware, all of the issued and outstanding shares of capital stock of each of the PIA Subsidiaries are owned beneficially and of record by PIA California, and all such shares of capital stock are free and clear of all Restrictions and have been validly issued and are fully paid and nonassessable.

          (b) The Board of Directors of PIA Delaware (the "PIA Delaware Board")
     (i) has authorized and approved the adoption of an amendment to PIA Delaware's certificate of incorporation in the form annexed hereto as Exhibit E (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Charter Amendment"), which (among other things) provides for an increase in the authorized number of shares of PIA Delaware Stock to 47,000,000 shares, changes the name of PIA Delaware to "SPAR GROUP, INC." (or such other name as the Parties may mutually agree prior to the mailing of the PIA Proxy Materials) and deletes Article Tenth containing the prohibition against actions by stockholders without a meeting (i.e., Charter Amendment No. 1, Charter Amendment No. 2, Charter Amendment No. 3 as defined in the PIA Proxy Statement); (ii) has authorized for inclusion in the proxy statement, a proposal to authorize the PIA Delaware Board, if deemed necessary in its sole discretion (after obtaining the consent of the SPAR Parties, if such amendment is to be effected prior to the Merger or the termination of this Agreement), to amend PIA Delaware's certificate of incorporation (in the form annexed hereto as Exhibit E-1) to effect a reverse stock split of the issued and outstanding shares of PIA Delaware Stock on the basis of one of the following ratios; one new share in exchange for every two issued and outstanding shares, one new share in exchange for every three issued and outstanding shares, or one new share in exchange for every four issued and outstanding shares, with the PIA Delaware Board having the discretion to determine the appropriate ratio to use immediately prior to effecting the reverse stock split (the "Reverse Split Proposal" and together with the Charter Amendment, the "Proposed PIA Certificate of Amendment"), and (iii) has directed that the Proposed PIA Certificate of Amendment be submitted to PIA Delaware's stockholders at the PIA Stockholders Meeting (as such term is defined in

     Section 5.01). Upon the approval of the Proposed PIA Certificate of Amendment by the stockholders of PIA Delaware as required by the DGCL and the filing thereof with the Secretary of State of the State of Delaware, the shares of PIA Delaware Stock to be issued in connection with the Merger will be duly authorized and, when issued as contemplated hereby at and after the Effective Time, will be validly issued, fully paid and nonassessable and free of all Restrictions.

          (c) The PIA Disclosure Letter sets forth a complete list of all outstanding rights, subscriptions, warrants, calls, convertible securities, unsatisfied preemptive rights, options or other agreements or arrangements of any kind pursuant to which any PIA Company may be required to issue any of its authorized but unissued capital stock. No PIA Company has any obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any outstanding shares of capital stock or to pay any dividend or make any distribution in respect thereto. The PIA Delaware Board has approved the adoption of the PIA Special Purpose Plan, a copy of which is annexed hereto as Exhibit B, pursuant to which the Substitute Options will be issued as provided in Section 2.04 hereof. The PIA Delaware Board has also approved an amendment and restatement of the PIA 1995 Stock Option Plan, a copy of which is annexed hereto as Exhibit F (together with such changes as may be made therein in accordance with the PIA Delaware Board's approval, but subject to the consent of the SPAR Parties, the "Proposed Plan Amendment"), that would (among other things) increase the number of shares of Common Stock issuable upon the exercise of options granted thereunder from 1,300,000 shares to 3,500,000 shares, subject to the consummation of the Merger.

     SECTION 4.04. No Violations. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) The execution, delivery and performance of this Agreement by the PIA Parties do not and will not violate or result in the breach of any term, condition or provision of, or require the consent of any other person under (i) any existing Applicable Law to which any PIA Company is subject,
     (ii) any judgment, order, writ, injunction, decree or award of any Governmental Entity that is applicable to any PIA Company (each a "PIA Court Order"), (iii) the charter documents of any PIA Company, or (iv) any PIA Contract, PIA Realty Lease, material PIA Personalty Lease or other material mortgage, indenture, agreement, contract, commitment, lease, permit, plan, authorization, instrument or document to which any PIA Company is a party, by which any PIA Company has any rights or by which any of the properties or assets of any PIA Company is bound or subject (each a "Material PIA Document").

          (b) The execution, delivery and performance of this Agreement by each PIA Party (to the extent it is a party thereto) will not be reasonably likely to result in (A) any termination, cancellation or acceleration of any Material PIA Document or (B) termination, modification or other change in any material respect of the existing rights and obligations of any PIA Party under such Material PIA Document.

          (c) No PIA Company, and to the knowledge of each PIA Party, no other party thereto, is in default in any material respect under any Material PIA Document, and to the knowledge of each PIA Party, no event has occurred that with the giving of notice or lapse of time (or both) would constitute such a default.

          (d) Other than the filing of a pre-merger notification report under the HSR Act and in connection with or in compliance with the provisions of the Securities Act and the Exchange Act, no authorization, approval or consent of, and no registration or filing with, any Governmental Entity is required in connection with the execution and delivery of this Agreement by any PIA Party and the performance of the transactions contemplated hereunder .

     SECTION 4.05. Financial Statements. Except as otherwise disclosed in the PIA Disclosure Letter: PIA Delaware has delivered to the SPAR Parties copies of the consolidated balance sheets of the PIA Companies at December 31, 1998 (the "PIA Balance Sheet Date"), and December 31, 1997, and the related consolidated statements of income, cash flows and changes in stockholder's equity for the fiscal years then ended, together with the report of Deloitte & Touche LLP thereon (the "PIA Financial Statements"). The PIA Financial Statements have been prepared in accordance with GAAP consistently applied throughout the periods involved and fairly present the consolidated financial position and the consolidated results of operations of the PIA Companies as of the dates and for the periods indicated.

     SECTION 4.06. Permits. Except as otherwise disclosed in the PIA Disclosure
Letter:

          (a) Each PIA Company owns, holds, possesses or lawfully uses in the operation of its business all governmental franchises, licenses, permits, easements, rights, applications, filings, registrations and other authorizations that are necessary for it to conduct its business as now conducted in all material respects or for the ownership and use of the material assets owned or used by such PIA Company in the conduct of its business (each a "PIA Permit" and collectively the "PIA Permits").

          (b) Each PIA Permit is valid and in full force and effect and no PIA Permit will be terminated or impaired in any material respect or become terminable as a result of the Merger or any other transaction contemplated by this Agreement.

     SECTION 4.07. Real and Personal Property. Except as otherwise set forth in the PIA Disclosure Letter:

          (a) All buildings, leasehold improvements, structures, facilities, and fixtures used in any material respect by any PIA Company in the conduct of its business (limited in the case of leased property to the primary demised premises) (each a "PIA Premises") (i) are leased by a PIA Party pursuant to a valid lease (each a "PIA Realty Lease" and collectively the "PIA Realty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) used in compliance in all material respects with all Applicable Laws and authorizations relating to their construction (limited to tenant improvements in the case of leased property), use and operation. A list of all PIA Realty Leases is set forth in the PIA Disclosure Letter. No PIA Company owns any real estate.

          (b) All items of equipment and other tangible property and assets used in any material respect by any PIA Company in the conduct of its business
     (i) are either (A) owned by a PIA Company, or (B) leased by a PIA Company pursuant to a valid lease (each a "PIA Personalty Lease" and collectively the "PIA Personalty Leases"), except as may be limited by the Bankruptcy Exceptions, (ii) are in good operating condition and repair (subject to normal wear and tear, replacement, retirement, and maintenance), (iii) are usable in the regular and ordinary course of business, and (iv) comply in all material respects with all Applicable Laws and authorizations relating to their use and operation. A list of all PIA Personalty Leases is set forth in the PIA Disclosure Letter.

     SECTION 4.08. Contracts and Commitments. The PIA Disclosure Letter sets forth an accurate, correct and complete list of all material agreements, contracts, commitments, arrangements and understandings, written or oral, including all amendments and supplements thereto, of each PIA Company (the "PIA Contracts"), to which any PIA Company is a party or is bound, or by which any of their respective assets are bound, and which involve any:

          (a) agreement, contract, commitment or other legally binding arrangement with any present or former (within the past two years) officer, employee or material consultant involving annual salaries or minimum annual payments of $100,000 or more (excluding normal salesmen's commissions);

          (b) agreement, contract, commitment or other legally binding arrangement for the future purchase of, or payment for, supplies or products, or for the performance of services by a third party involving in any one case $100,000 or more (other than those that may be terminated without penalty);

          (c) agreement, contract, commitment or other legally binding arrangement to sell or supply products or to perform services involving in any one case $100,000 or more (other than those that may be terminated without penalty);

          (d) agreement, contract, commitment or other legally binding arrangement continuing over a period of more than twelve months from the date hereof and requiring more than $100,000 in annual payments by a PIA Company;

          (e) sales representative, sales agency or similar agreement, contract, commitment or other legally binding arrangement with any Person not under the employ, control or direction of a PIA Company;

          (f) agreement, contract, commitment or other legally binding arrangement containing, a provision to indemnify any person or entity or assume any tax, environmental or other non-ordinary course liability;

          (g) agreement, contract, commitment or other legally binding arrangement with any Governmental Entity (other than a PIA Permit);

          (h) note, debenture, bond, equipment trust agreement, letter of credit agreement, loan agreement or other contract for the borrowing or lending of money, or any guarantee, pledge or undertaking of or credit support for the indebtedness of any other person by any PIA Company;

          (i) agreement, contract, commitment or other legally binding arrangement for any charitable or political contribution;

          (j) agreement, contract, commitment or other legally binding arrangement for any capital expenditure or leasehold improvement in excess of $100,000;

          (k) agreement, contract, commitment or other legally binding arrangement limiting or restraining: (i) any PIA Company or any successor thereto from engaging in the businesses of the SPAR Parties or PIA Parties post Merger (other than any customer contract not in excess of $100,000 that may contain such a prohibition with respect to the performance of services for the customer's competitors); or (ii) to the knowledge of any PIA Delaware or PIA California, any employee of any PIA Company from engaging in or competing with the businesses of the SPAR Parties or PIA Parties post Merger on behalf of the Parties; or

          (l) agreement, contract, commitment or other legally binding arrangement of any PIA Company not made in the ordinary course of business (other than as would have been disclosable in one of the preceding clauses but for the amount or term thereof).

in each case excluding the PIA Realty Leases, the PIA Personalty Leases and this Agreement (which are not intended, and shall not be deemed or construed, to be PIA Contracts). Each of the PIA Contracts is valid and enforceable in all material respects, except as may be limited by the Bankruptcy Exceptions. No PIA Company is nor has ever been a party to any contract with any Governmental Entity subject to retroactive price redetermination or renegotiation.

     SECTION 4.09. Insurance. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the assets, properties and operations of each PIA Company are insured under various policies of general liability, workers' compensation and other forms of insurance in amounts which are adequate in the judgment of the PIA Companies in relation to the business and assets of such PIA Company;
(b) all such policies are in full force and effect in accordance with their terms, no notice of cancellation has been received and to the knowledge of the PIA Companies with respect to any such policy, and there is no existing default or event that with the giving of notice or lapse of time (or both) would constitute a material default under any such policy; and (c) no PIA Company has been refused any insurance, nor has any Company's coverage been limited, by any insurance carrier to which it has applied for insurance or with which it has carried insurance during the past five years.

     SECTION 4.10. Employees. Except as otherwise disclosed in the PIA Disclosure Letter: (a) there have not been in the past five years and, to the knowledge of the PIA Parties, there are not pending, any organized or coordinated labor disputes, work stoppages, requests for representation, pickets or work slow-downs due to labor disagreements; (b) there are and have been no unresolved material violations of any laws of any Governmental Entity respecting the employment of any employees; (c) there is no unfair labor practice, charge or complaint pending, unresolved or, to the knowledge of the PIA Parties, overtly threatened that would be reasonably likely to be brought or filed with the National Labor Relations Board or similar body in any foreign country; (d) the PIA Disclosure Letter describes each collective bargaining agreement which covers any employees of any PIA Company; and (e) each PIA Company has paid or properly accrued in accordance with GAAP in the ordinary course of business all wages and compensation due to employees, including all vacations or vacation pay, holidays or holiday pay, sick days or sick pay, and bonuses.

     SECTION 4.11. Employee Benefit Plans and Arrangements. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) The PIA Disclosure Letter sets forth a complete and accurate list of each Benefit Plan covering any present or former officers, employees, consultants or directors of any PIA Company (a "PIA Benefit

     Plan"). ERISA, Benefit Plan, Welfare Plan, Pension Plan and Commonly Controlled Entity are defined in Section 3.11.

          (b) Each PIA Benefit Plan is in substantial compliance with all reporting, disclosure and other requirements applicable to such PIA Benefit Plan. Each PIA Benefit Plan that is a Pension Plan (a "PIA Pension Plan") and that is intended to be qualified under Section 401(a) of the Code, has been determined by the Internal Revenue Service to be so qualified and, to the knowledge of the PIA Parties, no condition exists or has occurred that would adversely affect any such determination. Neither any PIA Benefit Plan nor any PIA Company, nor to the knowledge of any PIA Company any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, has been or is presently engaged in any prohibited transactions as defined by Section 406 of ERISA or Section 4975 of the Code for which an exemption is not applicable which would be reasonably likely to subject any PIA Company to a material amount of tax or penalty imposed by Section 4975 of the Code or Section 502 of ERISA. To the knowledge of the PIA Companies, there is no event or condition existing that would be deemed a "reportable event" (within the meaning of Section 4043 of ERISA) with respect to which the thirty-day notice requirement has not been waived. To the knowledge of the PIA Parties, no condition exists that would be reasonably likely to subject any PIA Company to a material amount of penalty under Section 4071 of ERISA.

          (c) Neither any PIA Company nor any Commonly Controlled Entity of any PIA Company is or has ever been party to any "'multi-employer plan," as that term is defined in Section 3(37) of ERISA. True and correct copies of
     (i) the most recent annual report (Form 5500 series) and any attached schedules for each PIA Benefit Plan (if any such report was required by applicable law), (ii) the most recent summary plan description for each PIA Benefit Plan and (iii) the most recent determination letter issued by the Internal Revenue Service for each PIA Pension Plan have been provided to the SPAR Parties.

          (d) With respect to each PIA Benefit Plan, there are no actions. suits or claims (other than routine claims for benefits in the ordinary course or relating to qualified domestic relations orders within the meaning of
     Section 414(p) of the Code) pending or, to the knowledge of the PIA Parties, overtly threatened against any PIA Benefit Plan, any PIA Company, any Commonly Controlled Entity of any PIA Company or any trustee or agent of any PIA Benefit Plan, nor to the knowledge of the PIA Parties is there any reasonable basis for such claims.

          (e) With respect to each PIA Benefit Plan to which any PIA Company or any Commonly Controlled Entity of any PIA Company is a party which constitutes a group health plan subject to Section 4980B of the Code, each such PIA Benefit Plan substantially complies, and in each case has substantially complied, with all applicable requirements of Section 4980B of the Code. There is no outstanding material liability (except for premiums that have not become overdue) or other accrued but unpaid obligations under Title IV of ERISA with respect to any PIA Pension Plan and no condition exists that would be reasonably expected to result in any PIA Company incurring a material liability under Title IV of ERISA, either directly or with respect to any Commonly Controlled Entity of any PIA Company. All premiums payable to the PBGC have been paid when due. Neither the PBGC nor any PIA Company nor any Commonly Controlled Entity of any PIA Company has instituted proceedings to terminate any PIA Pension Plan that is subject to Title IV of ERISA and the PBGC has not informed any PIA Company of its intent to institute proceedings to terminate any such plan. Full payment has been made of all amounts that any PIA Company or any Commonly Controlled Entity of any PIA Company was required to have paid as a contribution to any PIA Pension Plan that is subject to Title IV of ERISA (with applicability determined as of the last day of the most recent fiscal year of each of the PIA Pension Plans ended prior to the date of this Agreement), and none of any PIA Pension Plans has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code), whether or not waived, as of the last day of the most recent fiscal year of each such PIA Pension Plan ended prior to the date of this Agreement.

          (f) To the knowledge of the PIA Parties, the actuarial assumptions utilized, where appropriate, in connection with determining the funding of each PIA Pension Plan that is a defined benefit pension plan (as set forth in the actuarial report for such PIA Pension Plan) are reasonable. Copies of the most recent actuarial reports have been furnished to the SPAR Parties. Based on such actuarial assumptions, as of the PIA Balance Sheet Date, the fair market value of the assets or properties held under each such PIA Pension Plan exceeds the actuarially determined present value of all accrued benefits of such PIA Pension Plan (whether or not vested) determined on an ongoing basis. Each PIA Benefit Plan is, and its administration is and at all times has been in substantial compliance with, and no PIA Company has received any claim or notice that any such PIA Benefit Plan is not in substantial compliance with, its terms and all Applicable Laws, including without limitation, to the extent applicable, the requirements of ERISA and the Code. No PIA Company and no Commonly Controlled Entity of any PIA Company is in default in any material respect in performing any of its contractual obligations under any PIA Benefit Plan or any related trust agreement or insurance contract. There are no material outstanding liabilities of any PIA Benefit Plan other than liabilities for benefits to be paid to participants in such PIA Benefit Plan and their beneficiaries in accordance with the terms of such PIA Benefit Plan. Each PIA Benefit Plan may be amended or modified or terminated by the applicable PIA Company or a Commonly Controlled Entity of a PIA Company at any time without liability except under any defined pension benefit plan. No PIA Benefit Plan other than a PIA Pension Plan, retiree medical plan or severance plan provides benefits to any individual after termination of employment.

          (g) The consummation of the transactions contemplated by this Agreement will not (A) entitle any employee of any PIA Company to severance pay, unemployment compensation or any other payment or benefit; (B) accelerate the time of payment or vesting, or increase the amount of compensation due to any such employee; (C) result in any liability under Title IV of ERISA; (D) result in any prohibited transaction described in
     Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available; or (E) result (either alone or in conjunction with any other event) in the payment or series of payments by any PIA Company or any of its affiliates to any person of an "excess parachute payment" within the meaning of Section 280G of the Code.

          (h) With respect to each PIA Benefit Plan that is funded wholly or partially through an insurance policy, all material amounts of premiums required to have been paid to date under the insurance policy have been paid, all material amounts of premiums required to be paid under the insurance policy through the Closing Date will have been paid on or before the Closing Date and, as of the Closing Date, there will be no material amount of liability of any PIA Company or any Commonly Controlled Entity of any PIA Company under any insurance policy or ancillary agreement with respect to such insurance policy in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring prior to the Closing Date.

          (i) Each PIA Benefit Plan that constitutes a "welfare benefit plan," within the meaning of Section 3(i) of ERISA, for which contributions are claimed by any PIA Company or any Commonly Controlled Entity of any PIA Company as deductions under any provision of the Code, is in material compliance with all applicable requirements pertaining to such deduction. With respect to any welfare benefit fund (within the meaning of Section 419 of the Code) related to a welfare benefit plan, there is no disqualified benefit (within the meaning of Section 4976(b) of the Code) that would result in the imposition of a tax under Section 4976(a) of the Code. All welfare benefit funds intended to be exempt from tax under Section 501(a) of the Code have been determined by the Internal Revenue Service to be so exempt and no event or condition exists or has occurred which would adversely affect any such determination. No PIA Company has any Benefit Plan outside of the United States.

          (j) No PIA Company has any Benefit Plan outside of the United States.

          (k) All persons classified by any PIA Company as independent contractors or leased employees within the meaning of Section 414(n) of the Code ("PIA Leased Employees") satisfy and have at all times satisfied the requirements of applicable law to be so classified. Each PIA Company has fully and accurately reported their compensation on IRS Forms 1099 when required to do so. No PIA Company has any obligation to provide benefits with respect to such independent contractors or PIA Leased Employees under any PIA Benefit Plan or otherwise.

     SECTION 4.12. Compliance with Law. Except as otherwise disclosed in the PIA Disclosure Letter, each PIA Company has complied in all material respects with each, and is not in violation in any material respect of, any Applicable Law to which such PIA Company's business, operations, assets or properties are subject.

     SECTION 4.13. Transactions With Affiliates. Except as otherwise disclosed in the PIA Disclosure Letter, no stockholder and no director, officer or employee of any PIA Company, or any member of his or her immediate family or any other of its, his or her affiliates, owns or has a 5% or more ownership interest in any material business, corporation or other entity that is or was during the last three years a party to, or in any property which is or was during the last three years the subject of, any contract, agreement, commitment or legally binding arrangement with such PIA Company; and (b) the PIA Disclosure Letter includes a complete list as of the date hereof of all material amounts owed by any PIA Company to any PIA officer, director (other than salary and expense reimbursements in the normal course) or affiliate or owed to any PIA Company by any PIA officer, director or affiliate.

     SECTION 4.14. Litigation. Except as otherwise disclosed in the PIA Disclosure Letter: (a) no litigation, including any arbitration, investigation or other proceeding of or before any Governmental Entity is pending (or to the knowledge of the PIA Parties) overtly threatened against any PIA Company, other than litigation that (i) is not reasonably likely to be adversely determined or
(ii) if reasonably likely to be adversely determined, would not be reasonably likely to have, individually or in the aggregate with other such litigation, a PIA Material Adverse Effect; and (b) no PIA Company is a party to or subject to the provisions of any PIA Court Order.

     SECTION 4.15. Taxes. Except as otherwise disclosed in the PIA Disclosure
Letter:

          (a) All federal, state, local and foreign tax returns, reports, statements and other similar filings required to be filed by any PIA Company (the "PIA Tax Returns") with respect to any Taxes have been timely filed with the appropriate governmental agencies in all jurisdictions in which such PIA Tax Returns are required to be filed, and all such PIA Tax Returns are true, complete and correct in all material respects and properly reflect the liabilities of the PIA Companies for Taxes for the periods, property or events covered thereby.

          (b) All Taxes, including (without limitation) those called for by the PIA Tax Returns, required to be paid or withheld by any PIA Company and any deficiency assessments, penalties and interest for which a notice of assessment has been received (other than as may have been settled and paid in full in accordance therewith) and other than those being contested, if any, as set forth in the PIA Disclosure Letter, have been timely paid or withheld.

          (c) The accruals for Taxes contained in the PIA Financial Statements for the Tax liabilities of the PIA Companies have been made in accordance with GAAP as of that date and include adequate provision under GAAP for all deferred Taxes (other than necessary increments due to the passage of time).

          (d) No PIA Company is or has at any time ever been a party to a Tax sharing, Tax indemnity or Tax allocation agreement, and no PIA Company has assumed any Tax liability of any other person or entity under contract. No PIA Company has received any notice of assessment or proposed assessment in connection with any PIA Tax Returns other than as may have been settled and paid in full in accordance therewith, and there are no pending tax examinations of or material tax claims asserted against any PIA Company or any of its assets or properties. No PIA Company has extended or waived the application of, any statute of limitations of any jurisdiction regarding the assessment or collection of any Taxes. There are now (and as of immediately, following the Effective Time there will be no liens (other than any lien for Taxes not yet overdue and payable) on any of the assets or properties of any PIA Company relating, to or attributable to Taxes. To the knowledge of the PIA Parties, there is no reasonable basis for the assertion of any claim relating to or attributable to Taxes that, if adversely determined, would result in any lien on the assets of any PIA Company or otherwise have a PIA Material Adverse Effect.

          (e) None of the PIA Companies has any knowledge of any reasonable basis for any additional assessment of any Taxes for any period ending on or before the Closing Date (other than increased Taxes based upon increased business units, business sites, payroll, profits or other taxable attribute relating to an expanding enterprise prior to the Closing Date). All Tax payments related to employees, including income tax withholding, FICA, FUTA, unemployment and worker's compensation, required to be made by the PIA Companies have been fully and properly paid, withheld, accrued or recorded.

     SECTION 4.16. Intellectual Property Matters. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) The PIA Disclosure Letter sets forth all patents, trademarks, trade names, service marks, copyrights, software, material trade secrets or material know-how owned or used in any material respect by any PIA Company in the conduct of its business (the "PIA Intellectual Property"), excluding, however, all Commercial Software, which Commercial Software need not be set forth on such schedule. All of the PIA Intellectual Property is owned by or licensed to one of the PIA Companies free and clear of any liens (except insofar as a license or the restrictions thereunder may constitute a lien).

          (b) There are no ongoing royalty, commission or similar arrangements, and no licenses, sublicenses or agreements, from any PIA Company as licensor, pertaining to the current use of the PIA Intellectual Property, except as may be applicable under the Commercial Software.

          (c) No PIA Company infringes upon or unlawfully or wrongfully uses any patent, trademark, trade name, service mark, copyright or trade secret owned or claimed by any other person or entity. No action, suit, proceeding or investigation has been instituted or, to the knowledge of the PIA Parties, overtly threatened relating to any, patent, trademark, trade name, service mark, copyright or trade secret formerly or currently used by any PIA Company. None of the PIA Intellectual Property is subject to any outstanding order, decree or judgment. No PIA Company has agreed to indemnify any person or entity for or against any infringement of or by the PIA Intellectual Property. No present or former employee of any PIA Company and no other person or entity owns or has any proprietary, financial or other interest, direct or indirect, in whole or in part, in any patent, trademark, trade name, service mark or copyright, or in any application therefor, or in any trade secret, which any PIA Company owns, possesses or uses in its operations as now or heretofore conducted.

          (d) All PIA Intellectual Property in the form of computer software that is utilized by any PIA Company in the operation of its business is capable of processing date data between and within the twentieth and twenty-first centuries or can be rendered capable of processing such data prior to the date necessary to avoid disruption of its business by utilizing the employees of one or more of the PIA Companies in the normal course of business and by expenditure of not more than $100,000 in excess of the cost of software purchased for reasons other than the failure of existing software to be capable of such processing.

     SECTION 4.17. Existing Condition. Except as otherwise disclosed in the PIA Disclosure Letter, since the PIA Balance Sheet Date, no PIA Company has:

          (a) incurred any liabilities, other than liabilities incurred in the ordinary course of business consistent with past practice;

          (b) discharged or satisfied any lien or encumbrance or paid any liabilities, other than in the ordinary course of business consistent with past practice, or failed to pay or discharge when due any liabilities, other than in the ordinary course of business consistent with past practice, or where the obligation is being contested in good faith, and the failure to pay or discharge has not caused and would not be reasonably likely to cause any PIA Material Adverse Effect;

          (c) sold, encumbered, assigned or transferred any assets, properties or rights or any interest therein, or made any agreement or commitment or granted any option or right with, of or to any person to acquire any assets, properties or rights of any PIA Company or any interest therein, except for sales and dispositions in the ordinary course of business consistent with past practice and except for the transactions contemplated under this Agreement;

          (d) created, incurred, assumed or guaranteed any indebtedness for money borrowed, or mortgaged, pledged or subjected any of its assets to any mortgage, lien, pledge, security interest, conditional sales contract or other encumbrance of any nature whatsoever other than in the ordinary course of business (including, without limitation, future advances and floating liens under existing or replacement credit facilities);

          (e) made or suffered any early cancellation or termination of any Material PIA Document (other than in the ordinary course of business with a vendor to a PIA Company); or amended, modified or waived any substantial debts or claims held by it under any Material PIA Document other than in the ordinary course of business;

          (f) declared, set aside or paid any dividend or made or agreed to make any other distribution or payment in respect of its capital shares or redeemed, purchased or otherwise acquired or agreed to redeem, purchase or acquire any shares of its capital stock or its other ownership interests;

          (g) suffered any damage, destruction or loss that has had or will have
     (i) a PIA Material Adverse Effect, or (ii) a replacement cost individually or in the aggregate at more than $100,000;

          (h) suffered any repeated, recurring or prolonged shortage, cessation or interruption of supplies or utility or other services required to conduct its business and operations;

          (i) suffered any material adverse change in the business, operations, properties, assets or financial condition of the PIA Parties taken as a whole;

          (j) received notice or had knowledge of any actual or overtly threatened organized or coordinated labor trouble, strike or other similar occurrence, event or condition of any similar character that has had or would be reasonably likely to have a PIA Material Adverse Effect;

          (k) increased the salaries or other compensation of, or made any advance (excluding advances for ordinary and necessary business expenses) or loan to, any of its employees or made any increase in, or any addition to, other benefits to which any of its employees are entitled (in each case other than increases in salaries or other compensation in the ordinary course of business consistent with past practice and that in the aggregate have not resulted in a PIA Material Adverse Effect);

          (l) changed any of the accounting principles followed by it or the methods of applying such principles;

          (m) except as contemplated by this Agreement, entered into any transaction other than in the ordinary course of business consistent with past practice;

          (n) except as contemplated by this Agreement, changed its authorized capital or its securities outstanding or otherwise changed its ownership interests, or granted any options, warrants, calls, conversion rights or commitments with respect to any of its capital stock or other ownership interests; or

          (o) agreed to take any of the actions referred to above.

     SECTION 4.18. Books of Account. Except as otherwise disclosed in the PIA Disclosure Letter: (a) the books, records and accounts of each PIA Company accurately and fairly reflect, in reasonable detail, the transactions and the assets and liabilities of such PIA Company; and (b) no PIA Company has engaged in any transaction, maintained any bank account or used any of the funds of such PIA Company except for transactions, bank accounts and funds that have been and are reflected in the normally maintained books and records of the business.

     SECTION 4.19. Environmental Matters. Except as otherwise disclosed in the PIA Disclosure Letter:

          (a) Each PIA Company has secured, and is in compliance in all material respects with, all Environmental Permits, with respect to any premises on which its business is operated. Each PIA Company is in compliance in all material respects with all applicable Environmental Laws.

          (b) No PIA Party has (x) received any written communication from any Governmental Entity that alleges that any PIA Company is not in compliance in any material respect with any Environmental Laws or Environmental Permits; (y) entered into or agreed to any court decree or order, and no PIA Company is subject to any judgment, decree or order, relating to compliance with any Environmental Law or to investigation or cleanup of a Hazardous Substance under any Environmental Law in any material respect;
     (z) received a CERCLA 104(e) information request or has been named a potentially responsible party for any National Priorities List site under CERCLA or any site under analogous state law or received an analogous notice or request from any non-U.S. Governmental Entity, which notice, request or any resulting inquiry or litigation has not been fully and finally resolved without possibility of reopening. No lien, charge, interest or encumbrance has been attached, asserted, or to the knowledge of the PIA Parties, overtly threatened to or against any assets or properties of any PIA Company pursuant to any Environmental Law.

          (c) To the knowledge of the PIA Companies: (i) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (ii) there has been no unlawful treatment, storage, disposal or release of any Hazardous Substance on any PIA Premises; (iii) there are no aboveground storage tanks located on or underground storage tanks located within any PIA Premises; (iv) each aboveground storage tank formerly located on or underground storage tank formerly located within any PIA Premises (if any) have been removed in accordance with all Environmental Laws and no residual contamination from any Hazardous Substance, if any, remains at such sites in excess of applicable standards under Applicable Law; (v) there are no PCBs leaking from any article, container or equipment located on or under any PIA Premises and there are no such articles, containers or equipment containing leaking PCBs; and (vi) there is no asbestos containing material not contained in a manner reasonably acceptable under Applicable Law in any material respect located on or under any PIA Premises.

     SECTION 4.20. No Illegal Payments. Except as otherwise disclosed in the PIA Disclosure Letter: (a) no PIA Company and, to the knowledge of the PIA Parties, no affiliate, officer, agent or employee of any PIA Company, has directly or indirectly on behalf of or with respect to any PIA Company during the past five years, (i) made any unlawful domestic or foreign political contributions, (ii) made any payment or provided services that were unlawful in any material respect for such Person to make or provide or for the recipient to receive, (iii) received any payment or services that were unlawful in any material respect for the payer to make or provide, or (iv) made any payment to any person or entity, or agent or employee thereof, in connection with any PIA Contract to induce such person or entity to enter into such PIA Contract that were unlawful in any material respect for the payer to make or provide or the recipient to receive; and (b) no PIA Company has during the past five years (i) had any transactions or payments not recorded in their accounting books and records in accordance with GAAP , or (ii) had any off-book bank or cash accounts or "slush funds" related to any PIA Company.

     SECTION 4.21. Brokers. The PIA Disclosure Letter lists all investment banking fees, finders' fees, brokers' commissions and similar payments which any PIA Company has paid or will be obligated to pay in connection with the transactions contemplated by this Agreement.

     SECTION 4.22. SEC Filings. PIA Delaware has delivered to the SPAR Parties true and complete copies of (i) PIA Delaware's Annual Report on Form 10-K for the fiscal year ended December 31, 1997 (the "PIA 10-K") as filed with the Securities and Exchange Commission (the "Commission"), (ii) PIA's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1998, June 30, 1998 and October 2, 1998, and (iii) PIA's proxy statement relating to the annual meeting of its stockholders held on May 12, 1998 (collectively, the "PIA SEC Filings"). As of the respective times such documents were filed or, as applicable, became effective, the PIA SEC Filings did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

     SECTION 4.23. No Misrepresentation by the PIA Parties. The representations and warranties of the PIA Parties made or contained in this Agreement (whether with respect to any PIA Company or otherwise), and the information contained in the PIA Disclosure Letter and the other certificates, schedules and documents furnished by or on behalf of any PIA Party in connection with the transactions contemplated by this Agreement (whether with respect to any PIA Company or otherwise), do not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein in order to make it, in the light of the circumstances under which made, not misleading.

     SECTION 4.24. Board Action; Opinion of Financial Advisor. The PIA Delaware Board has unanimously determined that the transactions contemplated by this Agreement are fair to and in the best interests of PIA Delaware's stockholders and has resolved to recommend in the PIA Proxy Statement the approval by PIA Delaware's stockholders of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and (iii) the Proposed Plan Amendment. PIA Delaware has received the opinion of ING Baring Furman Selz LLC, dated the date of this Agreement, substantially to the effect that the Exchange Ratio is fair to PIA Delaware and its stockholders from a financial point of view.

                                   ARTICLE V

                                   COVENANTS

     SECTION 5.01. PIA Proxy Statement; Stockholders Meeting. As promptly as practicable after the execution of this Agreement, but in no event later than April 8, 1999, PIA Delaware will file with the Commission preliminary proxy materials ("Preliminary Proxy Materials") relating to the solicitation of proxies for a special meeting of PIA Delaware's stockholders (the "PIA Stockholders Meeting") seeking (among other things) stockholder approval of the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment. PIA Delaware shall respond promptly to any comments made by the Commission with respect to such preliminary proxy materials and cause a definitive proxy statement (the "PIA Proxy Statement") and proxy to be mailed to its stockholders at the earliest practicable time calling for the PIA Stockholders Meeting at the earliest practicable time. PIA Delaware shall submit the Share Issuance, the Proposed PIA Certificate of Amendment and the Proposed Plan Amendment to its stockholders for approval at the PIA Stockholders Meeting. The PIA Delaware Board shall recommend in the PIA Proxy Statement the approval of (i) the Share Issuance, (ii) the Proposed PIA Certificate of Amendment, and
(iii) the Proposed Plan Amendment by its stockholders. Each SPAR Party and each SPAR Principal will cooperate in the preparation of the PIA Proxy Statement and shall provide PIA Delaware with all information reasonably requested by PIA Delaware for inclusion in the PIA Proxy Statement. The PIA Parties and the SPAR Parties shall use their reasonable best efforts to ensure that the PIA Proxy Statement is not false or misleading with respect to any material fact, and does not omit to state any material fact necessary in order to make the statements therein not misleading. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any PIA Company is discovered by any PIA Party that should be set forth in a supplement to the PIA Proxy Statement, such PIA Party will promptly inform the SPAR Parties, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law. If, at any time prior to the date of the PIA Stockholders Meeting, any event relating to any SPAR Party is discovered by any SPAR Party that should be set forth in a supplement to the PIA Proxy Statement, such SPAR Party will promptly inform PIA, and such amendment or supplement shall be promptly filed with the Commission and disseminated to the stockholders of PIA Delaware, to the extent required by applicable law.

     SECTION 5.02. Conduct Prior to the Closing Date.

     (a) Except as otherwise contemplated in the SPAR Disclosure Letter, from and after the date of this Agreement through the Closing Date, each SPAR Party shall, and shall cause each other SPAR Party to, and each PIA Party shall, and shall cause each other PIA Company to, use their respective reasonable best efforts to: (i) conduct their respective businesses in the ordinary course and consistent in all material respects with past practice; (ii) maintain and service their respective properties and assets in order to preserve their value and usefulness in the conduct of their respective business consistent with past practice and commercially reasonable standards; (iii) keep available the services of their current employees and agents and maintain their relations and goodwill with suppliers, customers, distributors and any others with whom or with which they have business relations; (iv) comply in all material respects with all laws, ordinances, rules, regulations and orders; and (v) cause all of the conditions to the consummation of the transactions contemplated by this Agreement to be satisfied on or prior to the Closing Date.

     (b) Without limiting the generality of subsection (a) of this Section, no PIA Party and no SPAR Party shall, without the prior written consent of SAI in the case of any proposed action by a PIA Party, or PIA Delaware in the case of any proposed action by a SPAR Party: (A) enter into any agreement or other legally binding arrangement with respect to the acquisition or proposed acquisition of any other corporation, business or entity, whether by means of an asset purchase, stock purchase, merger or otherwise; (B) except as expressly contemplated by this Agreement or upon the exercise of stock options outstanding on the date hereof, issue or agree to issue, any shares of, or rights of any kind to acquire any shares of its capital stock; (C) increase the compensation payable or to become payable to any officer or director except in accordance with employment agreements or benefit plans in effect on the date hereof and except for increases consistent with past practice; (D) adopt or enter into any bonus, profit sharing, pension, retirement, deferred compensation, employment or other payment or employee compensation plan, agreement or arrangement except for individual employment agreements and arrangements in the ordinary course of business consistent with past practice; (E) make any loan or advance to, or enter into any non-employment contract, lease or commitment with, any officer or director; (F) assume, guarantee, endorse or otherwise become responsible for any material obligations of any other individual, firm or corporation or make any material loans or advances to any individual, firm or corporation (other than pursuant to existing agreements disclosed to the other hereunder); (G) modify or amend in any material respect or take any action to voluntarily terminate any material contract (including, without limitation, in the case of the SPAR Parties, any amendment to any agreement related to the MCI Acquisition) or any amendment to the Field Service Agreement; (H) waive, release, grant or (ii) for transfers of capital stock by the SPAR Principals to each spouse, child, sibling, lineal descendant or ancestor whether by blood, marriage or adoption, or anyone related by blood, marriage or adoption to such individual, each trust, foundation, partnership, limited liability company or other entity organized for gift or estate planning or other similar purposes, in each case created principally for the benefit of one or more of the foregoing persons, and each custodian or guardian of any property of one or more of the foregoing persons in his capacity as such custodian or guardian (the "Family Members"), or (iii) transfer any rights of material value except (i) in the ordinary course of business or as contemplated under the Reorganization Agreement or this Agreement; (I) transfer, lease, license, sell, mortgage, pledge, dispose of or encumber any material assets other than in the ordinary course of business and consistent with past practice;
(J) take any action, other than reasonable and usual actions in the ordinary course of business and consistent with past practice, with respect to accounting policies or procedures, except for changes required by GAAP; (K) settle or compromise any material federal, state, local or foreign income tax proceeding or audit with respect to such Party; or (L) enter into an agreement to do any of the foregoing.

     SECTION 5.03. Consummation of the SPAR Reorganization Transactions; SPAR Principal Action. The SPAR Parties shall cause the SPAR Reorganization Transaction to be consummated no later than the Effective Time, in accordance with the terms and provisions of the SPAR Reorganization Agreement and shall cause the SPAR Principals to execute such written consents prior to the mailing of the PIA Proxy Statement as shall be necessary to approve the SPAR Reorganization Transactions and the Merger (the "SPAR Stockholder Action").

     SECTION 5.04. Access. Each Party (and in the case of the PIA Parties, each PIA Company) shall give the other Party's officers, employees, counsel, accountants and other representatives free and full access to and the right to audit and inspect, during normal business hours with reasonable advance notice, all of the premises, properties, assets, records, contracts and other documents relating to such Party or company and shall permit them to consult with the officers, employees, accountants, counsel and agents of such Party or company for the purpose of making such investigation as the other Party shall desire to make; provided, however, that such investigation shall not unreasonably interfere with any Party's or company's business operations. Each Party (and in the case of the PIA Parties, each PIA Company) shall furnish to the other Party all such documents and copies of documents and records and information with respect to the affairs of such Party or company and copies of any working papers relating thereto as shall from time to time reasonably request. No information or knowledge obtained in any investigation by any Party or any of its representatives or affiliates pursuant to this Section or otherwise shall affect or be deemed to modify any representation or warranty contained in this Agreement or the conditions to the obligations of the parties to consummate the Merger.

     SECTION 5.05. Negotiations. Except in the furtherance of the transactions contemplated hereby, prior to the Closing Date, no PIA Party shall or shall direct and cause its respective directors, officers, employees, representatives or agents to, directly or indirectly, initiate, solicit or encourage any inquiries or the making or implementation of any proposal or offer, with respect to any merger, acquisition, consolidation, share exchange, business combination or other transaction involving, or which would result in, (A) the acquisition of a majority of the outstanding equity securities of any PIA Company, (B) the issuance by any PIA Company, in a single transaction or a series of related transactions, of equity securities which would represent upon issuance a majority of the outstanding equity securities of PIA Party, or (C) the acquisition of a majority of the consolidated assets of any PIA Company (any such proposal or offer being hereinafter referred to as an "Acquisition Proposal"), or engage in any negotiations concerning, or provide any confidential information or data to, or have any discussions with, any person or entity relating to an Acquisition Proposal, or otherwise facilitate any effort or attempt to make or implement an Acquisition Proposal; provided, however, that nothing contained in this Section shall prohibit the PIA Delaware Board from exercising their respective fiduciary duties by (i) to the extent applicable, complying with Rule 14e-2 promulgated under the Exchange Act with regard to an Acquisition Proposal, or (ii) furnishing information to or entering into discussions or negotiations with any person or entity that makes an unsolicited bona fide Acquisition Proposal.

     SECTION 5.06. Press Releases and Other Communications. Except to the extent required by law or by any listing agreement with the Nasdaq Stock Market, no Party shall issue any press release or otherwise making any public statement with respect to any of the transactions contemplated hereby without prior consultation with the other Parties.

     SECTION 5.07. Third Party Approvals. Prior to the Closing, Date, each Party shall use its best efforts to satisfy any requirement for notice and approval of the transactions contemplated by this Agreement under all SPAR Material Documents and all PIA Material Documents.

     SECTION 5.08. Notice to Bargaining Agents. Prior to the Closing Date, each Party shall satisfy any requirement for notice of the transactions contemplated by this Agreement under any applicable collective bargaining agreement.

     SECTION 5.09. Notification of Certain Matters.

     (a) Each Party shall give prompt notice to each other Party of (i) the occurrence or non- occurrence of any event known to such Party which would be likely to cause any representation or warranty of such Party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date, and (ii) any failure of such Party to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by such Party hereunder in any material respect.

     (b) Each Party shall have the continuing obligation until the Closing Date to supplement or amend promptly its Disclosure Letter delivered to the other Party group with respect to any matter hereafter arising or discovered that, if existing or known at the date of this Agreement, would have been required to have been set forth or described in such Disclosure Letter (in each case, "Amended Disclosure") in order that the corresponding representation or warranty would not have been untrue in any material respect, which may include supplemental disclosure to a representation or warranty with respect to which no disclosure was made previously. Any Amended Disclosure that would constitute a failure to satisfy the condition precedent set forth in Section 6.02(a), (b) or
(c) or in Section 6.03(a), (b) or (c) shall not be effective unless consented to in the sole discretion of the other Party group (i.e., by SPAR in the case of a failure to satisfy Section 6.02(a), (b) or (c) and by PIA Delaware in the case of a failure to satisfy Section 6.03(a), (b) or (c)). To the extent such consent is obtained, or to the extent the condition precedent is waived on the Closing Date, the Amended Disclosure shall be deemed effective.

     SECTION 5.10. Closing Net Worth. The SPAR Parties shall use their reasonable best efforts to ensure that the Closing Net Worth (as such term is defined in Section 7.01) is not less than the Target Amount (as such term is defined in Section 7.01(b) hereof).

     SECTION 5.11. Post Merger Indemnification of Officers and Directors by Parties.

     (a) For a period of six years following the Closing Date, no PIA Party will (or will permit any other PIA Company to) and no SPAR Party will, amend, repeal or limit in any way the provisions limiting the personal liability of any present or former director, officer, employee or agent (and their respective heirs and assigns) of any PIA Company or any SPAR Party (the "Indemnified Parties"), as set forth in the certificate of incorporation or by-laws or such company or party as of the date of this Agreement. In addition, for a period of six years following the Closing Date, the PIA Parties shall, and shall cause each of the other PIA Companies to, indemnify, to the fullest extent permitted by applicable law, (i) the directors of each PIA Company as of the date of this Agreement, (ii) any persons who served as directors of any PIA Company prior to the date of this Agreement, (iii) all officers holding the title of Senior Vice President or any higher office with any PIA Company as of the date of this Agreement, in each case from and against any and all amounts for which an employee may be indemnified under the corporate laws of its state of incorporation. Without limiting the generality of the foregoing, costs and expenses (including reasonable attorney's fees and expenses) incurred by such indemnified person shall be advanced to or on behalf such indemnified person (in advance of any final disposition of such matter) if such indemnified person (A) agrees in writing with the indemnitor to repay all such advances in the event that it is ultimately determined that he or she is not entitled to such indemnification hereunder or under applicable law, and (B) furnishes reasonable documentation with respect to such amounts.

     (b) This Section is expressly intended to benefit each of the Indemnified Parties (each of whom shall be entitled to enforce the provisions of this Section).

     (c) For a period of six years following the Closing Date, the PIA Parties and the SPAR Parties shall cause to be maintained in effect the current policies of directors' and officers' liability insurance maintained as of the Closing Date (or substitute policies with reputable and financially sound carriers of at least the same coverage and amounts containing terms and conditions which are not materially less advantageous in the aggregate) with respect to claims arising from or related to facts or events which occurred at or prior to the Effective Time; provided, however, that no Party shall be obligated to make annual premium payments for such insurance to the extent such premiums exceed 150% of the annual premiums paid by such Party as of the date hereof for such insurance (such 150% amount, the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, such Party shall maintain the most advantageous policies of directors' and officers' insurance obtainable for an annual premium equal to the Maximum Premium.

     SECTION 5.12. Further Assurances. The SPAR Parties shall at any time after the Effective Time, upon request, take such further action and execute such further agreements as may be necessary, desirable or proper to give effect to the intentions of the parties as set forth in Section 6.03(g), (h), (i), (j), and (k).

                                   ARTICLE VI

                              CONDITIONS PRECEDENT

     SECTION 6.01. Conditions to Each Party's Obligations. The respective obligations of each Party hereunder are subject to the satisfaction (or to the extent permitted by law, the waiver) at or prior to the Closing Date of the following conditions:

          (a) Stockholder Approvals.

             (i) The Proposed PIA Certificate of Amendment shall have been approved at the PIA Stockholders Meeting by the vote of a majority of the outstanding shares of PIA Delaware Stock as required by Section 242 of the DGCL and the Share Issuance shall have been approved at the PIA Stockholder Meeting by the vote of a majority of the total votes cast with respect thereto.

             (ii) The Proposed Agreement and Plan Merger shall have been approved by the vote of a majority of the outstanding shares of PIA Acquisition as required by Section 92A.120 of the NGCL, and PIA Delaware (as the sole shareholder of PIA Acquisition) hereby covenants and agrees that it will vote in favor thereof.

             (iii) The Proposed Agreement and Plan Merger shall have been approved pursuant to the SPAR Principals Action by the vote of a majority of the outstanding shares of SAI Stock as required by Section 92A.120 of the NGCL.

          (b) Filing of the PIA Restated Certificate. The Proposed PIA Certificate of Amendment shall have been duly filed with the Secretary of State of the State of Delaware and become effective.

          (c) HSR. Any waiting period applicable to the Merger under the HSR Act shall have expired or been terminated.

          (d) Nasdaq Approval. The shares of PIA Delaware Stock issuable in connection with the Merger as contemplated by this Agreement shall have been authorized for listing on the Nasdaq Stock Market, upon official notice of issuance, and the existing shares of PIA Delaware Stock shall continue to be traded on such market.

          (e) No Injunctions. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) which is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement.

          (f) SPAR Intellectual Property.

             (i) SMF, SMS and SIT shall have entered into the Business Manager Agreement.

             (ii) STM shall have received the assignment of the SPAR trademark registrations in the United States and Canada.

             (iii) STM shall have executed the SPAR Trademark Licenses with the SMS and SIT.

          (g) Indemnity Agreement and Indemnity Escrow Agreement. The PIA Parties and the SPAR Parties shall have executed and delivered the Limited Indemnification Agreement with the SPAR Principals in substantially in the form annexed hereto as Exhibit G with respect to the SMS tax litigation and ADVO matters (the "Limited Indemnification Agreement"); and the Surviving Corporation, the PIA Parties, the SPAR Marketing Companies and Parker Chapin Flattau & Klimpl, LLP (the "Indemnity Escrow Agent"), shall have executed and delivered to the SPAR Principals the Indemnity Escrow Agreement substantially in the form annexed hereto as Exhibit H (the "Indemnity Escrow Agreement").

     SECTION 6.02. Conditions Precedent to the Obligations of the SPAR Parties. The obligations of the SPAR Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the PIA Parties contained in this Agreement (other than as contained in Section 4.17(i) hereof, which is addressed by Section 6.02(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of (i) any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

          (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any PIA Party on or before the Closing Date shall have been duty complied with and performed in all material respects.

          (c) No Material Adverse Change. Except as previously disclosed in the PIA Disclosure Letter: no material adverse change in the business, operations, assets, properties or condition (financial or otherwise) of the PIA Companies taken as a whole (a "PIA Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a PIA Material Adverse Change); and since the PIA Balance Sheet Date the PIA Companies (taken as a whole) shall not have suffered any material uninsured loss or damage to any of its properties or assets that would be reasonably likely to materially affect or impair the ability of the PIA Companies to conduct their business as now conducted or as proposed to be conducted.

          (d) Officer's Certificate. A certificate dated the Closing Date and signed by the President or any Vice President of PIA Delaware shall have been delivered to the SPAR Parties certifying that the conditions specified in the foregoing clauses (a), (b) and (c) have been satisfied.

          (e) Election of Directors. The members of the PIA Delaware Board shall have taken all necessary action to cause the PIA Delaware Board and the PIA California Board, from and after the Effective Time, until duly changed, to be comprised of seven members and to cause the following persons to be elected to serve as the members of the PIA Delaware Board and of the PIA California Board, until the next annual meeting or until their successors shall have been duly elected and qualified: Robert G. Brown, William H. Bartels, Patrick W. Collins, one person nominated by PIA Delaware (the "PIA Nominee") and one person nominated by the SPAR Principals (the "SPAR Nominee") who is reasonably acceptable to PIA Delaware. The PIA Nominee and the SPAR Nominee shall be identified prior to the mailing of the PIA Proxy Statement and named therein. Without limiting the generality of the foregoing, each member of the PIA Delaware Board and each member of the PIA California Board who will not continue in such capacity after the Effective Time, and each member of the Board of

     Directors of each PIA Subsidiary, shall have delivered to the SPAR Parties a resignation from such Board of Directors dated the Closing Date which shall become effective at the Effective Time.

          (f) Appointment of Officers. The PIA Delaware Board shall have taken all necessary action to cause the following persons to be appointed to the offices indicated as of the Effective Time to serve until their successors shall have been duly elected and qualified:

         NAME                                   OFFICE
         ----                                   ------
Robert G. Brown........  Chairman, Chief Executive Officer and President
William H. Bartels.....  Vice Chairman
Terry R. Peets.........  Vice Chairman
Cathy L. Wood..........  Chief Financial Officer and Executive Vice President
James R. Ross..........  Treasurer

          (g) Opinion of Counsel. The SPAR Parties shall have received an opinion from Riordan & McKinzie, counsel for the PIA Companies, dated the Closing Date in form and substance reasonably satisfactory to the SPAR Parties.

          (h) Good Standing Certificates. The PIA Parties shall have delivered to the SPAR Parties certificates, dated as of a date no earlier than five days prior to the Closing Date, duly issued by the appropriate governmental authority in each PIA Company's jurisdiction of incorporation and in each state in which each PIA Company is qualified to do business, showing that each PIA Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such PIA Party for all periods prior to the dates of such certificates have been filed and paid.

     SECTION 6.03. Conditions Precedent to the Obligations of the PIA Parties. The obligations of the PIA Parties hereunder are subject to the satisfaction (or waiver) on or prior to the Closing Date of the following conditions:

          (a) Representations and Warranties. The representations and warranties of the SPAR Parties contained in this Agreement (other than as contained in Section 3.17(i) hereof, which is addressed by Section 6.03(c), below) shall be accurate in all material respects as of the Closing Date (other than as a result of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements or (ii) any adverse change(s) in the overall economy or in the market segments in which such parties do business) as though such representations and warranties had been made as of such time.

          (b) Performance of Obligations. All of the terms, covenants and conditions of this Agreement to be complied with and performed by any SPAR Party on or before the Closing Date shall have been duly complied with and performed in all material respects.

          (c) No Material Adverse Change. Except as previously disclosed in the SPAR Disclosure Letter: no material adverse change in the business, operations, assets, properties, prospects or condition (financial or otherwise) of the SPAR Parties taken as a whole (a "SPAR Material Adverse Change") shall have occurred since December 31, 1998 (other than as a result of adverse change(s) in the overall economy or in the market segments in which such parties do business, and with the understanding that the loss of a single material customer as a result of the announcement of the transactions contemplated by this agreement shall not constitute a SPAR Material Adverse Change); and since the Interim SPAR Marketing Balance Sheet Date the SPAR Parties (taken as a whole) shall not have suffered any material uninsured loss or damage to their assets and properties that would be reasonably likely to materially affect or impair the ability of the SPAR Parties to conduct their business as now conducted or as proposed to be conducted.

          (d) Certificate of the SPAR Parties. A certificate dated the Closing Date and signed by each SPAR Party shall have been delivered to the PIA Parties certifying that the conditions specified in the foregoing clauses
     (a), (b) and (c) have been satisfied.

          (e) Opinion of Counsel. The PIA Parties shall have received an opinion from Parker Chapin Flattau & Klimpl, LLP, counsel to the SPAR Parties and the SPAR Principals, dated the Closing Date, in form and substance reasonably satisfactory to the PIA Parties.

          (f) Good Standing Certificates. The SPAR Parties shall have delivered to the PIA Parties certificates, dated as of a date no earlier than ten days prior to the Closing Date (30 days in the case of separate tax certificates), duly issued by the appropriate governmental authority in each SPAR Party's state of incorporation and in each state in which each SPAR Party is qualified to do business, showing that each SPAR Party is in good standing and qualified to do business and that all state franchise and/or income tax returns and taxes for such SPAR Party for all periods prior to the dates of such certificates have been filed and paid.

          (g) SPAR Principals' and Parties' Mutual Releases. The SPAR Principals shall have delivered to the PIA Parties a mutual release dated the Closing Date releasing each SPAR Party from any and all claims of the SPAR Principals against each such SPAR Party with respect to matters preceding the Closing Date.

          (h) Transfer of Other Assets. All assets and properties currently used by any SPAR Party in the conduct of its business that are not owned (in whole or in part) by, licensed to or leased by a SPAR Party as of the date of this Agreement (if any) shall have been transferred or assigned to a SPAR Party without the payment of any consideration therefor, as evidenced by the certificate of the SPAR Parties and copies of all such assignments (if any).

          (i) Termination of Phantom Stock Plan. PIA Delaware shall have received evidence reasonably satisfactory to it that the SPAR Phantom Stock Plan (the "Phantom Plan") has been terminated and that all obligations of any SPAR Party thereunder have been satisfied in full by the SPAR Parties, without any further recourse to or liability any SPAR Party or the Surviving Corporation thereunder.

          (j) Termination or Separation of SPAR Benefit Plans. PIA Delaware shall have received evidence reasonably satisfactory to it that either (at the option of the SPAR Parties) (i) each SPAR Benefit Plan (A) has been terminated, or (B) has been modified to exclude any employer other than a SPAR Party, or (ii) each non- SPAR Party to a SPAR Benefit Plan shall have entered into a separation, reimbursement and indemnity agreement with such SPAR Party on terms and provisions reasonably acceptable to PIA Delaware providing for the eventual exclusion of such person from the applicable SPAR Benefit Plan.

          (k) Termination of Buy-Sell Agreement. The SPAR Principals shall have amended the Buy-Sell Agreement to terminate its applicability to the stock of any SPAR Party.

                                  ARTICLE VII

               CLOSING NET WORTH; NONSURVIVAL OF REPRESENTATIONS

     SECTION 7.01. SPAR Closing Net Worth.

     (a) As soon as practicable, but in any event within thirty (30) days following, the Closing Date, PIA Delaware shall cause Ernst & Young LLP to audit the books of SAI and its subsidiaries to determine the SPAR Net Worth (as hereinafter defined) immediately prior to the Merger (the "Closing Net Worth"). "SPAR Net Worth" shall mean the consolidated net worth of SAI and its subsidiaries, calculated in accordance with generally accepted accounting principles ("GAAP") consistently applied, excluding (i.e., without taking into account) (i) up to $300,000 of non-capitalizable merger transaction charges and other one time expenses, reserves or accruals related to the SPAR Reorganization Transactions or the Merger, and (ii) any tax accruals and similar adjustments necessitated by the SPAR Premerger Transaction.

     (b) Promptly after such calculation of the Closing Net Worth, the Surviving Corporation shall deliver to the SPAR Principals written notice of the Closing Net Worth as so calculated (the "Closing Net Worth Notice"). Following the delivery of the Closing Net Worth Notice, the SPAR Principals shall have the right to review the calculation thereof for a period of thirty (30) days after the delivery of the Closing Net Worth Notice to the SPAR Principals (the "Review Period"). If, the SPAR Principals do not provide PIA Delaware with written objection to the calculation of the Closing Net Worth prior to the expiration of the Review Period, then, (i) to the extent that the Closing Net Worth, as set forth in the Closing Net Worth Notice, is greater than one million four hundred thirty-six thousand dollars ($1,436,000) (the "Target Amount"), no adjustment will be made, and the SPAR Principals will have no further obligations hereunder; and (ii) to the extent the Closing Net Worth, as set forth in the Closing Net Worth Notice, is less than the Target Amount, the SPAR Principals shall pay to PIA Delaware, within five (5) business days after the last day of the Review Period, the amount of such shortfall, such payment obligation to be borne by the SPAR Principals pro rata (44/72 by Mr. Brown and 28/72 by Mr. Bartels), and to be satisfied either (at the election of the SPAR Principals) (A) by wire transfer of immediately available funds to such account as PIA Delaware may designate or (B) by corresponding reductions in the loans owed to the SPAR Principals from SMCI.

     (c) If the SPAR Principals provide PIA Delaware with written objection (which objection shall specify the basis for such objection in reasonable detail) to the calculation of the Closing Net Worth prior to the expiration of the Review Period, PIA Delaware and the SPAR Principals shall attempt to resolve such dispute through good faith negotiations for a period of at least thirty
(30) days (or such longer period as PIA Delaware and the SPAR Principals may agree). If PIA Delaware and the SPAR Principals cannot resolve such dispute in such period, then such dispute shall be resolved by an independent nationally recognized accounting firm which is reasonably acceptable to PIA Delaware and the SPAR Principals (the "Independent Accounting Firm"). The Independent Accounting Firm shall make its determination of the Closing Date Net Worth within thirty (30) days of its selection. The determination made by the Independent Accounting Firm shall be final and binding on the parties hereto. The costs of the Independent Accounting Firm shall be borne by PIA Delaware.

     SECTION 7.02. Survival of Representations and Warranties. If the Merger occurs, the representations and warranties made by the parties in this Agreement, or in any certificate or other instrument delivered pursuant to this Agreement, shall not survive the Merger, but rather shall terminate at the Effective Time.

                                  ARTICLE VIII

                            TERMINATION OF AGREEMENT

     SECTION 8.01. Termination. This Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time:

          (a) by the mutual written agreement of PIA Delaware and SAI;

          (b) by PIA Delaware, on forty eight (48) hours' written notice to SAI, if there is a breach of any of the representations and warranties of any SPAR Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the SPAR Disclosure Letter, this Agreement and the SPAR Premerger Agreements, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any SPAR Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

          (c) by SAI, on forty eight (48) hours' written notice to PIA Delaware, if there is a breach of any of the representations and warranties of any PIA Party (other than as a result of (i) the conduct of their businesses as permitted and required hereunder, (ii) the culmination of any proposed or pending transactions described in the PIA Disclosure Letter and this Agreement, or (iii) any adverse change(s) in the overall economy or in the market segments in which such parties do business), or if any PIA Party fails to comply after notice with any of its covenants or agreements contained herein, which breaches or failures, as the case may be, are, in the aggregate, material in the context of the transactions contemplated by this Agreement and cannot reasonably be anticipated to be cured within thirty (30) days of the date of such notice;

          (d) by PIA Delaware on written notice to SAI, if (i) an Acquisition Proposal has been made and not withdrawn, (ii) a majority of disinterested members of the PIA Delaware Board determines in good faith (with the advice of independent financial advisors and legal counsel) that such Acquisition Proposal is superior for PIA Delaware's stockholders to the transaction contemplated by this Agreement, (iii) PIA Delaware has notified SAI in writing of the determination described in clause (ii) above, (iv) at least five (5) business days have elapsed following receipt by SAI of such written notice and (taking into account any revised proposal made by SAI since receipt of such written notice) such Acquisition Proposal remains an Acquisition Proposal and a majority of the disinterested directors of the PIA Delaware Board has again made the determination referred to in clause (ii) above,
     (v) the PIA Delaware Board concurrently approves, and (vii) PIA Delaware concurrently enters into a definitive agreement providing for the implementation of such Acquisition Proposal, subject to the payment by the PIA Parties of the breakup fee and expense reimbursement as provided below in Section 8.03;

          (e) by either PIA Delaware or SAI, on written notice to the other, if the Merger shall not have been consummated on or before June 30, 1999; provided, however, that (i) PIA Delaware may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to the obligation of the SPAR Parties to effect the Merger set forth in Section 6.02 and (ii) SAI may not terminate this Agreement pursuant to this clause (e) if such failure to consummate the Merger is the result of a failure to satisfy any of the conditions to PIA Delaware's obligation to effect the Merger set forth in Section 6.03;

          (f) by either PIA Delaware or SAI, on written notice to the other, if a Governmental Entity shall have enacted, issued, promulgated, enforced, or entered any law, rule, regulation, injunction or other order (whether temporary, preliminary or permanent) that is in effect and has the effect of making illegal or otherwise prohibiting the consummation of the transactions contemplated by this Agreement; and

          (g) by SAI or PIA Delaware, if upon a vote at the PIA Stockholders Meeting, PIA Delaware's stockholders do not approve, (i) the Share Issuance as required under the Nasdaq Rules or (ii) the Proposed PIA Certificate of Amendment as required under the DGCL.

     SECTION 8.02. Effect of Termination. Except as otherwise provided in
Section 8.03 with respect to any termination by PIA Delaware pursuant to subsection (d) of Section 8.01, in the event of any termination of this Agreement pursuant to subsection (a), (d), (e), (f) or (g) or of Section 8.01, no Party hereto (or any of its directors or officers) shall have any liability or further obligation to any other Party to this Agreement. In the event of any termination of this Agreement pursuant to clauses (b) or (c) of Section 8.01, such termination shall not limit or affect in any way the ability of the non-breaching Parties to seek damages from the breaching Parties for any breach of this Agreement.

     SECTION 8.03. Breakup Fee. In the event of any termination of this Agreement pursuant to Section 8.01(d) by PIA Delaware, PIA Delaware shall within five Business Days pay (or cause to be paid) to the SPAR Parties (a) a breakup fee equal to the product of (i) 0.035 times (ii) the Value Per Share (as defined below) times the number of shares of PIA Delaware Stock then outstanding (without giving effect to any shares of PIA Delaware Stock to be issued in such transaction), and (b) the amount of the reasonable costs and expenses of the SPAR Parties and the SPAR Principals incurred in connection with the preparation, negotiation, execution and performance of this Agreement and all related instruments and documents and all securities, anti-trust and other governmental filings, including (without limitation) the reasonable fees, disbursements and expenses of attorneys, accountants and other professionals, subject to receipt of appropriate invoices and other documentation therefor. "Value Per Share" shall mean (A) the cash purchase price per share of PIA Delaware Stock where all or a majority of the outstanding shares of PIA Delaware Stock are to be purchased for cash, or (B) in all other cases, the value of each share of PIA Delaware Stock, as valued in good faith by the Board of Directors of PIA Delaware (based on the fairness opinion or other valuation furnished to them by the investment bankers or others providing comfort to the PIA Delaware Board in connection with the alternative Acquisition Proposal), but in any event not less than the average of the last sale price for PIA Delaware Stock on the Nasdaq Stock Market for the five trading days preceding the effective date of the termination of this Agreement.

                                   ARTICLE IX

                                    GENERAL

     SECTION 9.01. Successors and Assigns; Assignment. Whenever in this Agreement or any other Merger Document reference is made to any Party or other person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns; provided that the rights of a Party hereunder may not be assigned without the consent of the other parties hereto.

     SECTION 9.02. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement and the other Merger Documents are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any Party hereto, shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

     SECTION 9.03. Counterparts. This Agreement may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the parties hereto.

     SECTION 9.04. Expenses. Except as otherwise expressly provided herein, whether or not the transactions herein contemplated shall be consummated, (i) the PIA Parties shall pay the fees, expenses and disbursements of the PIA Parties and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby and (ii) the SPAR Parties shall pay the fees, expenses and disbursements of the SPAR Parties and the SPAR Principals and their respective agents, representatives, accountants and counsel incurred in connection with the preparation and negotiation of this Agreement and the consummation of the transactions contemplated hereby. The PIA Parties and the SPAR Parties shall each pay one-half of the filing fee required to be paid in connection with any filings required to be made by any Party under the HSR Act with respect to the Merger.

     SECTION 9.05. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed as follows:

        (a) If to any PIA Party:
          Terry R. Peets, President and Chief Executive Officer
          PIA Merchandising Services, Inc.
          19900 MacArthur Blvd., Suite 900
          Irvine, California 92612
          Telephone:              (949) 474-3506
          Telecopier:             (949) 474-3570
          E-Mail:                 Terry.Peets@PIAmerch.com

          with a copy to:
          James W. Loss, Esq.
          Riordan & McKinzie
          695 Town Center Drive, Suite 1500
          Costa Mesa, CA 92626
          Telephone:              (714) 433-2900
          Telecopier:             (714) 549-3244
          E-Mail:                 jwl@riordan.com

            And a copy to:
            Lawrence David Swift, Esq.
          Parker Chapin Flattau & Klimpl, LLP
          1211 Avenue of the Americas
          New York, NY 10036-8735
          Telephone:              (212) 704-6147
          Telecopier:             (212) 704-6159
          E-Mail:                 LDSwift@PCFK.com

        (b) If to any SPAR Party:
           Robert G. Brown, Chairman and Chief Executive Officer
           SPAR Marketing Force, Inc.
           303 South Broadway, Suite 140
           Tarrytown, New York 10591
           Telephone:              (914) 332-4100
           Telefax:                (914) 332-0741
           E-Mail:                 RBrown@MSN.com

           With a copy to:
           William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
           303 South Broadway, Suite 140
           Tarrytown, New York 10591
           Telephone:              (914) 332-4100
           Telefax:                (914) 332-0741
           E-Mail:                 BBartels@SPARinc.com

           with a copy, in either case, to:
           Lawrence David Swift, Esq.
           Parker Chapin Flattau & Klimpl, LLP
           121 1 Avenue of the Americas
           New York, NY 10036-8735
           Telephone:              (212) 704-6147
           Telecopier:             (212) 704-6159
           E-Mail:                 LDSwift@PCFK.com

     Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telecopier, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such Party) and (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (or in accordance with the latest unrevoked written direction from such Party), and the appropriate confirmation is received.

     SECTION 9.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those laws that would defer to the substantive laws of another jurisdiction); provided, however, that the approval by the Constituent Corporations, the Articles of Merger and filing, the effects of the Merger, and other corporate organization and governance matters pertaining to the Constituent Corporations shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of Nevada. Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

     SECTION 9.07. Consent to Jurisdiction, Etc. The Parties each hereby consent and agree that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for Westchester County, New York, and the Superior Court of the County of Orange, California, and the United States District Court for the Central District of California, each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the other Parties. In any dispute with the SPAR Parties, the PIA Parties will not raise, and each hereby expressly waives, any objection or defense to any such New York jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York.

     SECTION 9.08. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction, the Parties each hereby expressly waive trial by jury.

     SECTION 9.09. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after such waiver.

     SECTION 9.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 9.11. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     SECTION 9.12. Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 9.13. Amendments. This Agreement may be modified or amended only by a written instrument executed by the SPAR Parties and the PIA Parties.

     SECTION 9.14. Entire Agreement. This Agreement, the SPAR Disclosure Letter, the PIA Disclosure Letter, and the other Merger Documents constitute the entire agreement and understanding among the parties, and supersede any prior agreements and understandings, relating to the subject matter of this Agreement and the other Merger Documents.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.


      PIA MERCHANDISING SERVICES, INC.                    SPAR ACQUISITION, INC.
           By: /s/ TERRY R. PEETS                         By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Terry R. Peets                   Title: Chairman, Chief Executive
      Title: President and Chief Executive                 Officer and President
                        Officer

            SG ACQUISITION, INC.                        SPAR MARKETING FORCE, INC.
           By: /s/ TERRY R. PEETS                         By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Terry R. Peets                   Title: Chairman, Chief Executive
      Title: President and Chief Executive                 Officer and President
                        Officer

         PIA MERCHANDISING CO., INC.                SPAR, INC., A DELAWARE CORPORATION
           By: /s/ TERRY R. PEETS                         By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Terry R. Peets                   Title: Chairman, Chief Executive
      Title: President and Chief Executive                 Officer and President
                        Officer

     SPAR/BURGOYNE RETAIL SERVICES, INC.                   SPAR MARKETING, INC.
           By: /s/ ROBERT G. BROWN                        By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Robert G. Brown                  Title: Chairman, Chief Executive
        Title: Chairman, Chief Executive                   Officer and President
            Officer and President

       SPAR INCENTIVE MARKETING, INC.                SPAR MCI PERFORMANCE GROUP, INC.
           By: /s/ ROBERT G. BROWN                        By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Robert G. Brown              Title: Chairman, Chief Executive Officer1
        Title: Chairman, Chief Executive
            Officer and President


            SPAR TRADEMARKS, INC.               SPAR MARKETING, INC., A NEVADA CORPORATION
           By: /s/ ROBERT G. BROWN                        By: /s/ ROBERT G. BROWN
                                                 -----------------------------------------
---------------------------------------------              Name: Robert G. Brown
              Name: Robert G. Brown                  Title: Chairman, Chief Executive
        Title: Chairman, Chief Executive                   Officer and President
            Officer and President

                                                                       EXHIBIT A

                               ARTICLES OF MERGER

                                       OF

                              SG ACQUISITION, INC.
                                      AND

                             SPAR ACQUISITION, INC.

To the Secretary of State, State of Nevada

     Pursuant to the provisions of Chapters 78 and 92A, Nevada Revised Statutes, the domestic corporations herein named do hereby adopt the following Articles of Merger.

     FIRST: Effective upon the filing of these Articles of Merger, SG Acquisition, Inc. ("SG Acquisition"), a corporation for profit organized under the laws of the State of Nevada, shall merge into SPAR Acquisition, Inc. ("SPAR Acquisition"), a corporation for profit organized under the laws of the State of Nevada, pursuant to and in accordance with the Agreement and Plan of Merger, dated as of February 28, 1999 (the "Agreement and Plan of Merger"), made by and among SPAR Acquisition, SG Acquisition, PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), PIA Merchandising Co., Inc., a California corporation ("PIA California"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI"), and SPAR Trademarks, Inc., a Nevada corporation ("STM").

     SECOND: SPAR Acquisition is the surviving corporation.

     THIRD: The complete, executed Agreement and Plan of Merger is on file at the office of the registered agent of SPAR Acquisition located at Capitol Document Services, Inc., 202 South Minnesota Street, Carson City, Nevada 89703 and at 303 South Broadway, Suite 140, Tarrytown, NY 10591.

     FOURTH: The said Agreement and Plan of Merger has been adopted by the unanimous consent of the Board of Directors of each of SG Acquisition and SPAR Acquisition.

     FIFTH: The said Agreement and Plan of Merger was approved by the unanimous consents of the stockholders of each of SG Acquisition and SPAR Acquisition, pursuant to the provisions of Chapter 78, Nevada Revised Statutes.

     SIXTH: The Articles of Incorporation and By-laws of SPAR Acquisition shall be the Articles of Incorporation and By-laws of the surviving corporation upon the effectiveness of the merger herein provided for.

     SEVENTH: Each of the issued and outstanding shares of common stock of SG Acquisition shall be converted into one share of common stock of the surviving corporation upon the effectiveness of the merger herein provided for.

Executed on this                day of             , 1999.

SG ACQUISITION, INC.                           SPAR ACQUISITION, INC.

By:                                            By:
--------------------------------------------   --------------------------------------------
    Terry R. Peets, President                  Robert G. Brown, President

By:                                            By:
--------------------------------------------   --------------------------------------------
    Cathy L. Wood, Secretary                   William H. Bartels, Secretary

STATE OF
                                 SS.:
COUNTY OF

     On the   day of           in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Terry R. Peets, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SG Acquisition, Inc.), executed the instrument.

                                          --------------------------------------
                                           (SIGNATURE AND OFFICE OF INDIVIDUAL
                                                 TAKING ACKNOWLEDGMENT.)

STATE OF
                                 SS.:
COUNTY OF

     On the   day of           in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Cathy L. Wood, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Secretary), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SG Acquisition, Inc.), executed the instrument.

                                          --------------------------------------
                                           (SIGNATURE AND OFFICE OF INDIVIDUAL
                                                 TAKING ACKNOWLEDGMENT.)

STATE OF
                                 SS.:
COUNTY OF

     On the   day of           in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared Robert G. Brown, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as President), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SPAR Acquisition, Inc.), executed the instrument.

                                          --------------------------------------
                                           (SIGNATURE AND OFFICE OF INDIVIDUAL
                                                 TAKING ACKNOWLEDGMENT.)

STATE OF
                                 SS.:
COUNTY OF

     On the   day of           in the year 1999 before me, the undersigned, a
Notary Public in and for said State, personally appeared William H. Bartels, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity (i.e., as Secretary), and that by his signature on the instrument, the person upon behalf of which the individual acted (i.e., SPAR Acquisition, Inc.), executed the instrument.

                                          --------------------------------------
                                           (SIGNATURE AND OFFICE OF INDIVIDUAL
                                                 TAKING ACKNOWLEDGMENT.)

                                                                       EXHIBIT B

                        PIA MERCHANDISING SERVICES, INC.

                       SPECIAL PURPOSE STOCK OPTION PLAN

     SECTION 1. Description and Purpose of this Plan. This is the Special Purpose Stock Option Plan of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). This Plan has been created to provide for the issuance of substitute options ("Substitute Options") to the holders of outstanding stock options ("SAI Options") granted by SPAR Acquisition, Inc., a Nevada corporation ("SAI"), as required by the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999 by and among the Company, SAI and certain other parties named therein (the "Merger Agreement"). Substitute Options granted under this Plan will not qualify as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code").

     SECTION 2. Issuance of Substitute Options. As required by Section 2.04 of the Merger Agreement, the Company shall, promptly following the Effective Time (as such term is defined in the Merger Agreement) execute and deliver to each holder of an SAI Option, against delivery and cancellation of such SAI Option, a Substitute Option containing substantially the same provisions as the SAI Option being canceled, including, without limitation, (i) the same per share exercise price and (ii) providing for the right to purchase such number of shares of the Company's common stock ("Common Stock") as shall be equal to the number of shares of SAI's common stock that such holder was entitled to purchase pursuant to the SAI Option being surrendered (a "Substitute Option Agreement"). The persons receiving Substitute Options under this Plan are hereinafter referred to as the "Participants.") The Company shall have no obligations to issue any Substitute Options to any Participant prior to the Effective Time. This Plan shall terminate immediately upon the termination of the Merger Agreement in accordance with its terms.

     SECTION 3. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Substitute Options may be granted under this Plan is
               , subject to adjustment as provided in Section 6 hereof. After the initial grant of Substitute Options as provided in the Merger Agreement, no further Substitute Options may be granted under this Plan.

     SECTION 4. Administration. This Plan shall be administered by the Board of Directors of the Company (the "Board"). The Board shall have the exclusive and binding right to (i) interpret this Plan, (ii) prescribe, amend and rescind rules relating to this Plan; (iii) authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Substitute Option; (iv) determine the rights and obligations of Participants under this Plan; and (v) make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Board of any provision of this Plan or of any Substitute Option shall be final, conclusive and binding. No member of the Board shall be liable for any action or determination made in good faith with respect to this Plan or any Substitute Option.

     SECTION 5. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of a Substitute Option by any Participant is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by such Participant (or such Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or such Participant's legal representative, heir or legatee) (i) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares and (ii) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (A) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (B) that, prior to effecting any sale or other disposition of any such shares, such Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     SECTION 6. Adjustments Upon Capitalization and Corporate Changes. If the outstanding shares of the Common Stock are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Board in the number, kind or exercise price of shares with respect to which unexercised Substitute Options have been granted; provided, however, that in no event shall the exercise price be less than the par value of the Common Stock at such time. In making such adjustments, or in determining that no such adjustments are necessary, the Board may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Board shall be final, conclusive and binding.

     SECTION 7. Rights as a Stockholder. A Participant shall have no rights as a stockholder with respect to any shares covered by a Substitute Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). Except as otherwise provided in Section 6, no adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date. Upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Substitute Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Substitute Option held by such Participant to the extent that such Substitute Option is then vested and exercisable pursuant to the provisions thereof.

     SECTION 8. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to any Participant the requisite tax upon the amount of taxable income, if any, recognized by such Participant in connection with the exercise in whole or in part of any Substitute Option, or the sale of Common Stock issued to any Participant upon the exercise of any Substitute Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiary's) concurrent or next payment of wages, salary, bonus or other income to such Participant or by payment to the Company (or such Subsidiary) by such Participant of the required withholding tax, as the Board may determine.

     SECTION 9. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of outstanding Substitute Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. The Board may obtain shareholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code
Section 162(m)), but shall not be required to do so unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

     SECTION 10. Governing Law. This Plan and any Substitute Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

     SECTION 11. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Substitute Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiary in favor of any Participant or limit the ability of the Company or any Subsidiary to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which such Participant is a party.

     SECTION 12. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Board shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Substitute Option granted hereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is not entitled to indemnification under applicable law.

                                                                       EXHIBIT C

                          TRADEMARK LICENSE AGREEMENT

                                  INTRODUCTION

     This Trademark License Agreement, dated as of                            ,
1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between SPAR Infotech, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591(the "Licensee"), and SPAR Trademarks, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 (the "Licensor"). The Licensor and the Licensee are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     The Licensor is the owner of the Trademarks (as these and the other capitalized terms used in these Recitals are defined in Section 1, below) with respect to the Products and Services, amd the Licensee desire to use the Trademarks in the Territory in connection with the Products and Services. The Licensor is willing to grant to the Licensee the nonexclusive right and license to use the Trademarks on and in connection with the Products and Services in the Territory, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

     SECTION 1. Definitions. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

          (a) "Business Competitive With the Licensee" shall mean any substantial business activity in collecting, analyzing and/or disseminating scanner data, ex-factory shipment data and/or other similar information.

          (b) "Business Competitive With Marketing Force" shall mean any substantial business activity conducted by any person that is competitive with any substantial business activity conducted by any SPAR Company or PIA Company at the Merger Effective Time (whether or not such person's activity is actually conducted in competition with any SPAR Company or PIA Company), excluding, however, any Business Competitive With the Licensee (whether or not so conducted by any SPAR Company or PIA Company).

          (c) "Merger Effective Time" shall mean the "Effective Time" under (and as defined in) the Agreement and Plan of Merger dated as of February 28, 1999, among the SPAR Companies and the PIA Companies (which is the time the merger thereunder takes effect and the SPAR Companies and PIA Companies come under common control), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          (d) "PIA Company" and "PIA Companies" shall respectively mean any one or more of PIA Merchandising Services, Inc., a Delaware corporation, SG Acquisition, Inc., a Nevada corporation (which is merging into SPAR Acquisition, Inc.), PIA Merchandising Co., Inc., a California corporation, and their respective subsidiaries as of the Merger Effective Time.

          (e) "Products" shall mean the products claimed in the registrations for the Trademarks listed in Exhibit A hereto and any other products for which the Licensor has such Trademark rights.

          (f) "Representative" of any Party shall mean any of its directors, officers, employees, attorneys, heirs, executors, administrators, or agents, any of such Party's sublicensees, affiliates, successors and assigns, or any of their respective directors, officers, employees, attorneys, heirs, executors, administrators, or agents.

          (g) "Services" shall mean the services claimed in the registrations for the Trademarks listed in Exhibit A hereto and any other services for which the Licensor has such Trademark rights.

          (h) "SPAR Company" and "SPAR Companies" shall respectively mean any one or more of SPAR Acquisition, Inc., a Nevada corporation, SPAR Marketing, Inc., a Delaware corporation, SPAR Marketing, Inc., a Nevada corporation, SPAR Marketing Force, Inc., a Nevada corporation, SPAR, Inc., a Nevada corporation, SPAR/Burgoyne Retail Services, Inc., an Ohio corporation, SPAR Incentive Marketing, Inc., a Delaware corporation, SPAR MCI Performance Group, Inc., a Delaware corporation, and SPAR Trademarks, Inc., a Nevada corporation.

          (i) "Territory" shall mean the United States and Canada.

          (j) "Trademark" and "Trademarks" shall respectively mean any and all of the registered trademarks of the Licensor registered in the United States and Canada listed in Exhibit A hereto, any additional registered trademarks of the Licensor deriving or containing any Trademark, and any and all renewals thereof.

     SECTION 2. Grant of License and Affiliate Sublicenses; Limits on Use.

     (a) License. Subject to the terms and conditions herein contained, the Licensor hereby grants to the Licensee a royalty-free, nonexclusive license to use: (i) the Trademarks (alone or as part of other words or phrases) on and in connection the Products and Services in the Territory; and (ii) to the extent the Licensor has any right, title or interest therein, the name "SPAR" (alone or as part of other words or phrases) in its legal and/or trade name and on or in connection with any products or services other than the Products and Services.

     (b) Sublicenses. The Licensee from time to time may add one or more subsidiaries or affiliates (but only those under common ownership and control with the Licensee) as a sublicensee under this Agreement (each a "Sublicensee" and collectively "Sublicensees"). Each Sublicensee hereby assumes and agrees to be bound by the terms, provisions and conditions as set forth in this Agreement as if it were the "Licensee" and a "Party" hereunder. In the event the control or ownership of any Sublicensee, its business or substantially all of its assets are sold or transferred so that such Sublicensee, business or assets cease to be under common ownership and control with the Licensee, such subsidiary or affiliate shall automatically cease to be a Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of the obligations of such former Sublicensees with respect to its obligations with respect to actions or events arising prior to such sale or transfer.

     (c) License May Follow Group Sale. In the event that the control or ownership of all or substantially all of the Licensee and Sublicensees or all or substantially all of their businesses or assets are sold or transferred (a "Group Sale"), this Agreement may be transferred (in whole) as part of such Group Sale by written notice to the Licensor and (if an asset sale) the assumption of this Agreement by the purchasers by the delivery to the Licensor of an assumption agreement in form and substance reasonably acceptable to the Licensor, duly executed by the new Licensee; provided, however, that this Agreement may not be so transferred to anyone whose business is in any material respect a Business Competitive With Marketing Force. Any entity not included in the Group Sale shall automatically cease to be a Licensee or Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of its obligations with respect to actions or events arising prior to such sale or transfer.

     (d) Limits on the Licensee's Use of Trademarks. Neither the Licensee nor any of its Sublicensees shall use any Trademark in any material respect in any Business Competitive With Marketing Force.

     (e) No Unpermitted Users. No Party shall cause, suffer, or permit any of its affiliates or cause any other person to use any Trademark in any material respect unless such person is a permitted Licensee or Sublicensee hereunder.

     SECTION 3. Term. The term of this Agreement shall commence on the date of this Agreement and continue through December 31, 2098 (as and if extended pursuant to this Section, the "Term"). The Term of this Agreement is automatically renewable for additional consecutive ninety-nine year terms. If the Licensee (in the Licensee's sole and absolute discretion) chooses not to renew, a written request from the Licensee seeking termination must be received by the Licensor at least 90 days prior to the scheduled end of the then current Term. The Term is also subject to earlier termination as provided in this Agreement. Upon the termination of this Agreement by the Licensee, (i) the right and license to use the Trademarks granted to the Licensee hereunder shall forthwith terminate, (ii) the Licensee shall promptly thereafter shall cease and desist from using the marks on or in connection with the Products or Services, and (iii) the Licensee shall, promptly upon receipt of the written request of the Licensor, without charge, execute any and all documents, and record them with any and all appropriate governmental agencies within the Territory, as may be necessary to remove the Trademarks from its company name and to otherwise reasonably evidence that the Licensee no longer has the right and license to use the Trademarks; provided, however, that upon such termination of this Agreement, the Licensee shall have the right to continue to sell any existing inventory of the Products and to use the Trademarks in connection with such sale for a period of up to three months after the effective date of termination of this Agreement.

     SECTION 4. Non-Exclusivity of License; Limits on Licensor's Use and Licensing Rights: Validity of Trademarks.

     (a) Retained Rights and Limits on Use. The Licensee acknowledges and agrees that, all rights in the Trademarks, other than those specifically granted in this Agreement, are reserved by the Licensor, and the Licensor may (during the Term or thereafter) specifically grant other licenses to use the Trademarks on or in connection with (i) any one or more of the Products and Services within or outside the Territory or (ii) any other products or services within or outside the Territory to the extent it has rights therein; provided, however, that the Licensor covenants and agrees that neither the Licensor nor any of its affiliates (as sublicensees or otherwise) shall (A) use any Trademark in any material respect in any Business Competitive With the Licensee, or (B) license or otherwise grant any rights in or to any Trademark to any person whose business is in any material respect a Business Competitive With the Licensee.

     (b) Ownership and Validity of Trademarks. The Licensee acknowledges and agrees that the Licensor is the legal, valid and exclusive owner of the Trademarks. The Licensee covenants and agrees that it will not, individually or with any other licensee or person, at any time during the term of this Agreement or thereafter, directly or indirectly, challenge, contest or aid in challenging or contesting (i) the legality or validity of any of the Trademarks, (ii) the ownership by the Licensor of any of the Trademarks, or (iii) the title of or registration by the Licensor of any of the Trademarks, in each case whether such Trademarks are now existing or hereafter acquired, created or obtained and all renewals thereof.

     SECTION 5. Compliance with Applicable Law. The Licensee covenants and agrees with the Licensor that, during the Term of this Agreement, unless the Licensor (in its sole and absolute discretion) consents otherwise in writing, the Licensee shall comply with all applicable laws, rules, regulations and ordinances in effect at any time and from time to time in the Territory in connection with the Products and Services utilizing any of the Trademarks if the non-compliance therewith would materially impair the prestige and goodwill of the Trademarks.

     SECTION 6. Standards of Quality. The Licensee acknowledges to and covenants and agrees with the Licensor that, during the Term of this Agreement, unless the Licensor (in its sole and absolute discretion) consents otherwise in writing:
(a) none of the Products or Services shall fail in any material respect to meet the standards of quality with respect to the Trademarks in place at the time of commencement of this Agreement ("Standards of Quality") if such failure would materially impair the prestige and goodwill of the Trademarks; and (b) none of the Products or Services of the Licensee shall otherwise materially impair the prestige and goodwill of the Trademarks.

     SECTION 7. Registration for the Trademarks in the Territory.

     (a) Registration Maintenance During the term of this Agreement The Licensor shall undertake, in its own name, to renew and maintain registration for the Trademarks in the Territory. The Licensee shall cooperate with the Licensor in the execution, filing and prosecution of any such instrument(s) or document(s) as the Licensor from time to time may reasonably request (i) to obtain renewal and/or maintain registration for the Trademarks in the Territory and (ii) to confirm the Licensor's ownership rights therein. The Licensor makes no representation or warranty hereby that the registrations for the Trademarks will be renewable or maintainable in the Territory, and the failure to renew or maintain the registrations thereof shall not be deemed a breach hereof by the Licensor.

     (b) Costs and Expenses. Any and all costs and expenses (including, without limitation, the fees and expenses of attorneys and other professionals) incurred by the Licensor in the renewal or maintenance of any of the Trademarks in the Territory shall be borne by the Licensor.

     SECTION 8. Royalties. The license granted under this Agreement is royalty-free. The Licensee shall not be required to account to the Licensor with respect to its use of the Trademarks.

     SECTION 9. Representations and Warranties Respecting the Licensee. The Licensee represents and warrants to the Licensor that, as of the date hereof and as of the date of each amendment, renewal or extension hereof or assumption hereof, except as otherwise disclosed to the Licensor in writing: (a) the Licensee is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) the Licensee has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by the Licensee of this Agreement and the performance by the Licensee of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Licensee or any material part of the Licensee's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which it is a party or subject or that applies to any material part of the Licensee's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Licensee of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; and (e) this Agreement is a legal, valid and binding obligation of the Licensee, enforceable against the Licensee in accordance with its terms and provisions.

     SECTION 10. Representations and Warranties Respecting the Licensor. The Licensor represents and warrants to the Licensee that, as of the date hereof and as of the date of each amendment, renewal or extension hereof or assumption hereof, except as otherwise disclosed to the Licensee in writing: (a) the Licensor is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) the Licensor has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by the Licensor of this Agreement and the performance by the Licensor of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law, (ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to the Licensor or any material part of the Licensor's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which it is a party or subject or that applies to any material part of the Licensor's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by the Licensor of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; (e) this Agreement is a legal, valid and binding obligation of the Licensor, enforceable against the Licensor in accordance with its terms and provisions; (f) the Licensor is the registered, legal and beneficial owner of the Trademarks; (g) the Licensor has full power and authority and the unrestricted right to grant the licenses contemplated hereunder; (h) the license of the Tradmarks hereunder is made free and clear of any and all liens or encumbrances; (i) the Trademark registrations are in full force and effect; and (j) the Licensor has no knowledge of any infringements or competing claims with respect to any Trademark.

     SECTION 11. Termination.

     (a) Termination for Cause. The Licensor shall have the right to terminate this Agreement (and the licenses and other rights, remedies and interests granted to the Licensee hereunder), and end the Term, by written notice to the Licensee in the event the Licensee shall default in the performance or satisfaction of any of the terms and provisions of this Agreement, which violation or failure shall have continued for more than thirty (30) days after notice thereof by the Licensor to the Licensee and which violation or failure has materially impaired the prestige and goodwill of the Trademarks, provided, however, that if such default is capable of being cured and if the Licensee shall have commenced to cure such default within such period and shall proceed continuously in good faith and with due diligence to cure such default, then such thirty day period shall instead be such longer period as may be reasonably necessary to effect such cure (not to exceed 180 days).

     (b) Termination Without Prejudice; Certain Continuing Provisions. The termination of this Agreement (and the licenses and other rights, remedies and interests granted to the Licensee hereunder), for any reason, shall be without prejudice to any other right or remedy the Licensor may have, including (without limitation) the right of the Licensor to recover from the Licensee any and all
(i) damages to which it may be entitled by reason of the happening of the event giving rise to such termination or any other event and (ii) reimbursements, indemnifications and other amounts that remain unsatisfied by the Licensors hereunder, which rights and remedies all shall survive any such termination hereunder. In addition, the terms and provisions of this subsection and Sections 12 through 21 hereof shall survive any such termination hereunder.

     SECTION 12. Infringement.

     (a) Defense of Infringements. In the event that legal proceeding shall be instituted by any third party with respect to the alleged infringement by the Trademarks on the rights of any third party, the Licensor shall have the right, at its option and expense and either in its name, in the name of the Licensee, or in the name of both the Licensor and the Licensee, to be represented by counsel selected by the Licensor, and to defend against, negotiate, settle or otherwise deal with such proceeding. The Licensee may participate in or (if the Licensor elects not to do so) defend any such proceeding at its own cost and expense (subject to reimbursement by the Licensor of reasonable costs and expenses if the Licensee prevails in such proceeding) and with counsel of its choice; provided, however, that if the Licensor defends the proceeding, the Licensor shall control such proceeding. The Licensee shall not settle such proceeding, or any claim or demand, admit liability or take any action with respect thereto without the prior written consent of the Licensor, which shall not be unreasonably withheld.

     (b) No Liability for Continuing Unauthorized Use. If any of the Trademarks shall be declared by a court of competent jurisdiction to be an infringement on the rights of any third party so that the Licensee may not thereafter continue in the use thereof, or if the Licensee shall unlawfully use any of the Trademarks after the Term, the Licensor shall not be liable to the Licensee or any other person or entity for any damages or otherwise as a result of continuing use by the Licensee after such declaration or the end of the Term.

     (c) Notice and Prosecution of Infringement. The Licensee shall promptly notify the Licensor of any infringement, counterfeiting or passing-off of any of the Trademarks of which it has actual knowledge, whether by the use of any of the Trademarks or otherwise, but shall not take any action, legal or otherwise, with respect to such infringement, counterfeiting or passing-off without prior notice to the Licensor. In the event that the Licensee deems legal proceedings to be reasonably necessary to enjoin any third party with respect to the alleged infringement, counterfeiting or passing-off of any of the Trademarks, the Licensor shall have the right, at its option and expense and either in its name, in the name of the Licensee, or in the name of both the Licensor and the Licensee, to be represented by counsel selected by the Licensor, and to prosecute, negotiate, settle or otherwise deal with such proceeding. The Licensee may participate in or (if the Licensor elects not to do so) prosecute any such proceeding at its own cost and expense (subject to reimbursement by the Licensor of reasonable costs and expenses if the Licensee prevails in such proceeding) and with counsel of its choice; provided, however, that if the Licensor prosecutes the proceeding, the Licensor shall control such proceeding. The Licensee shall not settle such proceeding, or any claim or demand, release any liability or take any action with respect thereto without the prior written consent of the Licensor, which shall not be unreasonably withheld.

     (d) Licensee and Licensor Cooperation. The Licensee will cooperate fully with the Licensor at the Licensor's expense in any such action the Licensor may decide to take, and, if requested by the Licensor, shall join with the Licensor in such actions as the Licensor may deem advisable for the protection of the Trademarks or the Licensor's rights. The Licensor will cooperate fully with the Licensor at the Licensee's expense (subject to reimbursement as provided above) in any such permitted action the Licensee may decide to take, and, if requested by the Licensee, shall join with the Licensee in such actions as the Licensor may deem advisable for the protection of the Trademarks or the Licensee's rights.

     (e) Costs and Expenses. Except as otherwise provided above, any and all costs and expenses (including, without limitation, the fees and expenses of attorneys and other professionals) incurred in the protection or defense of any of the Trademarks in the Territory, or the defense of any use or application of the Trademarks, shall be borne by the Licensor.

     SECTION 13. Expenses of and Indemnity by the Licensee.

     (a) The Licensee will pay and discharge, at its own expense, any and all expenses, charges, fees and taxes (other than as provided in subsection (b) of this Section and Section 6 hereof) arising out of or incidental to the carrying on of the Licensee's business, and the Licensee will indemnify and hold the Licensor harmless from any and all claims that may be imposed on the Licensor for such expenses, charges, fees and taxes.

     (b) Except as otherwise provided in Section 10 hereof, the Licensee shall indemnify, defend (with counsel selected by the Licensee and reasonably acceptable to the Licensor) and hold the Licensor and its representatives and agents harmless from, against and with respect to any claim, suit, loss, damage, demands, injuries or expense (including the reasonable fees and expenses of attorneys and other professionals) arising out of or related directly or indirectly to any Product, Service, or other Trademark bearing item sold or provided by the Licensee or any other act or omission of the Licensee, except to the extent attributable to the bad faith, negligence or willful misconduct of the Licensor or its representatives.

     SECTION 14. Relationship between the Parties. The rights, powers, privileges, remedies and interests accorded to the Licensor under this Agreement and applicable law are for the protection of the Licensor, not the Licensee, and no term or provision of this Agreement is intended (or shall be deemed or construed) to impose on the Licensor any duty or obligation to the Licensee to monitor or police any of the activities of the Licensee. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed or construed to have created, any employment, joint venture, partnership, trust, agency or other fiduciary relationship between the Licensee and the Licensor or constitute the Licensee as an employee, joint venturer, partner, trustee, agent or other representative for or of the Licensor. The Licensee shall not be entitled or have any power or authority to bind or obligate the Licensor in any manner whatsoever or to hold itself out as an employee, joint venturer, partner, trustee, agent or other representative for or of the Licensor.

     SECTION 15. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought against any Party by any other Party, each Party hereby irrevocably waives trial by jury.

     SECTION 16. Consent to New York Jurisdiction and Venue, Etc. Each Party hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue. In any dispute, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum.

     SECTION 17. Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed con clusively to have been given: (i) on the first Business Day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth Business Day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or

(iii) when otherwise actually received by the addressee on a Business Day (or on the next Business Day if received after the close of normal business hours or on any non-business day).

     SECTION 18. Further Assurances. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request in order to (a) evidence or confirm the transfer or issuance of any stock or Asset or (b) effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Parties.

     SECTION 19. Interpretation, Headings, Severability, Etc. The parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In the event that any term or provision of this Agreement (other than Section 1 hereof) shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Agreement. If any term or provision of this Agreement is held to be unenforceable because of the scope or duration of any such provision, the parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

     SECTION 20. Successors and Assigns; Assignment; Intended
Beneficiaries. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of any Party in this Agreement shall inure to the benefit of the successors, assigns, heirs and legal representatives of each other Party; provided, however, that nothing herein shall be deemed to authorize or permit the Licensee to assign any of its rights or obligations under this Agreement to any other person, and the Licensee covenants and agrees that it shall not make any such assignment, except as otherwise provided in Section 1 hereof or with the prior written consent of the Licensor. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein, no other person (including creditors of any party hereto) shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

     SECTION 21. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as other wise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement or applicable law.

     SECTION 22. Counterparts; New York Governing Law; Amendments; Entire Agreement. This Agreement shall be effective as of the date first written above when executed by Parties and delivered to the Licensor. This Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction).

Each and every modification and amendment of this Agreement shall be in writing and signed by all of the Parties, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected Party. This Agreement contains the entire agreement of the parties and supersedes all prior and other representations, agreements and understandings (oral or otherwise) between the parties with respect to the matters contained herein.

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                                          SPAR Infotech, Inc.

                                          By:
                                          --------------------------------------
                                            Title:

                                          SPAR Trademarks, Inc.

                                          By:
                                          --------------------------------------
                                            Title:

                                   SCHEDULE A

UNITED STATES

                MARK                   REG. NO.         REG. DATE
                ----                   ---------    -----------------
SPAR.................................  1,357,128    August 27, 1985
SPAR & design........................  1,357,132    August 27, 1985
SPAR & design........................  1,387,743    March 25, 1986
SPAR.................................  1,441,909    June 9, 1987
SPAR.................................  1,597,275    May 22, 1990

CANADA

                MARK                   REG. NO.         REG. DATE
                ----                   ---------    -----------------
SPAR.................................    337,986    March 11, 1988
SPAR & design........................    337,987    March 11, 1988
SPAR & design........................    341,996    June 23, 1988
SPAR.................................    349,073    December 16, 1988
SPAR & design........................    390,182    November 15, 1991

                                                                       EXHIBIT D

                           BUSINESS MANAGER AGREEMENT

                                  INTRODUCTION

     This Business Manager Agreement, dated as of                , 1999 (as the
same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and between SPAR Infotech, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("Infotech"), SPAR Marketing Force, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("Marketing Force"), and SPAR Marketing Services, Inc., a Nevada corporation currently having an address at 303 South Broadway, Suite 140, Tarrytown, New York 10591 ("SMS"). The above entities are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     The efforts of the Parties prior to the date of this Agreement resulted in the creation of certain Confidential Information, Software and Program Documentation (collectively referred to herein as the "Joint Works"). The Parties have determined that it is in their best interests to resolve any existing or potential disputes concerning their respective rights in the Joint Works, all upon the terms and provisions and subject to the conditions set forth in this Agreement.

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

     SECTION 1. Definitions. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

          (a) "Business Competitive With Infotech" shall mean any substantial business activity in collecting, analyzing and/or disseminating scanner data, ex-factory shipment data and/or other similar information.

          (b) "Business Competitive With Marketing Force" shall mean any substantial business activity conducted by any person that is competitive with any substantial business activity conducted by any SPAR Company or PIA Company at the Merger Effective Time (whether or not such person's activity is actually conducted in competition with any SPAR Company or PIA Company), excluding, however, any Business Competitive With Infotech (whether or not so conducted by any SPAR Company or PIA Company).

          (c) "Confidential Information" includes all field and file definitions and source code relating to the Software and the Program Documentation (as each are hereinafter defined), including (without limitation) the designs, methods, layouts, processing procedures, programming techniques used or employed by the Parties, including combinations thereof, in conjunction therewith, and encompass interactive data entry, file handling, report generation and all other aspects of operation.

          (d) "Merger Effective Time" shall mean the "Effective Time" under (and as defined in) the Agreement and Plan of Merger dated as of February 28, 1999, among the SPAR Companies and the PIA Companies (which is the time the merger thereunder takes effect and the SPAR Companies and PIA Companies come under common control), as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

          (e) "PIA Company" and "PIA Companies" shall respectively mean any one or more of PIA Merchandising Services, Inc., a Delaware corporation, SG Acquisition, Inc., a Nevada corporation (which is merging into SPAR Acquisition, Inc.), PIA Merchandising Co., Inc., a California corporation, and their respective subsidiaries as of the Merger Effective Time.

          (f) "Program Documentation" means the user manuals, handbooks and other written materials relating to the Software, and any subsequent updates or revisions to such scheduling software.

          (g) "Representative" of any Party shall mean any of its directors, officers, employees, attorneys, heirs, executors, administrators, or agents, any of such Party's sublicensees, affiliates, successors and assigns, or any of their respective directors, officers, employees, attorneys, heirs, executors, administrators, or agents.

          (h) "Software" means the application software program(s) respecting the "Business Manager" Internet scheduling software consisting of executable object code programs for such scheduling software and related screen formats programmed to operate on the systems of the Parties, and any subsequent updates or revisions to such scheduling software.

          (i) "SPAR Company" and "SPAR Companies" shall respectively mean any one or more of SPAR Acquisition, Inc., a Nevada corporation, SPAR Marketing, Inc., a Delaware corporation, SPAR Marketing, Inc., a Nevada corporation, SPAR Marketing Force, Inc., a Nevada corporation, SPAR, Inc., a Nevada corporation, SPAR/Burgoyne Retail Services, Inc., an Ohio corporation, SPAR Incentive Marketing, Inc., a Delaware corporation, SPAR MCI Performance Group, Inc., a Delaware corporation, and SPAR Trademarks, Inc., a Nevada corporation.

     SECTION 2. The Joint Works; Future Development; Sublicenses; Limits on Use.

     (a) The Parties as Co-Owners of the Joint Works. In consideration for the promises made to it under this Agreement, each Party hereby grants and conveys to the other any and all right, title and interest in and to the Joint Works that it may have as may be required to render any other Party a co-owner of the Joint Works. Each party hereby acknowledges and agrees that each party is now and at all times has been a co-owner of all right, title and interest in and to the Joint Works, including (without limitation), the United States and international copyright interests therein, and any and all moral rights in the Joint Works recognized by applicable law, such that the Parties each has and shall each continue to have, for any and all purposes, the right to transfer, develop, license, control and otherwise exploit the Joint Works, in whole or in any part, as each of them may see fit, in any and all media subject to the terms and conditions set forth in this Agreement. Each party covenants and agrees that it shall in all future publications of the Joint Works, refer to its author as "SPAR Infotech, Inc., SPAR Marketing Force, Inc. and SPAR Marketing Services, Inc." and state its copyright as "(C) [Date of Publication] SPAR Infotech, Inc., SPAR Marketing Force, Inc. and SPAR Marketing Services, Inc." "All rights reserved."

     (b) Waiver of Claims and Rights of Participation and Accounting. Each of the Parties hereby knowingly and intentionally waives whatever claims it may now have or may ever have against the other Parties and their respective Representatives for any claim related to rights of exploitation of the Joint Works, including (without limitation) claims for authorship or copyright infringement. Each of the Parties knowingly and intentionally waives any and all claims or rights that it may have or may ever have against the other Parties and their respective Representatives for any right of participation in, or accounting for, the revenues that the other party may derive from its use or exploitation of the Joint Works, in whole or in part, without limitation.

     (c) Future Development. The Parties acknowledge and agree that any Party may engage any other Party from time to time to provide programming services, system work and other assistance in developing, revising and improving the Software and/or the Program Documentation, which shall be deemed and construed to be for the benefit of all of the Parties. The Parties agree that their respective contributions to all such improvements, revisions and developments shall be included within the scope of the term "Software" and the term "Program Documentation," respectively, as such terms are used in this Agreement and shall not be the sole property of any Party hereto.

     (d) Sublicenses. Each Party from time to time may add one or more subsidiaries or affiliates (but only those under common ownership and control with the Parties) as a sublicensee under this Agreement (each a "Sublicensee" and collectively "Sublicensees"). Each Sublicensee hereby assumes and agrees to be bound by the terms, provisions and conditions as set forth in this Agreement as if it were a "Party" hereunder. In the event the control or ownership of any Sublicensee, its business or substantially all of its assets are sold or transferred so that such Sublicensee, business or assets cease to be under common ownership and control with the sublicensing Party, such subsidiary or affiliate shall automatically cease to be a Sublicensee hereunder from and after such sale or transfer, without, however, relieving or otherwise affecting any of the obligations of such former Sublicensees with respect to its obligations with respect to actions or events arising prior to such sale or transfer.

     (e) Certain Limits on Use by Parties. Neither Infotech nor any of its Sublicensees shall use the Software or the Program Documentation in any material respect in any Business Competitive With Marketing Force; and neither Marketing Force nor SMS nor any of their respective Sublicensees shall use the Software or the Program Documentation in any material respect in any Business Competitive With Infotech. The Parties acknowledge and agree that such limitation shall not preclude any Party or its Sublicensees from using the Software and the Program Documentation for any other purpose whatsoever (subject to the licensing limitations of Section 5 hereof).

     (f) No Unpermitted Users. No Party shall cause, suffer or permit any of its affiliates or cause or enable any other person to use the Software or the Program Documentation in any material respect unless such person is a permitted Licensee or Sublicensee hereunder.

     SECTION 3. Term. The term of this Agreement shall be perpetual.

     SECTION 4. Mutual Exculpation and Release. No Party nor any of its Representatives shall incur any liability to any other Party or any of its Representatives for any acts or omissions arising out of or related directly or indirectly to any of the Software, Program Documentation or Confidential Information, any license, use or application thereof, or any claims or actions (including, without limitation, claims for malfunction or infringement) and any resulting losses or expenses with respect thereto of any Party or any of their respective Representatives of any kind or nature whatsoever, whether known or unknown, in law or equity or otherwise; and each Party (on behalf of itself and each of its Representatives) hereby expressly waives any and all such claims, actions, losses and expenses against each of the releasing Party and its Representatives ever had, now have or hereafter can, shall or may have, against the each other Party and its Representatives by reason of any matter, cause or thing whatsoever from the beginning to the end of the world; provided, however, that the foregoing release shall not apply to the Parties' respective obligations set forth in this Agreement.

     SECTION 5. Third Party Licensing. Subject to the terms and conditions herein contained, each Party (but not its Sublicensees) may grant licenses to make, use or sell the Software and Program Documentation (a "License") to one or more third parties (each a "Licensee" and collectively "Licensees") on such terms and conditions as such Party may elect, provided, however, that (a) Infotech shall not grant any License to make, use or sell the Software or the Program Documentation to any Licensee whose business is a Business Competitive With Marketing Force; and (b) neither Marketing Force nor SMS shall grant any License to make, use or sell the Software or the Program Documentation to any Licensee whose business is a Business Competitive With Infotech.

     SECTION 6. Representations and Warranties Respecting the Parties. Each Party represents and warrants to the each of the other Parties that, as of the date hereof that: (a) such Party is a corporation duly incorporated, validly existing and in good standing under the laws its state of incorporation; (b) such Party has the legal capacity, power, authority and unrestricted right to execute and deliver this Agreement and to perform all of its obligations hereunder; (c) the execution and delivery by such Party of this Agreement and the performance by such Party of all of its obligations hereunder will not violate or be in conflict with any term or provision of (i) any applicable law,
(ii) any judgment, order, writ, injunction, decree or consent of any court or other judicial authority applicable to such Party or any material part of such Party's assets and properties, (iii) any of its organizational documents, or
(iv) any material agreement or document to which such Party is a party or subject or that applies to any material part of such Party's assets and properties; (d) no consent, approval or authorization of, or registration, declaration or filing with, any governmental authority or other person is required as a condition precedent, concurrent or subsequent to or in connection with the due and valid execution, delivery and performance by such Party of this Agreement or the legality, validity, binding effect or enforceability of any of the terms and provisions of this Agreement; and (e) this Agreement is a legal, valid and binding obligation of such Party, enforceable against such Party in accordance with its terms and provisions.

     SECTION 7. Relationship Among the Parties. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed or construed to have created, any employment, joint venture, partnership, trust, agency or other fiduciary relationship between the Parties and no Party shall be considered as an employee, joint venturer, partner, trustee, agent or other representative for or of any other Party. No Party shall not be entitled or have any power or authority to bind or obligate any other Party in any manner whatsoever or to hold itself out as an employee, joint venturer, partner, trustee, agent or other representative of any other Party.

     SECTION 8. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction brought against any Party by any other Party, each Party hereby irrevocably waives trial by jury.

     SECTION 9. Consent to New York Jurisdiction and Venue, Etc. Each Party hereby consents and agrees that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for the Southern District of New York each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right in its discretion to voluntarily commence or participate in any other forum having jurisdiction and venue. In any dispute, no Party will raise, and each Party hereby expressly and irrevocably waives, any objection or defense to any such jurisdiction as an inconvenient forum.

     SECTION 10. Notices. Except as otherwise expressly provided, any notice, request, demand or other communication permitted or required to be given under this Agreement shall be in writing, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail, with the cost of delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested; or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day).

     SECTION 11. Further Assurances. Each Party agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the other Party from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Parties. Without limiting the generality of the foregoing, each Party hereto will provide each other Party hereto, at such other Party's request and expense, with copies of the source or object code version of the Software and any and all related documentation to enable such requesting Party to develop and enhance the Software and the Program Documentation.

     SECTION 12. Interpretation, Headings, Severability, Etc. The Parties acknowledge and agree that the terms and provisions of this Agreement have been negotiated, shall be construed fairly as to all parties hereto, and shall not be construed in favor of or against any party. The section headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement. In the event that any term or provision of this Agreement (other than Section 1 hereof) shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted or reduced pursuant to the next sentence, as applicable, or (b) by or before any other authority of any of the terms and provisions of this Agreement. If any term or provision of this Agreement is held to be unenforceable because of the scope or duration of any such provision, the Parties agree that any court making such determination shall have the power, and is hereby requested, to reduce the scope or duration of such term or provision to the maximum permissible under applicable law so that said term or provision shall be enforceable in such reduced form.

     SECTION 13. Successors and Assigns; Assignment; Intended
Beneficiaries. Whenever in this Agreement reference is made to any person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of any Party in this Agreement shall inure to the benefit of the successors, assigns, heirs and legal representatives of each other Party; provided, however, that nothing herein shall be deemed to authorize or permit any Party to assign any of its rights or obliga tions under this Agreement to any other person, and each Party covenants and agrees that it shall not make any such assignment, except as otherwise provided in Section 5 hereof or with the prior written consent of the other Parties. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto, and, except as otherwise expressly provided herein, no other person (including creditors of any party hereto) shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

     SECTION 14. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a Party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such provision. No notice to or demand on any Party in any case shall entitle such Party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and other interests of each Party hereunder are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or other interest of such Party under this Agreement or applicable law.

     SECTION 15. Counterparts; New York Governing Law; Amendments; Entire Agreement. This Agreement shall be effective as of the date first written above when executed by all of the Parties. This Agreement may have been executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto. This Agreement shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Each and every modification and amendment of this Agreement shall be in writing and signed by all of the Parties, and each and every waiver of, or consent to any departure from, any representation, warranty, covenant or other term or provision of this Agreement shall be in writing and signed by each affected Party. This Agreement contains the entire agreement of the parties and supersedes all prior and other representations, agreements and understandings (oral or otherwise) between the parties with respect to the matters contained herein.

                 [Signature Page to Business Manager Agreement]

     IN WITNESS WHEREOF, the Parties have duly executed and delivered this Agreement as of the date first above written.

                                          SPAR INFOTECH, INC.

                                          By:

                                            ------------------------------------
                                            Title:

                                          SPAR MARKETING FORCE, INC.

                                          By:

                                            ------------------------------------
                                            Title:

                                          SPAR MARKETING SERVICES, INC.

                                          By:

                                            ------------------------------------
                                            Title:

                                                                       EXHIBIT E

                            CERTIFICATE OF AMENDMENT

                                       OF

                          CERTIFICATE OF INCORPORATION

                                       OF

                        PIA MERCHANDISING SERVICES, INC.

     The undersigned corporation, organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify as follows:

          1. That Cathy L. Wood is the duly elected and acting Secretary and Chief Financial Officer of PIA Merchandising Services, Inc., a Delaware corporation (the "Corporation").

          2. That Article FIRST of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

          "FIRST: The name of the Corporation is SPAR Group, Inc."

          3. That Article FOURTH of the Certificate of Incorporation of the Corporation is amended to read in full as follows:

             "FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 50,000,000, consisting of 47,000,00 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued at any time, and from time to time, in one or more series pursuant hereto or to a resolution or resolutions providing for such issue duly adopted by the board of directors (the "Board") of the Corporation (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each such series of preferred stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of preferred stock."

          4. That Article TENTH of the Certificate of Incorporation of the Corporation is hereby deleted and Article ELEVENTH is hereby renumbered as Article TENTH.

          5. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the Board of Directors of the Corporation.

          6. That this Certificate of Amendment of Certificate of Incorporation has been duly approved by the holders of a majority of the outstanding shares of common stock, $.01 par value per share, of the Corporation in accordance with the applicable provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, the Corporation has caused this Certificate to be
signed by Cathy L. Wood this      day of                1999.

                                          PIA MERCHANDISING SERVICES, INC.

                                          By:

                                            ------------------------------------
                                            Cathy L. Wood,
                                            Secretary and Chief Financial
                                              Officer

                EXHIBIT 1 TO FIRST AMENDMENT TO MERGER AGREEMENT

                                                                     EXHIBIT E-1

FORM OF REVERSE SPLIT AMENDMENT TO PIA DELAWARE CERTIFICATE OF INCORPORATION

     Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time, will be automatically
reclassified as and converted into [               ] of a share of common stock,
par value $.01 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate
immediately prior to the Effective Time by [               ]. No fractional
shares of New Common Stock will be issued in connection with the reclassification and conversion of the Old Common Stock into the New Common Stock. In lieu of any fractional shares, each holder of Old Common Stock who would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (1) the closing sales price of the Corporation's Common Stock at the Effective Time as reported on the Nasdaq National Market (or, if applicable, the Nasdaq SmallCap Market or any exchange that the PIA Common Stock may be traded on at the Effective Time) by (2) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

                                                                       EXHIBIT F

                        PIA MERCHANDISING SERVICES, INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     SECTION 1. Description of this Plan. This is the 1995 Stock Option Plan, dated December 5, 1995, as amended and restated effective as of February 28, 1999 (this "Plan"), of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). Under this Plan, officers, directors, key employees and consultants of the Company or its wholly-owned Subsidiaries (as defined below), and other persons directly or indirectly providing valuable services to the Company and the Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). This Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). For purposes of this Plan, the term "Subsidiary" shall mean any corporation or other entity of which 50% or more of the voting stock (or equivalent thereof) is owned by the Company or by another Subsidiary (as so defined) of the Company.

     SECTION 2. Purpose of this Plan. The purpose of this Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and the Subsidiaries by providing additional incentives to certain officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. By assisting such persons in acquiring shares of Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

     SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under this Plan shall be, at the time of the grant, the officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. Notwithstanding the preceding sentence, only persons who are employees of the Company and the Subsidiaries shall be eligible to receive grants of Incentive Stock Options under this Plan. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options on up to 1,000,000 shares of Common Stock. Such grants of Options under this Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof.

     SECTION 4. Administration. This Plan shall be administered by the Board of Directors (the "Board") or by the Compensation Committee established by the Board. (The entity actually administering this Plan at any time, whether the Board or the Compensation Committee, is referred to herein as the "Committee.") If the Compensation Committee is authorized to administer this Plan at any time, it shall, if possible, be composed solely of two or more Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act") and of persons who are "outside directors" within the meaning of Code Section 162(m). The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer this Plan and, subject to this Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (c) to interpret this Plan;
(d) to prescribe, amend and rescind rules relating to this Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under this Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time or extend the post-termination exercise period during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Committee of any provision of this Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under it.

     SECTION 5. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Options may be granted under this Plan is 3,500,000, subject to adjustment as provided in Section 12 hereof. Upon the expiration, termination or cancellation, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under this Plan. Notwithstanding the foregoing, shares subject to a terminated Option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

     SECTION 6. Option Price. Except as provided in Section 12 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Incentive Stock Option shall be not less than the fair market value of such shares on the date of granting of the Incentive Stock Option; provided, however, that if the Participant is a ten percent (10%) stockholder of the Company as detailed in Code Section 422(b)(6) at the time such Option is granted (determined after taking into account the constructive ownership rules of Section 424(d) of the Code), the Option Price shall be not less than 110 percent (110%) of said fair market value. The Option Price of the shares of Common Stock underlying each Nonqualified Stock Option shall be not less than eighty-five percent (85%) of the fair market value of such shares on the date of granting of the Nonqualified Stock Option; provided, however, that with respect to any Nonqualified Stock Option granted to a "covered employee" (as such term is defined in Section 162(m) of the Code), the Option Price of the shares of Common Stock underlying such Nonqualified Stock Option shall be not less than the fair market value of such shares on the date of granting of such Nonqualified Stock Option. The fair market value of such shares shall, unless otherwise expressly determined by the Committee for good reason, shall be (i) the last reported sale price of the Common Stock on the Nasdaq National Market, if the Common Stock is quoted on the Nasdaq National Market, (ii) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock is listed on a national securities exchange, or (iii) if the Common Stock is not so reported or listed, the average of the last reported bid and asked price of the Common Stock in such market as the Common Stock may be traded.

     SECTION 7. Restrictions on Grants; Vesting of Options. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under this Plan subsequent to December 5, 2005. All Options granted pursuant to this Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. The vesting of all Options may be based on the Company's attaining of performance criteria as specified at the time of the granting thereof and/or may also be based on the passage of time. The Committee shall determine the performance criteria, the performance measurement period and the vesting schedule applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period and the vesting schedule and period of exercisability need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have vested based upon the applicable performance criteria and vesting schedule. To the extent any Option shall not have vested, because the applicable performance criteria has not been met, and does not also vest based on the passage of time, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it may be exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or

Options and, in its sole good faith judgment, may adjust the same to reflect unanticipated major events, such as catastrophic occurrences, mergers, acquisitions and the like.

     SECTION 8. Special Limitations on Incentive Stock Options. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and the Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

     SECTION 9. Exercise of Options. Subject to all other provisions of this Plan, once vested, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such Option, provided that no option may be exercisable subsequent to its termination date. Once vested, and prior to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional share to be paid to the Participant. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or, in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement.

     SECTION 10. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     SECTION 11. Non-transferability. Except as otherwise provided below, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of descent or distribution. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, and (ii) the Option Agreement (defined below) pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 9 and 10 hereof the term "Participants" shall be deemed to refer to the transferee. The events of termination of employment of Section 25 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Option Agreement. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

     SECTION 12. Adjustments Upon Capitalization and Corporate Changes; Substitute Options. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted. A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation or its subsidiaries, Options may be granted under this Plan to option holders of such corporation or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Committee (and in compliance with Section 424(a) of the Code in the case of an Incentive Stock Option), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation.

     SECTION 13. Option Agreement. Each Option granted under this Plan shall be evidenced by a written stock option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein,
(b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, and (c) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with this Plan.

     SECTION 14. Rights as a Stockholder. A Participant or permitted transferee of a Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     SECTION 15. Termination of Options, Acceleration of Options.

     (a) Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, and each Option granted under this Plan shall set forth a termination date thereof, which, subject to earlier termination as set forth in Section 7 hereof or this
Section 15, or as otherwise set forth in any particular Option Agreement, with respect to Nonqualified Stock Options, shall be no later than ten years from the date such Option is granted, and with respect to Incentive Stock Options, shall also be no later than ten years from the date such Option is granted unless the Participant is a ten percent (10%) stockholder of the Company (as described in Section 422(b)(6) of the Code, and determined after taking into account the constructive ownership rules of Section 424(d) of the Code) at the time such Option is granted, in which case the Option shall terminate and expire no later than five years from the date of the grant thereof. An Incentive Stock Option shall contain any additional termination events required by Section 422 of the Code.

     (b) Subject to Section 15(c) hereof, unless the Committee shall, in its sole discretion, determine otherwise, upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 7 hereof. The termination of employment of, or the termination of a consulting or other relationship with, a Participant for any reason shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised; provided, however, that the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

     (c) Notwithstanding the provisions of Section 7 or paragraphs (a) or (b) of this Section 15, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 15(c), each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided, however, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become null and void.

     SECTION 16. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiaries') concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the Company (or such Subsidiaries) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, however, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

     SECTION 17. Effectiveness and Termination of this Plan. This Plan became effective on the date on which it was adopted by the Board and was approved by approved by the stockholders of the Company within 12 months of December 5, 1995. This Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate this Plan at any other time. Unless earlier terminated by the Board, this Plan shall terminate on December 5, 2005. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

     SECTION 18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     SECTION 19. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised. The Board may obtain stockholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code Section 162(m) or Code Section 422), but shall not be required to do so unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

     SECTION 20. Transfers and Leaves of Absence. For purposes of this Plan, (a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment or a termination of a consulting relationship, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence. Notwithstanding the foregoing, for purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds 90 days will be considered to have terminated his or her employment on the 91st day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract.

     SECTION 21. No Obligation to Exercise Option. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

     SECTION 22. Governing Law. This Plan and any Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

     SECTION 23. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiaries in favor of any Participant or limit the ability of the Company or any Subsidiaries to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which a Participant is a party.

     SECTION 24. Termination of Employment. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement. The conditions under which such post-termination exercises shall be permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

     SECTION 25. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

                                                                       EXHIBIT G

                       LIMITED INDEMNIFICATION AGREEMENT

                                  INTRODUCTION

     This Limited Indemnification Agreement, dated as of             , 1999 (as
the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and among PIA Merchandising Services, Inc., a Delaware corporation ("PIA Delaware"), SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), PIA Merchandising Co., Inc., a California corporation ("PIA California") (PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties"), SPAR Acquisition, Inc., a Nevada corporation ("SAI"), SPAR Marketing, Inc., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada Corporation ("SMNEV"), SPAR Marketing Force, Inc., a Nevada corporation ("SMF"), SPAR, Inc., a Nevada corporation ("SINC"), SPAR/Burgoyne Retail Services, Inc., an Ohio corporation ("SBRS"), SPAR Incentive Marketing, Inc., a Delaware corporation ("SIM"), SPAR Trademarks, Inc. ("STM") and SPAR MCI Performance Group, Inc., a Delaware corporation ("SMCI") (SAI, SMI, SMNEV, SMF, SINC, SBRS, SIM, STM and SMCI are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties"), and Robert G. Brown and William H. Bartels (each a "SPAR Principal," and collectively the "SPAR Principals"). SMNEV, SMF, SINC and SBRS are sometimes referred to herein individually as a "SPAR Marketing Company" and collectively as the "SPAR Marketing Companies". The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Merger Party" and collectively as the "Merger Parties". The Merger Parties and the SPAR Principals are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. The PIA Parties have entered into the Merger Agreement with the SPAR Parties (as "Merger Agreement" and the other capitalized terms used and not otherwise defined in these Recitals are defined in Article I, below).

     B. The SPAR Principals collectively own a majority of the issued and outstanding shares of capital stock of the SPAR Parties.

     C. The SPAR Principals also own all of the issued and outstanding shares of capital stock, and are officers and directors, of SPAR Marketing Services, Inc. ("SMS"), which provides certain field services to the SPAR Marketing Companies pursuant to the Field Service Agreement. SMS is not a party to the Merger Agreement, will remain an independent company, and will continue to provide certain field services to the SPAR Marketing Companies pursuant to the Field Services Agreement.

     D. SMS has historically provided certain field services to the SPAR Marketing Companies though persons classified by SMS as independent contractors. The IRS has sought to reclassify certain independent contractors of SMS to employees, which SMS believes inconsistent with law and fact and is vigorously contesting.

     E. SMF is the issuer of the ADVO Note, which is "payable in an amount equal to ten percent (10.00%) of, and solely out of, any Equity Proceeds raised through December 31, 1999, up to a maximum contingent payment of $3,000,000.00 . . .", with "Equity Proceeds" defined as "the net proceeds raised in any public offerings or private placements of equity securities issued by . . ." SMF.

     F. In order to induce the Merger Parties to enter into the Merger Agreement, to permit the SPAR Principals to continue to contest the reclassification of certain independent contractors of SMS sought by the IRS, and to permit the SPAR Principals to contest any claim for payment under the ADVO Note, the SPAR Principals have agreed to indemnify the Merger Parties under certain circumstances, all upon the terms and provisions and subject to the conditions set forth herein.

                                   AGREEMENT

     In consideration of the foregoing, the mutual covenants and agreements hereinafter set forth, and other good and valuable consideration (the receipt and adequacy of which is hereby acknowledged by the Parties), the Parties hereto hereby agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

     Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement. Each use in this Agreement of a neuter pronoun shall be deemed to include references to the masculine and feminine variations thereof, and vice versa, and a singular pronoun shall be deemed to include a reference to the plural variation thereof, and vice versa, in each case as the context may permit or require. As used in this Agreement, the following capitalized terms and non-capitalized words and phrases shall have the meanings respectively assigned to them below, which meanings shall be applicable equally to the singular and plural forms of the terms so defined:

     "ADVO Claim" shall have the meaning assigned to it in Section 3.03 hereof.

     "ADVO Defense Expense" shall mean any cost or expense of any SPAR Principal or any other person authorized by any SPAR Principal incurred in any ADVO Defense Proceeding, including (without limitation) any and all reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation.

     "ADVO Note" shall mean the Amended and Restated Contingent Subordinated Promissory Note in the maximum principal amount of $3,000,000.00 dated as of June 30, 1997, issued by SMF to the MF Sellers to evidence the remaining deferred portion of the "Cash Purchase Price" payable under (and as defined in)
Section 1(C) and 1(D) of the ADVO Purchase Amendment, as the same may be modified, amended or restated from time to time in the manner provided therein.

     "ADVO Note Claim" shall have the meaning assigned to it in Section 3.02 hereof.

     "ADVO Defense Proceeding" shall mean any effort by any SPAR Principal or any other person authorized by any SPAR Principal (i) to oppose or otherwise contest any legal proceeding by any MF Seller to enforce any claim for payment under the ADVO Note or (ii) to seek a declaratory judgment that no amount is due or owing under the ADVO Note, including (without limitation) proceedings declaratory judgments and similar relief.

     "ADVO Purchase Agreement" shall mean the Asset Purchase and Sale Agreement dated as of March 1, 1996, among Stighen, Inc., a Delaware corporation, ADVO Investment Company, Inc., a Delaware corporation, and ADVO, Inc., a Delaware corporation (each a "MF Seller" and collectively the "MF Sellers"), and SMF as purchaser, as amended by the ADVO Purchase Amendment, and as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

     "ADVO Purchase Amendment" shall mean the First Amendment to Asset Purchase and Sale Agreement among the MF Sellers and SMF dated as of June 30, 1997.

     "Applicable Law" shall mean any applicable law, ordinance, or governmental rule or regulation.

     "Authority" shall mean the Internal Revenue Service, any state tax authority, the Pension Benefit Guaranty Corporation, any federal or state court, or any other governmental authority having jurisdiction over any SMS Employment Tax or SMS Benefit Claim.

     "Benefit Plan" of a referenced party shall mean each Pension Plan, Welfare Plan and Other ERISA Benefit of the referenced party.

     "Code" shall mean the Internal Revenue Code of 1986, as amended, , and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time.

     "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder, as the same may be supplemented, modified, amended, restated or replaced from time to time.

     "Field Service Agreement" shall mean the Service Agreement between SMF and SMS dated as of January 4, 1999, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

     "Losses" shall mean any and all claims, damages, losses, liabilities, actions, suits, proceedings, demands, assessments, adjustments, costs and expenses, including (without limitation) reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation (including, without limitation, all reasonable fees, disbursements and expenses incurred in seeking to enforce any provision of this Agreement), but excluding any consequential, special and punitive damages.

     "Merger Agreement" shall mean the Agreement and Plan of Merger among the PIA Parties and the SPAR Parties dated as of February [date], 1999, as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein.

     "Merger Party" and "Merger Parties" shall have the meanings respectively assigned to them in the Introduction, above.

     "Merger Party Benefit Claim" shall have the meaning assigned to it in
Section 2.03(b) hereof.

     "Merger Party Claim" shall have the meaning assigned to it in Section 2.05(b) hereof.

     "Merger Party Expense Claim" shall have the meaning assigned to it in
Section 2.04(b) hereof.

     "Merger Party Plan" shall mean any Benefit Plan or the assets of any Benefit Plan sponsored or maintained after the Closing by any of the Merger Parties or their affiliates.

     "Merger Party Tax Claim" shall have the meaning assigned to it in Section 2.02(b) hereof.

     "Other ERISA Benefit" of a referenced party shall mean any material plan or agreement governed by ERISA or the Code of the referenced party relating to deferred compensation, bonus and performance compensation (other than salesmen commissions), stock purchase, stock option, stock appreciation, severance, vacation, sick leave, holiday fringe benefits, personnel policy, reimbursement program, insurance, welfare or similar plan, program, policy or arrangement.

     "Pension Plan" of a referenced party shall mean each material "employee pension benefit plan" (as defined in Section 3(2) of ERISA) of the referenced party.

     "PIA Acquisition" shall have the meaning assigned to it in the Introduction, above.

     "PIA Delaware" shall have the meaning assigned to it in the Introduction, above.

     "PIA California" shall have the meaning assigned to it in the Introduction, above.

     "PIA Party" and "PIA Parties" shall have the meanings respectively assigned to them in the Introduction, above.

     "Representatives" shall mean any and all of a referenced person's officers, directors, employees, stockholders, subsidiaries, affiliates, attorneys, agents, successors and assigns.

     "SAI" shall have the meaning assigned to it in the Introduction, above.

     "SBRS" shall have the meaning assigned to it in the Introduction, above.

     "SIM" shall have the meaning assigned to it in the Introduction, above.

     "SINC" shall have the meaning assigned to it in the Introduction, above.

     "SMF" shall have the meaning assigned to it in the Introduction, above.

     "SMI" shall have the meaning assigned to it in the Introduction, above.

     "SMNEV" shall have the meaning assigned to it in the Introduction, above.

     "SMS" shall have the meaning assigned to it in the Recitals, above.

     "SMS Benefit Claim" shall have the meaning assigned to it in Section 2.03(a) hereof.

     "SMS Benefit Liability" shall mean any liability with respect to any SMS Benefit Plan imposed under the Code, ERISA or any other Applicable Law on SMS, the SPAR Marketing Companies, any pre-merger affiliate of any of the SPAR Parties, or the SPAR Principals (as stockholders of SMS) with respect to any period (or partial period) ending on or prior to the Closing Date as a result of any SMS Field Reclassification.

     "SMS Benefit Plan" shall mean any Benefit Plan of SMS, the SPAR Marketing Companies, any pre-merger affiliate of any of the SPAR Parties; excluding, however, any and all employee stock options disclosed or issued pursuant to the Merger Agreement.

     "SMS Claim" shall have the meaning assigned to it in Section 2.05(a) hereof.

     "SMS Defense Expense" shall mean any cost or expense of SMS, any SPAR Principal or any other person authorized by SMS or any SPAR Principal incurred in any SMS Tax Proceeding, including (without limitation) any and all reasonable fees, disbursements and expenses of attorneys, accountants and other professionals and expenses of investigation.

     "SMS Employment Tax" shall mean any Tax imposed under the Code or any other Applicable Law (including, without limitation, any social security (FICA), federal or state unemployment (FUTA), federal or state withholding or payroll, or any similar tax) on SMS, the SPAR Marketing Companies, any pre-merger affiliate of any of the SPAR Parties, or the SPAR Principals (as stockholders of SMS) with respect to any Tax period (or partial period) ending on or prior to the Closing Date.

     "SMS Expense Claim" shall have the meaning assigned to it in Section 2.04(a) hereof.

     "SMS Field Reclassification" shall mean any reclassification of the independent contractors engaged as field representatives by SMS from independent contractors to employees of SMS, whether such change was to apply either prospectively or retroactively, and whether such change in status would affect periods before or after the Closing Date.

     "SMS Tax Claim" shall have the meaning assigned to it in Section 2.02(a) hereof.

     "SMS Tax Proceeding" shall mean any efforts by SMS, any SPAR Principal or any other person authorized by SMS or any SPAR Principal to oppose or otherwise contest any efforts by the IRS or any other Authority (i) to effect an SMS Field Reclassification or (ii) to impose any SMS Employment Tax or SMS Benefit Liability that would result from an SMS Field Reclassification, including (without limitation) proceedings seeking refunds, declaratory judgments and similar relief.

     "SMCI" shall have the meaning assigned to it in the Introduction, above.

     "SPAR Marketing Company" and "SPAR Marketing Companies" shall have the meanings respectively assigned to them in the Introduction, above.

     "SPAR Party" and "SPAR Parties" shall have the meanings respectively assigned to them in the Introduction, above.

     "STM" shall have the meaning assigned to it in the Introduction, above.

     "Tax" and "Taxes" shall respectively mean any and all federal, state, local or foreign taxes, assessments, interest, fines, penalties, deficiencies, fees and other governmental charges or impositions (including without limitation all income tax, unemployment compensation, social security, payroll, withholding, sales and use, excise, privilege, property, ad valorem, franchise, license, school and any other tax or similar governmental charge or imposition), and interest and penalties therein, under the Applicable Laws of the United States or any state or Municipal or political subdivision thereof or any foreign country or political subdivision thereon.

     "Tax Return" shall mean any federal, state, local or foreign tax return, report, statement or other similar filing required to be filed by any SPAR Party with respect to any Tax.

     "Welfare Plan" of a referenced party shall mean each material "employee welfare benefit plan" (as defined in Section 3(i) of ERISA) of the referenced party.

                                   ARTICLE II

                   SMS FIELD RECLASSIFICATION INDEMNIFICATION

     From and after the Closing Date (but if and only if the Merger shall have occurred under the Merger Agreement):

     SECTION 2.01. Indemnification by the SPAR Principals respecting a SMS Field Reclassification. The SPAR Principals, jointly and severally, shall indemnify, defend and hold harmless the Merger Parties and their respective Representatives from and against any and all Taxes and related Losses incurred by any of them with respect to any period (or partial period) ending on or before the Closing Date as a result of any SMS Employment Tax, SMS Benefit Liability or SMS Defense Expense not paid or otherwise satisfied by SMS or the SPAR Principals (as the case may be) to the extent finally determined to be due as a result of or related to any applicable SMS Field Reclassification or related SMS Tax Proceeding. The SPAR Principals' obligation to indemnify, defend or hold harmless the Merger Parties and their respective Representatives from any such liability shall terminate 30 days after the expiration of the applicable statute of limitations in respect of such liability (other than with respect to proceedings pending at the time of expiration, which shall continue with respect to such proceedings until such proceedings are finally resolved).

     SECTION 2.02. Notice of Indemnifiable Employment Tax Claims.

     (a) If a claim by any taxing Authority should be made against SMS or any other entity that is or was under common control at any time with SMS or any of the SPAR Parties seeking, if and to the extent determined adversely to SMS, a SMS Field Reclassification and resulting payment of any SMS Employment Taxes (including any such claims existing on the Closing Date, a "SMS Tax Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim (except for the continuation of the SMS Tax Claim and related proceedings disclosed in the SPAR Disclosure Letter); provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

     (b) If a claim should be made against any of the Merger Parties or their subsidiaries by any taxing Authority for payment by any Merger Party of any SMS Employment Taxes that, if and to the extent determined adversely to such Merger Party, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Tax Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

     SECTION 2.03. Notice of Indemnifiable Benefit Plan Claims.

     (a) If a claim by any taxing Authority or other person(s) should be made against SMS or any other any other entity that is or was under common control at any time with any of the SPAR Parties seeking, if and to the extent determined adversely to SMS, a SMS Field Reclassification with respect to any SMS Benefit Plan and resulting payment of any SMS Benefit Liability (a "SMS Benefit Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

     (b) If a claim should be made against any of the Merger Parties or their subsidiaries, or against any Merger Party Plan, by any taxing Authority or other person(s) for payment by any Merger Party or Merger Party Plan of any SMS Benefit Liability that, if and to the extent determined adversely to such Merger Party or Merger Party Plan, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Benefit Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

     SECTION 2.04. Notice of Indemnifiable SMS Defense Expense Claims.

     (a) If a claim by any person should be made against SMS or the SPAR Principals seeking legal enforcement of any unpaid bona fide SMS Defense Expense amount contested by SMS or the SPAR Principals (including any such claims existing on the Closing Date, a "SMS Expense Claim"), the SPAR Principals shall promptly (but in any event within ten Business Days) give written notice to PIA Delaware of such claim; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the Merger Parties have actually been prejudiced as a result of such failure.

     (b) If a claim should be made seeking collection or legal enforcement against any Merger Party of any unpaid bona fide SMS Defense Expense amount not paid by SMS or the SPAR Principals that, if and to the extent determined adversely to such Merger Party, would result in an indemnity payment to the Merger Parties or any of their affiliates pursuant to Section 2.01 hereof (a "Merger Party Expense Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

     SECTION 2.05. Procedures regarding SMS Tax and Benefit Claims.

     (a) With respect to any SMS Tax Claim, SMS Benefit Claim or SMS Expense Claim (each an "SMS Claim") and each Merger Party Tax Claim, Merger Party Benefit Claim or Merger Party Expense Claim (each a "Merger Party Claim"), the SPAR Principals (i) shall control all proceedings, (ii) shall make all decisions taken in connection with such SMS Claim or Merger Party Claim, including (without limitation) selection of counsel and whether to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any taxing Authority with respect thereto, (iii) shall decide whether (A) to pay any or otherwise satisfy any Tax or benefit claimed, (B) to settle such SMS Claim or Merger Party Claim (subject to subsection (b) of this Section, below), (C) to sue for a refund where applicable law permits such refund suits, or (D) to contest the SMS Claim or Merger Party Claim in any permissible manner, and (iv) shall pay or otherwise settle any and all bonafide SMS Defense Expenses, and the costs of contesting or settling the same, not paid by SMS. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section
2.01 or 2.02 hereof, respectively.

     (b) If SMS or the SPAR Principals desire to enter into a settlement or resolution with the relevant taxing Authority regarding any Merger Party Claim and are permitted to do so, or not restricted from doing so, under this Section, SMS or the SPAR Principals may enter such settlement or resolve such Merger Party Claim if the terms of such settlement or resolution (1) provides that no person (other than any person that was engaged as an independent contractor, notwithstanding any reclassification of status, by SMS with respect to his or her own Taxes and SMS pursuant to such settlement) shall have any further obligation to the taxing Authority with respect to such Merger Party Claim, (2) requires that SMS or the SPAR Principals pay the taxing Authority any amounts due under the terms of the settlement or resolution, and (3) does not purport to bind any Merger Party to act in any manner, including (without limitation) requiring any Merger to reclassify as an employee any person engaged by it as an independent contractor, unless such Merger Party has agreed to be so bound in such Merger Party's sole discretion.

     (c) PIA Delaware shall have the right to join in the defense of any Merger Party Claim at its own expense. The SPAR Principals shall make available to PIA Delaware all documents and any other items or information reasonably requested by it for full and active participation in such defense by PIA Delaware.

     (d) The Merger Parties shall not pay or offer or agree to pay, settle or otherwise resolve any Merger Party Claim without the SPAR Principals' express written consent, which consent shall not be withheld unreasonably. If PIA Delaware gives written notice to the SPAR Principals of the Merger Parties' desire to accept a settlement or resolution of any Merger Party Claim, and the SPAR Principals elect not to approve or enter into such settlement or resolution (as applicable), then: (i) the SPAR Principals shall have two years from the date of receipt by the SPAR Principals of the notice to settle or otherwise resolve the Merger Party Claim; and (ii) if after the expiration of such two year period the SPAR Principals have not resolved such Merger Party Claim, PIA Delaware shall be permitted to settle such Merger Party Claim if the terms of such settlement or resolution (1) does not concede or agree to a SMS Field Reclassification, (2) are on terms substantially similar (but including any additional interest and penalties accrued during the two year period) to those offered at the time PIA Delaware provided notice to the SPAR Principals of PIA Delaware's desire to settle, and
(3) requires that PIA Delaware pay the taxing Authority any amounts due under the terms of the settlement or resolution, subject to its right to indemnification hereunder. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section 2.01 hereof.

     (e) No Effect on the Parties. This Agreement is not intended to, and shall not be construed to, limit in any way the right of any Party to conduct its business in any manner it may elect, including (without limitation) classifying persons engaged by such Party to provide services as employees or independent contractors as such Party may deem appropriate.

                                  ARTICLE III

                           ADVO NOTE INDEMNIFICATION

     From and after the Closing Date (but if and only if the Merger shall have occurred under the Merger Agreement):

     SECTION 3.01. ADVO Note Indemnification. The SPAR Principals, jointly and severally, shall indemnify, defend and hold harmless the Merger Parties and their respective Representatives from and against any and all Losses incurred by any of them as a result of any ADVO Note Claim or ADVO Expense Claim not paid or otherwise satisfied by SMS or the SPAR Principals (as the case may be) to the extent and in the amount finally determined to be due (if and to the extent determined adversely to SMS). The SPAR Principals' obligation to indemnify, defend or hold harmless the Merger Parties and their respective Representatives from any such liability shall terminate 30 days after the expiration of the applicable statute of limitations in respect of such liability (other than with respect to proceedings pending at the time of expiration, which shall continue with respect to such proceedings until such proceedings are finally resolved).

     SECTION 3.02. Notice of ADVO Note Claim.

     (a) If a claim should be made by any MF Seller seeking collection or legal enforcement against any Merger Party of any amount under the ADVO Note not paid or otherwise satisfied by SMS or the SPAR Principals (an "ADVO Note Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

     (b) If a claim should be made seeking collection or legal enforcement against any Merger Party of any bona fide ADVO Defense Expense amount not paid or otherwise satisfied by SMS or the SPAR Principals (an "ADVO Expense Claim"), the Merger Parties shall give written notice to the SPAR Principals of such claim within ten Business Days; provided, however, that the failure to give such notice shall not affect the indemnification provided hereunder except to the extent the SPAR Principals have actually been prejudiced as a result of such failure.

     SECTION 3.03 Procedures regarding ADVO Note Claims.

     (a) The SPAR Principals (i) shall control all proceedings, (ii) shall make all decisions taken in connection with any ADVO Note Claim or ADVO Expense Claim (each an "ADVO Claim"), including (without limitation) selection of counsel and whether to pursue or forego any and all administrative appeals, proceedings, hearings and conferences with any court or other judicial Authority with respect thereto, (iii) shall decide whether (A) to pay any or otherwise satisfy any amount claimed, (B) to settle such ADVO Claim, or (C) to contest the ADVO Claim in any permissible manner, and (iv) shall pay or otherwise settle any and all bonafide ADVO Defense Expenses, and the costs of contesting or settling the same, not paid by SMS. This provision will not reduce or otherwise alter the Merger Parties' rights or the SPAR Principals' obligations regarding indemnification of any Merger Party pursuant to Section 3.01 hereof.

     (b) If SMS or the SPAR Principals desire to enter into a settlement or resolution with the relevant MF Sellers, SMS or the SPAR Principals may enter such settlement or resolve such ADVO Claim if the terms of such settlement or resolution (1) provides that no person shall have any further obligation to the MF Sellers with respect to the ADVO Claim or the ADVO Note, and (2) requires that SMS or the SPAR Principals pay any amounts due under the terms of the settlement or resolution.

     (c) PIA Delaware shall have the right to join in the defense of any ADVO Claim at its own expense. The SPAR Principals shall make available to PIA Delaware all documents and any other items or information reasonably requested by it for full and active participation in such defense by PIA Delaware.

     (d) The Merger Parties shall not pay or offer or agree to pay, settle or otherwise resolve any ADVO Claim without the SPAR Principals' express written consent, which consent shall not be withheld unreasonably.

                                   ARTICLE IV

                           LIMITS ON INDEMNIFICATIONS

     Notwithstanding the provisions of Articles II and III hereof:

     SECTION 4.01. Related Group as Single Indemnified Party. For purposes of this Agreement, the Merger Parties and their Representatives (collectively, the "Indemnified Parties") shall be considered to be a single indemnified Party.

                                   ARTICLE V

                                    GENERAL

     SECTION 5.01. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any Party or other person, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such person, and, without limiting the generality of the foregoing, this Agreement shall be binding upon and shall inure to the benefit of the Parties hereto and their respective successors and assigns; provided that the rights of a Party hereunder may not be assigned without the consent of the other Parties hereto.

     SECTION 5.02. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the Parties hereto and the persons entitled to indemnification hereunder, and, except as otherwise expressly provided herein or therein, no other person, including creditors of any Party or any such indemnifiable person, shall have any right or claim against any Party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any Party.

     SECTION 5.03. Counterparts. This Agreement may be executed in two or more counterpart copies of the entire document or of signature pages to the document, each of which may be executed by one or more of the Parties hereto, but all of which, when taken together, shall constitute a single agreement binding upon all of the Parties hereto.

     SECTION 5.04. Expenses. The PIA Parties shall pay the fees, expenses and disbursements of the PIA Parties and their respective Representatives incurred in connection with the preparation and negotiation of this Agreement; and the SPAR Principals shall pay the fees, expenses and disbursements of the SPAR Principals and their respective Representatives incurred in connection with the preparation and negotiation of this Agreement.

     SECTION 5.05. Notices. All notices, requests and other communications hereunder shall be in writing and shall be sent, delivered or mailed as follows:

        (a) If to any PIA Party:
          Terry R. Peets, President and Chief Executive Officer
          PIA Merchandising Services, Inc.
          19900 MacArthur Blvd., Suite 900
          Irvine, California 92612
          Telephone:            (949) 474-3506
          Telecopier:            (949) 474-3570
          E-Mail:                Terry.Peets@PIAmerch.com

          with a copy to:
          James W. Loss, Esq.
          Riordan & McKinzie
          695 Town Center Drive, Suite 1500
          Costa Mesa, CA 92626
          Telephone:            (714) 433-2900
          Telecopier:            (714) 549-3244
          E-Mail:                jwl@riordan.com

          And a copy to:
          Lawrence David Swift, Esq.
          Parker Chapin Flattau & Klimpl, LLP
          1211 Avenue of the Americas
          New York, NY 10036-8735
          Telephone:            (212) 704-6147
          Telecopier:            (212) 704-6159
          E-Mail:                LDSwift@PCFK.com

        (b) If to any SPAR Party:
           Robert G. Brown, Chairman, Chief Executive Officer
           SPAR Marketing Force, Inc.
           303 South Broadway, Suite 140
           Tarrytown, New York 10591
           Telephone:            (914) 332-4100
           Telefax:                (914) 332-0741
           E-Mail:                RBrown@MSN.com

           With a copy to:
           William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
           303 South Broadway, Suite 140
           Tarrytown, New York 10591
           Telephone:            (914) 332-4100
           Telefax:                (914) 332-0741
           E-Mail:                BBartels@SPARinc.com

           and a copy to:
           Lawrence David Swift, Esq.
           Parker Chapin Flattau & Klimpl, LLP
           121 1 Avenue of the Americas
           New York, NY 10036-8735
           Telephone:            (212) 704-6147
           Telecopier:            (212) 704-6159
           E-Mail:                LDSwift@PCFK.com

        (c) If to Robert G. Brown:
            Robert G. Brown, Chairman, Chief Executive Officer
          c/o SPAR Marketing Force, Inc.
          303 South Broadway, Suite 140
          Tarrytown, New York 10591
          Telephone:            (914) 332-4100
          Telefax:                (914) 332-0741
          E-Mail:                RBrown@MSN.com

          If to William H. Bartels:
          William H. Bartels, Vice Chairman and Senior Vice President SPAR Marketing Force, Inc.
          303 South Broadway, Suite 140
          Tarrytown, New York 10591
          Telephone:            (914) 332-4100
          Telefax:                (914) 332-0741
          E-Mail:                BBartels@SPARinc.com

          with a copy, in either case, to:
          Lawrence David Swift, Esq.
          Parker Chapin Flattau & Klimpl, LLP
          1211 Avenue of the Americas
          New York, NY 10036-8735
          Telephone:            (212) 704-6147
          Telecopier:            (212) 704-6159

Each such notice, request or other communication shall be given by hand delivery, by nationally recognized courier service or by telecopier, receipt confirmed. Each such notice, request or communication shall be effective (i) if delivered by hand or by nationally recognized courier service, when delivered at the address specified in this Section (or in accordance with the latest unrevoked written direction from such Party) and (ii) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section (or in accordance with the latest unrevoked written direction from such Party), and the appropriate confirmation is received.

     SECTION 5.06. Governing Law. This Agreement shall be governed by and construed in accordance with the Applicable Laws pertaining in the State of New York (other than those laws that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

     SECTION 5.07. Consent to Jurisdiction, Etc. The Parties each hereby consent and agree that the Supreme Court of the State of New York for the County of Westchester and the United States District Court for Westchester County, New York, each shall have personal jurisdiction and proper venue with respect to any dispute between the Parties; provided that the foregoing consent shall not deprive any Party of the right to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the other Parties. In any dispute with the SPAR Principals, the PIA Parties will not raise, and each hereby expressly waives, any objection or defense to any such New York jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York.

     SECTION 5.08. Waiver of Jury Trial. In any action, suit or proceeding in any jurisdiction, the Parties each hereby expressly waive trial by jury.

     SECTION 5.09. Exercise of Rights and Remedies. Except as otherwise provided herein, no delay of or omission in the exercise of any right, power or remedy accruing to any Party as a result of any breach or default by any other Party under this Agreement shall impair any such right, power or remedy, nor shall it be construed as a waiver of or acquiescence in any such breach or default, or of any similar breach or default occurring later. No waiver of any single breach or default shall be deemed a waiver of any other breach or default occurring before or after such waiver.

     SECTION 5.10. Reformation and Severability. In case any provision of this Agreement shall be invalid, illegal or unenforceable, it shall, to the extent possible, be modified in such manner as to be valid, legal and enforceable but so as to most nearly retain the intent of the parties, and if such modification is not possible, such provision shall be severed from this Agreement, and in either case, the validity, legality and enforceability of the remaining provisions of this Agreement shall not in any way be affected or impaired thereby.

     SECTION 5.11. Remedies Cumulative. No right, remedy or election given by any term of this Agreement shall be deemed exclusive, but each shall be cumulative with all other rights, remedies and elections available at law or in equity.

     SECTION 5.12. Captions. The headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement or be used to construe or interpret any provision hereof.

     SECTION 5.13. Amendments. This Agreement may be modified or amended only by a written instrument executed by the SPAR Principals and the PIA Parties.

     SECTION 5.14. Entire Agreement. This Agreement and the other Merger Documents to which the Parties are a party constitute the entire agreement and understanding among the Parties, and supersede any prior agreements and understandings, relating to the subject matter of this Agreement.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



PIA MERCHANDISING SERVICES, INC.                         SPAR ACQUISITION, INC.
By:                                                      By:
                                                         -----------------------------------------------------
-----------------------------------------------------        Name: Robert G. Brown
    Name: Terry R. Peets                                     Title:Chairman, Chief Executive Officer and
    Title:President and Chief Executive Officer                    President

SG ACQUISITION, INC.                                     SPAR MARKETING FORCE, INC.
By:                                                      By:
                                                         -----------------------------------------------------
-----------------------------------------------------        Name: Robert G. Brown
    Name: Terry R. Peets                                     Title:Chairman, Chief Executive Officer and
    Title:President and Chief Executive Officer                    President

PIA MERCHANDISING CO., INC.                              SPAR, INC.
By:                                                      By:
                                                         -----------------------------------------------------
-----------------------------------------------------        Name: Robert G. Brown
    Name: Terry R. Peets                                     Title:Chairman, Chief Executive Officer and
    Title:President and Chief Executive Officer                    President



SPAR/BURGOYNE RETAIL SERVICES, INC.                      SPAR MARKETING, INC., A DELAWARE CORPORATION
By:                                                      By:
-------------------------------------------------        -------------------------------------------------
Name: Robert G. Brown                                    Name: Robert G. Brown
Title:Chairman, Chief Executive Officer and President          Title:Chairman, Chief Executive Officer and
                                                                     President

SPAR MCI RETAIL SERVICES, INC.                           SPAR TRADEMARKS, INC.
By:                                                      By:
                                                         -----------------------------------------------------
-----------------------------------------------------        Name: Robert G. Brown
    Name: Robert G. Brown                                    Title:Chairman, Chief Executive Officer and
    Title:Chairman, Chief Executive Officer and                    President
          President

SPAR MARKETING, INC., A NEVADA CORPORATION
By:
-----------------------------------------------------
    Name: Robert G. Brown
    Title:Chairman and Chief Executive Officer

-----------------------------------------------------    -----------------------------------------------------
Robert G. Brown                                                           William H. Bartels

                                                                       EXHIBIT H

                           INDEMNITY ESCROW AGREEMENT

                                  INTRODUCTION

     This Indemnity Escrow Agreement, dated as of [Closing Date], 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided herein, this "Agreement"), is by and among PIA MERCHANDISING SERVICES, INC., a Delaware corporation ("PIA Delaware"), SG ACQUISITION, INC., a Nevada corporation ("PIA Acquisition"), PIA MERCHANDISING CO., INC., a California corporation ("PIA California") (PIA Delaware, PIA Acquisition and PIA California are sometimes referred to herein individually as a "PIA Party" and collectively as the "PIA Parties"), SPAR ACQUISITION, INC., a Nevada corporation ("SAI"), SPAR MARKETING, INC., a Delaware corporation ("SMI"), SPAR Marketing, Inc., a Nevada corporation ("SMNEV"), SPAR MARKETING FORCE, INC., a Nevada corporation ("SMF"), SPAR, INC., a Nevada corporation ("SINC"), SPAR/BURGOYNE RETAIL SERVICES, INC., an Ohio corporation ("SBRS"), SPAR INCENTIVE MARKETING, INC., a Delaware corporation ("SIM"), SPAR MCI PERFORMANCE GROUP, INC., a Delaware corporation ("SMCI"), and SPAR TRADEMARKS, INC., a Nevada Corporation ("STM") (SAI, SMI, SMNEV, SMF, SINC, SBRS, SIM, SMCI and STM are sometimes referred to herein individually as a "SPAR Party" and collectively as the "SPAR Parties"), and ROBERT G. BROWN and WILLIAM H. BARTELS (each a "SPAR Principal,"and collectively the "SPAR Principals"), and PARKER CHAPIN FLATTAU & KLIMPL, LLP, a New York limited liability partnership having an address at 1211 Avenue of the Americas, New York, New York 10036, as Escrow Agent (the "Indemnity Escrow Agent"). The PIA Parties and the SPAR Parties are sometimes referred to herein individually as a "Merger Party" and collectively as the "Merger Parties". The Merger Parties and the SPAR Principals are sometimes referred to herein individually as a "Beneficiary" and collectively as the "Beneficiaries". The Beneficiaries and the Indemnity Escrow Agent are sometimes referred to herein individually as a "Party" and collectively as the "Parties".

                                    RECITALS

     A. The Merger Parties have entered into the Agreement and Plan of Merger dated as of February 28, 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Merger Agreement"), and the Merger Parties and the SPAR Principals (I.E., the Beneficiaries) have entered into the Limited Indemnification Agreement dated as of [Closing Date], 1999 (as the same may be supplemented, modified, amended, restated or replaced from time to time in the manner provided therein, the "Limited Indemnification Agreement").

     B. The Beneficiaries desire to have shares of common stock of PIA Delaware ("PIA Delaware Stock") deposited in escrow in accordance with Section 2.02 of the Merger Agreement and held and disbursed by the Indemnity Escrow Agent in accordance with this Agreement in order to secure the obligations of the SPAR Principals to the Merger Parties under the Limited Indemnification Agreement, and the Indemnity Escrow Agent has agreed to receive, hold and disburse such stock, all upon the terms and subject to the conditions hereinafter set forth.

                                   AGREEMENT

     In consideration of the foregoing and the mutual covenants and agreements hereinafter set forth, the parties hereto hereby agree as follows:

     SECTION 1. Escrow of Instruments. (a) In accordance with the provisions of
Section 2.02 of the Merger Agreement, (i) PIA Delaware shall cause ten percent (10%) of the shares of PIA Delaware Stock that each SPAR Principal and their Family Members (as defined in the Merger Agreement) would otherwise have had the right to receive pursuant to Section 2.01(a) (the "Share Escrow Amount") of the Merger Agreement (the "Escrow Shares") to be registered in the name of the applicable SPAR Principal and delivered to the Indemnity Escrow Agent, provided however that the Share Escrow Amount may be satisfied by the shares of the SPAR Principals as opposed to the shares of such Family Members; and (ii) each SPAR Principal shall deposit with the Indemnity Escrow Agent four stock powers (separate from the certificates) endorsed to PIA Delaware, all of which shall be held in accordance with the provisions of the Limited Indemnity Agreement and this Agreement.

     (b) The SPAR Principals shall be entitled to vote the Escrow Shares in accordance with their respective interests therein on all matters submitted to a vote of the stockholders of PIA Delaware so long as such Escrow Shares are held in escrow pursuant to the term of this Agreement.

     (c) Capitalized terms used and not otherwise defined herein shall have the meanings respectively assigned to them in the Merger Agreement or the Limited Indemnification Agreement, as applicable. However, no reference to the Merger Agreement or the Limited Indemnification Agreement or any other instrument or document shall be deemed to incorporate any term or provision thereof into this Agreement unless expressly so provided.

     SECTION 2. Investment of Funds. The Indemnity Escrow Agent may invest or deposit any dividends or other distributions paid with respect to the Escrow Shares (the "Escrow Funds"; collectively, with the Escrow Shares, the "Escrow Deposit"), in (a) one of its normal interest bearing escrow deposit accounts with Citibank, N.A., The Chase Manhattan Bank, or their respective affiliates,
(b) securities issued or guarantied by the United States of America, or (c) other interest bearing deposit accounts in, or certificates of deposit, commercial paper or similar products of, or money market mutual funds affiliated with, (i) domestic commercial banks that have, or are members of a group of domestic commercial banks that has, consolidated total assets of at least $1,000,000,000, or (ii) such other banks or other financial institutions as may be acceptable to the Beneficiaries.

     SECTION 3. Release of Funds and Documents. The Indemnity Escrow Agent shall release the Escrow Shares and other property in the escrow created hereunder as follows:

          (a) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the second Business Day after receipt by the Indemnity Escrow Agent of written notice from PIA Delaware certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full;

          (b) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, on the eleventh Business Day after receipt by the Indemnity Escrow Agent of written notice (a "Release Notice") from any SPAR Principal certifying that the obligations of the SPAR Principals under the Limited Indemnity Agreement have been satisfied in full and certifying that PIA Delaware has concurrently been given a copy of such Release Notice; provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the Indemnity Escrow Agent's receipt of such Release Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

          (c) the Indemnity Escrow Agent shall release such portion of the Escrow Shares and/or other property then held in the Escrow Deposit to PIA Delaware as shall be specified by written notice from PIA Delaware, on the eleventh Business Day following receipt by the Indemnity Escrow Agent of such written request from PIA Delaware, acting in its own name or as agent for any other Beneficiary (an "Indemnity Claim Notice"), which notice shall
     (i) concurrently be delivered to the SPAR Principals and the Indemnity Escrow Agent (and shall include a certification to such effect), (ii) state that the Escrow Shares and other property requested to be released are required to satisfy an unpaid claim for indemnification under the Limited Indemnification Agreement, (iii) set forth the dollar amount of the claim for indemnification, and (iv) contain such facts and information as are then reasonably available concerning the basis for the claim for indemnification; provided, however, that the Indemnity Escrow Agent shall not release such Escrow Shares or other property as requested if one or both of the SPAR Principals has delivered written objection to such release to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day following the receipt of such Indemnity Claim Notice, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

          (d) the Indemnity Escrow Agent shall release one half of the then remaining Escrow Shares and Escrow Funds and other property attributable thereto in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on March 31, 2000, the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article III of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on March 29, 2000, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof;

          (e) the Board of Directors of PIA Delaware shall in their board meetings preceding the second, third and fourth anniversaries of the date of this Agreement evaluate the amount of collateral reasonably necessary to continue to secure the SPAR Principals' obligations under the Limited Indemnification Agreement (the "Continuing Amount"), not to exceed $1,500,000, and give written notice to the Indemnity Escrow Agent of the Continuing Amount; and the Indemnity Escrow Agent shall retain Escrow Shares having a Fair Market Value (as hereinafter defined) equal to the Continuing Amount and release all the then remaining Escrow Shares and other property in the Escrow Deposit in excess of the Continuing Amount to the SPAR Principals, in accordance with their respective interests therein, if the Indemnity Escrow Agent has received that notice and the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day prior to the applicable anniversary of the date hereof, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof; and

          (f) the Indemnity Escrow Agent shall release all of the then remaining Escrow Shares and other property in the Escrow Deposit to the SPAR Principals, in accordance with their respective interests therein, if by the close of business on the eleventh Business Day following the fifth anniversary of the date of this Agreement the Indemnity Escrow Agent has not received an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement that then to its knowledge remains unsatisfied or in dispute (which the Indemnity Escrow Agent may in its discretion confirm through notices to the Beneficiaries); provided, however, that the Escrow Deposit shall not be so released if PIA Delaware delivers written objection to such release and an Indemnity Claim Notice under Article II of the Limited Indemnification Agreement to the Indemnity Escrow Agent prior to the close of business on the tenth Business Day after the fifth anniversary of the date of this Agreement, in which event the Parties shall resolve such dispute in the manner provided in Section 7 hereof.

In determining the number of Escrow Shares to be transferred in satisfaction of any claim against the Escrow Property pursuant to the foregoing clause (c) or retained in escrow (if any) under the foregoing clause (e), each Escrow Share shall be valued at the average last sale price on the Nasdaq National Market for the PIA Delaware Stock for the twenty (20) trading days ending two trading days prior to the date on which such shares are to be transferred or released (the "Fair Market Value"). PIA Delaware shall notify the Indemnity Escrow Agent in writing of the appropriate valuation for the Escrow Shares for such purposes. Each of the SPAR Principals and other Beneficiaries hereby expressly authorizes and instructs the Indemnity Escrow Agent to take any and all action required to effect any transfer of Escrow Shares and/or other property pursuant to the terms of this Agreement, including, without limitation, completing and delivering one or more of the executed stock powers delivered to the Indemnity Escrow Agent pursuant to Section 1.

     SECTION 4. Substitution of Cash for Escrow Shares. The SPAR Principals shall have the right at any time and from time to time to substitute cash for Escrow Shares as follows: (i) the SPAR Principals shall give written notice to the Indemnity Escrow Agent and the Merger Parties at least ten days prior to any requested substitution; (ii) on or before the proposed substitution date, the SPAR
Principals shall deliver $          [THE PER SHARE FAIR MARKET VALUE AS OF THE
EFFECTIVE TIME] per share in immediately available funds to the Indemnity Escrow Agent for each share of PIA Delaware Stock to be released in substitution, provided, however, that to the extent the amount of the Escrow Shares has been reduced pursuant to Section 3(e) hereof, the per share substitution price for the each share of PIA Delaware Stock in the Continuing Amount shall instead be the Fair Market Value as of the business day immediately preceding the day such written notice is sent; and (iii) upon receipt of such funds by the Indemnity Escrow Agent, the Indemnity Escrow Agent shall release the corresponding shares of PIA Delaware Stock to the SPAR Principals, in accordance with their respective interests therein, whether or not any Indemnity Claim Notice has been received by the Indemnity Escrow Agent.

     SECTION 5. Further Assurances. Each Beneficiary agrees to do such further acts and things and to execute and deliver such statements, assignments, agreements, instruments and other documents as the Indemnity Escrow Agent from time to time reasonably may request in order to effectuate the purpose and the terms and provisions of this Agreement, each in such form and substance as may be acceptable to the Indemnity Escrow Agent.

     SECTION 6. Invalidation of Distributions, Etc. In the event any amount or document released to any Beneficiary under this Agreement is invalidated, declared to be fraudulent or preferential or must otherwise be restored or returned by the Indemnity Escrow Agent in connection with the insolvency, bankruptcy or reorganization of any Beneficiary or other person, whether by order of or settlement before any court or other authority or otherwise: (a) each Beneficiary shall contribute back to the Indemnity Escrow Agent an amount received by it such that each Beneficiary will be affected by that invalidation, declaration, restoration or return ratably in proportion to the distributions it received under this Agreement; and (b) each Beneficiary will return any document so affected, together with any related assignment, release or other instrument or document the Indemnity Escrow Agent may request to restore the status quo ante.

     SECTION 7. Conflicting Demands.

     (a) In the event that one or both of the SPAR Principals or PIA Delaware timely objects to any requested release of or claim against any of the Escrow Shares or other property pursuant to Section 3, then PIA Delaware and the SPAR Principals shall, for a period of at least thirty days, negotiate in good faith in an effort to resolve such dispute. If PIA Delaware and the SPAR Principals are unable to resolve such dispute within such thirty day period (or such longer period as they may mutually agree upon), then the Beneficiaries may pursue non-binding mediation if they mutually agree, or any Beneficiary may commence an action, to finally resolve any conflicting claims hereunder. The final decision of any court proceeding shall be furnished in writing to the Indemnity Escrow Agent.

     (b) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent shall be entitled to refuse to comply with any such claim or demand and to withhold and stop all further performance of this escrow so long as such disagreement shall continue. In so doing, the Indemnity Escrow Agent shall not be or become liable for damages, losses, expenses or interest to any Beneficiary or any other person for its failure to comply with such conflicting or adverse demands. The Indemnity Escrow Agent shall be entitled to continue to so refrain and refuse to so act until: (a) the rights of the adverse claimants have been finally adjudicated in a court assuming and having jurisdiction and venue over the parties and/or the documents, instruments or funds involved herein or affected hereby; and/or (b) the Indemnity Escrow Agent shall have received an executed copy of a dispositive settlement agreement to which the Beneficiaries and all other adverse claimants, if any, are parties and signatories.

     (c) If conflicting or adverse claims or demands are made or notices served upon the Indemnity Escrow Agent with respect to the escrow provided for herein, the Beneficiaries agree that the Indemnity Escrow Agent also may elect to commence an interpleader or other action for declaratory judgment for the purpose of having the respective rights of the claimants adjudicated, and may deposit with the court all funds and documents held hereunder pursuant to this Agreement; and if it so commences and deposits, the Indemnity Escrow Agent shall be relieved and discharged from any further duties and obligations under this Agreement. PIA Delaware shall pay all costs, expenses and attorneys' fees and expenses incurred by the Indemnity Escrow Agent in seeking any such judgment.

     SECTION 8. Consent to Jurisdiction, Etc. Each Beneficiary hereby covenants and agrees that the Supreme Court of the State of New York for the County of Westchester or (in a case involving diversity of citizenship) the United States District Court for the Southern District of New York shall have personal jurisdiction and proper venue over any dispute with the Indemnity Escrow Agent; provided that the foregoing consent to jurisdiction and venue by the other parties shall not deprive the Indemnity Escrow Agent of the right in its discretion to voluntarily commence or participate in any action, suit or proceeding in any other court having jurisdiction and venue over the Beneficiaries. In any dispute with the Indemnity Escrow Agent, no Beneficiary will raise, and each Beneficiary hereby expressly waives, any objection or defense to any such jurisdiction as an inconvenient forum. Without in any way limiting the preceding consents to jurisdiction and venue, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1402 of the General Obligations Law of the State of New York. In addition to (and without limitation of) any delivery permitted under applicable law, each Beneficiary agrees that service of process may be made at his or its office in Westchester County, New York.

     SECTION 9. Waiver of Jury Trial. In any action or proceeding involving the Indemnity Escrow Agent in any jurisdiction, the Parties each waive trial by jury.

     SECTION 10. Expenses of the Indemnity Escrow Agent. PIA Delaware shall pay any and all costs and expenses incurred by the Indemnity Escrow Agent in connection with the administration and holding of the Escrow Deposit and the investment of any Escrow Funds, and the enforcement, protection and adjudication of the parties' rights hereunder by the Indemnity Escrow Agent, including, without limitation, the disbursements, expenses and fees of the Indemnity Escrow Agent itself and those of other attorneys it may retain, if any.

     SECTION 11. Reliance on Documents and Experts. The Indemnity Escrow Agent shall be entitled to rely upon any notice, consent, certificate, affidavit, statement, paper, document, writing or communication (which to the extent permitted hereunder may be by telegram, cable, telex, telecopier, or telephone) reasonably believed by it to be genuine and to have been signed, sent or made by the proper person or persons, and upon opinions and advice of legal counsel (including itself or counsel for any party hereto), independent public accountants and other experts selected by the Indemnity Escrow Agent.

     SECTION 12. Status of the Indemnity Escrow Agent, Etc. The Indemnity Escrow Agent is acting under this Agreement as a stakeholder only and shall be considered an independent contractor with respect to each Beneficiary. No term or provision of this Agreement is intended to create, nor shall any such term or provision be deemed to have created, any principal-agent, trust, joint venture, partnership, debtor-creditor or attorney-client relationship between or among the Indemnity Escrow Agent and any of the Beneficiaries. This Agreement shall not be deemed to prohibit or in any way restrict the Indemnity Escrow Agent's representation of any Beneficiary, who may be advised by the Indemnity Escrow Agent on any and all matters pertaining to this Agreement and the Escrow Deposit. To the extent one or more of the Beneficiaries have been, are and/or will be represented by the Indemnity Escrow Agent, each such Beneficiary hereby waives any conflict of interest and irrevocably authorizes and directs the Indemnity Escrow Agent to carry out the terms and provisions of this Agreement, in each case without regard to any representation of any such Beneficiary, with deference to no party and fairly as to all parties, and irrespective of the impact upon or any conflicting communication from any such Beneficiary. The Indemnity Escrow Agent's only duties are those expressly set forth in this Agreement, and each Beneficiary authorizes the Indemnity Escrow Agent to perform those duties in accordance with its usual practices in holding funds and documents of its own or those of other escrows. The Indemnity Escrow Agent may exercise or otherwise enforce any of its rights, powers, privileges, remedies and interests under this Agreement and applicable law or perform any of its duties under this Agreement by or through its directors, officers, partners, employees, attorneys, agents or designees.

     SECTION 13. Exculpation. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, counsel, employees, attorneys and agents, shall not incur any liability whatsoever for (a) the investment or disposition of funds, the holding or delivery of documents or the taking of any other action, in each case in accordance with the terms and provisions of this Agreement, (b) any mistake or error in judgment, (c) compliance with any applicable law or any attachment, order or other directive of any court or other authority (irrespective of any conflicting term or provision of this Agreement), or (d) any other act or omission of any other independent person engaged by the Indemnity Escrow Agent in connection with this Agreement; and each Beneficiary hereby waives any and all claims and actions whatsoever against the

Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances. Furthermore, the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall not incur any liability (other than for a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) for other acts and omissions arising out of or related directly or indirectly to this Agreement or the Escrow Deposit; and each Beneficiary hereby expressly waives any and all claims and actions (other than those attributable to a person's own acts or omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction) against the Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, arising out of or related directly or indirectly to any and all of the foregoing acts, omissions and circumstances.

     SECTION 14. Indemnification. The Indemnity Escrow Agent and its designees, and their respective directors, officers, partners, employees, attorneys and agents, shall be indemnified, reimbursed, held harmless and, at the request of the Indemnity Escrow Agent, defended by the Beneficiaries, jointly and severally, from and against any and all claims, liabilities, losses and expenses (including, without limitation, the disbursements, expenses and fees of their respective attorneys) that may be imposed upon, incurred by, or asserted against any of them, or any of their respective directors, officers, partners, employees, attorneys or agents, arising out of or related directly or indirectly to this Agreement or the Escrow Deposit, except such as are occasioned by the indemnified person's own acts and omissions breaching a duty or contractual obligation owed to the claimant and amounting to gross negligence or willful misconduct as finally determined pursuant to applicable law by a governmental authority having jurisdiction.

     SECTION 15. Notice. Any notice, request, demand or other communication permitted or required to be given hereunder shall be in writing, shall be signed by the party giving it, shall be sent by one of the following means to the addressee at the address set forth above (or at such other address as shall be designated hereunder by notice to the other parties and persons receiving copies, effective upon actual receipt) and shall be deemed conclusively to have been given: (i) on the first business day following the day timely deposited with Federal Express (or other equivalent national overnight courier) or United States Express Mail for overnight delivery, with the cost of overnight delivery prepaid or for the account of the sender; (ii) on the fifth business day following the day duly sent by certified or registered United States mail, postage prepaid and return receipt requested, or (iii) when otherwise actually received by the addressee on a business day (or on the next business day if received after the close of normal business hours or on any non-business day). Any notice, request, demand or other communication instead may be sent by telecopy, with the cost of transmission prepaid or for the account of the sender, and shall be deemed conclusively to have been given on the first business day following the day duly sent, provided that the giving party also sends a copy thereof by one of the other means referenced above. Refusal to accept delivery of any item shall be deemed to be receipt of such item by the refusing party. Copies may be sent by regular first-class mail, postage prepaid, to such person(s) as a party may direct from time to time by notice to the others, but failure or delay in sending copies shall not affect the validity of any such notice, request, demand or other communication so given to a party.

     SECTION 16. Section and Other Headings. The section and other headings contained in this Agreement are for reference purposes only and shall not affect the meaning or interpretation of this Agreement.

     SECTION 17. Governing Law. This Agreement: has been executed and delivered in the State of New York; and shall be governed by and construed in accordance with the applicable laws pertaining in the State of New York (other than those that would defer to the substantive laws of another jurisdiction). Without in any way limiting the preceding choice of law, the parties intend (among other things) to thereby avail themselves of the benefit of Section 5-1401 of the General Obligations Law of the State of New York.

     SECTION 18. Severability. In the event that any term or provision of this Agreement shall be finally determined to be superseded, invalid, illegal or otherwise unenforceable pursuant to applicable law by a governmental authority having jurisdiction and venue, that determination shall not impair or otherwise affect the validity, legality or enforceability (a) by or before that authority of the remaining terms and provisions of this Agreement, which shall be enforced as if the unenforceable term or provision were deleted, or (b) by or before any other authority of any of the terms and provisions of this Agreement.

     SECTION 19. Counterparts. This Agreement may be executed in two or more counterparts, each of which may be executed by one or more of the parties hereto, but all of which, when taken together, shall constitute but one agreement binding upon all of the parties hereto.

     SECTION 20. Effective Date. This Agreement shall be effective on the date as of which this Agreement shall be executed by all the parties hereto and delivered to the Indemnity Escrow Agent.

     SECTION 21. Successors and Assigns; Assignment. Whenever in this Agreement reference is made to any party, such reference shall be deemed to include the successors, assigns, heirs and legal representatives of such party, and, without limiting the generality of the foregoing, all representations, warranties, covenants and other agreements made by or on behalf of each Beneficiary in this Agreement shall inure to the benefit of the successors and assigns of the Indemnity Escrow Agent; provided, however, that nothing herein shall be deemed to authorize or permit any Beneficiary to assign any of its rights or obligations hereunder to any other person (whether or not an affiliate of the Beneficiary), and each Beneficiary covenants and agrees that it shall not make any such assignment.

     SECTION 22. No Third Party Rights. The representations, warranties and other terms and provisions of this Agreement are for the exclusive benefit of the parties hereto, and no other person, including creditors of any Beneficiary, shall have any right or claim against any party by reason of any of those terms and provisions or be entitled to enforce any of those terms and provisions against any party.

     SECTION 23. No Waiver by Action, Etc. Any waiver or consent respecting any representation, warranty, covenant or other term or provision of this Agreement shall be effective only in the specific instance and for the specific purpose for which given and shall not be deemed, regardless of frequency given, to be a further or continuing waiver or consent. The failure or delay of a party at any time or times to require performance of, or to exercise its rights with respect to, any representation, warranty, covenant or other term or provision of this Agreement in no manner (except as otherwise expressly provided herein) shall affect its right at a later time to enforce any such term or provision. No notice to or demand on any Party in any case shall entitle such party to any other or further notice or demand in the same, similar or other circumstances. All rights, powers, privileges, remedies and interests of the Indemnity Escrow Agent under this Agreement are cumulative and not alternatives, and they are in addition to and shall not limit (except as otherwise expressly provided herein) any other right, power, privilege, remedy or interest of the Indemnity Escrow Agent under this Agreement or applicable law.

     SECTION 24. Modification, Amendment, Etc. Each and every modification and amendment of this Agreement shall be in writing and signed by all of the parties hereto, and each and every waiver of, or consent to any departure from, any covenant, representation, warranty or other provision of this Agreement shall be in writing and signed by each party affected thereby.

     SECTION 25. Entire Agreement. This Agreement contains the entire agreement of the parties and supersedes all other representations, agreements and understandings, oral or otherwise, among the parties with respect to the matters contained herein.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date and year first written above.

THE BENEFICIARIES:                        PIA MERCHANDISING SERVICES, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SG ACQUISITION, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          PIA MERCHANDISING CO., INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR ACQUISITION, INC., a Delaware
                                          corporation

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR MARKETING, INC., a Delaware
                                          corporation

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR MARKETING FORCE, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR/BURGOYNE RETAIL SERVICES, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR MARKETING, INC., a Nevada
                                          corporation

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR INCENTIVE MARKETING, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR MCI PERFORMANCE GROUP, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                          SPAR TRADEMARKS, INC.

                                          By:

                                            ------------------------------------
                                            Name:
                                            Title:

                                            ------------------------------------
                                                      ROBERT G. BROWN

                                            ------------------------------------
                                                     WILLIAM H. BARTELS

THE INDEMNITY ESCROW AGENT:               PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                          By:

                                              ----------------------------------
                                                      ROBERT G. BROWN

                                            ------------------------------------
                                                     WILLIAM H. BARTELS

THE INDEMNITY ESCROW AGENT:               PARKER CHAPIN FLATTAU & KLIMPL, LLP

                                          By:

                                            ------------------------------------

                                   ANNEX B-1
                                    FORM OF
                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.

     FOR CHARTER AMENDMENT NO. 1

     Article FOURTH of the Certificate of Incorporation of PIA Merchandising Services, Inc. is amended to read in full as follows:

          FOURTH: The total number of shares of stock which the Corporation shall have the authority to issue is 50,000,000, consisting of 47,000,000 shares of common stock, par value $.01 per share, and 3,000,000 shares of preferred stock, par value $.01 per share. The preferred stock may be issued at any time, and from time to time, in one or more series pursuant hereto or to a resolution or resolutions providing for such issue duly adopted by the board of directors (the "Board") of the Corporation (authority to do so being hereby expressly vested in the Board), and such resolution or resolutions shall also set forth the voting powers, full or limited, or none, of each such series of preferred stock and shall fix the designations, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions of each such series of preferred stock.

                                    Annex B-1

                                   ANNEX B-2
                                    FORM OF
                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.
                          FOR CHARTER AMENDMENT NO. 2

     Article TENTH of the Certificate of Incorporation of PIA Merchandising Services, Inc. is hereby deleted and Article ELEVENTH is hereby renumbered as Article TENTH.

                                    Annex B-2

                                   ANNEX B-3
                                    FORM OF
                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.
                          FOR CHARTER AMENDMENT NO. 3

     Article FIRST of the Certificate of Incorporation of PIA Merchandising Services, Inc. is amended to read in full as follows:

          FIRST: The name of the Corporation is SPAR Group, Inc.

                                    Annex B-3

                                   ANNEX B-4
                                    FORM OF
                                  AMENDMENT TO
                          CERTIFICATE OF INCORPORATION
                                       OF
                        PIA MERCHANDISING SERVICES, INC.
                           FOR REVERSE SPLIT PROPOSAL

     Article FOURTH of the Certificate of Incorporation of PIA Merchandising Services, Inc. is amended to add the following paragraph at the end of Article
FOURTH:

          Upon this Certificate of Amendment to the Certificate of Incorporation of the Corporation becoming effective pursuant to the General Corporation Law of the State of Delaware (the "Effective Time"), each share of the Corporation's common stock, par value $.01 per share (the "Old Common Stock"), issued and outstanding immediately prior to the Effective Time,
     will be automatically reclassified as and converted into [               ]
     of a share of common stock, par value $.01 per share, of the Corporation (the "New Common Stock"). Any stock certificate that, immediately prior to the Effective Time, represented shares of the Old Common Stock will, from and after the Effective Time, automatically and without the necessity of presenting the same for exchange, represent the number of shares of the New Common Stock as equals the product obtained by multiplying the number of shares of Old Common Stock represented by such certificate immediately
     prior to the Effective Time by [               ]. No fractional shares of
     New Common Stock will be issued in connection with the reclassification and conversion of the Old Common Stock into the New Common Stock. In lieu of any fractional shares, each holder of Old Common Stock who would otherwise receive a fractional share of New Common Stock will be entitled to receive cash in an amount equal to the product obtained by multiplying (1) the closing sales price of the Corporation's Common Stock at the Effective Time as reported on the Nasdaq National Market (or, if applicable, the Nasdaq SmallCap Market or any exchange that the PIA Common Stock may be traded on at the Effective Time) by (2) the number of shares of Old Common Stock held by such holder that would otherwise have been exchanged for such fractional share interest.

                                    Annex B-4

                                    ANNEX C

                        PIA MERCHANDISING SERVICES, INC.

                  AMENDED AND RESTATED 1995 STOCK OPTION PLAN

     SECTION 1. Description of this Plan. This is the 1995 Stock Option Plan, dated December 5, 1995, as amended and restated effective as of February 28, 1999 (this "Plan"), of PIA Merchandising Services, Inc., a Delaware corporation (the "Company"). Under this Plan, officers, directors, key employees and consultants of the Company or its wholly-owned Subsidiaries (as defined below), and other persons directly or indirectly providing valuable services to the Company and the Subsidiaries, to be selected as set forth below, may be granted options ("Options") to purchase shares of the common stock, par value $0.01 per share, of the Company ("Common Stock"). This Plan permits the granting of both Options that qualify for treatment as incentive stock options ("Incentive Stock Options") under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and Options that do not qualify as Incentive Stock Options ("Nonqualified Stock Options"). For purposes of this Plan, the term "Subsidiary" shall mean any corporation or other entity of which 50% or more of the voting stock (or equivalent thereof) is owned by the Company or by another Subsidiary (as so defined) of the Company.

     SECTION 2. Purpose of this Plan. The purpose of this Plan and of granting Options to specified persons is to further the growth, development and financial success of the Company and the Subsidiaries by providing additional incentives to certain officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. By assisting such persons in acquiring shares of Common Stock, the Company can ensure that such persons will themselves benefit directly from the Company's and the Subsidiaries' growth, development and financial success.

     SECTION 3. Eligibility. The persons who shall be eligible to receive grants of Options under this Plan shall be, at the time of the grant, the officers, directors, key employees and consultants of, and other persons directly or indirectly providing valuable services to, the Company and the Subsidiaries. Notwithstanding the preceding sentence, only persons who are employees of the Company and the Subsidiaries shall be eligible to receive grants of Incentive Stock Options under this Plan. A person who holds an Option is herein referred to as a "Participant." More than one Option may be granted to any Participant, grants of Options may be made on more than one occasion to any Participant and any individual Participant may receive grants of Options on up to 1,000,000 shares of Common Stock. Such grants of Options under this Plan may include an Incentive Stock Option, Nonqualified Stock Option, or any combination thereof.

     SECTION 4. Administration. This Plan shall be administered by the Board of Directors (the "Board") or by the Compensation Committee established by the Board. (The entity actually administering this Plan at any time, whether the Board or the Compensation Committee, is referred to herein as the "Committee.") If the Compensation Committee is authorized to administer this Plan at any time, it shall, if possible, be composed solely of two or more Non-Employee Directors, as such term is defined in Rule 16b-3(b)(3) under the Securities Exchange Act of 1934 (the "Exchange Act") and of persons who are "outside directors" within the meaning of Code Section 162(m). The Committee shall meet at such times and places as it determines and may meet through a telephone conference call. A majority of its members shall constitute a quorum, and the decision of a majority of those present at any meeting at which a quorum is present shall constitute the decision of the Committee. A memorandum signed by all the members of the Committee shall constitute the decision of the Committee without necessity, in such event, for holding an actual meeting. The Committee is authorized and empowered to administer this Plan and, subject to this Plan (a) to select the Participants, to specify the number of shares of Common Stock with respect to which Options are granted to each Participant, to specify the terms of the Options and whether such Options shall be Incentive Stock Options or Nonqualified Stock Options, and in general to grant Options; (b) to determine the dates upon which Options shall be granted and the terms and conditions thereof in a manner consistent with this Plan, which terms and conditions need not be identical as to the various Options granted; (c) to interpret this Plan;
(d) to prescribe, amend and rescind rules relating to this Plan; (e) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Committee; (f) to determine the rights and obligations of Participants under this Plan; (g) to specify the Option Price (as hereinafter defined); (h) to accelerate the time during which an Option may be exercised, including, but not limited to, upon a change of control of the Company, and to otherwise accelerate the time or extend the post-
                                    Annex C-1
termination exercise period during which an Option may be exercised, in each case notwithstanding the provisions in the Option Agreement (as defined in Section 13) stating the time during which it may be exercised; and (i) to make all other determinations deemed necessary or advisable for the administration of this Plan. The good faith interpretation and construction by the Committee of any provision of this Plan or of any Option granted under it shall be final, conclusive and binding. No member of the Committee shall be liable for any action or determination made in good faith with respect to this Plan or any Option granted under it.

     SECTION 5. Shares Subject to this Plan. The number of shares of Common Stock in respect of which Options may be granted under this Plan is 3,500,000, subject to adjustment as provided in Section 12 hereof. Upon the expiration, termination or cancellation, in whole or in part, for any reason of an outstanding Option or any portion thereof which shall not have vested or shall not have been exercised in full, any shares of Common Stock then remaining unissued which shall have been reserved for issuance upon such exercise shall again become available for the granting of additional Options under this Plan. Notwithstanding the foregoing, shares subject to a terminated Option shall continue to be considered to be outstanding for purposes of determining the maximum number of shares that may be issued to a Participant. Similarly, the repricing of an Option will be considered the grant of a new Option for this purpose.

     SECTION 6. Option Price. Except as provided in Section 12 hereof, the purchase price per share (the "Option Price") of the shares of Common Stock underlying each Incentive Stock Option shall be not less than the fair market value of such shares on the date of granting of the Incentive Stock Option; provided, however, that if the Participant is a ten percent (10%) stockholder of the Company as detailed in Code Section 422(b)(6) at the time such Option is granted (determined after taking into account the constructive ownership rules of Section 424(d) of the Code), the Option Price shall be not less than 110 percent (110%) of said fair market value. The Option Price of the shares of Common Stock underlying each Nonqualified Stock Option shall be not less than eighty-five percent (85%) of the fair market value of such shares on the date of granting of the Nonqualified Stock Option; provided, however, that with respect to any Nonqualified Stock Option granted to a "covered employee" (as such term is defined in Section 162(m) of the Code), the Option Price of the shares of Common Stock underlying such Nonqualified Stock Option shall be not less than the fair market value of such shares on the date of granting of such Nonqualified Stock Option. The fair market value of such shares shall, unless otherwise expressly determined by the Committee for good reason, shall be (i) the last reported sale price of the Common Stock on the Nasdaq National Market, if the Common Stock is quoted on the Nasdaq National Market, (ii) the last reported sale price of the Common Stock on a national securities exchange, if the Common Stock is listed on a national securities exchange, or (iii) if the Common Stock is not so reported or listed, the average of the last reported bid and asked price of the Common Stock in such market as the Common Stock may be traded.

     SECTION 7. Restrictions on Grants; Vesting of Options. Notwithstanding any other provisions set forth herein or in any Option Agreement, no Options may be granted under this Plan subsequent to December 5, 2005. All Options granted pursuant to this Plan shall be granted pursuant to Option Agreements, as described in Section 13 hereof. The vesting of all Options may be based on the Company's attaining of performance criteria as specified at the time of the granting thereof and/or may also be based on the passage of time. The Committee shall determine the performance criteria, the performance measurement period and the vesting schedule applicable to each Option or group of Options in a schedule, a copy of which shall be filed with the records of the Committee and attached to each Option Agreement to which the same applies. The performance criteria, the performance measurement period and the vesting schedule and period of exercisability need not be identical for all Options granted hereunder. Following the conclusion of each applicable performance measurement period, the Committee shall determine, in its sole good faith judgment, the extent, if at all, that each Option subject thereto shall have vested based upon the applicable performance criteria and vesting schedule. To the extent any Option shall not have vested, because the applicable performance criteria has not been met, and does not also vest based on the passage of time, it shall, to that extent, automatically terminate and cease to be exercisable to such extent notwithstanding the stated term during which it may be exercised. The Committee shall promptly notify each affected Participant of such determination. The Committee may periodically review the performance criteria applicable to any Option or Options and, in its sole good faith judgment, may adjust the same to reflect unanticipated major events, such as catastrophic occurrences, mergers, acquisitions and the like.

                                    Annex C-2

     SECTION 8. Special Limitations on Incentive Stock Options. To the extent that the aggregate fair market value (determined at the time the respective Incentive Stock Option is granted) of Common Stock with respect to which Incentive Stock Options are exercisable for the first time by a Participant during any calendar year under all incentive stock option plans of the Company and the Subsidiaries exceeds $100,000, or such other limit as may be required by the Code, such excess Incentive Stock Options shall be treated as Nonqualified Stock Options. The Committee shall determine, in accordance with applicable provisions of the Code, Treasury Regulations and other administrative pronouncements, which of a Participant's Incentive Stock Options will not constitute Incentive Stock Options because of such limitation and shall notify the Participant of such determination as soon as practicable after such determination.

     SECTION 9. Exercise of Options. Subject to all other provisions of this Plan, once vested, each Option shall be exercisable for the full number of shares of Common Stock subject thereto, or any part thereof, in such installments and at such intervals as the Committee may determine in granting such Option, provided that no option may be exercisable subsequent to its termination date. Once vested, and prior to its termination date, an Option may be exercised by the Participant by giving written notice to the Company specifying the number of full shares to be purchased and accompanied by payment of the full purchase price therefor in cash, by check or in such other form of lawful consideration as the Committee may approve from time to time, including, without limitation and in the sole discretion of the Committee, the assignment and transfer by the Participant to the Company of outstanding shares of Common Stock theretofore held by the Participant. In connection with such assignment and transfer, the Company shall have the right to deduct any fractional share to be paid to the Participant. Once vested, and prior to its termination date, an Option may only be exercised by the Participant or, in the event of death of the Participant, by the person or persons (including the deceased Participant's estate) to whom the deceased Participant's rights under such Option shall have passed by will or the laws of descent and distribution. Notwithstanding the foregoing in the immediately preceding sentence, in the event of disability (within the meaning of Section 22(e)(3) of the Code) of a Participant, a designee, or if the Participant has no designee, the legal representative, of such Participant may exercise the Option on behalf of such Participant (provided such Option would have been exercisable by such Participant) until the right to exercise such Option expires, as set forth in such Participant's particular Option Agreement.

     SECTION 10. Issuance of Common Stock. The Company's obligation to issue shares of its Common Stock upon exercise of an Option is expressly conditioned upon the compliance by the Company with any registration or other qualification obligations with respect to such shares under any state or federal law or rulings and regulations of any government regulatory body and the making of such investment representations or other representations and undertakings by the Participant (or the Participant's legal representative, heir or legatee, as the case may be) in order to comply with the requirements of any exemption from any such registration or other qualification obligations with respect to such shares which the Company in its sole discretion shall deem necessary or advisable. Such required representations and undertakings may include representations and agreements that such Participant (or the Participant's legal representative, heir or legatee): (a) is purchasing such shares for investment and not with any present intention of selling or otherwise disposing of such shares; and (b) agrees to have a legend placed upon the face and reverse of any certificates evidencing such shares (or, if applicable, an appropriate data entry made in the ownership records of the Company) setting forth (i) any representations and undertakings which such Participant has given to the Company or a reference thereto, and (ii) that, prior to effecting any sale or other disposition of any such shares, the Participant must furnish to the Company an opinion of counsel, satisfactory to the Company and its counsel, to the effect that such sale or disposition will not violate the applicable requirements of state and federal laws and regulatory agencies; provided, however, that any such legend or data entry shall be removed when no longer applicable. The Company, during the term of this Plan, will at all times reserve and keep available, and will use its reasonable efforts to obtain from any regulatory body having jurisdiction any requisite authority in order to issue and sell such number of shares of Common Stock as shall be sufficient to satisfy the requirements of this Plan. The inability of the Company to obtain, from any regulatory body having jurisdiction, authority reasonably deemed by the Company's counsel to be necessary for the lawful issuance and sale of any shares hereunder shall relieve the Company of any liability in respect of the non-issuance or sale of such shares as to which such requisite authority shall not have been obtained.

     SECTION 11. Non-transferability. Except as otherwise provided below, an Option may not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner other than by will or by the laws of

                                    Annex C-3
descent or distribution. The Committee may, in its discretion, authorize all or a portion of any Nonqualified Stock Option granted to a Participant to be on terms which permit transfer by such Participant to (a) the spouse, children or grandchildren of the optionee ("Immediate Family Members"), (b) a trust or trusts for the exclusive benefit of such Immediate Family Members, or (c) a partnership in which such Immediate Family Members are the only partners, provided that (i) there may be no consideration for any such transfer, and (ii) the Option Agreement (defined below) pursuant to which such Options are granted must be approved by the Committee, and must expressly provide for transferability in a manner consistent with this Section 11. Following transfer, any such Options shall continue to be subject to the same terms and conditions as were applicable immediately prior to transfer, provided that for purposes of Sections 9 and 10 hereof the term "Participants" shall be deemed to refer to the transferee. The events of termination of employment of Section 25 hereof shall continue to be applied with respect to the original Participant, following which the Options shall be exercisable by the transferee only to the extent, and for the periods specified in the Option Agreement. Any permitted transferee shall be required prior to any transfer of an Option or shares of Common Stock acquired pursuant to the exercise of an Option to execute a written undertaking to be bound by the provisions of the applicable Option Agreement.

     SECTION 12. Adjustments Upon Capitalization and Corporate Changes; Substitute Options. Subject to Section 15(b) hereof, if the outstanding shares of the Common Stock of the Company are changed into, or exchanged for, a different number or kind of shares or securities of the Company through reorganization, merger, recapitalization or reclassification, or if the number of outstanding shares is changed through a stock split, stock dividend, stock consolidation or like capital adjustment, or if the Company makes a distribution in partial liquidation or any other comparable extraordinary distribution with respect to its Common Stock, an appropriate adjustment shall be made by the Committee in the number, kind or Option Price of shares as to which Options may be granted. A corresponding adjustment shall likewise be made in the number, kind or Option Price of shares with respect to which unexercised Options have theretofore been granted. Any such adjustment in an outstanding Option, however, shall be made without change in the total price applicable to the unexercised portion of the Option but with a corresponding adjustment in the price for each share covered by the Option. In making such adjustments, or in determining that no such adjustments are necessary, the Committee may rely upon the advice of counsel and accountants to the Company, and the good faith determination of the Committee shall be final, conclusive and binding. No fractional shares of stock shall be issued under this Plan on account of any such adjustment.

     If the Company at any time should succeed to the business of another corporation through a merger or consolidation, or through the acquisition of stock or assets of such corporation or its subsidiaries, Options may be granted under this Plan to option holders of such corporation or its subsidiaries, in substitution for options to purchase stock of such corporation held by them at the time of succession. The Committee, in its sole and absolute discretion, shall determine the extent to which such substitute Options shall be granted (if at all), the person or persons to receive such substitute Options (who need not be all option holders of such corporation), the number of Options to be received by each such person, the Option Price of such Option (which may be determined without regard to Section 6 hereof) and the terms and conditions of such substitute Options; provided, however, that the Option Price of each such substituted Option which is an Incentive Stock Option shall be an amount such that, in the sole and absolute judgment of the Committee (and in compliance with Section 424(a) of the Code in the case of an Incentive Stock Option), the economic benefit provided by such Option is not greater than the economic benefit represented by the option in the acquired corporation as of the date of the Company's acquisition of such corporation.

     SECTION 13. Option Agreement. Each Option granted under this Plan shall be evidenced by a written stock option agreement (an "Option Agreement") executed by the Company and the Participant which (a) shall contain each of the provisions and agreements herein specifically required to be contained therein,
(b) shall indicate whether such Option is to be an Incentive Stock Option or a Nonqualified Stock Option, and if an Incentive Stock Option, shall contain terms and conditions permitting such Option to qualify for treatment as an incentive stock option under Section 422 of the Code, and (c) may contain such other terms and conditions as the Committee deems desirable and which are not inconsistent with this Plan.

     SECTION 14. Rights as a Stockholder. A Participant or permitted transferee of a Participant shall have no rights as a stockholder with respect to any shares covered by an Option until the date of an entry evidencing such ownership is made in the stock transfer books of the Company (the "Exercise Date"). No adjustment
                                    Annex C-4
shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distributions or other rights for which the record date is prior to the Exercise Date.

     SECTION 15. Termination of Options, Acceleration of Options.

     (a) Each Option shall terminate and expire, and shall no longer be subject to exercise, as the Committee may determine in granting such Option, and each Option granted under this Plan shall set forth a termination date thereof, which, subject to earlier termination as set forth in Section 7 hereof or this
Section 15, or as otherwise set forth in any particular Option Agreement, with respect to Nonqualified Stock Options, shall be no later than ten years from the date such Option is granted, and with respect to Incentive Stock Options, shall also be no later than ten years from the date such Option is granted unless the Participant is a ten percent (10%) stockholder of the Company (as described in Section 422(b)(6) of the Code, and determined after taking into account the constructive ownership rules of Section 424(d) of the Code) at the time such Option is granted, in which case the Option shall terminate and expire no later than five years from the date of the grant thereof. An Incentive Stock Option shall contain any additional termination events required by Section 422 of the Code.

     (b) Subject to Section 15(c) hereof, unless the Committee shall, in its sole discretion, determine otherwise, upon (i) the dissolution, liquidation or sale of all or substantially all of the business, properties and assets of the Company, (ii) upon any reorganization, merger or consolidation in which the Company does not survive, (iii) upon any reorganization, merger, consolidation or exchange of securities in which the Company does survive and any of the Company's stockholders have the opportunity to receive cash, securities of another corporation and/or other property in exchange for their capital stock of the Company, or (iv) upon any acquisition by any person or group (as defined in Section 13(d) of the Securities Act of 1934) of beneficial ownership of more than fifty percent (50%) of the Company's then outstanding shares of Common Stock (each of the events described in clauses (i), (ii), (iii) or (iv) is referred to herein individually as an "Extraordinary Event"), this Plan and each outstanding Option shall terminate. In such event each Participant shall have the right until 10 days before the effective date of the Extraordinary Event to exercise, in whole or in part, any unexpired Option or Options issued to the Participant, to the extent that said Option is then vested and exercisable pursuant to the provisions of said Option or Options and of Section 7 hereof. The termination of employment of, or the termination of a consulting or other relationship with, a Participant for any reason shall not accelerate or otherwise affect the number of shares with respect to which an Option may be exercised;

provided, however, that the Option may only be exercised with respect to that number of shares which could have been purchased under the Option had the Option been exercised by the Participant on the date of such termination.

     (c) Notwithstanding the provisions of Section 7 or paragraphs (a) or (b) of this Section 15, or any provision to the contrary contained in a particular Option Agreement, the Committee, in its sole discretion, at any time, or from time to time, may elect to accelerate the vesting of all or any portion of any Option then outstanding. The decision by the Committee to accelerate an Option or to decline to accelerate an Option shall be final, conclusive and binding. In the event of the acceleration of the exercisability of Options as the result of a decision by the Committee pursuant to this Section 15(c), each outstanding Option so accelerated shall be exercisable for a period from and after the date of such acceleration and upon such other terms and conditions as the Committee may determine in its sole discretion; provided, however, that such terms and conditions (other than terms and conditions relating solely to the acceleration of exercisability and the related termination of an Option) may not adversely affect the rights of any Participant without the consent of the Participant so adversely affected. Any outstanding Option which has not been exercised by the holder at the end of such stated period shall terminate automatically and become null and void.

     SECTION 16. Withholding of Taxes. The Company, or a Subsidiary, as the case may be, may deduct and withhold from the wages, salary, bonus and other income paid by the Company or such Subsidiary to the Participant the requisite tax upon the amount of taxable income, if any, recognized by the Participant in connection with the exercise in whole or in part of any Option, or the sale of Common Stock issued to the Participant upon the exercise of an Option, as may be required from time to time under any federal or state tax laws and regulations. This withholding of tax shall be made from the Company's (or such Subsidiaries') concurrent or next payment of wages, salary, bonus or other income to the Participant or by payment to the
                                    Annex C-5

Company (or such Subsidiaries) by the Participant of the required withholding tax, as the Committee may determine. The Company may permit the Participant to elect to surrender, or authorize the Company to withhold, shares of Common Stock (valued at their fair market value on the date of surrender or withholding of such shares) in satisfaction of the Company's withholding obligation, however, no fractional shares of Common Stock shall be delivered, nor shall any cash in lieu of fractional shares be paid, by the Company. The Company shall have the right to deduct fractional shares to be paid to the Participant as a result of such surrender or withholding of shares.

     SECTION 17. Effectiveness and Termination of this Plan. This Plan became effective on the date on which it was adopted by the Board and was approved by approved by the stockholders of the Company within 12 months of December 5, 1995. This Plan shall terminate at the earliest of the time when all shares of Common Stock which may be issued hereunder have been so issued, or at such time as set forth in Section 15(b) hereof; provided, however, that the Board may in its sole discretion terminate this Plan at any other time. Unless earlier terminated by the Board, this Plan shall terminate on December 5, 2005. Subject to Section 15(b) hereof, no such termination shall in any way affect any Option then outstanding.

     SECTION 18. Time of Granting Options. The date of grant of an Option shall, for all purposes, be the date on which the Committee makes the determination granting such Option. Notice of the determination shall be given to each Participant to whom an Option is so granted within a reasonable time after the date of such grant.

     SECTION 19. Amendment of this Plan. The Board may (a) make such changes in the terms and conditions of granted Options as it deems advisable, provided each Participant adversely affected by such change consents thereto, and (b) make such amendments to this Plan as it deems advisable. Such amendments and changes shall include, but not be limited to, acceleration of the time at which an Option may be exercised. The Board may obtain stockholder approval of any amendment to this Plan for any reason (including in order to take advantage of certain exemptions under Code Section 162(m) or Code Section 422), but shall not be required to do so unless required by law or by the rules of the Nasdaq National Market or any stock exchange on which the Common Stock may then be listed.

     SECTION 20. Transfers and Leaves of Absence. For purposes of this Plan, (a) a transfer of a Participant's employment or consulting relationship, without an intervening period, between the Company and a Subsidiary shall not be deemed a termination of employment or a termination of a consulting relationship, and (b) a Participant who is granted in writing a leave of absence shall be deemed to have remained in the employ of, or in a consulting relationship with, the Company (or a Subsidiary, whichever is applicable) during such leave of absence. Notwithstanding the foregoing, for purposes of determining the exercisability of an Incentive Stock Option, a Participant who is on a leave of absence that exceeds 90 days will be considered to have terminated his or her employment on the 91st day of the leave of absence, unless the Participant's rights to reemployment are guaranteed by statute or contract.

     SECTION 21. No Obligation to Exercise Option. The granting of an Option shall impose no obligation on the Participant to exercise such Option.

     SECTION 22. Governing Law. This Plan and any Option granted pursuant to this Plan shall be construed under and governed by the laws of the State of Delaware without regard to conflict of law provisions thereof.

     SECTION 23. Not an Employment or Other Agreement. Nothing contained in this Plan or in any Option Agreement shall confer, intend to confer or imply any rights of employment or any rights to any other relationship or rights to continued employment by, or rights to a continued consulting relationship with, the Company or any Subsidiaries in favor of any Participant or limit the ability of the Company or any Subsidiaries to terminate, with or without cause, in its sole and absolute discretion, the employment of, or relationship with, any Participant, subject to the terms of any written employment or other agreement to which a Participant is a party.

     SECTION 24. Termination of Employment. The terms and conditions under which an Option may be exercised after a Participant's termination of employment shall be determined by the Committee and shall be specified in the Option Agreement. The conditions under which such post-termination exercises shall be

                                    Annex C-6
permitted with respect to Incentive Stock Options shall be determined in accordance with the provisions of Section 422 of the Code.

     SECTION 25. Indemnification. In addition to such other rights of indemnification as they may have as directors, the members of the Committee shall be indemnified by the Company to the fullest extent permitted by law against the reasonable expenses, including reasonable attorneys' fees, actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with this Plan or any Option granted thereunder, and against all amounts paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is not entitled to indemnification under applicable law; provided that within 60 days after institution of any such action, suit or proceeding such Committee member shall in writing offer the Company the opportunity, at the Company's expense, to handle and defend the same.

                                    Annex C-7

                                    ANNEX D

                     OPINION OF ING BARING FURMAN SELZ LLC

                   [LETTERHEAD OF ING BARING FURMAN SELZ LLC]

February 28, 1999

The Board of Directors
PIA Merchandising Services, Inc.
19900 MacArthur Boulevard
Suite 900
Irvine, CA 92612

Gentlemen:

     We understand that PIA Merchandising Services, Inc. (the "Company") and SPAR Acquisition, Inc. ("SPAR") propose to enter into an agreement and plan of merger (the "Agreement"), pursuant to which a wholly-owned subsidiary of the Company will be merged with and into SPAR (the "Merger") in a transaction in which each outstanding share and each outstanding option to purchase each such share of common stock of SPAR, $.01 par value ("SPAR Common Stock"), will be converted into the right to receive one share (the "Exchange Ratio") of common stock of the Company, $.01 par value (the "Company Common Stock"), for an aggregate of approximately 12.3 million shares of Company Common Stock or approximately 2.25 times the number of shares of Company Common Stock currently outstanding, based on the approximately 12.3 million outstanding shares and options to purchase shares of SPAR Common Stock that you have advised us will be outstanding immediately prior to the Merger, but excluding options to purchase shares of Company Common Stock currently outstanding or to be granted upon the closing of the Merger. Based on the foregoing, the former holders of SPAR Common Stock and options to purchase such Common Stock will hold, or have the right to acquire, approximately 69.3% of the outstanding shares of Company Common Stock upon completion of the Merger. The Merger is subject to, among other things, the approval of certain matters by the holders of a majority of the outstanding shares of Company Common Stock and SPAR Common Stock voting at a special meeting of stockholders to be called for such purpose. The terms and conditions of the Merger will be set forth in more detail in the Agreement.

     You have asked us whether, in our opinion, the Exchange Ratio is fair from a financial point view to the stockholders of the Company.

     In conducting our analysis and arriving at our opinion as described herein, we have reviewed and analyzed, among other things, the following:

     (i) a draft of the Agreement as of February 27, 1999 by and between the Company and SPAR;

     (ii) drafts of the other Merger Documents as defined in the Agreement, as of February 27, 1999;

     (iii) SPAR's audited financial statements for the two fiscal years ended March 31, 1998 and unaudited financial information for the nine months ended December 31, 1998;

     (iv) the Asset Purchase Agreement (the "MCI Agreement") by and between MCI Performance Group, Inc. ("MCI"), SPAR MCI Performance Group, Inc. and John H. Wile dated December 22, 1998, as amended by a First Amendment dated January 15, 1999;

     (v) MCI's audited financial statements for the two fiscal years ended December 31, 1997 and unaudited financial statements for the fiscal year ended December 31, 1998;

     (vi) the Company's Forms 10-K and related financial information for the two fiscal years ended December 31, 1997; the Company's Form 10-Q and related unaudited financial statements for the nine months ended October 2, 1998; and unaudited financial information for the fiscal year ended December 31, 1998;

     (vii) certain information, including financial forecasts, relating to the business, earnings, cash flow, assets, liabilities and prospects of SPAR and the Company, as well as related cost savings and

                                    Annex D-1
            expenses expected to result from the Merger furnished to us by SPAR and the Company, respectively;

     (viii) conducted discussions with members of senior management and representatives of SPAR and the Company concerning their respective businesses and prospects before and after giving effect to the Merger;

     (ix) the historical and projected results of SPAR and the Company with those of certain companies that we deemed relevant;

     (x) the proposed financial terms of the Merger and compared them to the financial terms, to the extent publicly available, of certain other transactions which we deemed to be relevant; and

     (xi) such other financial studies and analyses and took into account such other matters as we deemed necessary, including our assessment of general economic, market and monetary conditions.

     In arriving at our opinion, we have assumed and relied on the accuracy and completeness of all information supplied or otherwise made available to us or publicly available. With respect to the financial forecast information furnished to or discussed with us by SPAR and the Company, we have assumed that such information has been reasonably prepared and reflects the best currently available estimates and judgment of SPAR's or the Company's management as to the expected future financial performance of SPAR or the Company, as the case may be. We have assumed that the reserves established on the books and records of each of the Company and SPAR are adequate to cover any threatened or pending litigation. We also have assumed that the deferred payments due pursuant to the MCI Agreement will be paid in cash. We have not assumed any responsibility for independently verifying such information or undertaken an independent evaluation or appraisal of any of the assets or liabilities of SPAR or the Company or been furnished with any such evaluation or appraisal. In addition, we have not conducted any physical inspection of the properties or facilities of SPAR or the Company. We have assumed that the Merger will be consummated on the terms substantially similar to those set forth in the draft of the Agreement as of February 27, 1999, and that no adjustment with respect to the net worth of SPAR will be made, as the amount of such adjustment, if any, is not presently determinable.

     Our opinion is necessarily based upon market, economic and other conditions as they exist and can be evaluated on the date hereof. It should be understood that subsequent developments may affect this opinion and that we do not have any obligation to update, revise or reaffirm this opinion.

     We do not express any view as to what the value of the Company Common Stock will be upon completion of the Merger, or the price at which the Company Common Stock will trade prior to or subsequent to the closing of the Merger.

     We are acting as financial advisor to the Company in connection with the Merger and will receive a fee from the Company for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. We have also performed various investment banking services for the Company in the past five years and have received customary fees for such services. In the ordinary course of our business, we may actively trade in the equity securities of the Company for our own account and for the accounts of customers and, accordingly, may at any time hold a long or short position in such securities.

     This opinion is for the use and benefit of the Board of Directors of the Company. Our opinion does not address the merits of the underlying decision by the Company to engage in the Merger, and does not constitute a recommendation to any stockholder as to how such stockholder should vote on the proposed Merger. This opinion may not be disclosed, referred to, or communicated (in whole or in part) to any third party for any purpose whatsoever except with our prior written consent in each instance.

                                    Annex D-2

     Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the Exchange Ratio is fair from a financial point of view to the stockholders of the Company.

                                          Very truly yours,

                                          /s/ ING Baring Furman Selz LLC
                                          ING Baring Furman Selz LLC

                                    Annex D-3

                                    ANNEX E

                                    GLOSSARY

     The following glossary includes definitions of certain general industry terms as well as terms relating specifically to PIA and SPAR.

     AD SPECIALTY -- The use of products as promotional items that are given away for free to stimulate corporate remembrance, which products are usually imprinted with the Company's name, address and phone number.

     CATEGORY -- A segment or sub-segment of a department within a retail outlet. For example, the health and beauty care department consists of several categories such as oral care and shampoo; and the shampoo section is divided into sub-categories such as salon formulas and dandruff control.

     CATEGORY RESETS -- Removing existing related products from the shelf and replacing them with the same or other products in a different placement.

     DATA COLLECTION -- The systematic gathering of information for analysis and interpretation.

     DATABASE MANAGEMENT -- The management of proprietary information in a way that permits easy access, analysis and manipulation.

     DATABASE MARKETING -- Direct-response marketing that utilizes a list or lists developed by a marketer with proprietary data.

     DEMONSTRATION -- Live exhibitions, typically in-store, of how a product works.

     DIRECT MARKETING -- Marketing directly to consumers by mail catalog or other home delivery, or attempting to solicit orders by mail or toll-free telephone.

     DIRECT PREMIUM OFFERS -- The use of travel or merchandise awards in conjunction with the purchase of a product or service (e.g. offering a free putter with five car rentals).

     IN-STORE INTELLIGENCE -- Gathering information on store conditions, such as out-of-stocks, products on display, pricing and number of product facings.

     MASS MERCHANDISER -- The segment of retailers that offers multi-departments in a single location, each of which is typically quite large (at least 75,000 square feet). Examples include Kmart and Wal*Mart.

     MERCHANDISE FULFILLMENT -- The segment of the premium incentive sector concerned with providing merchandise as rewards in incentive programs.

     MERCHANDISING -- Service to enhance sales by making a client's products more visible and available to consumers.

     MYSTERY SHOPPING -- Anonymous calls in retail outlets by marketer's representatives to check distribution or display of a brand and to evaluate products, services, clients or employees.

     POINT-OF-PURCHASE DISPLAY -- Displays located strategically throughout retail stores to attract consumer attention to the product, to convey product benefits and to promote product sales.

     PREMIUM INCENTIVE -- Performance determined awards to motivate employees, salespeople, dealers and consumers, as well as to differentiate a product, service or store.

     RE-MERCHANDISING -- A retail unit that is enhanced by the relocation of sections, aisles and/or departments, and usually involves the total store.

     REMODEL -- A retail unit that is enhanced by enlargement and/or redesign. Structural changes most often result in departments and/or services being added or deleted, which requires the relocation of most products and sections within the store.

     RESET -- Relocation of products within a given category or section of a retail store. A reset typically involves removal of all products from the retailer's shelves, restocking of products and reallocation of space.

     RETAILER -- An operator of retail stores or groups of retail stores that are also referred to as chains.
                                    Annex E-1

     RETAIL MERCHANDISING -- The process of utilizing outsourced personnel to provide added value sales-enhancing services to retailers, manufacturers and other businesses. This includes, but is not limited to, product and display placement, category resets and product replenishment/ordering.

     SAMPLING -- Providing free product by mail or in person to consumers to create awareness and entice the use or consumption of the product.

     SCHEMATIC -- A diagram that lists the specific location and shelf space to be allocated for all items within a section. The schematic also contains data relating to merchandising such as width, depth of shelving, shelf elevations and height of gondola.

     SELF-LIQUIDATING PREMIUM -- The use of travel or merchandise premiums with consumers at a price which totally covers the marketer's cost of buying and fulfilling the order.

     SHARED SERVICES -- A group of associates who perform specific functions for multiple clients on each store visit.

     SWEEPSTAKES -- A promotion which requires only chance to win, and no purchase or skill.

     TELESERVICES -- The use of telecommunications and telemarketers for gathering and soliciting information.

     TEST MARKETING -- Testing promotion alternatives, new products and advertising campaigns, as well as packaging, pricing and location changes at store level.

     TRAVEL FULFILLMENT -- The segment of the premium incentive sector concerned with providing travel as rewards in incentive programs.

                                    Annex E-2

                                    Annex F

                                [FORM OF PROXY]
PROXY
                        PIA MERCHANDISING SERVICES, INC.
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


    The undersigned appoints Terry R. Peets and Cathy L. Wood, and each of them, proxies with full power of substitution, to vote all shares of Common Stock of PIA Merchandising Services, Inc. ("PIA") held of record by the undersigned as of June 7, 1999, the record date with respect to this solicitation, at the Annual Meeting of Stockholders of PIA to be held at PIA Merchandising Services, Inc., beginning at 9:00 a.m., Pacific Time, on Thursday, July 8, 1999, and at any adjournments thereof, upon the following matters:


     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE FOLLOWING PROPOSALS:

1. Approval of the issuance of shares (estimated to be approximately 12.7 million shares) of PIA's common stock (the "Merger Shares") to the stockholders of SPAR Acquisition, Inc. ("SAI") and options ("Substitute Options") to purchase an aggregate of 134,114 shares of PIA common stock to the holders of SAI options as consideration for the merger in accordance with the terms of that certain Agreement and Plan of Merger dated as of February 28, 1999, as amended (the "Merger Agreement") among PIA, PIA Merchandising Co., Inc., a California corporation, SG Acquisition, Inc., a Nevada corporation ("PIA Acquisition"), SAI, SPAR MCI Performance Group, Inc., a Delaware corporation, SPAR Incentive Marketing, Inc., a Delaware corporation, SPAR Marketing Force, Inc., a Nevada corporation, SPAR Marketing, Inc., a Delaware corporation, SPAR, Inc., a Nevada corporation, SPAR/Burgoyne Retail Services, Inc., an Ohio corporation, SPAR Marketing, Inc., a Nevada corporation, and SPAR Trademarks, Inc., a Nevada corporation pursuant to which, among other things, PIA Acquisition will be merged with and into SAI (the "Merger"). The issuance of the Merger Shares and the Substitute Options pursuant to the terms of the Merger Agreement is referred to as the "Share/Option Issuance."

              [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

2. Approval of an amendment to PIA's Certificate of Incorporation to increase the number of authorized shares of PIA Common Stock from 15 million to 47 million ("Charter Amendment No. 1").

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

3. Approval of an amendment to PIA's Certificate of Incorporation to delete the prohibition on stockholder action by written consent without a meeting under Delaware law ("Charter Amendment No. 2").

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

4. Approval of an amendment to PIA's Certificate of Incorporation to change the name of PIA Merchandising Services, Inc. to "SPAR Group, Inc." ("Charter Amendment No. 3").

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

5. Authorize an amendment, if deemed necessary by the PIA Board of Directors in its sole discretion, to PIA's Certificate of Incorporation to effect a reverse stock split of the issued and outstanding shares of PIA Common Stock, on the basis of one of the following ratios: one new share in exchange for every two issued and outstanding shares, one new share in exchange for every three issued and outstanding shares or one new share in exchange for every four issued and outstanding shares, with the PIA Board of Directors having the discretion to determine the appropriate ratio to use immediately prior to effecting the reverse stock split (the "Reverse Split Proposal").

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

APPROVAL OF THE SHARE/OPTION ISSUANCE, CHARTER AMENDMENT NO. 1, CHARTER AMENDMENT NO. 2, CHARTER AMENDMENT NO. 3, THE REVERSE SPLIT PROPOSAL AND THE OPTION PLAN AMENDMENT (COLLECTIVELY, THE "MERGER PROPOSALS") IS REQUIRED FOR THE MERGER TO BE CONSUMMATED. IF ANY OF THE FOREGOING SIX MERGER PROPOSALS IS NOT APPROVED, EVEN IF ANY OF THE OTHER FIVE PROPOSALS IS APPROVED, THE MERGER CANNOT BE CONSUMMATED AND NONE OF THE SIX PROPOSALS WILL BE APPROVED.


                    CONTINUED AND TO BE SIGNED ON OTHER SIDE

                                   Annex F-1

                           CONTINUED FROM OTHER SIDE


6. Approval of an amendment (the "Option Plan Amendment") to PIA's Amended and Restated 1995 Stock Option Plan to increase the number of shares of common stock of PIA reserved for issuance upon exercise of stock options granted thereunder from 1.3 million shares to 3.5 million shares, as described in the Proxy Statement.

            [ ] FOR             [ ] AGAINST             [ ] ABSTAIN

7. ELECTION OF DIRECTORS

[ ]FOR all nominees listed below         [ ]WITHHOLD AUTHORITY
  (except as noted below)                to vote for all nominees listed below

(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY NOMINEE, LINE THROUGH OR
               OTHERWISE STRIKE OUT THE NOMINEE'S NAME BELOW.)

  Clinton E. Owens    Patrick C. Haden    Joseph H. Coulombe    J. Christopher
                                     Lewis
            Terry R. Peets    John A. Colwell    Patrick W. Collins

8. OTHER MATTERS

    IN THEIR DISCRETION, TERRY R. PEETS AND CATHY L. WOOD ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

    THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, 3, 4, 5 AND 6 ABOVE AND FOR THE NOMINEES NAMED IN PROPOSAL
7. IF ANY DIRECTOR DECLINES OR IS UNABLE TO SERVE AS A DIRECTOR THEN THE PERSONS NAMED AS PROXIES SHALL HAVE FULL DISCRETION TO VOTE FOR ANY OTHER PERSON DESIGNATED BY THE BOARD OF DIRECTORS.

                                                    Dated , 1999

                                                    ----------------------------
                                                            (Signature)

                                                    ----------------------------
                                                            (Signature)

                                                    Please sign exactly as your
                                                    name appears hereon. Joint
                                                    owners should each sign.
                                                    When signing as an attorney,
                                                    executor, administrator,
                                                    trustee, guardian or
                                                    corporate officer, please
                                                    give full title as such.

                                                    The signer hereby revokes
                                                    all proxies heretofore given
                                                    by the signor to vote at
                                                    said meeting or any

                                                    adjournments thereof.

                                   Annex F-2